UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A

____________________________________

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Forum Merger III Corporation
(Name of Registrant as Specified In Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Not applicable.
	(2)	Aggregate number of securities to which transaction applies:
Not applicable.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not applicable.
	(4)	Proposed maximum aggregate value of transaction:
$856,000,000[1]
	(5)	Total fee paid:
$93,389.60[2]
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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_____________

1       Includes stock consideration

2       The amount is the product of $856,000,000 multiplied by the SEC’s filing fee of $109.10 per $1,000,000

PRELIMINARY PROXY STATEMENT DATED FEBRUARY 16, 2021 — SUBJECT TO COMPLETION

FORUM MERGER III CORPORATION
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Dear Stockholders of Forum Merger III Corporation:

We cordially invite you to attend a special meeting in lieu of the 2021 annual meeting of the stockholders of Forum Merger III Corporation, a Delaware corporation (“Forum”, “we,” “us,” “our” or the “Company”), which will be held on [      ], 2021, at [9:00] a.m., Eastern time at [      ] (the “special meeting”). In light of ongoing developments related to the novel coronavirus (COVID-19), after careful consideration, the Company has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting [      ] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement.

On December 10, 2020, the Company, ELMS Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELM”), and Jason Luo, in the capacity as the initial stockholder representative to ELM, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein (including the completion of the Carveout Transaction (as defined below)), Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company (the transactions contemplated by the Merger Agreement, the “business combination”). You are being asked to vote on the business combination.

At the special meeting, our stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal”) to adopt the Merger Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the business combination. The aggregate consideration payable at the closing of the business combination (the “Closing”) to the ELM securityholders (as that term is defined in the accompanying proxy statement) is payable solely in shares of common stock, par value $0.0001 per share, of the Company (“common stock”), valued at $10.00 per share, and is calculated as follows (each term as defined in the Merger Agreement): $1,300,000,000, plus the amount of Estimated Closing Date Cash, plus the Pre-Paid Company Transaction Expense Amount, minus the Estimated Closing Date Indebtedness, minus the Convertible Note Adjustment Amount, minus $292,000,000, the value of the 29,200,000 shares of common stock reserved for the Incentive Plan (as defined below) ($150,000,000 of which are restricted stock units with vesting terms substantially similar to the Earnout Shares (as defined below)), minus $2,500,000, the value of the Adjustment Escrow Stock (as defined below) and minus $50,000,000, the value of the Earnout Shares (the “Closing Merger Consideration”). On February 9, 2021, ELM entered into a term sheet (the “SERES Term Sheet”) with SF Motors Inc. (d/b/a SERES) (“SERES”) pursuant to which it is contemplated that 5,000,000 shares of common stock will be paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares. The Closing is expected to take place in April of 2021, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement.

In September 2020, ELM and SERES entered into (i) an agreement of purchase and sale (the “Existing SERES Asset Purchase Agreement”) for the purchase of the manufacturing facility in Mishawaka, Indiana, together with all buildings and improvements and all rights, benefits and privileges pertaining to the real property, and certain tangible personal property, (ii) a license agreement (the “Existing SERES Intellectual Property License Agreement”) pursuant to which ELM agreed to license certain intellectual property related to the manufacture and design of certain electric urban utility and commercial vehicles, including skateboards used for urban utility truck, cargo van and open bed truck vehicles from SERES, and (iii) an exclusive patent license agreement (the “Existing SERES Patent

License Agreement”) pursuant to which ELM agreed to license certain potential advance technologies related to the manufacture and design of certain electric urban utility and commercial vehicles. In addition, ELM and Chongqing Sokon Motor (Group) Imp. & Exp. Co., Ltd. (“Sokon”), a subsidiary of SERES’s majority stockholder, Chongqing Sokon Industry Group Stock Co. Ltd. entered into a supply agreement (the “Existing Sokon Supply Agreement” and together with the Existing SERES Asset Purchase Agreement, the Existing SERES Intellectual Property Agreement and the Existing SERES Patent License Agreement, the “Existing Carveout Agreements”) regarding the supply by Sokon of equipment, goods and components used in the manufacture of electric commercial vehicles.

The consummation of the business combination is subject to, among other conditions, (i) the execution and effectiveness of new contracts that amend or restate the Existing Carveout Agreements, each in form and substance acceptable to the Company (in the Company’s sole discretion), and that each such contract is valid and binding and in full force and effect, no written notice of intent to terminate any such contracts has been delivered and that the transactions contemplated by such contracts have been consummated; (ii) the acquisition by ELM of a leasehold interest in, or fee simple title to, the Mishawaka, Indiana manufacturing facility; and (iii) the receipt by ELM of key intellectual property rights related to its proposed business from SERES ((i), (ii) and (iii) collectively referred to as the “Carveout Transaction”).

On February 9, 2021, ELM entered into the SERES Term Sheet with SERES setting forth certain provisions which ELM and SERES intend to incorporate into amendments to certain Existing Carveout Agreements. As the SERES Term Sheet contains terms and conditions that are non-binding, there is the potential that ELM and SERES will be unable to agree to final terms or enter into amendments to such Existing Carveout Agreements in a timely manner or at all. Even if ELM and SERES enter into final agreements, there can be no assurance that the final agreements will be in a form and substance that is acceptable to Forum in its sole discretion. If ELM does not enter into agreements with SERES in a form and substance that is acceptable to Forum, Forum may terminate the Merger Agreement, in which event the business combination would not occur.

The facility owned by SERES in Mishawaka, Indiana comprises the Electric Vehicle Assembly Plant Operations, a wholly owned component of SERES (“EVAP Operations”). The Carveout Transaction is required to close immediately prior to the Closing and the Closing is subject to the satisfaction or waiver of all other closing conditions in the Merger Agreement, including the approval by our stockholders of the proposals set forth in the accompanying proxy statement. Prior to the Carveout Transaction, ELM is currently engaged in limited business activities only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the Carveout Transaction and the proposed business combination.

The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares (as defined below), if any, and (2) the Adjustment Escrow Stock (as defined below), if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement.

Five million shares of common stock (the “Earnout Shares”) are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing (the “Earnout Period”), of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled.

The Company has agreed that, at the Closing, the Company will place 250,000 shares of common stock into an adjustment escrow account (the “Adjustment Escrow Stock”) to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

In connection with the transactions contemplated by the Merger Agreement, the Company has entered into subscription agreements, each dated December 10, 2020 (collectively, the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”) pursuant to which the Company agreed to issue and sell to the PIPE

Investors in private placements to close immediately prior to the Closing, an aggregate of 13 million shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000 (the “PIPE Investment”). At the Closing, the PIPE Investors and the Company shall consummate the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements.

On December 10, 2020, ELM issued convertible promissory notes to certain investors in an aggregate principal amount of $25 million (the “ELM Convertible Notes”). The Company will enter into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes will convert at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment multiplied by (ii) 0.90909, and the Company will provide registration rights to the holders of the ELM Convertible Notes.

At the special meeting, you will be asked to consider and vote upon:

1.      the Business Combination Proposal;

2.      a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders (including any shares of common stock issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the PIPE Investment, (y) shares of common stock to the holders of the ELM Convertible Notes upon conversion of the ELM Convertible Notes and (z) shares of common stock reserved for the Incentive Plan (the “Nasdaq Proposal”);

3.      a proposal to approve the Company’s proposed third amended and restated certificate of incorporation (the “proposed charter”), substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination (the “Charter Proposal”);

4.      proposals to approve and adopt, on a non-binding advisory basis, certain differences between the Company’s second amended and restated certificate of incorporation (as amended through the date of the accompanying proxy statement, the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as eight separate sub-proposals (collectively, the “Advisory Charter Proposals”):

a.      to provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66⅔% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors (“Advisory Charter Proposal A”);

b.      to provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act of 1933, as amended (“Advisory Charter Proposal B”);

c.      to provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (“Advisory Charter Proposal C”);

d.      to change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation” (“Advisory Charter Proposal D”);

e.      to, upon completion of the business combination and the conversion of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), into the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”), to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock (“Advisory Charter Proposal E”);

f.       to eliminate various provisions applicable only to blank check companies (“Advisory Charter Proposal F”);

g.      to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the entire board of directors of the Company as nearly as possible (“Advisory Charter Proposal G”); and

h.      to provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the General Corporation Law of the State of Delaware (“Advisory Charter Proposal H”);

5.      a proposal to approve a new long-term equity incentive plan (the “Incentive Plan”), substantially in the form attached to the accompanying proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”);

6.      a proposal to elect seven directors to serve staggered terms on the Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal (“Direction Election Proposal A”); alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board continues to have two classes of directors, to elect three directors to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal (“Director Election Proposal B”, and, collectively, with Director Election Proposal A, the “Director Election Proposal”); and

7.      a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals as defined below (the “Adjournment Proposal”). The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully. The Closing is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal and Director Election Proposal A (collectively, the “condition precedent proposals”) and the consummation of the Carveout Transaction.

Our publicly-traded common stock, units and warrants are currently listed on The Nasdaq Capital Market under the symbols “FIII,” “FIIIU” and “FIIIW,” respectively. Upon the Closing, we intend to change our name from “Forum Merger III Corporation” to “Electric Last Mile Solutions, Inc.” We intend to apply to continue the listing of our common stock and warrants on The Nasdaq Capital Market under the symbols “ELMS” and “ELMSW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

Pursuant to the current charter, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of Class A common stock then held by them (“public shares”) for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account (the “trust account”) that holds the proceeds (including interest) of our initial public offering that closed on August 21, 2020 (our “IPO”) as of two business days prior to the consummation of the business combination, including interest not previously released by us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to public stockholders who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $8,750,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the business combination. For illustrative purposes, based on the fair value of marketable securities held in our trust account of $250,022,847 as of September 30, 2020, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the business combination.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., Eastern time, on [ ], 2021, (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the business combination. Every share of Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $250,022,847 as of September 30, 2020. The Merger Agreement provides that ELM’s obligation to consummate the business combination is conditioned on the Company having unrestricted cash on hand of at least $125,000,000. This condition to Closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived in writing by ELM. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then ELM may elect not to consummate the business combination. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their public shares.

Forum Investors III LLC, a Delaware limited liability company, and the sponsor of Forum (the “Sponsor”) and our officers and directors have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the business combination, and the Class B common stock (the “founder shares”), will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor beneficially owns approximately 21.5% of our issued and outstanding shares of common stock, including all of the founder shares. The Sponsor and our directors and officers have agreed to vote any shares of common stock owned by them in favor of the business combination. The founder shares are subject to transfer restrictions. The current charter includes a conversion adjustment that provides that the founder shares will automatically convert concurrently with or immediately following the business combination into a number of shares of Class A common stock at the Closing, in accordance with the terms of the current charter. As of the Closing, assuming no redemptions, the Sponsor will beneficially own approximately 5.4% of the total number of all shares of common stock outstanding after consummation of the business combination (excluding Earnout Shares, Adjustment Escrow Stock and the 15,000,000 shares underlying the Earnout RSUs (as defined in the accompanying proxy statement)).

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Information about the special meeting, the business combination and other related business to be considered by the Company’s stockholders at the special meeting is included in the accompanying proxy statement. Whether or not you plan to attend the special meeting, we urge all of our stockholders to read the accompanying proxy statement, including the Annexes and the accompanying financials statements of the Company and EVAP Operations, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 50 of the accompanying proxy statement.

After careful consideration, our Board has unanimously approved the Merger Agreement and the business combination, and unanimously recommends that our stockholders vote “FOR” the adoption of the Merger Agreement and approval of the business combination, “FOR” each of the director nominees and “FOR” all of the other proposals presented to our stockholders in the accompanying proxy statement. When you consider our Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of a majority of our outstanding shares entitled to vote thereon at the special meeting.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. If the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are approved, we will elect seven directors to our Board, each to serve staggered terms until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, commencing at the Closing of the transaction. If the condition precedent proposals are not approved, three directors will be elected to the Board, each to serve a two-year term.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting on any of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal, but will have the effect of votes “AGAINST” the Charter Proposal.

Your vote is very important.    Whether or not you plan to attend the special meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the special meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. Even if you have voted by proxy, you may still vote during the special meeting by visiting [      ]. To participate in the special meeting, you will need the 12-digit control number assigned by Continental Stock Transfer & Trust Company included on your proxy card or obtained from them via email. Unless waived by the parties to the Merger Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The election of seven director nominees under the Director Election Proposal is conditioned on the approval of the other condition precedent proposals, including the Charter Proposal. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If you fail to return your proxy card, and do not attend the special meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record and you attend the special meeting and wish to vote during the special meeting, you may withdraw your proxy and vote at the special meeting.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of the Board, we would like to thank you for your support of Forum Merger III Corporation and look forward to a successful completion of the business combination.

[ ], 2021	Sincerely,

	Marshall Kiev Co-Chief Executive Officer, President and Director	David Boris Co-Chief Executive Officer, Chief Financial Officer and Director

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated [      ], 2021, and is expected to be first mailed to our stockholders on or about [      ], 2021.

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING
OF STOCKHOLDERS OF FORUM MERGER III CORPORATION

TO BE HELD ON [    ], 2021

To the Stockholders of Forum Merger III Corporation:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2021 annual meeting of the stockholders of Forum Merger III Corporation, a Delaware corporation (the “Company”), will be held on [      ], 2021, at [9:00] a.m., Eastern time at [      ] (the “special meeting”). You are cordially invited to attend the special meeting to conduct the following items of business:

•        Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 10, 2020 (the “Merger Agreement”), by and among the Company, ELMS Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELM”), and Jason Luo, in the capacity as the initial stockholder representative to ELM, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement including the completion of the Carveout Transaction (as defined in the accompanying proxy statement), Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company, and approve the other transactions contemplated thereby (the “business combination” and such proposal, the “Business Combination Proposal”);

•        Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders (as defined in the accompanying proxy statement) (including any shares of common stock issued to SF Motors Inc. d/b/a SERES (“SERES”) as contemplated by the SERES Term Sheet (as defined in the accompanying proxy statement) and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the private placement, to close immediately prior to the closing of the business combination, of an aggregate of 13 million shares of common stock, at $10.00 per share, for an aggregate purchase price of $130,000,000, (y) shares of common stock to the holders of the convertible promissory notes, in an aggregate principal amount of $25 million, issued by ELM to certain investors (the “ELM Convertible Notes”) upon the conversion of the ELM Convertible Notes and (z) shares of common stock reserved for a new long-term equity incentive plan (the “Nasdaq Proposal”);

•        Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve the Company’s proposed third amended and restated certificate of incorporation (the “proposed charter”), substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination (the “Charter Proposal”);

•        Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain differences between the Company’s second amended and restated certificate of incorporation (as amended through the date of the accompanying proxy statement, the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as eight separate sub-proposals (collectively, the “Advisory Charter Proposals”):

•        Advisory Charter Proposal A — to provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66⅔% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors (“Advisory Charter Proposal A”);

•        Advisory Charter Proposal B — to provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act of 1933, as amended (“Advisory Charter Proposal B”);

•        Advisory Charter Proposal C — to provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (“Advisory Charter Proposal C”);

•        Advisory Charter Proposal D — to change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation” (“Advisory Charter Proposal D”);

•        Advisory Charter Proposal E — to, upon completion of the business combination and the conversion of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), into the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”), to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock (“Advisory Charter Proposal E”);

•        Advisory Charter Proposal F — to eliminate various provisions applicable only to blank check companies (“Advisory Charter Proposal F”);

•        Advisory Charter Proposal G — to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the entire board of directors of the Company as nearly as possible (“Advisory Charter Proposal G”); and

•        Advisory Charter Proposal H — to provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the General Corporation Law of the State of Delaware (“Advisory Charter Proposal H”);

•        Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve a new long-term equity incentive plan (the “Incentive Plan”), substantially in the form attached to the accompanying proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”);

•        Proposal No. 6 — Director Election Proposal — to consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal (“Direction Election Proposal A”, and, collectively with the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal, the “condition precedent proposals”); alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board continues to have two classes of directors, to elect three directors to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal (“Director Election Proposal B”, and, collectively, with Director Election Proposal A, the “Director Election Proposal”); and

•        Proposal No. 7 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals (the “Adjournment Proposal”). The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and EVAP Operations.

In light of ongoing developments related to the novel coronavirus (COVID-19), after careful consideration, the Company has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting [      ] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement. The record date for the special meeting is [      ], 2021. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Pursuant to the current charter, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of Class A common stock then held by them (“public shares”) for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest not previously released by us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $8,750,000 that we will pay to the underwriters of our initial public offering (“IPO”) or transaction expenses incurred in connection with the business combination. For illustrative purposes, based on the fair value of marketable securities held in our trust account of $250,022,847 as of September 30, 2020, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the business combination.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., Eastern time, on [      ], 2021, (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the business combination. Every share of Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $250,022,847 as of September 30, 2020. The Merger Agreement provides that ELM’s obligation to consummate the business combination is conditioned on the Company having unrestricted cash on hand of at least $125,000,000. This condition to Closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived in writing by ELM. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to public shares.

The Sponsor and our officers and directors have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the business combination, and the Class B common stock (the “founder shares”), will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor beneficially owns approximately 21.5% of our issued and outstanding shares of common stock, including all of the founder shares. The Sponsor and our directors and officers have agreed to vote any shares of the common stock owned by them in favor of the business combination. The founder shares are subject to transfer restrictions. The current charter includes a conversion adjustment that provides that the founder shares will automatically convert at the time of the business combination into a number of shares of Class A common stock at the Closing, in accordance with the terms of the current charter. As of the Closing, assuming no redemptions, the Sponsor will beneficially own approximately 5.4% of the total number of all shares of common stock outstanding after consummation of the business combination (excluding the additional 5,000,000 shares of common stock that are payable after the closing of the business combination to the ELM securityholders upon satisfaction, during the 36-month period after the closing of the business combination, of certain conditions, 250,000 shares of common stock placed into an adjustment escrow account to secure any downward post-closing purchase price adjustment and the 15,000,000 shares underlying the Earnout RSUs (as defined in the accompanying proxy statement)).

Unless waived by the parties to the Merger Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The election of seven directors to staggered terms as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement. The consummation of the Carveout Transaction is a condition to the closing of the business combination.

The issuance of 20% or more of our outstanding common stock in connection with the Merger Agreement requires stockholder approval of the Nasdaq Proposal.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of a majority of our outstanding shares entitled to vote thereon at the special meeting.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. If the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are approved, we will elect seven directors to our Board, each to serve staggered terms until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, commencing at the Closing of the transaction. If the condition precedent proposals are not approved, three directors will be elected to the Board, each to serve a two-year term.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established.

Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting on any of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal, but will have the effect of votes “AGAINST” the Charter Proposal.

Our Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.

[ ], 2021	By Order of the Board of Directors,

	Marshall Kiev Co-Chief Executive Officer, President and Director	David Boris Co-Chief Executive Officer, Chief Financial Officer and Director

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CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Forum” refer to Forum Merger III Corporation, and the term “post-combination company” refers to Electric Last Mile Solutions, Inc. following the consummation of the business combination.

In this proxy statement:

“Action” means any civil, criminal or administrative action, suit, demand, claim, complaint, litigation, investigation, review, audit, formal proceeding, arbitration, hearing or other similar dispute.

“Adjournment Proposal” means the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals.

“Adjustment Escrow Stock” means 250,000 shares of common stock that the Company will place into an adjustment escrow account at the Closing.

“Advisory Charter Proposal A” means the non-binding advisory charter proposal to provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66⅔% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

“Advisory Charter Proposal B” means the non-binding advisory charter proposal to provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act.

“Advisory Charter Proposal C” means the non-binding advisory charter proposal to provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

“Advisory Charter Proposal D” means the non-binding advisory charter proposal to change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation”.

“Advisory Charter Proposal E” means the non-binding advisory charter proposal to, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock.

“Advisory Charter Proposal F” means the non-binding advisory charter proposal to eliminate various provisions applicable only to blank check companies.

“Advisory Charter Proposal G” means the non-binding advisory charter proposal to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the Board as nearly as possible.

“Advisory Charter Proposal H” means the non-binding advisory charter proposal to provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt; (a) prior to the Closing, ELM shall not be an “Affiliate” of the Company; and (b) following the Closing, ELM shall not be an “Affiliate” of any ELM stockholder prior to the business combination.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into at the Closing by the Investors and the ELM securityholders, substantially in the form attached to this proxy statement as Annex F.

“Board” means the board of directors of the Company.

“Business” means the business of ELM as currently conducted or as currently contemplated to be conducted in the future as of the date of the Merger Agreement directly related to the design, development, homologation, manufacture, importation, marketing, promotion, distribution, offering for sale, sale and other commercialization of the electric vehicles currently under development or as currently contemplated to be under development as of the date of the Merger Agreement, including such electric vehicles known as the “Urban Delivery” (Light Duty Platform); “Urban Delivery Variant” (Light Duty Platform); “Urban Utility” (Medium Duty Platform); and “Urban Utility Variant” (Medium Duty Platform).

“business combination” means the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into ELM with ELM surviving the merger in accordance with the DGCL as a wholly owned subsidiary of the Company.

“Business Combination Proposal” means the proposal to approve and adopt the Merger Agreement and approve the transactions contemplated thereby.

“Carveout Transaction” means (i) the execution and effectiveness of the Key Contracts (as defined below), each in form and substance acceptable to the Company (in the Company’s sole discretion), and that each such contract is valid and binding and in full force and effect, no written notice of intent to terminate any such contracts has been delivered and that the transactions contemplated by such contracts have been consummated; (ii) the acquisition by ELM of a leasehold interest in, or fee simple title to, the Mishawaka, Indiana manufacturing facility; and (iii) the receipt by ELM of key intellectual property rights related to its proposed business from SERES.

“Change in Recommendation” means any failure by the Board to make, amend, change, withdraw, modify, withhold or qualify the unanimous determination by the Board that the business combination is in the best interests of the Company and its stockholders, the approval and declaration of advisability the Merger Agreement, the Merger and the other Transactions by the Board, the recommendation by the Board that the holders of shares of common stock vote in favor of the Parent Stockholder Proposals, subject to a Change in Recommendation as set forth in Section 5.6 of the Merger Agreement, and the direction by the Board that the Merger Agreement and the other Parent Stockholder Proposals be submitted to the holders of shares of common stock for their approval.

“Charter Proposal” means the proposal to approve the proposed charter, substantially in the form attached to this proxy statement as Annex C, in connection with the business combination.

“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of the Company.

“Closing” means the closing of the business combination.

“Closing Date” means the closing date of the business combination.

“Closing Merger Consideration” means the aggregate consideration payable to the ELM securityholders at the Closing, payable solely in shares of common stock, valued at $10.00 per share, and calculated as follows: $1,300,000,000, plus the amount of Estimated Closing Date Cash, plus the Pre-Paid Company Transaction Expense Amount, minus the Estimated Closing Date Indebtedness, minus the Convertible Note Adjustment Amount, minus $292,000,000, the value of the 29,200,000 shares of common stock reserved for the Incentive Plan ($150,000,000 of which are restricted stock units with vesting terms substantially similar to the Earnout Shares), minus $2,500,000, the value of the Adjustment Escrow Stock, and minus $50,000,000, the value of the Earnout Shares. Any issuance of shares of common stock to SERES pursuant to definitive documentation anticipated to be entered into in connection with the SERES Term Sheet will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares.

“Code” means the Internal Revenue Code of 1986, as amended.

“common stock” means, prior to the Closing, the shares of Class A common stock and Class B common stock and, after the Closing, the shares of common stock, par value $0.0001 per share, of the post-combination company.

“Company” means Forum Merger III Corporation, a Delaware corporation.

“condition precedent proposals” means the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal and Director Election Proposal A.

“Contract” means any contract, agreement, undertaking, note, mortgage, indenture, arrangement subcontract, lease, sublease, license, sublicense, purchase order, or other obligation, in each case, including any amendment, modification and supplement thereto.

“Convertible Note Adjustment Amount” has the meaning set forth in the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.

“current bylaws” means the bylaws of the Company that are currently in effect.

“current charter” means our second amended and restated certificate of incorporation, originally filed with the Secretary of State of the State of Delaware on June 25, 2019 and amended and restated on July 1, 2020, substantially in the form attached to this proxy statement as Annex B.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Election Proposal A” means the proposal to elect seven directors to serve staggered terms on the Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal.

“Director Election Proposal B” means, alternatively to Director Election Proposal A, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board continues to have two classes of directors, to elect three directors to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal.

“Director Election Proposal” means Director Election Proposal A collectively with Director Election Proposal B.

“Director Nomination Agreement” means the director nomination agreement to be entered into at the Closing by the Sponsor and the Company providing the Sponsor certain director nomination rights, including the right to appoint or nominate for election to the Board, as applicable, two individuals, to serve as directors of the Company, substantially in the form attached to this proxy statement as Annex J.

“DTC” means the Depository Trust Company.

“Earnout Shares” means the 5,000,000 shares of common stock that are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 shares of common stock will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 shares of common stock will be released to the ELM securityholders.

“Effective Time” means the effective time of the business combination.

“ELM” means Electric Last Mile, Inc., a Delaware corporation.

“ELM Board” means the board of directors of ELM.

“ELM Common Stock” means shares of ELM’s common stock, par value $0.001 per share.

“ELM Convertible Notes” means the convertible promissory notes issued by ELM to certain investors in an aggregate principal amount of $25,000,000.

“ELM securityholder” means any holder of ELM’s securities that will receive common stock of the Company at the Closing pursuant to the Merger Agreement.

“ELM stockholder” means a holder of ELM’s common stock, par value $0.001 per share prior to the business combination.

“Employee” means any current employee or former (whether full-or part-time), director, officer or independent contractor (who is a natural person) of ELM.

“Employment Agreements” means, collectively, the employment agreements with Jason Luo, James Taylor, Benjamin Wu and Hailiang (Jerry) Hu, effective as of the Closing, that were entered into in connection with the Merger Agreement, the form of which is attached to this proxy statement as Annex G.

“Escrow Agreement” means the escrow agreement by and among the Company, Jason Luo, in the capacity as the initial Stockholder Representative under the Merger Agreement, and Continental Stock Transfer & Trust Company, as escrow agent, that will be entered into for the purpose of holding and distributing the Earnout Shares and the Adjustment Escrow Stock in accordance with the terms of the Merger Agreement, substantially in the form attached to this proxy statement as Annex I.

“Estimated Closing Date Cash” has the meaning set forth in the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.

“Estimated Closing Date Indebtedness” has the meaning set forth in the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.

“EVAP Operations” means the Electric Vehicle Assembly Plant Operations, a component of SERES.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” means December 10, 2020, the date of the execution of the Merger Agreement.

“Existing Carveout Agreements” means the Existing SERES Asset Purchase Agreement, the Existing SERES Intellectual Property License Agreement, the Existing SERES Patent License Agreement and the Existing Sokon Supply Agreement.

“Existing SERES Asset Purchase Agreement” means the Agreement of Purchase and Sale, dated as of September 21, 2020, by and between ELM and SERES.

“Existing SERES Intellectual Property License Agreement” means the license agreement, dated as of September 10, 2020, by and between ELM and SERES.

“Existing SERES Patent License Agreement” means the exclusive license agreement, dated as of September 10, 2020, by and between ELM and SERES.

“Existing Sokon Supply Agreement” means the supply agreement, dated as of September 8, 2020, by and between Sokon.

“founder shares” means the 6,250,000 shares of Class B common stock that are currently owned by the Sponsor.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any domestic or non-U.S. legislative, administrative or regulatory authority, agency, commission, body, court or other governmental or quasi-governmental entity of competent jurisdiction, including any supranational body.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the incentive compensation plan for eligible service providers of the Company and its subsidiaries that will be in place at the Closing.

“Incentive Plan Proposal” means the proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investors” means the Sponsor, Jefferies and the other parties to the Amended and Restated Registration Rights Agreement.

“IPO” means the Company’s initial public offering, consummated on August 21, 2020, through the sale of 25,000,000 units at $10.00 per unit.

“IPO underwriter” means Jefferies.

“Jefferies” means Jefferies LLC.

“Law” or “Laws” means any law, statute, ordinance, common law, rule, regulation, Order or other legal requirement enacted, issued, promulgated, enforced or entered by a Governmental Entity of competent jurisdiction.

“Merger Agreement” means the Merger Agreement, dated as of December 10, 2020, by and among the Company, Merger Sub, ELM, and Jason Luo, in the capacity as the initial stockholder representative thereto, a copy of which is attached to this proxy statement as Annex A.

“Merger Sub” means ELMS Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company.

“Morrow” means Morrow Sodali, proxy solicitor to the Company.

“Nasdaq Proposal” means the proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders (including any shares of common stock issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the PIPE Investment, (y) shares of common stock to the holders of the ELM Convertible Notes upon conversion of the ELM Convertible Notes and (z) shares of common stock reserved for the Incentive Plan.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any arbitrator, mediator or Governmental Entity.

“Organizational Documents” means (a) the certificate or articles of incorporation, (b) bylaws, (c) any charter, certificate of formation or similar document adopted or filed in connection with the creation, formation or organization of a Person, (d) any limited liability company, partnership or stockholder agreement, and (e) any amendment to any of the foregoing.

“Outside Date” means June 30, 2021.

“Parent” means Forum Merger III Corporation, a Delaware corporation, unless the context indicates otherwise.

“Parent Share Redemption” means the election of an eligible (as determined in accordance with the Company’s Organizational Documents) Parent Stockholder to redeem all or a portion of the shares of common stock held by such stockholder at a per-share price, payable in cash, equal to such Parent Stockholder’s pro rata share of the funds held in the trust account (as determined in accordance with the Company’s Organizational Documents) in connection with the Transactions.

“Parent Stockholder” means a holder of common stock.

“Parent Stockholder Proposals” means, collectively, the following proposals to be voted upon at the Parent Special Meeting: (a) approval and adoption of the Merger Agreement, the Transaction Documents and consummation of the Transactions; (b) the approval, for purposes of complying with applicable listing rules of Nasdaq, of the issuance of equity interests of the Company in connection with the consummation of the Transactions; (c) the approval of the proposed charter; (d) the election of the members of the board of directors of Company in accordance with Section 1.6 of the Merger Agreement; (e) the approval of the Incentive Plan; and (f) the adjourning of the Parent Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt the foregoing proposals.

“Parent Special Meeting” means a stockholders’ meeting duly called and held for the purpose of adopting the Merger Agreement by the Company as the sole stockholder of Merger Sub and the approval of the Parent Stockholder Proposals.

“Party” means each of the signatories to the Merger Agreement.

“Person” means any natural person and any corporation, company, partnership (general or limited), unincorporated association (whether or not having separate legal personality), trust or other entity.

“PIPE Investment” means the private placement equity offering conducted by the Company prior to the Closing pursuant to the Subscription Agreements entered into on or prior to the Execution Date.

“PIPE Investors” means third-party investors with whom the Company has entered into the Subscription Agreements, pursuant to which the PIPE Investors have committed to make a private investment in public equity in the form of common stock up to an aggregate amount of $130,000,000.

“preferred stock” means shares of preferred stock, par value $0.0001 per share of the Company.

“Pre-Paid Company Transaction Expense Amount” has the meaning set forth in the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.

“private placement shares” means the shares of Class A common stock included in the private placement units.

“private placement units” means the 741,250 units issued in the concurrent private placement at the time of the IPO to the Sponsor and the IPO underwriter, of which 616,250 are held by the Sponsor and 125,000 are held by the IPO underwriter, with each unit comprising one private placement share and one private placement warrant.

“private placement warrants” means the warrants included in the private placement units issued in the concurrent private placement at the time of the IPO, with each warrant entitling its holder to purchase one share of Class A common stock at a price of $11.50 per share, in accordance with its terms.

“proposed bylaws” means the proposed amended and restated bylaws of the Company, substantially in the form attached to this proxy statement as Annex D, which will become the post-combination company’s bylaws upon the Closing.

“proposed charter” means the proposed third amended and restated certificate of incorporation of the Company, substantially in the form attached to this proxy statement as Annex C, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Proposal, assuming the consummation of the business combination.

“public shares” means shares of Class A common stock included in the units issued in the Company’s IPO.

“public stockholders” means holders of public shares, including the Sponsor to the extent the Sponsor holds public shares, provided, that, the Sponsor will be considered a public stockholder only with respect to any public shares held by it.

“public warrants” means the warrants included in the units issued in the Company’s IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms.

“Related Agreements” means the proposed charter, the Amended and Restated Registration Rights Agreement, the Employment Agreements, the Restrictive Covenant Agreements, the Escrow Agreement, the Director Nomination Agreement, the Sponsor Support Agreement and the Support Agreement.

“Requisite Parent Vote” means the approval of the Parent Stockholder Proposals by the holders of a majority of the outstanding shares of common stock voting on such matter at a stockholders’ meeting duly called and held for such purpose.

“Restricted Parties” means each of Jason Luo, James Taylor, Benjamin Wu and Hailiang (Jerry) Hu.

“Restrictive Covenant Agreements” means the Restrictive Covenant Agreements, effective as of the Closing, that the Company and each of the Restricted Parties entered into in connection with the Merger Agreement, substantially in the form attached to this proxy statement as Annex H.

“SEC” means the United States Securities and Exchange Commission.

“SERES” means SF Motors Inc. (d/b/a SERES), a Delaware corporation.

“SERES Exclusive Intellectual Property License Agreement” means the exclusive intellectual property license agreement to be entered into following the date of the Merger Agreement and prior to Closing, by and between SERES and ELM, with the Company’s prior written consent.

“SERES Exclusive Patent License Agreement” means the exclusive patent license agreement to be entered into following the date of the Merger Agreement and prior to Closing, by and between SERES and ELM, with the Company’s prior written consent.

“SERES Group” means collectively, Chongqing Jinkang New Energy Automobile / Vehicle Co., Ltd., Sokon, Chongqing Sokon Industry Group Stock Co., LTY., SERES, and their Affiliates.

“SERES Term Sheet” means the term sheet entered into between ELM and SERES on February 9, 2021 regarding amendments to certain Existing Carveout Agreements.

“Sokon Supply Agreement” means the supply agreement to be entered into following the date of the Merger Agreement and prior to Closing, by and between Sokon and ELM, with the Company’s prior written consent.

“Securities Act” means the Securities Act of 1933, as amended.

“Sokon” means Chongqing Sokon Motor (Group) Imp. & Exp. Co., Ltd.

“special meeting” means the special meeting in lieu of the 2021 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means Forum Investors III LLC.

“Sponsor Managing Member” means the managing member of the Sponsor.

“Sponsor Parties” means the Sponsor, the Sponsor Managing Member and the managers of the Sponsor Managing Member.

“Sponsor Support Agreement” means the Sponsor Support Agreement that the Company, ELM and the Sponsor Parties entered into in connection with the Merger Agreement, substantially in the form attached as Annex K to this proxy statement, pursuant to which each of the Sponsor Parties agreed to, among other things, vote or cause to be voted (or express consent or dissent in writing, as applicable), all of his, her or its shares of common stock that are entitled to vote to approve and adopt the Merger Agreement and the business combination.

“Subscription Agreements” means subscription agreements that the Company has entered into with the PIPE Investors pursuant to which the PIPE Investors have committed to make a private investment in public equity in the form of common stock up to an aggregate amount of $130,000,000.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Support Agreements” means support agreements that the Company and ELM stockholders will execute and deliver as a condition to the Closing, substantially in the form attached as Annex L to this proxy statement, pursuant to which each ELM stockholder will agree to, among other things, (i) consent to, and vote to approve and adopt, the Merger Agreement and the business combination, (ii) waive any dissenters’ or approval rights under applicable law in connection with the business combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholder’s shares until expiration of the Support Agreement.

“Transactions” means the transactions contemplated by the Merger Agreement and the other Transaction Documents to which ELM is a party, including the business combination.

“Transaction Documents” means the Merger Agreement, the Support Agreements, the Amended and Restated Registration Rights Agreement, the Escrow Agreement, and the Subscription Agreements.

“Transfer Agent” means Continental Stock Transfer & Trust Company, in its capacity as transfer agent for the Company.

“Transition Services Agreement” means the Transition Services Agreement, to be entered into following the date hereof and prior to Closing, by and between SERES and ELM, with the Company’s prior written consent.

“trust account” means the trust account of the Company that holds the proceeds from the Company’s IPO and the private placement of the private placement units.

“units” means the units of the Company, each consisting of one share of Class A common stock and one public warrant of the Company, whereby each public warrant entitles the holder thereof to purchase share of Class A common stock at an exercise price of $11.50 per share of Class A common stock, sold in the IPO.

“Warrant Agreement” means the Warrant Agreement, dated August 18, 2020, by and between the Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent for the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our or ELM’s business, as applicable, and the timing and ability for us to complete the business combination. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement in relation to ELM has been provided by ELM and its management team, and forward-looking statements include statements relating to ELM’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Specifically, forward-looking statements may include statements relating to:

•        the benefits of the business combination;

•        the future financial performance of the post-combination company following the business combination;

•        expansion plans and opportunities; and

•        other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Merger Agreement, including the failure by ELM to enter into amendments anticipated by the SERES Term Sheet and the failure by ELM to consummate the Carveout Transaction;

•        the outcome of any legal proceedings that may be instituted against ELM or the Company following announcement of the business combination and transactions contemplated thereby;

•        the inability to complete the business combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Merger Agreement;

•        the Company’s inability to consummate another initial business combination if it is unable to consummate the business combination;

•        the inability to obtain or maintain the listing of the post-combination company’s common stock on Nasdaq following the business combination;

•        the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•        the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, and the inability of the combined business to grow and manage growth profitably;

•        the unpredictability of the effects of COVID-19;

•        costs related to the business combination;

•        changes in applicable laws or regulations;

•        the inability to profitably expand into new markets;

•        the possibility that ELM or the Company may be adversely affected by other economic, business, and/or competitive factors; and

•        other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Certain Defined Terms.”

•        Forum Merger III Corporation, a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•        There are currently 31,991,250 shares of common stock issued and outstanding, consisting of (i) 25,000,000 public shares, (ii) 6,250,000 founder shares held by the Sponsor, (iii) 616,250 private placement shares held by the Sponsor and (iv) 125,000 private placement shares held by the IPO underwriter. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 20,000,000 public warrants to purchase Class A common stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 741,250 private placement units, of which 616,250 private placement units were issued to the Sponsor and 125,000 private placement units were issued to the IPO underwriter, in a private placement concurrently with our IPO. The warrants will become exercisable 30 days after the completion of the business combination, but the Company will not be obligated to deliver any shares upon exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and these warrants will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The private placement warrants, however, are non-redeemable so long as they are held by the Sponsor, the IPO underwriter or their permitted transferees. In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the trust account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the trust account. If a business combination does not close, the Company may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of the Working Capital Loans, if any, have not been determined and no written agreements exist with respect to any such Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,200,000 of such Working Capital Loans may be converted into units of the post-combination company at a price of $10.00 per unit. The units would be identical to the private placement units. As of the date of this proxy statement, the Company does not have any Working Capital Loans outstanding. For more information regarding the Company’s warrants, please see the section entitled “Description of Securities.”

•        ELM is headquartered in Troy, Michigan and is a Delaware corporation. ELM is currently engaged in limited business activities only. Immediately prior to the consummation of the business combination, ELM will acquire the Electric Vehicle Assembly Plant Operations, a component of SERES. The Carveout Transaction is required to close immediately prior to the business combination and the business combination is subject to the satisfaction or waiver of all other closing conditions in the Merger Agreement, including the approval by Forum stockholders of the proposals set forth in this proxy statement.

•        The aggregate consideration payable at the Closing to the ELM securityholders is the Closing Merger Consideration. The Closing is expected to take place in April of 2021, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement and the consummation of the Carveout Transaction. The aggregate consideration payable at the Closing to the ELM securityholders is the Closing Merger Consideration. The Closing is expected to take place in April of 2021, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement and the consummation of the Carveout Transaction. The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing (the “Earnout Period”), of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled. The Company has agreed that, at the Closing, the Company will place 250,000 shares of common stock into an adjustment escrow account to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement.”

•        In connection with the transactions contemplated by the Merger Agreement, the Company has entered into Subscription Agreements with the PIPE Investors pursuant to which the Company agreed to issue and sell to the PIPE Investors in private placements to close immediately prior to the Closing, an aggregate of 13 million shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000. At the Closing, the PIPE Investors and the Company shall consummate the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements.

•        On December 10, 2020, ELM issued convertible promissory notes to certain investors in an aggregate principal amount of $25 million. The Company will enter into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes will convert at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment multiplied by (ii) 0.90909, and the Company will provide registration rights to the holders of the ELM Convertible Notes.

•        On February 9, 2021, ELM entered into the SERES Term Sheet with SERES setting forth certain terms which ELM and SERES intend to incorporate into amendments to certain Existing Carveout Agreements, among which is the contemplated issuance of 5,000,000 shares of common stock as payment to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares. The other terms of the SERES Term Sheet are described in “Information About ELM — SERES Term Sheet”.

•        We anticipate that, upon completion of the business combination, the approximate ownership interests of the Company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(1)(5)	Assuming Maximum Redemptions of Public Shares(2)(5)
Forum’s Public Stockholders(3)	19.6%	0.1%
ELM Securityholders(6)	62.8%	78.0%
Sponsor(4)	5.4%	6.6%
PIPE Investors	10.1%	12.6%
ELM Convertible Note Holders	2.1%	2.7%

____________

(1)      This presentation assumes no holders of Class A common stock exercise their redemption rights with respect to their redeemable Class A common stock upon the Closing.

(2)      This presentation assumes that all public shares, or 25.0 million shares, are redeemed, for a total redemption of $250.0 million in shares of Class A common stock.

(3)      Includes 125,000 private placement shares held by the IPO underwriter.

(4)      Includes the Sponsor and Forum’s current officers and directors. Founder shares are shares of Class B common stock that will be converted into shares of Class A common stock at the Closing on a one-for-one basis.

(5)      Does not include accrued interest on the ELM Convertible Notes which will also be converted into shares of common stock at the Closing.

(6)      Pursuant to the SERES Term Sheet between ELM and SERES entered into on February 9, 2021, it is proposed that 5.0 million shares of common stock will paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares and will reduce the post-combination ownership interests of the ELM securityholders.

The ownership percentages set forth above were calculated based on the amounts set forth in the sources and uses table on page 134 of this proxy statement do not take into account (i) warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing); (ii)  the Earnout Shares; or (iii) the issuance of any shares upon completion of the business combination under the Incentive Plan, substantially in the form attached to this proxy statement as Annex E. Founder shares will be converted into shares of common stock at the Closing on a one-for-one basis. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. In addition, Company will place 250,000 shares of common stock into an adjustment escrow account, as described on pages 11-17, to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

•        Our management and Board considered various factors in determining whether to approve the Merger Agreement and the business combination. For more information about our decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Our Board’s Reasons for the Approval of the Business Combination.”

•        Pursuant to the current charter, in connection with the business combination, holders of our public shares may elect to have their Class A common stock redeemed for cash at the applicable redemption price per share calculated in accordance with the current charter. As of September 30, 2020, this would have amounted to approximately $10.00 per share. If a holder exercises his, her, or its redemption rights, then the holder will exchange his, her, or its public shares for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for his, her, or its public shares only if he, she, or it properly demands redemption and delivers his, her, or its shares (either physically or electronically) to the Transfer Agent at least two business days prior to the special meeting. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights.”

•        In addition to voting on the Business Combination Proposal, stockholders are being asked to vote on the following proposals at the special meeting:

•        Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders (including any shares of common stock issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the PIPE Investment, (y) shares of common stock to the holders of the ELM Convertible Notes upon conversion of the ELM Convertible Notes and (z) shares of common stock reserved for the Incentive Plan;

•        Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve the proposed charter, substantially in the form attached to this proxy statement as Annex C, in connection with the business combination;

•        Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as eight separate sub-proposals:

•        Advisory Charter Proposal A — to provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66⅔% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

•        Advisory Charter Proposal B — to provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act;

•        Advisory Charter Proposal C — to provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors;

•        Advisory Charter Proposal D — to change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation”;

•        Advisory Charter Proposal E — to, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 1,100,000,000 shares, which would consist of

1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock;

•        Advisory Charter Proposal F — to eliminate various provisions applicable only to blank check companies;

•        Advisory Charter Proposal G — to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the Board as nearly as possible; and

•        Advisory Charter Proposal H — to provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL.

•        Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan;

•        Proposal No. 6 — Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board continues to have two classes of directors, to elect three directors to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal; and

•        Proposal No. 7 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Please see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter Proposal,” “Proposal No. 4 — The Advisory Charter Proposals,” “Proposal No. 5 — The Incentive Plan Proposal,” “Proposal No. 6 — The Director Election Proposal” and “Proposal No. 7 — The Adjournment Proposal.” The business combination is conditioned on the approval of the condition precedent proposals at the special meeting. The election of seven director nominees under the Director Election Proposal is conditioned on the approval of the other condition precedent proposals, including the Charter Proposal. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in this proxy statement.

•        Upon the Closing, we anticipate increasing the initial size of our Board from six to seven directors. If the conditions precedent proposals, including the Charter Proposal, are approved, the business combination is consummated, our board size is increased and the director nominees are elected to fill the vacant positions pursuant to the Director Election Proposal, our Board will consist of seven directors. Please see the section entitled “Management After the Business Combination.”

•        Unless waived by the parties to the Merger Agreement, and subject to applicable law, the Closing is subject to a number of conditions set forth in the Merger Agreement including, among others, the receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination.”

•        The Merger Agreement may be terminated at any time prior to the consummation of the business combination upon agreement of the parties thereto, or by the Company or ELM in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Termination.”

•        The business combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•        In considering the recommendation of our Board to vote for the proposals presented at the special meeting, including the Business Combination Proposal, and for each of the director nominees, you should be aware that aside from their interests as stockholders, the Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the business combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

•        the fact that the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that the Sponsor paid $25,000 for the founder shares and those securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $84,625,000 based on the closing price of our Class A common stock on Nasdaq on December 31, 2020, but, given the restrictions on those shares, we believe those shares have less value;

•        the fact that the Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete an initial business combination by August 21, 2022;

•        the fact that the Sponsor paid $6,162,500 for its 616,250 private placement units, and if a business combination is not consummated by August 21, 2022, the proceeds from the sale of the private placement units will be used to fund the redemption of public shares (subject to the requirements of applicable law), and the private placement units, private placement shares and private placement warrants will be worthless;

•        the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•        the anticipated appointment of our Co-Chief Executive Officer, Chief Financial Officer and Director, David Boris, as a director of the post-combination company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that the Sponsor and our officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses or repaid Working Capital Loans, if any, if an initial business combination is not consummated by August 21, 2022; and

•        the fact that at the Closing we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to the Investors and their permitted transferees.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the business combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the business combination and the voting procedures for the special meeting, which will be held on [        ], 2021, at [9:00] a.m., Eastern time, at [        ].

Q:     Why am I receiving this proxy statement?

A:     Our stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the business combination, among other proposals. We have entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the DGCL as a wholly owned subsidiary of the Company. We refer to the transactions completed by the Merger Agreement herein as the “business combination.” As a result of the foregoing, we will acquire ELM. You are being asked to vote on the business combination between us and ELM. The aggregate consideration payable at the Closing to the ELM securityholders is the Closing Merger Consideration. The Closing is expected to take place in April of 2021, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement and the consummation of the Carveout Transaction. The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled. The Company has agreed that, at the Closing, the Company will place 250,000 shares of common stock into an adjustment escrow account to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:     When and where is the special meeting?

A:     The special meeting will be held on [        ], 2021, at [9:00] a.m., Eastern time at [        ].

In light of ongoing developments related to COVID-19, and the related protocols that governments have implemented, the Board determined that the special meeting will be a virtual meeting conducted exclusively via live webcast. The Board believes that this is the right choice for the Company and its stockholders at this time, as it permits stockholders to attend and participate in the special meeting while safeguarding the health and safety of the Company’s stockholders, directors and management team. You will be able to attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting [        ]. To participate in the virtual meeting, you will need a 12-digit control number assigned by Continental Stock Transfer & Trust Company. The meeting webcast will begin promptly at [9:00] a.m., Eastern time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the special meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Q:     What are the specific proposals on which I am being asked to vote at the special meeting?

A:     The Company’s stockholders are being asked to approve the following proposals:

•        Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, including the consummation of the Carveout Transaction, Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the DGCL as a wholly owned subsidiary of the Company, and approve the business combination;

•        Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders (including any shares of common stock issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the PIPE Investment, (y) shares of common stock to the holders of the ELM Convertible Notes upon conversion of the ELM Convertible Notes and (z) shares of common stock reserved for the Incentive Plan;

•        Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve the proposed charter, substantially in the form attached to this proxy statement as Annex C, in connection with the business combination;

•        Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as eight separate sub-proposals:

•        Advisory Charter Proposal A — to provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66 2/3% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

•        Advisory Charter Proposal B — to provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act;

•        Advisory Charter Proposal C — to provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors;

•        Advisory Charter Proposal D — to change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation”;

•        Advisory Charter Proposal E — to, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock;

•        Advisory Charter Proposal F — to eliminate various provisions applicable only to blank check companies;

•        Advisory Charter Proposal G — to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the Board as nearly as possible; and

•        Advisory Charter Proposal H — to provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL;

•        Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan; and

•        Proposal No. 6 — Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board continues to have two classes of directors, to elect three directors to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal; and

•        Proposal No. 7 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Q:     Are the proposals conditioned on one another?

A:     Yes. The business combination is conditioned on the approval of the condition precedent proposals at the special meeting. The election of seven director nominees under the Director Election Proposal is conditioned on the approval of the other condition precedent proposals, including the Charter Proposal. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that if the condition precedent proposals do not receive the requisite vote for approval and are not waived by the parties to the Merger Agreement, then we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by August 21, 2022, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Q:     Why is the Company providing stockholders with the opportunity to vote on the business combination?

A:     Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our business combination. The adoption of the Merger Agreement is required under Delaware law and the approval of the business combination is required under the current charter. In addition, such approval is also a condition to the Closing under the Merger Agreement.

Q:     What will happen in the business combination?

A:     Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the DGCL as our wholly owned subsidiary.

Q:     Following the business combination, will the Company’s securities continue to trade on a stock exchange?

A:     Yes. We intend to apply to continue the listing of the post-combination company’s common stock and warrants on Nasdaq under the symbols “ELMS” and “ELMSW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

Q:     How has the announcement of the business combination affected the trading price of Class A common stock?

A:     On December 10, 2020, the trading date before the public announcement of the business combination, the Company’s units, Class A common stock and warrants closed at $12.45, $11.73 and $2.86, respectively. On February [    ], 2021, the trading date immediately prior to the date of this proxy statement, the Company’s units, Class A common stock and warrants closed at $[  ], $[        ] and $[        ], respectively.

Q:     How will the business combination impact the shares of the Company outstanding after the business combination?

A:     After the business combination, assuming no redemptions, the amount of common stock outstanding will increase to approximately 128,291,250 shares of common stock (assuming that no shares of Class A common stock are redeemed). Additional shares of common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding. The issuance and sale of these shares in the public market could adversely impact the market price of our common stock, even if our business is doing well. The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled. In addition, the Company will place 250,000 shares of common stock into an adjustment escrow account, as described on pages 11-17. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

Q:     Is the business combination the first step in a “going private” transaction?

A:     No. The Company does not intend for the business combination to be the first step in a “going private” transaction. One of the primary purposes of the business combination is to provide a platform for ELM to access the U.S. public markets.

Q:     Will the management of ELM change in the business combination?

A:     We anticipate that all of the executive officers of ELM will remain with the post-combination company. The current directors of the Company, other than David Boris and Neil Goldberg, will resign at the time of the business combination. Jason Luo, James Taylor, Shauna F. McIntyre, Richard N. Peretz, Brian M. Krzanich, David Boris and Neil Goldberg will be appointed to serve as directors of the post-combination company upon completion of the business combination. Please see the section entitled “Management After the Business Combination” for additional information.

Q:     What equity stake will current stockholders of the Company hold in the post-combination company after the closing?

A:     We anticipate that, upon completion of the business combination, the approximate ownership interests of the company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(1)(5)	Assuming Maximum Redemptions of Public Shares(2)(5)
Forum’s Public Stockholders(3)	19.6%	0.1%
ELM Securityholders(6)	62.8%	78.0%
Sponsor(4)	5.4%	6.6%
PIPE Investors	10.1%	12.6%
ELM Convertible Note Holders	2.1%	2.7%

____________

(1)      This presentation assumes no holders of Class A common stock exercise their redemption rights with respect to their redeemable Class A common stock upon the Closing.

(2)      This presentation assumes that all public shares, or 25.0 million shares, are redeemed, for a total redemption of $250.0 million in shares of Class A common stock.

(3)      Includes 125,000 private placement shares held by the IPO underwriter.

(4)      Includes the Sponsor and Forum’s current officers and directors. Founder shares are shares of Class B common stock that will be converted into shares of Class A common stock at the Closing on a one-for-one basis.

(5)      Does not include accrued interest on the ELM Convertible Notes which will also be converted into shares of common stock at the Closing.

(6)      Pursuant to the SERES Term Sheet between ELM and SERES entered into on February 9, 2021, it is proposed that 5.0 million shares of common stock will paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares and will reduce the post-combination ownership interests of the ELM securityholders.

The ownership percentages set forth above were calculated based on the amounts set forth in the sources and uses table on page 134 of this proxy statement do not take into account (i) warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing); (ii) the Earnout Shares; or (iii) the issuance of any shares upon completion of the business combination under the Incentive Plan, substantially in the form attached to this proxy statement as Annex E.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled. In addition, Company will place 250,000 shares of common stock into an adjustment escrow account, as described on pages 11-17, to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:     Will the Company obtain new financing in connection with the business combination?

A:     Yes, in connection with the transactions contemplated by the Merger Agreement, the Company has entered into subscription agreements, each dated December 10, 2020, with the PIPE Investors pursuant to which the Company agreed to issue and sell to the PIPE Investors in private placements to close immediately prior to the Closing, an aggregate of 13 million shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000. At the Closing, the PIPE Investors and the Company shall consummate the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements.

On December 10, 2020, ELM issued convertible promissory notes to certain investors in an aggregate principal amount of $25 million. The Company will enter into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes will convert at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment multiplied by (ii) 0.90909, and the Company will provide registration rights to the holders of the ELM Convertible Notes.

Q:     What conditions must be satisfied to complete the business combination?

A:     There are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of the Company of the condition precedent proposals. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement.”

Q:     Why is the Company proposing the Nasdaq Proposal?

A:     We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. Assuming no redemptions, we expect to issue approximately 96,300,000 shares of common stock in connection with the business combination. Because we may issue 20% or more of our outstanding common stock as consideration in the business combination, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). For more information, please see the section entitled “Proposal No. 2 — The Nasdaq Proposal.”

Q:     Why is the Company proposing the Charter Proposal?

A:     We are proposing the Charter Proposal in order to approve the proposed charter, substantially in the form attached to this proxy statement as Annex C. In the judgment of the Board, the proposed charter is necessary to address the needs of the post-combination company.

Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Proposal to the Company’s stockholders for approval. Please see the section entitled “Proposal No. 3 — The Charter Proposal” for more information.

Q:     Why is the Company proposing the Advisory Charter Proposals?

A:     We are requesting that our stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain amendments contained in the proposed charter that materially affect stockholder rights, which are those amendments that will be made to the current charter as reflected in the proposed charter if the Charter Proposal is approved.

This separate vote is not otherwise required by Delaware law separate and apart from the Charter Proposal, but pursuant to SEC guidance, the Company is required to submit these provisions to our stockholders separately for approval. Please see the section entitled “Proposal No. 4 — The Advisory Charter Proposals” for additional information.

Q:     Why is the Company proposing the Incentive Plan Proposal?

A:     The purpose of the Incentive Plan is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal” for additional information.

Q:     Why is the Company proposing the Director Election Proposal?

A:     Upon consummation of the transaction, our Board anticipates increasing its initial size from six directors to seven directors. Assuming the condition precedent proposals, including the Charter Proposal, are approved, and the business combination is consummated, the classification of the Board will change from two classes to three classes, with Class I directors having a term that will expire at the 2022 annual meeting of stockholders, Class II directors having a term that will expire at the 2023 annual meeting of stockholders and Class III directors having a term that will expire at the 2024 annual meeting of stockholders, or, in each case, when their respective successors are duly elected and qualified, or upon such director’s earlier death, resignation, retirement or removal. Our stockholders are being asked to elect seven directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board remains classified, to elect two directors to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal.

The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 6 — The Director Election Proposal” for additional information.

Q:     Why is the Company proposing the Adjournment Proposal?

A:     We are proposing the Adjournment Proposal to allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal” for additional information.

Q:     What happens if I sell my shares of Class A common stock before the special meeting?

A:     The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination. If you transfer your shares of Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:     What vote is required to approve the proposals presented at the special meeting?

A:     Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of a majority of our outstanding shares entitled to vote thereon at the special meeting.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting on any of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal, but will have the effect of votes “AGAINST” the Charter Proposal.

Q:     What happens if the Business Combination Proposal is not approved?

A:     If the Business Combination Proposal is not approved and we do not consummate a business combination by August 21, 2022, the Company will be required to dissolve and liquidate its trust account.

Q:     May the Company, the Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the business combination?

A:     The Sponsor or the Company’s or ELM’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that the stockholder, for so long as he, she or it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. If such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. None of the Sponsor, the Company’s, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

Q:     How many votes do I have at the special meeting?

A:     Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of [      ], 2021, the record date for the special meeting. As of the close of business on the record date, there were [31,991,250] outstanding shares of our common stock.

Q:     What constitutes a quorum at the special meeting?

A:     A majority of the issued and outstanding shares of common stock entitled to vote as of the record date at the special meeting must be present, in person (which would include presence at the virtual special meeting) or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. Shares held by the Sponsor, who currently beneficially owns approximately 21.5% of our issued and outstanding shares of common stock, will count towards this quorum. In the absence of a quorum, the chairman of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting, [15,995,626] shares of our Class A common stock would be required to achieve a quorum.

Q:     How will the Sponsor and the Company’s directors and officers vote?

A:     Prior to our IPO, we entered into agreements with the Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the Business Combination Proposal. None of the Sponsor, directors or officers has purchased any shares of our common stock during or after our IPO. As of the date of this proxy statement, neither we nor the Sponsor, directors or officers have entered into any agreement, and are not currently in negotiations, to purchase shares prior to the consummation of the business combination. Currently, the Sponsor beneficially owns approximately 21.5% of our issued and outstanding shares of common stock, including all of the founder shares, and will be able to vote all of those shares at the special meeting. In connection with the entry into the Merger Agreement, the Company, ELM and the Sponsor Parties entered into the Sponsor Support Agreement, substantially in the form attached as Annex K to this proxy statement, pursuant to which each of the Sponsor Parties agreed to, among other things, vote or cause to be voted (or express consent or dissent in writing, as applicable), all of his, her or its shares of common stock that are entitled to vote to approve and adopt the Merger Agreement and the business combination.

Q:     What interests do the Sponsor and the Company’s current officers and directors have in the business combination?

A:     The Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the business combination, and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Q:     Did the Board obtain a third-party fairness opinion in determining whether or not to proceed with the business combination?

A:     No. The current charter does not require our Board to seek a third-party fairness opinion in connection with a business combination unless the target business is affiliated with the Sponsor, directors or officers.

Q:     What happens if I vote against the Business Combination Proposal?

A:     If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the requisite vote at the special meeting, then the Business Combination Proposal will be approved and, assuming the approval of the other condition precedent proposals and the satisfaction or waiver of the other conditions to closing, the business combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the votes cast by our stockholders at the special meeting, then the Business

Combination Proposal will fail and we will not consummate the business combination. If we fail to complete an initial business combination by August 21, 2022, then we will be required to dissolve and liquidate the trust account by returning the then-remaining funds in that account to our public stockholders.

Q:     Do I have redemption rights?

A:     Under the current charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our taxes, by (ii) the total number of then-outstanding public shares; provided, that, the Company will not redeem any shares of Class A common stock issued in the IPO to the extent that the redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. The Sponsor and our directors and officers have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the business combination, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on the fair value of marketable securities held in the trust account of $250,022,847 as of September 30, 2020, the estimated per share redemption price would have been approximately $10.00.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., Eastern time, on [      ], 2021, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account, including interest not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses) in connection with the liquidation of the trust account, unless we complete an alternative business combination prior to August 21, 2022.

Q:     Can the Sponsor redeem its founder shares in connection with consummation of the business combination?

A:     No. The Sponsor and our officers and directors have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of our business combination.

Q:     Is there a limit on the number of shares I may redeem?

A:     Yes. A public stockholder, together with any affiliate of the stockholder or any other person with whom the stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO without the prior consent of the Company. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash without the prior consent of the Company. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A common stock may redeem all of the public shares held by the stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you in excess of 15% of the shares sold in our IPO) for or against our business combination restricted. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold. Every share of Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $250,022,847 as of September 30, 2020. In no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the business combination.

Q:     Is there a limit on the total number of shares that may be redeemed?

A:     Yes. The current charter provides that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the business combination (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, the current charter does not provide a specified maximum redemption threshold. In addition, the Merger Agreement provides that ELM’s obligation to consummate the business combination is conditioned on the Company having unrestricted cash on hand of at least $125,000,000. If the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus the amounts required to satisfy closing cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether you vote your shares of common stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the Nasdaq rules.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must (i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to 5:00 p.m., Eastern time, on [      ], 2021, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

The Transfer Agent’s address is as follows:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of common stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his, her, or its or any other person with whom he, she, or it is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash without the prior consent of the Company.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the business combination at the special meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s Deposit/Withdrawal At Custodian (DWAC) system, at the stockholder’s option. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when delivery must be effectuated.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     The U.S. federal income tax consequences of exercising your redemption rights depends on the particular facts and circumstances. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:     If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:     No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:     Do I have appraisal rights if I object to the business combination?

A:     No. Appraisal rights are not available to holders of our common stock in connection with the business combination.

Q:     What happens to the funds held in the trust account upon consummation of the business combination?

A:     If the business combination is consummated, the funds held in the trust account will be used to: (i) pay the ELM securityholders; (ii) pay our stockholders who properly exercise their redemption rights; (iii) pay $8,750,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the business combination; and (iv) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the business combination.

Q:     What happens if the business combination is not consummated?

A:     There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement” for information regarding the parties’ specific termination rights. If we fail to complete an initial business combination by

August 21, 2022, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors - Risks Related to the Company and the Business Combination.”

The Sponsor has waived any right to any liquidation distribution with respect to these shares and the underwriters of our IPO agreed to waive their rights to their deferred underwriting commission held in the trust account if we do not complete our initial business combination within the required period. In addition, if we fail to complete a business combination by August 21, 2022, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:     When is the business combination expected to be completed?

A:     The Closing is expected to take place in April of 2021, subject to the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination.” The Merger Agreement may be terminated by the Company or ELM if the Closing has not occurred by June 30, 2021.

For a description of the conditions to the completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the business combination will affect you as a stockholder.

You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A:     Voting of Shares by Holders of Record

If you were the record holder of shares of our common stock as of the record date, you may submit your proxy to vote such shares by mail or at the special meeting.

Voting by Mail

•        To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•        If you vote by mail, your proxy card must be received no later than [      ], 2021.

Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the special meeting, please vote by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.

Voting at the Special Meeting

We encourage you to vote by mail. If you attend the special meeting, you may also submit your vote at the special meeting via the special meeting website at [      ], in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the special meeting. If your proxy is properly completed and submitted, and if you do not revoke it prior to or at the special meeting, your shares will be voted at the special meeting in the manner set forth in proxy statement or as otherwise specified by you. Again, your paper proxy card must be received by mail no later than 11:59 p.m., Eastern time, on [      ], 2021.

•        Voting of Shares Held in Street Name

If your shares are held in an account at a broker, bank, or nominee (i.e., in “street name”), you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker, bank, or nominee. See the section entitled “Special Meeting of Stockholders — Voting Your Shares — Beneficial Owners” for more information.

Q:     What is the difference between a stockholder of record and a “street name” holder?

A:     If your shares are registered directly in your name with the Company’s Transfer Agent, you are considered the stockholder of record with respect to those shares, and the proxy materials are being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in “street name.” The proxy materials are being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all of the proposals presented to the stockholders at this special meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     What will happen if I abstain from voting or fail to vote at the special meeting?

A:     A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting on any of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal, but will have the effect of votes “AGAINST” the Charter Proposal.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders and “FOR” each of the director nominees. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q:     How can I vote my shares without attending the special meeting?

A:     If you are a stockholder of record of our common stock as of the close of business on the record date, you can vote by proxy by mail by following the instructions provided in the enclosed proxy card or at the special meeting. Please note that if you are a beneficial owner of our common stock, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting may be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q:     May I change my vote after I have returned my proxy card or voting instruction form?

A:     Yes. If you are a holder of record of our common stock as of the close of business on the record date, you can change or revoke your proxy before it is voted at the special meeting by:

•        delivering a signed written notice of revocation to our Secretary at Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•        signing and delivering a new proxy, relating to the same shares and bearing a later date; or

•        attending and voting at the special meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who will solicit and pay the cost of soliciting proxies for the special meeting?

A:     The Company will pay the cost of soliciting proxies for the special meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay Morrow a fee of $25,000, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Forum Merger III Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445
Attn: David Boris
Telephone: (212) 739-7860

You may also contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(Banks and brokers can call: (203) 658-9400)
Email: FIII.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and EVAP Operations, to fully understand the business combination (as described below) before voting on the proposals to be considered at the special meeting (as described below). Please also see the section entitled “Where You Can Find More Information” beginning on page 232 of this proxy statement.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; and (ii) no inclusion of any shares of Class A common stock issuable upon the exercise of the Company’s warrants.

Parties to the Business Combination

The Company

The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company was incorporated in Delaware on June 25, 2019.

The Company’s securities are traded on The Nasdaq Capital Market under the ticker symbols “FIII”, “FIIIU” and “FIIIW”. The Company has applied to continue the listing of its common stock and warrants on Nasdaq under the symbols “ELMS” and “ELMSW,” respectively, upon the Closing. The Company’s units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

The mailing address of the Company’s principal executive office is 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445.

Merger Sub

Merger Sub, a Delaware corporation, is a wholly owned subsidiary of the Company, formed by the Company on December 3, 2020 to consummate the business combination. In the business combination, Merger Sub will merge with and into ELM, with ELM continuing as the surviving entity.

The mailing address of Merger Sub’s principal executive office is 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445.

ELM

ELM is a Delaware corporation that was originally incorporated in Michigan on August 20, 2020 and then converted into a Delaware corporation on November 12, 2020.

The mailing address of ELM’s principal executive office is 1055 W. Square Lake Road, Troy, Michigan 48098.

For more information about EVAP Operations, please see the sections entitled “Information About ELM,” “ELM Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVAP Operations” and “Management After the Business Combination.”

The Business Combination Proposal

On December 10, 2020, the Company, Merger Sub, ELM and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the DGCL as a wholly owned subsidiary of the Company. For more information about the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to ELM Securityholders in the Business Combination

The aggregate consideration payable at the Closing to the ELM securityholders is the Closing Merger Consideration. The Closing is expected to take place in April of 2021, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement (including the consummation of the Carveout Transaction). The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement.

Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing (the “Earnout Period”), of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled.

The Company has agreed that, at the Closing, the Company will place 250,000 shares of common stock into an adjustment escrow account (which is referred to elsewhere herein as the Adjustment Escrow Stock) to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

For more information about the consideration to the ELM securityholders, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

Carveout Transaction

In September 2020, ELM executed the Existing Carveout Agreements which collectively will give ELM the ability to produce electric commercial vehicles in the United States. These agreements contemplate the acquisition by ELM of the Mishawaka, Indiana manufacturing facility and the use of certain intellectual property of SERES, the supply of inventory from the Sokon Group, and other arrangements required to operate the EVAP Operations on a standalone basis. The Company and ELM had numerous discussions regarding the Existing Carveout Agreements and proposed changes and amendments to such agreements. To provide additional time for ELM to conduct discussions regarding amendments to the Existing Carveout Agreements, the parties agreed to include a termination provision in the Merger Agreement providing that, in the event the Key Contracts are not executed by ELM, each in form and substance that is acceptable to us, by January 31, 2021, the Company may terminate the Merger Agreement in its sole discretion.

The business combination is subject to a number of closing conditions relating to the Carveout Transaction, including, among other things, (i) the execution and effectiveness of the Key Contracts, each in form and substance acceptable to the Company (in the Company’s sole discretion), and that each Key Contract is valid and binding and in full force and effect, no written notice of intent to terminate any such Key Contract has been delivered and that the transactions contemplated by the Key Contracts have been consummated; (ii) the acquisition by ELM of a leasehold interest in, or fee simple title to, the Mishawaka, Indiana manufacturing facility; and (iii) the receipt by ELM of key intellectual property rights related to its proposed business from SERES. The Carveout Transaction is required to close immediately prior to the business combination and the business combination is subject to the satisfaction or waiver of all other closing conditions in the Merger Agreement, including the approval by the Company’s stockholders of the proposals set forth in this proxy statement. ELM is currently engaged in limited business activities only and its ability to carry out its business plans and strategies in the future is contingent upon the closing of the business combination.

On February 9, 2021, ELM entered into the SERES Term Sheet with SERES setting forth certain provisions which ELM and SERES intend to incorporate into amendments to certain Existing Carveout Agreements. As the SERES Term Sheet contains terms and conditions that are non-binding, there is the potential that ELM and SERES will be unable to agree to final terms or enter into amendments to such Existing Carveout Agreements in a timely manner or at all. Pursuant to the Merger Agreement, any such definitive agreements to be entered into by ELM and SERES must be in form and substance that is acceptable to Forum in its sole discretion. If ELM does not enter into definitive agreements with SERES in a form and substance that is acceptable to Forum, Forum may terminate the Merger Agreement, in which event the business combination would not occur. For more information regarding the SERES Term Sheet and proposed amendments see the sections entitled “Information About ELM—SERES Term Sheet.”

Related Agreements

Restrictive Covenant Agreements

In connection with the entry into the Merger Agreement and effective as of the Closing, the Company entered into Restrictive Covenant Agreements with each of the Restricted Parties, substantially in the form attached as Annex H to this proxy statement. Pursuant to the terms of the Restrictive Covenant Agreements, the Restricted Parties have each agreed to certain non-compete, non-solicit and non-disparagement provisions.

Employment Agreements

In connection with the entry into the Merger Agreement and effective as of the Closing, ELM entered into the Employment Agreements with Jason Luo, James Taylor, Benjamin Wu and Hailiang (Jerry) Hu, substantially in the form attached as Annex G to this proxy statement. Pursuant to the Merger Agreement, after the Closing, the executive officers of ELM immediately prior to the Closing will be the executive officers of the Company and the surviving corporation of the business combination. For additional information, see the section entitled “Executive Compensation — ELM.”

Escrow Agreement

At the Closing, the Company and Jason Luo, in the capacity as the initial Stockholder Representative of ELM under the Merger Agreement, will enter into, substantially in the form attached as Annex I to this proxy statement, an Escrow Agreement with the Sponsor and Continental Stock Transfer & Trust Company, as escrow agent, for the purpose of holding and distributing the Earnout Shares and the Adjustment Escrow Stock in accordance with the terms of the Merger Agreement.

Director Nomination Agreement

At the Closing, the Sponsor and the Company will enter into the Director Nomination Agreement, substantially in the form attached as Annex J to this proxy statement, providing the Sponsor certain director nomination rights, including the right to appoint or nominate for election to the Board, as applicable, two individuals, to serve as directors of the Company, for a certain period following the Closing.

Amended and Restated Registration Rights Agreement

At the Closing, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Sponsor, Jefferies and the other parties thereto (collectively referred to herein as the Investors), which, among other things, amends and restates the registration rights agreement entered into by and among the Company, the Company’s initial directors and officers, the Sponsor and Jefferies at the time of the Company’s IPO. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, among other things, the Company will be obligated to file, not later than 30 days after the Closing, a registration statement covering the shares of common stock issued or issuable to the ELM securityholders pursuant to the Merger Agreement and the shares of common stock (including the shares of common stock issuable upon exercise of the private placement warrants) held by the Sponsor or Jefferies immediately after the Closing of the business combination (including without limitation, giving effect to the conversion of shares of Class B common stock into Class A common stock and subsequent conversion into shares of common stock upon the Closing of the business combination).

Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will agree that it will not transfer shares of common stock held by it prior to the earlier of (x) twelve months after the Closing, (y) the date on which the last sales price of the common stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-trading day period commencing at least 150 days after the business combination and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the Sponsor and Jefferies will agree that they will not transfer private placement units (or any securities underlying the private placement units) until 30 days after the Closing. ELM securityholders will agree that they will not transfer shares of common stock received as consideration in the business combination until six months after the Closing; provided, that, Jason Luo and James Taylor will agree that they will not transfer (i) any shares of common stock received as consideration in the business combination until 12 months after the Closing and (ii) 50% of such shares until 24 months after the Closing.

Sponsor Support Agreement

In connection with the entry into the Merger Agreement, the Company, ELM and the Sponsor Parties entered into the Sponsor Support Agreement, substantially in the form attached as Annex K to this proxy statement, pursuant to which each of the Sponsor Parties agreed to, among other things, vote or cause to be voted (or express consent or dissent in writing, as applicable), all of his, her or its shares of common stock that are entitled to vote to approve and adopt the Merger Agreement and the business combination.

Support Agreement

As a condition to the Closing, the Company and ELM stockholders will execute and deliver support agreements, substantially in the form attached as Annex L to this proxy statement, pursuant to which each ELM stockholder will agree to, among other things, (i) consent to, and vote to approve and adopt, the Merger Agreement and the business combination, (ii) waive any dissenters’ or approval rights under applicable law in connection with the business combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholder’s shares until expiration of the Support Agreement.

Organizational Structure

The post-combination company immediately following the business combination will consist of Electric Last Mile Solutions, Inc. (f/k/a Forum Merger III Corporation) and its wholly owned subsidiary Electric Last Mile, Inc. ELM has no subsidiaries.

PIPE Investment

In connection with the transactions contemplated by the Merger Agreement, the Company has entered into the Subscription Agreements with the PIPE Investors pursuant to which the Company agreed to issue and sell to the PIPE Investors in private placements to close immediately prior to the Closing, an aggregate of 13 million shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000. At the Closing, the PIPE Investors and the Company shall consummate the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. For more information regarding the PIPE Investment, see the section entitled “Proposal No. 1 — The Business Combination Proposal — PIPE Investment.”

The ELM Convertible Notes

On December 10, 2020, ELM issued convertible promissory notes to certain investors in an aggregate principal amount of $25 million. The Company will enter into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes will convert at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment multiplied by (ii) 0.90909, and the Company will provide registration rights to the holders of the ELM Convertible Notes. For more information regarding the ELM Convertible Notes, see the section entitled “Proposal No. 1 — The Business Combination Proposal — ELM Convertible Notes.”

Redemption Rights

Pursuant to the current charter, holders of public shares may elect to have their public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable), by (ii) the total number of then-outstanding public shares. As of September 30, 2020, this would have amounted to approximately $10.00 per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., Eastern time, on [      ], 2021, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

Notwithstanding the foregoing, a holder of public shares, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company.

If a holder exercises his, her or its redemption rights, then that holder will be exchanging his, her or its public shares for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if he, she or it properly demands redemption and delivers his, her or its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

We anticipate that, upon completion of the business combination, the approximate ownership interests of the Company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(1)(5)	Assuming Maximum Redemptions of Public Shares(2)(5)
Forum’s Public Stockholders(3)	19.6%	0.1%
ELM Securityholders(6)	62.8%	78.0%
Sponsor(4)	5.4%	6.6%
PIPE Investors	10.1%	12.6%
ELM Convertible Note Holders	2.1%	2.7%

____________

(1)      This presentation assumes no holders of Class A common stock exercise their redemption rights with respect to their redeemable Class A common stock upon the Closing.

(2)      This presentation assumes that all public shares, or 25.0 million shares, are redeemed, for a total redemption of $250.0 million in shares of Class A common stock.

(3)      Includes 125,000 private placement shares held by the IPO underwriter.

(4)      Includes the Sponsor and Forum’s current officers and directors. Founder shares are shares of Class B common stock that will be converted into shares of Class A common stock at the Closing on a one-for-one basis.

(5)      Does not include accrued interest on the ELM Convertible Notes which will also be converted into shares of common stock at the Closing.

(6)      Pursuant to the SERES Term Sheet between ELM and SERES entered into on February 9, 2021, it is proposed that 5.0 million shares of common stock will paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares and will reduce the post-combination ownership interests of the ELM securityholders.

The ownership percentages set forth above were calculated based on the amounts set forth in the sources and uses table on page 134 of this proxy statement do not take into account (i) warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing); (ii) the Earnout Shares; or (iii) the issuance of any shares upon completion of the business combination under the Incentive Plan, substantially in the form attached to this proxy statement as Annex E. Founder shares will be converted into shares of common stock at the Closing on a one-for-one basis. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. In addition, Company will place 250,000 shares of common stock into an adjustment escrow account, as described on pages 11-17, to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

The issuance of 20% or more of our outstanding shares of common stock in connection with the Merger Agreement requires stockholder approval of the Nasdaq Proposal.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Board of Directors of the Company Following the Business Combination

Upon approval of the condition precedent proposals and consummation of the business combination, we will have a staggered board consisting of three classes, and our Board anticipates increasing its initial size from six directors to seven directors, with Class I directors having a term that expires at the next annual meeting of stockholders following the effectiveness of the proposed charter, Class II directors having a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter and Class III directors having a term that expires at the third annual meeting of stockholders following the effectiveness of the proposed charter, or, in each case, when his or her successor is elected and qualified, or, in each case, upon his or her earlier death, resignation, retirement or removal. Pursuant to the terms of the Director Nomination Agreement, of the seven directors to be elected to our Board, five will be designated by ELM and two will be designated by the Sponsor.

The Advisory Charter Proposals

The Advisory Charter Proposals are being presented in accordance with SEC guidance, will be voted upon on an advisory basis, and are not binding on the Company. Upon the Closing and assuming the approval at the special meeting of the Charter Proposal, the current charter will be amended to reflect various differences between it and the proposed charter, including some that materially affect stockholder rights.

Please see the section entitled “Proposal No. 4 — The Advisory Charter Proposals” for more information.

Other Proposals

In addition to the Business Combination Proposal and the Advisory Charter Proposals, at the special meeting, the stockholders of the Company will also be asked to vote on:

•        A proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders

(including any shares of common stock issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the PIPE Investment, (y) shares of common stock to the holders of the ELM Convertible Notes upon conversion of the ELM Convertible Notes and (z) shares of common stock reserved for the Incentive Plan;

•        A proposal to approve the Company’s proposed charter, substantially in the form attached to this proxy statement as Annex C, in connection with the business combination;

•        A proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan;

•        A proposal to elect seven directors to serve staggered terms on the Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board continues to have two classes of directors, to elect three directors to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal; and

•        A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Please see the sections entitled “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter Proposal,” “Proposal No. 5 — The Incentive Plan Proposal,” “Proposal No. 6 — The Director Election Proposal” and “Proposal No. 7 — The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The special meeting will be a virtual meeting conducted exclusively via live webcast starting at [9:00] a.m., Eastern time, on [      ], 2021, or at such other date, time and place to which the meeting may be adjourned or postponed, to consider and vote upon the proposals. You may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting [      ] and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Registering for the Special Meeting

Pre-registration at [      ] is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by [      ], 2021. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to [      ], enter the 12-digit control number included on your proxy card or obtained through Continental Stock Transfer & Trust Company and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Voting Power; Record Date

Only stockholders of record at the close of business on [      ], 2021, the record date for the special meeting, will be entitled to vote at the special meeting. You are entitled to one vote for each share of common stock that you owned as of the close of business on the record date.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [31,991,250] shares of common stock outstanding and entitled to vote, of which [25,741,250] are shares of Class A common stock and [6,250,000] are shares of Class B common stock held by the Sponsor.

Accounting Treatment

The business combination is expected to be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting Forum will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on ELM securityholders expecting to have a majority of the voting power of the combined company, ELM comprising the ongoing operations of the combined entity, ELM comprising a majority of the governing body of the combined company, and ELM’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of ELM issuing stock for the net assets of Forum, accompanied by a recapitalization. Assuming this treatment, the net assets of Forum will be stated at historical cost, with no goodwill or other intangible assets recorded.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the business combination.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies.

If a stockholder grants a proxy, he, she or it may still vote his, her or its shares at the special meeting or if he, she or it revokes its proxy before the special meeting. A stockholder may also change his, her or its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, the Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, those of our other stockholders. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the business combination, and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

These interests include, among other things:

•        the fact that the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that the Sponsor paid $25,000 for the founder shares and those securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $84,625,000 based on the closing price of our Class A common stock on Nasdaq on December 31, 2020, but, given the restrictions on those shares, we believe those shares have less value;

•        the fact that the Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete an initial business combination by August 21, 2022;

•        the fact that the Sponsor paid $6,162,500 for its 616,250 units, at a price of $10.00 per unit, with each unit consisting of one share of Class A common stock and one warrant exercisable to purchase one share of common stock at a price of $11.50 per share in a private placement, and that the private placement warrants will expire worthless if a business combination is not consummated by August 21, 2022;

•        the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•        the anticipated appointment of our Co-Chief Executive Officer, Chief Financial Officer and Director, David Boris, as a director of the post-combination company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that the Sponsor and our officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses or repaid the Working Capital Loans, if any, if an initial business combination is not consummated by August 21, 2022; and

•        the fact that at the Closing we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to the Investors and their permitted transferees.

Reasons for the Approval of the Business Combination

We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Board considered and evaluated several factors in evaluating and negotiating the business combination and the Merger Agreement. For additional information relating to the Board’s evaluation of the transaction and the factors it considered in connection therewith, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Our Board’s Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

The respective obligations of the Company and ELM to consummate the business combination are subject to the satisfaction or written waiver by both the Company and ELM, of each of the following conditions, among others:

•        No governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the business combination in force; and

•        The approval of the condition precedent proposals at the special meeting.

The obligation of the Company to consummate the business combination is subject to the satisfaction, on or prior to the Closing, of certain conditions (any or all of which may be waived in writing by the Company), including, among others:

•        ELM must have performed as of or prior to the Closing each of the covenants required to be performed by it as of or prior to the Closing under the Merger Agreement in all material respects; and

•        From the date of the Merger Agreement until the Closing Date, there must not have occurred any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Material Adverse Effect (as defined in the Merger Agreement).

The obligation of ELM to consummate the business combination is subject to the satisfaction, on or prior to the Closing, of certain conditions (any or all of which may be waived in writing by ELM), including, among others:

•        Each of the covenants of the Company required to be performed by it as of or prior to the Closing must have been performed in all material respects; and

•        Since the date of the Merger Agreement until the Closing Date, there must not have occurred any change, event or effect that constitutes a Parent Material Adverse Effect (as defined in the Merger Agreement).

Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination” for additional information.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied.

At any time before or after consummation of the business combination, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the business combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the business combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor ELM is aware of any material regulatory approvals or actions that are required for completion of the business combination other than the expiration or early termination of the waiting period under the HSR Act.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy (which would include presence at the virtual special meeting).

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of a majority of our outstanding shares entitled to vote thereon at the special meeting.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting on any of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal, but will have the effect of votes “AGAINST” the Charter Proposal.

The Closing is conditioned on, among other things, the approval of the condition precedent proposals at the special meeting. The election of seven director nominees under the Director Election Proposal is conditioned on the approval of the other condition precedent proposals, including the Charter Proposal. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that if the condition precedent proposals do not receive the requisite vote for approval and are not waived by the parties to the Merger Agreement, we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by August 21, 2022, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to our public stockholders.

Recommendation to our Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals and “FOR” each of the director nominees.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Risk Factors

In evaluating the business combination and the proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 50 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and ELM to complete the business combination, and (ii) the business, cash flows, financial condition and results of operations of the post-combination company following consummation of the business combination.

These risk factors include, but are not limited to, the following:

•        If amendments to the Existing Carveout Agreements are not completed as contemplated by the SERES Term Sheet or if such amendments to the Existing Carveout Agreements are not in a form and substance that is acceptable to Forum in its sole discretion, Forum may terminate the Merger Agreement, in which event the business combination would not occur.

•        The closing of the business combination is conditioned upon the consummation of the Carveout Transaction.

•        Until such time as, and if, the post-combination company develops or obtains rights to alternative technology, the post-combination company will be dependent on the Existing SERES Intellectual Property License Agreement for the technology underlying the platform for its Urban Delivery and Urban Utility vehicles.

•        The Existing Sokon Supply Agreement is currently the sole source for a significant portion of the components to be used in the post-combination company’s Urban Delivery and Urban Utility vehicles.

•        The acquisition of the ELM Facility may require the post-combination company to accept all environmental responsibility for the real property.

•        The post-combination company is a new company with no prior operating history, which makes it very difficult to evaluate the post-combination company’s future business prospects.

•        The post-combination company is subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect the post-combination company’s business, prospects, financial condition and operating results.

•        The post-combination company expects to require continued capital investment in the future.

•        Failure to successfully finish the modification of the ELM Facility to support the commercial production of the ELM Vehicles could adversely affect the post-combination company’s business, prospects, financial condition and operating results.

•        The post-combination company will rely on complex machinery for its operations, and production of the ELM Vehicles will involve a significant degree of risk and uncertainty in terms of operational performance and costs.

•        As the ELM Vehicles are still in the development phase, the post-combination company does not have any current customers or any pending orders, and there is no assurance that non-binding pre-orders will be converted into binding orders or sales.

•        The post-combination company’s growth depends upon its ability to develop and maintain relationships with suppliers of critical components, including battery cells, and to develop its supply chain, while effectively managing the risks related to such relationships.

•        The post-combination company may experience delays in realizing its projected timelines and cost and volume targets for the production, launch and ramp up of production of the ELM Vehicles and the modification of the ELM Facility, which could adversely impact the post-combination company’s business, prospects, financial condition and operating results.

•        The post-combination company will initially depend on revenue generated from a single model and in the foreseeable future will be significantly dependent on a limited number of models.

•        If the post-combination company fails to scale its business operations and otherwise manage its growth effectively, it may not be able to produce, market, service and sell the ELM Vehicles successfully.

•        The post-combination company may not be able to accurately estimate the supply and demand for the ELM Vehicles, which could result in inefficiencies in its business and hinder its ability to generate revenue. If the post-combination company fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.

•        The post-combination company’s growth is dependent upon the willingness of operators of commercial vehicle fleets and fleet management companies to adopt electric vehicles and on the post-combination company’s ability to produce, sell and service vehicles that meet their needs. If the market for commercial electric delivery vehicles does not develop as the post-combination company expects or develops more slowly than the post-combination company expects, the post-combination company’s business, prospects, financial condition and operating results will be adversely affected.

•        The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on the post-combination company’s business, prospects, financial condition and operating results.

•        If the post-combination company is unable to address the service requirements of its future customers, the post-combination company’s business will be materially and adversely affected.

•        Increases in costs, disruption of supply or shortage of lithium-ion battery cells could harm the post-combination company’s business.

•        The post-combination company may be unable to adequately control the costs associated with its operations.

•        The post-combination company depends upon key personnel and will need to hire and train additional personnel.

•        The post-combination company faces intense competition, which could prevent the post-combination company from potentially being the “first to market” in the United States’ Class 1 electric commercial vehicle market with an electric “last mile” urban delivery vehicle. Many of the post-combination company’s competitors have significantly greater financial or other resources, longer operating histories and greater name recognition than the post-combination company does, and one or more of these competitors could use their greater resources and/or name recognition to gain market share at the post-combination company’s expense or could make it difficult for the post-combination company to establish significant market share.

•        The post-combination company’s electric vehicles will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than the ELM Vehicles.

•        The post-combination company may be unable to keep up with changes in electric vehicle technology as new entrants and existing, larger manufacturers enter the electric vehicle space.

•        Product liability or other claims could have a material adverse effect on the post-combination company’s business.

•        The ELM Vehicles will make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have been observed to catch fire or vent smoke and flames. If such events occur in the ELM Vehicles, the post-combination company could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect the post-combination company’s business, prospects, financial condition and operating results.

•        If the ELM Vehicles fail to perform as expected, the post-combination company’s ability to develop, market and sell the ELM Vehicles could be harmed.

•        The post-combination company may be compelled to undertake product recalls or take other actions, which could adversely affect the post-combination company’s reputation, and its business, prospects, financial condition and operating results.

•        Insufficient warranty reserves to cover future warranty claims could adversely affect the post-combination company’s business, prospects, financial condition and operating results.

•        Regulatory requirements may have a negative effect upon the post-combination company’s business.

•        The post-combination company’s success may be dependent on its development and protection of intellectual property rights.

•        The post-combination company may be exposed to liability for infringing other companies’ intellectual property rights.

•        The ELM Facility could be damaged or adversely affected as a result of disasters or other unpredictable events. Any prolonged disruption in the operations of the ELM Facility would adversely affect the post-combination company’s business, prospects, financial condition and operating results.

•        The post-combination company may be exposed to delays, limitations and risks related to the environmental permits and other operating permits required to operate the ELM Facility.

•        The post-combination company does not currently have a third-party retail product distribution network.

•        If the post-combination company is unable to establish and maintain confidence in its long-term business prospects among commercial fleet operators and fleet management companies and within its industry, then the post-combination company’s financial condition, operating results and business prospects may suffer materially.

•        The post-combination company intends to collect and process certain information about its customers and will be subject to various privacy and data protection laws.

•        There are complex software and technology systems that must be developed and/or modified in coordination with vendors and suppliers in order to commence full scale production of the ELM Vehicles, and there can be no assurance such systems will be successfully developed and/or modified.

•        Interruption or failure of, or unauthorized access to, the post-combination company’s or the ELM Vehicles’ information technology and communications systems could adversely affect the post-combination company’s operating results and reputation.

•        The post-combination company may not succeed in establishing, maintaining and strengthening its brand, which would materially and adversely affect customer acceptance of the ELM Vehicles and the post-combination company’s business, prospects, financial condition and operating results.

•        The post-combination company’s insurance strategy may not be adequate to protect the post-combination company from all business risks.

•        The post-combination company is or may be subject to risks associated with strategic alliances or acquisitions.

•        The management of EVAP Operations and its independent registered public accounting firm have identified internal control deficiencies that constitute a material weakness. If the post-combination company fails to establish and maintain effective internal control over financial reporting in the future, the ability of the post-combination company to timely and accurately report its financial results could be adversely affected.

•        The post-combination company’s management has limited experience in operating a public company.

•        The post-combination company’s forecasted operating and financial results rely in large part upon assumptions and analyses developed by the Company. If these assumptions and analyses prove to be incorrect, the post-combination company’s actual operating and financial results may be significantly below its forecasts.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table contains summary historical financial data as of and for the nine months ended September 30, 2020 and as of and for the period ended December 31, 2019. The statement of operations data for the period ended December 31, 2019, and the balance sheet data as of December 31, 2019, are derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. The statement of operations data for the nine months ended September 30, 2020, and the balance sheet data as of September 30, 2020, are derived from our unaudited condensed financial statements, which are included elsewhere in this proxy statement. The unaudited condensed financial statements have been prepared in conformity with GAAP and are prepared on the same basis as the annual audited financial statements included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

	Nine Months ended September 30, 2020	For the Period from June 25, 2019 (inception) Through December 31, 2019
	(unaudited)
Statement of Operations Data:
Formation and General and administrative expenses	$125,962	$2,156
Net loss	(103,115)	(2,156)
Basic and diluted income per share	$0.00	$0.00

Statement of Cash Flow Data:
Net cash used in operating activities	$(187,138)	$(190)
Net cash used in investing activities	(250,000,000)	—
Net cash provided by financing activities	251,982,232	20,000
	As of September 30, 2020	As of December 31, 2019
	(unaudited)
Balance Sheet Data:
Total cash	$1,814,904	$19,810
Total assets	252,029,026	82,536
Total liabilities	8,882,065	59,692
Total stockholders’ equity	5,000,001	22,844

SUMMARY HISTORICAL FINANCIAL INFORMATION OF EVAP Operations
(A COMPONENT OF SERES)

The summary historical financial information of EVAP Operations for the years ended December 31, 2019 and 2018 are derived from EVAP Operations’ audited combined carve-out financial statements included elsewhere in this proxy statement. ELM did not have material assets, liabilities or operations for the periods presented, therefore, the financial statements of EVAP Operations have been included in this proxy statement as the financial predecessor of ELM, assuming the consummation of the acquisition of the EVAP Operations by ELM. The summary historical financial information of EVAP Operations for the nine months ended September 30, 2020 and 2019 are derived from EVAP Operations’ unaudited interim condensed combined carve-out financial statements included elsewhere in this proxy statement. In the opinion of ELM’s management, the unaudited interim condensed combined carve-out financial statements include all adjustments necessary to state fairly EVAP Operations’ financial position and results of operations as of and for the nine months ended September 30, 2020 and 2019. EVAP Operations’ results are not necessarily indicative of the results that may be expected in the future and the results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2020 or any other period. You should read the following selected historical financial data together with “ELM Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVAP Operations” and EVAP Operations’ combined carve-out financial statements and related notes included elsewhere in this proxy statement.

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Year Ended December 31, 2019	Year Ended December 31, 2018
	(unaudited)	(unaudited)
Statement of Operations Data:
Operating expense
Personnel expense	$2,372,157	$6,730,220	$7,755,825	$8,244,181
General and administrative expense	3,668,295	4,632,287	6,579,184	8,616,940
Total operating expense	6,040,452	11,362,507	14,335,009	16,861,121
Other expense	26,687	4,443	35,583	5,924
Loss before income taxes	(6,067,139)	(11,366,950)	(14,370,592)	(16,867,045)
Income tax expense	—	—	—	—
Net loss and comprehensive loss	$(6,067,139)	$(11,366,950)	$(14,370,592)	$(16,867,045)
	September 30, 2020	December 31, 2019	December 31, 2018
	(unaudited)
Balance Sheet Data:
Property, plant, and equipment-Net	$131,920,828	$132,025,159	$116,040,370
Total assets	131,980,823	132,067,041	127,324,113
Total liabilities	1,285,157	1,161,199	2,317,172
Parent’s* net investment	130,695,666	130,905,842	125,006,941

____________

*        Represents investment of SERES in EVAP Operations

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the business combination and the proposals to be voted on at the special meeting. The following risk factors apply to the business and operations of ELM and will also apply to the business and operations of the post-combination company following the completion of the Carveout Transaction and business combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the business combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risk Factors Relating to Carveout Transaction

If amendments to the Existing Carveout Agreements are not completed as contemplated by the SERES Term Sheet or if such amendments to the Existing Carveout Agreements are not in a form and substance that is acceptable to Forum in its sole discretion, Forum may terminate the Merger Agreement, in which event the business combination would not occur.

On February 9, 2021, ELM entered into the SERES Term Sheet with SERES setting forth certain provisions which ELM and SERES intend to incorporate into amendments to the Existing Carveout Agreements. As the SERES Term Sheet contains terms and conditions that are non-binding, there is the potential that ELM and SERES will be unable to agree to final terms or enter into amendments to the Existing Carveout Agreements in a timely manner or at all. Pursuant to the Merger Agreement, any such definitive agreements to be entered into by ELM and SERES must be in form and substance acceptable to Forum in its sole discretion. If ELM does not enter into definitive agreements with SERES in a form and substance that is acceptable to Forum, Forum may terminate the Merger Agreement, in which event the business combination would not occur.

The closing of the business combination is conditioned upon the consummation of the Carveout Transaction.

The business combination is conditioned upon the consummation of the Carveout Transaction, at or prior to the Closing, including (i) the execution and effectiveness of the Key Contracts between ELM and SERES that are each in form and substance acceptable to Forum (at Forum’s sole discretion), (ii) the acquisition by ELM of a leasehold interest in, or fee simple title to, the Mishawaka, Indiana manufacturing facility, and (iii) the acquisition by ELM from SERES of key intellectual property rights related to its proposed business, including the right to use intellectual property related to the manufacture and design of certain electric urban utility and commercial vehicles. In September 2020, ELM and SERES entered into the Existing SERES Asset Purchase Agreement and the Existing SERES Intellectual Property License Agreement. At the same time, ELM and Sokon entered into the Existing Sokon Supply Agreement. If the Carveout Transaction is not consummated prior to the Closing, if the definitive agreements between ELM and SERES as contemplated by the SERES Term Sheet are not in form and substance acceptable to Forum, if the Key Contracts have been terminated or are otherwise not in effect or if the transactions contemplated by the Key Contracts have not been consummated, the business combination will not close.

Until such time as, and if, ELM develops or obtains rights to alternative technology, ELM will be dependent on the Existing SERES Intellectual Property License Agreement for the technology underlying the platform for its Urban Delivery and Urban Utility vehicles.

ELM has licensed the technology underlying the platform for its Urban Delivery and Urban Utility vehicles from SERES under the Existing SERES Intellectual Property License Agreement. ELM will be dependent on this licensed technology until such time as, and if, ELM develops or obtains rights to alternative technology.

In addition, the SERES Term Sheet contemplates a proposed amendment to the Existing SERES Intellectual Property License Agreement. If definitive documentation with respect to such proposed amendment is not entered into, if ELM and SERES are unable to agree on final terms or if any other any disagreement or dispute arises with SERES with respect to the Existing SERES Intellectual Property License Agreement, ELM may be unable to license the technology underlying the platform for the Urban Delivery and Urban Utility vehicles. In such event, ELM may be required to license alternative technology for use in the production and manufacture of its vehicles, which could be costly, could delay the production of the vehicles, and could result in the loss of ELM’s potential “first mover” advantage in the Class 1 electric commercial vehicle space in the United States, all of which could have a material adverse impact on ELM’s business, prospects, financial condition, and operating results.

The Existing Sokon Supply Agreement is currently the sole source for a significant portion of the components to be used in ELM’s Urban Delivery and Urban Utility vehicles.

The Existing Sokon Supply Agreement currently represents ELM’s sole source of supply for a significant portion of the components to be used in ELM’s electric Urban Delivery and Urban Utility vehicles. If ELM and Sokon are unable to agree on final terms or there is a disagreement or dispute with respect to the Existing Sokon Supply Agreement or Sokon is unable or unwilling to perform any of its obligations under the Existing Sokon Supply Agreement, the post-combination company may experience delays in identifying alternative sources. There can be no assurance that the post-combination company will be able to find alternative sources or that components from such other sources would be materially similar to the cost and quality of the components the post-combination company intends to source from Sokon under the Existing Sokon Supply Agreement, all of which could have a material adverse impact on the post-combination company’s business, prospects, financial condition, and operating results.

Risk Factors Relating to the Post-Combination Company

Unless otherwise indicated or the context otherwise requires, references in “Risk Factors Relating to the Post-Combination Company” to the “Company” refers to the current business and operations of ELM after giving effect, and is subject, to the consummation of the Carveout Transaction and business combination.

Risks Related to the Post-Combination Company’s Business and Industry

ELM is a new company with no prior operating history, which makes it very difficult to evaluate the Company’s future business prospects.

ELM is a new company that was formed in August 2020. Prior to such time, ELM had no operations or assets. Further, ELM has generated no revenue to date. As ELM works to transition from initial start-up activities to commercial production and sales, it is difficult to forecast the Company’s future results, and the Company has limited insight into trends that may emerge and affect its business. The estimated costs and timelines that the Company has developed to reach full scale commercial production of the Urban Delivery and Urban Utility vehicles (collectively, the “ELM Vehicles”) are subject to inherent risks and uncertainties involved in the transition from a start-up company focused on developing its prototype vehicles to the large-scale manufacture and sale of the ELM Vehicles. There can be no assurance of the accuracy of the Company’s estimates related to the costs and timing necessary to (a) finish the modification of the Mishawaka, Indiana manufacturing facility (the “ELM Facility,” which was formerly used to manufacture traditional combustion engine vehicles), such that it can be used by the Company to manufacture the ELM Vehicles on a commercial scale and (b) reach full scale commercial production of the ELM Vehicles. These are complex processes that may be subject to delays, cost overruns and other unforeseen issues. Even if the Company is able to bring the ELM Vehicles to market on time and on budget, there can be no assurance that fleet customers will embrace the ELM Vehicles in significant numbers. Market conditions, many of which are outside of the Company’s control and subject to change, including general economic conditions, the impacts and ongoing uncertainties created by the COVID-19 pandemic, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for the ELM Vehicles and the Company’s business, prospects, financial condition and operating results.

The Company is subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect the Company’s business, prospects, financial condition and operating results.

The Company faces various risks related to public health issues, including epidemics, pandemics and other outbreaks, such as the ongoing COVID-19 pandemic. The effects and potential effects of the COVID-19 pandemic, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for the ELM Vehicles if fleet management companies or other potential customers delay purchases of the ELM Vehicles or if fuel prices for internal combustion engine vehicles remain low. In addition, the COVID-19 crisis may cause an increase in costs resulting from the Company’s efforts to mitigate the effects of COVID-19, delays in the Company’s schedule to achieve full commercial production of the ELM Vehicles, and disruptions to the Company’s supply chain, among other negative effects.

The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders, and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect the Company’s start-up and manufacturing plans. Measures that have been relaxed may be re-implemented if COVID- 19 continues to spread. If, as a result of these measures, the Company has to limit the number of employees and contractors at the ELM Facility at a given time, it could cause a delay in the modification of the ELM Facility and the production schedule for the ELM Vehicles. Further, the Company’s sales and marketing activities may be adversely affected by the inability to conduct in-person sales activities, meetings, events and conferences. If the Company’s workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, the Company’s operations will be adversely affected. The Company’s planned operations at a single manufacturing location concentrate these risks.

The extent to which the COVID-19 pandemic may affect the Company’s business will depend on continued developments, which are uncertain and cannot be predicted. Even if the COVID-19 pandemic subsides, the Company may continue to suffer an adverse impact on its business due to the global economic effect of the pandemic, including any economic recession. If the immediate or prolonged effects of the COVID-19 pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to electric vehicle purchases and other governmental support programs.

The Company expects to require continued capital investment in the future.

The design, manufacture and sale of the ELM Vehicles is a capital-intensive business. The Company’s business plan to design, produce, sell and service the ELM Vehicles is expected to require continued capital investment to fund ongoing operations, continue research and development, and improve infrastructure. There can be no assurance that the Company will have access to the capital it needs on favorable terms when required or at all. If the Company cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be materially and adversely affected.

Failure to successfully finish the modification of the ELM Facility to support the commercial production of the ELM Vehicles could adversely affect the Company’s business, prospects, financial condition and operating results.

The modification of the ELM Facility for production of the ELM Vehicles is complicated and may present significant challenges. The size of the ELM Facility is approximately 675,000 square feet, and although the ELM Facility has been retooled and reconfigured to allow for the production of electric passenger vehicles, certain areas of the ELM Facility still need to be tooled to allow for the production of the ELM Vehicles in particular. The Company expects to invest an additional approximately $45 million in 2021 to support the start of production of the Urban Delivery vehicle line. As with any capital project, any necessary modifying or tooling could be subject to delays, cost overruns or other complications, as well as the need to make additional changes to the ELM Facility. A failure to commence commercial production at the ELM Facility on schedule would lead to additional costs and delay the Company’s ability to generate meaningful revenues. In addition, any such delays could diminish the anticipated “first mover” advantage the Company aims to attain in the Class 1 electric commercial vehicle space in the United States with the Urban Delivery, prevent the Company from gaining the confidence of potential customers, and open the door to increased competition. All of the foregoing could hinder the Company’s ability to successfully launch and grow its business and achieve a competitive position in the electric commercial delivery vehicle market.

The Company will rely on complex machinery for its operations, and production of the ELM Vehicles will involve a significant degree of risk and uncertainty in terms of operational performance and costs.

The Company will rely on complex machinery for its operations, and the production of the ELM Vehicles will involve a significant degree of risk and uncertainty in terms of operational performance and costs. The ELM Facility will consist of large-scale machinery combining many components. These components are likely to suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency of the ELM Facility. Operational performance and costs can be difficult to predict and will be influenced by factors outside of the Company’s control, such as, but not limited to, the scarcity of natural resources, environmental hazards and remediation, costs associated with the decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, and seismic activity and natural disasters. Should operational risks materialize, they may result in personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on the Company’s business, prospects, financial condition and operating results.

As the ELM Vehicles are still in the development phase, the Company does not have any current customers or any pending orders, and there is no assurance that non-binding pre-orders will be converted into binding orders or sales.

The Company’s business model is focused on building relationships with fleet customers, fleet management companies and dealers. To date, the Company has engaged in limited marketing activities and the Company has no binding contracts with customers. The non-binding pre-orders that the Company has signed did not require customer deposits and may not be converted into binding orders or sales. Until the time that the design and development of the ELM Vehicles are complete, the ELM Vehicles are commercially available for purchase and the Company is able to scale up its marketing function to support sales, there will be uncertainty as to customer demand for the ELM Vehicles. A long wait time from the time a pre-order is made until the delivery of the ELM Vehicles is possible, and any delays beyond expected wait times could adversely impact user decisions on whether to ultimately make a purchase. Even if the Company is able to obtain binding orders, customers may limit their volume of purchases initially as they assess the ELM Vehicles and whether to make a broader transition to electric vehicles. This may be a long process and will depend on the safety, reliability, efficiency and quality of the ELM Vehicles, as well as the support and service that the Company offers. It will also depend on factors outside of the Company’s control, such as general market conditions and broader trends in fleet management and vehicle electrification that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for the ELM Vehicles and the sales that the Company will be able to achieve.

The Company’s growth depends upon its ability to develop and maintain relationships with suppliers of critical components, including battery cells, and to develop its supply chain, while effectively managing the risks related to such relationships.

The Company’s success will be dependent upon its ability to enter into supplier agreements and develop and maintain its relationships with suppliers who are critical to the output and production of the ELM Vehicles, including suppliers of battery cells. Initially, a significant portion of the components used by the Company for the Urban Delivery will be supplied solely by Sokon Group, see “Risk Factors Relating to Carveout Transaction — The Existing Sokon Supply Agreement is currently the sole source for a significant portion of the components to be used in ELM’s Urban Delivery and Urban Utility vehicles.” If disputes arise with Sokon related to the Sokon Supply Agreement, the Company may be unable to timely enter into other supply agreements to obtain components necessary for the ELM Vehicles. Even if the Company is successful in entering into such agreements, the suppliers, including suppliers of battery cells, may become unable to provide, or experience delays in providing, components or if the supply agreements with the Company are terminated, the Company may be unable to find replacement components in a timely manner

(or at all). Changes in business conditions, pandemics, governmental changes and other factors beyond the Company’s control or that the Company does not presently anticipate could adversely affect the Company’s ability to receive components from its suppliers.

The Company may be at a disadvantage in negotiating supply agreements for the production of its ELM Vehicles due to its lack of operating history. Any delays or difficulties encountered by the Company in finalizing the supply agreements for the components of the ELM Vehicles will delay the Company’s ability to commercially manufacture the ELMS Vehicles, and the cost of components under any such supply agreements could be at prices that make it difficult for the Company to compete with other vehicle manufacturers or to operate profitably.

In response to the changing global market and increased demand for supplies for electric vehicles as well as geopolitical conditions, the Company’s suppliers may extend lead times, limit supplies, place products on allocation or increase prices due to commodity price increases, capacity constraints or other factors. In the event that the Company cannot timely obtain sufficient quantities of materials at reasonable prices, the quality of the materials deteriorates or the Company is not able to pass on higher materials costs to its customers, the Company’s business, prospects, financial condition and operating results could be adversely impacted.

The Company may experience delays in realizing its projected timelines and cost and volume targets for the production, launch and ramp up of production of the ELM Vehicles and the modification of the ELM Facility, which could adversely impact the Company’s business, prospects, financial condition and operating results.

The Company has no experience in manufacturing the ELM Vehicles. The Company’s business depends on its ability to develop, manufacture, market and sell the ELM Vehicles. Any delay in the financing (including a delay in the completion of the business combination), design, manufacture and launch of the ELM Vehicles, including in the modification of the ELM Facility, could materially damage the Company’s business, prospects, financial condition and operating results. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent the Company experiences delays in the modification of the ELM Facility or delays in the launch of the ELM Vehicles, the Company’s growth prospects could be adversely affected. In addition, any such delays could diminish the anticipated “first mover” advantage the Company aims to attain in the Class 1 electric commercial vehicle space in the United States with the Urban Delivery, prevent the Company from gaining the confidence of potential customers and result in increased competition. The Company expects to rely on third-party suppliers to develop and provide many of the key components and materials used in the ELM Vehicles. To the extent the Company’s suppliers experience any delays in providing the Company with or developing necessary components, whether due to the COVID-19 pandemic or other reasons, the Company could experience delays in meeting its projected timelines.

The Company will initially depend on revenue generated from a single model and in the foreseeable future will be significantly dependent on a limited number of models.

The Company will initially depend on revenue generated from a single vehicle model (the Urban Delivery) and in the foreseeable future will be significantly dependent on a single or limited number of models (the Urban Delivery and the Urban Utility). Historically, automobile customers have come to expect a variety of vehicle models offered in a manufacturer’s fleet and new and improved vehicle models to be introduced frequently. Given that, for the foreseeable future, the Company’s business will depend on a single or limited number of models, to the extent a particular model is not well-received by the market, the Company’s sales volume, business, prospects, financial condition and operating results could be materially and adversely affected.

If the Company fails to scale its business operations and otherwise manage its growth effectively, it may not be able to produce, market, service and sell the ELM Vehicles successfully.

Any failure to manage the Company’s growth effectively could materially and adversely affect the Company’s business, prospects, financial condition and operating results. The Company plans to commence limited commercial production of the Urban Delivery vehicles at the ELM Facility in the second half of 2021. The Company’s future operating results depend to a large extent on its ability to manage its expansion and growth successfully. However, the Company has no experience in manufacturing the ELM Vehicles. There can be no assurance that the Company will be able to develop efficient, automated, low-cost manufacturing capabilities and processes or reliable sources of component supply that will enable it to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market the ELM Vehicles. Any failure to develop such manufacturing capabilities and processes within the Company’s projected costs and timelines could stunt the Company’s growth and impair its ability to produce, market, service and sell the ELM Vehicles successfully. Further, as a new company, ELM will need to hire and train sufficient personnel and develop management, financial, accounting, information and operating systems to support its current operations and its expected growth.

The Company may not be able to accurately estimate the supply and demand for the ELM Vehicles, which could result in inefficiencies in its business and hinder its ability to generate revenue. If the Company fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.

It is difficult to predict the Company’s future revenues and appropriately budget for its expenses, and the Company may have limited insight into trends that may emerge and affect its business. The Company will be required to provide forecasts of its demand to certain of its suppliers in advance of the scheduled delivery of the ELM Vehicles to its prospective customers. Currently, there is no historical basis for estimating the demand for the ELM Vehicles, or the Company’s ability to develop, manufacture and deliver the ELM Vehicles. If the Company overestimates its requirements, it may have excess inventory, which would increase the Company’s costs. If the Company underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt the manufacture of the ELM Vehicles and result in delays in shipments and revenues. In addition, lead times for materials and components that the Company’s suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If the Company fails to order sufficient quantities of components in a timely manner, the delivery of ELM Vehicles to customers could be delayed, which would harm the Company’s business, prospects, financial condition and operating results.

The Company’s growth is dependent upon the willingness of operators of commercial vehicle fleets and fleet management companies to adopt electric vehicles and on the Company’s ability to produce, sell and service vehicles that meet their needs. If the market for commercial electric delivery vehicles does not develop as the Company expects or develops more slowly than the Company expects, the Company’s business, prospects, financial condition and operating results will be adversely affected.

The Company’s growth is dependent upon the adoption of electric vehicles by operators of commercial vehicle fleets and fleet management companies and on the Company’s ability to produce, sell and service vehicles that meet their needs. The entry of commercial electric vehicles into the “last mile” commercial vehicle market is a relatively new development, particularly in the United States, and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using electric vehicles in their businesses. The adoption of electric delivery vehicles has been slow to date. As part of the Company’s sales efforts, the Company must educate fleet managers as to the potential savings during the life of the ELM Vehicles and the expected lower “total cost of ownership” of the ELM Vehicles. The Company believes that operators of commercial vehicle fleets and fleet management companies will consider many factors when deciding whether to purchase the ELM Vehicles (or commercial electric vehicles generally) or vehicles powered by internal combustion engines, particularly natural gas-fueled vehicles. The Company believes these factors include:

•        the difference between the initial purchase price of commercial electric vehicles and the initial purchase price of comparable vehicles powered by internal combustion engines, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of electric vehicles;

•        the total cost of ownership of an ELM Vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;

•        the availability of tax and other governmental incentives to purchase and operate electric vehicles and future regulations requiring increased use of nonpolluting vehicles;

•        government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•        fuel prices, including a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to electric vehicles;

•        the cost and availability of other alternatives to gasoline-fueled vehicles, such as vehicles powered by natural gas;

•        corporate sustainability initiatives;

•        commercial electric vehicle quality, performance and safety (particularly with respect to lithium-ion battery packs);

•        the quality and availability of service for the ELM Vehicles, including the availability of replacement parts;

•        the limited range over which the ELM Vehicles may be driven on a single battery charge;

•        access to charging stations and related infrastructure costs, and standardization of electric vehicle charging systems;

•        electric grid capacity and reliability; and

•        macroeconomic factors.

If, in weighing these factors, operators of commercial vehicle fleets and fleet management companies determine that there is not a compelling business justification for purchasing commercial electric vehicles, particularly the ELM Vehicles, then the market for the ELM Vehicles may not develop as the Company anticipates or may develop more slowly than the Company expects, which would adversely affect the Company’s business, prospects, financial condition and operating results.

There is no assurance that current governmental incentives and subsidies available for purchasers of electric vehicles will remain available. Any reduction, elimination or selective application of tax and other governmental incentives and subsidies because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the electric commercial vehicle industry generally or the ELM Vehicles in particular, which would adversely affect the Company’s business, prospects, financial condition and operating results.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on the Company’s business, prospects, financial condition and operating results.

Any reduction, elimination, or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle or other reasons, may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally or the ELM vehicles in particular. This could materially and adversely affect the growth of the alternative fuel and electric vehicle markets and the Company’s business, prospects, financial condition and operating results. There is no guarantee that certain tax credits and other incentives for alternative energy production and/or alternative fuel and electric vehicles that were or are currently available will be available in the future. If current tax incentives are not available in the future, the Company’s financial position could be harmed.

If the Company is unable to address the service requirements of its future customers, the Company’s business will be materially and adversely affected.

Demand for the ELM Vehicles will depend, in part, on the availability of service support options. Servicing electric vehicles is different than servicing internal combustion engine or hybrid vehicles and requires specialized skills, including high voltage training and servicing techniques. As the ELM Vehicles are not yet in production, the Company does not have experience servicing the ELM Vehicles. The Company plans to provide service for the ELM Vehicles in various ways, including through third-party service providers. The Company does not currently have any such arrangements in place with such third-party providers. Some potential customers may choose not to purchase the ELM Vehicles because of the lack of a more widespread service network. If the Company is unable to satisfactorily service its future customers, the Company’s ability to generate customer loyalty, grow its business and sell the ELM Vehicles could be impaired.

Increases in costs, disruption of supply or shortage of lithium-ion battery cells could harm the Company’s business.

The Company is exposed to multiple risks relating to the availability of and price fluctuations for battery cells. These risks include:

•        the inability or unwillingness of current battery manufacturers to build or operate battery cell production facilities to supply the numbers of battery cells required to support the growth of the electric vehicle industry as demand for such cells increases;

•        disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers;

•        the limited number of manufacturers of lithium-ion battery cells; and

•        an increase in the cost of raw materials.

Any disruption in the supply of battery cells could temporarily disrupt production of the ELM Vehicles until a different supplier is fully qualified. Moreover, battery cell manufacturers may refuse to supply electric vehicle manufacturers if they determine that the vehicles are not sufficiently safe. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause the Company to experience significant increases in freight charges. Substantial increases in the prices for raw materials may increase the cost of the Company’s components and consequently, the costs of products. There can be no assurance that the Company will be able to recoup increasing costs of its components by increasing prices, which could reduce its margins.

The Company may be unable to adequately control the costs associated with its operations.

The Company expects to incur significant costs related to procuring the components required to manufacture the ELM Vehicles. The prices for these components may fluctuate depending on factors beyond the Company’s control.

Furthermore, currency fluctuations, tariffs or shortages in petroleum and other economic or political conditions may result in significant increases in freight charges and raw material costs. Substantial increases in the prices for the Company’s raw materials or components would increase the Company’s operating costs, and could reduce the Company’s margins.

The Company depends upon key personnel and will need to hire and train additional personnel.

The Company’s success depends on the continuing services of key employees. The Company believes the depth and quality of the experience of its executive team in the automotive and electric vehicle industries is a key to the Company’s ability to be successful. The loss of any of these individuals could have a material and adverse effect on the Company’s business operations. Additionally, the success of the Company’s operations will largely depend upon the Company’s ability to successfully attract and retain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that the Company will be able to attract and retain such individuals or that the presence of such individuals will necessarily translate into profitability for the Company. The challenge will be exacerbated for the Company as it attempts to transition from start-up activities to full-scale commercial vehicle manufacturing and sales in a short period of time — particularly under the unforeseeable business conditions which continue to evolve as a result of the impact of the COVID-19 pandemic. The Company’s inability to attract and retain key personnel may materially and adversely affect its business, prospects, financial condition and operating results.

The Company will also need to hire and train a significant number of hourly employees to engage in full-scale commercial manufacturing operations. There are various risks and challenges associated with hiring, training and managing a large workforce in time for the Company to commence its planned commercial production and sale of its Urban Delivery vehicle in the second half of 2021, including that the workforce will not have experience with electric vehicle manufacturing and therefore will require significant training.

Furthermore, the Company anticipates that a significant number of employees to be hired by the Company will be members of a labor union, and the Company could be subject to risks as it negotiates with the union, including negotiations regarding the renewal of the labor union contract that is linked with the used of the ELM Facility and which is set to expire in April 2022. This could be subject to risks including potential work slowdowns or stoppages, delays and increased costs. If the Company is unsuccessful in hiring and training a workforce in a timely and cost-effective manner, its business, prospects, financial condition and operating results could be adversely affected.

The Company faces intense competition, which could prevent the Company from potentially being the “first to market” in the United States’ Class 1 electric commercial vehicle market with an electric “last mile” urban delivery vehicle. Many of the Company’s competitors have significantly greater financial or other resources, longer operating histories and greater name recognition than the Company does, and one or more of these competitors could use their greater resources and/or name recognition to gain market share at the Company’s expense or could make it difficult for the Company to establish significant market share.

The Company faces intense competition in its industry, which could prevent the Company from being the potential “first mover” in the United States’ Class 1 electric commercial vehicle market with an electric “last mile” urban delivery vehicle. Established Original Equipment Manufacturers (“OEMs”) and new entrants to the industry have announced their intent to compete in the commercial electric urban delivery and urban utility vehicle market. In addition, certain OEMs intend to offer and/or currently offer alternative fuel and hybrid vehicles to the commercial fleet market. Further, if commercial fleet operators and fleet management companies begin transitioning to electric urban delivery and urban utility vehicles on a mass scale, which will be necessary for the Company to be successful, the Company expects that more competitors will enter the electric commercial vehicle market and competition will become intense, whether that be in the Class 1 space or otherwise. Certain potential competitors have more significant financial resources, established market positions, and long-standing relationships with customers and dealers, and have more resources available to develop new products and introduce them into the electric commercial vehicle marketplace than are currently available to the Company. As a result, the Company’s competitors may be able to compete more aggressively and sustain that competition over a longer period of time than the Company. This expected competition places significant pressure on the Company’s ability to achieve its goals of completing the development of the Urban Delivery, completing the modification of the ELM Facility and commencing commercial production and sales of the Urban Delivery in the near term. If the Company is unable to do this successfully and leverage any potential “first mover” advantage to build strong customer relationships, the Company may not be able to compete successfully. This intense competitive environment may require the Company to make changes in its products, pricing, licensing, services, distribution or marketing to develop a market position, any of which could have an adverse effect on the Company’s business, prospects, financial condition and operating results.

The Company’s electric vehicles will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than the ELM Vehicles.

The Company’s target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, the Company’s competitors are working on developing technologies that may be introduced in the Company’s target market. If any of these alternative technology vehicles provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of the ELM Vehicles or make the ELM Vehicles uncompetitive or obsolete.

The Company may be unable to keep up with changes in electric vehicle technology as new entrants and existing, larger manufacturers enter the electric vehicle space.

The ELM Vehicles are designed for use with, and are dependent upon, existing electric vehicle technology. As new companies and larger, existing vehicle manufacturers enter the electric vehicle space, the Company may lose any technological advantage it may have had in the marketplace and suffer a decline in its position in the market. As technologies change, the Company plans to upgrade or adapt its products to continue to provide products with the latest technology. However, the Company’s products may become obsolete or the Company’s research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. As a result, the Company’s potential inability to adapt and develop the necessary technology may harm its competitive position.

Product liability or other claims could have a material adverse effect on the Company’s business.

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the manufacturing, marketing and sale of all vehicles, including electric vehicles. Liability insurance policies that the Company puts in place may be inadequate to cover all potential product claims. Any product recall or lawsuit seeking significant monetary damages either in excess of the Company’s coverage, or outside of the Company’s coverage, may have a material adverse effect on the Company’s business, prospects, financial condition and operating results. The Company may not be able to secure additional liability insurance coverage on acceptable terms or at reasonable costs when needed. A successful product liability claim against the Company could require the Company to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about the Company’s products and business and inhibit or prevent commercialization of other future product candidates. The Company cannot provide assurance that such claims and/or recalls will not be made in the future.

The ELM Vehicles will make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have been observed to catch fire or vent smoke and flames. If such events occur in the ELM Vehicles, the Company could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect the Company’s business, prospects, financial condition and operating results.

The battery packs in the ELM Vehicles will use lithium-ion cells, which have been used for years in laptop computers and cell phones. If not appropriately managed and controlled, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials. The Company could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect the Company’s business, prospects, financial condition and operating results. To limit any losses associated with such events, the Company expects to carry commercial general liability, product liability, commercial automobile liability and umbrella insurance, which may not be adequate to ensure against all losses.

If the ELM Vehicles fail to perform as expected, the Company’s ability to develop, market and sell the ELM Vehicles could be harmed.

If the ELM Vehicles were to contain defects in design and/or manufacture that cause them not to perform as expected or that require repair, the Company’s ability to manufacture, market and sell the ELM Vehicles could be harmed. For example, the operation of the ELM Vehicles is highly dependent on software that will require modification and updates over time. Software products are inherently complex and often contain defects and errors when first introduced. The Company currently has a limited frame of reference by which to evaluate the long-term quality, reliability and performance characteristics of the ELM Vehicles, battery packs and other products. There can be no assurance that the Company will be able to detect and repair any defects in the ELM Vehicles (or any of their components) before commencing the sale of the ELM Vehicles. Any product defects or any other failure of the ELM Vehicles to perform as expected could harm the Company’s reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims or significant warranty and other expenses, and could have a material adverse effect on the Company’s business, prospects, financial condition and operating results. As a new entrant to the electric commercial vehicle industry attempting to build customer relationships and earn trust, these adverse effects could be particularly significant to the Company.

The Company may be compelled to undertake product recalls or take other actions, which could adversely affect the Company’s reputation, and its business, prospects, financial condition and operating results.

Any product recall in the future may result in adverse publicity, damage the Company’s reputation and adversely affect the Company’s business, prospects, financial condition and operating results. In the future, the Company may, voluntarily or involuntarily, initiate a recall if any of the Company’s electric vehicles or their components (including battery cells) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. Such recalls, whether caused by systems or components engineered or manufactured by the Company or its suppliers, involve significant expense and diversion of management attention and other resources, which could adversely affect the Company’s brand image in its target market and the Company’s business, prospects, financial condition and operating results.

Insufficient warranty reserves to cover future warranty claims could adversely affect the Company’s business, prospects, financial condition and operating results.

Once the ELM Vehicles are in production, the Company will need to maintain warranty reserves to cover any warranty-related claims. If the Company’s warranty reserves are inadequate to cover such future warranty claims, the Company’s business, prospects, financial condition and operating results could be materially and adversely affected. The Company may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Regulatory requirements may have a negative effect upon the Company’s business.

All vehicles sold must comply with international, federal and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. The ELM Vehicles will be subject to substantial regulation under federal, state and local laws and standards. These regulations include those promulgated by the U.S. Environmental Protection Agency (“EPA”), the National Highway Traffic Safety Administration (“NHTSA”), Pipeline and Hazardous Materials Safety Administration (“PHMSA”) and various state boards, and compliance certification is required for each new model year. These laws and standards are subject to change from time to time, and the Company could become subject to additional regulations in the future. In addition, federal, state and local laws and industrial standards for electric vehicles are still developing. Compliance with these regulations and standards could be challenging, burdensome, time consuming and expensive. If compliance results in delays or substantial expenses, the Company’s business, prospects, financial condition and operating results could be adversely affected.

The Company’s success may be dependent on its development and protection of intellectual property rights.

The Company currently plans to license some of the technology and intellectual property rights necessary to produce the ELM Vehicles in the United States from SERES. The Company may develop its own proprietary technology in the future and, accordingly, will need to rely on confidentiality and trade secret protections for such potential future proprietary technology. All new developments by the Company will be owned by the Company. The Company’s success will, in part, depend on its ability to obtain patents and trademarks and protect its trade secrets and proprietary technology. The Company is currently maintaining its engineering and intellectual property developments under confidentiality agreements and other agreements to preserve the Company’s trade secrets and other proprietary technology.

The Company’s confidentiality agreements with its employees, consultants and contractors may not adequately protect its intellectual property, particularly with respect to conflicts of ownership relating to work product generated by the Company’s employees, consultants and contractors, and the Company cannot be certain that others will not gain access to its trade secrets and other proprietary technology. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company’s trade secrets.

The Company may be exposed to liability for infringing other companies’ intellectual property rights.

The Company’s success will, in part, depend on its ability to operate without infringing the proprietary rights of others. The Company cannot be certain that infringement has not occurred or will not occur. The Company could incur substantial costs, in addition to the great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights in a suit with another party.

The acquisition of the ELM Facility may require ELM to accept all environmental responsibility for the real property.

The SERES Term Sheet contemplates that ELM will assume all environmental responsibilities and obligations related to the ELM Facility upon the closing of the Carveout Transaction. If ELM and SERES amend the Existing SERES Asset Purchase Agreement to reflect this contemplated term and such agreement is in form and substance acceptable to Forum, upon the closing of the Carveout Transaction, ELM will assume all environmental liabilities related to the ELM Facility, whether known or unknown. Prior to entering into the SERES Term Sheet, SERES engaged an environmental testing firm to prepare a Phase I Environmental Site Assessment Report with respect to the ELM Facility, and the U.S. Environmental Protection Agency and Indiana Department of Environmental Management have requested SERES’s voluntary participation regarding possible contaminated groundwater extending under the ELM Facility. There can be no assurance that there will not be claims, lawsuits, fines or penalties that may arise with respect to these requests or the possible contaminated groundwater, or that if they do arise, that they will not be material. ELM’s assumption of environmental liabilities related to the ELM Facility could expose ELM to potential costs and liabilities that could adversely impact ELM’s business, prospects, financial condition and operating results.

The ELM Facility could be damaged or adversely affected as a result of disasters or other unpredictable events. Any prolonged disruption in the operations of the ELM Facility would adversely affect the Company’s business, prospects, financial condition and operating results.

The Company plans to manufacture and assemble the ELM Vehicles at a single facility initially. Any prolonged disruption of the ELM Facility, whether due to technical issues, information system issues, communication network issues, strikes, accidents, weather conditions or other natural disasters, the COVID-19 pandemic or otherwise, would adversely affect the Company’s business, prospects, financial condition and operating results.

The Company may be exposed to delays, limitations and risks related to the environmental permits and other operating permits required to operate the ELM Facility.

Operation of an automobile manufacturing facility, such as the ELM Facility, requires land use and environmental permits and other operating permits from federal, state and local government entities for the operation of the facility. The Company may not have all permits necessary to perform its planned operations at the ELM Facility. The Company is in the process of applying for and securing the environmental, wastewater and land-use permits necessary for the commercial operation of the ELM Facility. Delays, denials or restrictions on any of the applications for, or assignments of, the permits needed to operate the ELM Facility could adversely affect the ability of the Company to execute on its business plans and objective.

The Company does not currently have a third-party retail product distribution network.

Third-party dealer networks are the traditional method of vehicle sales distribution. However, the Company does not currently have a traditional third-party retail product distribution network and may sell directly to commercial fleet operators and fleet management companies. If the Company does not engage a traditional third-party retail product distribution network, it will have to build an in-house sales and marketing function at the Company, which may be expensive and time consuming. In addition, if the Company does not engage a traditional third-party retail product distribution network, the lack of such network may result in lost opportunities to generate sales and could limit the Company’s ability to grow. If the Company uses only an in-house sales and marketing team and such team is not effective, the Company’s results of operations and financial conditions could be adversely affected.

If the Company is unable to establish and maintain confidence in its long-term business prospects among commercial fleet operators and fleet management companies and within its industry, then the Company’s financial condition, operating results and business prospects may suffer materially.

Commercial fleet operators and fleet management companies may be less likely to purchase the Company’s products now if they are not convinced that the Company’s business will succeed or that the Company’s operations will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with the Company if they do not believe that the Company’s business will ultimately succeed. Accordingly, to build, maintain and grow the Company’s business, the Company must maintain confidence among commercial fleet operators, fleet management companies, suppliers and other parties in the Company’s liquidity and long-term business prospects. Maintaining such confidence may be complicated by certain factors, such as the Company’s lack of operating history, third party unfamiliarity with the Company’s products, competition, and uncertainty regarding the future of electric vehicles generally. Many of these factors are largely outside the Company’s control, and any negative perceptions about the Company’s long-term business prospects, even if exaggerated or unfounded, would likely harm the Company’s business and make it more difficult to raise additional capital in the future.

The Company intends to collect and process certain information about its customers and will be subject to various privacy and data protection laws.

The Company intends to collect and process certain information about its customers in accordance with applicable law and its own privacy policies. Any failure by the Company to comply with its own privacy policies or any federal, state or international privacy, data protection or security laws or regulations could result in regulatory or litigation-related actions against the Company, legal liability, fines, damages and other costs. A failure by any of the Company’s vendors or business partners to comply with contractual or legal obligations regarding the protection of information about the Company’s customers could carry similar consequences. Should the Company become subject to additional privacy or data protection laws, the Company may need to undertake compliance efforts that could carry a large cost. The Company may be required to expend significant resources to comply with data security incident notification requirements if a third party accesses or acquires the personal information of the Company’s customers without authorization or the Company otherwise experiences a data security incident or loss of customers’ personal information. A major breach of the Company’s network security and systems could have negative effects on the Company’s business, prospects, financial condition and operating results, including possible fines, penalties and damages, reduced demand for the ELM Vehicles and harm to the Company’s reputation and brand. Such a breach could also compromise or lead to a loss of protection of the Company’s intellectual property or trade secrets.

There are complex software and technology systems that must be developed and/or modified in coordination with vendors and suppliers in order to commence full scale production of the ELM Vehicles, and there can be no assurance such systems will be successfully developed and/or modified.

The ELM Vehicles will use a substantial amount of third-party and in-house software and complex hardware to operate. The development and/or modification of such advanced technologies are complex, and the Company will need to coordinate with its vendors and suppliers in order to commence full scale production of the ELM Vehicles. Defects and errors may be revealed over time and the Company’s control over the performance of third-party services and systems may be limited. Thus, the Company’s potential inability to develop and/or modify the necessary software and technology systems may harm its competitive position.

The Company is relying on third-party suppliers to develop a number of emerging technologies for use in its products. These technologies are not today, and may not ever be, commercially viable. There can be no assurance that the Company’s suppliers will be able to meet the technological requirements, production timing and volume requirements to support the Company’s business plan. In addition, the technology may not comply with the cost, performance, useful life and warranty characteristics the Company anticipates in its business plan. As a result, the Company’s business plan could be significantly impacted and the Company may incur significant liabilities under warranty claims which could adversely affect its business, prospects and results of operations.

Interruption or failure of, or unauthorized access to, the Company’s or the ELM Vehicles’ information technology and communications systems could adversely affect the Company’s operating results and reputation.

The Company is currently developing information technology and communications systems to assist it in the management of its business. The production of the ELM Vehicles will require the development, maintenance and improvement of information technology and communications systems in the United States, which will include product data management, procurement, inventory management, production planning and execution, sales, service and logistics, financial, tax and regulatory compliance systems. The Company’s business will depend on these systems.

In addition, software, information technology and communications systems will be integral to the operation and functionality of the ELM Vehicles. The ELM Vehicles will be designed with either hard-wired or built-in data connectivity to accept and install periodic remote updates to improve or update their functionality. The Company cannot be certain that such systems will be entirely free from vulnerabilities. All of these systems may be vulnerable to damage or interruption from, among other things, data breaches, cyber-attacks, fire, natural disasters, power loss, telecommunications failures, computer viruses and other attempts to harm the Company’s systems or the operation of the ELM Vehicles. The Company cannot be certain that these systems or their required functionality will be effectively developed, implemented and maintained, and any disaster recovery planning cannot account for all eventualities. Any compromise of the Company’s proprietary information or the systems of the Company or the ELM Vehicles could adversely affect the Company’s reputation and could result in lengthy interruptions to the Company’s ability to operate its business and its customers’ ability to operate the ELM Vehicles.

The Company may not succeed in establishing, maintaining and strengthening its brand, which would materially and adversely affect customer acceptance of the ELM Vehicles and the Company’s business, prospects, financial condition and operating results.

The Company’s business and prospects depend on its ability to establish, maintain and strengthen its brand through its marketing efforts. If the Company is not able to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. The automobile industry is intensely competitive, and the Company may not be successful in building, maintaining and strengthening its brand. The Company’s current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than the Company does. If the Company does not develop and maintain a strong brand, its business, prospects, financial condition and operating results will be materially and adversely impacted.

The Company’s insurance strategy may not be adequate to protect the Company from all business risks.

In the ordinary course of business, the Company may be subject to losses resulting from product liability, accidents, acts of God and other claims against the Company, for which the Company may have limited or no insurance coverage. The Company may not maintain as much insurance coverage as other OEMs do, and in some cases, the Company may not maintain any at all. Additionally, the policies that the Company does have may include significant deductibles, and the Company cannot be certain that its insurance coverage will be sufficient to cover all future claims against the Company. A loss that is uninsured or exceeds policy limits may require the Company to pay substantial amounts, which could adversely affect the Company’s business, prospects, financial condition and operating results.

The Company is or may be subject to risks associated with strategic alliances or acquisitions.

The Company may from time to time consider entering into strategic alliances, including joint ventures, minority equity investments or other transactions with various third parties to further its business purpose. These alliances could subject the Company to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect the Company’s business, prospects, financial condition and operating results. The Company may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, the Company may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

When appropriate opportunities arise, the Company may acquire additional assets, products, technologies or businesses that are complementary to its existing business. In addition to possible stockholder approval, the Company may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt the Company’s business strategy if it fails to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into the Company require significant attention from the Company’s management and could result in a diversion of resources from the Company’s existing business, which in turn could have an adverse effect on the Company’s operations. Acquired assets or businesses may not generate the financial results the Company expects. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

The management of EVAP Operations and its independent registered public accounting firm have identified internal control deficiencies that constitute a material weakness. If the post-combination company fails to establish and maintain effective internal controls over financial reporting in the future, the ability of the post-combination company to timely and accurately report its financial results could be adversely affected.

As a component of a private company, EVAP Operations has not been required to document and test its internal controls over financial reporting nor has management been required to certify the effectiveness of EVAP Operations’ internal controls, and EVAP Operations’ auditors have not been required to opine on the effectiveness of EVAP Operations’ internal control over financial reporting. Following the business combination, the post-combination company will become subject to the requirements of Sarbanes-Oxley Section 404 and will become subject to the auditor attestation requirement when it loses its “emerging growth company” status and it is deemed to be an accelerated filer, as defined by the SEC rules.

EVAP Operations has historically not been presented as a standalone entity. During the course of preparing the carve-out financial statements of EVAP Operations and in connection with the audit of the carve-out financial statements as of December 31, 2019 and 2018 and for the years then ended, management of EVAP Operations and its independent registered public accounting firm have concluded that there are material weaknesses within its internal control over financial reporting as it relates to accounting for complex transactions, including carve out adjustments and information technology general controls. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the business combination, the Company will seek to create an appropriately designed internal control environment to meet the requirements of Sarbanes-Oxley Section 404. The Company currently has limited resources and does not have the necessary business processes and related internal controls formally designed and implemented, coupled with resources with the appropriate level of experience and technical expertise to oversee the Company’s business processes and controls surrounding risk assessment, segregation of duties and complex accounting matters. If such limitations are not corrected with the hiring of additional accounting staff and implementation of adequate internal control, the lack of processes, internal control and adequate resources could result in a material misstatement or lack of disclosure within the annual or interim financial statements of the post-combination company not being prevented or detected.

If management is unable to certify the effectiveness of the Company’s internal controls, or if the Company’s internal controls have a material weakness, the Company may not timely detect errors, its financial statements could be misstated, and it could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm the Company’s business, prospects, financial condition and operating results and adversely affect the market price of its common stock.

Company management has limited experience in operating a public company.

Except for Messrs. Luo and Taylor, none of the Company’s executive officers have direct experience in the management of a publicly traded company. The Company’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their lack of experience in dealing with the increasingly complex laws pertaining to public companies could result in an increasing amount of their time that may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. It is possible that the Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

The Company’s forecasted operating and financial results rely in large part upon assumptions and analyses developed by the Company. If these assumptions and analyses prove to be incorrect, the Company’s actual operating and financial results may be significantly below its forecasts.

The projected financial and operating information appearing elsewhere in this proxy statement reflects current estimates of future performance. Whether actual operating and financial results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•        whether the Company can obtain sufficient capital to begin production and grow its business;

•        the Company’s ability to manage its growth;

•        whether the Company can manage relationships with key suppliers;

•        an increase in the cost of raw materials;

•        the ability to obtain necessary regulatory approvals;

•        demand for the Company’s products and services;

•        the timing and costs of new and existing marketing and promotional efforts;

•        competition, including from established and future competitors;

•        the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

•        the overall strength and stability of the economies in the markets in which it operates or intends to operate in the future; and

•        regulatory, legislative and political changes.

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial results.

Risks Related to Becoming a Public Company

The Company has not been managed as a public company, and its current resources may not be sufficient to fulfill its public company obligations.

Following the completion of the business combination, the Company will be subject to various regulatory requirements, including those of the SEC and Nasdaq. These requirements include record keeping, financial reporting and corporate governance rules and regulations. The Company’s current management team does not have experience in managing a public company. The Company has not historically had the resources typically found in a public company. The Company’s internal infrastructure may not be adequate to support its increased reporting obligations, and it may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome the Company’s lack of experience or employees. The Company’s business could be adversely affected if its internal infrastructure is inadequate, if it is unable to engage outside consultants or if it is otherwise unable to fulfill public company obligations.

The Company will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance efforts.

The Company will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. In addition, rules that the SEC is implementing or is required to implement pursuant to the Dodd-Frank Act are expected to require additional change. The Company expects that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase its expenses, including legal and accounting costs, and make some activities more time-consuming and costly. The Company also expects these laws, rules and regulations to make it more expensive for it to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for the Company to attract and retain qualified persons to serve on the Board or as officers. Although the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) may, for a limited period of time, somewhat lessen the cost of complying with these additional regulatory and other requirements, the Company nonetheless expects a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact its results of operations and financial condition.

Risks Related to the Company and the Business Combination

The Sponsor has agreed to vote in favor of the business combination, regardless of how our public stockholders vote.

The Sponsor owns shares representing approximately 21.5% of our outstanding shares of common stock and has agreed to vote its shares in favor of the business combination. Our amended and restated certificate of incorporation provides that if we seek stockholder approval of the business combination, the agreement by our initial stockholders to vote in favor of the business combination will increase the likelihood that we will receive the requisite stockholder approval for the business combination. In connection with the entry into the Merger Agreement, the Company,

ELM and the Sponsor Parties entered into the Sponsor Support Agreement, substantially in the form attached as Annex K to this proxy statement, pursuant to which each of the Sponsor Parties agreed to, among other things, vote or cause to be voted (or express consent or dissent in writing, as applicable), all of his, her or its shares of common stock that are entitled to vote to approve and adopt the Merger Agreement and the business combination.

The Sponsor, certain members of our Board and our officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our directors and have interests in the business combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•        the fact that the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that the Sponsor paid $25,000 for the founder shares and these shares will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $84,625,000 based on the closing price of our Class A common stock on Nasdaq on December 31, 2020, but, given the restrictions on these shares, we believe these shares have less value;

•        the fact that the Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete an initial business combination by August 21, 2022;

•        the fact that the Sponsor paid $6,162,500 for its 616,250 private placement units, and if a business combination is not consummated by August 21, 2022, the proceeds from the sale of the private placement units will be used to fund the redemption of public shares (subject to the requirements of applicable law), and the private placement units, private placement shares and private placement warrants will be worthless;

•        the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•        the anticipated appointment of our Co-Chief Executive Officer, Chief Financial Officer and Director, David Boris, as a director of the post-combination company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that the Sponsor and our officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses or repaid the Working Capital Loans, if any, if an initial business combination is not consummated by August 21, 2022; and

•        the fact that at the Closing we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to the Investors and their permitted transferees.

The Sponsor holds a significant number of shares of our common stock. They will lose their entire investment in us if a business combination is not completed. The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting ELM and completing a business combination with ELM.

The Sponsor beneficially owns approximately 21.5% of the Company’s issued and outstanding shares, including [6,250,000] founder shares. The founder shares will be worthless if we do not complete a business combination by August 21, 2022. In addition, the Sponsor holds an aggregate of 616,250 private placement units (consisting of 616,250 private placement shares and 616,250 private placement warrants) that will also be worthless if we do not complete a business combination by August 21, 2022.

The founder shares are identical to the shares of Class A common stock included in the units, except that (i) the founder shares are subject to certain transfer restrictions, (ii) the Sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their founder shares and public shares owned in connection with the completion of our business combination, (b) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination by August 21, 2022 (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination by August 21, 2022) and (iii) the founder shares are automatically convertible into shares of our Class A common stock at the time of our business combination, as described herein.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting ELM and completing a business combination with ELM, and may influence the operation of the post-combination company following the business combination.

The Sponsor and our directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

The Sponsor or the Company’s or ELM’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that the stockholder, for so long as he, she or it remains the record holder of the shares in question, will vote in favor of the Business Combination Proposal and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of the share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. If these purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal. This may result in the completion of our business combination that may not otherwise have been possible. We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to these reporting requirements.

In addition, if these purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A common stock.

Our public stockholders may experience dilution as a consequence of the issuance of common stock as consideration in the business combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

We anticipate that, upon completion of the business combination, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 19.6% in the post-combination company (not including shares beneficially owned by the Sponsor); (ii) the Sponsor will own approximately 5.4% of the post-combination company; (iii) the ELM securityholders will own approximately 62.8% of the post-combination company (which includes shares of common stock proposed to be issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES); and (iv) the PIPE Investors and holders of the ELM Convertible Notes will own approximately 12.2% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed. The ownership percentage with respect to the post-combination company following the business combination does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the business combination; (b) the Earnout Shares or (c) the issuance of any shares upon completion of the business combination under the Incentive Plan, substantially in the form attached to this proxy statement as Annex E. Founder shares will be converted into shares of common stock at the Closing on a one-for-one basis. In addition, the ownership percentage for the Company’s public stockholders includes the private placement shares that are held by the IPO underwriter. Please see the section entitled

“Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any shares of common stock are issued upon exercise of the public warrants or the private placement warrants or the Incentive Plan, or upon release of the Earnout Shares from escrow, current stockholders may experience substantial dilution. This dilution could, among other things, limit the ability of our current stockholders to influence management of the post-combination company through the election of directors following the business combination.

There can be no assurance that our common stock that will be issued in connection with the business combination will be approved for listing on Nasdaq following the Closing, or that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A common stock, units and public warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. If, after the business combination, Nasdaq delists our common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant adverse consequences including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A common stock, units and public warrants are listed on Nasdaq, they are covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with the business combination.

Resales of the shares of common stock included in the consideration in the business combination and in the shares held by PIPE Investors and holders of ELM Convertible Notes could depress the market price of our common stock.

There may be a large number of shares of common stock sold in the market following the completion of the business combination or shortly thereafter. The shares held by the Company’s public stockholders will be freely tradeable, and the shares held by the ELM securityholders will be freely tradeable on the six month anniversary of the Closing; provided, that, Jason Luo and James Taylor will agree that they shall not transfer (i) any shares of common stock received as consideration in the business combination held by them until the date that is the twelve month anniversary of the Closing and (ii) 50% of shares of common stock received as consideration in the business combination held by them until the date that is the 24 month anniversary of the Closing.

Assuming no redemptions, there will be approximately 128,291,250 shares of common stock outstanding after the business combination (assuming the Earnout Shares have not been released). We also intend to register all shares of common stock that we may issue under the Incentive Plan. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations, if any, applicable to affiliates.

These sales of shares of common stock or the perception of these sales may depress the market price of our common stock.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate the business combination by August 21, 2022. If we are unable to effect a business combination by August 21, 2022, we will be forced to liquidate and our warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate the business combination by August 21, 2022. Unless we amend the current charter to extend the life of the Company and certain other agreements into which we have entered, if we do not complete the business combination by August 21, 2022, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. In addition, if we fail to complete the business combination by August 21, 2022, there will be no redemption rights or liquidating distributions with respect to our public warrants or the private placement warrants, which will expire worthless, unless we amend the current charter to extend the life of the Company and certain other agreements into which we have entered.

Even if we consummate the business combination, there is no guarantee that the public warrants will ever have their stock price be above their exercise price, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $11.50 per share of Class A common stock. There is no guarantee that the public warrants will ever have their stock price be above their exercise price prior to their expiration, and as such, the warrants may expire worthless.

Our ability to effect the business combination successfully and to be successful thereafter will depend on the efforts of our key personnel, including the key personnel of ELM whom we expect to stay with ELM following the business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our ability to effectuate our business combination successfully is dependent upon the efforts of our key personnel, including the key personnel of ELM. It is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. We anticipate that all of the management of ELM will remain in place.

ELM’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of ELM’s officers could adversely effect ELM’s business, financial condition, and operating results. ELM does not maintain key-man life insurance on any of its officers. The services of these personnel may not continue to be available to ELM.

The Company and ELM will be subject to business uncertainties and contractual restrictions while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on the Company and ELM. These uncertainties may impair our or ELM’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our or ELM’s business could be harmed.

We may waive one or more of the conditions to the business combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the business combination, to the extent permitted by the current charter and bylaws and applicable laws. We may not waive the condition that our stockholders approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under the Merger Agreement. Such events could arise because of changes in the course of ELM’s business, a request by ELM to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would adversely affect ELM’s business and would entitle the Company to terminate the Merger Agreement. In any of these circumstances, it would be in the discretion of the Company, acting through its Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for the Company and our stockholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the business combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the business combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We are not required to obtain and have not obtained an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you will have no assurance from an independent source that the terms of the business combination are fair to our company from a financial point of view.

We are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent valuation or appraisal firm that the price we are paying is fair to the Company from a financial point of view. Our Board did not obtain a fairness opinion in connection with their determination to approve the business combination. In analyzing the business combination, our Board and our management conducted due diligence on ELM and researched the industry in which ELM operates and concluded that the business combination was in the best interest of our stockholders. Accordingly, our stockholders will be relying solely on the judgment of our Board in determining the value of the business combination, and our Board may not have properly valued the business. The lack of third-party fairness opinion may also lead to an increased number of stockholders to vote against the business combination or demand redemption of their shares, which could potentially impact our ability to consummate the business combination. For more information about our decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Our Board’s Reasons for the Approval of the Business Combination.”

We will incur significant transaction and transition costs in connection with the business combination.

We have incurred and expect to incur significant, non-recurring costs in connection with consummating the business combination and recurring costs in connection with operating as a public company following the consummation of the business combination. We may incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the business combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the Company, which will be incurring these fees, expenses and costs.

The Company’s transaction expenses as a result of the business combination are currently estimated at approximately $[ ], including $8,750,000 in deferred underwriting commissions to the underwriters of our IPO.

Members of our management team and board of directors have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, may be, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may in the future be, affiliated. This may have an adverse effect on us, which may impede our ability to consummate the business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers or executives of other companies. As a result of their involvement and positions in these companies, certain persons were, are now, or may in the future become, involved in litigation, investigations or other proceedings relating to the business affairs of such companies or transactions entered into by such companies. Any such litigation, investigations or other proceedings may negatively affect our reputation, which may impede our ability to complete the business combination.

Following the consummation of the business combination, our only significant asset will be our ownership interest in ELM and the ownership may not be sufficient to satisfy our other financial obligations.

Following the consummation of the business combination, we will have no direct operations and no significant assets other than our ownership interest in ELM. We will depend on ELM for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company. The financial condition and operating requirements of ELM may limit our ability to obtain cash from ELM. The earnings from, or other available assets of, ELM may not be sufficient to satisfy our other financial obligations.

Subsequent to our completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

We cannot assure you that due diligence conducted in connection with this business combination has identified all material issues that may be present in ELM’s business prior to the completion of the business combination during the course of our due diligence, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of ELM’s and our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the business combination could suffer a reduction in the value of their securities. These stockholders or warrant holders are unlikely to have a remedy for the reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We have no operating or financial history and our results of operations may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the period ended December 31, 2019 and the unaudited results of operations of the Company for the nine months ended September 30, 2020, with the historical audited combined carve-out results of operations of EVAP Operations for the year ended December 31, 2019 and the unaudited condensed combined carve-out results of EVAP Operations for the nine months ended September 30, 2020, respectively, and gives pro forma effect to the business combination as if it had been consummated on January 1, 2019. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of September 30, 2020 and of EVAP Operations as of September 30, 2020 and gives pro forma effect to the business combination as if it had been consummated on September 30, 2020.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the business combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this proxy statement. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The proposed charter includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against us, our directors, officers, other employees or stockholders.

The current charter includes, and the proposed charter will also include, a forum selection clause. The proposed charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case the Superior Court of the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the post-combination company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the post-combination company to the post-combination company or its stockholders; (iii) any action asserting a claim arising under any provision of the DGCL, the proposed charter or the proposed bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following the determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Unless the post-combination company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under federal securities laws, including the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. This forum selection clause may also discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to income taxes in the United States, and our domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•        changes in the valuation of our deferred tax assets and liabilities;

•        expected timing and amount of the release of any tax valuation allowances;

•        tax effects of stock-based compensation;

•        costs related to intercompany restructurings;

•        changes in tax laws, regulations or interpretations thereof; and

•        lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could adversely affect our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for our securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the Closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the business combination, there has not been a public market for ELM’s stock and trading in the shares of our Class A common stock has not been active. Accordingly, the valuation ascribed to ELM and our Class A common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could adversely effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In these circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the business combination may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving the post-combination company;

•        changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of our common stock available for public sale;

•        any major change in our Board or management;

•        sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After the business combination, assuming no redemptions, the Sponsor will beneficially own approximately 5.4% of our common stock (excluding Earnout Shares, Adjustment Escrow Stock and the 15,000,000 shares underlying the Earnout RSUs). The Sponsor and our directors and officers entered into a letter agreement with us, pursuant to which they have agreed not to transfer, assign or sell any of their founder shares (except to certain permitted transferees) until one year after the completion of the business combination or earlier if subsequent to the business combination, (i) the closing price of our common stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. At the Closing, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Sponsor, Jefferies and the other parties thereto (collectively referred to herein as the Investors), which, among other things, amends and restates the registration rights agreement entered into by and among the Company, the Company’s initial directors and officers, the Sponsor and Jefferies at the time of the Company’s IPO. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, among other things, the Company will be obligated to file, not later than 30 days after the Closing, a registration statement covering the shares of common stock issued or issuable to the ELM securityholders pursuant to the Merger Agreement and the shares of common stock (including the shares of common stock issuable upon exercise of the private placement warrants) held by the Sponsor or Jefferies immediately after the Closing of the business combination (including without limitation, giving effect to the conversion of shares of Class B common stock into Class A common stock and subsequent conversion into shares of common stock upon the Closing of the business combination). Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will agree that it will not transfer shares of common stock held by it prior to the earlier of (x) twelve months after the Closing, (y) the date on which the last sales price of the common stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-trading day period commencing at least 150 days after the business combination and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the Sponsor and Jefferies will agree that they will not transfer private placement units (or any securities underlying the private placement units) until 30 days after the Closing. ELM securityholders will agree that they will not transfer shares of common stock received as consideration in the business combination until six months after the Closing; provided, that, Jason Luo and James Taylor will agree that they will not transfer (i) any shares of common stock received as consideration in the business combination until 12 months after the Closing and (ii) 50% of such shares until 24 months after the Closing.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•        labor availability and costs for hourly and management personnel;

•        profitability of our products, especially in new markets and due to seasonal fluctuations;

•        changes in interest rates;

•        impairment of long-lived assets;

•        macroeconomic conditions, both nationally and locally;

•        changes in consumer preferences and competitive conditions;

•        expansion to new markets; and

•        fluctuations in commodity prices.

If, following the business combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our common stock adversely, then the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

We may require additional financing to fund the operations or growth of the post-combination company. We cannot assure you that such financing will be available on acceptable terms, if at all. We may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could adversely affect the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the business combination. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution. If we are unable to complete the business combination, our public stockholders may only receive approximately $10.00 per share (based on the trust account balance as of September 30, 2020) on the liquidation of our trust account, and our warrants will expire worthless. Furthermore, under certain circumstances our public stockholders may receive less than $10.00 per share (based on the trust account balance as of September 30, 2020) upon the liquidation of the trust account.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, including our ability to negotiate and complete the business combination, and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could adversely affect our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could adversely affect our business, including our ability to negotiate and complete the business combination and results of operations.

The Sponsor will have significant influence over the post-combination company after completion of the business combination and its interest may be different from or in addition to (or which may conflict with) your interests as a stockholder.

Upon completion of the business combination, assuming no redemptions, the Sponsor will beneficially own approximately 5.4% of our common stock (excluding Earnout Shares, Adjustment Escrow Stock and the 15,000,000 shares underlying the Earnout RSUs) and has the right to appoint or nominate for election to our Board, as applicable, two individuals to serve as directors. As long as the Sponsor has the right to appoint or nominate for election directors to our Board, it will have the ability to significantly influence our corporate actions.

The Sponsor’s interests may not align with the interests of our other stockholders. The Sponsor is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

We have not registered the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws, and registration may not be in place when an investor desires to exercise warrants, thus precluding the investor from being able to exercise his, her or its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the Warrant Agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the business combination, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use commercially reasonable efforts to cause to become effective within 60 business days following the business combination and to maintain a current prospectus relating to Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares of Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the Warrant Agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. If holders exercise their warrants on a cashless basis, the number of shares of Class A common stock that a holder will receive upon such cashless exercise will be based on a formula subject to a maximum amount of 0.361 shares of Class A common stock per warrant (subject to adjustment). In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange and are not “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, if we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and if we do not so elect, we will use commercially reasonable efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available. Exercising the warrants on a cashless basis could have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of shares of Class A common stock upon a cashless exercise of the warrants they hold than they would have upon a cash exercise. In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of the warrant shall not be entitled to exercise the warrant and the warrant may have no value and expire worthless. In that event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in the IPO. In such an instance, our initial stockholders and their permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the shares of common stock underlying the warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying shares of common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of these amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send notice of redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our shares of Class A common stock. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares of Class A common stock received is capped at 0.361 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the private placement warrants will be redeemable by us (except as otherwise set forth herein) so long as they are held by the Sponsor or the underwriters or their permitted transferees.

Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued warrants to purchase 20,000,000 shares of Class A common stock as part of our IPO and concurrently with our IPO, we issued 741,250 private placement units, with each private placement unit consisting of one share of Class A common stock and one warrant to purchase one share of Class A common stock at a price of $11.50 per share. In addition, prior to consummating the business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the trust account or vote as a class with the common stock on a business combination. Assuming no redemptions, we expect to issue approximately 80,550,000 shares of our common stock to the ELM securityholders upon consummation of the business combination (including 5,000,000 shares of common stock expected to be issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES), 13,000,000 to PIPE investors and 2,750,000 to ELM Convertible Note holders. The shares of common stock issued to the ELM securityholders and additional shares of our common stock issued upon exercise of our warrants will result in dilution to the then existing holders of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of shares in the public market could adversely affect the market price of our common stock.

The private placement warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by the Sponsor or the underwriters or their permitted transferees, the private placement warrants (i) will not be redeemable by us (except as otherwise set forth herein), (ii) may not (including the common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the business combination, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the effective date of the registration statement related to the IPO in accordance with FINRA Rule 5110.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other special purpose acquisition companies.

Each unit contains one-third of one warrant. Pursuant to the Warrant Agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

A provision of our Warrant Agreement may make it more difficult for us to consummate the business combination.

Unlike most blank check companies, if (i) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the business combination at a Newly Issued Price (as defined in the Warrant Agreement) of less than $9.20 per share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the business combination on the date of the consummation of the business combination (net of redemptions), and (iii) the Market Value (as defined in the Warrant Agreement) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate the business combination with a target business.

Anti-takeover provisions contained in the proposed charter and proposed bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The proposed charter will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions are described in the section titled “Proposal No. 4 — The Advisory Charter Proposals.”

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any election to opt out is irrevocable. We have elected not to opt out of the extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30th, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our ability to consummate the business combination.

The business combination may be adversely affected by the recent coronavirus (COVID-19) outbreak.

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of ELM could be adversely affected. Furthermore, we may be unable to complete the business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or ELM’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts the business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue, our ability to consummate the business combination, or the operations of ELM, may be adversely affected.

In addition, our ability to consummate the business combination may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the business combination even if a substantial majority of our stockholders do not agree.

The current charter does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the business combination and after payment of underwriters’ fees and commissions (so that we do not then become subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that ELM’s obligation to consummate the business combination is conditioned on the Company having cash on hand of at least $125,000,000. As a result, we may be able to complete the business combination even if a substantial portion of our public stockholders or warrant holders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to the Sponsor or our or ELM’s directors, officers or advisors, or any of their respective affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the special meeting.

If the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of our Class A common stock issued in the IPO, you (or, if a member of such a group, all of the members of the group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A common stock issued in the IPO without the prior consent of the Company.

The current charter provides that a public stockholder, together with any affiliate of that stockholder or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO (the “excess shares”) without the prior consent of the Company. In order to determine whether that stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether the stockholder is acting in concert or as a group with any other stockholder. These certifications, together with other public information relating to stock ownership available to the Company at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any excess shares will reduce your influence over our ability to consummate the business combination and you could suffer a material loss on your investment in us if you sell these excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to any excess shares if we consummate the business combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of the excess shares will appreciate over time following the business combination or that the market price of our Class A common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including any excess shares) for or against the business combination is not restricted by this limitation on redemption.

There is no guarantee that your decision whether to redeem your shares for a pro rata portion of the trust account will put you in a better future economic position.

We can give no assurance as to the price at which you may be able to sell your public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of the business combination may cause an increase in our share price, and may result in a lower value realized now than you might realize in the future had you not redeemed your shares. Similarly, if you do not redeem your shares, you will bear the risk of ownership of the public shares after the consummation of the business combination, and there can be no assurance that you can sell your shares in the future for a greater amount than the redemption price set forth in this proxy statement. You should consult your own tax and/or financial advisor for assistance on how this may affect your individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A common stock for a pro rata portion of the funds held in our trust account.

Public stockholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the special meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the business combination. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, the shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, that stockholder may not become aware of the opportunity to redeem his, her or its public shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our business combination describes the various procedures that must be complied with in order to validly submit public shares for redemption. If a stockholder fails to comply with these procedures, its shares may not be redeemed.

If we are unable to complete the business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the trust account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that the Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete the business combination by August 21, 2022, our public stockholders may receive only approximately $10.00 per share on the liquidation of the trust account (or less than $10.00 per share in certain circumstances where a third-party brings a claim against us that the Sponsor is unable to indemnify (as described below)) and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. These parties may not execute the agreements, or even if they execute the agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving claims to the funds held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such the party’s engagement would be significantly more beneficial to us than any alternative. WithumSmith+Brown, PC, our independent registered public accounting firm, and the underwriters of the IPO, have not executed agreements with us waiving claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that these entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of these creditors. The Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided, that, this liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not the waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked the Sponsor to reserve for these indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets our securities. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for the business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete the business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

If the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance, if, for example, the cost of the legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in the proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete the business combination by August 21, 2022 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of the stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following August 21, 2022 if we do not complete our business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of the stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution.

We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of that date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares if we do not complete the business combination by August 21, 2022 is not considered a liquidating distribution under Delaware law and the redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover the proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The Company and ELM are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transaction in which Merger Sub, a newly formed subsidiary of the Company, will merge with and into ELM. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited condensed balance sheet of the Company as of September 30, 2020 with the unaudited condensed combined balance sheet of EVAP Operations, a wholly owned component of SERES, as of September 30, 2020, giving effect to the business combination, the acquisition by ELM of the Mishawaka, Indiana manufacturing facility pursuant to the Existing SERES Asset Purchase Agreement, the issuance of the ELM Convertible Notes, which will convert into shares of the Company’s Class A common stock immediately prior to the consummation of the business combination, and related adjustments as if the business combination and the transactions contemplated by the Existing SERES Asset Purchase Agreement had been consummated on that date. Upon the Closing, the separate corporate existence of Merger Sub will cease and ELM will survive and become a wholly owned subsidiary of the Company.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the unaudited condensed statement of operations of the Company for the nine months ended September 30, 2020 with the unaudited condensed combined statement of operations of EVAP Operations for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statement of operations for the period ended December 31, 2019 combines the audited statement of operations of the Company for the period ended December 31, 2019 with the audited combined statement of operations of EVAP Operations for the year ended December 31, 2019. In each case, the unaudited pro forma condensed combined statements of operations give effect to the business combination and the transactions contemplated by the Existing SERES Asset Purchase Agreement as if they had been consummated on January 1, 2019, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement:

•        The historical unaudited condensed financial statements of the Company as of and for the nine months ended September 30, 2020 and the historical audited financial statements of the Company as of and for the period beginning at inception on June 25, 2019 through December 31, 2019; and

•        The historical unaudited condensed carve-out financial statements of EVAP Operations as of and for the nine months ended September 30, 2020 and the historical audited carve-out financial statements of EVAP Operations as of and for the year ended December 31, 2019.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and reflect transaction accounting adjustments related to the business combination, which is discussed in further detail below. In addition, the unaudited pro forma condensed combined statements of operations reflect only those adjustments that are expected to have a continuing impact on the Company’s consolidated results of operations. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the Company’s consolidated results of operations or consolidated financial position that would actually have occurred had the business combination been consummated on the dates assumed or to project the Company’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ELM Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVAP Operations,” and other financial information included elsewhere in this proxy statement.

Description of the Merger

On December 10, 2020, the Company, Merger Sub, ELM, and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into the Merger Agreement, pursuant to which the aggregate consideration payable at the Closing to the stockholders of ELM is payable solely in shares of common stock, valued at $10.00 per share, and is calculated as follows: $1,300,000,000, plus the amount of Estimated Closing Date Cash, plus the Pre-Paid Company Transaction Expense Amount, minus the Estimated Closing Date Indebtedness, minus the Convertible Note Adjustment Amount, minus $292,000,000, the value of the 29,200,000 shares of common stock reserved under the Incentive Plan ($150,000,000 of which are restricted share units with vesting terms substantially similar to the Earnout Shares), minus $2,500,000, the value of the Adjustment Escrow Stock and minus $50,000,000, the value of the Earnout Shares. On February 9, 2021, ELM entered into the SERES Term Sheet with SERES pursuant to which it is contemplated that 5,000,000 shares of common stock will be paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares. Pursuant to the Merger Agreement, and assuming a favorable vote of the Company stockholders, Merger Sub, a newly formed subsidiary of the Company, will be merged with and into ELM. Upon the Closing, the separate corporate existence of Merger Sub shall cease and ELM will survive and become a wholly owned subsidiary of the Company.

The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing (the “Earnout Period”), of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement.”

In connection with the transactions contemplated by the Merger Agreement, the Company has entered into Subscription Agreements with the PIPE Investors pursuant to which the Company agreed to issue and sell to the PIPE Investors in private placements to close immediately prior to the Closing, an aggregate of 13 million shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000. At the Closing, the PIPE Investors and the Company shall consummate the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements.

On December 10, 2020, ELM issued convertible promissory notes to certain investors in an aggregate principal amount of $25 million. The Company will enter into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes will convert at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment multiplied by (ii) 0.90909, and the Company will provide registration rights to the holders of the ELM Convertible Notes.

In September 2020, ELM entered into the Existing SERES Asset Purchase Agreement with SERES for the purchase of certain assets of EVAP Operations, the Existing SERES Intellectual Property License Agreement, the Existing SERES Patent License Agreement and the Existing Sokon Supply Agreement.

Upon Closing, the ownership of the Company will be as follows:

Total Capitalization (in millions)	Assuming No Redemptions(1)(5)		Assuming Maximum Redemptions(2)(5)
	Shares	%	Shares	%
ELM securityholders(6)	80.6	62.8	80.6	78.0
Public shareholders(3)	25.1	19.6	0.1	0.1
Founders (founder shares)(4)	6.9	5.4	6.9	6.6
ELM Convertible Note holders	2.8	2.1	2.8	2.7
PIPE Investors	13.0	10.1	13.0	12.6
Total Class A Shares	128.3	100.0	103.3	100.0

____________

(1)      This presentation assumes no holders of Class A common stock exercise their redemption rights with respect to their redeemable Class A common stock upon the Closing.

(2)      This presentation assumes that all public shares, or 25.0 million shares, are redeemed, for a total redemption of $250.0 million in shares of Class A common stock.

(3)      Includes 125,000 private placement shares held by the IPO underwriter.

(4)      Includes the Sponsor and Forum’s current officers and directors. Founder shares are shares of Class B common stock that will be converted into shares of Class A common stock at the Closing on a one-for-one basis.

(5)      Does not include accrued interest on the ELM Convertible Notes, which will also be converted into shares of common stock at the Closing.

(6)      Pursuant to the SERES Term Sheet between ELM and SERES entered into on February 9, 2021, it is proposed that 5.0 million shares of common stock will paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares and will reduce the post-combination ownership interests of the ELM securityholders.

Accounting for the Merger

The business combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. This preliminary determination was primarily based on the ELM securityholders having a relative majority of the voting power of the combined entity, ELM having the authority to appoint the majority of the directors on the Board, and senior management of ELM comprising all of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of ELM, with the acquisition being treated as the equivalent of ELM issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Accounting for Existing SERES Asset Purchase Agreement

The Existing SERES Asset Purchase Agreement is expected to be accounted for as an asset acquisition in accordance with GAAP. Accordingly, for accounting purposes, the manufacturing facility and related equipment assets, including other long-term assets, will be recorded at an amount equal to the fair value of the consideration transferred. The acquired assets will be measured and recognized at their relative allocated fair values as of the transaction date. The fair value of consideration transferred and resulting allocation is preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the Closing of the business combination, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

Accounting for the Earnout Shares

Five million Earnout Shares are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of certain stock price performance conditions. As the merger will be accounted for as a reverse recapitalization, the issuance of the Earnout Shares to the ELM securityholders is anticipated to be accounted for as an equity transaction. Since the Earnout Shares are payable to the ELM securityholders (i.e., the accounting acquirer in the business combination), the accounting for the Earnout Shares arrangement does not fall under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The accounting for the Earnout Shares was also evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the arrangement should be classified as a liability. As part of that preliminary analysis, it was determined that the Earnout Shares are freestanding and will not be classified as a liability. Therefore, an adjustment to recognize the Earnout Shares would have no net impact on any financial statement line item as it would simultaneously increase and decrease additional paid-in capital. Thus, no adjustment has been applied to the unaudited pro forma combined financial information related to the Earnout Shares.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the business combination and the transactions contemplated by the Existing SERES Asset Purchase Agreement. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. The Company and ELM have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of Class A common stock into cash:

•        Assuming No Redemptions.

•        This presentation assumes that no stockholders of Class A common stock exercise their redemption rights with respect to their redeemable Class A common stock upon the Closing.

•        Assuming Maximum Redemptions.

•        This presentation assumes that all public shares are redeemed, or 25.0 million shares, for a total redemption of $250.0 million in shares of Class A common stock.

The maximum level of redemptions assumed in the unaudited pro forma condensed combined statement of financial condition and statements of operations are based on the assumption that there are no adjustments for the outstanding warrants issued by the Company as such securities are not exercisable until 30 days after the Closing. Additionally, the Merger Agreement provides that ELM’s obligation to consummate the business combination is conditioned on the Company having cash on hand of at least $125.0 million, which is referred to as Minimum Cash in the Merger Agreement and is not the same as the amount shown in the unaudited pro forma condensed combined financial information as cash and cash equivalents.  For purposes of meeting the Minimum Cash condition, the Company excludes payments for transaction costs and other payments and only considers the PIPE Investment and redemptions.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of September 30, 2020

			Total				Total
	ECV Operations Historical	Forum III Historical	Pro Forma Adjustments (Assuming No Redemptions)			Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments (Assuming Maximum Redemptions)			Pro Forma Combined Assuming Maximum Redemptions
Assets
Current assets
Cash and cash equivalents	—	1,814,904	250,022,847	(A	)	346,857,764	(250,022,847)	(J	)	96,834,917
			130,000,000	(C	)
			26,000,000	(D	)
			(35,030,000)	(E	)
			(25,949,987)	(F	)
Prepaid expenses and other current assets	59,995	191,275	(59,995)	(E	)	191,275				191,275
Total current assets	59,995	2,006,179	344,982,865			347,049,039	(250,022,847)			97,026,192
Property, Plant, and Equipment, net	131,920,828	—	3,087,172	(E	)	135,008,000				135,008,000
Other assets:
Cash and investments held in trust account	—	250,022,847	(250,022,847)	(A	)	—				—
Other long-term assets			65,500,000	(E	)	65,500,000				65,500,000
Total other assets	—	250,022,847	(184,522,847)			65,500,000	—			65,500,000
Total assets	131,980,823	252,029,026	163,547,190			547,557,039	(250,022,847)			297,534,192
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	125,260	—	(125,260)	(E	)	—				—
Accrued expenses	1,043,491	37,955	(1,043,491)	(E	)	37,955				37,955
Due to Sponsor	—	94,110				94,110				94,110
Total current liabilities	1,168,751	132,065	(1,168,751)			132,065	—			132,065
Other liabilities
Long term debt, net of deferred financing costs	—	—	105,008,000	(E	)	105,008,000				105,008,000
Deferred underwriting fee payable	—	8,750,000	(8,750,000)	(F	)	—				—
Pension benefit obligations	116,406	—				116,406				116,406
Total other liabilities	116,406	8,750,000	96,258,000			105,124,406	—			105,124,406
Common stock subject to possible redemption	—	238,146,960	(238,146,960)	(B	)	—				—
Shareholders’ equity
Class A Common stock	—	193	2,307	(B	)	12,830	(2,500)	(J	)	10,330
			1,300	(C	)
			275	(D	)
			500	(E	)
			13	(F	)
			7,555	(G	)
			687	(H	)

Unaudited Pro Forma Condensed Combined Balance Sheet
as of September 30, 2020 — Continued

			Total				Total
	ECV Operations Historical	Forum III Historical	Pro Forma Adjustments (Assuming No Redemptions)			Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments (Assuming Maximum Redemptions)			Pro Forma Combined Assuming Maximum Redemptions
Class B Common stock	—	719	(719)	(H	)	—				—
Paid-in capital	130,695,666	5,104,360	238,144,653	(B	)	442,287,738	(250,020,347)	(J	)	192,267,392
			129,998,700	(C	)
			25,999,725	(D	)
			(70,342,572)	(E	)
			(17,200,000)	(F	)
			(7,555)	(G	)
			32	(H	)
			(105,271)	(I	)
Retained earnings	—	(105,271)	105,271	(I	)	—				—
Total shareholders’ equity	130,695,666	5,000,001	306,604,901			442,300,568	(250,022,847)			192,277,721
Total liabilities and shareholders’ equity	131,980,823	252,029,026	163,547,190			547,557,039	(250,022,847)			297,534,192

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Nine Months Ended September 30, 2020

			Total						Total
	ECV Operations Historical	Forum III Historical	Pro Forma Adjustments (Assuming No Redemptions)			Pro Forma Combined Assuming No Redemptions			Pro Forma Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Personnel expense	2,372,157	—	1,399,350	(M	)	3,771,507				3,771,507
General and administrative expense	3,668,295	125,962	14,805	(L	)	3,809,062				3,809,062
Total operating expense	6,040,452	125,962	1,414,155			7,580,569			—	7,580,569
Operating income (loss)	(6,040,452)	(125,962)	(1,414,155)			(7,580,569)			—	(7,580,569)
Interest income (expense)	—	22,847	(3,909,913)	(K	)	(3,909,913)				(3,909,913)
			(22,847)	(N	)
Other income (expense), net	(26,687)	—	—			(26,687)				(26,687)
Net loss	(6,067,139)	(103,115)	(5,346,915)			(11,517,169)			—	(11,517,169)
Net earnings:
Weighted average shares outstanding of Class A redeemable common stock		25,000,000
Basic and diluted loss per share – Class A redeemable common stock		(0.00)
Weighted average shares outstanding of Class A and Class B non-redeemable common stock		6,358,608
Basic and diluted loss per share – Class A and Class B non-redeemable common stock		(0.02)
Weighted average shares outstanding of Class A common stock						128,291,250	(O	)		103,291,250	(O	)
Basic and diluted loss per share – Class A common stock						(0.09)	(O	)		(0.11)	(O	)

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Twelve Months Ended December 31, 2019

			Total						Total
	ECV Operations Historical	Forum III Historical	Pro Forma Adjustments (Assuming No Redemptions)			Pro Forma Combined Assuming No Redemptions			Pro Forma Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Formation and operating costs	—	2,156	—			2,156				2,156
Personnel expense	7,755,825	—	64,063	(R	)	7,819,888				7,819,888
General and administrative expense	6,579,184	—	5,758	(Q	)	6,584,942				6,584,942
Total operating expense	14,335,009	2,156	69,821			14,406,986			—	14,406,986
Operating income (loss)	(14,335,009)	(2,156)	(69,821)			(14,406,986)			—	(14,406,986)
Interest income (expense)	—	—	(5,213,217)	(P	)	(5,213,217)				(5,213,217)
Other income (expense), net	(35,583)	—	—			(35,583)				(35,583)
Net loss	(14,370,592)	(2,156)	(5,283,038)			(19,655,786)			—	(19,655,786)
Net earnings:
Weighted average shares outstanding of Class A and Class B non-redeemable common stock		6,250,000
Basic and diluted loss per share – Class A and Class B non-redeemable common stock		(0.00)
Weighted average shares outstanding of Class A common stock						128,291,250	(S	)		103,291,250	(S	)
Basic and diluted loss per share – Class A common stock						(0.15)	(S	)		(0.19)	(S	)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the business combination and the transactions contemplated by the Existing SERES Asset Purchase Agreement had been consummated on September 30, 2020, in the case of the unaudited pro forma condensed combined balance sheet, and as if the business combination and the transactions contemplated by the Existing SERES Asset Purchase Agreement had been consummated on January 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The business combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of ELM with the acquisition being treated as the equivalent of ELM issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

The Existing SERES Asset Purchase Agreement is expected to be accounted for as an asset acquisition in accordance with GAAP. Accordingly, for accounting purposes, the manufacturing facility and related equipment assets, including other long-term assets, will be recorded at an amount equal to the fair value of the consideration transferred. The acquired assets will be measured and recognized at their relative allocated fair values as of the transaction date.

The pro forma adjustments are preliminary and represent management’s estimates based on information available as of the date of this proxy statement and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)    Reflects the reclassification of cash and marketable securities held in the trust account that become available in conjunction with the business combination.

(B)    Reflects the reclassification of $238.2 million of Class A common stock subject to possible redemption.

(C)    Represents the pro forma adjustment to record the net proceeds of $130.0 million from the PIPE Investment and the issuance of 13.0 million shares of Class A common stock to the PIPE Investors.

(D)    Represents the pro forma adjustment to record the net proceeds of $1.0 million from the private placement issuance of ELM’s common stock and $25.0 million from the issuance of $25.0 million in ELM Convertible Notes by ELM to the ELM Convertible Note holders prior to the business combination, which will be converted into 2.8 million shares of common stock at the close of the business combination (which does not account for accrued interest under the ELM Convertible Notes, which will also be converted into common stock).

(E)    Represents the pro forma adjustment to account for the purchase of certain manufacturing plant assets and other long term assets from SERES and the removal of all other assets, liabilities and related equity of EVAP Operations that ELM will not acquire under the Existing SERES Asset Purchase Agreement and reflects the proposed terms contemplated by the SERES Term Sheet for the total purchase price for the manufacturing plant assets and the schedule for payment. The value of the assets acquired under the Existing SERES Asset Purchase Agreement has been reflected in an amount equal to the estimated present value of payments. The SERES Term Sheet contemplates an amendment to the Existing SERES Asset Purchase Agreement that would reflect total payments of $145.0 million, with $30.0 million paid at the closing of the transactions contemplated by the Existing SERES Asset Purchase Agreement and 23 monthly installment payments of $5.0 million each over the following two years. In addition, under the SERES Term Sheet, $5.0 million will be paid and 5.0 million shares of Class A common stock will be issued to SERES at the Closing. The shares were valued at $65.5 million based on the closing price of common stock on February 10, 2021. The entire purchase price associated with the transaction will be allocated to the assets acquired based on their allocated relative fair values. The proposed terms contemplated in the SERES Term Sheet are non-binding and subject to finalization and therefore could change.

(F)    Represents transaction costs of $26.0 million, including $0.1 million of underwriting fees in satisfaction of which the Company issued 0.1 million shares of Class A common stock. Of the total amount shown, $8.8 million of deferred underwriting fees were incurred and accrued for on the balance sheet as of September 30, 2020.

(G)    Represents the issuance by the Company of 75.6 million shares of Class A common stock to the ELM securityholders as consideration for the business combination.

(H)    Represents the forfeiture by the Sponsor of 0.9 million shares of Class B common stock on October 5, 2020 as a result of the expiration of the underwriter’s option to exercise, issuance of 0.6 million shares of Class B common stock through a private placement purchase by the Sponsor, and the conversion of the remaining 6.9 million shares of Class B common stock owned by the Sponsor into 6.9 million shares of Class A common stock. As per the Company’s Organizational Documents, Class B common stock converts automatically into shares of Class A common stock upon closing, and this was a non-cash transaction.

(I)     Reflects the elimination of the Company’s historical accumulated deficit.

(J)     Represents the pro forma adjustment to record the redemption of 25.0 million shares of common stock given a maximum redemption scenario, at an assumed redemption price of $10 per share.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2020

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 are as follows:

(K)    Reflects the pro forma adjustment to account for interest expense for the nine months ended September 30, 2020 associated with the amortization of the discount associated with the Existing SERES Asset Purchase Agreement. The discount was calculated using an incremental borrowing rate of 6.2% and was based on the terms of the Existing SERES Asset Purchase Agreement, which reflects the payments detailed at (E).

(L)    Represents the pro forma adjustment for additional lease expense incurred for leased property for the nine months ended September 30, 2020. Historically, this location served both EVAP Operations and SERES, and 75% of the related expense was allocated to EVAP Operations. This adjustment applies the remaining 25% of lease expense to EVAP Operations, as this expense represents ELM’s anticipated lease expenses going forward.

(M)   Represents the pro forma adjustment for additional payroll expense and other allocated expenses incurred by EVAP Operations for the nine months ended September 30, 2020. Historically, members of management served both EVAP Operations and SERES, and 75% of the related expense was allocated to EVAP Operations. This adjustment applies the remaining 25% of payroll expense to EVAP Operations, as this expense will be wholly absorbed by ELM going forward.

(N)    Reflects the elimination of interest earned on marketable securities held in the trust account.

(O)    Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the nine months ended September 30, 2020.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2019

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

(P)    Reflects the pro forma adjustment to account for interest expense for the year ended December 31, 2019 associated with the amortization of the discount associated with the Existing SERES Asset Purchase Agreement. The discount was calculated using an incremental borrowing rate of 6.2% and was based on the terms of the Existing SERES Asset Purchase Agreement, which reflects the payments detailed at (E).

(Q)    Represents the pro forma adjustment for additional lease expense incurred for leased property for the year ended December 31, 2019. Historically, this location served both EVAP Operations and SERES, and 75% of the related expense was allocated to EVAP Operations. This adjustment applies the remaining 25% of lease expense to EVAP Operations, as this expense represents ELM’s anticipated lease expenses going forward.

(R)    Represents the pro forma adjustment for additional payroll expense and other allocated expenses incurred by EVAP Operations for the year ended December 31, 2019. Historically, members of management served both EVAP Operations and SERES, and 75% of the related expense was allocated to EVAP Operations. This adjustment applies the remaining 25% of payroll expense to EVAP Operations, as this expense will be wholly absorbed by ELM going forward.

(S)    Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the year ended December 31, 2019.

COMPARATIVE SHARE INFORMATION

The following table sets forth the per share data of the Company on a stand-alone basis and the unaudited pro forma condensed combined per share data for the period ended December 31, 2019 and the nine months ended September 30, 2020 after giving effect to the business combination, (1) assuming no Company stockholders exercise redemption rights with respect to their common stock upon the consummation of the business combination; and (2) assuming that Company stockholders exercise their redemption rights with respect to a maximum of 25.0 million shares of common stock upon consummation of the business combination.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of the Company and EVAP Operations and related notes that are included elsewhere in this proxy statement. The unaudited Company and EVAP Operations pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor net loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company and EVAP Operations would have been had they been combined during the periods presented.

	EVAP Operations(1)	Forum	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
	(in thousands, except share and per share amounts)
Nine Months Ended September 30, 2020
Net loss	$(6,067,139)	$(103,115)	$(11,517,169)	$(11,517,169)
Stockholders’ equity as of September 30, 2020	$130,695,666	$5,000,001	$442,300,568	$192,277,721
Weighted average shares outstanding of Class A redeemable common stock		25,000,000 (2)
Weighted average shares outstanding of Class A and Class B non-redeemable common stock		6,358,608
Pro forma Weighted average shares outstanding of Class A common stock			128,291,250 (1)	103,291,250 (1)
Basic and diluted loss per share – Class A redeemable common stock		$(0.00)
Basic and diluted loss per share – Class A and Class B non-redeemable common stock		$(0.02)
Pro forma Basic and diluted loss per share – Class A common stock			$(0.09)	$(0.11)
Book value per share – Class A redeemable common stock		$0.20
Book value per share – Class A and Class B non-redeemable common stock		$0.79
Pro forma Book value per share – Class A common stock			$4.27	$2.88
Period Ended December 31, 2019
Net loss	$(14,370,592)	$(2,156)	$(19,655,786)	$(19,655,786)
Average shares outstanding		6,250,000	128,291,250 (1)	103,291,250 (1)
Basic and diluted earnings per share		$(0.00)	$(0.15)	$(0.19)

____________

(1)      Pro forma shares outstanding does not include 5,000,000 Earnout Shares that are held in escrow subject to the achievement of certain conditions.

(2)      Includes an aggregate of up to 23,814,696 and 0 shares subject to possible redemption at September 30, 2020.

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is being provided to our stockholders as part of a solicitation of proxies by the Board for use at the special meeting in lieu of the 2021 annual meeting of our stockholders to be held on [        ], 2021, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the special meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [        ], 2021 to all stockholders of record of the Company as of [        ], 2021, the record date for the special meeting. Stockholders of record who owned common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the special meeting. On the record date, there were [31,991,250] shares of common stock outstanding.

Date, Time and Place of Special Meeting

The special meeting will be a virtual meeting conducted exclusively via live webcast starting at [9:00] a.m., Eastern time, on [        ], 2021, or another date, time and place to which the meeting may be adjourned or postponed, to consider and vote upon the proposals. You may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting [        ] and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Registering for the Special Meeting

Pre-registration at [        ] is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by [        ], 2021. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to [        ], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the special meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on [        ], 2021, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [31,991,250] shares of common stock outstanding, of which [25,741,250] are public shares and [6,250,000] are founder shares held by the Sponsor.

Proposals at the Special Meeting

At the special meeting, our stockholders will vote on the following proposals:

•        Proposal No. 1 — Business Combination Proposal — To approve and adopt the Merger Agreement and to approve the business combination;

•        Proposal No. 2 — Nasdaq Proposals — To approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders (including any shares of common stock issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the PIPE Investment, (y) shares of common stock to the holders of the ELM Convertible Notes upon conversion of the ELM Convertible Notes and (z) shares of common stock reserved for the Incentive Plan;

•        Proposal No. 3 — Charter Proposals — To consider and vote upon a proposal to approve the proposed charter, substantially in the form attached to this proxy statement as Annex C, in connection with the business combination.

•        Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as eight separate sub-proposals:

•        Advisory Charter Proposal A — to provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66 2/3% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

•        Advisory Charter Proposal B — to provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act;

•        Advisory Charter Proposal C — to provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors;

•        Advisory Charter Proposal D — to change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation”;

•        Advisory Charter Proposal E — to, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock;

•        Advisory Charter Proposal F — to eliminate various provisions applicable only to blank check companies;

•        Advisory Charter Proposal G — to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the Board as nearly as possible; and

•        Advisory Charter Proposal H — to provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL.

•        Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan; and

•        Proposal No. 6 — Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board continues to have two classes of directors, to elect three directors to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal; and

•        Proposal No. 7 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF
THESE PROPOSALS AND “FOR” EACH OF THE DIRECTOR NOMINEES.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into agreements with the Sponsor and our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of an initial business combination. In connection with the entry into the Merger Agreement, the Company, ELM and the Sponsor Parties entered into the Sponsor Support Agreement, substantially in the form attached as Annex K to this proxy statement, pursuant to which each of the Sponsor Parties agreed to, among other things, vote or cause to be voted (or express consent or dissent in writing, as applicable), all of his, her or its shares of common stock that are entitled to vote to approve and adopt the Merger Agreement and the business combination. These agreements apply to the Sponsor, as it relates to the founder shares and the requirement to vote all of the founder shares in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in this proxy statement.

The Sponsor and our directors and officers have waived any redemption rights, including with respect to shares of Class A common stock purchased in our IPO or in the aftermarket, in connection with business combination. The founder shares held by the Sponsor have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by August 21, 2022. However, the Sponsor is entitled to redemption rights upon our liquidation with respect to any public shares it may own.

Quorum and Required Vote for Proposals for the Special Meeting

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of a majority of our outstanding shares entitled to vote thereon at the special meeting. The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting on any of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal, but will have the effect of votes “AGAINST” the Charter Proposal.

Unless waived by the parties to the Merger Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that, if the condition precedent proposals do not receive the requisite vote for approval and are not waived by the parties to the Merger Agreement, we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by August 21, 2022, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Stockholders

Our Board believes that each of the proposals to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals and “FOR” each of the director nominees.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

•        the fact that the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that the Sponsor paid $25,000 for the founder shares and those shares will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $84,625,000 based on the closing price of our Class A common stock on Nasdaq on December 31, 2020, but, given the restrictions on those shares, we believe those shares have less value;

•        the fact that the Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete an initial business combination by August 21, 2022;

•        the fact that the Sponsor paid $6,162,500 for its 616,250 private placement units, and if a business combination is not consummated by August 21, 2022, the proceeds from the sale of the private placement units will be used to fund the redemption of public shares (subject to the requirements of applicable law), and the private placement units, private placement shares and private placement warrants will be worthless;

•        the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•        the anticipated appointment of our Co-Chief Executive Officer, Chief Financial Officer and Director, David Boris, as a director of the post-combination company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that the Sponsor and our officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses or repaid the Working Capital Loans, if any, if an initial business combination is not consummated by August 21, 2022; and

•        the fact that at the Closing we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to the Investors and their permitted transferees.

Abstentions

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established.

Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting on any of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal, but will have the effect of votes “AGAINST” the Charter Proposal.

None of the proposals at the special meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the special meeting.

If your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee will leave your shares unvoted and will not have the discretionary authority to vote your shares because all proposals at the special meeting are considered “non-routine” matters under applicable rules. Moreover, because no proposals at the special meeting are considered routine matters, there will be no broker non-votes at the special meeting.

Voting Your Shares — Stockholders of Record

If you are a stockholder of record, you may vote by mail or at the special meeting. Each share of our common stock that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the special meeting. Your one or more proxy cards show the number of shares of our common stock that you own.

Voting by Mail.    You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Proposal, “FOR” the Advisory Charter Proposals, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by 11:59 p.m., Eastern time, on [        ], 2021.

Voting at the Special Meeting.    If you attend the special meeting, you may also submit your vote at the special meeting via the special meeting website at [                ], in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the special meeting. See “— Registering for the Special Meeting” above for further details on how to attend the special meeting.

Voting Your Shares — Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the special meeting, you will need to obtain a legal proxy from your bank, broker, or other nominee and e-mail a copy (a legible photograph is sufficient) of the legal proxy to proxy@continentalstock.com. You will then be issued a 12-digit meeting control number that will allow you to register to attend and participate in the special meeting. Please see “— Registering for the Special Meeting” above for further details on how to attend the special meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at the special meeting by doing any one of the following:

•        delivering a signed written notice of revocation to our Secretary at Forum Merger III Corporation 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•        signing and delivering a new proxy, relating to the same shares and bearing a later date; or

•        attending and voting at the special meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

No Additional Matters

The special meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal. Under our current bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may contact Morrow, our proxy solicitor, at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call: (203) 658-9400)
Email: FIII.info@investor.morrowsodali.com

Redemption Rights

Pursuant to our current charter, holders of public shares may elect to have their public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the transaction, including interest not previously released to us to pay our taxes, by (ii) the total number of then-outstanding public shares. If demand is properly made and the business combination is consummated, these shares, immediately prior to the business combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the business combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of marketable securities held in the trust account of $250,022,847 as of September 30, 2020, the estimated per share redemption price would have been approximately $10.00.

In order to exercise your redemption rights, you must:

•        (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

•         prior to 5:00 p.m., Eastern time, on [        ], 2021, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

The Transfer Agent’s address is as follows:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either (i) tender their certificates to our Transfer Agent or (ii) deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at the stockholder’s option, in each case prior to deadline for submitting redemption requests set forth in these proxy materials. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.

Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

If you hold units registered in your own name, you must deliver the certificate for those units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate those units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct the nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. The written instructions must include the number of units to be split and the nominee holding your units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $250,022,847 as of September 30, 2020. The Merger Agreement provides that ELM’s obligation to consummate the business combination is conditioned on the Company having cash on hand of at least $125,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived in writing by ELM. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then ELM may elect not to consummate the business combination. In addition, in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the business combination.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A common stock as they may receive higher proceeds from the sale of their Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A common stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the business combination is not approved and we do not consummate an initial business combination by August 21, 2022, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in the account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our common stock in connection with the business combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the special meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $25,000, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Merger Agreement and approve the business combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

We may consummate the business combination only if a majority of the votes cast by our stockholders at the special meeting are voted in favor of the business combination.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the business combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Merger Agreement

On December 10, 2020, the Company entered into the Merger Agreement with Merger Sub, ELM, and Jason Luo, in the capacity as the initial stockholder representative, pursuant to which, subject to the terms and conditions contained therein, Merger Sub will be merged into ELM, with ELM continuing as the surviving entity as a wholly owned subsidiary of the Company. It is intended that such merger be treated as a “reorganization” described in Section 368(a) of the Code and that the Merger Agreement be treated as a “plan or reorganization” for purposes of Section 368 of the Code. After giving effect to the business combination, the ELM securityholders will hold a portion of common stock of the Company.

The Company has agreed to provide its stockholders with the opportunity to redeem public shares in conjunction with a stockholder vote on the transaction contemplated by the Merger Agreement, including the business combination, in accordance with the Company’s governing documents.

Consideration to ELM Securityholders in the Business Combination

The aggregate consideration payable at the Closing to the ELM securityholders is the Closing Merger Consideration. The Closing is expected to take place in April of 2021, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement and the consummation of the Carveout Transaction. The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout

Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled. The Company has agreed that, at the Closing, the Company will place 250,000 shares of common stock into an adjustment escrow account to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of ELM and the Company are qualified in whole or in part by certain material adverse effect standards for purposes of determining whether a breach of the representations and warranties has occurred. As discussed further below, the non-existence of a Material Adverse Effect and Parent Material Adverse Effect are respective closing conditions of ELM and the Company. As also discussed further below, the substance of a Material Adverse Effect qualifies relevant ELM representations and warranties and the substance of a Parent Material Adverse Effect qualifies relevant Parent representations and warranties.

Pursuant to the Merger Agreement, a “Material Adverse Effect” means any change, circumstance, condition, development, effect, event, occurrence or state of facts that, individually or taken together with any other change, circumstance, condition, development, effect, event, occurrence or state of facts is, or would reasonably be expected to be, materially adverse to (x) the condition (financial or otherwise), assets, liabilities (contingent or otherwise), business operations or results of operations of ELM, whether known or unknown or (y) the ability of ELM to consummate the Transactions; provided; however, none of the following shall be deemed to constitute or be taken into account in determining whether a Material Adverse Effect is occurring, has occurred or would reasonably be expected to occur:

(a)     changes, developments, circumstances or facts in or with respect to the economy, credit, capital, securities or financial markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets) or political, regulatory or business conditions in the geographic markets in which ELM has operations or its products or services are sold;

(b)    changes, developments, circumstances, facts or effects that are the result of factors generally affecting the electric-powered automobile industry (the “Industry”);

(c)     any loss of, or adverse change to the relationship of ELM with its customers or suppliers, if and to the extent ELM establishes with reasonable evidence that such loss or adverse change was directly and proximately caused by the entry into, announcement, pendency or performance of the Merger Agreement and the Transactions;

(d)    changes in applicable accounting standards, including GAAP or in any Law of general applicability, or in the authoritative interpretation by a Governmental Entity thereof, after the Execution Date;

(e)     any failure by ELM to meet any internal or public projections, forecasts, estimates, milestones or financial or operating predictions of revenues, earnings, cash flow or cash position; provided, that any change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Material Adverse Effect is occurring, has occurred or would reasonably be expected to occur;

(f)     any change, development or effect resulting from acts of war (whether or not declared), sabotage, civil unrest or terrorism, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (other than cyberattacks), any weather or natural disaster, or any outbreak of an epidemic or pandemic (including COVID-19);

(g)    any actions taken or not taken by ELM pursuant to the Merger Agreement or with the Company’s prior written consent (except for any obligation to operate in the ordinary course of business or similar obligation);

(h)    any action not taken by ELM pursuant to the Merger Agreement or with the Company’s prior written consent or at the Company’s written request;

provided, further, that, with respect to clauses (a), (b), (d) and (f) of this definition, such changes, circumstances, conditions, developments, effects, events, occurrences or states of facts shall be taken into account in determining whether a “Material Adverse Effect” is occurring, has occurred or would reasonably be expected to occur if it materially disproportionately and adversely affects ELM relative to other companies within the Industry (in which case, only the incremental material disproportionate and adverse impact may be taken into account in determining whether there is a Material Adverse Effect).

Pursuant to the Merger Agreement, a “Parent Material Adverse Effect” means any event, change, development, effect or occurrence that has, or would reasonably be expected to have a material adverse effect on the ability of the Company and Merger Sub to enter into, to perform their respective obligations under, or to consummate the Transactions; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Parent Material Adverse Effect”: (i) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or enforcement philosophy or interpretation thereof; (ii) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (iii) any change generally affecting any of the industries in which the Company, ELM or any of its Subsidiaries operate or the economy as a whole, including any change in commodity prices; (iv) any acts of terrorism, war or the outbreak or escalation of armed hostilities; or (v) any failure, in and of itself, of the Company, ELM or its Subsidiaries to meet any projections, forecasts or budgets; provided, that this clause (v) shall not prevent a determination that any event, change, development, effect or occurrence underlying such failure to meet projections or forecasts has resulted in a Parent Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Parent Material Adverse Effect); except, in the case of clauses (i), (ii) and (iii) above, to the extent that any such event, change, development, effect or occurrence has a materially disproportionate and adverse effect on the businesses of the Company, ELM and its Subsidiaries, taken as a whole, relative to other businesses in the industries in which the Company, ELM and its Subsidiaries operate, taken as a whole (in which case, only the incremental material disproportionate and adverse impact may be taken into account in determining whether there is a Parent Material Adverse Effect).

Closing and Effective Time of the Business Combination

The Closing is expected to take place at 9:00 a.m. Eastern Time, by means of a virtual closing through electronic exchange of signatures, on the fifth business day following the satisfaction or, to the extent permitted by applicable law, waiver of the last condition in Article VI of the Merger Agreement (Conditions) to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by applicable law, waiver of those conditions) or at such other time and place as the Company and ELM mutually agree. The Closing will be deemed effective as of the date and time of the acceptance by the Secretary of State of the State of Delaware of the filings of the certificate of merger or such later time as may be agreed to by the Company and ELM (and set forth in the certificates of merger).

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The obligation of each Party to consummate the Transactions is subject to the satisfaction or waiver in writing by the Company and ELM at or prior to the Closing of each of the following conditions:

•        The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated;

•        No court, arbitrator, mediator or other Governmental Entity of competent jurisdiction shall have enacted, enforced, entered, issued or promulgated any Order or Law (whether temporary, preliminary or permanent) that is in effect and has the effect of (i) making the Transactions illegal or otherwise prohibiting consummation of the Transactions; or (ii) causing the Transactions to be rescinded following their consummation, and no Action brought by any Governmental Entity challenging or seeking to prohibit the consummation of the Transactions shall be pending;

•        The Parent Stockholder Proposals shall have been duly approved by the holders of shares of common stock constituting the Requisite Parent Vote in accordance with applicable Law and the Organizational Documents of the Company; and

•        As of the Closing, after consummation of the PIPE Investment and after distribution of the trust account pursuant to Section 5.3(a) of the Merger Agreement deducting all amounts to be paid pursuant to the Parent Share Redemption, the Company shall have unrestricted cash on hand equal to or in excess of $125,000,000 (without, for the avoidance of doubt, taking into account any Company Transaction Expenses (as defined in the Merger Agreement), Parent Transaction Expenses (as defined in the Merger Agreement) and the payoff of Funded Indebtedness (as defined in the Merger Agreement)).

Conditions to the Company and Merger Sub’s Obligations

The obligation of the Company to consummate the Transactions is also subject to the satisfaction or waiver in writing by the Company at or prior to the Closing of the following conditions:

•        The representations and warranties made by ELM in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Capital Structure), Section 3.3 (Authority; Approval), and Section 3.20 (Brokers and Finders) of the Merger Agreement shall be true and correct in all but de minimis respects as of the Execution Date and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). The other representations and warranties of ELM set forth in Article III of the Merger Agreement (Representations and Warranties of ELM) and any certificates delivered pursuant to the Merger Agreement shall be true and correct (without giving effect to any materiality qualifiers, including Material Adverse Effect, contained therein) as of the Execution Date and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representation and warranty to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

•        ELM shall have performed and complied in all material respects with all covenants required to be performed by it under the Merger Agreement on or prior to the Closing Date;

•        The Company shall have received at the Closing a certificate signed on behalf of ELM by the Chief Executive Officer of ELM (solely in his capacity as such and not in their personal capacity, and without personal liability), certifying that the conditions set forth in Section 6.2(a) (Representations and Warranties of ELM), Section 6.2(b) (Performance of Obligations of ELM) and Section 6.2(d) (No Material Adverse Effect) of the Merger Agreement have been satisfied;

•        Since the Execution Date, there shall not have occurred any Material Adverse Effect;

•        The employment agreements entered into between ELM and each of Jason Luo and James Taylor on the Execution Date remain in full force and effect, and have not been terminated or rescinded in any respect. Each of Jason Luo and James Taylor shall be employed by ELM and shall not have served any resignations or be subject to pending termination agreements;

•        The SERES Exclusive Intellectual Property License Agreement, the SERES Exclusive Patent License Agreement, the capital lease agreement to be entered into following the date of the Merger Agreement and prior to Closing, by and between SERES and ELM, with Company’s prior written consent, the Sokon Supply Agreement and the Transition Services Agreement (collectively, the “Key Contracts”) shall have been executed by each of the parties thereto, each in form and substance acceptable to the Company (in the Company’s sole discretion). All conditions precedent to the effectiveness of each Key Contract shall have been satisfied or waived, each of the Key Contracts shall be valid and binding and in full force and effect, no breach or violation of, or default under, any covenant, representation, warranty, or other provision of any Key Contract by ELM, any of its subsidiaries, or, to the knowledge of ELM, any counterparty thereto, shall have occurred, no event shall have occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by ELM or any of its subsidiaries or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, and no counterparty thereto shall have delivered written notice of intent to terminate such Key Contract, and the transactions contemplated by each such Key Contract shall have been consummated (including the expiration or earlier termination of any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated thereby under the HSR Act);

•        ELM shall have (i) acquired a leasehold interest in, or fee simple title to, the Owned Real Property (as defined in the Merger Agreement), and (ii) taken assignment of or subleased the Leased Real Property (as defined in the Merger Agreement), with the consent of the prime landlord thereunder, or entered into a new lease agreement, on terms and conditions acceptable to the Company, in the Company’s sole discretion, with respect to the Leased Real Property;

•        Support Agreements executed and delivered by stockholders holding 100% of the ELM common Stock issued and outstanding as of the Execution Date shall have been obtained;

•        ELM shall have delivered to the Company a fully-executed copy of a software license agreement, in a form reasonably acceptable to the Company, pursuant to which ELM is granted a license to use industry-standard software for the homologation of automobiles to the U.S. market sufficient for the operation of the Business as of the Closing;

•        ELM shall have delivered to the Company fully-executed copies of confidential information and invention assignment agreements, in a form reasonably acceptable to the Company, for each employee of ELM as of the Closing Date;

•        ELM shall have delivered to the Company evidence, in a form reasonably acceptable to the Company, that ELM (a) has filed U.S. federal trademark applications for “Electric Last Mile Solutions” (in standard character form) and “ELMS” (in standard character form and in logo or design form), and (b) has transferred from SERES to ELM all domain name registrations (if any) that are held by SERES and that are used (or held for use) by or for ELM or that relate to the Business (including electriclastmile.com);

•        ELM shall have delivered to the Company, in a form reasonably acceptable to the Company, the results of a “patent freedom to operate” analysis evaluating the risks of infringement of third party intellectual property rights by ELM and its planned product offerings as of the Execution Date;

•        ELM shall have delivered to the Company evidence in a form reasonably acceptable to the Company that: (A) (1) all patents exclusively licensed to ELM pursuant to the SERES Exclusive Patent License Agreement (for clarity, in form and substance acceptable to the Company (in the Company’s sole discretion)) were, as of the earlier of (x) the date of first use or practice by ELM of any such patents; and (y) the effective date of such SERES Exclusive Patent License Agreement, solely and exclusively owned by SERES and (2) no other person owns or is licensed or authorized to use any of such licensed patents in the field of vehicle design, vehicle manufacturing, vehicle marketing, vehicle sales, vehicle offers for sale, vehicle importation, vehicle distribution, or vehicle commercialization in the United States of America (including all territories and possessions), Canada, and Mexico (collectively, the “Territory”); and (B)(1) the intellectual property rights exclusively licensed to ELM pursuant to the SERES Exclusive Intellectual Property License Agreement (for clarity, in form and substance acceptable to the Company (in the Company’s sole discretion)) includes all intellectual property rights (other than patents and trademarks) that SERES or any of its Affiliates own or have rights under in the Territory as of the earlier of (x) the date of first use or practice by ELM of any such intellectual property rights; and (y) the effective date of such SERES Exclusive Intellectual Property License Agreement and used (or held for use) in or related to electric urban utility or commercial vehicles (including skateboards used for urban utility truck, cargo van, or open bed truck vehicles) (collectively, “Licensed Products”) or the design, manufacture, development, marketing, sale, offering for sell, or commercialization thereof and (2) no other person owns or is licensed or is authorized to use any of such licensed intellectual property rights in connection with the Licensed Products in the Territory; and

•        ELM and the Stockholder Representative (as defined in the Merger Agreement) shall have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to Section 2.11 of the Merger Agreement (Closing Deliverables).

Conditions to ELM’s Obligations

The obligation of ELM to consummate the Transactions is also subject to the satisfaction or waiver in writing by ELM at or prior to the Closing of the following conditions:

•        The representations and warranties of the Company set forth in Section 4.1 (Organization, Good Standing and Qualification), Section 4.2 (Capital Structure), Section 4.3 (Authority; Approval) and Section 4.12 (Brokers and Finders) of the Merger Agreement shall be true and correct in all but de minimis respects as of the Execution Date and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). The other representations and warranties of the Company contained in Article IV of the Merger Agreement and any certificates delivered pursuant to the Merger Agreement shall be true and correct (without giving effect to any materiality qualifiers, including Material Adverse Effect, contained therein) as of the Execution Date and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representation and warranty to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

•        The Company shall have performed and complied in all material respects with all covenants required to be performed by it under the Merger Agreement on or prior to the Closing Date;

•        ELM shall have received at the Closing a certificate signed on behalf of the Company by a duly authorized officer of the Company (solely in their capacity as such and not in their personal capacity, and without personal liability), certifying that the conditions set forth in Section 6.3(a) (Representations and Warranties of the Company), Section 6.3(b) (Performance of Obligations of the Company), Section 6.3(d) (Listing) and Section 6.3(f) (Sponsor Support Agreement) of the Merger Agreement have been satisfied;

•        The shares of common stock described in Section 2.6 (Exchange Procedures) of the Merger Agreement and to be issued pursuant to Section 2.6 (Exchange Procedures) of the Merger Agreement shall have been approved for listing on NASDAQ, subject only to official notice of issuance;

•        The Company shall have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to Section 2.11 (Closing Deliverables) of the Merger Agreement other than any payments to be made pursuant thereto, which payments shall be made at the Closing;

•        Since the Execution Date, there shall not have occurred any amendment or modification to the Sponsor Support Agreement, other than as consented to in writing by ELM; and

•        Since the Execution Date, there shall not have occurred any Parent Material Adverse Effect.

Representations and Warranties

Under the Merger Agreement, ELM made customary representations and warranties relating to: organization; good standing and qualification; capital structure; authority; approval; governmental filings; no violations; certain contracts; financial statements; absence of certain changes; no undisclosed liabilities; litigation; employee benefits; labor matters; compliance with laws; licenses; material contracts; real property; environmental matters; taxes; intellectual property; insurance; suppliers; related party transactions; brokers and finders; information supplied; proxy statement; anti-corruption; sanctions; accredited investors; sufficiency of the assets; and no other representations or warranties.

Under the Merger Agreement, the Company made customary representations and warranties relating to: organization; good standing and qualifications; capital structure; authority; approval; governmental filings; no violations; certain contracts; reports of the Company; financial statements; internal controls; absence of certain changes; litigation and liabilities; trust account; PIPE investments; investment intent; brokers and finders; information supplied; proxy statement; taxes; material contracts; benefit plans; compliance with laws; investment company act; investigation and reliance; and no other representations or warranties.

Covenants of the Parties

Covenants of ELM

ELM made certain covenants under the Merger Agreement, including, among others, the following:

•        ELM agrees that, from the Execution Date until the Closing, except (w) as otherwise expressly required or permitted by the Merger Agreement or any Transaction Document; (x) as described in the corresponding subsection of Section 5.1(a) of the Company Disclosure Letter (as defined in the Merger Agreement); (y) as required by applicable Law (including any action required to be taken prior to the Closing in order for the Company to be in compliance with the rules and regulations of the SEC and Nasdaq as of the Closing) or to comply with any quarantine, “shelter-in-place”, “stay at home”, workforce reduction, social distancing, shutdown, closure, sequester or any other similar Law or Order required by any Governmental Entity in connection with or in response to COVID-19 (“COVID-19 Measures”); or (z) as the Company may request in writing or approve in writing (such approval not to be unreasonably withheld, conditioned or delayed), ELM will not:

•        adopt any change in its or their Organizational Documents;

•        merge or consolidate with any other Person, except for any such transactions among wholly owned Subsidiaries of ELM, or restructure, reorganize, dissolve or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

•        acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $250,000 or acquire any business or Person, by merger or consolidation, purchase of substantially all assets or equity interests or by any other manner, in each case, in any transaction or series of related transactions;

•        transfer, sell, lease, license, sublicense, covenant not to assert, mortgage, pledge, surrender, encumber, divest, cancel, abandon, allow to lapse or expire or otherwise dispose of any of its material tangible or intangible assets, properties, intellectual property, licenses, operations, rights, product lines, businesses or interests therein, except for (A) sales or other dispositions of tangible assets in the ordinary course of business consistent with past practice and (B) sales, leases, licenses or other dispositions of tangible assets with a fair market value not in excess of $250,000 in the aggregate; and (C) non-exclusive licenses of Company IP (as defined in the Merger Agreement) granted to customers in the ordinary course of business consistent with past practice;

•        issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of ELM, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock;

•        reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

•        declare, set aside, make or pay any non-cash dividend or other non-cash distribution with respect to any of its capital stock or enter into any agreement with respect to the voting of its capital stock;

•        create or incur any Lien (as defined in the Merger Agreement) material to ELM other than Permitted Liens (as defined in the Merger Agreement) incurred in the ordinary course of business consistent with past practice;

•        make any loans, advances, guarantees or capital contributions to or investments in any Person (other than ELM or any direct or indirect wholly owned Subsidiary of ELM);

•        incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of ELM, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice, not to exceed $250,000 in the aggregate;

•        fail to make or authorize any budgeted capital expenditures or make or authorize any unbudgeted capital expenditures in excess of $250,000 in the aggregate;

•        enter into any Contract that, if entered into prior to the Execution Date, would have constituted a Material Contract (as defined in the Merger Agreement) described in Section 3.12(a)(i), (v), (vii)-(xv), (xx), (xxiv) and (xxv) of the Merger Agreement (the “Restricted Contracts”);

•        materially amend or modify or terminate any Material Contract (as defined in the Merger Agreement) that is a Restricted Contract;

•        other than in the ordinary course of business consistent with past practice, amend, modify, cancel, or waive any debts or claims held by it or waive any rights;

•        make any changes with respect to its accounting policies or procedures, except as required by changes in Law or GAAP;

•        settle any Action against ELM, except for settlements involving solely the payment of monetary damages of less than $125,000, individually, or $250,000, in the aggregate, in each case, in excess of the proceeds actually received from any insurance policies, subrogation or other third-party sources in connection with such payment;

•        make, change or revoke any material Tax (as defined in the Merger Agreement) election, prepare any material Tax Return (as defined in the Merger Agreement) in a manner which is inconsistent with the past practices of ELM or any of its Subsidiaries with respect to the treatment of items on such Tax Returns, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to ELM or any of its Subsidiaries, file any amended material Tax Return or a claim for refund of material Taxes with respect to the income, assets or operations of ELM or any of its Subsidiaries or settle or compromise any material income Tax liability;

•        except as required pursuant to the terms of any Benefit Plan (as defined in the Merger Agreement) in effect as of the date of the Merger Agreement or as required pursuant to any collective bargaining agreement that ELM is required to assume or to which ELM is required to become a party, in each case, in accordance with a Key Contract, (A) increase in any manner the compensation or consulting fees, bonus, material fringe benefits, severance or termination pay of any employee except, with respect to employees who are not officers, increases in annual salary or wage rate in the ordinary course of business that do not exceed 5% individually or 3% in the aggregate, (B) become a party to, establish, adopt, amend, commence participation in or terminate any Benefit Plan (as defined in the Merger Agreement) (or any arrangement that would have been a Benefit Plan had it been entered into prior to the Merger Agreement) that provides cash incentive compensation, equity-based compensation, nonqualified deferred compensation, defined benefit pension plan benefits, retiree welfare benefits, severance pay, or material fringe benefits, (C) grant any new incentive-based awards, or amend or modify the terms of any outstanding incentive-based awards, under any Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, (E) hire any employee or engage any independent contractor (who is a natural person) if such individual would receive an annual salary or wage rate or consulting fees in excess of $150,000 per annum, or (F) terminate the employment or engagement, other than for cause, of any Employee with an annual salary or wage rate in excess of $150,000; provided, that with respect to any action set forth in Section 5.1(b)(xviii) of the Merger Agreement that is required pursuant to any collective bargaining agreement that ELM is required to assume or to which ELM is required to become a party, in each case, in accordance with a Key Contract, ELM shall (1) provide advance written notice of such requirement to the Company as soon as reasonably practicable, (2) use its reasonable best efforts to update the Company of the status of negotiations or other material discussions in connection with such requirement, and (3) consider the Company’s input and comments in good faith;

•        become a party to, establish, adopt, amend, commence participation in or enter into any collective bargaining agreement or other labor union Contract;

•        fail to pay or satisfy when due any material account payable or other material liability, other than in the ordinary course of business consistent with past practice or any such liability that is being contested in good faith by ELM;

•        fail to keep current and in full force and effect, or to comply in all material respects with the requirements of, any material permit, approval, authorization, consent, license, registration or certificate issued to ELM by any Governmental Entity;

•        take any steps for liquidation, winding-up, receivership, freeze of proceedings, arrangements with creditors (other than extensions of trade payables agreed to in the ordinary course of business) or any similar action or proceeding by or in respect of ELM;

•        file any prospectus supplement or registration statement or consummate any offering of securities that requires registration under the Securities Act or that includes any actual or contingent commitment to register such securities under the Securities Act in the future;

•        take any actions or omit to take any actions that would, individually or in the aggregate, reasonably be expected to result in any of the conditions set forth in Article VI of the Merger Agreement (Conditions) not being satisfied;

•        form any Subsidiary;

•        except for those actions contemplated in, and permitted by, Section 5.29, materially amend or modify or terminate any Material Contract (as defined in the Merger Agreement);

•        (A) subject any Company IP to Copyleft Terms (as defined in the Merger Agreement); or (B) disclose any trade secrets and any other confidential information material to ELM or the conduct of the Business to any Person (other than pursuant to a written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof);

•        take any action which would reasonably be expected to cause any of the Transactions to be a “covered transaction” as defined at 31 C.F.R. § 800.213; or

•        agree, authorize or commit to do any of the foregoing.

Covenants of the Company

The Company made certain covenants under the Merger Agreement, including, among others, the following:

•        The Company agrees that, from the Execution Date until the Closing; except (x) as otherwise expressly required by the Merger Agreement or as described in Section 5.2(a) of the Parent Disclosure Letter (as defined in the Merger Agreement), (y) as ELM may approve in writing (such approval not to be unreasonably withheld or delayed) or (z) as required by applicable Law, or to comply with COVID-19 Measures, the Company will not and will not permit Merger Sub to:

•        adopt any change in their Organizational Documents, amend the Parent Trust Agreement (as defined in the Merger Agreement), make any other agreement related to the Parent Trust Account (as defined in the Merger Agreement), or make any distribution of amounts held in the Parent Trust Account, other than in connection with the Parent Share Redemption;

•        declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or repurchase or redeem any common stock, other than in connection with the Parent Share Redemption, the PIPE Investment or the conversion of ELM Convertible Notes;

•        issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of the Company or Merger Sub (other than the issuance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, other than in connection with the Parent Share Redemption or the PIPE Investment or the conversion of the ELM Convertible Notes;

•        reclassify, recapitalize, exchange, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than in connection with the Parent Share Redemption or the PIPE Investment or the conversion of ELM Convertible Notes;

•        enter into, or permit any of the assets owned or used by it to become bound by, any Contract, other than as expressly required in connection with the Transactions;

•        make any loans, advances, guarantees or capital contributions to or investments in any Person (other than ELM or any direct or indirect wholly owned Subsidiary of ELM);

•        make any changes with respect to its accounting policies or procedures, except as required by changes in Law or GAAP;

•        make, change or revoke any material Tax election, prepare any material Tax Return in a manner which is inconsistent with the past practices of the Company or Merger Sub with respect to the treatment of items on such Tax Returns, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or Merger Sub, file any amended material Tax Return or a claim for refund of material Taxes with respect to the income, assets or operations of the Company or Merger Sub or settle or compromise any material income Tax liability;

•        take any steps for liquidation, winding-up, receivership, freeze of proceedings, arrangements with creditors or any similar action or proceeding by or in respect of the Company of Merger Sub;

•        take any actions or omit to take any actions that would, individually or in the aggregate, reasonably be expected to result in any of the conditions set forth in Article VI of the Merger Agreement (Conditions) not being satisfied;

•        incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, as applicable, enter into any “keep well” or other agreements to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice or except a loan from the Sponsor or an affiliate thereof or certain of the Company’s officers and directors to finance the Company’s transaction costs in connection with the transactions contemplated hereby; or

•        agree, authorize or commit to do any of the foregoing.

Certain Additional Covenants Relating to Tax Matters

The parties also agreed to certain additional covenants relating to tax matters, including the following:

•        The parties to the Merger Agreement intend that the transactions contemplated by the Merger Agreement shall qualify for the Intended Tax Treatment (as defined in the Merger Agreement). None of the parties or their respective affiliates shall knowingly take or knowingly cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action that would reasonably be expected to prevent qualification for such Intended Tax Treatment (as defined in the Merger Agreement). The parties to the Merger Agreement shall (i) file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations and (ii) file all tax returns consistently with the Intended Tax Treatment (as defined in the Merger Agreement) unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any similar U.S. state, local or non-U.S. law) or a change in applicable law. Each of the parties to the Merger Agreement agrees to use reasonable best efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment (as defined in the Merger Agreement) by any taxing authority.

•        All Transfer Taxes (as defined in the Merger Agreement) shall be paid by the Company. ELM shall prepare and file, or shall cause to be prepared and filed, in a timely manner, all necessary tax returns and other documentation with respect to all Transfer Taxes (as defined in the Merger Agreement), and, if required by applicable law, the parties will, and will cause their respective affiliates to, reasonably cooperate and join in the execution of any such tax returns and other documentation. The parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax (as defined in the Merger Agreement). The Company shall provide ELM with evidence reasonably satisfactory to ELM that such Transfer Taxes (as defined in the Merger Agreement) have been paid, or if the relevant transactions are exempt from Transfer Taxes (as defined in the Merger Agreement), evidence of the filing of an appropriate certificate or other evidence of exemption.

•        The ELM stockholders, ELM, and its subsidiaries shall terminate or cause to be terminated any and all of the Tax Sharing Agreements (as defined in the Merger Agreement) in effect, written or unwritten, on the Closing Date as between the ELM stockholders or any predecessor or affiliate thereof, on the one hand, and ELM and any of its subsidiaries, on the other hand, for all taxes imposed by any taxing authority or other Governmental Entity, regardless of the period in which such taxes are imposed, and there shall be no continuing obligation to make any payments under any such Tax Sharing Agreements (as defined in the Merger Agreement).

Restricted Stock Units under the Incentive Plan

In accordance with the terms of the Merger Agreement, immediately upon the effectiveness of the Form S-8 registration statement to be filed with respect to the Incentive Plan (see “Proposal No. 5 — The Incentive Plan Proposal — Form S-8”), the Company will grant restricted stock units relating to 15,000,000 shares of common stock under the Incentive Plan’s initial share reserve to certain individuals (including executive officers). Such restricted stock units are to have vesting terms substantially similar to the Earnout Shares and are referred to herein as the “Earnout RSUs.”

Survival of Representations and Warranties and Covenants

None of the representations, warranties, covenants and agreements in the Merger Agreement or in any instrument, document or certificate delivered pursuant to the Merger Agreement will survive the date of the Merger Agreement and will expire at the date of the Merger Agreement, except for those covenants and agreements contained therein that by their terms expressly apply in whole or in part after the date of the Merger Agreement and then only to such extent.

The Company and ELM have agreed to customary indemnification obligations with respect to any individual who, at or prior to the date of the Merger Agreement, was a director, officer, employee or agent of ELM, or who, at the request of ELM, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing:

•        by written agreement of the Company and ELM;

•        by either the Company or ELM, by giving written notice of such termination to the other Party, if:

•        the Closing shall not have occurred on or prior to the Outside Date; provided, that the right to terminate the Merger Agreement pursuant to this provision shall not be available to any Party that has breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the failure of the Closing to have occurred on or prior to the Outside Date; or

•        any Order permanently enjoining or otherwise prohibiting the consummation of the Transactions shall become final and non-appealable; provided, that the right to terminate the Merger Agreement pursuant to this provision shall not be available to any Party that has breached in any material respect its obligations under the Merger Agreement, including Section 5.10 (Regulatory Filings/Approvals) of the Merger Agreement, in any manner that proximately contributed to such Order becoming final and non-appealable; or

•        the Requisite Parent Vote shall not have been obtained at the Parent Special Meeting or at any adjournment or postponement thereof taken in accordance with the Merger Agreement;

•        by ELM if the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Merger Agreement, or any of its representations and warranties shall have become untrue after the Execution Date, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 6.1 (Conditions to Each Party’s Obligation to Consummate the Transactions) or Section 6.3 (Conditions to Obligation of the Company) of the Merger Agreement; and (ii) is not curable or, if curable, is not cured by the earlier of (A) thirty (30) days after written notice thereof is given by ELM to the Company; and (B) the Outside Date; provided, that ELM shall not have the right to terminate the Merger Agreement pursuant to this provision if ELM is then in material breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 6.1 (Conditions to Each Party’s Obligation to Consummate the Transactions) or Section 6.2 (Conditions to Obligations of ELM) of the Merger Agreement;

•        by the Company if the Initial Stockholder Consent (as defined in the Merger Agreement) has not been delivered to the Company prior to the end of the Stockholder Support Delivery Period (as defined in the Merger Agreement) (provided, that if the Initial Stockholder Consent is subsequently delivered to the Company at any time prior to termination of the Merger Agreement, then Company shall no longer have the right to terminate the Merger Agreement pursuant to this provision); or

•        by the Company if ELM shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Merger Agreement, or any of its representations and warranties shall have become untrue after the Execution Date, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 6.1 (Conditions to Each Party’s Obligation to Consummate the Transactions) or Section 6.2 (Conditions to Obligations of ELM) of the Merger Agreement, respectively; and (ii) is not curable or, if curable, is not cured by the earlier of (A) thirty (30) days after written notice thereof is given by the Company to ELM; and (B) the Outside Date; provided, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if the Company is then in breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 6.1 (Conditions to Each Party’s Obligation to Consummate the Transactions) or Section 6.3 (Conditions to Obligation of the Company) of the Merger Agreement;

•        by ELM if the Company has made a Change in Recommendation; or

•        by the Company on or after January 31, 2021, if at such time any of the Key Contracts has not been executed by each of the parties thereto in form and substance acceptable to the Company (in the Company’s sole discretion).

Amendments

Any provision of the Merger Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both the Company and ELM, or in the case of a waiver, by the party granting the waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into in connection with the Merger Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. A form of the Amended and Restated Registration Rights Agreement is attached to this proxy statement as Annex F. A form of the Incentive Plan is attached to this proxy statement as Annex E. A form of the Employment Agreements is attached to this proxy statement as Annex G. A form of the Restrictive Covenant Agreement is attached to this proxy statement as Annex H. A form of the Escrow Agreement is attached to this proxy statement as Annex I. A form of the Director Nomination Agreement is attached to this proxy statement as Annex J. A form of the Sponsor Support Agreement is attached to this proxy statement as Annex K. A form of the Support Agreement is attached to this proxy statement as Annex L. Stockholders and other interested parties are urged to read the form of Amended and Restated Registration Rights Agreement and form of Incentive Plan in their entirety prior to voting on the proposals presented at the special meeting.

Restrictive Covenant Agreements

In connection with the entry into the Merger Agreement and effective as of the Closing, the Company entered into Restrictive Covenant Agreements with each of the Restricted Parties, substantially in the form attached as Annex H to this proxy statement. Pursuant to the terms of the Restrictive Covenant Agreements, the Restricted Parties have each agreed to certain non-compete, non-solicit and non-disparagement provisions.

Employment Agreements

In connection with the entry into the Merger Agreement and effective as of the Closing, ELM entered into the Employment Agreements with Jason Luo, James Taylor, Benjamin Wu and Hailiang (Jerry) Hu, substantially in the form attached as Annex G to this proxy statement. Pursuant to the Merger Agreement, after the Closing, the executive officers of ELM immediately prior to the Closing will be the executive officers of the Company and the surviving corporation of the business combination. For additional information, see the section entitled “Executive Compensation — ELM.”

Escrow Agreement

At the Closing, the Company and Jason Luo, in the capacity as the initial Stockholder Representative of ELM under the Merger Agreement, will enter into, substantially in the form attached as Annex I to this proxy statement, an Escrow Agreement with the Sponsor and Continental Stock Transfer & Trust Company, as escrow agent, for the purpose of holding and distributing the Earnout Shares and the Adjustment Escrow Stock in accordance with the terms of the Merger Agreement.

Director Nomination Agreement

At the Closing, the Sponsor and the Company will enter into the Director Nomination Agreement, substantially in the form attached as Annex J to this proxy statement, providing the Sponsor certain director nomination rights, including the right to appoint or nominate for election to the Board, as applicable, two individuals, to serve as directors of the Company, for a certain period following the Closing.

Amended and Restated Registration Rights Agreement

At the Closing, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Sponsor, Jefferies and the other parties thereto (collectively referred to herein as the Investors), which, among other things, amends and restates the registration rights agreement entered into by and among the Company, the Company’s initial directors and officers, the Sponsor and Jefferies at the time of the Company’s IPO. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, among other things, the Company will be obligated to file, not later than 30 days after the Closing, a registration statement covering the shares of common stock issued or issuable to the ELM securityholders pursuant to the Merger Agreement and the shares of common stock (including the shares of common stock issuable upon exercise of the private placement warrants) held by the Sponsor or Jefferies immediately after the Closing of the business combination (including without limitation, giving effect to the conversion of shares of Class B common stock into Class A common stock and subsequent conversion into shares of common stock upon the Closing of the business combination).

Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will agree that it will not transfer shares of common stock held by it prior to the earlier of (x) twelve months after the Closing, (y) the date on which the last sales price of the common stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-trading day period commencing at least 150 days after the business combination and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the Sponsor and Jefferies will agree that they will not transfer private placement units (or any securities underlying the private placement units) until 30 days after the Closing. ELM securityholders will agree that they will not transfer shares of common stock received as consideration in the business combination until six months after the Closing; provided, that, Jason Luo and James Taylor will agree that they will not transfer (i) any shares of common stock received as consideration in the business combination until 12 months after the Closing and (ii) 50% of such shares until 24 months after the Closing.

Sponsor Support Agreement

In connection with the entry into the Merger Agreement, the Company, ELM and the Sponsor Parties entered into the Sponsor Support Agreement, substantially in the form attached as Annex K to this proxy statement, pursuant to which each of the Sponsor Parties agreed to, among other things, vote or cause to be voted (or express consent or dissent in writing, as applicable), all of his, her or its shares of common stock that are entitled to vote to approve and adopt the Merger Agreement and the business combination.

Support Agreement

As a condition to the Closing, the Company and ELM stockholders will execute and deliver support agreements, substantially in the form attached as Annex L to this proxy statement, pursuant to which each ELM stockholder will agree to, among other things, (i) consent to, and vote to approve and adopt, the Merger Agreement and the business combination, (ii) waive any dissenters’ or approval rights under applicable law in connection with the business combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholder’s shares until expiration of the Support Agreement.

Existing Carveout Agreements

Existing Sokon Supply Agreement

On September 8, 2020, ELM and Sokon entered into the Existing Sokon Supply Agreement regarding the supply by Sokon of equipment, goods and components used in the manufacture of electric commercial vehicles (the “Sokon Supplies”). Pursuant to the Existing Sokon Supply Agreement, ELM will provide Sokon with orders to purchase certain quantities of the Sokon Supplies every three months and Sokon will provide the Sokon Supplies to ELM at no more than their cost plus a specified margin.

The Existing Sokon Supply Agreement will remain in effect until September 8, 2025 unless terminated earlier in connection with a material breach or if one of the parties becomes insolvent. Sokon has agreed to provide service parts as necessary for a period of ten years following the termination of the Existing Sokon Supply Agreement. This agreement does not restrict ELM from sourcing components from other vendors.

As described below under “— SERES Term Sheet”, it is contemplated in the SERES Term Sheet that with respect to the Existing Sokon Supply Agreement, commercial terms, including but not limited to product pricing, payment terms, delivery and insurance, will be finalized in accordance to mutually agreed terms during the purchase order process. The proposed terms in the SERES Term Sheet are subject to finalization and execution of definitive documentation and therefore could change.

Existing SERES Asset Purchase Agreement

On September 21, 2020, ELM and SERES entered into the Existing SERES Asset Purchase Agreement regarding the purchase of that certain real property generally located at 12900 McKinley Highway, Mishawaka, Indiana together with all buildings and improvements located thereon and all rights, benefits and privileges pertaining to the real property. ELM also agreed to purchase certain tangible personal property, including but not limited to, equipment, machinery and supplies, and all intangible personal property, if any, owned by SERES and related to the ELM Facility that could be assignable to ELM at no cost to SERES.

Pursuant to the Existing SERES Asset Purchase Agreement, ELM agreed to pay SERES One Hundred and Fifty Million Dollars ($150,000,000) for the ELM Facility and related tangible and intangible personal property. As described below in “— SERES Term Sheet”, it is contemplated in the SERES Term Sheet that the Existing SERES Asset Purchase Agreement will be amended to reduce the purchase price for the ELM Facility from One Hundred Fifty Million Dollars ($150,000,000) payable over a five and a half year period to One Hundred Forty Five Million Dollars ($145,000,000), of which Thirty Million Dollars ($30,000,000) would be payable upon the closing of the purchase of the ELM Facility, and the balance would be payable in 23 equal monthly payments of Five Million Dollars ($5,000,000). The proposed terms in the SERES Term Sheet are subject to finalization and execution of definitive documentation and therefore could change.

The Existing SERES Asset Purchase Agreement contains limited representations and warranties of the parties to one another and ELM has agreed to purchase the ELM Facility as is, where is and with all faults except that if any cleanup, remediation or removal of hazardous substances or other environmental conditions on the property is required after the date of closing, SERES will be responsible for any costs of such cleanup, removal or remediation (the “SERES Indemnity”). As described below in “— SERES Term Sheet”, it is contemplated in the SERES Term Sheet that the SERES Indemnity in the Existing SERES Asset Purchase Agreement will be amended such that ELM would assume all environmental responsibilities and obligations related to the ELM Facility after the closing of its purchase of the ELM Facility. The proposed terms in the SERES Term Sheet are subject to finalization and execution of definitive documentation and therefore could change.

Pursuant to the Existing SERES Asset Purchase Agreement, ELM agreed to pay for all transfer taxes; taxes, costs and fees associated with the Note and for a lender’s policy insuring the first lien of the mortgage; the costs of any title endorsements requested by ELM; the costs of the survey, if any; the costs associated with ELM’s due diligence of the property; ELM’s attorney’s fees; any fees charged by the escrow agent; and any other of ELM’s costs incurred in connection with the Existing SERES Asset Purchase Agreement. SERES agreed to pay for the costs of an owner’s title insurance policy and its attorney’s fees. ELM agreed that any closing fee charged by the title company will be split equally between ELM and SERES.

In connection with the Existing SERES Asset Purchase Agreement, ELM agreed to recognize the Agreement between SERES and International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and its local Union #5, dated March 11, 2018, and accept and remain subject to the terms and conditions of such Union Agreement. SERES has agreed to work with ELM in good faith to renegotiate the Union Agreement prior to the closing of the transactions contemplated by the Existing SERES Asset Purchase Agreement.

Existing SERES Intellectual Property License Agreement

On September 10, 2020, ELM and SERES entered into the Existing SERES Intellectual Property License Agreement pursuant to which ELM agreed to license certain intellectual property related to the manufacture and design of certain electric urban utility and commercial vehicles, including skateboards used for urban utility truck, cargo van and open bed truck vehicles from SERES (the “Licensed Intellectual Property”). ELM’s license with SERES is a non-sub licensable, non-transferable, irrevocable, royalty-bearing, exclusive right to license the Licensed Intellectual Property in the U.S., Canada and Mexico.

Under the terms of the Existing SERES Intellectual Property License Agreement, ELM will pay SERES a royalty fee of $100 per licensed product vehicle up to the first 100,000 units sold within the U.S., Canada and Mexico. ELM’s license with SERES is perpetual or until terminated by mutual consent or by either party in the event that the other party defaults in the performance of any of its obligations under the Existing SERES Intellectual Property License Agreement.

As described below in “— SERES Term Sheet”, it is contemplated in the SERES Term Sheet that the Existing SERES Intellectual Property License Agreement will be amended to include an additional Five Million Dollar ($5,000,000) payment by ELM in consideration for access to engineering and data related to the platforms and certain subsystems to be used for the ELM Vehicles. The proposed terms in the SERES Term Sheet are subject to finalization and execution of definitive documentation and therefore could change.

Existing SERES Patent License Agreement

On September 10, 2020, ELM and SERES entered into the Existing SERES Patent License Agreement pursuant to which ELM agreed to license certain potential advance technologies related to the manufacture and design of certain electric urban utility and commercial vehicles. Under the terms of the Existing SERES Patent License Agreement, ELM will pay SERES a license fee not to exceed One Million Dollars ($1,000,000) for each patent and patent application related to the manufacture and design of certain electric urban utility and commercial vehicles, if ELM elects to utilize any of the 56 licensed patents. ELM’s license with SERES will continue for ten years or until the expiration of the last to expire of the licensed patents unless the Existing SERES Patent License Agreement is terminated in connection with a breach, bankruptcy or insolvency, non-payment or patent challenge.

The SERES Term Sheet entered into between ELM and SERES on February 9, 2021 does not contemplate any changes to the Existing SERES Patent License Agreement.

SERES Term Sheet

On February 9, 2021, ELM entered into the Term Sheet with SERES setting forth certain provisions which ELM and SERES intend to incorporate into amendments to the Existing Carveout Agreements. The SERES Term Sheet was acknowledged by Forum. Pursuant to the SERES Term Sheet, ELM and SERES agreed to non-binding terms and conditions regarding (1) the issuance of common stock to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM; (2) amendments to the terms related to the purchase of the manufacturing facility located in Mishawaka, Indiana (also referred to herein as the “ELM Facility”); (3) a product license fee related to the platforms and certain subsystems to be used for the ELM Vehicles and (4) ELM’s reimbursement of SERES for certain transition costs and consulting services. In addition, ELM and SERES agreed to abide by the terms outlined below on a non-binding basis until the final terms are memorialized in definitive amendments to the Existing Carveout Agreements. These non-binding terms include the following:

•        Upon and subject to the consummation of the business combination and the acquisition of the ELM Facility, it is contemplated that SERES will receive 5,000,000 shares of common stock for strategic cooperation, consulting and technical advice provided by SERES to ELM. It is also contemplated that SERES would become a counterparty to the Amended and Restated Registration Rights Agreement giving SERES registration rights with respect to the 5,000,000 shares of common stock, which would also be subject to lock-up restrictions pursuant to which 50% of such shares will be transferable after 12 months following the Closing and the remaining 50% of such shares will be transferable after 24 months following the Closing.

•        The purchase price for the ELM Facility would be reduced from One Hundred Fifty Million Dollars ($150,000,000) to One Hundred Forty Five Million Dollars ($145,000,000), of which Thirty Million Dollars ($30,000,000) would be payable upon the closing of the purchase of the ELM Facility, and the balance would be payable in 23 equal monthly payments of Five Million Dollars ($5,000,000). In addition, it is contemplated that ELM would assume all environmental responsibilities and obligations related to the ELM Facility after the closing of its purchase of the ELM Facility.

•        ELM would pay SERES an additional Five Million Dollars ($5,000,000) under the Existing Intellectual Property License Agreement in consideration for access to engineering and data related to the platforms and certain subsystems to be used for the ELM Vehicles.

•        Under the Existing Supply Agreement, commercial terms, including but not limited to product pricing, payment terms, delivery and insurance, will be finalized in accordance to mutually agreed terms during the purchase order process.

The SERES Term Sheet also contemplates that ELM will reimburse SERES within 10 days after date of the SERES Term Sheet for certain transition costs incurred by SERES and consulting services provided by SERES related to the transactions contemplated by the Existing Carveout Agreements after August 1, 2020. As of the date of this proxy statement, ELM estimates these expenses total approximately $5,000,000, with the actual amount to be confirmed and agreed to by SERES and ELM.

As the SERES Term Sheet contains terms and conditions that are non-binding, there is the potential that ELM and SERES will be unable to agree to final terms or enter into definitive agreements amending the Existing Carveout Agreement in a timely manner or at all. Even if ELM and SERES enter into definitive agreements, there can be no assurance that such definitive agreements will be in a form and substance that is acceptable to Forum in its sole discretion. If ELM does not enter into definitive agreements with SERES in form and substance that is acceptable to Forum, Forum may terminate the Merger Agreement, in which event the business combination would not occur.

ELM and Forum intend to amend the Merger Agreement as necessary to reflect the final terms agreed to by ELM and SERES and set forth in definitive documentation, subject to the definitive agreements being in form and substance acceptable to Forum in its sole discretion.

PIPE Investment

In connection with the transactions contemplated by the Merger Agreement, the Company has entered into the Subscription Agreements with the PIPE Investors pursuant to which the Company agreed to issue and sell to the PIPE Investors in private placements to close immediately prior to the Closing, an aggregate of 13 million shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000. At the Closing, the PIPE Investors and the Company shall consummate the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements.

The ELM Convertible Notes

On December 10, 2020, ELM issued convertible promissory notes to certain investors in an aggregate principal amount of $25 million. The Company will enter into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes will convert at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment multiplied by (ii) 0.90909, and the Company will provide registration rights to the holders of the ELM Convertible Notes.

Background of the Business Combination

We are a blank check company that was incorporated in Delaware on June 25, 2019 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and board of directors. The terms of the business combination were the result of extensive negotiations between our management team, our legal advisors, ELM, ELM’s legal advisors and Jefferies. The following is a brief description of the background of these negotiations, the business combination and related transactions.

Prior to the consummation of our IPO, neither we, nor anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with us.

The prospectus for our IPO states that we intended to use the following general criteria for potential target companies as guidelines:

•        a middle market business with an enterprise value of approximately $500 million to $2 billion;

•        strong public market comparables to establish that the valuation of our initial business combination is attractive relative to these public companies;

•        an established company with a proven track record;

•        proven revenue and earnings growth or the potential for revenue and earnings growth;

•        an experienced management team;

•        operations in a sector that was exhibiting secular growth or had the potential for a cyclical uptick; and

•        an ability to benefit from becoming a public company by being able to effectively utilize the broader access to capital and the increased public profile associated with being a public company.

Following our IPO, we searched for business combination candidates. As part of the search process, we contacted and were contacted by a number of individuals and entities with respect to business combination opportunities and engaged with several possible target businesses in discussions with respect to potential transactions.

During that period, our co-CEOs, Marshall Kiev and David Boris:

•        evaluated approximately 110 companies as possible targets (collectively, the “Potential Targets”) to establish if the Potential Target fit the acquisition criteria stated above;

•        entered into Confidentiality Agreements with 23 Potential Targets (including ELM), which included customary terms;

•        submitted non-binding Indications of Interest to two Potential Targets (including ELM); and

•        submitted one non-binding Letter of Intent to a Potential Target — ELM.

We ultimately decided to discontinue discussions with the Potential Targets other than ELM after conducting further due diligence on the Potential Targets and negotiating the terms of a potential business combination with them. In some circumstances, we did not agree with the desired valuations proposed by such Potential Targets’ sellers. We most actively pursued one Potential Target other than ELM, which process included submitting valuations and/or engaging in discussions regarding the same. This Potential Target was in the consumer products sector. Following that process, ELM emerged as a frontrunner to pursue a business combination.

The substantial majority of Potential Targets we considered were located in the United States, consistent with our original intentions. We also evaluated Potential Targets in other sectors, including healthcare, business services, consumer financial, industrial and technology, media and telecom, amongst other opportunities.

Immediately after completion of our IPO on August 21, 2020, as discussed above, our Co-CEOs, Marshall Kiev and David Boris, began contacting owners of firms that could be potential partners in a business combination. This outreach included conversations and meetings with numerous private equity firms, family offices, investment banks, and business executives, including Jason Luo, Executive Chairman of ELM. Mr. Luo was introduced to Forum management by the investment banking department at Jefferies, the Sole Book-Running Manager of Forum’s IPO, during their analysis of merger opportunities. Mr. Luo explained to Mr. Boris that he was involved in the “carve out” of an electric delivery vehicle business focused on the commercial delivery market. Mr. Boris felt this business could have many of the characteristics that the Company was seeking in a merger partner and expressed an interest in learning more about this opportunity.

From August 21, 2020 to August 24, 2020, we had multiple discussions with senior members of ELM management regarding a confidentiality agreement with ELM. We negotiated the terms of the confidentiality agreement and entered into the confidentially agreement with ELM on August 24, 2020 and received preliminary information about ELM and the EVAP Operations on August 27, 2020.

On August 30, 2020, we had discussions about ELM with Jefferies as a financial advisor in connection with the business combination. Other than with respect to Forum’s IPO, and as disclosed below, Jefferies has not performed past services for any parties to the Merger Agreement or their affiliates or received compensation from any parties to the Merger Agreement or their affiliates over the past three years. Jefferies served as Sole Book-Running Manager in Forum Merger II Corporation’s initial public offering of 20,000,000 units at a price of $10.00 per unit, which closed on August 7, 2018. Jefferies served as Sole Book-Running Manager in Forum’s initial public offering of 25,000,000 units at a price of $10.00 per unit, which closed on August 21, 2020.

From September 1, 2020 to September 3, 2020, Mr. Boris and Mr. Kiev discussed the business strategy of ELM, the timing and structure of the proposed acquisition of the EVAP Operations by ELM and the possible structure of a business combination with representatives of Jefferies.

On September 3, 2020, Mr. Boris and Mr. Kiev had a video conference with their financial advisors at Jefferies and senior management from ELM including Mr. Jason Luo, Mr. James Taylor and Mr. Albert Li about the commercial delivery vehicle industry and the electric vehicle industry and the potential business combination. During this meeting, ELM presented an overview of their business plan, their outlook for the commercial electric vehicle market in the U.S. and preliminary financial projections.

After conferring with Jefferies, our management felt that ELM provided an attractive opportunity for our stockholders and decided to make a non-binding proposal to ELM. On September 9, 2020, Jefferies submitted an outline of a possible deal structure to us which we shared with ELM. According to this outline, the pro forma valuation of ELM was comprised of approximately $1.194 billion of enterprise value or, alternatively, approximately $1.370 billion of equity value. According to this outline, after estimated transaction fees and expenses, the ELM management team would have approximately $326 million of cash to fund operations and growth. According to this outline, revenue was projected to reach approximately $3.046 billion and EBITDA was projected to reach approximately $791 million by the end of 2025.

From August 27, 2020 through September 13, 2020, we had numerous discussions with Jefferies and our legal advisors at White & Case LLP (“White & Case”). On September 13, 2020, we submitted a Letter of Intent to ELM with respect to a business combination. We discussed the terms of the initial draft with Mr. Luo and Mr. Taylor. Among the issues discussed were the overall valuation of the business, the ability to arrange PIPE financing as part of the business combination and the desirability to have an equity pool for future key employees to allow the company to recruit and retain key talent. From September 14, 2020 through September 17, 2020, the parties revised the Letter of Intent. The Letter of Intent was executed on September 18, 2020. On October 13, 2020, we engaged Jefferies as a financial advisor in connection with the business combination and placement agent in the PIPE Investment.

Beginning October 21, 2020, we held investor meetings with certain potential investors in the private placement. Mr. Boris represented us, and Mr. Luo, Mr. Taylor and Mr. Li represented ELM in these meetings.

On October 8, 2020, we arranged for a digital data room to be established to provide certain materials to prospective PIPE Investment investors.

On October 17, 2020, White & Case sent ELM and, its counsel, Foley & Lardner LLP (“Foley”), an initial draft of the Merger Agreement. On October 28, 2020, Foley sent White & Case a revised version of the Merger Agreement. From November 2, 2020 to November 7, 2020, we, ELM, White & Case and Foley discussed open issues in the Merger Agreement, including the working capital adjustment, the post-closing purchase price adjustment, the earnout milestones, earnout amount release, earnout acceleration, company transaction expenses, interim operations and closing conditions. On November 7, 2020, White & Case sent Foley a revised version of the Merger Agreement. On November 18, 2020, Foley sent White & Case a revised version of the Merger Agreement.

On November 19, 2020, we engaged Papamarkou Wellner & Company, Inc. as a placement agent in connection with the PIPE Investment.

From November 22, 2020 to November 27, 2020, we, ELM, White & Case and Foley discussed open issues in the Merger Agreement. Among the issues discussed were the convertible note adjustment amount, merger consideration schedule, earnout acceleration, interim operations with respect to employee matters, exclusivity, closing conditions, financial statements and capital structure.

From September 18 to December 10, 2020, we had numerous discussions with ELM regarding the SERES Agreements and proposed changes and amendments to the SERES Agreements. To provide additional time for ELM to conduct discussions regarding certain proposed amendments to the SERES Agreements, the parties agreed to include a termination provision in the Merger Agreement providing that, in the event the Key Contracts are not executed by ELM, each in form and substance that is acceptable to us by January 31, 2021, we may terminate the Merger Agreement in our sole discretion.

From November 27, 2020 to December 10, 2020, White & Case and Foley negotiated the final terms of the Merger Agreement and the exhibits and ancillary agreements thereto. Also during this time, we, with the help of White & Case and our other advisors, finalized due diligence.

On December 2, 2020, via a telephonic meeting of the Board, the Board resolved that the form, terms and provisions of the Merger Agreement, substantially in the form presented to the Board, were in all respects adopted and approved, and each of the agreements, documents and certificates contemplated thereby to which the Company is a party, and the other transactions contemplated under the Merger Agreement, including the PIPE Investment, were in all respects authorized, approved and adopted.

On December 10, 2020, the sole member of the board of directors of ELM determined that the Merger Agreement was advisable, fair to and in the best interests of ELM and its stockholders and approved and adopted the Merger Agreement and recommended that the stockholders of ELM adopt the Merger Agreement and approve the business combination. On December 10, 2020, stockholders of ELM representing approximately 84% of the issued and outstanding capital stock of ELM delivered Support Agreements to the Company, whereby each such stockholder agreed to, among other things, (i) consent to, and vote to approve and adopt, the Merger Agreement and the business combination, (ii) waive any dissenters’ or approval rights under applicable law in connection with the business combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholder’s shares until expiration of the Support Agreement.

On December 10, 2020, the Merger Agreement and the other ancillary transaction agreements were executed. In addition, the Subscription Agreements in connection with the PIPE Investment and the ELM Convertible Notes were executed on December 10, 2020.

On December 11, 2020, the Company and ELM issued a press release announcing the execution of the Merger Agreement, the Subscription Agreements and the ELM Convertible Notes. On December 11, 2020, we filed Current Reports on Form 8-K with the SEC attaching the Merger Agreement, related transaction agreements, the press release and investor presentation.

Our Board’s Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with ELM, consulted with the Company’s management and its legal counsel, financial advisors and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the business combination are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders adopt the Merger Agreement and approve the business combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the business combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the business combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The Board considered a number of factors pertaining to the business combination as generally supporting its decision to enter into the Merger Agreement and the business combination, including but not limited to, the following material factors:

•        Anticipated “First Mover” Advantage in the Class 1 Electric Vehicle Segment.    ELM plans to launch its first vehicle, the Urban Delivery, which it currently anticipates would be the first electric Class 1 commercial vehicle in the U.S. market, during the second half of 2021. By leveraging existing platforms, subsystems and components from its suppliers, such as the existing platform from the Sokon Group for the Urban Delivery, it believes it will be able to bring its electric vehicles to market faster than competitors who are designing and engineering a completely new vehicle program. ELM believes that, if it is successful in offering the first electric Class 1 commercial vehicle in the U.S. market, this will place it in a position to build strong customer relationships and capture a significant market opportunity as the anticipated adoption of vehicle electrification expands.

•        Use of Existing Platforms, Subsystems and Components to Deliver Reliable, Low Cost Solutions.    ELM believes that the key factors for customers in making a purchasing decision for commercial vehicles are initial investment, reliability and ongoing operating costs. By leveraging existing platforms, subsystems and components from its suppliers, such as the existing platform from the Sokon Group for the Urban Delivery, it believes it will be able to produce its electric vehicles with a relatively low investment compared to competitors who are designing and engineering a completely new vehicle program. ELM anticipates that this will ultimately allow it to offer our electric vehicles at close to purchase price parity with ICE alternatives, which ELM believes will place its products at one of the lowest total costs of ownership among commercial delivery vehicles.

•        “Mass Customization” Services Through Integrated Upfitting and Data Solutions.    ELM believes that one of its key differentiators from its competitors will be its expected ability to offer customers custom-built solutions at a competitive price on a shorter timeframe. Traditional commercial vehicle providers generally must use a third-party upfitter to customize a vehicle before it is sent to the customer. ELM intends to integrate the upfitting process into its assembly process in its manufacturing plant. ELM estimates that such integration could potentially reduce the order-to-delivery time by approximately 25%. In addition, integrating upfitting into its assembly process will provide customers with one point-of-contact which ELM believes could reduce total vehicle supply chain costs. ELM’s strategy also contemplates partnering with industry participants to provide tailored digital solutions to fleet customers for the purpose of tracking and optimizing productivity and performance and helping keep its vehicles in service for its customers.

•        Capital Efficient Manufacturing Strategy Offering Faster Time to Market.    ELM’s manufacturing strategy is centered on capital efficiency and an accelerated timetable for bringing its vehicles to the market. By leveraging existing platforms, subsystems and components from various suppliers, ELM believes it can reduce capital-intensive requirements for in-house manufacturing at the Mishawaka, Indiana facility, such as stamping and a variety of supplier tooling costs. This strategy is intended to reduce its required facility footprint and provide for the integration of vehicle upfitting operations into its assembly process.

•        Growing Last Mile Opportunity and Demand for Cost-Efficient and Sustainable Solutions.    ELM believes it will be able to capitalize on two key trends driving increased demand for electric delivery vehicles: a large and expanding North American e-commerce market that is seeking lower cost delivery solutions and fleet efficiency, and a broader push for green, sustainable products and solutions. ELM believes its strategy well positions it to benefit from this market growth by focusing on customized, low-cost solutions for commercial customers.

•        Crossover Product Strategy Enhances Sales Opportunities.    ELM’s crossover product portfolio strategy intends to target commercial delivery vehicles in the Class 1 through Class 3 commercial vehicle segments. ELM anticipates that the Urban Delivery, based on its current design, will have approximately 34% more cargo space than the current leading ICE Class 1 commercial vehicle model based on customer sales. ELM also believes that the anticipated larger-than-average cargo space and expected lower price point of its Urban Delivery (as compared to Class 1 commercial vehicles) will provide it with an opportunity to gain meaningful market share from smaller vehicles in the Class 2 commercial vehicle segment. Similarly, ELM estimates that its Class 3 Urban Utility vehicle, which it expects to introduce in the fourth quarter of 2022, will help it gain market share from original equipment manufacturers (“OEMs”) of Class 3 commercial vehicles and larger Class 2 commercial vehicles, based on the anticipated price and cargo space of the Urban Utility.

•        Go-to-Market Strategy Driving Large Customer Pipeline.    ELM anticipates having strong customer demand for its proposed Urban Delivery vehicle based on approximately 30,000 non-binding pre-orders as of January 15, 2021. ELM estimates that if the approximately 30,000 pre-orders were converted into binding commitments, such orders would represent approximately $1 billion of future revenue. ELM believes that its planned electric vehicles will appeal to a wide variety of end customers and ELM intends to target potential end customers ranging from Fortune 500 companies to small businesses. ELM’s go-to-market strategy intends to leverage a number of sales channels to deliver products to customers, including direct engagement and through fleet managers, dealers, distributers and upfitters who purchase vehicles for end customers. ELM’s sales strategy is to engage at all points of the sales chain, from buyers to end customers, to ensure that it understands its customers’ needs and specifications for individual end use cases.

•        Experienced Executive Team with Engineering Competencies for E-Powertrain Development and Vehicle Integration.    ELM’s executive team has over 150 years of collective experience in the automotive industry, including with prominent global automotive OEMs, Tier-1 suppliers, and early-stage electric vehicle companies, and over 100 years of collective engineering expertise in the areas of vehicle integration, U.S. safety compliance and homologation, vehicle customization, electric powertrain engineering, battery cells, and developing digital and data connectivity solutions for customers. ELM’s executive team is planning its path to commercial production and sales with a focus on quality, efficiency, and the development of strong customer relationships.

•        Benefit from Being a Public Company.    We believe that ELM under new public ownership will have the flexibility and financial resources to pursue and execute a growth strategy to increase revenues and shareholder value. We believe ELM will benefit from being publicly traded and will be able to effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

Our Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the business combination, including, but not limited to, the following:

•        Contingent on Carveout Transaction.    The business combination is contingent on the consummation of the Carveout Transaction at or prior to the Closing, including (i) the execution and effectiveness of the Key Contracts between ELM and SERES that are each in form and substance acceptable to Forum (at Forum’s sole discretion), (ii) the acquisition by ELM of a leasehold interest in, or fee simple title to, the Mishawaka, Indiana manufacturing facility pursuant to the SERES Asset Purchase Agreement, and (iii) the acquisition by ELM from SERES of key intellectual property rights related to its proposed business, including the right to use intellectual property related to the manufacture and design of certain electric urban utility and commercial vehicles. If the Carveout Transaction is not consummated prior to the Closing, if the Key Contracts have been terminated or are otherwise not in effect, or if the transactions contemplated by the SERES Asset Purchase Agreement do not close, the business combination will not close

•        Lack of Third Party Valuation or Fairness Opinion.    We are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to the Company from a financial point of view. Our Board did not obtain a fairness opinion in connection with their determination to approve the business combination. In analyzing the business combination, our Board and our management conducted due diligence on ELM and researched the industry in which ELM operates and concluded that the business combination was in the best interest of our stockholders. Accordingly, our stockholders will be relying solely on the judgment of our Board in determining the value of the business combination, and our Board may not have properly valued the business. The lack of third-party fairness opinion may also lead an increased number of stockholders to vote against the business combination or demand redemption of their shares, which could potentially impact our ability to consummate the business combination.

•        Public Stockholders Will Own Minority Share Position.    Our public stockholders may experience dilution as a consequence of the issuance of common stock as consideration in the business combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

•        Reliance on Key Personnel.    ELM’s success depends on the continuing services of key employees. ELM believes the depth and quality of the experience of its executive team in the automotive and electric vehicle industries is a key to ELM’s ability to be successful. The loss of any of these individuals could have a material and adverse effect on ELM’s business operations. Additionally, the success of ELM’s operations will largely depend upon ELM’s ability to successfully attract and retain competent and qualified key management personnel.

•        No Prior Operating History.    ELM is a new company that was formed in August 2020. Prior to such time, ELM had no operations or assets. Further, ELM has generated no revenue to date. As ELM works to transition from initial start-up activities to commercial production and sales, it is difficult to forecast the post-combination company’s future results, and the post-combination company has limited insight into trends that may emerge and affect its business. The estimated costs and timelines that the post-combination company has developed to reach full scale commercial production of the ELM Vehicles are subject to inherent risks and uncertainties involved in the transition from a start-up company focused on developing its prototype vehicles to the large-scale manufacture and sale of the ELM Vehicles.

•        Lack of Current Customers Or Binding Orders.    ELM’s business model is focused on building relationships with fleet customers, fleet management companies and dealers. To date, ELM has engaged in limited marketing activities and ELM has no binding contracts with customers. The non-binding pre-orders that ELM has signed did not require customer deposits and may not be converted into binding orders or sales. Until the time that the design and development of the ELM Vehicles are complete, the ELM Vehicles are commercially available for purchase and ELM is able to scale up its marketing function to support sales, there will be uncertainty as to customer demand for the ELM Vehicles.

•        Future Growth Dependent Upon Operators of Commercial Vehicle Fleets.    ELM’s growth is dependent upon the adoption of electric vehicles by operators of commercial vehicle fleets and fleet management companies and on ELM’s ability to produce, sell and service vehicles that meet their needs. The entry of commercial electric vehicles into the “last mile” commercial vehicle market is a relatively new development, particularly in the United States, and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using electric vehicles in their businesses. The adoption of electric delivery vehicles has been slow to date. As part of ELM’s sales efforts, ELM must educate fleet managers as to the potential savings during the life of the ELM Vehicles and the expected lower “total cost of ownership” of the ELM Vehicles. ELM believes that operators of commercial vehicle fleets and fleet management companies will consider many factors when deciding whether to purchase the ELM Vehicles (or commercial electric vehicles generally) or vehicles powered by internal combustion engines, particularly natural gas-fueled vehicles.

•        Growth Depends on Maintaining Relationships With Suppliers.    ELM’s success will be dependent upon its ability to enter into supplier agreements and develop and maintain its relationships with suppliers who are critical to the output and production of the ELM Vehicles, including suppliers of battery cells. Initially, a significant portion of the components used by the Company for the Urban Delivery will be supplied solely by Sokon Group. If disputes arise with Sokon Group related to the supply agreement ELM may be unable to enter into other supply agreements to obtain components for assembly. If ELM is successful in entering into such arrangements, the suppliers, including suppliers of battery cells, may become unable to provide, or experience delays in providing, components or if the supply agreements with ELM are terminated, ELM may be unable to find replacement components in a timely manner (or at all). Changes in business conditions, pandemics, governmental changes and other factors beyond ELM’s control or that ELM does not presently anticipate could adversely affect ELM’s ability to receive components from its suppliers.

•        Revenue Initially Dependent on A Single Model.    ELM will initially depend on revenue generated from a single vehicle model (the Urban Delivery) and in the foreseeable future will be significantly dependent on a single or limited number of models (the Urban Delivery and the Urban Utility). Historically, automobile customers have come to expect a variety of vehicle models offered in a manufacturer’s fleet and new and improved vehicle models to be introduced frequently. Given that, for the foreseeable future, ELM’s business will depend on a single or limited number of models, to the extent a particular model is not well-received by the market, ELM’s sales volume, business, prospects, financial condition and operating results could be materially and adversely affected.

•        Market Share Competition.    ELM’s target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, ELM’s competitors are working on developing technologies that may be introduced in ELM’s target market. If any of these alternative technology vehicles provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of the ELM Vehicles or make the ELM Vehicles uncompetitive or obsolete.

•        Success Dependent on Development and Protection of Intellectual Property Rights.    ELM will initially license some of the technology and intellectual property rights necessary to produce the Urban Delivery in the United States from the Sokon Group. ELM may develop its own proprietary technology in the future and, accordingly, will need to rely on confidentiality and trade secret protections for such potential future proprietary technology. All new developments by ELM will be owned by ELM. ELM’s success will, in part, depend on its ability to obtain patents and trademarks and protect its trade secrets and proprietary technology. ELM is currently maintaining its engineering and intellectual property developments under confidentiality agreements and other agreements to preserve ELM’s trade secrets and other proprietary technology.

•        Impact of COVID-19.    ELM faces various risks related to public health issues, including epidemics, pandemics and other outbreaks, such as the ongoing COVID-19 pandemic. The effects and potential effects of the COVID-19 pandemic, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for the ELM Vehicles if fleet management companies or other potential customers delay purchases of the ELM Vehicles or if fuel prices for internal combustion engine vehicles remain low. In addition, the COVID-19 crisis may cause an increase in costs resulting from ELM’s efforts to mitigate the effects of COVID-19, delays in ELM’s schedule to achieve full commercial production of the ELM Vehicles, and disruptions to ELM’s supply chain, among other negative effects.

In addition to considering the factors described above, the Board also considered the following:

Interests of Certain Persons.    Certain members of the Board and our officers have interests in the transaction that are different from, or in addition to, the interests of our other stockholders (see “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the business combination outweighed the potentially negative factors associated with the business combination. Accordingly, the Board unanimously determined that the Merger Agreement and the business combination were advisable, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

It is a requirement under the current charter and Nasdaq rules that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. As of December 10, 2020, the date of the execution of the Merger Agreement, the fair value of the funds held in the trust account was $241,315,425.24 (excluding $8,750,000 of deferred underwriting commissions and taxes payable on the income earned on the trust account). In reaching its conclusion that the business combination (subject to the completion of the Carveout Transaction) meets the 80% asset test, our Board reviewed the anticipated enterprise value of ELM of approximately $1,300,000,000 upon the consummation of the Carveout Transaction.

In determining whether the enterprise value described above represents the fair market value of ELM upon the consummation of the Carveout Transaction, the Board considered all of the factors described above in “— Our Board’s Reasons for the Approval of the Business Combination” and the fact that the purchase price for ELM was the result of an arm’s length negotiation. As a result, the Board concluded that the fair market value of the business to be acquired (subject to the completion of the Carveout Transaction) was significantly in excess of 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account).

Certain ELM Projected Financial Information

ELM provided Forum with its internally prepared forecasts for each of the calendar years in the five-year period ending December 31, 2025. Forum and ELM do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of their future performance, revenue, financial condition or other results. However, in connection with the proposed business combination, management of ELM prepared the financial projections set forth below to present key elements of the forecasts provided to Forum. Forum is including the following summary of certain ELM internal, unaudited prospective financial information from ELM’s management team’s projections for the combined company post-combination solely because that information was made available to Forum’s Board in connection with the evaluation of the business combination. ELM’s forecasts were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information, but, in the view of ELM’s management team, such forecasts were prepared on a reasonable basis, reflect the best currently available estimates and judgments and present, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that Forum, ELM, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now consider, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement, including investors or stockholders, are cautioned not to place undue reliance on this information. You are cautioned not to rely on the projections in making a decision regarding the business combination, as the projections may be materially different than actual results. Forum does not intend to reference these financial projections in its future periodic reports filed under the Exchange Act.

The financial projections assume that the EVAP Operations, including the Mishawaka, Indiana manufacturing facility and key intellectual property rights for the existing vehicle platform for the Urban Delivery, have been acquired by ELM pursuant to the Carveout Transaction. The financial projections reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to ELM’s business, all of which are difficult to predict and many of which are beyond ELM’s and Forum’s control. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond ELM’s and Forum’s control and ELM’s limited operating history makes evaluating its business and future prospects, including the assumptions and analyses developed by ELM upon which operating and financial results forecast rely, difficult and uncertain. The various risks and uncertainties include risks related to the acquisition of the EVAP facility and key intellectual property rights for the existing vehicle platform, changes or adjustments in ELM’s product lineup and production volumes, commercial launch plan, go-to-market strategy and subscription model as it identifies new areas of demand and product opportunities, as well as future market adoption of ELM’s offerings and others set forth in the sections entitled “Risk Factors,” “ELM Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVAP Operations” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. None of ELM’s independent registered public accounting firm, Forum’s independent registered public accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their accuracy or achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to Forum and the Forum board of directors in connection with their review of the proposed business combination.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR ELM, FORUM UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

The projected financial information included in this proxy statement has been prepared by, and is the responsibility of, ELM’s management. None of WithumSmith+Brown, PC, Forum’s independent registered public accounting firm, or BDO USA, LLP, the independent registered public accounting firm of EVAP Operations, has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information presented herein and, accordingly, WithumSmith+Brown, PC and BDO USA, LLP express no opinion or any other form of assurance on it. The BDO USA, LLP report included in this proxy statement relates to historical audited financial statements of EVAP Operations. It does not extend to ELM’s projected financial information and should not be read as if it does.

The key elements of the ELM projections provided by ELM’s management team to Forum are summarized in the table below:

Projected Financial Metrics:
	Forecast
	Year Ended December 31,
(in millions)	2020		2021E	2022E	2023E	2024E	2025E
Total Units Sold(1)		0	4,000	19,100	35,000	55,000	83,000
Revenue(2)		$0	$122	$613	$1,177	$1,906	$3,046
% Growth		—	—	401%	92%	62%	60%
Cost of Goods Sold		0	$(96)	$(477)	(849)	$(1,351)	$(2,145)
Gross Profit(3)		$0	$26	$137	$328	$555	$891
% Margin	$	n/a	21%	22%	$28%	29%	29%
EBITDA(4)		$0	$(101)	$15	$248	$465	$791
% Margin	$	n/a	(82)%	2%	$21%	24%	26%
Capital Expenditures(5)		$0	$(45)	$(30)	$(27)	$(75)	$(25)
% Revenue	$	n/a	37%	5%	$2%	4%	1%

____________

(1)      Assumes that the production of the Urban Delivery begins in the second half 2021 and that the production of the Urban Utility begins in 2022.

(2)      Projected revenue is based on a variety of operational assumptions, including (i) price parity of competitive gasoline models after federal tax credits, (ii) ELM management’s assessment of production ramp up at the Mishawaka facility, (iii) segment volumes for the Urban Delivery and Urban Utility reaching 1.0 million and 476,000, respectively, in 2025, and (iv) the Urban Delivery and Urban Utility achieving 6% and 5% of segment share in 2025, respectively.

(3)      Projected gross profit reflects direct material costs received from suppliers and ELM management’s estimates for design modifications, shipping costs, duties, and projected manufacturing costs at the Mishawaka facility.

Other key assumptions impacting profitability growth include lower battery costs, improved logistics utilizing part-by-part shipments instead of assembled components, lower operations costs, more efficient engineering development, and addition of long range models.

(4)      EBITDA is a non-GAAP measure and is an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or as alternative to cash flows from operating activities as a measure of liquidity.

(5)      Annual capital expenditures primarily relate to the acquisition and modification of the Mishawaka facility to support the production of the Urban Delivery and Urban Utility vehicles.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the business combination, stockholders should be aware that aside from their interests as stockholders, the Sponsor and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination.

These interests include, among other things:

•        the fact that the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that the Sponsor paid $25,000 for the founder shares and these shares will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $84,625,000 based on the closing price of our Class A common stock on Nasdaq on December 31, 2020, but, given the restrictions on these shares, we believe these shares have less value;

•        the fact that the Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete an initial business combination by August 21, 2022;

•        the fact that the Sponsor paid $6,162,500 for its 616,250 private placement units, and if a business combination is not consummated by August 21, 2022, the proceeds from the sale of the private placement units will be used to fund the redemption of public shares (subject to the requirements of applicable law), and the private placement units, private placement shares and private placement warrants will be worthless;

•        the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•        the anticipated appointment of our Co-Chief Executive Officer, Chief Financial Officer and Director, David Boris, as a director of the post-combination company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that the Sponsor and our officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses or repaid the Working Capital Loans, if any, if an initial business combination is not consummated by August 21, 2022; and

•        the fact that at the Closing we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to the Investors and their permitted transferees.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the business combination.

Potential Purchases of Public Shares

The Sponsor or the Company’s or ELM’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that the stockholder, for so long as he, she or it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of these share purchases and other transactions would be to increase the likelihood of that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. If the purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. None of the Sponsor, the Company’s directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

Total Company Shares to be Issued in the Business Combination

We anticipate that, upon completion of the business combination, the approximate ownership interests of the Company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(1)(5)	Assuming Maximum Redemptions of Public Shares(2)(5)
Forum’s Public Stockholders(3)	19.6%	0.1%
ELM Securityholders(6)	62.8%	78.0%
Sponsor(4)	5.4%	6.6%
PIPE Investors	10.1%	12.6%
ELM Convertible Note Holders	2.1%	2.7%

____________

(1)      This presentation assumes no holders of Class A common stock exercise their redemption rights with respect to their redeemable Class A common stock upon the Closing.

(2)      This presentation assumes that all public shares, or 25.0 million shares, are redeemed, for a total redemption of $250.0 million in shares of Class A common stock.

(3)      Includes 125,000 private placement shares held by the IPO underwriter.

(4)      Includes the Sponsor and Forum’s current officers and directors. Founder shares are shares of Class B common stock that will be converted into shares of Class A common stock at the Closing on a one-for-one basis.

(5)      Does not include accrued interest on the ELM Convertible Notes which will also be converted into shares of common stock at the Closing.

(6)      Pursuant to the SERES Term Sheet between ELM and SERES entered into on February 9, 2021, it is proposed that 5.0 million shares of common stock will paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares and will reduce the post-combination ownership interests of the ELM securityholders.

The ownership percentages set forth above were calculated based on the amounts set forth in the sources and uses table on page 134 of this proxy statement and do not take into account (i) warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing); (ii) the Earnout Shares; or (iii) the issuance of any shares upon completion of the business combination under the Incentive Plan, substantially in the form attached to this proxy statement as Annex E. Founder shares will be converted into shares of common stock at the Closing on a one-for-one basis.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. In addition, the Company will place 250,000 shares of common stock into an adjustment escrow account, as described on pages 11-17, to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

The issuance of 20% or more of our outstanding shares of common stock in connection with the Merger Agreement requires stockholder approval of the Nasdaq Proposal.

For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the business combination and does not include the Earnout Shares, the Earnout RSUs and the other 14,200,000 shares of common stock that will be reserved under the Incentive Plan.

Sources & Uses
(No Redemption Scenario — assuming no redemptions of the outstanding shares of Class A common stock by the public stockholders)

Sources (in millions)		Uses (in millions)
Estimated cash in Trust Account(1)	$250	Equity consideration to ELM securityholders at closing(2)(3)	$806
Forum common stock issued at closing	$806	Estimated fees & expenses(4)	$25
PIPE Investment proceeds	$130	Cash to balance sheet	$345
ELM Convertible Notes proceeds	25	Payments related to Carveout Transaction(5)	$35
Total Sources	$1,211	Total Uses	$1,211

____________

(1)      As of September 30, 2020.

(2)      Does not include Earnout Shares (5.0 million shares), Earnout RSUs (15.0 million restricted stock units) or 14.2 million of shares reserved under the Incentive Plan.

(3)      Does not include the 5.0 million shares of common stock that is contemplated by the SERES Term Sheet to be paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares and will reduce the post-combination ownership interests of the ELM securityholders.

(4)      Represents the total estimated transaction fees and expenses incurred by the parties to the Merger Agreement.

(5)      Payments contemplated under the SERES Term Sheet ($30.0 million paid at closing of transactions contemplated by the Existing SERES Asset Purchase Agreement and additional payment of $5.0 million pursuant to the SERES Term Sheet). The terms of the payments are subject to finalization and execution of definitive documentation and therefore could change.

Sources & Uses
(Maximum Redemption Scenario — assuming redemptions of 100% of the outstanding shares of Class A common stock by the public stockholders

Sources (in millions)		Uses (in millions)
Estimated cash in Trust Account(1)	$0	Equity consideration to ELM securityholders at closing(2)(3)	$806
Forum common stock issued at closing	806	Estimated fees & expenses(4)	$25
PIPE Investment proceeds	$130	Cash to balance sheet	$95
ELM Convertible Notes proceeds	25	Payments related Carveout Transaction(5)	$35
Total Sources(6)	$961	Total Uses(6)	$961

____________

(1)      Assumes 100% of outstanding shares of Class A common stock have been redeemed by the public stockholders to receive cash from the trust account. Based on $250,022,847 held in trust as of September 30, 2020.

(2)      Does not include Earnout Shares (5.0 million shares), Earnout RSUs (15.0 million restricted stock units) or 14.2 million of shares reserved under the Incentive Plan.

(3)      Does not include the 5.0 million shares of common stock that is contemplated by the SERES Term Sheet to be paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares and will reduce the post-combination ownership interests of the ELM securityholders.

(4)      Represents the total estimated transaction fees and expenses incurred by the parties to the Merger Agreement.

(5)      Payments contemplated under the SERES Term Sheet ($30.0 million paid at closing of transactions contemplated by the Existing SERES Asset Purchase Agreement and additional payment of $5.0 million pursuant to the SERES Term Sheet). The terms of the payments are subject to finalization and execution of definitive documentation and therefore could change.

(6)      Totals may differ due to rounding.

Board of Directors of the Company Following the Business Combination

Upon consummation of the business combination, our Board anticipates increasing its initial size from six directors to seven directors. In addition, assuming condition precedent proposals, including the Charter Proposal, are approved, upon the Closing, the board of directors will be reclassified from two classes to three classes and each Class I director, Class II director and Class III director will serve until the 2022, 2023 and 2024 annual meetings of Forum stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal. For additional information, please see the sections entitled “Proposal No. 6 — The Director Election Proposal.”

Certificate of Incorporation; Bylaws

Upon the Closing, the current charter will be amended to reflect:

•        that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66 2/3% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

•        that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act;

•        that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors;

•        amending the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation”;

•        upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increasing the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock;

•        eliminating various provisions applicable only to blank check companies;

•        dividing the Board into three classes with staggered terms and with each class consisting of one third of the total number of directors constituting the entire board of directors of the Company as nearly as possible; and

•        providing that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL.

For additional information, please see the sections entitled “Proposal No. 3 — The Charter Proposal” and “Proposal No. 4 — The Advisory Charter Proposals.”

Name; Headquarters

The name of the post-combination company after the business combination will be Electric Last Mile Solutions, Inc., and our headquarters will be located in Troy, Michigan.

Redemption Rights

Pursuant to the current charter, holders of public shares may elect to have their public shares redeemed for cash at the applicable redemption price per share calculated in accordance with the current charter. As of the date of this proxy statement, this would have amounted to approximately $[        ] per share. If a holder exercises his, her or its redemption rights, then the holder will be exchanging his, her or its public shares for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for his, her or its public shares only if he, she or it properly demands redemption and delivers his, her or its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his, her or its or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A common stock included in the units sold in our IPO without the consent of the Company. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash without the consent of the Company. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $250,022,847 as of September 30. The Merger Agreement provides that ELM’s obligation to consummate the business combination is conditioned on the Company having cash on hand of at least $125,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived in writing by ELM. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then ELM may elect not to consummate the business combination. In addition, in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the business combination. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the business combination.

Accounting Treatment

The business combination is expected to be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting Forum will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on ELM securityholders expecting to have a majority of the voting power of the combined company, ELM comprising the ongoing operations of the combined entity, ELM comprising a majority of the governing body of the combined company, and ELM’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of ELM issuing stock for the net assets of Forum, accompanied by a recapitalization. Assuming this treatment, the net assets of Forum will be stated at historical cost, with no goodwill or other intangible assets recorded.

Certain United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of certain material U.S. federal income tax considerations for holders of shares of Class A common stock that elect to have their Class A common stock redeemed for cash if the business combination is completed. This discussion applies only to Class A common stock that is held as a “capital asset” for U.S. federal income tax purposes. This discussion is limited to U.S. federal income tax considerations, and does not address considerations arising under any U.S. federal gift, estate, or other non-income tax laws or the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•        financial institutions or financial services entities;

•        broker-dealers;

•        governments or agencies or instrumentalities thereof;

•        persons that directly, indirectly or constructively own 5% or more (by vote or value) of our shares;

•        persons that acquired our Class A common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        insurance companies;

•        dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A common stock;

•        persons holding Class A common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        U.S. expatriates or former long-term residents of the United States;

•        regulated investment companies (RICs) or real estate investment trusts (REITs);

•        persons subject to the alternative minimum tax provisions of the Code;

•        partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such entities;

•        “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax; and

•        tax-exempt entities.

If you are a partnership (including an entity or arrangement classified as a partnership or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) generally will depend on the status of the partners (or other owners) and your activities. If you are a partner (or other owner) in such an entity holding shares of Class A common stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein.

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE REDEMPTION OF OUR CLASS A COMMON STOCK. EACH INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE REDEMPTION OF OUR CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Redemption of Class A Common Stock

If a holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Our Board Unanimously Recommends That You Vote “For” Each Of These Proposals And “For” Each Of The Director Nominees — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale, taxable exchange or other taxable disposition (a “sale”) of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A common stock, a U.S. holder (as defined below) will be treated as described below under the section entitled “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” and a Non-U.S. holder (as defined below) will be treated as described under the section entitled “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.” If the redemption does not qualify as a sale of shares of Class A common stock, a holder will be treated as receiving a corporate distribution, with the tax consequences to a U.S. holder described below under the section entitled “U.S. Holders — Taxation of Distributions,” or the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.”

Whether a redemption of shares of Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning private placement warrants or public warrants and any of our stock that a holder would directly or constructively acquire pursuant to the business combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A common stock that could be acquired pursuant to the exercise of the private placement warrants or the public warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the business combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A common stock and any Class A common stock to be issued pursuant to the business combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning warrants). The redemption of Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A common stock will be treated as a corporate distribution to the redeemed holder, with the tax effects to U.S. holders as described below under the section entitled “U.S. Holders — Taxation of Distributions,” and the tax effects to Non-U.S. holders as described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A common stock who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.    If our redemption of a U.S. holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Common Stock,” the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale of the Class A common stock and will be treated as described below under the section entitled “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.    If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale, as discussed above under the section entitled “Redemption of Class A Common Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of Class A common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any redemption proceeds treated as gain on a sale of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder in a sale is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to the U.S. holder with respect to its shares of Class A common stock that were treated as a return of capital.

U.S. holders who hold different blocks of Class A common stock (shares of Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A common stock who or that is, for U.S. federal income tax purposes:

•        a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        an estate or trust that is not a U.S. holder.

Taxation of Distributions.    If our redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Common Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the amount of cash received pursuant such redemption will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale of the Class A common stock, which will be treated as described below under the section entitled “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s Class A common stock, unless (i) we or the applicable withholding agent have established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above under the section entitled “Redemption of Class A Common Stock”). There can be no assurance, however, that we or any applicable withholding agent will establish such special certification procedures. If we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. holder, such Non-U.S. holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

The withholding tax described above generally does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends generally will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder that is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.    If our redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a sale, as discussed above under the section entitled “Redemption of Class A Common Stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•        the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•        such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and has a “tax home” in the United States; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the redemption or the Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. holder may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower applicable treaty rate). If the second bullet point above applies to a Non-U.S. holder, such Non-U.S. holder generally will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30%.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the redemption of shares of our Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount of cash received upon the redemption of shares of our Class A common stock. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the business combination is completed.

Information Reporting and Backup Withholding

Payments resulting from our redemption of shares of Class A common stock may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A common stock. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued.

In general, no FATCA withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on a redemption of Class A common stock.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied.

At any time before or after consummation of the business combination, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the business combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the business combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor ELM is aware of any material regulatory approvals or actions that are required for completion of the business combination other than the expiration or early termination of the waiting period under the HSR Act.

Vote Required for Approval

Unless waived by the parties to the Merger Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The election of seven directors to staggered terms as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in this proxy statement.

This Business Combination Proposal (and consequently, the Merger Agreement and the business combination) will be adopted and approved only if a majority of the votes cast by our stockholders at the special meeting vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting will have no effect on the outcome of this proposal.

As of the date of this proxy statement, the Sponsor has agreed to vote any shares of common stock owned by it in favor of the business combination. As of the date hereof, the Sponsor beneficially owns approximately 21.5% of our issued and outstanding shares of common stock. The Sponsor and our officers and directors have not purchased any public shares.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE Nasdaq PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, the consideration to be paid to the ELM securityholders in connection with the business combination will consist of up to an aggregate of 96,300,000 shares.

In connection with the business combination, the Company also intends to (1) reserve for issuance 29,200,000 shares of common stock for potential future issuances under the Incentive Plan; (2) issue 13,000,000 shares of common stock to PIPE Investors; and (3) issue approximately 2,750,000 shares of common stock to the holders of the ELM Convertible Notes.

We are seeking stockholder approval to approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders (including any shares of common stock issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the PIPE Investment, (y) shares of common stock to the holders of the ELM Convertible Notes upon conversion of the ELM Convertible Notes and (z) shares of common stock reserved for the Incentive Plan. The terms of the consideration in the business combination and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A to this proxy statement and the Incentive Plan, which is attached as Annex E to this proxy statement. The discussion herein is qualified in its entirety by reference to those documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if the securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, we may issue 20% or more of our outstanding common stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of common stock in connection with the business combination. In addition, we intend to reserve for issuance shares of common stock for potential future issuances under the Incentive Plan.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, up to approximately 96,300,000 shares of common stock will be issued in connection with the business combination, which represents approximately 301% of the [31,991,250] shares of our common stock outstanding on the date hereof. The issuance of these shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in our voting power, liquidation value and aggregate book value.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon.

Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting will have no effect on the outcome of this proposal.

The Nasdaq Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Nasdaq Proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3 — The CHARTER PROPOSAL

Overview

In connection with the business combination, we are asking our stockholders to approve the adoption of the proposed charter, substantially in the form attached to this proxy statement as Annex C, to be effective upon the consummation of the business combination. If the business combination and the Charter Proposal are approved, the proposed charter would replace the current charter.

Comparison of Current Charter to Proposed Charter

The following is a summary of the key changes effected by the proposed charter relative to the current charter. This summary is qualified in its entirety by reference to the full text of the proposed charter, substantially in the form included as Annex C to this proxy statement.

•        to provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66 2/3% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

•        to provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act;

•        to provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors;

•        to change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation”;

•        to, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock;

•        to eliminate various provisions applicable only to blank check companies;

•        to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the Board as nearly as possible; and

•        to provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL.

Reasons for the Approval of the Charter Proposal

In the judgment of the Board, the proposed charter is necessary to address the needs of the post-combination company. In particular:

•        protect key provisions of the proposed charter from arbitrary amendment and prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders;

•        adopt the federal district courts of the United States as the sole and exclusive forum for certain stockholder litigation under the Securities Act to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter;

•        create a supermajority vote requirement that will, in conjunction with the classified nature of our Board, increase board continuity and the likelihood that experienced board members with familiarity of the Company’s business operations would serve on our Board at any given time and make it more difficult for a potential acquiror or other person, group or entity to gain control of our Board;

•        the name of the new public entity is desirable to reflect the business of the post-combination company;

•        authorize additional shares of our common stock and our preferred stock to be used to issue shares pursuant to the Merger Agreement, under the Incentive Plan and for general corporate purposes;

•        eliminate certain provisions related to our status as a blank check company because these provisions will serve no purpose following the business combination;

•        account for the increase in the size of the authorized board of directors to seven members and provide for continuity in the Board; and

•         maintain the best interests of the Company by providing that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL.

For a discussion of the reasons for the approval of certain provisions in the proposed charter, see “Proposal No. 4 — The Advisory Charter Proposals — Reasons for the Approval of the Advisory Charter Proposals” below.

Vote Required for Approval

The approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares entitled to vote thereon at the special meeting. Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting will have the effect of a vote “AGAINST” this proposal.

The Charter Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Charter Proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE CHARTER PROPOSAL.

PROPOSAL NO. 4 — ADVISORY CHARTER PROPOSALS

Overview

We are asking our stockholders to vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the proposed charter. These proposals are being presented in accordance with SEC guidance and will be voted upon on an advisory basis, and are not binding on the Company or our Board (separate and apart from the approval of the Charter Proposal). In the judgment of the Board, these provisions are necessary to adequately address the needs of the post-combination company. Furthermore, the business combination is not conditioned on the separate approval of any of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, the Company intends that the proposed charter will take effect upon consummation of the Business Combination (assuming approval of the Charter Proposal and condition precedent proposals).

Reasons for the Approval of the Advisory Charter Proposals

Advisory Charter Proposals

The following table sets forth a summary of the governance provisions applicable to the Advisory Charter Proposals. This summary is qualified by reference to the complete text of the proposed charter, substantially in the form attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

Advisory Charter Proposal	Current Charter	Proposed Charter
Advisory Charter Proposal A — Charter Amendment	The current charter is silent on the issue of minimum voting requirement for amending the current charter.

The proposed charter will provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66 2/3% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

Advisory Charter Proposal B — Securities Act Disputes Forum	The current charter is silent as to forum for disputes arising under the Securities Act.

The proposed charter will provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act.

Advisory Charter Proposal C — Director Removal

The current charter provides that any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

The proposed charter will provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

Advisory Charter Proposal D — Name Change	The Company’s current name is Forum Merger III Corporation.	Under the proposed charter, the Company’s name will be Electric Last Mile Solutions, Inc.

Advisory Charter Proposal	Current Charter	Proposed Charter
Advisory Charter Proposal E — Reclassification of Class A Common Stock; Common Stock; Preferred Stock

The current charter authorizes 110,000,000 shares of common stock, including (i) 100,000,000 shares of Class A common stock and (ii) 10,000,000 shares of Class B common stock; and the current charter authorizes 1,000,000 shares of preferred stock.

The proposed charter will provide for, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, an increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock.

Advisory Charter Proposal F — Provisions Specific to a Blank Check Company	Under the current charter, Article IX sets forth various provisions related to its operations as a blank check company prior to the consummation of an initial business combination.

The proposed charter does not include these blank check company provisions because, upon consummation of the business combination, the Company will cease to be a blank check company. In addition, the provisions requiring that the proceeds from its initial public offering be held in a trust account until a business combination or liquidation of the Company and the terms governing the Company’s consummation of a proposed business combination will not be applicable following consummation of the business combination.

Advisory Charter Proposal G — Classified Board	Under the current charter, the Board is divided into two classes staggered two-year terms.

The proposed charter changes the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the Board as nearly as possible.

Advisory Charter Proposal	Current Charter	Proposed Charter
Advisory Charter Proposal H — Excluded Opportunity

Under the current charter, there is no provision that provides that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL.

The proposed charter will provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL.

Reasons for the Approval of the Advisory Charter Proposals

Charter and Bylaws Amendment

Requiring the approval by affirmative vote of holders of at least 66 2/3% and a majority, as applicable, of the voting power of the Company’s then outstanding capital stock entitled to vote generally in the election of directors to make any amendment to certain provisions of the Company’s certificate of incorporation relating to director and bylaw matters, director personal liability to us and forum selection and bylaws is intended to protect key provisions of the proposed charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Securities Act Disputes Forum

Adopting the federal district courts of the United States as the sole and exclusive forum for certain stockholder litigation under the federal securities laws, including the Securities Act, is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require these claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of those claims.

Director Removal

The current charter and the proposed charter both provide for a classified board of directors, such that only a specified portion of the directors is to be elected each year. Under the Delaware General Corporation law, removal of a director only for cause is automatic with a classified board. Our Board believes that such a standard in addition to a supermajority vote requirement will, in conjunction with the classified nature of our Board (i) increase board continuity and the likelihood that experienced board members with familiarity of the Company’s business operations would serve on the board at any given time and (ii) make it more difficult for a potential acquiror or other person, group or entity to gain control of our Board.

Name Change

Changing the post-combination corporate name from “Forum Merger III Corporation” to “Electric Last Mile Solutions, Inc.” and making the Company’s corporate existence perpetual is desirable to reflect the business combination with ELM and to clearly identify the Company as the publicly traded entity.

Common Stock

The principal purpose of this proposal is to authorize additional shares of common stock, which will be used to issue shares pursuant to the Merger Agreement, under the Incentive Plan and for general corporate purposes. Our Board believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support the Company’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Notwithstanding the foregoing, authorized but unissued common shares may enable our Board to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of common shares. If, in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal was not in the best interests of the

Company, these shares could be issued by our Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable the Company to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Company currently has no plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for these purposes.

Preferred Stock

Our Board believes that these additional shares will provide the Company with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Authorized but unissued preferred stock may enable our Board to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Company. If, in the due exercise of its fiduciary obligations, for example, our Board was to determine that a takeover proposal was not in the best interests of the Company, the preferred stock could be issued by the board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing our Board to issue the authorized preferred stock on its own volition will enable the Company to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Company currently has no plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized stock for those purposes.

Provisions Specific to a Blank Check Company

The elimination of certain provisions related to the Company’s status as a blank check company is desirable because these provisions will serve no purpose following the business combination. For example, the proposed charter does not include the requirement to dissolve the Company and allows it to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for corporations, and our Board believes it is the most appropriate period for the Company following the business combination. In addition, certain other provisions in our current certificate require that proceeds from the Company’s IPO be held in the trust account until a business combination or liquidation of the Company has occurred. These provisions cease to apply once the business combination is consummated and are therefore not included in the proposed charter.

Classified Board

Reasons for amending the current charter to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the Board as nearly as possible, are (1) to account for the increase in the size of the authorized board of directors to seven members and (2) provide for continuity in the Board. A classified board makes it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing its board of directors. Because the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Excluded Opportunity

Our Board believes it is in the best interests of the Company to include a provision in the proposed charter that provides that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the DGCL.

Vote Required for Approval

The approval of the Advisory Charter Proposals requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting will no effect on the Advisory Charter Proposals.

As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on the Company or our Board. Furthermore, the business combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, the Company intends that the proposed charter will take effect upon consummation of the business combination (assuming approval of the Charter Proposal).

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE ADVISORY CHARTER PROPOSALS.

PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL

Overview

Our Board has approved and adopted, subject to stockholder approval, the Forum Merger III Corporation 2020 Incentive Plan (the “Incentive Plan”), under which we would be authorized to grant cash and equity incentive awards to certain eligible service providers in order to attract, motivate and retain the talent for which we compete. A copy of the Incentive Plan is attached to this proxy statement as Annex E.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors (and certain prospective directors, officers, employees, consultants, and advisors) of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of common stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s stockholders.

Reasons for the Approval of the Incentive Plan Proposal

Stockholder approval of the Incentive Plan is necessary in order for us to (1) meet the stockholder approval requirements of The Nasdaq Stock Market and (2) grant incentive stock options (“ISOs”) thereunder. Specifically, approval of the Incentive Plan will constitute approval of the material terms of the Incentive Plan pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.

The Incentive Plan will become effective upon the date on which it is approved by the affirmative vote of holders of a majority of the votes cast by our stockholders at the special meeting. If stockholders do not approve this proposal, the Incentive Plan will not become effective and we will not be able to grant equity awards under the Incentive Plan.

Material Terms of the Incentive Plan

The material terms of the Incentive Plan, as currently contemplated by our Board, are summarized below and qualified entirely by the full text of the Incentive Plan. A copy of the Incentive Plan is attached to this proxy statement as Annex E.

Administration.    A committee of at least two people appointed by the Board (or, if no such committee has been appointed, the Board) (the “Committee”) will administer the Incentive Plan. The Committee will generally have the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the Incentive Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and to adopt, alter and repeal rules, guidelines and practices relating to the Incentive Plan. The Committee will have full discretion to administer and interpret the Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the Incentive Plan, and any such determinations or actions taken by the Committee shall be final, conclusive and binding upon all persons and entities. The Committee may delegate to one or more officers of the Company or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee in the Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act.

Eligibility.    Certain employees, directors, officers, advisors or consultants of the Company or its affiliates are eligible to participate in the Incentive Plan, as well as prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates. The Committee has the authority under the Incentive Plan to designate participants and awards under the Incentive Plan.

Number of Shares Authorized.    The Incentive Plan provides for an aggregate of 29,200,000 shares of Class A common stock of the Company to be delivered; provided that the total number of shares that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares equal to one percent (1%) of the total outstanding shares of Class A common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. The maximum aggregate fair market value on the date of grant for awards granted and cash fees paid to any non-employee director pursuant to the Incentive Plan during any fiscal year may not exceed a total value of $500,000, provided that the non-employee directors who are considered independent (under the rules of Nasdaq or other securities exchange on which the shares of Class A common stock are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Shares of Class A common stock underlying awards under the Incentive Plan that are forfeited, canceled, expire unexercised or are settled in cash will be available again for new awards under the Incentive Plan. If a participant tenders Class A common stock (either actually or by attestation) to pay for the exercise price or tax or other deduction liabilities of an award, then the stock that is tendered or withheld for that purchase will be added to the number of shares available for new awards under the Incentive Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of Class A common stock reserved for issuance under the Incentive Plan, the number of shares of Class A common stock covered by awards then outstanding under the Incentive Plan, the limitations on awards under the Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

The Incentive Plan will have a term of not more than 10 years from the later of (i) the date that the Company’s stockholders approve the Incentive Plan and (ii) the date of the consummation of the business combination, and no further awards may be granted under the Incentive Plan after that date.

Awards Available for Grant.    The Committee may grant awards of nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards, and/or dividend equivalents, or any combination of the foregoing.

Options.    The Committee will be authorized to grant options to purchase shares of Class A common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement (including potential Performance Goals (as defined in the Incentive Plan)). The maximum aggregate number of shares of Class A common stock that may be issued through the exercise of ISOs granted under the Incentive Plan is 29,200,000 shares of Class A common stock, and the number of shares authorized for issuance as ISOs shall not be subject to the annual automatic share increase provisions described above. In general, the exercise price per share of Class A common stock for each option granted under the Incentive Plan will not be less than the fair market value of such share at the time of grant or, for purposes of ISOs, if granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all of our classes of stock, or of any parent or subsidiary (a “10% Stockholder”), less than 110% of the fair market value of such share at the time of grant. The maximum term of an option granted under the Incentive Plan will be 10 years from the date of grant (or five years in the case of ISOs granted to a 10% Stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent such method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date such cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as such extension does not violate Section 409A of the Code), but not later than the expiration of the original exercise period. Payment in respect of the exercise of an option may be made in cash, by check or other cash equivalent, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, the surrender of other property having a fair market value on the date of exercise equal to the exercise price or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights.    The Committee will be authorized to award SARs under the Incentive Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of Class A common stock or any combination of cash and shares of Class A common stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. The exercise price of SARs cannot be less than 100% of the fair market value of a share of Class A common stock at the time of grant.

Restricted Stock.    The Committee will be authorized to award restricted stock under the Incentive Plan. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights. Restricted stock awards are shares of Class A common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of Class A common stock having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).

Restricted Stock Unit Awards.    The Committee will be authorized to award restricted stock unit awards under the Incentive Plan. The Committee will determine the terms of such restricted stock unit awards, including any dividend rights. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of Class A common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of Class A common stock at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of Class A common stock having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).

Other Stock-Based Awards.    The Committee may grant to participants other stock-based awards under the Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of Class A common stock. The form of any other stock-based awards will be determined by the Committee and may include a grant or sale of unrestricted shares of Class A common stock. The number of shares of Class A common stock related to other stock-based awards and the terms and conditions, including vesting conditions, of such other stock-based awards will be determined by the Committee when the award is made. Other stock-based awards will be paid in cash, shares of Class A common stock, or a combination of cash and shares, as determined by the Committee, and the Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Other Cash-Based Awards.    The Committee may grant to participants a cash award that is not otherwise described by the terms of the Incentive Plan, including cash awarded as a bonus or upon the attainment of any Performance Goals (as defined in the Incentive Plan) or otherwise as permitted under the Incentive Plan. The form, terms, and conditions, including vesting conditions, of any other cash-based awards will be established by the Committee when the award is made, and any other cash-based awards will be paid to participants in cash. The Committee will determine the effect of a termination of employment or service on a participant’s other cash-based awards.

Dividend Equivalents.    The Committee may provide for the payment of dividend equivalents with respect to shares of Class A common stock subject to an award, such as restricted stock units, but not on awards of stock options or SARs. However, no dividend equivalents will be paid prior to the issuance of stock. Dividend equivalents may be credited as of the dividend payment dates, during the period between the grant date and the date the award becomes payable or terminates or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the issuance of shares underlying the award and will be subject to forfeiture to the same extent as the underlying award. Dividend equivalents may be paid on a current or deferred basis, in cash, additional shares of Class A common stock, or converted to full-value awards, calculated and subject to such limitations and restrictions as the Committee may determine.

Transferability.    Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment and Termination.    In general, our Board may amend, alter, suspend, discontinue or terminate the Incentive Plan at any time. However, stockholder approval to amend the Incentive Plan may be necessary if the law or the Incentive Plan so requires (e.g., repricing, Performance Goals (as defined in the Incentive Plan), approval is necessary to comply with any tax or regulatory requirement, etc.). No amendment, alteration, suspension, discontinuance or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control.    In the event of a “Change in Control” (as defined in the Incentive Plan), the Committee may adjust the number of shares of Class A common stock or other securities of the Company (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by stockholders of the Company in connection with such Change in Control transaction.

No Repricing of Stock Options or SARs.    The Committee may not “reprice” any stock option or SAR, without stockholder approval. For purposes of the Incentive Plan, “reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price; (ii) canceling a stock option or SAR at a time when its exercise price exceeds the fair market value of a share of our common stock in exchange for cash or a stock option, SAR, award of restricted stock, or other equity award; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Incentive Plan applicable to U.S. participants. This summary deals with the general federal income tax principles that apply (based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation) and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options.    If a participant is granted a non-qualified stock option under the Incentive Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction, subject to applicable limitations, at the same time and for the same amount as the participant recognizes as ordinary income. Any subsequent gain or loss generally will be taxable as long-term or short-term capital gain or loss for which we generally should not be entitled to a deduction.

Incentive Stock Options.    A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any corresponding deduction. If the holding period requirements are not met, the ISO will be treated as a nonqualified stock option, and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. In addition, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which a participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were actually nonqualified stock options. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Special Rule if Exercise Price is Paid for in Shares.    If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our common stock and the business combination is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The number of shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired upon exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the requisite holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Stock Appreciation Rights.    Generally, a participant will recognize ordinary income upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to applicable limitations, we or our subsidiaries or affiliates generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock.    A participant should not have taxable income on the grant of unvested restricted stock, nor will we or our subsidiaries or affiliates then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code (discussed below). However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse and the purchase price, if any, paid for the restricted stock.

If the participant makes a valid election under Section 83(b) of the Code with respect to restricted stock, the participant generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares on that date and the purchase price, if any, paid for the restricted stock, and we or our subsidiaries or affiliates generally will be entitled to a deduction for the same amount, subject to applicable limitations.

Restricted Stock Units.    A participant generally will not recognize taxable income at the time of the grant of restricted stock units, and neither we nor our subsidiaries or affiliates will be entitled to a deduction at that time. When a restricted stock unit is paid, whether in cash or common stock, the participant will have ordinary income equal to the fair market value of the shares delivered or the cash paid, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations.

Other Stock-Based Awards; Other Cash-Based Awards; Dividend Equivalents.    Generally, the granting of other stock-based awards, other cash-based awards, or dividend equivalent rights should not result in the recognition of taxable income by the recipient or a tax deduction by us, our subsidiaries, or affiliates. The payment or settlement of other stock-based awards, other cash-based awards, or dividend equivalent rights generally should result in immediate recognition of taxable ordinary income by the recipient, equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of any common stock received, and a corresponding tax deduction by us, subject to applicable limitations. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and to us generally will be similar to the tax consequences of restricted stock awards, as described above. If any other stock-based award consists of unrestricted shares, the recipient of those shares generally will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we generally will be entitled to a corresponding tax deduction, subject to applicable limitations.

Federal Tax Withholding.    Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the Incentive Plan, as applicable, is subject to withholding of federal, state, and local income taxes and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we (or, if applicable, any of our subsidiaries or affiliates) will have the right to require, as a condition to delivery of any certificate for shares of our common stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding amount. Withholding does not represent an increase in the participant’s total income tax obligation because it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees no later than January 31 of the following year. Deferred compensation that is subject to Section 409A of the Code (discussed below) will also be subject to certain federal income tax withholding and reporting requirements.

Million Dollar Deduction Limit and Other Tax Matters.    We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.

If an individual’s rights under the Incentive Plan are accelerated as a result of a Change in Control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes, if applicable) payable by the individual on the value of such accelerated rights and (ii) the loss by us of a compensation deduction.

Section 409A of the Code.    Certain types of awards under the Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Incentive Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury Regulations and other authoritative guidance that may be issued under Section 409A of the Code. To the extent determined necessary and appropriate by the Committee, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Interest of Directors and Executive Officers

All members of our Board and all of our executive officers are eligible for awards under the Incentive Plan and, thus, have a personal interest in the approval of the Incentive Plan.

New Plan Benefits

Grants of awards under the Incentive Plan are subject to the discretion of the Committee. Therefore, other than as identified below, it is not possible to determine the future benefits that will be received by any participants under the Incentive Plan.

In accordance with the terms of the Merger Agreement, immediately upon the effectiveness of the Form S-8 registration statement to be filed with respect to the Incentive Plan (as described below), the Company will grant restricted stock units relating to 15,000,000 shares of common stock under the Incentive Plan’s initial share reserve to certain individuals (including executive officers). Such restricted stock units are to have vesting terms substantially similar to the Earnout Shares and are referred to herein as the “Earnout RSUs.” Subject to the approval of the Board, such grants are expected to include the following (other than the grants to the Non-Executive Director Group, which are expected to be made as described in footnote (3) below):

Forum Merger III Corporation Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units
Jason Luo (Executive Chairman)	$60,000,000	6,000,000
James Taylor (CEO)	$30,000,000	3,000,000
Albert Li (CFO and Treasurer)	$3,500,000	350,000
Executive Group(2)	$124,300,000	12,430,000
Non-Executive Director Group(3)	$400,000	40,000
Non-Executive Officer Employee Group(4)	$25,700,000	2,570,000

____________

(1)      The dollar value is calculated based on the value of a share of common stock, which is valued at $10.00 per share for purposes of calculating the aggregate consideration payable at the Closing of the business combination.

(2)      Includes the expected Earnout RSU grants to Messrs. Luo, Taylor, and Li identified above as well as the following additional Earnout RSU grants expected to be made to ELM executive officers relating to the number of shares of common stock identified below: Benjamin Wu (1,500,000 shares); Hailiang (Jerry) Hu (1,500,000 shares); Kev Adjemian (40,000 shares); and Justin Prann (40,000 shares).

(3)      We expect to issue to each independent director an award of restricted stock units valued at $100,000 per year. Such yearly award will be subject to the terms of the Incentive Plan, shall vest over a one-year period and shall be subject to the terms and conditions set forth in the award agreement evidencing the award.

(4)      Includes the remaining portion of the 15,000,000 shares of common stock initially reserved and allocated for the Earnout RSU grants to be made by the Company, after taking into account the grant of 12,430,000 Earnout RSUs to be made to executive officers (as described above).

Form S-8

Following the consummation of the business combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock issuable under the Incentive Plan.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting will no effect on the outcome of this proposal.

The Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Incentive Plan Proposal will have no effect, even if it is approved by our stockholders.

Recommendation of the Board of Directors

Our Board believes that the Incentive Plan will provide us with the continued ability to link participants’ pay to stockholder returns, and that it is a critical compensation component in our ability to attract, retain and motivate employees, officers, directors, consultants and advisors by aligning their interests with the interests of our stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of our directors may result in a conflict of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of the Company and its stockholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Interests of Certain Persons in the Business Combination” for a further discussion.

PROPOSAL NO. 6 — THE DIRECTOR ELECTION PROPOSAL

Overview

Our Board is currently divided into two classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of our Class I directors, Neil Goldberg, Richard Katzman and Steven Berns, will expire at the special meeting.

If the condition precedent proposals, including the Charter Proposal, are approved, the proposed charter, which would be effective upon the Closing, will provide for the reclassification of our Board from two classes to three classes. Our Board has determined to increase the size of our Board from six to seven directors if the business combination is completed.

If any of the condition precedent proposals are not approved or the business combination is not completed, our Board will remain at six directors and classified in two classes, and the term of office of each of the Company’s three Class I directors, if elected, would begin upon the conclusion of the special meeting.

Director Nominees

Our Board has determined to increase the size of the Board from six to seven directors if the business combination is completed.

The Company’s stockholders are being asked to consider and vote upon a proposal to elect seven directors to our Board, effective immediately upon the Closing of the business combination, with each Class I director having a term that expires at our annual meeting of stockholders in 2022, each Class II director having a term that expires at our annual meeting of stockholders in 2023 and each Class III director having a term that expires at our annual meeting of stockholders in 2024, or, in each case, when his or her respective successor is duly elected and qualified, or upon his or her earlier death, resignation, retirement or removal.

We are proposing that David Boris and Neil Goldberg serve as the Class I directors, Jason Luo and James Taylor serve as Class II directors and Shauna F. McIntyre, Richard N. Peretz, and Brian M. Krzanich serve as Class III directors.

For more information on the experience of Jason Luo, James Taylor, Shauna F. McIntyre, Richard N. Peretz, and Brian M. Krzanich, please see the section entitled “Management After the Business Combination.”

Alternatively, if any of the condition precedent proposals are not approved and our Board remains classified, Neil Goldberg, Richard Katzman and Steven Berns, if elected, will serve on our Board for a term of two years expiring at the 2023 annual meeting of stockholders or when their respective successors have been duly elected and qualified, or upon their earlier death, resignation, retirement or removal.

For more information on the experience of Neil Goldberg, Richard Katzman and Steven Berns, please see the section entitled “Information About the Company — Management — Directors and Officers.”

Vote Required for Approval

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting will have no effect on the election of directors.

The election of the seven director nominees under this Director Election Proposal is conditioned on the approval of the other condition precedent proposals, including the Charter Proposal. If the other condition precedent proposals, including the Charter Proposal, are not approved, our Board will remain classified in two classes and three directors will be elected to a two-year term in Class II.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals, but no other proposal if the condition precedent proposals are approved.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the special meeting to a later date if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) and an abstention from voting will have no effect on the outcome of this proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General

We are a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. We were incorporated in Delaware on June 25, 2019.

On August 21, 2020, we consummated our IPO of 25,000,000 units at a price of $10.00 per unit, generating total proceeds of $250,000,000. Each unit consists of one share of Class A common stock and one redeemable common stock purchase warrant. Each public warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share. Simultaneously with the consummation of the IPO, the Sponsor purchased an aggregate of 616,250 private placement units and the IPO underwriter purchased an aggregate of 125,000 private placement units, at a price of $10.00 per unit, in a private placement, generating total proceeds of $7,412,500. The proceeds from the sale of the private placement units were added to the proceeds from the IPO held in the trust account. If we do not complete a business combination by August 21, 2022, the proceeds from the sale of the private placement units will be used to fund the redemption of public shares (subject to the requirements of applicable law), and the private placement units, private placement shares and the private placement warrants will be worthless. The private placement units are identical to the public units except that: (i) with respect to the private placement shares, so long as they are held by their initial purchasers or their permitted transferees, (A) they will not be redeemable in connection with the completion of our business combination, (B) they will not be redeemable in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (1) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our business combination by August 21, 2022 or (2) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, (C) they will not receive liquidating distributions from the trust account if we fail to complete our business combination by August 21, 2022 and (D) the Sponsor and the IPO underwriter have agreed to vote any private placement shares held by them in favor of the business combination; and (ii) with respect to the private placement warrants, so long as they are held by the Sponsor, the IPO underwriter or their permitted transferees, (A) they will not be redeemable by us, (B) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the business combination, (C) they may be exercised by the holders on a cashless basis, (D) they will be entitled to registration rights, and (E) for so long as they are held by the IPO underwriter, they will not be exercisable more than five years from August 21, 2020.

Upon the closing of the IPO and the private placement, $250,000,000 was placed in a trust account. As of September 30, 2020, the Company had $250,022,847 in the trust account.

On December 10, 2020, the Company entered into the Merger Agreement, pursuant to which ELM will be merged with and into Merger Sub to become a wholly owned subsidiary of the Company. The aggregate consideration payable at the Closing to the ELM securityholders is the Closing Merger Consideration. The Closing is expected to take place in April of 2021, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement and the consummation of the Carveout Transaction. The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled. The Company has agreed that, at the Closing, the Company will place

250,000 shares of common stock into an adjustment escrow account to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of common stock will either be released to the ELM securityholders or released to the Company in accordance with the adjustment mechanisms set forth in Section 2.7 of the Merger Agreement.

The mailing address of the Company’s principal executive office is 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445, and its telephone number is 212-739-7860.

Initial Business Combination

Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the business combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. As of September 30, 2020, the fair value of the marketable securities held in the trust account, net of taxes payable and any interest that we may withdraw for working capital purposes, is $250,022,847. The Sponsor and our current directors and officers have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Submission of the Business Combination to a Stockholder Vote

The special meeting of our stockholders to which this proxy statement relates is to solicit your approval of the business combination. Unlike many other blank check companies, our public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive these payments. The Sponsor has agreed to vote any shares of common stock owned by it in favor of the business combination.

Limitations on Redemption Rights

Notwithstanding the foregoing, the current charter provides that a public stockholder, together with any affiliate of that stockholder or any other person with whom that stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company.

Employees

We currently have two officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to our business, and the amount of time that members of our management will devote in any time period will vary based on the current stage of the business combination process. We do not intend to have any full time employees prior to the closing of an initial business combination.

Management

Directors and Officers

As of the date of this proxy statement, the Company’s directors and officers were as follows:

Name	Age	Position
Marshall Kiev	52	Co-Chief Executive Officer, President and Director
David Boris	60	Co-Chief Executive Officer, Chief Financial Officer and Director
Neil Goldberg	66	Director
Richard Katzman	62	Director
Steven Berns	55	Director
Jeffrey Nachbor	54	Director

Information regarding David Boris and Neil Goldberg is set forth under “Management After the Business Combination.”

Marshall Kiev, 52, has been our Co-Chief Executive Officer, President and Director since inception. He has over 28 years of deal sourcing and principal investment experience in both family office and private equity settings. He has been the President and Founder of MK Capital Partners, a private investment firm, since 2016. The firm’s primary investment strategies include direct private equity, growth equity and venture capital. Mr. Kiev was Co-Chief Executive Officer, President and Director of Forum Merger II Corporation until its business combination with Tattooed Chef, Inc. (Nasdaq: TTCF). Mr. Kiev was Co-Chief Executive Officer, President and Director of Forum Merger Corporation until its business combination with ConvergeOne (Nasdaq: CVON). Mr. Kiev was previously a Director of Cohen Private Ventures, or CPV, from 2013 to 2016. CPV is a family office investing long-term capital in direct private investments and other opportunistic transactions. Prior to his position with CPV, Mr. Kiev was Chief of Staff at S.A.C. Capital Advisors, L.P., an investment firm, from 2010 to 2013. Prior to joining S.A.C., Mr. Kiev was President of Alternative Investments at Family Management Corporation, a multi-family office, from 2007 to 2009, where he oversaw a portfolio of investments in hedge funds and private equity funds. Previously, Mr. Kiev was a Partner at Main Street Resources, a middle-market private equity firm, from 2000 to 2007. He began his career in 1989 at Family Management Corporation where he held a variety of roles over more than a decade. Mr. Kiev is an active member of the Young Presidents’ Organization. Mr. Kiev received an MBA degree from the Stern School of Business at New York University and a BA degree also from New York University. We believe Mr. Kiev is well-qualified to serve as a member of our board of directors due to his extensive financial experience, his asset management experience and his experience as an executive officer and director of Forum Merger Corporation and Forum Merger II Corporation.

Richard Katzman, 62, is one of our directors as of the date hereof. Mr. Katzman served as a Director of Forum Merger I & II Corporations and is a private investor in early-stage companies and a member of the New York Angels investing group. He is also an Executive Director and board member of Noodle Education, a leading provider of online Masters programs and other education services, based in New York City. Mr. Katzman was previously a director of ConvergeOne. Mr. Katzman was Chairman & CEO of Kaz, Incorporated, a multinational consumer appliance company, until its sale in December 2010. Kaz’s products include humidifiers, vaporizers, digital thermometers, hot/cold therapy, heaters, fans, and air cleaners. Under his leadership, the company grew from $4 million in annual sales to $500 million by expanding its product offerings, developing international distribution, and pioneering brand extension licensing with global power brands Vicks, Honeywell and Braun. Mr. Katzman also co-founded Terra Firma Software, a provider of enterprise solutions and an early developer of Macintosh applications. Mr. Katzman was a board member of Brown University’s Entrepreneurship Program, the Executive in Residence for the first cohort of the IE-Brown Executive MBA program in 2011-12 and has been a judge in several business plan competitions. Mr. Katzman is on the NY board of Generation Citizen, which provides action civics curriculums to high schools. He was a board member of Princeton Review from its founding in 1982 until 2012 and was a trustee of Columbia Memorial Hospital in Hudson, NY. He is also a member of the Young Presidents’ Organization. Mr. Katzman graduated with an A.B. from Brown University and attended the Singularity University Executive Program. We believe Mr. Katzman is well-qualified to serve as a member of the board due to his experience in finance and operations and his experience as a director of Forum Merger Corporation and Forum Merger II Corporation.

Steven Berns, 55, is one of our directors as of the date hereof. Mr. Berns served as a director of Forum Merger II Corporation until the business combination with Tattooed Chef, Inc. Mr. Berns was the Chief Financial Officer of GTT Communications, Inc. (NYSE: GTT), a leading global cloud networking provider for multinational clients. Mr. Berns served as a director of Forum Merger Corporation. From September 2015 through July 2019, Mr. Berns served as the Co-Chief Operating Officer and Chief Financial Officer of Shutterstock, Inc. (NYSE: SSTK), a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. From July 2013 through August 2015, Mr. Berns served as Executive Vice President and Chief Financial Officer of Tribune Media (formerly Tribune Company), one of the country’s leading multimedia companies, operating businesses in broadcasting, publishing and digital media. Prior to that time, Mr. Berns was the Executive Vice President and Chief Financial Officer of Revlon, Inc. (NYSE: REV), a worldwide cosmetics and beauty products company, from May 2009 to July 2013. Prior to that time, Mr. Berns was Chief Financial Officer of Tradeweb, LLC, a leading over-the-counter, multi-asset class online marketplace for securities trading and trade processing, from November 2007 until May 2009. From November 2005 until July 2007, Mr. Berns served as President, Chief Financial Officer and Director of MDC Partners Inc. (Nasdaq: MDCA) and from September 2004 to November 2005, Mr. Berns served as Vice Chairman and Executive Vice President of MDC Partners. Prior to that, Mr. Berns was the Senior Vice President and Treasurer of Interpublic Group of Companies, Inc., (NYSE: IPG) an organization of advertising agencies and marketing services companies from August 1999 until September 2004. Before that, Mr. Berns held a variety of positions in finance at Revlon, Inc. from April 1992 until August 1999, becoming Vice President and Treasurer in 1996. Prior to joining Revlon in 1992, Mr. Berns worked at Paramount Communications Inc. and at a predecessor public accounting firm of Deloitte & Touche. Mr. Berns has served on several boards including Shutterstock, Inc. (from 2012 to 2015 as Director and Chairman of the Audit Committee), LivePerson, Inc. (Nasdaq: LPSN from 2002 to 2011 as Director and Chairman of the Compensation Committee). Mr. Berns received a BS from Lehigh University and an MBA from the Stern School of Business at New York University. We believe Mr. Berns is well-qualified to serve as a member of the board due to his extensive experience in finance and operations and his experience as a director of Forum Merger Corporation and Forum Merger II Corporation.

Jeffrey Nachbor, 54, is one of our directors as of the date hereof. Mr. Nachbor was a Director of Forum Merger II Corporation until the business combination with Tattooed Chef, Inc. Mr. Nachbor has served as ConvergeOne’s Chief Financial Officer since September 2013. From 2008 until 2013, Mr. Nachbor served as Senior Vice President of Finance & Chief Accounting Officer of Leap Wireless International, Inc., a telecommunications company which was later acquired by AT&T Inc. From September 2005 to March 2008, Mr. Nachbor served as Senior Vice President and Corporate Controller of H&R Block, Inc. (NYSE: HRB). From February 2005 until August 2005, Mr. Nachbor served as Chief Financial Officer and Treasurer of Sharper Image Corporation, a consumer electronics retailer. From 2003 to 2005, Mr. Nachbor served as Senior Vice President and Corporate Controller of Staples, Inc., a business supplies and equipment retailer. Mr. Nachbor holds a B.A. in accounting from Old Dominion University, an M.B.A. from University of Kansas, and is a Certified Public Accountant. We believe Mr. Nachbor is well-qualified to serve as a member of the board due to his extensive experience in finance and operations.

Stockholder Communications

Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to c/o Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445. We will review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to our Co-Chief Executive Officers. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Director Independence

Nasdaq rules currently require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Messrs. Berns, Goldberg, and Katzman are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

The leadership of our Board is structured so that it is led by our two Co-Chief Executive Officers. Mr. Kiev is one of the two Co-Chief Executive Officers, and he is also the Company’s President. Mr. Boris is the other Co-Chief Executive Officer. Our Board believes that combining the roles of Chief Executive Officer helps provide strong and consistent leadership for our management team and Board. If our Board convenes for a meeting, the non-management directors will meet in executive session if the circumstances warrant. Given the composition of our Board with a strong slate of independent directors, our Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.

Our Board’s oversight of risk is administered directly through our Board, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to our Board to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. Management furnishes information regarding risk to our Board as requested.

Number and Terms of Office of Officers and Directors

Our Board is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Goldberg, Katzman, and Berns, will expire at the 2021 annual meeting. The term of office of the second class of directors, consisting of Messrs. Kiev, Boris and Nachbor, will expire at the 2022 annual meeting of stockholders.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our current bylaws as it deems appropriate. Our current bylaws provide that our officers may consist of one or more Chief Executive Officers, a Chief Financial Officer, a Secretary and such other officers (including without limitation, the Chairman of the Board, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as may be appointed in accordance with the provisions of the proposed bylaws.

Committees of the Board of Directors

Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the Board. Messrs. Berns, Goldberg, Katzman will serve as members of our audit committee, and Mr. Berns chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Berns, Goldberg, Katzman meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our Board has determined that Mr. Berns qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the Board. Messrs. Berns, Katzman, Goldberg will serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Messrs. Berns, Katzman, Goldberg are independent and Mr. Katzman chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co-Chief Executive Officers’ compensation, if any is paid by us, evaluating our Co-Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Co-Chief Executive Officers based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of the Sponsor of $25,000 per month, until September 30, 2020, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The current charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Committee Meetings and Attendance

Our Audit Committee held 1 meeting in the year ended December 31, 2020, at which all members of the Audit Committee were present. Our Board held 1 meeting in the year ended December 31, 2020. Our Compensation Committee held no meetings in the year ended December 31, 2020. We encourage all of our directors to attend our annual meetings of stockholders, when and if we hold an annual meeting prior to our initial business combination.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Berns, Katzman, Goldberg and Nachbor. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serve, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our Board.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form of Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our initial public offering. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445 or by telephone at (212) 739-7860.

Conflicts of Interest

Members of our management team do not have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as a director or officer of the company. Our current charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers and directors have agreed not to participate in the formation of, or become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination by August 21, 2022. Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our initial stockholders have agreed to waive their redemption rights with respect to any founder shares and private placement shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to any founder shares or private placement shares held by them if we fail to consummate our initial business combination by August 21, 2022. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement units (and the underlying securities) will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable by the Sponsor until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement units, private placement shares and private placement warrants and the Class A common stock underlying such warrants, will not be transferable, assignable or saleable by the Sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since the Sponsor and officers and directors may directly or indirectly own common stock and warrants following our initial public offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        The Sponsor, our officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain Working Capital Loans from the Sponsor or an affiliate of the Sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,200,000 of such Working Capital Loans may be converted into private placement-equivalent units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units, including as to exercise price, exercisability and exercise period of the underlying warrants.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our current charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Neil Goldberg is the only one of our executive officers or directors that currently has fiduciary duties or contractual obligations to other entities. Mr. Goldberg is the President and CEO of Raymour & Flannigan Furniture and Holdings, a furniture retailer.

Pursuant to the letter agreement, the Sponsor, our officers and directors have agreed to vote any founder shares or private placement shares held by them and any public shares purchased by them (including in open market and privately negotiated transactions) in favor of the business combination. In connection with the entry into the Merger Agreement, the Company, ELM and the Sponsor Parties entered into the Sponsor Support Agreement, substantially in the form attached as Annex K to this proxy statement, pursuant to which each of the Sponsor Parties agreed to, among other things, vote or cause to be voted (or express consent or dissent in writing, as applicable), all of his, her or its shares of common stock that are entitled to vote to approve and adopt the Merger Agreement and the business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our current charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the current charter. Our current bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Audit Fees

The firm of WithumSmith+Brown, PC (“Withum”) acts as our independent registered public accounting firm. The following is a summary of fees paid to Withum for services rendered.

Fees for professional services provided by our independent registered public accounting firm for the last two fiscal years include:

For the Year ended December 31, 2020
Audit Fees(1)	$34,505.00
Audit-Related Fees(2)	$—
Tax Fees(3)	$3,348.00
All Other Fees(4)	$—
Total	$37,853.00

____________

(1)      Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. These amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

(2)      Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)      Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)      All Other Fees. All other fees consist of fees billed for all other services.

Pre-Approval Policy

Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our Board. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our independent registered public accounting firm, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated on June 25, 2019 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our business combination using cash from the proceeds of our IPO and the sale of the 741,250 private placement units (the “private placement units”) that occurred simultaneously with the completion of our IPO, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in the business combination:

•        may significantly dilute the equity interest of investors, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B common stock;

•        may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change of control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A common stock and/or warrants.

We expect to continue to incur significant costs in the pursuit of our initial business combination plans. We cannot assure you that our plans to complete our initial business combination will be successful.

Recent Developments

On December 10, 2020, we entered into the Merger Agreement, pursuant to which the aggregate consideration payable at the Closing to the stockholders of ELM is payable solely in shares of common stock, valued at $10.00 per share, and is calculated as follows (each term as defined in the Merger Agreement): $1,300,000,000, plus the amount of Estimated Closing Date Cash, plus the Pre-Paid Company Transaction Expense Amount, minus the Estimated Closing Date Indebtedness, minus the Convertible Note Adjustment Amount, minus $292,000,000, the value of the 29,200,000 shares of common stock reserved under the Incentive Plan ($150,000,000 of which are restricted stock units with vesting terms substantially similar to the Earnout Shares), minus $2,500,000, the value of the Adjustment Escrow Stock, and minus $50,000,000, the value of the Earnout Shares. On February 9, 2021, ELM entered into the SERES Term Sheet with SERES pursuant to which it is contemplated that 5,000,000 shares of common stock will be paid to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM. The terms of this payment are subject to finalization and execution of definitive documentation and therefore could change. Any issuance of shares of common stock to SERES pursuant to such definitive documentation will be reflected as a reduction of Closing Merger Consideration to the ELM securityholders in an amount equal to the aggregate value of such issued shares. The Closing Merger Consideration is required to be paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM securityholders upon satisfaction, during the 36-month period after the Closing, of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM securityholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM securityholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM securityholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled.

In connection with the transactions contemplated by the Merger Agreement, the Company has entered into Subscription Agreements, each dated December 10, 2020 with certain third-party investors pursuant to which the Company agreed to issue and sell to the PIPE Investors in private placements to close immediately prior to the Closing, an aggregate of 13 million shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000. At the Closing, the PIPE Investors and the Company shall consummate the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements.

On December 10, 2020, ELM issued convertible promissory notes to certain investors in an aggregate principal amount of $25 million. The Company will enter into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes will convert at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment multiplied by (ii) 0.90909, and the Company will provide registration rights to the holders of the ELM Convertible Notes.

Results of Operations

We have neither engaged in any operations (other than searching for an initial business combination after our IPO) nor generated any revenues to date. Our only activities from June 25, 2019 (inception) through September 30, 2020 were organizational activities, including those necessary to prepare for the IPO and identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2020, we had a net loss of $102,313, which consists of formation and general and administrative expenses of $125,160, offset by interest income on marketable securities held in the trust account of $22,847.

For the nine months ended September 30, 2020, we had a net loss of $103,115, which consists of formation and general and administrative expenses of $125,962, offset by interest income on marketable securities held in the trust account of $22,847.

For the three months ended September 30, 2019 and for the period from June 25, 2019 (inception) through September 30, 2019, we had a net loss of $0 and $1,500, respectively, which consisted of formation costs.

Liquidity and Capital Resources

Until the consummation of the IPO, our only source of liquidity was an initial purchase of common stock by the Sponsor and loans from our Sponsor.

On August 21, 2020, we consummated the IPO of 25,000,000 units at a price of $10.00 per unit, generating gross proceeds of $250,000,000. Simultaneously with the closing of the IPO, we consummated the sale of an aggregate of 741,250 units at a price of $10.00 per private placement unit in a private placement to our stockholders, generating gross proceeds of $7,412,500. Each private placement unit consists of one share of Class A common stock and one-third of one warrant.

Following the IPO and the sale of the private placement units, a total of $250,000,000 was placed in a trust account located in the United States. We incurred $14,185,268 in transaction costs, including $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $435,268 of other costs.

For the nine months ended September 30, 2020, cash used in operating activities was $187,138. Net loss of $103,115 was affected by interest earned on marketable securities held in the trust account of $22,847 and changes in operating assets and liabilities, which used $61,176 of cash from operating activities.

As of September 30, 2020, we had cash and marketable securities of $250,022,847 held in the trust account. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account to complete our initial business combination. We may withdraw interest to pay taxes. During the period ended September 30, 2020, we did not withdraw any interest earned on the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2020, we had cash of $1,814,904 outside of the trust account. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with our initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,200,000 of such loans may be convertible into units identical to the private placement units, at a price of $10.00 per unit at the option of the lender.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to an initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-balance Sheet Financing Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2020.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a total of $25,000 per month for 24 months for office space, utilities and secretarial and administrative support. Such payments will be accelerated if the Company consummates its initial business combination prior to the end of its 24-month term, or $600,000 in the aggregate.

Pursuant to a registration rights agreement entered into on August 18, 2020, the holders of the 5,750,000 shares of the Company’s Class B common stock (including any shares of Class A common stock issuable upon conversion of the founder shares), private placement units, private placement shares, private placement warrants (and any shares of Class A common stock issuable upon the exercise of the private placement warrants), and securities that may be issued upon conversion of loans to the Company by the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, in order to finance transaction costs in connection with an initial business combination are entitled to registration rights requiring us to register such securities for resale (in the case of the founder shares, only after conversion to Class A common stock). Certain holders of these securities will be entitled to make up to three demands, excluding short form demands, that we register such securities for sale under the Securities Act. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five and seven years after the effective date of the registration statement related to the IPO and may not exercise their demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

At the Closing, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Sponsor, Jefferies and the other parties thereto (collectively referred to herein as the Investors), which, among other things, amends and restates the registration rights agreement entered into by and among the Company, the Company’s initial directors and officers, the Sponsor and Jefferies at the time of the Company’s IPO. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, among other things, the Company will be obligated to file, not later than 30 days after the Closing, a registration statement covering the shares of common stock issued or issuable to the ELM securityholders pursuant to the Merger Agreement and the shares of common stock (including the shares of common stock issuable upon exercise of the private placement warrants) held by the Sponsor or Jefferies immediately after the Closing of the business combination (including without limitation, giving effect to the conversion of shares of Class B common stock into Class A common stock and subsequent conversion into shares of common stock upon the Closing of the business combination).

Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will agree that it will not transfer shares of common stock held by it prior to the earlier of (x) twelve months after the Closing, (y) the date on which the last sales price of the common stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-trading day period commencing at least 150 days after the business combination and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the Sponsor and Jefferies will agree that they will not transfer private placement units (or any securities underlying the private placement units) until 30 days after the Closing. ELM securityholders will agree that they will not transfer shares of common stock received as consideration in the business combination until six months after the Closing; provided, that, Jason Luo and James Taylor will agree that they will not transfer (i) any shares of common stock received as consideration in the business combination until 12 months after the Closing and (ii) 50% of such shares until 24 months after the Closing.

In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate. The deferred fee will be forfeited by the underwriters solely in the event that we fail to complete an initial business combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, the Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheet.

Net Loss per Common Share

We apply the two-class method in calculating earnings per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the trust account, net of applicable taxes, by the weighted average number of shares of Class A redeemable common stock outstanding for the periods. Net income (loss) per common share, basic and diluted for and Class A and Class B non-redeemable common stock is calculated by dividing net income (loss), less income attributable to Class A redeemable common stock, by the weighted average number of shares of Class A and Class B non-redeemable common stock outstanding for the periods presented. Class A and Class B nonredeemable common stock includes the founder shares and private placement shares as these shares do not have any redemption features and do not participate in the income earned on the trust account.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

INFORMATION ABOUT ELM

ELM is currently engaged in limited business activities only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the Carveout Transaction and the business combination. The information in this section describes the current and proposed business and operations of ELM. Unless the context otherwise requires, all references in this section to “ELM,” “we,” “us,” or “our” refer to the current and proposed business and operations of ELM.

Overview

ELM is a commercial electric vehicle solutions company founded for the purpose of designing, engineering, manufacturing and customizing electric “last mile” delivery and utility vehicles. According to the Electric Last Mile Solutions Market Study by Strategy&, over half of the total delivery cost for shipped packages is incurred in the last mile portion of the delivery. Our planned products are being designed with the goal of providing cost-effective, reliable and customized solutions for customers engaged in the last mile delivery of goods and services, with an expected purchase price parity with competing internal combustion engine (“ICE”) models and an anticipated lower cost of ownership as compared to competing ICE models. We expect to launch our first product, the Urban Delivery vehicle, in the second half of 2021. If we are able to successfully launch the Urban Delivery on our current timetable, we believe, based on our current understanding of the competitive landscape, that the Urban Delivery will be the first electric Class 1 commercial vehicle in the U.S. market.

Our core mission is to transform the last mile commercial delivery business by meeting the needs and value considerations of customers who operate in the last mile segment. With the rise of e-commerce, this segment has experienced growing demand for electric vehicles that provide practical and cost-effective solutions to the issues facing the segment which include, but are not limited to, how to optimize delivery, efficiency and cost.

We believe that our in-house engineering expertise in vehicle integration, U.S. safety compliance and homologation, electric powertrain engineering, data connectivity and vehicle customization will provide us with a differentiated capability to bring reliable and customizable electric vehicles to the U.S. market. We plan to use existing platforms from other vehicle manufacturers as the foundation for our vehicle designs, and source various subsystems and componentry from a variety of suppliers to assemble our own, unique electric vehicles. For our first anticipated product, the Urban Delivery, we plan to utilize an existing platform developed by the Sokon Group that is already used in electric vehicles sold by the Sokon Group to end customers in non-U.S. markets. Our design and engineering team will focus on the design, efficacy and safety of our vehicles and the adaptation of the chosen platforms for use in our vehicles. We believe that designing our vehicles around existing vehicle platforms will enable us to bring our electric delivery vehicles to the U.S. market on an accelerated timescale compared to manufacturers of competitive vehicles.

Currently, we are focused on bringing to market delivery and utility vehicles in the Class 1 (vehicles with a maximum gross vehicle weight of 6,000 lbs) to Class 3 (vehicles with a maximum gross vehicle weight between 10,001 and 14,000 lbs) commercial vehicle segments. We believe that our current design for the Urban Delivery will appeal to vehicle purchasers and end customers in both the Class 1 and Class 2 (vehicles with a maximum gross weight between 6,001 and 10,000 lbs) commercial vehicle segments. Similarly, we expect that our second commercial vehicle, the Urban Utility, will appeal to vehicle purchasers and end customers in both the Class 2 and Class 3 commercial vehicle segments.

We also aim to provide digital and customization solutions to our potential customers to maximize fleet efficiency and lower total cost of ownership as compared to our ICE and electric vehicle competitors. We seek to develop a differentiated, customer-specific suite of digital and productivity solutions as well as customized vehicles through the integration of vehicle upfitting during our production process.

Market Opportunity for Electric Commercial Vehicles

The market for delivery vehicles is experiencing increasingly strong demand as last mile logistics continue to grow in importance to support e-commerce business. The demand for electric delivery vehicles is also due in part to consumer interest in green energy and sustainability initiatives as well as potential cost-savings. Electric delivery vehicles can be adopted in a variety of end-markets such as package delivery, telecommunications, service and maintenance (e.g., plumbing, electrical, utilities, and landscaping), hospitality and catering and healthcare, among others. New regulatory pressures have also added momentum towards electrification of passenger and commercial vehicles. We believe that our target market, the light commercial vehicle segment, will be at the forefront of the shift to electrified commercial vehicles.

•        The North American e-commerce market is projected to reach approximately $1 trillion by 2022 growing at 13% CAGR from 2020 to 2022, according to eMarketer.

•        The last mile delivery market in North America is expected to reach nearly $51 billion by 2022, with a CAGR of 13% from 2020 to 2024, according to TechNavio.

•        In the U.S., Europe and China, demand for light commercial electric vehicles is expected to grow at a 33% CAGR from 2019 to 2028, according to BloombergNEF.

•        In September 2020, California mandated that 100% of in-state sales of new passenger cars and trucks be zero-emission by 2035, and 100% of medium- and heavy-duty vehicles sold and operated within the state be zero-emission by 2045.

•        Fifteen additional U.S. states and Washington, DC have announced that they also intend to follow California’s lead in switching all heavy-duty trucks, vans and buses to running on electricity, with potentially more to follow in coming years. Several European countries have announced similar plans to phase out combustion engines by 2030.

ELM’s Competitive Advantages and Strategy

We believe that our key competitive advantages and strategies include the following:

•        Anticipated “First Mover” Advantage in the Class 1 Electric Vehicle Segment:    We plan to launch our first vehicle, the Urban Delivery, which we currently anticipate would be the first electric Class 1 commercial vehicle in the U.S. market, during the second half of 2021. By leveraging existing platforms, subsystems and components from our suppliers, such as the existing platform from the Sokon Group for the Urban Delivery, we believe we will be able to bring our electric vehicles to market faster than competitors who are designing and engineering a completely new vehicle program. We believe that, if we are successful in offering the first electric Class 1 commercial vehicle in the U.S. market, this will place us in a position to build strong customer relationships and capture a significant market opportunity as the anticipated adoption of vehicle electrification expands.

•        Use of Existing Platforms, Subsystems and Components to Deliver Reliable, Low Cost Solutions:    We believe that the key factors for customers in making a purchasing decision for commercial vehicles are initial investment, reliability and ongoing operating costs. By leveraging existing platforms, subsystems and components from our suppliers, such as the existing platform from the Sokon Group for the Urban Delivery, we believe we will be able to produce our electric vehicles with a relatively low investment compared to competitors who are designing and engineering a completely new vehicle program. We anticipate that this will ultimately allow us to offer our electric vehicles at close to purchase price parity with ICE alternatives, which we believe will place our products at one of the lowest total costs of ownership among commercial delivery vehicles.

•        “Mass Customization” Services Through Integrated Upfitting and Data Solutions:    We believe that one of our key differentiators from our competitors will be our expected ability to offer customers custom-built solutions at a competitive price on a shorter timeframe. Traditional commercial vehicle providers generally must use a third-party upfitter to customize a vehicle before it is sent to the customer. We intend to integrate the upfitting process into our assembly process in our manufacturing plant. We estimate that such integration could potentially reduce the order-to-delivery time by approximately 25%. In addition, integrating upfitting into our assembly process will provide customers with one point-of-contact which we believe could reduce total vehicle supply chain costs. Our strategy also contemplates partnering with industry participants to provide tailored digital solutions to fleet customers for the purpose of tracking and optimizing productivity and performance and helping keep our vehicles in service for our customers.

•        Capital Efficient Manufacturing Strategy Offering Faster Time to Market:    Our manufacturing strategy is centered on capital efficiency and an accelerated timetable for bringing our vehicles to the market. By leveraging existing platforms, subsystems and components from various suppliers, we believe we can reduce capital-intensive requirements for in-house manufacturing at the Mishawaka, Indiana facility, such as stamping and a variety of supplier tooling costs. This strategy is intended to reduce our required facility footprint and provide for the integration of vehicle upfitting operations into our assembly process.

•        Growing Last Mile Opportunity and Demand for Cost-Efficient and Sustainable Solutions:    We believe we will be able to capitalize on two key trends driving increased demand for electric delivery vehicles: a large and expanding North American e-commerce market that is seeking lower cost delivery solutions and fleet efficiency, and a broader push for green, sustainable products and solutions. We believe our strategy well positions us to benefit from this market growth by focusing on customized, low-cost solutions for commercial customers.

•        Crossover Product Strategy Enhances Sales Opportunities:    Our crossover product portfolio strategy intends to target commercial delivery vehicles in the Class 1 through Class 3 commercial vehicle segments. We anticipate that the Urban Delivery, based on its current design, will have approximately 34% more cargo space than the current leading ICE Class 1 commercial vehicle model based on customer sales. We also believe that the anticipated larger-than-average cargo space and expected lower price point of our Urban Delivery (as compared to Class 1 commercial vehicles) will provide us with an opportunity to gain meaningful market share from smaller vehicles in the Class 2 commercial vehicle segment. Similarly, we estimate that our Class 3 Urban Utility vehicle, which we expect to introduce in the fourth quarter of 2022, will help us gain market share from original equipment manufacturers (“OEMs”) of Class 3 commercial vehicles and larger Class 2 commercial vehicles, based on the anticipated price and cargo space of the Urban Utility.

•        Go-to-Market Strategy Driving Potentially Large Customer Pipeline:    We anticipate having strong customer demand for our proposed Urban Delivery vehicle based on approximately 30,000 non-binding pre-orders as of January 15, 2021. We estimate that if the approximately 30,000 pre-orders were converted into binding commitments, such orders would represent approximately $1 billion of future revenue. We believe that our planned electric vehicles will appeal to a wide variety of end customers and we intend to target potential end customers ranging from Fortune 500 companies to small businesses. Our go-to-market strategy intends to leverage a number of sales channels to deliver products to customers, including direct engagement and through fleet managers, dealers, distributers and upfitters who purchase vehicles for end customers. Our sales strategy is to engage at all points of the sales chain, from buyers to end customers, to ensure that we understand our customers’ needs and specifications for individual end use cases.

•        Experienced Executive Team with Engineering Competencies for E-Powertrain Development and Vehicle Integration:    Our executive team has over 150 years of collective experience in the automotive industry, including with prominent global automotive OEMs, Tier-1 suppliers, and early-stage electric vehicle companies, and over 100 years of collective engineering expertise in the areas of vehicle integration, U.S. safety compliance and homologation, vehicle customization, electric powertrain engineering, battery cells, and developing digital and data connectivity solutions for customers. Our executive team is planning our path to commercial production and sales with a focus on quality, efficiency, and the development of strong customer relationships.

ELM’s Products

Urban Delivery

We expect to launch our first commercial vehicle, the Urban Delivery, an electric cargo van in the Class 1 commercial vehicle segment in the second half of 2021. The design of the Urban Delivery is intended to optimize efficiency and flexibility. Our executive team believes, based on its collective industry experience, internal estimates and current competitors in the relevant market segments, that the Urban Delivery is anticipated to:

•        Cost, in terms of acquisition and operating costs, an estimated 35% less than the current leading (based on customer sales) ICE model in the Class 1 commercial vehicle segment;

•        Provide 170 cubic feet of cargo space, which is estimated to be approximately 34% more than the current leading (based on customer sales) ICE model in the Class 1 commercial vehicle segment;

•        Have a 150-mile range;

•        Include a 4-year, 40,000 mile factory warranty with parts and service support;

•        Provide customizable cargo space based on our customers’ specific end-use requirements;

•        Reduce the customer’s carbon footprint with zero emissions in support of the customer’s green and sustainability targets; and

•        Provide fleet managers real time secure data through telematics and analytics capabilities to allow for optimized fleet planning and tracking.

We expect to introduce the base Urban Delivery at a manufacturer suggested retail price of $32,500, which would result in a net cost to the buyer of $25,000 if the currently available U.S. federal tax credit of $7,500 for the purchase of alternative fuel vehicles remains in effect at the time of purchase. Further tax credits at the state level may be available to buyers which could further reduce the net purchase price. Assuming the U.S. federal tax credit remains available at the time of purchase, the net price of $25,000 would place the Urban Delivery at purchase price parity with current comparable ICE vehicles. We also anticipate offering our customers upfitting options that are commensurate with current option packages offered by ICE competitors in the Class 1 commercial vehicle segment.

We estimate that the Urban Delivery will have up to 50% less maintenance costs than competing ICE models as a result of the smaller number of moving parts that are anticipated to be included in the powertrain of the vehicle. We estimate that the total cost of ownership of the Urban Delivery compared to current competing ICE models (including the cost of fuel) will be approximately $36,000 less over the first eight years of operation.

Urban Utility

Following the commercial production and launch of the Urban Delivery, we plan to begin commercial production of our second vehicle, the Urban Utility in the second half of 2022. We are designing the Urban Utility to be an electric commercial cargo truck that will compete in the Class 3 commercial vehicle segment.

Based on our anticipated specifications, the Urban Utility is expected to provide 450 to 600 cubic feet of cargo space, 175 to 225 miles of range capacity and advanced onboard and wireless data capabilities to enable optimized fleet planning and tracking. We expect to introduce the Urban Utility at a manufacturer suggested retail price of $42,500, which would result in a net cost to the buyer of $35,000 if the currently available U.S. Federal tax credit of $7,500 for the purchase of alternative fuel vehicles remains in effect at the time of purchase. Further tax credits at the state level may be available to certain buyers which could further reduce the proposed purchase price.

ELM Battery Pack

The Urban Delivery will be powered by a battery pack in a configuration that we believe is distinctive in its application. We expect that the battery pack will be completely encased in the chassis, which is intended to protect the battery pack and enhance durability and safety. Further, the location of the battery pack between frame rails beneath the vehicle’s floor is intended to result in a low center of gravity, which is expected to improve vehicle stability. We anticipate that the Urban Delivery will provide a range of approximately 150 miles.

On December 21, 2020, we entered into a nomination agreement (the “Nomination Agreement”) with Contemporary Amperex Technology Co., Limited (“CATL”) pursuant to which CATL agreed to develop, manufacture and supply a battery pack for use in the Urban Delivery vehicle. The Nomination Agreement has a project life until the end of 2025 and provides for the supply of battery packs starting in 2021. During the first 18 months of production, we and CATL will work to develop a feasible and specific supply plan and delivery dates in accordance with our anticipated demand, forecasts and orders and CATL production capacity. Pursuant to the terms of the Nomination Agreement, we will be required to order a minimum quantity of battery sets per month. Each battery pack will have a warranty ending on the earlier of (i) 4.5 years from the date CATL ships the batteries to us and (ii) 160,000 kilometers.

Our Urban Delivery and Urban Utility are being designed with the ability to be charged at 110 Volts (Level 1), 240 Volts (Level 2) and DC Fast Charging (Level 3) utilizing the U.S. standard combined charging system charge port. DC Fast Charging will utilize 50kW of maximum charging power, allowing the battery pack to charge from approximately 20-80% state of charge in approximately 30-45 minutes.

Over-the-Air Updating and Advanced Telematics

We intend that the Urban Delivery and Urban Utility will be equipped with over-the-air (“OTA”) functionality that will allow the software included in the vehicles to be updated “over the air.” This OTA functionality is intended to provide for secure, full suite updating of all of the vehicle’s core electric control units (“ECU”) in order to provide for performance and durability enhancements to the powertrain, battery control unit, and other functional vehicle systems as well as help our end customers keep our vehicles in service.

We also expect our vehicles will have the capacity to collect and transmit data to a secure cloud server for the purpose of remote diagnostics, predictive maintenance and vehicle analytics. We also intend to utilize benchmarking telematics analytics based on weather, traffic, and elevation gain and loss for the purpose of vehicle route optimization.

We intend to develop a proprietary hardware and software stack that is anticipated to allow the ECUs to support OTA updating and data collection. The ownership of such software is expected to allow rapid development and integration of new vehicle features and performance improvements. In addition, we anticipate issuing security updates and responding to issues on an individual vehicle or fleetwide basis. We plan on using a sophisticated OTA system to support full fleet updates as well as updates to specific vehicles/customers, vehicle identification numbers, geographic areas, or other subsets.

Manufacturing

In September 2020, we entered into the Existing SERES Asset Purchase Agreement with SERES to purchase the manufacturing facility located in Mishawaka, Indiana, an area which is home to a highly-trained workforce for vehicle manufacturing. As described below under the section “— Key Agreements and Partnership Strategy — Term Sheet”, we anticipate that the Existing SERES Asset Purchase Agreement will be amended to include a modified payment schedule as well as our assumption of all environmental responsibilities and obligations related to the facility. The business combination is conditioned upon the consummation of the Carveout Transactions, including the acquisition of the Mishawaka, Indiana facility.

Although the Mishawaka, Indiana facility is in near-ready condition for electric vehicle production, we expect to invest approximately $45 million in 2021 to support the start of production of the Urban Delivery vehicle line. We plan to purchase and install required machines, tooling, fixtures and quality and testing equipment, make additional investments in software, control and other information technology systems, and modify conveyors.

Global Headquarters, Technology Hub and Customer Center

In January 2021, we entered into an agreement to lease our 31,000 square foot global headquarters, which will include a technology center, an innovation prototype laboratory, and a customer center for vehicle displays. This facility will allow us to assemble initial vehicles, battery packs and electric motor prototypes, as well as build pre-production vehicles and conduct vehicle integration engineering.

Key Agreements and Partnership Strategy

SERES Term Sheet

On February 9, 2021, we entered into the SERES Term Sheet with SERES setting forth certain provisions which we and SERES intend to incorporate into amendments to the Existing Carveout Agreements. The SERES Term Sheet was acknowledged by Forum. Pursuant to the SERES Term Sheet, ELM and SERES agreed to non-binding terms and conditions regarding (1) the issuance of common stock to SERES for strategic cooperation, consulting and technical advice provided by SERES to ELM; (2) amendments to the terms related to the purchase of the manufacturing facility located in Mishawaka, Indiana (also referred to herein as the “ELM Facility”); (3) a product license fee related to the platforms and certain subsystems to be used for the ELM Vehicles and (4) our reimbursement of SERES for certain transition costs and consulting services. In addition, ELM and SERES agreed to abide by the terms outlined below on a non-binding basis until the final terms are memorialized in definitive amendments to the Existing Carveout Agreements. These non-binding terms include the following:

•        Upon and subject to the consummation of the business combination and the acquisition of the ELM Facility, it is contemplated that SERES will receive 5,000,000 shares of common stock for strategic cooperation, consulting and technical advice provided by SERES to ELM. It is also contemplated that

SERES would become a counterparty to the Amended and Restated Registration Rights Agreement giving SERES registration rights with respect to the 5,000,000 shares of common stock, which would also be subject to lock-up restrictions pursuant to which 50% of such shares will be transferable after 12 months following the Closing and the remaining 50% of such shares will be transferable after 24 months following the Closing.

•        The purchase price for the ELM Facility would be reduced from One Hundred Fifty Million Dollars ($150,000,000) to One Hundred Forty Five Million Dollars ($145,000,000), of which Thirty Million Dollars ($30,000,000) would be payable upon the closing of the purchase of the ELM Facility, and the balance would be payable in 23 equal monthly payments of Five Million Dollars ($5,000,000). In addition, it is contemplated that ELM would assume all environmental responsibilities and obligations related to the ELM Facility after the closing of the purchase of the ELM Facility.

•        ELM would pay SERES an additional Five Million Dollars ($5,000,000) under the Existing SERES Intellectual Property License Agreement in consideration for access to engineering and data related to the platforms and certain subsystems to be used for the ELM Vehicles.

•        Under the Existing Supply Agreement, commercial terms, including but not limited to product pricing, payment terms, delivery and insurance, will be finalized in accordance to mutually agreed terms during the purchase order process.

The SERES Term Sheet also contemplates that ELM will reimburse SERES within 10 days after date of the SERES Term Sheet for certain transition costs incurred by SERES and consulting services provided by SERES related to the transactions contemplated by the Existing Carveout Agreements after August 1, 2020. As of the date of this proxy statement, ELM estimates these expenses total approximately $5,000,000, with the actual amount to be confirmed and agreed to by SERES and ELM.

As the SERES Term Sheet contains terms and conditions that are non-binding, there is the potential that ELM and SERES will be unable to agree to final terms or enter into definitive agreements amending the Existing Carveout Agreement in a timely manner or at all. Even if ELM and SERES enter into definitive agreements, there can be no assurance that such definitive agreements will be in a form and substance that is acceptable to Forum in its sole discretion. If ELM does not enter into definitive agreements with SERES in form and substance that is acceptable to Forum, Forum may terminate the Merger Agreement, in which event the business combination would not occur.

ELM and Forum intend to amend the Merger Agreement as necessary to reflect the final terms agreed to by ELM and SERES and set forth in definitive documentation, subject to the definitive agreements being in form and substance acceptable to Forum in its sole discretion.

Existing Carveout Agreements

Existing Sokon Supply Agreement

On September 8, 2020, we and Sokon entered into the Existing Sokon Supply Agreement regarding the supply by Sokon of the Sokon Supplies. Pursuant to the Existing Sokon Supply Agreement, we will provide Sokon with orders to purchase certain quantities of the Sokon Supplies every three months and Sokon will provide the Sokon Supplies to us at no more than their cost plus a specified margin.

The Existing Sokon Supply Agreement will remain in effect until September 8, 2025 unless terminated earlier in connection with a material breach or if one of the parties becomes insolvent. Sokon has agreed to provide service parts as necessary for a period of ten years following the termination of the Existing Sokon Supply Agreement. This agreement does not restrict us from sourcing components from other vendors.

As described above under the section “— SERES Term Sheet”, it is contemplated in the SERES Term Sheet that with respect to the Existing Sokon Supply Agreement, commercial terms, including but not limited to product pricing, payment terms, delivery and insurance, will be finalized in accordance to mutually agreed terms during the purchase order process. The proposed terms in the SERES Term Sheet are subject to finalization and execution of definitive documentation and therefore could change.

Existing SERES Asset Purchase Agreement

On September 21, 2020, we and SERES entered into the Existing SERES Asset Purchase Agreement regarding the purchase of that certain real property generally located at 12900 McKinley Highway, Mishawaka, Indiana together with all buildings and improvements located thereon and all rights, benefits and privileges pertaining to the real property. We also agreed to purchase certain tangible personal property, including but not limited to, equipment, machinery and supplies, and all intangible personal property, if any, owned by SERES and related to the ELM Facility that could be assignable to us at no cost to SERES.

Pursuant to the Existing SERES Asset Purchase Agreement, we agreed to pay SERES One Hundred and Fifty Million Dollars ($150,000,000) for the ELM Facility and related tangible and intangible personal property. As described below in “— SERES Term Sheet”, it is contemplated in the SERES Term Sheet that the Existing SERES Asset Purchase Agreement will be amended to reduce the purchase price for the ELM Facility from One Hundred Fifty Million Dollars ($150,000,000) payable over a five and a half year period to One Hundred Forty Five Million Dollars ($145,000,000), of which Thirty Million Dollars ($30,000,000) would be payable upon the closing of the purchase of the ELM Facility, and the balance would be payable in 23 equal monthly payments of Five Million Dollars ($5,000,000). The proposed terms in the SERES Term Sheet are subject to finalization and execution of definitive documentation and therefore could change.

The Existing SERES Asset Purchase Agreement contains limited representations and warranties of the parties to one another and we have agreed to purchase the ELM Facility as is, where is and with all faults except that if any cleanup, remediation or removal of hazardous substances or other environmental conditions on the property is required after the date of closing, SERES will be responsible for any costs of such cleanup, removal or remediation. As described above in “— SERES Term Sheet”, it is contemplated in the SERES Term Sheet that the SERES Indemnity in the Existing SERES Asset Purchase Agreement will be amended such that ELM would assume all environmental responsibilities and obligations related to the ELM Facility after the closing of its purchase of the ELM Facility. The proposed terms in the SERES Term Sheet are subject to finalization and execution of definitive documentation and therefore could change.

Pursuant to the Existing SERES Asset Purchase Agreement, we agreed to pay for all transfer taxes; taxes, costs and fees associated with the Note and for a lender’s policy insuring the first lien of the mortgage; the costs of any title endorsements requested by us; the costs of the survey, if any; the costs associated with our due diligence of the property; our attorney’s fees; any fees charged by the escrow agent; and any other of our costs incurred in connection with the Existing SERES Asset Purchase Agreement. SERES agreed to pay for the costs of an owner’s title insurance policy and its attorney’s fees. We agreed that any closing fee charged by the title company will be split equally between us and SERES.

In connection with the Existing SERES Asset Purchase Agreement, we agreed to recognize the Agreement between SERES and International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and its local Union #5, dated March 11, 2018, and accept and remain subject to the terms and conditions of such Union Agreement. SERES has agreed to work with us in good faith to renegotiate the Union Agreement prior to the closing of the transactions contemplated by the Existing SERES Asset Purchase Agreement.

Existing SERES Intellectual Property License Agreement

On September 10, 2020, we and SERES entered into the Existing SERES Intellectual Property License Agreement pursuant to which we agreed to license certain intellectual property related to the manufacture and design of certain electric urban utility and commercial vehicles, including skateboards used for urban utility truck, cargo van and open bed truck vehicles from SERES. Our license with SERES is a non-sub licensable, non-transferable, irrevocable, royalty-bearing, exclusive right to license the Licensed Intellectual Property in the U.S., Canada and Mexico.

Under the terms of the Existing SERES Intellectual Property License Agreement, we will pay SERES a royalty fee of $100 per licensed product vehicle up to the first 100,000 units sold within the U.S., Canada and Mexico. Our license with SERES is perpetual or until terminated by mutual consent or by either party in the event that the other party defaults in the performance of any of its obligations under the Existing SERES Intellectual Property License Agreement.

As described above under the section “— SERES Term Sheet”, it is contemplated in the SERES Term Sheet that the Existing SERES Intellectual Property License Agreement will be amended to include an additional Five Million Dollar ($5,000,000) payment by ELM in consideration for access to engineering and data related to the platforms and certain subsystems to be used for the ELM Vehicles. The proposed terms in the SERES Term Sheet are subject to finalization and execution of definitive documentation and therefore could change.

Existing SERES Patent License Agreement

On September 10, 2020, we and SERES entered into the Existing SERES Patent License Agreement pursuant to which we agreed to license certain potential advance technologies related to the manufacture and design of certain electric urban utility and commercial vehicles. Under the terms of the Existing SERES Patent License Agreement, we will pay SERES a license fee not to exceed One Million Dollars ($1,000,000) for each patent and patent application related to the manufacture and design of certain electric urban utility and commercial vehicles, if we elect to utilize any of the 56 licensed patents. Our license with SERES will continue for ten years or until the expiration of the last to expire of the licensed patents unless the Existing SERES Patent License Agreement is terminated in connection with a breach, bankruptcy or insolvency, non-payment or patent challenge.

The SERES Term Sheet entered into between ELM and SERES on February 9, 2021 does not contemplate any changes to the Existing SERES Patent License Agreement.

Partnership Strategy

We are partnering with, have strategic agreements with, and/or are engaged in varying stages of discussions with, global vehicle suppliers for vehicle platforms, subsystems and componentry; battery cells; electric powertrains; data solutions; upfitting and service.

Sourcing

We believe that we will be able to secure adequate supply sources for the platforms, subsystems and components necessary to manufacture and sell the Urban Delivery by the end of the first half of 2021.

In addition to our supply agreement with the Sokon Group (as described above under “— Key Agreement and Partnership Strategy — Existing Carveout Agreements — Existing Sokon Supply Agreement”) for an existing platform that will be used in our Urban Delivery vehicle, we are also engaged in discussions with, and are at various stages of negotiation with, other suppliers for the subsystems and components necessary to manufacture the Urban Delivery. For example, we are currently engaged in discussions with various suppliers of lithium-ion battery cells. To the extent we are able, we intend to diversify our battery pack suppliers to ensure a consistent and available supply chain for the commercial launch of the Urban Delivery.

On January 28, 2021, we entered into a long term supply contract (“LT Supply Contract”) with Jing-Jin Electric Technologies Co., Ltd. (“JJE”) for the supply of electric propulsion systems (or motors). The LT Supply Contract includes a five-year price and supply schedule intended to ensure that we have the necessary supply of electric propulsion systems for the Urban Delivery for the next five years. Each motor will come with a two year or 30,000 kilometer warranty, whichever comes first. We and JJE will jointly own all intellectual property that is created from the relationship that relates to the creation and production of the motors for us, including, but not limited to interface design drawings, but excluding electromagnetic designs. The LT Supply Contract may be terminated immediately in the event of a material breach and the breaching party fails to remedy such breach within 30 days or in the event of bankruptcy or insolvency.

Intellectual Property

We intend to establish and protect the intellectual property and proprietary technology that we develop through a combination of registration of trademarks and patents and the protection of our trade secrets and know-how. We expect to develop intellectual property and proprietary technology in the fields of engineering software, powertrain systems and controls, cybersecurity, telematics and electrical architecture hardware and software, and battery manufacturing technology as we continue to source the platforms, subsystems and components and finalize the designs of our electric vehicles. For a description of the Existing SERES Intellectual Property License Agreement, please see the discussion above under “— Key Agreements and Partnership Strategy — Existing Carveout Agreements — Existing SERES Intellectual Property License Agreement”.

We have filed two trademark applications with the United States Patent and Trademark Office, but as of the date of this proxy statement no registrations have been issued. In addition to our owned intellectual property, we are in various stages of negotiation and discussion with potential strategic partners to license or access key licenses for use in our business.

Sales, Service, and Marketing

Sales Process

Our anticipated sales strategy and process is to employ an internal sales team that will engage in direct-to consumer sales efforts through a network of relationships with large fleets and fleet operators (“B2C”) and through select sales distribution commercial vehicle dealers (“B2B”). Our B2C strategy will be enacted through direct interaction with the end customers. We anticipate expanding our sales team that will leverage their relationships to continue to better understand, design, and engineer solutions for our customers on a use case-by-case basis. We also anticipate and intend that our sales team, once in place, will work directly with customers from initial contact to the point of delivery, which will occur either through a traditional dealer or an ordering fleet management company.

To support our sales strategy, we intend to:

•        Hold end customer product knowledge / evaluation events;

•        Develop use cases in conjunction with end customers;

•        Establish specifications for particular customers;

•        Engage in customer validation trials to evaluate and approve final specifications; and

•        Support virtual sales transactions with the support of dealers.

We also intend to selectively partner with large regional commercial vehicle dealers in order to leverage their infrastructure and existing customer relationships. We believe that, given the historically strong relationships between these select dealers and the end-consumers, it is necessary to partner with such dealers. We anticipate initially having a small network of dealers that provide geographic customer coverage and expanding commensurate with our growth.

Service

We intend to establish various service support options for our vehicle owners when it is necessary to have one of our vehicles serviced, including:

•        Dealers will be authorized factory service centers and we will support these dealers with training, warranty, and parts support.

•        Field Technicians will be employed by us and will be strategically located throughout the country to assist with fleet service and warranty needs with mobile support tools.

•        OTA updates for service updates/patches are all expected to be handled wirelessly and remotely.

•        Third party automotive service center companies are expected to support our vehicles in brick and mortar locations throughout the United States. We anticipate entering into formal agreements with third party automotive service centers before the end of the third quarter of 2021.

•        Customer in-house automotive service technicians will be directly supported by us with training and supported service programs.

Marketing

Our marketing plan has three main components:

•        General Marketing – we will promote brand awareness through our website, social media channels, merchandising, product placement, and other advertising campaigns.

•        Sharpshooter Industry Marketing – we have partnered with numerous industry specific publications to help reach key decision makers. These marketing efforts will utilize our webinars, regional events, online banner campaigns, and micro sites for our products and services.

•        Public Relations – we will ensure proper communication channels are informed of material business milestones and achievements through the use of internal and external public relations professionals.

Pre-Orders

As of January 15, 2021, we have received non-binding pre-orders to purchase approximately 30,000 Urban Delivery vehicles. We estimate that if the approximately 30,000 non-binding pre-orders were converted into binding commitments, such orders would represent approximately $1 billion of future revenue.

Competition

The market for electric vehicles, such as the ones we plan to manufacture and sell, is subject to intense competition from a number of companies, particularly as the production of delivery and utility vehicles increasingly shifts towards zero-emission or carbon neutral solutions. Competing vehicles, at this point in time, are internal combustion vehicles from established automobile manufacturers; however, many established and new automobile manufacturers have entered or have announced plans to enter the electric commercial vehicle market. Many major automobile manufacturers have electric vehicles available today and other current and prospective automobile manufacturers are currently developing electric vehicles.

Employees and Human Capital

We currently have 38 employees and anticipate significant employee growth in connection with the launch of the commercialization of the Urban Delivery. We are committed to attracting and developing motivated talent from around the world to align our talent strategy to our business strategy. We protect our intellectual property and proprietary technology by requiring all employees and independent contractors to execute confidentiality and other contractual agreements.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and additional employees. The principal purposes of our equity incentive plan is to attract, retain, and motivate selected employees, consultants, and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Governmental Regulation and Support

We operate in an industry that is subject to extensive vehicle safety and testing and environmental regulations, some of which evolve over time as new technologies are introduced to the market. Government regulations regarding the manufacture, sale, and implementation of products and systems similar to our electric delivery vehicles are subject to future change. We cannot predict what effect, if any, such changes will have upon our business. Violations of these regulations may result in substantial civil and criminal fines, penalties, and/or orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

Vehicle Safety and Testing Regulations

Our vehicles will be subject to, and will be required to comply with, many regulations established by the National Highway Traffic Safety Administration (“NHTSA”), including applicable U.S. federal motor vehicle safety standards (“FMVSS”). We must self-certify that our vehicles meet or otherwise are exempt from applicable FMVSS before the vehicles can be sold, offered for sale, introduced or delivered for introduction in interstate commerce, or imported into the United States. There are numerous applicable crash avoidance and crashworthiness standards, including, but not limited to, standards that apply specifically to electric vehicles, such as limitations on electrolyte spillage, battery retention, and avoidance of electric shock after certain crash tests. In addition to compliance with FMVSS, we are subject to numerous other vehicle safety regulations, including, but not limited to, early warning reporting regulations, requirements to conduct safety recalls to address safety defects and FMVSS noncompliances in our vehicles, labeling requirements, registration as a vehicle manufacturer under NHTSA’s regulations, and other requirements. Additionally, we and our vehicles may be subject to, and will be required to comply with, new or amended safety standards and other requirements adopted by NHTSA in the future. A failure to comply with these regulations could result in substantial penalties.

Battery Safety and Testing Regulations

Our battery packs must conform to mandatory regulations governing the transport of “dangerous goods,” that may present a risk in transportation, which includes lithium-ion batteries, and are subject to regulations issued by state and federal agencies, including the Pipeline and Hazardous Materials Safety Administration (“PHMSA”).

Environmental Credits

We operate in an industry that is subject to and benefits from environmental regulations. At present, a federal tax credit of $7,500 may be available to U.S. purchasers of our vehicles, which would bring the net purchase price of the Urban Delivery to $25,000. Further, in connection with the delivery and placement into service of our zero-emission vehicles, we anticipate we will earn tradable credits that can be sold to other OEMs.

Additionally, like the federal government of the United States, certain states also have their own a greenhouse gas emissions standards that seek to reduce greenhouse gasses over time. We intend to take advantage of these regimes by registering and selling greenhouse gas, U.S. DOT’s Corporate Average Fuel Economy, and California’s ZEV credits.

Environmental Regulations

We are subject to extensive environmental laws and regulations, including, among others, laws and regulations relating to water use, discharge air emissions, use of chemicals and recycled materials, energy sources, storage, handling, treatment, transportation and disposal of hazardous materials, the protection of the environment, natural resources and endangered species and the remediation of environmental contamination. We are required to obtain and comply with the terms and conditions of environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial civil and criminal fines, penalties, the suspension or loss of such permits, and possibly orders to cease the non-compliant operations.

Importantly, the U.S. Clean Air Act requires that we obtain a Certificate of Conformity from the U.S. Environmental Protection Agency (the “EPA”) for our vehicles prior to entry into commerce in all 50 states. We expect to receive the required Certificate of Conformity from the EPA for the Urban Delivery prior to the second half of 2021. In addition, is we plan to sell vehicles in California or those states that have adopted its standards, we will be required to obtain an Executive Order from the California Air Resources Board (“CARB”).

We will also be required to comply with changes to existing regulations or new regulations which may be enacted by governmental authorities from time to time. For example, lawmakers are evaluating potential lithium-ion battery life cycle management requirements to reduce the volume of such batteries being disposed of and associated environmental risks. Should regulations be enacted that put the burden of end-of-life battery management onto vehicle manufacturers, we would be required to take necessary steps to comply with new regulations.

Government Tax Credits

In December 2020, the Indiana Economic Development Corporation (“IEDC”) offered us up to $10 million in conditional tax credits and up to $200,000 in conditional training grants based on our anticipated job creation plans at the manufacturing facility in Mishawaka, Indiana. The IEDC also offered up to $2.8 million in conditional tax credits from the Hoosier Business Investment tax credit program based on our proposed capital investment at the manufacturing facility in Mishawaka, Indiana.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. We are currently not a party to any legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, or results of operations.

ELM MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF EVAP Operations

The following discussion and analysis provide information that ELM management believes is relevant to an assessment and understanding of the Electric Vehicle Assembly Plant (EVAP Operations) Operations’ results of operations and financial condition. The discussion should be read together with “Summary Historical Financial Information of EVAP Operations (A Component of SERES)” and the historical audited combined carve-out financial statements and related notes for the years ended December 31, 2019 and 2018 and unaudited interim condensed combined carve-out financial statements and related notes for the nine months ended September 30, 2020 and 2019. The discussion and analysis should also be read together with EVAP Operations unaudited pro forma financial information for the year ended December 31, 2019 and the nine months ended September 30, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. The future operation of the post-combination company and its actual results may differ materially from the EVAP Operations as ELM will not be acquiring all of the assets and liabilities of the EVAP Operations. The consummation of the business combination is subject to the closing of the Carveout Transaction.

Basis of Presentation

The proposed business combination is conditioned upon the closing of the Carveout Transaction. EVAP Operations is a wholly owned component of SERES. EVAP Operations primarily consists of a facility in Mishawaka, Indiana retooled to manufacture electric passenger vehicles. In August 2020, ELM was formed to acquire certain EVAP Operations assets to be repurposed for electric commercial vehicles and upfitting. ELM entered into agreements in September 2020 with SERES to purchase select U.S. assets, including the Mishawaka manufacturing facility and to license commercial vehicle intellectual property, consisting of know-how to manufacture electric commercial vehicles for the North American region. As ELM did not have material assets, liabilities or operations for the periods presented, the financial statements of EVAP Operations, which materially represent the proposed electric commercial vehicle business of ELM and the immediate post-combination company, have been included in this proxy statement.

Prior to the business combination, EVAP Operations is a component of SERES and not a separate legal entity. As of the date of this proxy statement, ELM is a pre-revenue company. The combined financial statements have been prepared on a carve-out basis and are derived from the accounting records of SERES using the historical results of operations and basis of assets and liabilities in accordance with GAAP. For more information on the nature of the EVAP Operations, the proposed business combination, and the basis of presentation, refer to the notes in the accompanying combined carve-out financial statements of EVAP Operations included elsewhere in this proxy statement.

Proposed Merger and Public Company Costs

On December 10, 2020, the Company, Merger Sub, ELM and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the DGCL as a wholly owned subsidiary of the Company. The business combination is conditioned upon the consummation of the Carveout Transaction.

The business combination is anticipated to be accounted for as a reverse recapitalization. ELM will be deemed the accounting predecessor and the combined entity will be the successor SEC registrant, meaning ELM’s financial statements for previous periods will be disclosed in the registrant’s future period reports filed with the SEC. Under this method of accounting, the Company will be treated as the acquired company for accounting purposes. As ELM was formed in August 2020 to acquire certain EVAP Operations assets and enter into agreements with SERES and Sokon to enable the production, upfitting and sale of electric commercial vehicles, the financial statements of EVAP Operations are presented as the predecessor for periods prior to the consummation of the business combination.

As a result of the business combination, ELM will become the successor to an SEC-registered and NASDAQ-listed company, which will require ELM to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. ELM expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs and audit and other professional service fees.

Key Trends, Opportunities, and Uncertainties

ELM is a pre-revenue and pre-commercial start-up company and believes its future performance and success depends, to a substantial extent, on ELM’s ability to capitalize on its competitive advantages and strategies as discussed in “Information About ELM - ELM’s Competitive Advantages and Strategy”, which in turn are subject to significant risks and challenges, including those discussed below and in the section of this proxy statement titled “Risk Factors.”

COVID-19

ELM continues to monitor the latest developments regarding the COVID-19 pandemic on its business, operations, financial condition, and results of operations. Despite careful tracking and planning, however, ELM is unable to accurately predict the extent of the impact of the pandemic on its business, operations, financial condition, and results of operations due to the uncertainty of future developments. In particular, ELM believes the ultimate impact on its business, operations, financial condition, and results of operations will be affected by the speed and extent of the continued spread of the coronavirus globally, the duration of the pandemic, new information that may emerge concerning the severity and incidence of COVID-19, the safety, efficacy and availability of a vaccine and treatments for COVID-19, the global macroeconomic impact of the pandemic and governmental or regulatory actions to contain the virus or control supply of medicines. ELM is focused on all aspects of its business and is implementing measures aimed at mitigating issues where possible, including using digital technology to assist in operations for ELM’s manufacturing and research and development functions.

ELM will continue to pursue efforts to maintain the continuity of operations while monitoring for new developments related to the COVID-19 pandemic, which are unpredictable. Future COVID-19 developments could result in additional favorable or unfavorable impacts on the business, operations, financial condition, and results of operations of ELM. If ELM experiences significant disruption in its manufacturing, supply chain or other operations, or if demand for its products is ultimately significantly reduced as a result of the COVID-19 pandemic, ELM could experience an adverse impact on its business, operations, financial condition, and results of operations.

Comparability of Financial Information

ELM’s future results of operations and financial position after the business combination may not be comparable to the historical results of EVAP Operations because ELM is not acquiring all of the assets and liabilities associated with the EVAP Operations and ELM plans to modify the Mishawaka manufacturing facility for electric commercial vehicle manufacturing and upfitting.

Results of Operations

Key Components of Statement of Operations

Revenue

Neither ELM nor EVAP Operations has begun commercial operations and neither currently generates revenue. Once ELM commences production and commercialization of its vehicles, it expects that the significant majority of the revenue will be derived from direct sales of the commercial electric delivery vehicles. This will occur after the modification and tooling process and other necessary production-related preparation is complete, with the expectation of that such actions will be complete by the end of 2021.

Cost of goods sold

Neither ELM nor EVAP Operations has cost of sales as neither has begun commercial operations or recorded revenue. Once ELM commences commercial production and sale of its electric commercial delivery vehicles, it expects cost of goods sold to include components, parts, labor costs, depreciation, and warranty costs.

Personnel costs

Personnel costs for EVAP Operations include wages, salaries and payroll taxes, as well as expenses determined directly based on wage or salary such as 401(k) employer contributions, service costs for defined benefit pensions, share based compensation expense and severance costs. The personnel costs relate to salaried and hourly employees at the Mishawaka, Indiana plant. These amounts do not include executive compensation allocated as part of corporate overhead and other allocations.

General and administrative expense

General and administrative costs for EVAP Operations include consulting fees, costs of consumable supplies and materials, rent expense, utilities expenses, telephone expenses, insurance expenses, costs of repairs and maintenance, training expenses, property taxes, shipping and postage costs, depreciation expense and corporate allocation costs from its parent, SF Motors, Inc. (referred to herein as SERES).

Income tax expense (benefit)

EVAP Operations income tax provision, determined on a separate return basis, consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, changes in tax law and changes in deferred tax assets and liabilities. EVAP Operations maintains a full valuation allowance against the net deferred tax assets and liabilities because management believes it is not more likely than not that the tax assets are recoverable.

Comparison of Nine Months Ended September 30, 2020 and 2019

The unaudited condensed combined carve-out statements of operations of EVAP Operations for the nine months ended September 30, 2020 and 2019 are presented below:

	Nine Months Ended September 30		$ Change	% Change
	2020	2019
Operating expenses
Personnel expenses	2,372,157	6,730,220	(4,358,063)	(65)%
General and administrative expense	3,668,295	4,632,287	(963,992)	(21)%
Total operating expenses	6,040,452	11,362,507	(5,322,055)	(47)%
Other expense	26,687	4,443	22,244	501%
Loss before income taxes	(6,067,139)	(11,366,950)	5,299,811	(47)%
Income tax expense (benefit)	—	—	—	0%
Net loss and comprehensive loss	(6,067,139)	(11,366,950)	5,299,811	(47)%

Personnel expense

Personnel expense decreased by $4,358,063 or 65% from $6,730,220 for the nine months ended September 30, 2019 to $2,372,157 for the nine months ended September 30, 2020. This change is primarily due to the average headcount decrease of 52 or 67% from an average headcount of 78 for the nine months ended September 30, 2019 to an average headcount of 26 for the nine months ended September 30, 2020. In mid-2019 the retooling of the Mishawaka, Indiana plant was halted, resulting in a reduction of workforce including layoffs of hourly employees and terminations of salaried employees. This reduction in personnel expenses was partially offset by severance and supplemental unemployment benefits costs of $95,244 and $123,867 for the nine months ended September 30, 2019 and 2020, respectively. The headcount for the first half of 2019, prior to the workforce reduction, was more than 80 employees, which was reduced to 42 employees by December 31, 2019, to 16 employees by May 31, 2020 and to 13 employees by September 30, 2020.

General and administrative expense

General and administrative expense decreased by $963,992 or 21% from $4,632,287 for the nine months ended September 30, 2019 to $3,668,295 for the nine months ended September 30, 2020. The decrease was primarily driven by a $253,330 reduction in repairs and maintenance, a $185,558 reduction in utilities, a $160,232 reduction in consumable supplies and materials, a $147,602 reduction in consulting and other fees, and a $133,121 reduction in security and fire protection. These reductions are all due to the halting of retooling activities in mid-2019 and other cost cutting measures, including the insourcing of security services.

Other expense

Other expense increased by $22,244 or 501% from $4,443 for the nine months ended September 30, 2019 to $26,687 for the nine months ended September 30, 2020 due to periodic pension costs. The periodic pension costs increased by $21,318 due to actuarial losses and $1,180 due to interest costs, and were offset by $253 due to expected return on plan assets. The actuarial loss was due to a change in the discount rate from 4.3% to 3.4% and a partial-plan termination that required the full vesting of those employees who were terminated.

Comparison of Years Ended December 31, 2019 and 2018

The condensed combined carve-out statement of operations of EVAP Operations for the years ended December 31, 2019 and 2018 are presented below:

	Year Ended December 31,		$ Change	% Change
	2019	2018
Operating expenses
Personnel expenses	7,755,825	8,244,181	(488,356)	(6)%
General and administrative expense	6,579,184	8,616,940	(2,037,756)	(24)%
Total operating expenses	14,335,009	16,861,121	(2,526,112)	(15)%
Other expense	35,583	5,924	29,659	501%
Loss before income taxes	(14,370,592)	(16,867,045)	2,496,453	(15)%
Income tax expense (benefit)	—	—	—	0%
Net loss and comprehensive loss	(14,370,592)	(16,867,045)	2,496,453	(15)%

Personnel expense

Personnel expense decreased by $488,356 or 6% from $8,244,181 in 2018 to $7,755,825 in 2019. The change is primarily driven by the timing of the ramping up of operations in 2018 and then the reduction in workforce in mid-2019 due to halting all retooling activities. During 2018, hourly and salaried employees were being onboarded to retool the Mishawaka, Indiana plant, increasing from 54 employees as of December 31, 2017 to a maximum of 86 employees in August 2018. In mid-2019, the retooling of the Mishawaka, Indiana plant was halted, resulting in a reduction of workforce including layoffs of hourly employees and terminations of salaried employees in July. As of December 31, 2019, the headcount for EVAP Operations was 42 employees. This resulted in a $668,280 reduction in salary expense and an $82,791 reduction in bonus expense in 2019, offset by a $73,068 increase in employee related insurance costs, $122,366 increase in post-retirement expenses, and $63,421 increase in share based compensation expense.

General and administrative expense

General and administrative expense decreased by $2,037,756 or 24% from $8,616,940 in 2018 to $6,579,184 in 2019. The decrease was primarily due to a $1,262,165 reduction in professional and consulting fees, a $497,977 reduction in consumable supplies and materials, and a $277,132 reduction in security cost for the Mishawaka, Indiana plant. The cost reductions are primarily due to the halting of retooling activities at the Mishawaka, Indiana plant in mid-2019. The security cost reductions were due to cost saving measures taken by management to insource the security to employees in mid-2019.

Other expense

Other expense increased by $29,659 or 501% from $5,924 in 2018 to $35,583 in 2019 due to periodic pension costs. The periodic pension costs increased by $28,424 due to actuarial losses and $1,573 due to interest costs, and were offset by $338 due to expected return on plan assets. The actuarial loss was due to a change in the discount rate from 4.3% to 3.4% and a partial-plan termination that resulted in the full vesting of those employees who were terminated.

Liquidity and Capital Resources

Cash Flows

Presented below is a summary of EVAP Operations’ operating, investing, and financing cash flows:

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2020	2019	2019	2018
Net cash provided by (used in)	(Unaudited)	(Unaudited)
Operating activities	(5,759,013)	(11,809,260)	(14,731,128)	(15,223,027)
Investing activities	(23,345)	(3,704,777)	(5,362,710)	(14,750,948)
Financing activities	5,782,358	15,514,037	20,093,838	29,973,975
Net change in cash	—	—	—	—

Cash Flows from Operating Activities

For the nine months ended September 30, 2020, cash flows used in operating activities were $5,759,013. The cash used primarily related to EVAP Operations’ net loss of $6,067,139, adjusted for certain non-cash expenses including $63,998 related to defined benefit pension costs, $34,918 related to depreciation, $74,605 related to share-based compensation, and $69,413 related to loss on disposal of equipment and adjusted for a $65,192 change in net working capital accounts including a $84,538 increase in accounts payable and a $33,767 increase in accrued expenses, offset by a $35,000 pension benefit contribution and a $18,113 increase in prepaid expenses.

For the nine months ended September 30, 2019, cash flows used in operating activities were $11,809,260. The cash provided primarily related to EVAP Operations’ net loss of $11,366,950, adjusted for certain non-cash expenses including $27,809 related to defined benefit pension costs, $26,655 related to depreciation, and $144,263 related to share-based compensation and adjusted for a $641,037 change in net working capital accounts including $35,000 in pension benefit contributions, a $782,927 decrease in accounts payable, and a $38,434 decrease in accrued expenses, offset by a $4,356 decrease in prepaid expenses and a $210,968 decrease in security deposits.

For the year ended December 31, 2019, cash flows used in operating activities were $14,731,128. The cash used primarily related to EVAP Operations’ net loss of $14,370,592, adjusted for certain non-cash expenses including $85,330 related to defined benefit pension costs, $38,294 related to depreciation, and $175,655 related to share-based compensation and adjusted for a $659,815 change in net working capital accounts including a $35,000 pension benefit contribution, a $789,694 decrease in accounts payable, and a $132,667 decrease in accrued expenses, offset by a $22,470 decrease in prepaid expenses and a $275,076 decrease in security deposits.

For the year ended December 31, 2018, cash flows used in operating activities were $15,223,027. The cash used primarily related to EVAP Operations net loss of $16,867,045, adjusted for certain non-cash expenses including $37,078 related to defined benefit pension costs, $19,702 related to depreciation, and $112,234 related to share based compensation and adjusted for a $1,475,004 change in net working capital accounts including a $830,416 increase in accounts payable and a $892,134 increase in accrued expenses, offset by a $22,470 increase in prepaid expenses and a $225,076 increase in security deposits.

Cash Flows from Investing Activities

The investing activities consist of expenditures on construction in progress to retool the Mishawaka, Indiana plant and the purchase of property, plant, and equipment. After the business combination, there will continue to be capital expenditures at the Mishawaka, Indiana plant, including up to $45 million of capital investment to support the start of production of the Urban Delivery vehicle line.

For the nine months ended September 30, 2020, cash flows used in investing activities were $23,345 for purchases of property, plant, and equipment that were reported as non-cash investing activities at December 31, 2019.

For the nine months ended September 30, 2019, cash flows used in investing activities were $3,704,777 for purchases of property, plant, and equipment. There were non-cash investing activities for unpaid construction in progress additions of $1,681,278 reported for the nine months ended September 30, 2019 and there were cash payments of $307,287 in investing activities for the year ended December 31, 2019 that were reported as non-cash investing activities for the year ended December 31, 2018.

For the year ended December 31, 2019, cash flows used in investing activities were $5,362,710, of which $5,055,423 was for purchases of property, plant, and equipment in 2019, and $307,287 was for payments for purchases in 2018 that were reported as noncash investing activities for the year ended December 31, 2018. There were non-cash investing activities for unpaid construction in progress additions of $23,345 reported for the year ended December 31, 2019.

For the year ended December 31, 2018, cash flows used in investing activities were $3,806,633 for purchases of property, plant, and equipment and $10,944,315 in advances for equipment to be installed as part of the retooling. There were non-cash investing activities for unpaid construction in progress additions of $307,287 reported for the year ended December 31, 2018.

Cash Flows from Financing Activities

For the historical periods presented, EVAP Operations was a component of SERES with no cash balances as all operating and investing cash flows were funded by SERES. The net cash flow used in operations and investing activities were funded through cash flows from financing activities in the form of changes in SERES’s net investment.

Going Concern

Prior to the completion of the proposed business combination, the operations and assets of EVAP Operations are a component of SERES and dependent on SERES and Sokon Group for financial support. During the nine months ended September 30, 2020, EVAP Operations incurred a total comprehensive loss of $6,067,139, negative cash flows from operations of $5,759,013, and had a working capital deficiency of $1,108,756 as of September 30, 2020. The recurring losses, negative cash flows from operations and working capital deficiency of EVAP Operations raise substantial doubt about EVAP Operations’ ability to continue as a going concern.

EVAP Operations is in the development stage, has not generated revenues, will incur substantial additional expenses as a result of initial research and development expenditures and will need significant capital to operationalize its facilities and fund working capital. EVAP Operations is also subject to a number of risk factors including competition from larger companies with significantly more resources, expanding market shares, rapid technological changes, pricing pressures from competitors, successfully sourcing parts in a timely manner to meet production demand, and other risks generally associated within its industry. If the business combination is not completed, EVAP Operations must depend on SERES and Sokon Group for continuing financial support or raise capital. It is not certain that EVAP Operations will continue to receive financial support or successfully complete another business combination or asset purchase/sale transaction should the business combination not close. ELM’s management anticipates completing the business combination will provide additional financing to meet EVAP Operations’ obligations over the next twelve months; however, there can be no assurance that ELM’s management will be successful in completing the business combination.

Contractual Obligations and Commitments

EVAP Operations leases land for its parking lots from St. Joseph County under a long-term operating lease. The operating lease expires in 2051 with four renewal options for 50 years each. The renewal options were not reasonably assured of being exercised and have been excluded from future minimum lease payments. The following table summarizes EVAP Operations’ contractual obligations for cash expenditures as of December 31, 2019 and the years in which these obligations are due:

	Payments Due by Period
As of December 31, 2019	Total	Less than 1 year	1 – 3 Years	4 – 5 Years	More than 5 Years
Operating lease obligation for parking lot	2,225,707	71,797	215,391	143,594	1,794,925

EVAP Operations enters into agreements in the normal course of business with vendors, which are generally cancelable upon written notice after a certain period. Payments due upon cancellation consist only of payments for services provided or expenses incurred, including noncancelable obligations of EVAP Operations service providers, up to the date of cancellation. Accordingly, these payments are not included in the preceding table as the amount and timing of such payments are not known.

Off-Balance Sheet Arrangements

EVAP Operations did not have off-balance sheet arrangements during the periods presented, and EVAP Operations does not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

The preparation of EVAP Operations’ combined carve-out financial statements in conformity with GAAP requires estimates and assumptions that affect the amounts reported throughout the financial statements. Those estimates and assumptions are based on best estimates and judgment and can be subjective and complex. Estimates and assumptions are evaluated on an ongoing basis using historical experience and known facts and circumstances. Estimates and assumptions are adjusted when the facts and circumstances warrant an adjustment. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates.

The policies and estimates discussed below are critical to an understanding of the financial statements of EVAP Operations because the application of such policies and estimates places a significant demand on subjective judgment. An accounting estimate is critical if: (i) the accounting estimate requires assumptions about matters that were highly uncertain at the time the accounting estimate was made and (ii) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that reasonably could have been used in the current period, would have a material impact on the financial condition, results of operations or cash flows of EVAP Operations. Specific risks for these critical accounting policies are described in the following sections. For all these policies, note that future events rarely develop exactly as forecast, and such estimates routinely require adjustment.

The discussion of critical accounting policies and estimates is intended to supplement, not duplicate, the summary of significant accounting policies so that readers will have greater insight into the uncertainties involved in these areas. The more significant estimates include allocation of corporate costs, probability weighted cash flows for impairment testing and income taxes. For a summary of all the significant accounting policies, see Notes 3 and 4 to the audited combined carve-out financial statements of EVAP Operations included elsewhere in this proxy statement.

Impairment of Long-Lived Assets

The carrying amount of property, plant and equipment is reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When such events occur, the carrying amounts of the assets are compared to their undiscounted expected future cash flows. If the carrying value of the asset is not recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the property, plant and equipment exceeds its fair value.

If the asset is impaired, an impairment loss is recorded to adjust the asset’s carrying amount to its estimated fair value. EVAP Operations management must make significant judgments to estimate future cash flows, including the useful lives of the assets, the amount of revenue, the amount of capital and operations and maintenance spending and management’s intended use of the assets. Alternate courses of action are considered to recover the carrying amount of a long-lived asset, and estimated cash flows from the “most likely” alternative are used to assess impairment whenever one alternative is clearly the most likely outcome. If no alternative is clearly the most likely, then a probability-weighted approach is used taking into consideration estimated cash flows from the alternatives. For assets tested for impairment as of the balance sheet date, the estimates of future cash flows used in that test consider the likelihood of possible outcomes that existed at the balance sheet date, including an assessment of the likelihood of a future sale of the assets. That assessment is not revised based on events that occur after the balance sheet date. Changes in assumptions and estimates could result in materially different results than those identified and recorded in the financial statements

Income Tax Valuation Allowances

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the EVAP Operations’ history of losses since inception, the net deferred tax assets have been fully offset by a valuation allowance for all periods presented. EVAP Operations management believes that SERES’s income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on EVAP Operations consolidated financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. EVAP Operations management does not expect unrecognized tax benefits to change significantly over the next twelve months.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

The Company intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, the Company intends to rely on such exemptions, the Company is not required to, among other things: (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

The Company will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of its first fiscal year following the fifth anniversary of the closing of its IPO, (ii) the last date of its fiscal year in which it has total annual gross revenue of at least $1.07 billion, (iii) the date on which it is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iv) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the previous three-years.

Recent Accounting Pronouncements

See Note 4 to the audited financial statements of EVAP Operations included elsewhere in this proxy statement for more information about recent accounting pronouncements, the timing of their adoption and ELM management’s assessment of their potential impact on EVAP Operations’ financial condition and results of operations.

Quantitative and Qualitative Disclosures About Market Risk

EVAP Operations has not been exposed to material market risks given its early stage of operations. Upon completion of the business combination and commencement of commercial operations, ELM expects to be exposed to commodity risk, interest rate risk and foreign currency risks.

ELM MANAGEMENT

Executive Officers

The following table sets forth certain information regarding ELM’s executive officers as of the date of this proxy statement. ELM expects that these executive officers will continue as executive officers following the business combination.

Name	Age	Position(s) Held
Jason Luo	54	Executive Chairman and President
James Taylor	64	Chief Executive Officer
Hailiang (Jerry) Hu	48	Chief Operating Officer
Justin Prann	41	Chief Revenue Officer
Kev Adjemian	45	Chief Technical Officer
Albert Li	60	Chief Financial Officer and Treasurer
Benjamin Wu	49	General Counsel and Secretary

Jason Luo.    Mr. Luo co-founded ELM in August 2020 and has served as ELM’s Executive Chairman and President since its inception. In addition to co-founding ELM, Mr. Luo is a senior advisor and operating executive of Crestview Partners, a private equity firm focused on industrials, media and financial services. Prior to ELM and Crestview Partners, Mr. Luo was the interim CEO of Accuride Corporation, a manufacturer of wheels, wheel end and braking components for commercial and passenger vehicles, from January 2019 until June 2020. Prior to Accuride Corporation, Mr. Luo served as a Corporate Vice President of the Ford Motor Company and the Global Vice President, Chairman and Chief Executive Officer of Ford Greater China, a business unit of the Ford Motor Company, from August 2017 until January 2018 where he oversaw all operations for the 1.2 million vehicle business and the company’s joint venture partnership with Changan Automobile. Prior to joining the Ford Motor Company, Mr. Luo served in positions of increasing responsibility at Key Safety Systems, Inc. from June 1997 until August 2017, and ultimately served as President, Chief Executive Officer and Vice Chairman of the Board of Directors. Mr. Luo currently serves on the board of directors of Accuride Corporation, Elo Touch Solutions, Inc., ATC Drivetrain Inc. and Sybridge Technologies, Inc.

James Taylor.    Mr. Taylor co-founded ELM in August 2020 and has served as ELM’s Chief Executive Officer since its inception. Prior to co-founding ELM, Mr. Taylor served as Chief Executive Officer of SERES from May 2019 until August 2020. Prior to SERES, Mr. Taylor served as Chief Sales and Marketing Officer of Karma Automotive, LLC, a luxury electric car manufacturer, from April 2014 until December 2018. Prior to Karma Automotive, LLC, Mr. Taylor served as Chief Executive Officer of AMP Electric Vehicles, Inc. that acquired Workhorse Group Incorporated from March 2010 until September 2016. Prior to Workhouse Group Incorporated, Mr. Taylor served in positions of increasing responsibility at Dura Automotive Systems, LLC and General Motors Company (including with General Motors’ brands the Hummer and Cadillac).

Hailiang (Jerry) Hu.    Mr. Hu has served as ELM’s Chief Operating Officer since its inception in August 2020. Prior to joining ELM, Mr. Hu served as Vice President, Asia at Accuride Corporation from February 2019 until April 2020. Prior to Accuride Corporation, Mr. Hu served as Vice President, Global Inflator at Key Safety Systems, Inc. from December 2017 until April 2020. Before being promoted to Vice President, Global Inflator, Mr. Hu served as Vice President, Global Manufacture at Key Safety Systems, Inc. from August 2016 until March 2017. Prior to serving as Vice President, Global Manufacture, Mr. Hu served as Vice President, Asia Operation & China General Manager at Key Safety Systems, Inc. from August 2013 until August 2016.

Justin Prann.    Mr. Prann has served as ELM’s Chief Revenue Officer since its inception in August 2020. Prior to joining ELM, Mr. Prann served as Vice President of Sales, Service Aftersales Director, Sales Administration Director at Mahindra North America Technical Center, Inc. d/b/a Mahindra Automotive North America Manufacturing from September 2018 until August 2020. Prior to Mahindra Automotive North America Manufacturing, Mr. Prann served Dealer Principal at Pandora’s European Motorsports from October 2009 until October 2018.

Kev Adjemian.    Dr. Adjemian has served as ELM’s Chief Technical Officer since November 2020. Prior to joining ELM, Dr. Adjemian served as Global Head – Battery Cells, Modules and Packs at FCA US LLC from January 2020 until October 2020. Prior to FCA US LLC, Dr. Adjemian served as Vice President, Powertrain and EV Driveline Systems at Karma Automotive from August 2017 until October 2019. Prior to Karma Automotive,

Dr. Adjemian served as Division Director, Clean Energy & Transportation at Idaho National Laboratory from August 2014 until August 2017. Prior to the Idaho National Laboratory, Dr. Adjemian served as Senior Manager of Zero Emission R&D at Nissan Motor Company from July 2005 until July 2014.

Albert Li.    Mr. Li has served as ELM’s Chief Financial Officer and Treasurer since its inception in August 2020. Immediately prior to ELM, Mr. Li was retired from April 2019 until August 2020. Prior to entering retirement, Mr. Li served as the Chief Financial Officer at Future Mobility Corporation d/b/a Byton from February 2017 until April 2019. Prior to Byton, Mr. Li was retired from September 2014 until February 2017. Mr. Li served as Corporate Vice President of Bombardier Inc. and General Manager of China from April 2012 until September 2014.

Benjamin Wu.    Mr. Wu has served as ELM’s General Counsel and Secretary since its inception in August 2020. Prior to joining ELM, Mr. Wu served as Chief Legal Officer of SERES from October 2019 until November 2020. Prior to SERES, Mr. Wu served as Chief Legal Officer at Meridian Lightweight Technologies Inc. from July 2014 until October 2019. Prior to Meridian Lightweight Technologies, Mr. Wu was the Director of the China Practice at Butzel Long from September 2011 until August 2014.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The Company anticipates that the current executive officers of ELM will become executive officers of the post-combination company following the business combination. The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed “Electric Last Mile Solutions, Inc.” following the business combination:

Name	Age	Position
Jason Luo	54	Executive Chairman, President and Class II Director
James Taylor	64	Chief Executive Officer and Class II Director
Hailiang (Jerry) Hu	48	Chief Operating Officer
Justin Prann	41	Chief Revenue Officer
Kev Adjemian	45	Chief Technical Officer
Albert Li	60	Chief Financial Officer and Treasurer
Benjamin Wu	49	General Counsel and Secretary
Shauna F. McIntyre	49	Class III Director
Richard N. Peretz	59	Class III Director
Brian M. Krzanich	60	Class III Director
David Boris	60	Class I Director
Neil Goldberg	66	Class I Director

Executive Officers

See “ELM Management — Executive Officers” for biographies on the Executive Officers who will serve in the positions listed above following the business combination.

Directors

See “ELM Management — Executive Officers” for biographies of Mr. Luo and Mr. Taylor. We believe Mr. Luo and Mr. Taylor are qualified to serve on the post-combination company board of directors based on their valuable automotive industry and leadership experience.

Non-Employee Directors

Shauna F. McIntyre.    Following the consummation of the business combination, Ms. McIntyre will serve as a Class III director of the post-combination board of directors. Currently, she has served as the Chief Executive Officer of Sense Photonics, Inc., a LiDAR technology solutions company, since April 2020. Prior to Sense Photonics, Mr. McIntyre was the Program Lead for Google’s automotive services program and was with Alphabet, Inc. from 2016 until April 2020. Prior to her work at Google, she held integral roles at Egon Zehnder International, Achates Power, Inc., Honeywell International, Inc. and Ford Motor Company. Ms. McIntyre serves on the Board of Directors for Lithia Motors Inc. and the Los Altos Educational Foundation and was also a co-founding board member for the North American Council for Freight Efficiency. Ms. McIntyre holds a B.S. from the University of California, Los Angeles, a M.S. from the University of California, Berkeley, and an M.B.A. from Harvard. We believe Ms. McIntyre is qualified to serve on the post-combination company board of directors based on her valuable strategic, automotive industry and leadership experience.

Richard N. Peretz.    Following the consummation of the business combination, Mr. Peretz will serve as a Class III director of the post-combination board of directors. Mr. Peretz recently retired as the Senior Vice President, Chief Financial Officer and Treasurer of the United Parcel Service in February 2020 and where he held that position since 2015. Prior to his promotion to Chief Financial Officer, Mr. Peretz served in positions of increasing responsibility at the United Parcel Service from 1981 until 2015. Mr. Peretz holds a BBA in accounting from the University of Texas at San Antonio and an M.B.A. from Emory University. We believe Mr. Peretz is qualified to serve on the post-combination company board of directors based on his valuable financial and leadership experience.

Brian M. Krzanich.    Following the consummation of the business combination, Mr. Krzanich will serve as a Class III director of the post-combination board of directors. Currently, he has served as the President and Chief Executive Officer of CDK Global, Inc., an automotive retail software provider, since November 2018. Prior to CDK Global, Mr. Krzanich served as the Chief Executive Officer of Intel Corporation from 2013 until June 2018. Mr. Krzanich has served as a member of the Board of Directors of CDK Global, Inc. since November 2018, as a member of the supervisory board of AMS AG, a designer and manufacturer of advanced sensor solutions, since June 2019 and previously served on the Board of Directors of Deere & Company from 2016 to April 2018. Mr. Krzanich holds a bachelor’s in engineering from San Jose State University. We believe Mr. Krzanich is qualified to serve on the post-combination company board of directors based on his significant senior leadership, operations, technology, and global strategic experience from his more than 36 years of service with Intel.

David Boris.    Following the consummation of the business combination, Mr. Boris will serve as a Class I director of the post-combination board of directors. Currently, Mr. Boris serves as the Co-Chief Executive Officer, Chief Financial Officer and Director of the Company since inception. Mr. Boris served as the Co-Chief Executive Officer, Chief Financial Officer and Director of Forum Merger II Corporation from its inception in May 2018 until Forum Merger II Corporation’s business combination with Tatooted Chef in October 2020. He served as Co-Chief Executive Officer, Chief Financial Officer and Director of Forum Merger Corporation from its inception in November 2016 until Forum Merger Corporation’s business combination with ConvergeOne and served as a member of ConvergeOne’s board of directors from the business combination until ConvergeOne’s acquisition by CVC in January 2019 at $12.50 per share. He has over 30 years of Wall Street experience in mergers and corporate finance and has been involved in approximately 20 SPAC transactions as an advisor, investment banker and/or officer or board member, including ten business combinations totaling over $5.0 billion. Mr. Boris was a Director of Pacific Special Acquisition Corp. from July 2015 until August 2017. From November 2010 to May 2013, Mr. Boris served as Chairman of Primcogent Solutions LLC, leading the board during the period of the company’s preparation to seek reorganization by way of a voluntary bankruptcy petition, which was filed in 2013. Mr. Boris served as Senior Managing Director and Head of Investment Banking at Pali Capital, Inc., an investment banking firm, from 2007. Mr. Boris served as President of Ladenburg Thalmann Group Inc. from 1999 to 2000, and was also Executive Vice President and Head of Investment Banking at Ladenburg Thalmann & Co. Inc. from 1998 to 2000. In addition, he was a co-founder, director, and a principal stockholder of Brenner Securities Corporation and its successors. Prior to Brenner, Mr. Boris was at Oppenheimer & Company Inc., as a Senior Vice President and Limited Partner. Mr. Boris began his career as a member of the Business Development Group of W.R. Grace & Company, from 1984 to 1985. He is an active member of the Young Presidents’ Organization, an organization with over 25,000 members who are in the top position of a qualifying company or division and are directly responsible for all operations of such business or division. Mr. Boris received a M.B.A. from Columbia University Business School and a B.A. from Vassar College, cum laude. We believe Mr. Boris is qualified to serve on the post-combination company board of directors based on his wide range of experience in capital market activities as well as his activities in special purpose acquisition companies and asset management, including his experience as an executive officer and director of Forum Merger Corporation, Forum Merger II Corporation and the Company.

Neil Goldberg.    Following the consummation of the business combination, Mr. Goldberg will serve as a Class I director of the post-combination board of directors. Currently he is one of the Company’s directors. Mr. Goldberg served as a director of Forum Merger Corporation from initial public offering until the business combination with ConvergeOne. He has 45 years of retailing, merchandising, general management and real estate experience. Mr. Goldberg has served as Chairman and CEO of Raymour & Flannigan Furniture and Holdings, one of the largest furniture retailers in the United States, since 1972. He has led the growth of Raymour & Flannigan from three local stores to its current 130 locations across seven Northeast states employing more than 6,500 people. In addition, Mr. Goldberg has been active on numerous national industry boards including the National Home Furnishing Association, the Home Furnishing Council, the American Furniture Hall of Fame and FurnitureFan.com. He has also participated on the board of local and national charitable organizations including the HSBC Bank Regional Board, the Metropolitan Development Association, Say Yes to Education, the Salvation Army of Central New York and the Syracuse University School of Management. Mr. Goldberg has been honored for his work as a recipient of the Ernst and Young Entrepreneur of the Year, the City of Hope Spirit of Life Award and the Anti-Defamation League American Heritage Award. Mr. Goldberg received a B.S. in accounting from the Syracuse University School of Management. We believe Mr. Goldberg is qualified to serve on the post-combination company board of directors based on his experience in operations and real estate and his experience as a director of Forum Merger Corporation and the Company.

Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

Upon the Closing, we anticipate increasing the initial size of our Board from six to seven directors. If the proposed charter is approved, the business combination is consummated and our board size is increased and the director nominees are appointed to fill the vacant positions, our Board will consist of seven directors.

Classified Board of Directors

As discussed above, in connection with the business combination, the number of directors on our Board will be increased to seven members and will be divided into three staggered classes. Each of our Class I directors will have a term that expires at the next annual meeting of stockholders following the effectiveness of the proposed charter, each of our Class II directors will have a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter and each of our Class III directors will have a term that expires at the third annual meeting of stockholders following the effectiveness of the proposed charter, or, in each case, when their respective successors are elected and qualified, or upon their earlier death, resignation, retirement or removal.

Committees of the Board of Directors

The standing committees of our Board currently include an audit committee and a compensation committee and, after the business combination, will include a nominating and corporate governance committee. Each of the committees will report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the audit committee will include, among other things:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Upon consummation of the business combination, we anticipate our audit committee will consist of Messrs. Peretz, Krzanich and Goldberg, with Mr. Peretz serving as the chair of the audit committee. We anticipate that each of Messrs. Peretz, Krzanich and Goldberg will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. We also believe that Mr. Peretz will qualify as our “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which will be available free of charge on our corporate website (www.electriclastmile.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.

Compensation Committee

The principal functions of the compensation committee will include, among other things:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers’ compensation, evaluating our executive officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our executive officers based on such evaluation;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Upon consummation of the business combination, we anticipate our compensation committee will consist of Ms. McIntyre and Messrs. Krzanich and Goldberg, with Mr. Krzanich serving as the chair of the compensation committee. We anticipate that each of Ms. McIntyre and Messrs. Krzanich and Goldberg will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. Our Board has adopted a written charter for the compensation committee, which will be available free of charge on our corporate website (www.electriclastmile.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.

Nominating and Corporate Governance Committee

The principal functions of the nominating and corporate governance committee will include, among other things:

•        making recommendations to our Board regarding candidates for directorships;

•        making recommendations to our Board regarding the size and composition of our Board;

•        overseeing our corporate governance policies and reporting; and

•        making recommendations to our Board concerning governance matters.

Upon consummation of the business combination, we anticipate our nominating and corporate governance committee will consist of Ms. McIntyre and Messrs. Krzanich and Peretz, with Ms. McIntyre serving as the chair of the nominating and corporate governance committee. We expect that our Board will adopt a written charter for the nominating and corporate governance committee, which will be available free of charge on our corporate website (www.electriclastmile.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. We have previously filed copies of our form Code of Ethics, our form of audit committee Charter and our form of compensation committee charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Post-Combination Company Executive Compensation

Compensation Philosophy and Objectives Following the Business Combination

Following the Closing, the post-combination company intends to develop an executive compensation program that is designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.

Decisions on the executive compensation program will be made by the compensation committee, which will be established at the Closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.

Base Salary

We expect that the post-combination company base salary of Messrs. Luo, Taylor, Hu and Wu will be that as described in each of their respective employment agreements. With respect to the other named executive officers, the compensation committee of the post-combination company will review and outline their base salary, subject to the terms of any employment agreements or severance agreement, and their base salary will be reviewed annually by the compensation committee based upon advice and counsel of its advisors.

Annual Bonuses

The post-combination company intends to use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The post-combination company expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For fiscal year 2021, the post-combination company plans to establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Equity-Based Awards

The post-combination company intends to use equity-based awards to reward long-term performance of the named executive officers. The post-combination company believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers.

Other Compensation

The post-combination company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. The post-combination company also expects to continue to provide certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.

Recoupment Policy

The compensation committee will administer the post-combination company’s policies consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.

Director Compensation following the Business Combination

The post-combination company expects to pay its independent directors a cash retainer of $100,000 per year, payable in four equal quarterly installments. The post-combination company anticipates compensating the Chairman of the Board and the chair of each committee an additional $15,000 per year.

In addition to the cash remuneration described above, the post-combination company expects to issue to each independent director an award of restricted stock units valued at $100,000 per year. Such yearly award will be subject to the terms of the Incentive Plan, shall vest over a one-year period and shall be subject to the terms and conditions set forth in the award agreement evidencing the award.

EXECUTIVE COMPENSATION

The Company

None of our executive officers or directors have received any cash compensation for services rendered to us. The Sponsor and our executive officers, directors, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to the Sponsor, executive officers, directors and our or their affiliates. We note that some named executive officers have economic interests in the Sponsor. For more information about the interests of the Sponsor in the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

After the completion of the business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the post-combination company. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management After the Business Combination.”

ELM

The following discussion and analysis of compensation arrangements of ELM’s named executive officers for the fiscal year ended December 31, 2020 (i.e., pre-business combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with ELM’s financial statements and related notes appearing elsewhere in this proxy statement, along with the section entitled, “Certain Relationships and Related Transactions.” Compensation information included in the following discussion is presented in actual dollar amounts.

Summary Compensation Table

The table below sets forth the annual compensation paid by ELM during the fiscal year ended December 31, 2020 to the principal executive officers and the principal financial officer. Other than the compensation payments to its Chief Executive Officer (as described below), ELM did not pay compensation of more than $100,000.00 to any other executive officers during the fiscal year ended December 31, 2020. ELM was formed in August 2020 and therefore did not pay any annual compensation during the fiscal year ended December 31, 2019.

Name and Principal Position	Year	Base Salary ($)	Total ($)
Jason Luo, Executive Chairman	2020	$0	$0
James Taylor, Chief Executive Officer	2020	$32,000	$32,000
Albert Li, Chief Financial Officer and Treasurer	2020	$0	$0

Employment Agreements

ELM is not a party to any currently effective employment or similar agreements with its named executive officers identified above. However, in connection with the closing of the business combination, ELM has entered into employment agreements with Messrs. Luo and Taylor that will be effective upon the Closing.

Mr. Luo’s employment agreement provides for Mr. Luo to serve as Executive Chairman of ELM and the Company. In addition, Mr. Luo’s employment agreement provides for an annual base salary of $480,000, the entitlement to customary employee benefits (including eligibility to participate in any long-term incentive compensation plan as in effect from time to time), and an annual target bonus opportunity of 100% of base salary.

Mr. Taylor’s employment agreement provides for Mr. Taylor to serve as Chief Executive Officer of ELM and the Company. In addition, Mr. Taylor’s employment agreement provides for an annual base salary of $480,000, the entitlement to customary employee benefits (including eligibility to participate in any long-term incentive compensation plan as in effect from time to time), and an annual target bonus opportunity of 100% of base salary.

The employment agreements with Messrs. Luo and Taylor each provide that in the event the executive’s employment is terminated by ELM without “cause,” or the executive terminates employment for “good reason” (as such terms are defined in the employment agreements) then, subject to the execution of a release of claims, the executive will be entitled to certain benefits in addition to their accrued benefits.

Specifically, Messrs. Luo and Taylor will each be entitled to receive (whether or not such termination occurs following a change in control) (1) 1.0 times his base salary then in effect, payable in installments over the 12 month period following his termination of employment (subject to offset for any compensation he earns from a subsequent employer during that same period), and (2) continued health and dental benefits pursuant to a valid COBRA election at active employee rates for a period of 12 months after termination (or until he becomes eligible for such benefits under another employer’s plan). Any rights to equity-based or cash incentive awards upon a termination of employment without “cause” or for “good reason” (as such terms are defined in the employment agreement) will be subject to the terms of the applicable plan as may be in effect from time to time.

In addition, Messrs. Luo’s and Taylor’s employment agreements each provide for (1) general restrictions on the disclosure of confidential information, (2) an agreement that the executive will not disparage ELM at any time, (3) an obligation to execute an inventions assignment agreement prior to the date the employment agreement becomes effective, and (4) an agreement that the executives will not compete with ELM or solicit ELM’s employees or customers during the executives’ employment and for a period of 12 months thereafter.

Outstanding Equity Awards at Fiscal 2020 Year-End

None of the named executive officers had any equity-based awards relating to shares of ELM common stock outstanding as of December 31, 2020. As disclosed under “Proposal No. 5 – The Incentive Plan Proposal – New Plan Benefits,” however, the named executive officers are expected to receive equity-based awards under the Incentive Plan following the Closing.

Potential Payments upon Termination or Change in Control

Except as discussed above with respect to employment agreements that will become effective upon the Closing, no named executive officer had a contractual or other entitlement to severance or other payments upon termination or a change in control as of December 31, 2020.

Compensation of Directors

ELM’s directors did not receive any compensation as directors in 2020.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-combination company’s securities following the business combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed charter and proposed bylaws are attached as Annex C and Annex D to this proxy statement, respectively. We urge you to read the proposed charter and proposed bylaws in their entirety for a complete description of the rights and preferences of the post-combination company’s securities following the business combination.

Authorized and Outstanding Stock

The proposed charter authorizes the issuance of 1,100,000,000 shares, consisting of 1,000,000,000 shares of common stock and 100,000,000 shares of preferred stock. The outstanding shares of our common stock are, and the shares of common stock issuable in connection with the business combination pursuant to the Merger Agreement will be, duly authorized, validly issued, fully paid and non-assessable.

As of the record date for the special meeting, there were [31,991,250] shares of common stock outstanding, consisting of [25,741,250] shares of Class A common stock and [6,250,000] shares of Class B common stock, held of record by two holders, no shares of preferred stock outstanding and [7,962,316] warrants outstanding, held of record by one holder. These numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock under the Proposed Charter

The proposed charter provides that the common stock will have identical rights, powers, preferences and privileges to the current Class A common stock.

Voting Power

Except as otherwise provided by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock will possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and will not have the right to cumulate votes in the election of directors.

Dividends

Holders of common stock will be entitled to receive dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Holders of common stock will be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Other Rights

Under the proposed charter, our common stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Upon consummation of the business combination, our Board will be divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to the first annual meeting of stockholders of the post-combination company) generally serving a term of three years. Assuming the proposed charter is approved, Class I directors will serve until the first annual meeting of stockholders following the effectiveness of the proposed charter, Class II directors will serve until the second annual meeting of stockholders following the effectiveness of the proposed charter and Class III directors will serve until the third annual meeting of stockholders following the effectiveness of the proposed charter.

Preferred Stock under the Proposed Charter

The proposed charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to establish the number of shares to be included in such series, and fix the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. Our Board will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the post-combination company or the removal of management of the post-combination company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Capital Stock Prior to the Business Combination

The following is a summary of our authorized capital stock prior to the business combination. On the effective date of the business combination, the currently issued and outstanding shares of Class B common stock will convert into [6,250,000] shares of Class A common stock, subject to adjustment, in accordance with the terms of the current charter. In addition, each of our outstanding warrants will entitle the holder thereof to purchase one share of Class A common stock in accordance with its terms.

Units

Public Units

Each unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share.

Private Placement Units

Each private placement unit consists of one share of Class A common stock and one private placement warrant.

Common Stock

Pursuant to the current charter, our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in the current charter or current bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our Board is divided into two classes, each of which generally serves for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

We are providing stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest not previously released by us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. The Sponsor and our directors and officers have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the business combination.

We will consummate the business combination only if a majority of our outstanding shares of common stock are voted in favor of the Business Combination Proposal at the special meeting. However, the participation of the Sponsor, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the business combination even if a majority of the stockholders vote, or indicate their intention to vote, against the business combination.

The Sponsor has agreed to vote its founder shares and any public shares purchased during or after our IPO in favor of the business combination. As of the date of filing this proxy statement, the Sponsor, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the business combination.

Pursuant to the current charter, if we are unable to consummate a business combination by August 21, 2022, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account, including interest not previously released to us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following the redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and our officers and directors have agreed to waive their redemption rights with respect to the founder shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by August 21, 2022, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or if our Board resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to August 21, 2022. However, if the Sponsor or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to those public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest not previously released by us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein.

Private Placement Shares

The shares of Class A common stock underlying the private placement units are identical to the shares of Class A common stock that underlie the public units, except that the private placement shares are not be transferable, assignable or salable until 30 days after the completion of our initial business combination subject to certain exceptions.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units sold in the IPO, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and private placement shares and any public shares held by them in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to our current charter (x) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by August 21, 2022 and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement shares held by them if we fail to complete our initial business combination by August 21, 2022, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described herein, and (iv) are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, the Sponsor, officers and directors have agreed pursuant to the letter agreement to vote any founder shares and private placement shares held by them and any public shares they may acquire during or after the IPO (including in open market and privately negotiated transactions) in favor of our initial business combination.

The shares of Class B common stock will automatically convert into shares of our Class A common stock at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in connection with our initial business combination, the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders and excluding the shares of Class A common stock underlying the private placement units), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination or any private placement-equivalent units issued to the Sponsor, its affiliates or certain of our officers and directors upon conversion of working capital loans made to us), provided that such conversion of the shares of Class B common stock will never occur on a less than one-for-one basis. We cannot determine at this time whether a majority of the holders of our Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio. They may waive such adjustment due to (but not limited to) the following: (i) closing conditions which are part of the Merger Agreement; (ii) negotiation with Class A stockholders on structuring an initial business combination; or (iii) negotiation with parties providing financing which would trigger the anti-dilution provisions of the Class B common stock. If such adjustment is not waived, the issuance would not reduce the percentage ownership of holders of our Class B common stock, but would reduce the percentage ownership of holders of our Class A common stock. If such adjustment is waived, the issuance would reduce the percentage ownership of holders of both classes of our common stock.

Under the Amended and Restated Registration Rights Agreement, the Sponsor agrees to not transfer founder shares held by it until the earlier of (x) the twelve months anniversary of the Closing, (y) the date on which the last sale price of the common stock exceeds $12.00 per share, subject to adjustment as provided therein, for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the holders of shares of common stock received as consideration in the business combination will agree not to transfer any of such shares held by them until the date that is the six month anniversary of the Closing; provided, that, Jason Luo and James Taylor will agree that they shall not transfer (i) any shares of common stock received as consideration in the business combination held by them until the date that is the twelve month anniversary of the Closing and (ii) 50% of shares of common stock received as consideration in the business combination held by them until the date that is the 24 month anniversary of the Closing.

Preferred Stock

Our current charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of our initial business combination, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchased at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Under the Warrant Agreement, we have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00

Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the private placement warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00

Once the warrants become exercisable, we may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of Class A common stock except as otherwise described below;

•        if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•        if the closing price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of our shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the Warrant Agreement, references above to shares of Class A common stock shall include a security other than shares of Class A common stock into which the shares of Class A common stock have been converted or exchanged in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of such securities to issue upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below.

If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)
	Redemption Fair Market Value of Shares of Class A Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of our shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant.

For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this proxy statement. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the Warrant Agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Class A common stock, the surviving company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants within fifteen business days of the closing of the initial business combination.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value ” (as defined below) will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our Class A common stock if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (see “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00” and “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”), and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price (see “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”).

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of curing any ambiguity or to correct any defective provision or mistake, provided that the approval by the holders of at least 50% of the then outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of the public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor or the IPO underwriter) and they will not be redeemable by us (except as described above under “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the Sponsors, the IPO underwriter or their permitted transferees. The Sponsors, the IPO underwriter and their permitted transferees have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor, the IPO underwriter or their permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

In addition, for as long as the private placement warrants are held by the IPO underwriter or their designees or affiliates, they may not be exercised after five years from the effective date of the registration statement on Form S-1 (File No. 333-240171), which was August 18, 2020.

Except as described above under “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (as defined in the next sentence) over the exercise price of the warrants by (y) the sponsor fair market value. The “sponsor fair market value” means the average reported closing price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, the IPO underwriter or their permitted transferees is because it is not known at this time whether they will be affiliated with us following the initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider will be restricted from trading in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who typically could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, holders of our private placement warrants are entitled to certain registration rights and any private placement warrants held by the IPO underwriter are not exercisable more than five years from the effective date of the registration statement on Form S-1 (File No. 333-240171), which was August 18, 2020.

The Sponsor and the IPO underwriter have agreed not to transfer, assign or sell any of the private placement units (including the underlying securities and the Class A common stock issuable upon exercise of any of the private placement warrants) until the date that is 30 days after the date we complete our initial business combination, except for limited exceptions made to our officers and directors and other persons or entities affiliated with the Sponsor.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to the business combination will be within the discretion of our Board at that time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with the business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and the Post-Combination Company’s Proposed Charter and Proposed Bylaws

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The proposed charter contains certain limitations on convening special stockholder meetings. In addition, the proposed charter does not provide for cumulative voting in the election of directors. Under the proposed charter, subject to the rights under the Director Nomination Agreement and the rights of any preferred stockholders, any vacancies on our Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

The proposed charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case the Superior Court of the State of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the post-combination company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the post-combination company to the post-combination company or its stockholders; (iii) any action asserting a claim arising under to any provision of the DGCL or the proposed charter or proposed bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Unless the post-combination company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under federal securities laws, including the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Rule 144

Pursuant to Rule 144 promulgated by the SEC under the Securities Act, as may be amended from time to time (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided, that, (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Class A common stock then outstanding, or 206,504 shares as of the date of this proxy statement; or

•        the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had [31,991,250] shares of common stock outstanding. Of these shares, 20,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the [6,250,000] founder shares plus 741,250 shares of Class A common stock that are a part of the private placement units acquired by the Sponsor and the IPO underwriter in the private placement concurrent with the IPO are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the business combination is approved, the shares of our common stock we issue to the ELM securityholders pursuant to the Merger Agreement will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are [8,580,416] warrants of the Company outstanding, consisting of 8,333,333 public warrants originally sold as part of the units issued in the Company’s IPO and 247,083 private placement warrants that are a part of the private placement units that were acquired by the Sponsor and the IPO underwriter in a private placement concurrent with the IPO. Each warrant is exercisable for one share of Class A common stock, in accordance with the terms of the Warrant Agreement governing the warrants. The public warrants are freely tradable. In addition, we will be obligated to file no later than 15 business days after the Closing a registration statement under the Securities Act covering the 25,000,000 shares of Class A common stock that may be issued upon the exercise of the public warrants, and cause the registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

Registration Rights

At the Closing, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Sponsor, Jefferies and the other parties thereto (collectively referred to herein as the Investors), which, among other things, amends and restates the registration rights agreement entered into by and among the Company, the Company’s initial directors and officers, the Sponsor and Jefferies at the time of the Company’s IPO. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, among other things, the Company will be obligated to file, not later than 30 days after the Closing, a registration statement covering the shares of common stock issued or issuable to the ELM securityholders pursuant to the Merger Agreement and the shares of common stock (including the shares of common stock issuable upon exercise of the private placement warrants) held by the Sponsor or Jefferies immediately after the Closing of the business combination (including without limitation, giving effect to the conversion of shares of Class B common stock into Class A common stock and subsequent conversion into shares of common stock upon the Closing of the business combination).

Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will agree that it will not transfer shares of common stock held by it prior to the earlier of (x) twelve months after the Closing, (y) the date on which the last sales price of the common stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-trading day period commencing at least 150 days after the business combination and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the Sponsor and Jefferies will agree that they will not transfer private placement units (or any securities underlying the private placement units) until 30 days after the Closing. ELM securityholders will agree that they will not transfer shares of common stock received as consideration in the business combination until six months after the Closing; provided, that, Jason Luo and James Taylor will agree that they will not transfer (i) any shares of common stock received as consideration in the business combination until 12 months after the Closing and (ii) 50% of such shares until 24 months after the Closing.

Listing of Securities

We intend to apply to continue the listing of our common stock and warrants on The Nasdaq Capital Market under the symbols “ELMS” and “ELMSW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of the common stock at September 30, 2020 (pre-business combination) and (ii) expected beneficial ownership of the common stock immediately following the Closing, assuming that no public shares are redeemed, and alternatively that 25,000,000 public shares are redeemed, by:

•        each person known by us who is, or is expected to be after the business combination, the beneficial owner of more than 5% of our issued and outstanding common stock;

•        each of our current executive officers and directors;

•        each person who will become an executive officer and director of the post-combination company; and

•        all executive officers and directors of the Company as a group pre-business combination and all executive officers and directors of the post-combination company

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days of September 30, 2020. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock pre-business combination is based on [31,991,250] shares of common stock (of which [25,741,250] are shares of Class A common stock and [6,250,000] are founder shares held by the Sponsor) issued and outstanding as of September 30, 2020 (pre-business combination). There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 25,000,000 public warrants to purchase Class A common stock (originally sold as part of the units issued in our IPO), along with 741,250 private placement units, of which 616,250 private placement units were issued to the Sponsor and 125,000 private placement units were issued to the IPO underwriter, in a private placement concurrently with our IPO.

The expected beneficial ownership of shares of our common stock post-combination, assuming none of our public shares are redeemed, has been determined based upon the following: (i) that none of our public stockholders have exercised their redemption rights to receive cash from the trust account in exchange for their shares of Class A common stock and we have not issued any additional shares of our Class A common stock; (ii) that 80,550,000 shares of common stock are issued to the ELM securityholders (including the 5,000,000 shares of common stock expected to be issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES); (iii) that no warrants have been exercised by any warrant holder; (iv) there are no Earnout Shares issued and outstanding; (v) there will be an aggregate of 128,291,250 shares of our common stock issued and outstanding at the Closing (which excludes Earnout Shares) and (vi) that 15,750,000 shares of Class A common stock are issued to the PIPE Investors and the holders of the ELM Convertible Notes (which does not account for accrued interest under the ELM Convertible Notes, which will also be converted into common stock).

The expected beneficial ownership of shares of our common stock post-combination assuming the maximum number of public shares have been redeemed has been determined based on the following: (i) that holders of 25,000,000 public shares have exercised their redemption rights (maximum redemption scenario); (ii) that 80,550,000 shares of common stock are issued to the ELM securityholders (including the 5,000,000 shares of common stock expected to be issued to SERES as contemplated by the SERES Term Sheet and subject to the execution of definitive documentation by ELM and SERES); (iii) that no warrants have been exercised by any warrant holder; (iv) there are no Earnout Shares issued and outstanding; (v) there will be an aggregate of 128,291,250 shares of our common stock issued and outstanding at the Closing (which excludes Earnout Shares); and (vi) that 15,750,000 shares of Class A common stock are issued to the PIPE Investors and the holders of the ELM Convertible Notes (which does not account for accrued interest under the ELM Convertible Notes, which will also be converted into common stock).

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			After Business Combination and Related Transactions
	Prior to Business Combination and Related Transactions(1)		Assuming No Redemption		Assuming Maximum Redemption
	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Marshall Kiev(1)(3)	6,866,250	21.5%	6,866,250	5.4%	6,866,250	6.6%
David Boris(1)(3)	6,866,250	21.5%	6,866,250	5.4%	6,866,250	6.6%
Neil Goldberg(1)(4)	—	—	—	—	—	—
Richard Katzman(1)(4)	—	—	—	—	—	—
Steven Berns(1)(4)	—	—	—	—	—	—
Jeffrey Nachbor(1)(4)	—	—	—	—	—	—
All executive officers and directors of Forum as a group (pre-business combination, 6 individuals)	6,866,250	21.5%	6,866,250	5.4%	6,866,250	6.6%

Five Percent Stockholders prior to the business consummation:
Forum Investors III LLC(1)(3)	6,866,250	21.5%	6,866,250	5.4%	6,866,250	6.6%
Alpine Global Management LLC(12)	2,135,268	8.3%	2,135,268	1.7%	2,135,268	2.1%

Directors and Executive Officers of the Post-Combination Company after consummation of the business combination
Jason Luo(5)(11)	—	—	58,075,638	45.3%	58,075,638	56.2%
James Taylor(6)(11)	—	—	5,204,336	4.1%	5,204,336	5.0%
Albert Li(7)(11)	—	—	110,000	*	110,000	*
Hailiang (Jerry) Hu(8)(11)	—	—	805,500	*	805,500	*
Justin Prann(9)(11)	—	—	—	—	—	—
Kev Adjemian(10)(11)	—	—	55,000	*	55,000	*
Benjamin Wu(8)(11)	—	—	805,500	*	805,500	*
David Boris(1)(3)	6,866,250	21.5%	6,866,250	5.4%	6,866,250	6.6%
Neil Goldberg	—	—	—	—	—	—
Shauna F. McIntyre	—	—	—	—	—	—
Richard N. Peretz	—	—	—	—	—	—
Brian M. Krzanich	—	—	—	—	—	—

All executive officers and directors as a group (post-combination, 12 individuals)	6,866,250	21.5%	71,116,724	55.5%	71,116,724	68.9%

Five Percent Stockholders of the Post-Combination Company after consummation of the business combination:
Forum Investors III LLC(1)(3)			6,866,250	5.4%	6,866,250	6.6%
Jason Luo(5)(11)	—	—	58,075,638	45.3%	58,075,638	56.2%
James Taylor(6)(11)	—	—	5,204,336	4.1%	5,204,336	5.0%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445.

(2)      Interests shown consist solely of founder shares, classified as shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment, and with respect to the interests held after the IPO, 616,250 Class A shares issuable pursuant to a private placement.

(3)      Represents shares held by the Sponsor. Each of our officers and directors, and a trust held for the benefit of family members of David Boris, is a member of the Sponsor. Forum Capital Management III LLC is the managing member of the Sponsor and has voting and investment discretion with respect to the common stock held by the Sponsor. Marshall Kiev and David Boris are the managing members of Forum Capital Management III LLC and may be deemed to have beneficial ownership of the common stock held directly by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Pre-business combination amounts consist entirely of founder shares, which will convert into shares of Class A common stock upon Closing, and 616,250 private placement shares that were purchased by the Sponsor as part of the private placement units in the IPO.

(4)      Does not include any shares held by the Sponsor. This individual is a member of the Sponsor, as described in footnote 3, but does not have voting or dispositive control over the shares held by the Sponsor.

(5)      Includes 41,731,888 shares to be held by AJ Capital Investment, LLC and 16,110,000 shares to be held by Luo Pan Investment II, LLC. Jason Luo, as the sole member of these entities, has sole voting and investment power with respect to the common stock held by these entities. Does not include 6,000,000 Earnout RSUs to be granted to Mr. Luo under the Incentive Plan, as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 2,761,872 Earnout Shares that may be issued to AJ Capital Investment, LLC following the Closing or 1,066,181 Earnout Shares that may be issued to Luo Pan Investment II, LLC after the Closing.

(6)      Represents shares to be held by The JET Group, LLC. James Taylor, as the sole member of this entity, has sole voting and investment power with respect to the shares of common stock held by this entity. Does not include 3,000,000 Earnout RSUs to be granted to Mr. Taylor under the Incentive Plan, as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 344,430 Earnout Shares that may be issued to The JET Group, LLC after the Closing.

(7)      Includes 22,000 shares to be held by H and L Reunion Investments LLC and 88,000 shares to be held by Li Management and Consulting LLC. Albert Li and Gary Heald have shared voting and investment power with respect to the common stock held by H and L Reunion Investments LLC. Accordingly, Albert Li and Gary Heald may be deemed to have beneficial ownership of the common stock held by H and L Reunion Investments LLC. Albert Li, as the sole member of Li Management and Consulting LLC, has sole voting and investment power with respect to the common stock held by Li Management and Consulting LLC. Does not include 350,000 Earnout RSUs to be granted to Mr. Li under the Incentive Plan, as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets.

(8)      Represents shares to be held by 456 Investments, LLC. Jerry Hu and Ben Wu have shared voting and investment power with respect to the common stock held by 456 Investments, LLC. Accordingly, Jerry Hu and Ben Wu may be deemed to have beneficial ownership of the common stock held by 456 Investments, LLC. Does not include 1,500,000 Earnout RSUs to be granted to Mr. Wu under the Incentive Plan or 1,500,000 Earnout RSUs to be granted to Mr. Hu under the Incentive Plan (as applicable), as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 53,309 Earnout Shares that may be issued to 456 Investments, LLC after the Closing.

(9)      Does not include 40,000 Earnout RSUs to be granted to Mr. Prann under the Incentive Plan, as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets.

(10)    Represents shares to be held by the KA Trust. Kev Adjemian has sole voting and investment power with respect to the shares of common stock held by this trust. Does not include 40,000 Earnout RSUs to be granted to Mr. Adjemian under the Incentive Plan, as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets.

(11)    The business address of each of these individuals is c/o Electric Last Mile, Inc., 1055 W. Square Lake Road, Troy, Michigan 48098.

(12)    According to a Schedule 13G filed with the SEC on February 3, 2021 by Alpine Global Management, LLC, these shares are held directly by Alpine Global Management, LLC. The business address of Alpine Global Management, LLC is 140 Broadway, 38th Floor, New York, NY 10005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

On June 26, 2019, we issued 5,750,000 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. On July 1, 2020, we effected a 1:1.25 stock split of our Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 founder shares. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of the IPO (not including the shares of Class A common stock underlying the private placement units). The founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. The founder shares included an aggregate of up to 937,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part. On October 5, 2020, the underwriters’ over-allotment option expired unexercised, and, as a result 937,500 founder shares were forfeited resulting in an aggregate of 6,250,000 founder shares outstanding.

The Sponsor and the IPO underwriter agreed to purchase an aggregate of 741,250 units at a price of $10.00 per unit, consisting of 616,250 units by the Sponsor and 125,000 units by the IPO underwriter for an aggregate purchase price of $7,412,500. The private placement units are identical to the units sold in the IPO except that the private placement warrants, so long as they are held by the Sponsor, the IPO underwriter or their permitted transferees, (i) will not be redeemable by us, (ii) may not (including Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the effective date of the registration statement related to the IPO in accordance with FINRA Rule 5110(f)(2)(G)(i). The private placement units (including the private placement shares, the private placement warrants and the shares of Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

As more fully discussed in “Information about the Company — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We have agreed to pay an affiliate of the Sponsor a total of $25,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to the Sponsor, officers and directors, or any affiliate of the Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

The Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2020 or the closing of the IPO. The loan was repaid upon the closing of the IPO out of the estimated $750,000 of offering proceeds that were allocated to the payment of offering expenses (other than underwriting commissions). The value of the Sponsor’s interest in the IPO corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,200,000 of such Working Capital Loans may be converted into private placement-equivalent units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units, including as to exercise price, exercisability and exercise period of the underlying warrants. The terms of the Working Capital Loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to any such Working Capital Loans. We do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

At the Closing, the Company will enter into the Amended and Restated Registration Rights Agreement amending and restating the registration rights agreement signed in connection with the IPO, substantially in the form attached as Annex F to this proxy statement, with the Sponsor and the Investors, which, among other things, amends and restates the registration rights agreement entered into by and among the Company, the Company’s initial directors and officers, the Sponsor and Jefferies at the time of the Company’s IPO. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, among other things, the Company will be obligated to file, not later than 30 days after the Closing, a registration statement covering the shares of common stock issued or issuable to the Investors. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Amended and Restated Registration Rights Agreement). For more information about the Amended and Restated Registration Rights Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

Related Party Policy

Prior to the consummation of our IPO, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, our audit committee, pursuant to a written charter that we adopted prior to the consummation of our IPO, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

The post-combination company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the proposed charter, the audit committee will have the responsibility to review related party transactions.

ELM Related Party Transactions

Employment Agreements

ELM has entered into employment agreements, effective upon the Closing, with certain of its executive officers, Jason Luo, James Taylor, Hailiang (Jerry) Hu and Benjamin Wu. Additionally, ELM currently has an understanding with the following individuals pursuant to which they are paid the salaries reflected below:

•        Jason Luo — ELM pays Mr. Luo $384,000 per year as Executive Chairman and President

•        James Taylor — ELM pays Mr. Taylor $384,000 per year as Chief Executive Officer

•        Benjamin Wu — ELM pays Mr. Wu $310,000 per year as General Counsel and Secretary

•        Hailiang (Jerry) Hu — ELM pays Mr. Hu $279,000 per year as Chief Operating Officer

•        Albert Li — ELM pays Mr. Li $275,000 per year as Chief Financial Officer and Treasurer

•        Kev Adjemian — ELM pays Mr. Adjemian $225,000 per year as Chief Technical Officer

•        Justin Prann — ELM pays Mr. Prann $194,000 per year as Chief Revenue Officer

See section entitled, “Executive Compensation — ELM” for more information.

Indebtedness

Convertible Promissory Notes

On December 10, 2020, ELM entered into a $800,000 ELM Convertible Note with Li Management and Consulting LLC, a $200,000 ELM Convertible Note with H and L Reunion Investments LLC, a $2,125,000 ELM Convertible Note with AJ Capital Investment, LLC and a $500,000 ELM Convertible Note with KA Trust. Albert Li, ELM’s Chief Financial Officer and Treasurer, is the beneficial owner of the ELM Convertible Notes issued to each of Li Management and Consulting LLC and H and L Reunion Investments LLC; Jason Luo, ELM’s Executive Chairman and President, is the beneficial owner of the ELM Convertible Note issued to AJ Capital Investment, LLC; and Kev Adjemian, ELM’s Chief Technical Officer, is the beneficial owner of the ELM Convertible Note issued to KA Trust. Pursuant to the terms of the ELM Convertible Notes, upon the Closing, the ELM Convertible Notes will be converted into shares of common stock.

Indemnification Agreements and Directors and Officers Liability Insurance

On December 9, 2020, ELM entered into indemnity agreements with each of its directors and officers. These agreements require ELM to indemnify these directors and officers to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to ELM, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ELM maintains directors’ and officers’ liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Policies and Procedures for Related Person Transactions Prior to Business Combination

The Delaware General Corporation Law and ELM’s bylaws contain customary provisions relating to the approval of related party transactions. ELM has no additional policies or procedures prior to the business combination with respect to related party transactions.

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the business combination, our Board will adopt a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. The post-combination company’s policy will require that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the post-combination company’s general counsel any “related person transaction” (defined as any transaction that is reportable by the post-combination company under

Item 404(a) of Regulation S-K in which the post-combination company is or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to the post-combination company’s audit committee or another independent body of our Board. No related person transaction will be entered into without the approval or ratification of our audit committee or another independent body of our Board. It is the post-combination company’s policy that directors interested in a related person transaction will recuse themselves from any such vote. The post-combination company’s policy does not specify the standards to be applied by its audit committee or another independent body of its board of directors in determining whether or not to approve or ratify a related person transaction, although such determinations will be made in accordance with Delaware law.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

The Company

Market Price and Ticker Symbol

The Company’s units, common stock and warrants are currently listed on Nasdaq Capital Market under the symbols “FIIIU,” “FIII,” and “FIIIW,” respectively.

On December 10, 2020, the trading date before the public announcement of the business combination, the Company’s units, Class A common stock and warrants closed at $12.45, $11.73 and $2.86, respectively. On February [    ], 2021, the trading date immediately prior to the date of this proxy statement, the Company’s units, common stock and warrants closed at $[    ], $[    ] and $[    ], respectively.

Holders

As of [    ], 2021, there were three holders of record of our units, two holders of record of our common stock, and one holder of record of our warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, common stock and warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the business combination. The payment of any cash dividends subsequent to the business combination will be within the discretion of the post-combination company’s board of directors at such time. We currently expect that the post-combination company will retain future earnings to finance operations and grow its business, and we do not expect the post-combination company to declare or pay cash dividends for the foreseeable future.

ELM

There is no public market for shares of ELM Common Stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Representatives of our independent registered public accounting firm, WithumSmith+Brown, PC, and BDO USA, LLP will be present at the special meeting in lieu of the 2021 annual meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of common stock in connection with the business combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445 or by telephone at (212) 739-7860, to inform us of his or her request; or

•        If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If you are a stockholder and you want to include a proposal in the proxy statement for the 2022 annual meeting of stockholders (the “2022 annual meeting”), you must provide it to the Company by no later than [    ], 2022. You should direct any proposals to the Company’s Secretary at the Company’s principal executive offices. If you are a stockholder and you want to present a matter of business to be considered, you must give timely notice of the matter or the nomination, in writing, to the Company’s Secretary at the Company’s principal executive offices. To be timely, the notice must be received by the Secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. The inclusion of any stockholder proposal in the proxy materials for the 2022 annual meeting will be subject to the applicable rules of the SEC and the Company’s proposed bylaws.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the business combination or the proposals to be presented at the special meeting, you should contact the Company at the following address and telephone number:

Forum Merger III Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445
(212) 739-7860
Attention: David Boris

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(Banks and brokers can call: (203) 658-9400)
Email: FIII.info@investor.morrowsodali.com

If you are a stockholder of the Company and would like to request documents, please do so no later than five business days before the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to ELM has been supplied by ELM. Information provided by either the Company or ELM does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the special meeting. We have not authorized anyone to give any information or make any representation about the business combination, the Company or ELM that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL INFORMATION
FORUM MERGER iIi CORPORATION

Page
Nine Months Ended September 30, 2020 and 2019 and the period from June 25, 2019 (inception) through September 30, 2019
Unaudited Condensed Balance Sheets as of September 30, 2020 and December 31, 2019	F-2

Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2020 and for the three months ended September 30, 2019 and for the period from June 25, 2019 (inception) through September 30, 2019

F-3

Unaudited Condensed Statements of Changes in Stockholders’ Equity for the three and nine months ended September 30, 2020 and for the three months ended September 30, 2019 and for the period from June 25, 2019 (inception) through September 30, 2019

F-4

Unaudited Condensed Statements of Cash Flows for the three and nine months ended September 30, 2020 and for the three months ended September 30, 2019 and for the period from June 25, 2019 (inception) through September 30, 2019

F-5
Notes to Unaudited Condensed Financial Statements	F-6
Period Ended December 31, 2019
Report of Independent Registered Public Accounting Firm	F-18
Unaudited Balance Sheet as of June 30, 2020 and audited as of December 31, 2019	F-19
Unaudited Statement of Operations for the six months ended June 30, 2020 and audited for the period from June 25, 2019 (inception) through December 31, 2019	F-20
Unaudited Statement of Changes in Stockholder’s Equity for the period from June 25, 2019 (inception) through December 31, 2019	F-21
Unaudited Statement of Cash Flows for the six months ended June 30, 2020 and audited for the period from June 25, 2019 (inception) through December 31, 2019	F-22
Notes to Financial Statements	F-23
EVAP Operations
Nine Months Ended September 30, 2020 and 2019
Unaudited Condensed Combined Carve-Out Balance Sheets as of September 30, 2020 and December 31, 2019	F-34
Unaudited Condensed Combined Carve-Out Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2020 and 2019	F-35
Unaudited Condensed Combined Carve-Out Statements of Parent’s Net Investment for the nine months ended September 30, 2020 and 2019	F-36
Unaudited Condensed Combined Carve-Out Statements of Cash Flows for the nine months ended September 30, 2020 and 2019	F-37
Notes to the Unaudited Condensed Combined Carve-Out Financial Statements as of September 30, 2020 and December 31, 2019 and for the periods ended September 30, 2020 and 2019	F-38
Years Ended December 31, 2019 and 2018
Report of Independent Registered Public Accounting Firm	F-48
Combined Carve-Out Balance Sheets as of December 31, 2019 and 2018	F-49
Combined Carve-Out Statements of Operations and Comprehensive Loss for the years ended December 31, 2019 and 2018	F-50
Combined Carve-Out Statements of Parent’s Net Investment for the years ended December 31, 2019 and 2018	F-51
Combined Carve-Out Statements of Cash Flows for the years ended December 31, 2019 and 2018	F-52
Notes to the Combined Carve-Out Financial Statements as of and for the years ended December 31, 2019 and 2018	F-53

FORUM MERGER III CORPORATION
CONDENSED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$1,814,904	$19,810
Prepaid expenses	191,275	—
Total Current Assets	2,006,179	19,810
Deferred offering costs		62,726
Cash and marketable securities held in Trust Account	250,022,847	—
Total Assets	$252,029,026	$82,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$37,955	$1,966
Accrued offering costs	—	57,726
Due to Sponsor	94,110	—
Total Current Liabilities	132,065	59,692
Deferred underwriting fee payable	8,750,000	—
Total Liabilities	8,882,065	—

Commitments and Contingencies

Class A common stock subject to possible redemption, 23,814,696 and none shares at redemption value as of September 30, 2020 and December 31, 2019, respectively	238,146,960	—

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,926,554 and none issued and outstanding (excluding 23,814,696 and none shares subject to possible redemption) as of September 30, 2020 and December 31, 2019, respectively	193	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,187,500 shares issued and outstanding as of September 30, 2020 and December 31, 2019(1)	719	719
Additional paid-in capital	5,104,360	24,281
Accumulated deficit	(105,271)	(2,156)
Total Stockholders’ Equity	5,000,001	22,844
Total Liabilities and Stockholders’ Equity	$252,029,026	$82,536

____________

(1)      Includes up to 937,500 shares of Class B common stock forfeited on October 5, 2020 as a result of the expiration of the underwriter’s option to exercise their over-allotment (see Note 5).

The accompanying notes are an integral part of the condensed financial statements.

FORUM MERGER III CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2020	For the Period from June 25, 2019 (inception) Through September 30, 2019
	2020	2019
Formation and general and administrative expenses	$125,160	$—	$125,962	$1,500
Loss from operations	(125,160)	—	(125,962)	(1,500)
Other income:
Interest earned on marketable securities held in Trust Account	22,847	—	22,847	—
Net loss	$(102,313)	$—	$(103,115)	$(1,500)

Weighted average shares outstanding of Class A redeemable common stock	25,000,000	—	25,000,000	—
Basic and diluted income per share	$0.00	$0.00	$0.00	$0.00

Weighted average shares outstanding of Class A and Class B non-redeemable common stock(1)	6,575,824	6,250,000	6,358,608	6,250,000
Basic and diluted net loss per share	$(0.02)	$(0.00)	$(0.02)	$(0.00)

____________

(1)      At September 30, 2019, excluded 937,500 shares of Class B common stock forfeited on October 5, 2020 as a result of the expiration of the underwriter’s option to exercise their over-allotment (see Note 5).

The accompanying notes are an integral part of the condensed financial statements.

FORUM MERGER III CORPORATION
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

	Class A Common Stock			Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount		Shares	Amount
Balance – January 1, 2020		$		7,187,500	$719	$24,281	$(2,156)	$22,844
Net loss	—		—	—	—	—	(160)	(160)
Balance – March 31, 2020	—		—	7,187,500	719	24,281	(2,316)	22,684
Net loss	—		—	—	—	—	(642)	(642)
Balance – June 30, 2020	—		—	7,187,500	719	24,281	(2,958)	22,042
Sale of 25,000,000 Units, net of underwriting discounts	25,000,000		2,500	—	—	235,812,232	—	235,814,732
Sale of 741,250 Private Placement Units	741,250		74	—	—	7,412,426	—	7,412,500
Common stock subject to possible redemption	(23,814,696)		(2,381)	—	—	(238,144,579)	—	(238,146,960)
Net loss	—		—	—	—	—	(102,313)	(102,313)
Balance – September 30, 2020	1,926,554		$193	7,187,500	$719	$5,104,360	$(105,271)	$5,000,001

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND
FOR THE PERIOD FROM JUNE 25, 2019 (INCEPTION) THROUGH SEPTEMBER 2019

	Class B Common Stock		Additional Paid-in Capital	Stock Subscription Receivable from Stockholder	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – June 25, 2019 (inception)	—	$—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	7,187,500	719	24,281	(25,000)	—	—
Net loss	—	—	—	—	(1,500)	(1,500)
Balance – June 30, 2019	7,187,500	719	24,281	(25,000)	(1,500)	(1,500)
Collection of stock subscription receivable from stockholder	—	—	—	25,000	—	25,000
Net loss	—	—	—	—	—	—
Balance – September 30, 2019	7,870,000	$719	$24,281	$—	$(1,500)	$23,500

____________

(1)      Includes 937,500 shares of Class B common stock forfeited on October 5, 2020 as a result of the expiration of the underwriter’s option to exercise their over-allotment (see Note 5).

The accompanying notes are an integral part of the condensed financial statements.

FORUM MERGER III CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30, 2020	For the Period from June 25, 2019 (inception) Through September 30, 2019
Cash Flows from Operating Activities:
Net loss	$(103,115)	$(1,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(22,847)	—
Changes in operating assets and liabilities:
Prepaid expenses	(191,275)	—
Accrued expenses	35,989	1,500
Due to Sponsor	94,110	—
Net cash used in operating activities	(187,138)	—

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(250,000,000)	—
Net cash used in investing activities	(250,000,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	245,000,000
Proceeds from sale of Private Placement Units	7,412,500
Proceeds from promissory note – related party	40,000
Repayment of promissory note – related party	(40,000)
Payment of offering costs	(430,268)	(5,000)
Net cash provided by financing activities	251,982,232	20,000

Net Change in Cash	1,795,094	20,000
Cash – Beginning of period	19,810	—
Cash – End of period	$1,814,904	20,000

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Offering costs included in accrued offering costs	$—	50,000
Initial classification of Class A common stock subject to possible redemption	$238,249,360	—
Change in value of Class A common stock subject to possible redemption	$(102,400)	—
Deferred underwriting fee payable	$8,750,000	—

The accompanying notes are an integral part of the condensed financial statements.

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Forum Merger III Corporation (the “Company”) was incorporated in Delaware on June 25, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2020, the Company had not commenced any operations. All activity through September 30, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and identifying a target for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on August 18, 2020. On August 21, 2020 the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 741,250 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Forum Investors III LLC, a Delaware limited liability company (the “Sponsor”), and the underwriters of the Initial Public Offering, generating gross proceeds of $7,412,500, which is described in Note 4.

Transaction costs amounted to $14,185,268, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fee and $435,268 of other offering costs.

Following the closing of the Initial Public Offering on August 21, 2020, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations described below. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined below in Note 5), its Private Placement Shares (as defined in Note 4) and any Public Shares acquired by it during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination by August 21, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable. This liability will not apply with respect to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on August 18, 2020, as well as the Company’s Current Reports on Form 8-K, as filed with the SEC on August 21, 2020 and August 27, 2020. The interim results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and December 31, 2019.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2020, Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheet.

Offering Costs

Offering costs consisted of legal, accounting, underwriting fees and other that were directly related to the Initial Public Offering. Offering costs amounting to $14,185,268 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2020, the Company had a deferred tax asset of approximately $22,000, which had a full valuation allowance recorded against it of approximately $22,000.

The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and nine months ended September 30, 2020 Company recorded no income tax expense. The Company’s effective tax rate for the three and nine months ended September 30, 2020 was zero, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 8,580,416 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s unaudited condensed statements of operations include a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income (loss) per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account of $22,847 for the three and nine months ended September 30, 2020, less applicable franchise taxes of approximately $23,000 for the three and nine months ended September 30, 2020,

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

by the weighted average number of Class A redeemable common stock since issuance. Net loss per common share, basic and diluted for Class A and Class B non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to Class A redeemable common stock, by the weighted average number of Class A and Class B non-redeemable common stock outstanding for the periods. Class A and Class B non-redeemable common stock includes the Founder Shares and Private Placement Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriters purchased an aggregate of 741,250 Private Placement Units at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $7,412,500. The Sponsor purchased 616,250 Private Placement Units and the underwriters purchased 125,000 Private Placement Units. Each Private Placement Unit consists of one share of Class A common stock (“Private Placement Share”) and one-third of one warrant (each, a “Private Placement Warrant”). Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment. The proceeds from the sale of the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless.

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On June 26, 2019, the Sponsor purchased 5,750,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate price of $25,000. On July 1, 2020, the Company effected a stock split of 1:1.25 with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. All share and per share information has been retrospectively restated to reflect the stock split.

The Founder Shares included an aggregate of up to 937,500 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Private Placement Shares). On October 5, 2020, the underwriters’ over-allotment option expired unexercised, resulting in the forfeiture of 937,500 shares. Accordingly, as of October 5, 2020, there are 6,250,000 Founder Shares issued and outstanding (see Note 7).

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On June 26, 2019, as amended on July 2, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $40,000 was repaid at the closing of the Initial Public Offering on August 21, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,200,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of September 30, 2020, no Working Capital Loans were outstanding.

Due to Sponsor

The Sponsor advanced $562,500 to the Company in anticipation of the amount to be paid for the purchase of additional Private Placement Units in the event the underwriters’ exercise their over-allotment option. The advance is due on demand since the over-allotment option not be exercised by the underwriters. The Company repaid $468,390 of the advances, resulting in a remaining balance of $94,110 as of September 30, 2020.

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Administrative Support Agreement

The Company entered into an agreement, commencing on August 19, 2020, to pay an affiliate of the Sponsor a total of $25,000 per month for 24 months for office space, utilities and secretarial and administrative support. Such payments will be accelerated if the Company consummates its initial Business Combination prior to the end of its 24-month term, or $600,000 in the aggregate. For each of the three and nine months ended September 30, 2020, the Company incurred and paid $50,000 in fees for these services.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on August 18, 2020, the holders of the Founder Shares (including any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Units, Private Placement Shares, Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of Working Capital Loans are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). Certain holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five and seven years after the effective date of the registration statement related to the Initial Public Offering and may not exercise their demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On October 5, 2020, the underwriters’ over-allotment option expired unexercised.

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate. The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020, there were 1,926,554 shares of Class A common stock issued and outstanding, excluding 23,814,696 Class A common stock subject to possible redemption. At December 31, 2019 there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At August 21, 2020, there were 7,187,500 shares of Class B common stock issued and outstanding, of which an aggregate of up to 937,500 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Private Placement Shares). At September 30, 2020 and December 31, 2019, there were 7,187,500 shares of Class B common stock issued and outstanding, of which an aggregate of up to 937,500 shares are subject to forfeiture. On October 5, 2020, the underwriters’ over-allotment option expired unexercised, resulting in the forfeiture of 937,500 shares. Accordingly, as of October 5, 2020, there are 6,250,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the consummation of a Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and in connection with the closing of a Business Combination, the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders and excluding the shares of Class A common stock underlying the Private Placement Units), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination or any private placement-equivalent units issued to the Sponsor, its affiliates or certain of the Company’s officers and directors upon conversion of Working Capital Loans made to the Company, provided that such conversion of the shares of Class B common stock will never occur on a less than one-for-one basis.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the issuance of the shares of Class A common underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during the period when the Company will have failed to maintain an effective registration statement, exercise the warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the fair market value of the Class A common stock;

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

•        if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if the closing price of the Class A common stock for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights (see Note 6). Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of shares of Class A common stock as described above under Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

FORUM MERGER III CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 8. FAIR VALUE MEASUREMENTS

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At September 30, 2020, assets held in the Trust Account were comprised of $721 in cash and $250,022,126 in U.S. Treasury securities. During the three and nine months ended September 30, 2020, the Company did not withdraw any interest income from the Trust Account.

The gross holding gains and fair value of held-to-maturity securities at September 30, 2020 are as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Gain	Fair Value
September 30, 2020	U.S. Treasury Securities (Mature on 11/19/2020)	$250,022,126	$868	$250,022,994

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:  Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:  Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:  Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2020
Investments held in Trust Account – U.S. Treasury Securities	1	$250,022,994

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholder and the Board of Directors of
Forum Merger III Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Forum Merger III Corporation (the “Company”) as of December 31, 2019, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 25, 2019 (inception) through December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the period from June 25, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2019.

New York, New York

July 29, 2020

FORUM MERGER III CORPORATION
BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)	(audited)
ASSETS
Current asset – Cash	$19,008	$19,810
Deferred offering costs	82,726	62,726
TOTAL ASSETS	$101,734	$82,536
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$1,966	$1,966
Accrued offering costs	77,726	57,726
Total Current Liabilities	79,692	59,692

Commitments and Contingencies

Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—	—
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 7,187,500 shares issued and outstanding at June 30, 2020 and December 31, 2019(1)	719	719
Additional paid-in capital	24,281	24,281
Accumulated deficit	(2,958)	(2,156)
Total Stockholder’s Equity	22,042	22,844
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$101,734	$82,536

____________

(1)      Includes up to 937,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On July 1, 2020, the Company effected a 1:1.25 stock split with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares (see Note 5).

The accompanying notes are an integral part of these financial statements.

FORUM MERGER III CORPORATION
STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2020	For the Period from June 25, 2019 (inception) Through December 31, 2019
	(unaudited)	(audited)
Formation and operating costs	$802	$2,156
Net Loss	$(802)	$(2,156)

Weighted average shares outstanding, basic and diluted(1)	6,250,000	6,250,000

Basic and diluted net loss per common share	$(0.00)	$(0.00)

____________

(1)      Excludes an aggregate of up to 937,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On July 1, 2020, the Company effected a 1:1.25 stock split with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares (see Note 5).

The accompanying notes are an integral part of these financial statements.

FORUM MERGER III CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

SIX MONTHS ENDED JUNE 30, 2020 AND
For the period from JUNE 25, 2019 (inception) THROUGH DECEMBER 31, 2019

	Class B Common Stock(1)		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance – June 25, 2019 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	(2,156)	(2,156)
Balance – December 31, 2019 (audited)	7,187,500	719	24,281	(2,156)	22,844
Net loss	—	—	—	(802)	(802)
Balance – June 30, 2020 (unaudited)	7,187,500	$719	$24,281	$(2,958)	$22,042

____________

(1)      Includes up to 937,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On July 1, 2020, the Company effected a 1:1.25 stock split with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares (see Note 5).

The accompanying notes are an integral part of these financial statements.

FORUM MERGER III CORPORATION
STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2020	For the Period from June 25, 2019 (Inception) Through December 31, 2019
	(unaudited)	(audited)
Cash Flows from Operating Activities:
Net loss	$(802)	$(2,156)
Changes in operating assets and liabilities:
Accrued expenses	—	1,966
Net cash used in operating activities	(802)	(190)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Payment of offering costs	—	(5,000)
Net cash provided by financing activities	—	20,000

Net Change in Cash	(802)	19,810
Cash – Beginning	19,810	—
Cash – Ending	$19,008	$19,810

Non-cash financing activities:
Deferred offering costs included in accrued offering costs	$20,000	$57,726

The accompanying notes are an integral part of these financial statements.

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Forum Merger III Corporation (the “Company”) was incorporated in Delaware on June 25, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2019 and June 30, 2020 (unaudited), the Company had not commenced any operations. All activity through June 30, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the shares of Class A common stock included in the Units offered in the Proposed Public Offering, the “Public Shares”) at $10.00 per Unit, which is discussed in Note 3, and the sale of 741,250 units (or 816,250 units if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Unit” and collectively, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Forum Investors III LLC, a Delaware limited liability company (the “Sponsor”), and the underwriters of the Proposed Public Offering that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations described below. There will be no redemption rights upon the completion of a Business Combination with

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined below in Note 5), its Private Placement Shares (as defined in Note 4) and any Public Shares acquired by it during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable. This liability will not apply with respect to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account or will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented. The interim results for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2020 and December 31, 2019.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the six months ended June 30, 2020 and for the period from June 25, 2019 (inception) through December 31, 2019.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 937,500 Class B shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At June 30, 2020 and December 31, 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 25,000,000 Units (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

The Sponsor and the underwriters have agreed to purchase an aggregate of 741,250 Private Placement Units (or 816,250 Private Placement Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $7,412,500, or $8,162,500 if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 4 — Private Placement (cont.)

The Sponsor has agreed to purchase 616,250 Private Placement Units (or 672,500 Private Placement Units if the over-allotment option is exercised in full) and the underwriters have agreed to purchase 125,000 Private Placement Units (or 143,750 Private Placement Units if the over-allotment option is exercised in full). Each Private Placement Unit will consist of one share of Class A common stock (“Private Placement Share”) and one-third of one warrant (each, a “Private Placement Warrant”). Each Private Placement Warrant will be exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment. The proceeds from the sale of the Private Placement Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless.

Note 5 — Related Party Transactions

Founder Shares

On June 26, 2019, the Sponsor purchased 5,750,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate price of $25,000. On July 1, 2020, the Company effected a stock split of 1:1.25 with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the stock splits.

The Founder Shares include an aggregate of up to 937,500 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Shares).

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On June 26, 2019, as amended on July 2, 2020 (see Note 8), the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Proposed Public Offering. No amounts were outstanding under the Promissory Note as of June 30, 2020 and December 31, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest,

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

or, at the lender’s discretion, up to $1,200,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of June 30, 2020 and December 31, 2019, no Working Capital Loans were outstanding.

Administrative Support Agreement

The Company has agreed, commencing on the effective date of the Proposed Public Offering to pay an affiliate of the Sponsor a total of $25,000 per month for 24 months for office space, utilities and secretarial and administrative support. Such payments will be accelerated if the Company consummates its initial Business Combination prior to the end of its 24-month term, or $600,000 in the aggregate.

Note 6 — Commitments and Contingencies

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares (including any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Units, Private Placement Shares, Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Proposed Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five and seven years after the effective date of the registration statement related to the Proposed Public Offering and may not exercise their demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of this prospectus to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate (or $10,062,000 in the aggregate if the underwriters’ over-allotment option is exercised in full). The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At June 30, 2020 and December 31, 2019, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At June 30, 2020 and December 31, 2019, there were 7,187,500 shares of Class B common stock issued and outstanding, of which an aggregate of up to 937,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Shares).

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the consummation of a Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders and excluding the shares of Class A common stock underlying the Private Placement Units), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination or any private placement-equivalent units issued to the Sponsor, its affiliates or certain of the Company’s officers and directors upon conversion of Working Capital Loans made to the Company, provided that such conversion of the shares of Class B common stock will never occur on a less than one-for-one basis.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Proposed Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the issuance of the shares of Class A common underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder.

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholder’s Equity (cont.)

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during the period when the Company will have failed to maintain an effective registration statement, exercise the warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the fair market value of the Class A common stock;

•        if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholder’s Equity (cont.)

•        if the closing price of the Class A common stock for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued .

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights (see Note 6). Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of shares of Class A common stock as described above under Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

FORUM MERGER III CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to July 29, 2020, the date that the financial statements were available to be issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On July 1, 2020, the Company effected a stock split of 1:1.25 with respect to the shares of Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the stock split.

On July 2, 2020, the Promissory Note was amended such that it is now payable on the earlier of December 31, 2020 or the completion of the Proposed Public Offering.

On July 8, 2020, the Company borrowed $40,000 under the Promissory Note.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

CONDENSED COMBINED CARVE-OUT BALANCE SHEETS (UNAUDITED)
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019

	2020	2019
ASSETS
CURRENT ASSETS:
Prepaid expenses	$59,995	$41,882
Total current assets	59,995	41,882
Property, plant and equipment – Net	131,920,828	132,025,159
TOTAL ASSETS	$131,980,823	$132,067,041

LIABILITIES AND PARENT’S NET INVESTMENT
CURRENT LIABILITIES:
Accounts payable	$125,260	$40,722
Accrued expenses	1,043,491	1,033,069
Total current liabilities	1,168,751	1,073,791
Pension benefit obligations	116,406	87,408
Total liabilities	1,285,157	1,161,199

COMMITMENTS AND CONTINGENCIES
Parent’s net investment	130,695,666	130,905,842
TOTAL LIABILITIES AND PARENT’S NET INVESTMENT	$131,980,823	$132,067,041

See notes to condensed combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

CONDENSED COMBINED CARVE-OUT STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019
OPERATING EXPENSES:
Personnel expense	$2,372,157	$6,730,220
General and administrative expense	3,668,295	4,632,287
Total operating expense	6,040,452	11,362,507
LOSS FROM OPERATIONS	(6,040,452)	(11,362,507)
Other expense	26,687	4,443
LOSS BEFORE INCOME TAXES	(6,067,139)	(11,366,950)
Income tax expense	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(6,067,139)	$(11,366,950)

See notes to condensed combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

CONDENSED COMBINED CARVE-OUT STATEMENTS OF
PARENT’S NET INVESTMENT (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

Parent’s Net Investment
BALANCE – December 31, 2018	$125,006,941
Net loss	(11,366,950)
Share based compensation	144,263
Change in Parent’s net investment	15,514,037
BALANCE – September 30, 2019	$129,298,291
BALANCE – December 31, 2019	$130,905,842
Net loss	(6,067,139)
Share based compensation	74,605
Change in Parent’s net investment	5,782,358
BALANCE – September 30, 2020	$130,695,666

See notes to condensed combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

CONDENSED COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019
OPERATING ACTIVITIES:
Net loss	$(6,067,139)	$(11,366,950)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	34,918	26,655
Share based compensation	74,605	144,263
Defined benefit pension expense	63,998	27,809
Loss on disposal of equipment	69,413	—
Changes in operating assets and liabilities:
Pension benefit contributions	(35,000)	(35,000)
Prepaid expenses	(18,113)	4,356
Other current assets		210,968
Accounts payable	84,538	(782,927)
Accrued expenses	33,767	(38,434)
Net cash used in operating activities	(5,759,013)	(11,809,260)
INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(23,345)	(3,704,777)
Net cash used in investing activities	(23,345)	(3,704,777)
FINANCING ACTIVITIES – Change in Parent’s net investment	5,782,358	15,514,037
Net cash provided by financing activities	5,782,358	15,514,037
NET INCREASE (DECREASE) IN CASH	—	—
CASH – Beginning of period	—	—
CASH – End of period	$—	$—
Noncash investing activities:
Construction in progress additions unpaid	$—	$1,681,278

See notes to condensed combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

1. NATURE OF BUSINESS

Electric Vehicle Assembly Plant (“EVAP”) Operations is a wholly owned component of SF Motors, Inc. (“SERES” or “Parent”). EVAP Operations primarily consists of a facility in Mishawaka, Indiana retooled to manufacture electric passenger vehicles. SERES is owned 83.33% by Chongqing Sokon Industry Group Stock Co. Ltd. and its subsidiaries (“Sokon Group”) and 16.67% by the SF Motors, Inc. 2018 Employee Stock Option Plan.

SERES, founded in 2016, is headquartered in Santa Clara, California and originally was comprised primarily of engineers to develop an electric vehicle platform and derivatives to be used in the U.S. and China as well as advanced electric vehicle technologies. In November 2017, SERES completed the purchase of an assembly plant in Mishawaka, Indiana and subsequently made investments preparing for the eventual manufacturing of two electric passenger vehicle models. In May 2019, prior to completing upgrades to the plant, SERES halted all further capital investment. In September 2019, SERES started the process of evaluating a strategy to repurpose its EVAP facility for the manufacturing of commercial electric vehicles. The remainder of SERES would continue to focus on the design, manufacture and supply of electric powertrain technologies including but not limited to motors, battery packs and software.

Recent Developments

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO declared the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. As such, it is uncertain as to the full magnitude that the pandemic will have on the operations and financial condition, liquidity, and future results of operations of EVAP Operations, which further impacts the ability of EVAP Operations to continue as a going concern. The extent to which COVID-19 impacts EVAP Operations’ business, ability to raise capital and valuation of non-financial assets including property, plant and equipment, has not been material to date but will depend on future developments, which are highly uncertain and cannot be predicted at this time. EVAP Operations management is actively monitoring the situation regarding its financial condition, liquidity, operations, equipment suppliers, and the workforce necessary to operationalize its facilities.

In response to the COVID-19 pandemic, Congress passed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on March 27, 2020. The CARES Act provides numerous tax provisions and other stimulus measures, including refundable payroll tax credits, deferral of employer side social security payments, modifications to the net interest deduction limitations, expansions to the use and carryback of net operating losses, and a technical correction to the depreciation method applicable to qualified improvement property under the 2017 Tax Cuts and Jobs Act. EVAP Operations deferred employer social security payments during the nine months ended September 30, 2020 of $26,965, which has been accrued in the condensed combined carve-out balance sheet.

2. PROPOSED BUSINESS COMBINATION

On December 10, 2020, Forum Merger III Corporation (“Forum”), ELMS Merger Corp. (“Merger Sub”), Electric Last Mile, Inc. (“ELM”), and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into an agreement and plan of merger (“Merger Agreement”). Pursuant to the Merger Agreement and assuming a favorable vote of the Forum stockholders, Merger Sub, a newly formed subsidiary of Forum, will be merged with and into ELM (the “business combination”). Upon consummation of the business combination, the separate corporate existence of Merger Sub shall cease, and ELM will survive and become a wholly owned subsidiary of Forum.

On September 21, 2020, ELM and SERES entered into an Asset Purchase Agreement for the purchase of the primary assets of EVAP Operations, subject to the proposed business combination described above.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

3. BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The condensed combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The condensed combined carve-out financial statements have been prepared on a carve-out basis and are derived from the accounting records of SERES using the historical results of operations and historical basis of assets and liabilities of the EVAP Operations. Where allocations of amounts were necessary, the management of EVAP Operations believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of the EVAP Operations and consistently applied in the periods presented. The condensed combined carve-out financial statements may not be indicative of EVAP Operations’ future performance and do not necessarily reflect what the results of operations, financial position and cash flows would have been had it been operated as a separate independent stand-alone entity during the periods presented.

These condensed combined carve-out financial statements include certain adjustments required to reflect the financial statements on a carve-out basis, consisting of balances and expenses directly attributable to the Mishawaka, Indiana plant and an allocation of corporate costs from Santa Clara, California and Auburn Hills, Michigan, including the following:

•        The expense for certain functions provided by SERES, such as corporate executives, finance, human resources, information technology, legal affairs, office operations, project management office, and supply chain as well as other general overhead costs have been allocated to the EVAP Operations. The costs are included within general and administrative expenses in the condensed combined carve-out statements of operations and comprehensive loss and included in Note 11 — Related Party Transactions. Corporate expense allocations have been determined on a basis that EVAP Operations considers to be a reasonable reflection of the utilization of services provided or the benefit received by EVAP Operations during the periods presented. However, these allocations are not based on arms’ length transactions and it is impractical for the management of EVAP Operations to estimate costs that would be reflective if EVAP Operations were operating on a standalone basis.

•        As these condensed combined carve-out financial statements present a portion of the business of SERES, which does not constitute a separate legal entity, the net assets of the EVAP Operations have been presented as SERES’s net investment.

•        As SERES uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by EVAP Operations to SERES in the year in which costs were incurred. A discussion of related parties and a description of the costs that have been allocated to the EVAP Operations is included in Note 11 - Related Party Transactions.

•        The operations of EVAP Operations have historically been included in SERES’s U.S. combined federal, state and local tax returns and accounted for under the liability method. Under this method, EVAP Operations is assumed to have historically filed a return separate from SERES, reporting its taxable income or loss and paying applicable tax based on its separate taxable income in each tax jurisdiction. The deferred tax balances of EVAP Operations, as calculated on a separate return basis, will differ from the deferred tax balances of SERES. Current income taxes are deemed to have been remitted, in cash, by or to SERES in the year the related income taxes were recorded.

•        EVAP Operations participates in a union defined benefit plan, which only include employees dedicated to the EVAP Operations. The accounting for this plan has been included in the condensed combined carve-out financial statements as a stand-alone retirement plan of EVAP Operations.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

3. BASIS OF PRESENTATION AND GOING CONCERN (cont.)

•        EVAP Operations participates in a SERES sponsored non-union defined contribution plan that covers all SERES employees including certain employees dedicated to the EVAP Operations, as well as the SERES union defined contribution plan, which only covers employees of EVAP Operations. The condensed combined carve-out statements of operations and comprehensive loss include expenses for those employees dedicated to the EVAP Operations and are disclosed in Note 10 - Employee Benefit Plans.

•        SERES maintains a share-based compensation plan in which the dedicated employees of EVAP Operations participate, which has been included in the condensed combined carve-out statement of operations and comprehensive loss, SERES’s net investment and disclosed in Note 9 — Share Based Compensation.

•        SERES third-party bank loans, related party loans and the related interest expense where EVAP Operations is not the legal obligor have not been included in the condensed combined carve-out financial statements for any of the periods presented as SERES’s loans were not directly attributable to the EVAP Operations.

Going Concern

Prior to the completion of the proposed business combination, the operations and assets of EVAP Operations are a component of SERES and dependent on SERES and Sokon Group for financial support. During the nine months ended September 30, 2020, EVAP Operations incurred a total comprehensive loss of $6,067,139, negative cash flows from operations of $5,759,013, and had a working capital deficiency of $1,108,756 as of September 30, 2020. The recurring losses, negative cash flows from operations and working capital deficiency of EVAP Operations raise substantial doubt about its ability to continue as a going concern.

EVAP Operations is in the development stage, has not generated revenues, will incur substantial additional expenses as a result of initial research and development expenditures and will need significant capital to operationalize its facilities and fund working capital. EVAP Operations is also subject to a number of risk factors including competition from larger companies with significantly more resources, expanding market shares, rapid technological changes, pricing pressures from competitors, successfully sourcing parts in a timely manner to meet production demand, and other risks generally associated within its industry. If the business combination is not completed, EVAP Operations must depend on its shareholders for continuing financial support or raise capital. It is not certain that EVAP Operations will continue to receive financial support or successfully complete another business combination or asset purchase/sale transaction should the business combination and the purchase of the EVAP Operations by ELM not close. ELM’s management anticipates completing the business combination will provide additional financing to meet EVAP Operations’ obligations over the next twelve months; however, there can be no assurance that ELM’s management will be successful in completing this business combination or be with sufficient capital to fund its operations over that period.

The accompanying condensed combined carve-out financial statements have been prepared assuming EVAP Operations will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying condensed combined carve-out financial statements do not include adjustments that might result from the outcome of this uncertainty, including any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should EVAP Operations be unable to continue as a going concern.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported therein. The more significant estimates include allocation of corporate costs, probability weighted cash flows for impairment testing and income taxes. Actual results may differ from those estimates.

Unaudited Interim Condensed Combined Carve-Out Financial Statements — The accompanying interim condensed combined carve-out financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These financial statements include all adjustments, consisting of normal recurring adjustments, EVAP Operations management believes are necessary to fairly state the financial position, results of operations and comprehensive loss, changes in SERES’s net investment and cash flows. EVAP Operations management believes the disclosures are adequate to make the information presented not misleading when read in conjunction with the audited combined carve-out financial statements and notes thereto included in EVAP Operations audited annual combined carve-out financial statements for the years ended December 31, 2019 and 2018. The results of operations and comprehensive loss and cash flows for the nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year or any other periods.

Property, Plant and Equipment — Property, plant and equipment is stated at cost less accumulated depreciation. Property, plant and equipment are initially recorded at cost or fair value established at the acquisition date if acquired as part of a business combination. Construction costs for assets not yet in service are recorded under construction in progress. Construction costs, labor and other costs directly related to installation are capitalized. Maintenance, repairs and minor improvements are charged to expense as incurred, while major renewals and betterments are capitalized. Leasehold improvements are amortized over the terms of the leases or useful lives, whichever is shorter. Depreciation is computed using the straight-line method over the following estimated useful lives:

	Years
Buildings	39	*
Machinery and equipment	7	*
Vehicles	6
Computers	3
Office equipment	3
Furniture and fixtures	3

____________

*        These two categories are currently included in construction in progress and are not being depreciated.

Construction in progress is not depreciated until available for its intended use. The carrying amount of property, plant and equipment is reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When such events occur, EVAP Operations compares the carrying amounts of the assets to their undiscounted expected future cash flows. If EVAP Operations determines that the carrying value of the asset is not recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the property, plant and equipment exceeds its fair value. It was determined that there was no impairment loss on property, plant and equipment for the periods presented. When property, plant and equipment is disposed, the related costs and accumulated depreciation are removed and any gain or loss on the disposal is recorded.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases — EVAP Operations leases land under a long-term operating lease. Operating lease expense is recognized on a straight-line basis over the expected lease term. The lease term begins on the date EVAP Operations has the right to control the use of the leased property pursuant to the terms of the lease. The difference recognized between rental expense and amounts payable under the lease is recorded as deferred rent. Lease payments required in advance are recorded as prepaid rent expense.

Income Taxes — Deferred tax assets and liabilities are recognized on the basis of the future tax consequences attributable to temporary differences that exist between the financial statement carrying value of the assets and liabilities and the respective tax values, and net operating losses and tax credit carryforwards on a tax jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. The effect on deferred tax assets and liabilities of a change in tax rates is recorded in the results of operations in the period that includes the enactment date under the law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Due to EVAP Operations’ history of losses since inception, the net deferred tax assets have been fully offset by a valuation allowance for all periods presented. EVAP Operations believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its combined financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. EVAP Operations does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Defined Benefit Pension Plan — EVAP Operations provides a defined benefit plan to its union employees. The determination of the obligation and expense of EVAP Operations is dependent on certain actuarial assumptions. Changes in those assumptions are recognized immediately through earnings. The service component of net periodic benefit costs is reported as personnel expense while all other components of net periodic benefit costs are reported as other expense in the condensed combined carve-out statement of operations and comprehensive loss.

Fair Value Measurements — The carrying values of accounts payable and accrued liabilities approximate fair value at September 30, 2020 due to the short maturity nature of these items.

As of September 30, 2020, EVAP Operations did not have any assets or liabilities measured at fair value on a recurring basis other than the Level 1 investment consisting of cash and cash equivalents in the defined benefit pension plan associated with EVAP Operations.

Segment Information — Operating segments are defined as components of an entity for which separate financial information is available and regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and assessing the performance of an individual segment. The CODM of EVAP Operations is the Chief Executive Officer of EVAP Operations (“CEO”). EVAP Operations has determined that it has one reportable segment as the CEO reviews financial information presented at the EVAP Operations level based on discrete financial information, which is only available at this level, for purposes of assessing the operating performance and allocating resources.

Recently Issued Accounting Pronouncements — In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases, (Topic 842).” Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short term leases) at the commencement date: (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease,

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

measured on a discounted basis; and (2) A right of use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021. Additionally, in July 2018, the FASB issued ASU 2018-11, Leases: Targeted Improvements (“ASU 2018-11”), which provided an alternate transition method by allowing entities to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The adoption of the standard will impact the balance sheet requiring EVAP Operations to record an operating lease liability for the present value of the remaining lease payments on the date of transition and a right-of-use asset equal to the operating lease liability adjusted for any prepaid rent expense. EVAP Operations does not expect there to be any impact on the condensed combined carve-out statement of operations and comprehensive loss as the rent expense for operating leases will continue to be on a straight-line basis under the new standard.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods beginning after December 31, 2021, with early adoption permitted. The amendments in this ASU should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. EVAP Operations is currently evaluating the effect that ASU 2018-15 will have on its condensed combined carve-out financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2021, with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. EVAP Operations is currently evaluating the impact of the new standard on its condensed combined carve-out financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-14, “Compensation-Retirement Benefits-Defined Benefit Plans-General (Subtopic 715-20) Disclosure Framework”. The amendments in this update remove disclosures that no longer are considered cost beneficial, clarify the specific requirements of disclosures, and add disclosure requirements identified as relevant. The amendments in this update are effective for fiscal years ending after December 15, 2021 with early adoption permitted. EVAP Operations is currently evaluating the effect that ASU 2018-14 will have on its condensed combined carve-out financial statements and related disclosures.

No other new accounting pronouncement issued or effective during the period had or is expected to have a material impact on the condensed combined carve-out financial statements or disclosures.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	As of September 30, 2020	As of December 31, 2019
Construction in progress:
Buildings	$83,445,036	$83,445,036
Equipment	47,000,070	47,069,483
Total construction in progress	130,445,106	130,514,519
Land	1,242,566	1,242,566
Machinery and equipment	190,560	190,560
Office equipment	56,546	56,546
Vehicles	42,003	42,003
Furniture and fixtures	36,961	36,961
Gross property, plant and equipment	132,013,742	132,083,155
Accumulated depreciation	(92,914)	(57,996)
Net property, plant and equipment	$131,920,828	$132,025,159

Depreciation related to property, plant and equipment was $34,918 and $26,655 for the nine months ended September 30, 2020 and 2019, respectively. As of September 30, 2020, construction in progress consisted of the Mishawaka, Indiana plant which will remain classified as construction in progress until it is retooled for the commercial electric vehicles and placed in service. The property, plant and equipment being depreciated primarily support the retooling and administrative activities at the plant. For the nine months ended September 30, 2020, EVAP Operations disposed of equipment classified as construction in progress for no proceeds resulting in a loss of $69,413 reported in general and administrative expense.

EVAP Operations has no capital leases.

6. LEASES

EVAP Operations has an operating lease for the adjacent parking lot near the EVAP facility expiring in 2051 with four renewal options for 50 years each. The renewal options were not reasonably assured of being exercised and have been excluded from future minimum lease payments. Operating lease expense was $53,848 for the nine months ended September 30, 2020 and 2019.

7. INCOME TAXES

EVAP Operations has a valuation allowance against the full amount of its net deferred tax asset. EVAP Operations currently provides a valuation allowance against deferred tax assets when it is more likely than not that some portion, or all of its deferred tax assets, will not be realized. EVAP Operations’ deferred tax asset valuation allowance increased to approximately $2,882,436 during the nine months ended September 30, 2019 and $1,451,835 during the nine months ended September 30, 2020.

8. SEVERANCE COSTS AND SUPPLEMENTAL BENEFITS

Severance costs and supplemental benefits are reported within personnel expense in the condensed combined carve-out statement of operations and comprehensive loss.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

8. SEVERANCE COSTS AND SUPPLEMENTAL BENEFITS (cont.)

In August 2020, SERES announced a reduction in force that included the payment of one-time involuntary termination benefits based on the duration of employment with SERES to affected salaried employees. The resulting impact was cash severance costs of $97,062 for the nine months ended September 30, 2020. There was a liability as of September 30, 2020 of $64,707 related to severance costs, which was fully paid by October 31, 2020.

In May 2020, SERES announced the lay-off of union hourly workers due to the COVID-19 pandemic requiring the payment of supplemental unemployment benefits under the collective bargaining agreement based on seniority at the time of lay-off. Due to the pandemic, EVAP Operations did not require employees to provide proof of unemployment before payment and paid the benefit each weekly pay period beginning on May 1, 2020. The resulting impact was supplemental cash benefits expense of $26,805 for the nine months ended September 30, 2020. There was a liability as of September 30, 2020 of $431 related to supplemental benefits, which was fully paid by October 31, 2020.

In July 2019, SERES announced a reduction in force that included the payment of one-time involuntary termination benefits based on duration of employment with SERES to affected salaried employees and the lay-off of union hourly employees requiring the payment of supplemental unemployment benefits under the collective bargaining agreement based on seniority at the time of lay-off. The resulting impact were cash severance cost of $79,642 and supplemental cash benefits expense of $15,602 for the nine months ended September 30, 2019. There was a liability as of September 30, 2019 of $11,728 related to supplemental benefits, which was fully paid by March 31, 2020.

9. SHARE BASED COMPENSATION

Certain employees of the EVAP Operations are covered by SF Motors 2018 Stock Option Plan. Under the 2018 SF Motors Stock Option Plan, the maximum aggregate number of shares of common stock of SERES which may be optioned and sold is two hundred million shares. The stock option compensation expense has been derived from the equity awards granted by SERES to employees of EVAP Operations who are specifically identified in the plan as well as an allocation of expenses related to corporate employees of SERES. The compensation expense is based on the fair value of stock options recognized over the requisite service period of the individual grantee, which equals the vesting period.

The SERES options expire ten years from the date of grant. Share options granted generally vest over either 42 or 48 months. The options vest 25% on the one-year anniversary of the date of grant with the remaining balance vesting equally on a monthly basis over the remaining vesting term. Upon termination of employment, SERES employees have 90 days to exercise any vested options before the options are forfeited and cancelled. SERES’s policy is to recognize forfeitures as they occur.

No options were granted during the nine months ended September 30, 2020 or 2019. Share based compensation expense was $74,605 and $144,263 for the nine months ended September 30, 2020 and 2019, respectively. As of September 30, 2020, there was $151,571 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting period, with a weighted average period of 1.3 years.

10. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans

SF Motors 401(k) Plan — Certain employees of EVAP Operations participate in the SF Motors 401(k) Plan established on April 1, 2017 covering all non-union SERES U.S. employees. Eligible employees may contribute a percentage of their compensation up to an amount allowed by the Internal Revenue Service. SERES may match employees’ contributions to the plan up to the lesser of 5% of each employee’s salary or $8,000 per employee during each plan year. EVAP Operations recorded expense for contributions to this plan related to dedicated EVAP Operations employees of $28,963 and $165,355 for the nine months ended September 30, 2020 and 2019, respectively.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

10. EMPLOYEE BENEFIT PLANS (cont.)

SF Motors, Inc. Union 401(k) Plan — The SF Motors, Inc. Union 401(k) was established on January 1, 2018 for union employees located at the Mishawaka, Indiana plant. All participants of this plan are employees of the EVAP Operations. Eligible employees may contribute a percentage of their compensation up to an amount allowed by the Internal Revenue Service. SERES will match 50% of employees’ elective deferrals up to 4% of the compensation of each employee each payroll period. EVAP Operations recorded expense for contributions to this plan of $5,008 and $15,593 for the nine months ended September 30, 2020 and 2019, respectively.

Defined Benefit Plans

SF Motors, Inc. Union Defined Benefit Plan — The SF Motors, Inc. Union Defined Benefit Plan was established on January 1, 2018 for union employees located at the Mishawaka, Indiana plant. All participants of this plan are employees of the EVAP Operations.

Net periodic pension costs for the nine months ended September 30, 2020 and 2019, consist of the following:

	2020	2019
Service cost	$37,310	$23,366
Interest cost	1,180	—
Expected return on plan assets	(253)	—
Actuarial loss	25,761	4,443
Net periodic costs	$63,998	$27,809

SERES paid a cash contribution of $35,000 to the pension plan on September 29, 2020. Pension plan assets as of September 30, 2020 and 2019 consisted of cash and cash equivalents.

11. RELATED PARTY TRANSACTIONS

EVAP Operations has not historically operated as a separate company and has various relationships with SERES whereby SERES provides services to EVAP Operations.

Corporate Overhead and Other Allocations — The financial information in these condensed combined carve-out financial statements does not necessarily include all the expenses that would have been incurred had EVAP Operations been a separate, independent company. SERES provides EVAP Operations certain services, including, but not limited to, corporate executives, finance, human resources, information technology, legal affairs, office operations, project management office, and supply chain as well as other general overhead costs. The condensed combined carve-out financial statements of EVAP Operations reflect an allocation of these costs. When specific identification is not practicable, a proportional cost method is used, primarily based on headcount. Corporate allocations include Santa Clara support for all periods and Auburn Hills from September 16, 2019, the date SERES commenced an Auburn Hills office lease. Total Santa Clara and Auburn Hills corporate overhead and other allocations were $2,038,758 and $2,007,822 for the nine months ended September 30, 2020 and 2019, respectively. Total Sokon Group SAP license allocations were $33,000 for the nine months ended September 30, 2020 and 2019. The allocations include stock compensation expense for SERES Santa Clara corporate executives and support employees of $134,230 and $134,144 for the nine months ended September 30, 2020 and 2019, respectively. The allocations include $276,118 and $119,330 for the nine months ended September 30, 2020 and 2019, respectively, related to rent expense for the headquarters office in Santa Clara which SERES subleases from Sokon Investment, Inc.

Share Based Compensation — The employees of EVAP Operations participate in SERES’s share based compensation plans, the costs of which have been specifically identified for the dedicated employees of EVAP Operations and recorded in general and administrative expenses in the condensed combined carve-out statements of

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019,
AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

11. RELATED PARTY TRANSACTIONS (cont.)

operations and comprehensive loss. Share based compensation costs related to the employees of EVAP Operations were $74,605 and $144,263 for the nine months ended September 30, 2020 and 2019, respectively. These amounts do not include share-based compensation allocated as part of corporate overhead and other allocations.

Employee Benefit Plans — The employees of EVAP Operations participate in defined benefit and defined contribution plans sponsored by SERES. The costs of such plans related to the employees of EVAP Operations were $97,969 and $208,757 for the nine months ended September 30, 2020 and 2019, respectively. These amounts do not include employee defined contribution benefit costs allocated as part of corporate overhead and other allocations.

Centralized Cash Management — As SERES uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by EVAP Operations to SERES in the year in which costs were incurred. This resulted in changes in SERES’s net investment of $(210,176) and $4,291,350 for the nine months ended September 30, 2020 and 2019, respectively.

12. COMMITMENTS AND CONTINGENCIES

Sampling results received in 2020 related to a groundwater investigation at the Mishawaka, Indiana facility indicated chromium contamination is present in the groundwater. The source of the chromium contamination is unknown, and EVAP Operations has not used, stored or disposed of chromium during its period of ownership or operation. The Indiana Department of Environmental Management (“IDEM”) and the United States Environmental Protection Agency (“USEPA”) have received the sampling results. IDEM and USEPA have not made any specific requests or demands for additional investigation of the plant, but additional discussions with IDEM and USEPA are anticipated. In the pending investigation, IDEM and USEPA have threatened a potential enforcement action to compel further investigation or remediation. The likelihood of an unfavorable outcome and estimated loss is not determinable at the time of these financial statements.

13. SUBSEQUENT EVENTS

EVAP Operations evaluated all events or transactions that occurred after September 30, 2020 through January 27, 2021, the date the financial statements were available to be issued and there are no subsequent events to disclose.

* * * * * *

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

SF Motors Inc.
Santa Ana, CA

Opinion on the Combined Carve-Out Financial Statements

We have audited the accompanying combined carve-out balance sheets of Electric Vehicle Assembly Plant Operations (the “Company”), a carve out component of SF Motors, Inc. as of December 31, 2019 and 2018, the related combined carve-out statements of operations and comprehensive loss, parent’s net investment, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “combined carve-out financial statements”). In our opinion, the combined carve-out financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying combined carve-out financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the combined carve-out financial statements, the Company has suffered recurring losses and negative cash flows from operations, has a working capital deficiency, and is dependent on its shareholders for financial support. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The combined carve-out financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These combined carve-out financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined carve-out financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined carve-out financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined carve-out financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2018.

Troy, Michigan
January 27, 2021

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

COMBINED CARVE-OUT BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND 2018

	2019	2018
ASSETS
CURRENT ASSETS:
Prepaid expenses	$41,882	$64,352
Other current assets	—	275,076
Total current assets	41,882	339,428
Advances for equipment	—	10,944,315
Property, plant and equipment – Net	132,025,159	116,040,370
TOTAL ASSETS	$132,067,041	$127,324,113

LIABILITIES AND PARENT’S NET INVESTMENT
CURRENT LIABILITIES:
Accounts payable	$40,722	$1,137,703
Accrued expenses	1,033,069	1,142,391
Total current liabilities	1,073,791	2,280,094
Pension benefit obligation	87,408	37,078
Total liabilities	1,161,199	2,317,172

COMMITMENTS AND CONTINGENCIES
Parent’s net investment	130,905,842	125,006,941
TOTAL LIABILITIES AND PARENT’S NET INVESTMENT	$132,067,041	$127,324,113

See notes to combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

COMBINED CARVE-OUT STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
OPERATING EXPENSES:
Personnel expense	$7,755,825	$8,244,181
General and administrative expense	6,579,184	8,616,940
Total operating expense	14,335,009	16,861,121
LOSS FROM OPERATIONS	(14,335,009)	(16,861,121)
Other expense	35,583	5,924
LOSS BEFORE INCOME TAXES	(14,370,592)	(16,867,045)
Income tax expense	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(14,370,592)	$(16,867,045)

See notes to combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

COMBINED CARVE-OUT STATEMENTS OF PARENT’S NET INVESTMENT
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Parent’s Net Investment
BALANCE – December 31, 2017	$111,787,777
Net loss	(16,867,045)
Share based compensation	112,234
Change in Parent’s net investment	29,973,975
BALANCE – December 31, 2018	125,006,941
Net loss	(14,370,592)
Share based compensation	175,655
Change in Parent’s net investment	20,093,838
BALANCE – December 31, 2019	$130,905,842

See notes to combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
OPERATING ACTIVITIES:
Net loss	$(14,370,592)	$(16,867,045)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	38,294	19,702
Share based compensation	175,655	112,234
Defined benefit pension expense	85,330	37,078
Changes in operating assets and liabilities:
Pension benefit contributions	(35,000)	—
Prepaid expenses	22,470	(22,470)
Other current assets	275,076	(225,076)
Accounts payable	(789,694)	830,416
Accrued expenses	(132,667)	892,134
Net cash used in operating activities	(14,731,128)	(15,223,027)
INVESTING ACTIVITIES:
Advances for equipment	—	(10,944,315)
Acquisition of property, plant and equipment	(5,362,710)	(3,806,633)
Net cash used in investing activities	(5,362,710)	(14,750,948)
FINANCING ACTIVITIES – Change in Parent’s net investment	20,093,838	29,973,975
Net cash provided by financing activities	20,093,838	29,973,975
NET INCREASE (DECREASE) IN CASH	—	—
CASH – Beginning of period	—	—
CASH – End of period	$—	$—
Noncash investing activities:
Construction in progress additions unpaid	$23,345	$307,287

See notes to combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

1. NATURE OF BUSINESS

Electric Vehicle Assembly Plant (“EVAP”) Operations is a wholly owned component of SF Motors, Inc. (“SERES” or “Parent”). EVAP Operations primarily consists of a facility in Mishawaka, Indiana retooled to manufacture electric passenger vehicles. SERES is owned 83.33% by Chongqing Sokon Industry Group Stock Co. Ltd. and its subsidiaries (“Sokon Group”) and 16.67% by the SF Motors, Inc. 2018 Employee Stock Option Plan.

SERES, founded in 2016, is headquartered in Santa Clara, California and originally was comprised primarily of engineers to develop an electric vehicle platform and derivatives to be used in the U.S. and China as well as advanced electric vehicle technologies. In November 2017, SERES completed the purchase of an assembly plant in Mishawaka, Indiana and subsequently made investments preparing for the eventual manufacturing of two electric passenger vehicle models. In May 2019, prior to completing upgrades to the plant, SERES halted all further capital investment. In September 2019, SERES started the process of evaluating a strategy to repurpose its EVAP facility for the manufacturing of commercial electric vehicles. The remainder of SERES would continue to focus on the design, manufacture and supply of electric powertrain technologies including but not limited to motors, battery packs and software.

2. PROPOSED BUSINESS COMBINATION

On December 10, 2020, Forum Merger III Corporation (“Forum”), ELMS Merger Corp. (“Merger Sub”), Electric Last Mile, Inc. (“ELM”), and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into an agreement and plan of merger (“Merger Agreement”). Pursuant to the Merger Agreement and assuming a favorable vote of the Forum stockholders, Merger Sub, a newly formed subsidiary of Forum, will be merged with and into ELM (the “business combination”). Upon consummation of the business combination, the separate corporate existence of Merger Sub shall cease, and ELM will survive and become a wholly owned subsidiary of Forum.

On September 21, 2020, ELM and SERES entered into an Asset Purchase Agreement for the purchase of the primary assets of EVAP Operations, subject to the proposed business combination described above.

3. BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The combined carve-out financial statements have been prepared on a carve-out basis and are derived from the accounting records of SERES using the historical results of operations and historical basis of assets and liabilities of the EVAP Operations. Where allocations of amounts were necessary, the management of EVAP Operations believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of the EVAP Operations and consistently applied in the periods presented. The combined carve-out financial statements may not be indicative of EVAP Operations’ future performance and do not necessarily reflect what the results of operations, financial position and cash flows would have been had it been operated as a separate independent stand-alone entity during the periods presented.

These combined carve-out financial statements include certain adjustments required to reflect the financial statements on a carve-out basis, consisting of balances and expenses directly attributable to the Mishawaka, Indiana plant and an allocation of corporate costs from Santa Clara, California and Auburn Hills, Michigan, including the following:

•        The expense for certain functions provided by SERES, such as corporate executives, finance, human resources, information technology, legal affairs, office operations, project management office, and supply chain as well as other general overhead costs have been allocated to the EVAP Operations. The costs are included within general and administrative expenses in the combined carve-out statements of operations and comprehensive loss and included in Note 11 — Related Party Transactions. Corporate expense allocations have been determined on a basis that EVAP Operations considers to be a reasonable reflection

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

3. BASIS OF PRESENTATION AND GOING CONCERN (cont.)

of the utilization of services provided or the benefit received by EVAP Operations during the periods presented. However, these allocations are not based on arms’ length transactions and it is impractical for the management of EVAP Operations to estimate costs that would be reflective if EVAP Operations were operating on a standalone basis.

•        As these combined carve-out financial statements present a portion of the business of SERES, which does not constitute a separate legal entity, the net assets of the EVAP Operations have been presented as SERES’s net investment.

•        As SERES uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by EVAP Operations to SERES in the year in which costs were incurred. A discussion of related parties and a description of the costs that have been allocated to the EVAP Operations is included in Note 11 — Related Party Transactions.

•        The operations of EVAP Operations have historically been included in SERES’s U.S. combined federal, state and local tax returns and accounted for under the liability method. Under this method, EVAP Operations is assumed to have historically filed a return separate from SERES, reporting its taxable income or loss and paying applicable tax based on its separate taxable income in each tax jurisdiction. The deferred tax balances of EVAP Operations, as calculated on a separate return basis, will differ from the deferred tax balances of SERES. Current income taxes are deemed to have been remitted, in cash, by or to SERES in the year the related income taxes were recorded.

•        EVAP Operations participates in a union defined benefit plan, which only include employees dedicated to the EVAP Operations. The accounting for this plan has been included in the combined carve-out financial statements as a stand-alone retirement plan of EVAP Operations.

•        EVAP Operations participates in a SERES sponsored non-union defined contribution plan that covers all SERES employees including certain employees dedicated to the EVAP Operations as well as the SERES union defined contribution plan, which only covers employees of EVAP Operations. The combined carve-out statements of operations and comprehensive loss include expenses for those employees dedicated to the EVAP Operations and are disclosed in Note 10 — Employee Benefit Plans.

•        SERES maintains a share-based compensation plan in which the dedicated employees of EVAP Operations participate, which has been included in the combined statement of operations and comprehensive loss, SERES’s net investment and disclosed in Note 9 — Share Based Compensation.

•        SERES third-party bank loans, related party loans and the related interest expense where EVAP Operations is not the legal obligor have not been included in the combined carve-out financial statements for any of the periods presented as SERES’s loans were not directly attributable to the EVAP Operations.

Going Concern

Prior to the completion of the proposed business combination, the operations and assets of EVAP Operations are a component of SERES and dependent on SERES and Sokon Group for financial support. During 2019, EVAP Operations incurred a total comprehensive loss of $14,370,592, negative cash flows from operations of $14,731,128, and had a working capital deficiency of $1,031,909 as of December 31, 2019. The recurring losses, negative cash flows from operations and working capital deficiency of EVAP Operations raise substantial doubt about its ability to continue as a going concern.

EVAP Operations is in the development stage, has not generated revenues, will incur substantial additional expenses as a result of initial research and development expenditures and will need significant capital to operationalize

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

3. BASIS OF PRESENTATION AND GOING CONCERN (cont.)

its facilities and fund working capital. EVAP Operations is also subject to a number of risk factors including competition from larger companies with significantly more resources, expanding market shares, rapid technological changes, pricing pressures from competitors, successfully sourcing parts in a timely manner to meet production demand, and other risks generally associated within its industry. If the business combination is not completed, EVAP Operations must depend on its shareholders for continuing financial support or raise capital. It is not certain that EVAP Operations will continue to receive financial support or successfully complete another business combination or asset purchase/sale transaction should the business combination and the purchase of the EVAP Operations by ELM not close. ELM’s management anticipates completing the business combination will provide additional financing to meet EVAP Operations’ obligations over the next twelve months; however, there can be no assurance that ELM’s management will be successful in completing this business combination or be with sufficient capital to fund its operations over that period.

The accompanying combined carve-out financial statements have been prepared assuming EVAP Operations will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying combined carve-out financial statements do not include adjustments that might result from the outcome of this uncertainty, including any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should EVAP Operations be unable to continue as a going concern.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported therein. The more significant estimates include allocation of corporate costs, probability weighted cash flows for impairment testing and income taxes. Actual results may differ from those estimates.

Advances for equipment — Advances for equipment represent advance payments made to equipment suppliers related to the purchase and installation of equipment related to the retooling of the Mishawaka, Indiana plant. The contracts with the supplier required upfront payments for a percentage of the contract and then progress payments during the project until the equipment was commissioned. Advances for equipment have been reported as investing cashflows and are transferred to property, plant and equipment upon receipt of the equipment and installation services. All advances for equipment reported as of December 31, 2018 were transferred to property, plant and equipment during the year ended December 31, 2019.

Property, Plant and Equipment — Property, plant and equipment is stated at cost less accumulated depreciation. Property, plant and equipment are initially recorded at cost or fair value established at the acquisition date if acquired as part of a business combination. Construction costs for assets not yet in service are recorded under construction in progress. Construction costs, labor and other costs directly related to installation are capitalized. Maintenance, repairs and minor improvements are charged to expense as incurred, while major renewals and betterments are capitalized. Leasehold improvements are amortized over the terms of the leases or useful lives, whichever is shorter. Depreciation is computed using straight-line method over the following estimated useful lives:

Years
Buildings	39*
Machinery and equipment	7*
Vehicles	6
Computers	3
Office equipment	3
Furniture and fixtures	3

____________

*        These two categories are currently included in construction in progress and are not being depreciated.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Construction in progress is not depreciated until available for its intended use. The carrying amount of property, plant and equipment is reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When such events occur, EVAP Operations compares the carrying amounts of the assets to their undiscounted expected future cash flows. If EVAP Operations determines that the carrying value of the asset is not recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the property, plant and equipment exceeds its fair value. It was determined that there was no impairment loss on property, plant and equipment for the periods presented. When property, plant and equipment is disposed, the related costs and accumulated depreciation are removed and any gain or loss on the disposal is recorded.

Leases — EVAP Operations leases land under a long-term operating lease. Operating lease expense is recognized on a straight-line basis over the expected lease term. The lease term begins on the date EVAP Operations has the right to control the use of the leased property pursuant to the terms of the lease. The difference recognized between rental expense and amounts payable under the lease is recorded as deferred rent. Lease payments required in advance are recorded as prepaid rent expense.

Income Taxes — Deferred tax assets and liabilities are recognized on the basis of the future tax consequences attributable to temporary differences that exist between the financial statement carrying value of the assets and liabilities and the respective tax values, and net operating losses and tax credit carryforwards on a tax jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. The effect on deferred tax assets and liabilities of a change in tax rates is recorded in the results of operations in the period that includes the enactment date under the law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Due to EVAP Operations’ history of losses since inception, the net deferred tax assets have been fully offset by a valuation allowance for all periods presented. EVAP Operations believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its combined financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. EVAP Operations does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Defined Benefit Pension Plan — EVAP Operations provides a defined benefit plan to its union employees. The determination of the obligation and expense of EVAP Operations is dependent on certain actuarial assumptions. Changes in those assumptions are recognized immediately through earnings. The service component of net periodic benefit costs is reported as personnel expense while all other components of net periodic benefit costs are reported as other expense in the combined carve-out statement of operations and comprehensive loss.

Fair Value Measurements — The carrying values of accounts payable and accrued liabilities approximate fair value at December 31, 2019 due to the short maturity nature of these items.

As of December 31, 2019, EVAP Operations did not have any assets or liabilities measured at fair value on a recurring basis other than the Level 1 investment consisting of cash and cash equivalents in the defined benefit pension plan associated with EVAP Operations.

Segment Information — Operating segments are defined as components of an entity for which separate financial information is available and regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and assessing the performance of an individual segment. The CODM of EVAP Operations is the Chief Executive Officer of EVAP Operations (“CEO”). EVAP Operations has determined that it has one reportable segment as the CEO reviews financial information presented at the EVAP Operations level based on discrete financial information, which is only available at this level, for purposes of assessing the operating performance and allocating resources.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Adopted Accounting Pronouncements—In January 2017, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-01, “Clarifying the Definition of a Business” (Topic 805). The provisions of this standard provide guidance to determine whether the acquisition or sale of a set of assets or activities constitutes a business. The standard requires that an integrated set of assets and activities include an input and a substantive process that together contribute to the ability to create output. EVAP Operations adopted this guidance on January 1, 2019. The adoption of this ASU did not have a material impact on EVAP Operations’ combined carve-out financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230),” related to the classification of certain cash receipts and cash payments in the statement of cash flows. EVAP Operations adopted this guidance on January 1, 2019. The adoption of this ASU did not have a material impact to EVAP Operations’ combined carve-out financial statements.

Recently Issued Accounting Pronouncements — In February 2016, the FASB issued ASU 2016-02, “Leases, (Topic 842).” Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right of use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021. Additionally, in July 2018, the FASB issued ASU 2018-11, Leases: Targeted Improvements (“ASU 2018-11”), which provided an alternate transition method by allowing entities to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The adoption of the standard will impact the balance sheet requiring EVAP Operations to record an operating lease liability for the present value of the remaining lease payments on the date of transition and a right-of-use asset equal to the operating lease liability adjusted for any prepaid rent expense. EVAP Operations does not expect there to be any impact on the combined carve-out statement of operations and comprehensive loss as the rent expense for operating leases will continue to be on a straight-line basis under the new standard.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods beginning after December 31, 2021, with early adoption permitted. The amendments in this ASU should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. EVAP Operations is currently evaluating the effect that ASU 2018-15 will have on its combined carve-out financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2021,

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. EVAP Operations is currently evaluating the impact of the new standard on its combined carve-out financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-14, “Compensation-Retirement Benefits-Defined Benefit Plans-General (Subtopic 715-20) Disclosure Framework”. The amendments in this update remove disclosures that no longer are considered cost beneficial, clarify the specific requirements of disclosures, and add disclosure requirements identified as relevant. The amendments in this update are effective for fiscal years ending after December 15, 2021 with early adoption permitted. EVAP Operations is currently evaluating the effect that ASU 2018-14 will have on its combined carve-out financial statements and related disclosures.

No other new accounting pronouncement issued or effective during the fiscal year had or is expected to have a material impact on the combined carve-out financial statements or disclosures.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	As of December 31, 2019	As of December 31, 2018
Construction in progress:
Buildings	$83,445,036	$82,704,734
Equipment	47,069,483	31,932,154
Total construction in progress	130,514,519	114,636,888
Land	1,242,566	1,242,566
Machinery and equipment	190,560	138,615
Office equipment	56,546	—
Vehicles	42,003	42,003
Furniture and fixtures	36,961	—
Gross property, plant and equipment	132,083,155	116,060,072
Accumulated depreciation	(57,996)	(19,702)
Net property, plant and equipment	$132,025,159	$116,040,370

Depreciation related to property, plant and equipment was $38,294 and $19,702 for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, construction in progress consisted of the Mishawaka, Indiana plant which will remain classified as construction in progress until it is retooled for the commercial electric vehicles and placed in service. The property, plant and equipment being depreciated primarily support the retooling and administrative activities at the plant.

EVAP Operations has no capital leases.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

6. LEASES

EVAP Operations has an operating lease expiring in 2051 with four renewal options for 50 years each. The renewal options were not reasonably assured of being exercised and have been excluded from future minimum lease payments. Operating lease expense was $71,797 for the years ended December 31, 2019 and 2018. Future minimum lease payments as of December 31, 2019 are as follows:

For the Years Ending December 31	Future Minimum Lease Payments
2020	$71,797
2021	71,797
2022	71,797
2023	71,797
2024	71,797
Thereafter	1,866,722
Total future undiscounted lease payments	$2,225,707

7. INCOME TAXES

The income taxes for EVAP Operations have been presented on a separate return basis for the purposes of the carve out financial statements. EVAP Operations is not a separate legal entity but contained within SERES. In conjunction with the proposed business combination and acquisition by ELM of the net assets of the EVAP Operations, the fixed assets tax basis, income tax methods and other tax attributes presented below will not carryover to ELM.

The components of income tax expense consist of the following:

Years Ended December 31,
	2019	2018
Current:
Federal	$—	$—
State	—	—
Total income tax expense	$—	$—

Following is a reconciliation of income taxes computed at the statutory U.S. federal income tax rate (21%) to the income tax expense reflected in the combined carve-out statement of operations and comprehensive loss:

	Years Ended December 31,
	2019	2018
Statutory U.S. federal income tax rate (21%)	$(3,017,824)	$(3,542,079)
Increase (reductions) resulting from:
State taxes, net of federal benefits	(630,422)	(776,362)
Permanent differences	38,616	29,321
Change in valuation allowance	3,576,593	4,289,120
Change in state tax rate	33,037	—
Total income tax expense	$—	$—

The difference between the provision for income taxes recorded and the provision for income tax determined by applying the statutory federal income tax rate of 21% was due primarily to losses generated where no benefit was recorded due to the valuation allowance.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

7. INCOME TAXES (cont.)

Significant components of EVAP Operations’ net deferred tax assets as of December 31, 2019 and 2018 consist of the following:

	2019	2018
Deferred tax assets:
Property and equipment	$(294)	$(585)
Net periodic pension costs	22,240	$9,507
Net operating loss carryforwards (NOLs)	7,843,767	4,280,198
	7,865,713	4,289,120
Valuation allowance	(7,865,713)	(4,289,120)
Total deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not that the deferred tax assets will not be realized; accordingly, a valuation allowance has been established on U.S. net deferred tax assets. The initial valuation allowance recorded on $4,289,120 during the year ended December 31, 2018 and increased by $3,576,593 during the year ended December 31, 2019.

As of December 31, 2019, EVAP Operations had net operating loss carryforwards of approximately $30,827,874 for federal and state income tax purposes. The federal net operating loss carryforward which carries forward indefinitely and state net operating loss carryforward will begin to expire 2038.

As of December 31, 2019, and December 31, 2018, there were no unrecognized tax benefits. EVAP Operations does not expect the unrecognized tax benefits to change significantly over the next 12 months.

8. SEVERANCE COSTS AND SUPPLEMENTAL BENEFITS

In July 2019, SERES announced a reduction in force that included the payment of one-time involuntary termination benefits based on duration of employment with SERES to affected salaried employees and the lay-off of union hourly employees requiring the payment of supplemental unemployment benefits under the collective bargaining agreement based on seniority at the time of lay-off. Subsequently in December 2019 SERES made a further reduction in its work-force of salaried employees. The impact to EVAP Operations were cash severances of $96,493 and supplemental cash benefits of $15,602 for the year ended December 31, 2019, which were reported within personnel expense in the combined carve-out statement of operations and comprehensive loss. There was a liability as of December 31, 2019 of $1,937 related to supplemental benefits, which was fully paid by March 31, 2020.

9. SHARE BASED COMPENSATION

Certain employees of the EVAP Operations are covered by SF Motors 2018 Stock Option Plan. Under the 2018 SF Motors Stock Option Plan, the maximum aggregate number of shares of common stock of SERES which may be optioned and sold is two hundred million shares. The stock option compensation expense has been derived from the equity awards granted by SERES to employees of EVAP Operations who are specifically identified in the plan as well as an allocation of expenses related to corporate employees of SERES. The compensation expense is based on the fair value of stock options recognized over the requisite service period of the individual grantee, which equals the vesting period.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

9. SHARE BASED COMPENSATION (cont.)

The SERES options expire ten years from the date of grant. Share options granted generally vest over either 42 or 48 months. The options vest 25% on the one-year anniversary of the date of grant with the remaining balance vesting equally on a monthly basis over the remaining vesting term. Upon termination of employment, SERES employees have 90 days to exercise any vested options before the options are forfeited and cancelled. SERES’s policy is to recognize forfeitures as they occur.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model to measure the compensation cost associated with the award. The Black-Scholes option pricing model requires various highly subjective assumptions that represent management’s best estimate of the fair value of SERES’s common stock, volatility, risk-free interest rates, expected term and dividend yield. EVAP Operations used the following assumptions to estimate the fair value of options granted for the year ended December 31, 2018:

2018
Stock options granted:
Weighted average grant date fair value, per share	$0.14
Weighted average assumptions used:
Expected term	6 Years
Expected volatility	55.0%
Expected dividends	—%
Risk-free interest rate	2.77%

•        SERES’s common stock value:    As there is no public market for SERES common stock, SERES management, with the assistance of a third-party valuation specialist, determine the fair value of SERES common stock.

•        Expected term:    The expected term represents the weighted average period that options granted are expected to be outstanding giving consideration to vesting term. Since SERES does not have a history of actual exercises, management has estimated the expected term using a simplified method, which calculates the expected term as the average of the time-to-vesting and the contractual life of the awards.

•        Expected volatility:    The expected volatility was determined using the expected value method substituting the historical volatility of industry peers to estimate the expected volatility of SERES’s share price.

•        Expected dividends:    SERES has never declared or paid dividends and does not plan to pay cash dividends before the options expire.

•        Risk-free interest rate:    The risk-free interest rate is based upon the United States Treasury yield curve in effect corresponding with the expected term of the options.

No options were granted to EVAP Operations’ employees during the year ended December 31, 2019.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

9. SHARE BASED COMPENSATION (cont.)

The following table reflects the status and activity for all options to purchase common stock of SERES by employees of the EVAP Operations for the period indicated:

	Shares under Option	Weighted Average Exercise Prices	Weighted Average Remaining Life in Years	Aggregate Intrinsic Value
Options outstanding as of December 31, 2017	—	$0.00	—	$—
Granted	6,000,077	0.26	10.0	—
Exercised	—	—	—	—
Forfeited/cancelled	(140,000)	0.26	—	—
Options outstanding as of December 31, 2018	5,860,077	0.26	9.5	—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited/cancelled	(2,140,750)	0.26	—	—
Options outstanding as of December 31, 2019	3,719,327	0.26	8.5	—
Exercisable as of December 31, 2019	1,453,176

Share based compensation expense was $175,655 and $112,234 for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, there was $271,278 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting period, with a weighted average period of 2.0 years. As of December 31, 2019, there were 328,452 options outstanding and exercisable related to terminated employees that were later forfeited after the 90-day exercise period expired.

10. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans

SF Motors 401(k) Plan — Certain employees of EVAP Operations participate in the SF Motors 401(k) Plan established on April 1, 2017 covering all non-union SERES U.S. employees. Eligible employees may contribute a percentage of their compensation up to an amount allowed by the Internal Revenue Service. SERES may match employees’ contributions to the plan up to the lesser of 5% of each employee’s salary or $8,000 per employee during each plan year. EVAP Operations recorded expense for contributions to this plan related to dedicated EVAP Operations employees of $239,323 and $146,709 for the years ended December 31, 2019 and 2018, respectively.

SF Motors, Inc. Union 401(k) Plan — The SF Motors, Inc. Union 401(k) was established on January 1, 2018 for union employees located at the Mishawaka, Indiana plant. All participants of this plan are employees of the EVAP Operations. Eligible employees may contribute a percentage of their compensation up to an amount allowed by the Internal Revenue Service. SERES will match 50% of employees’ elective deferrals up to 4% of the compensation for each employee each payroll period. EVAP Operations recorded expense for contributions to this plan of $19,126 and $21,854 for the years ended December 31, 2019 and 2018, respectively.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

10. EMPLOYEE BENEFIT PLANS (cont.)

Defined Benefit Plan

SF Motors, Inc. Union Defined Benefit Plan — The SF Motors, Inc. Union Defined Benefit Plan was established on January 1, 2018 for union employees located at the Mishawaka, Indiana plant. All participants of this plan are employees of the EVAP Operations. Pension benefits accrue in an equal amount for each year of credited service.

The measurement date for the defined benefit plan is December 31. The following provides a reconciliation of the plan benefit obligations, plan assets and funded status as of December 31, 2019 and 2018:

	2019	2018
Change in benefit obligation:
Benefit obligation – beginning of year	$37,078	$—
Service cost	49,747	31,154
Interest cost	1,573	—
Actuarial loss	34,046	5,924
Benefit obligation-end of year	$122,444	37,078
Change in plan assets:
Fair value of plan assets – beginning of year	—	—
Contributions	35,000	—
Actual return on plan assets	36	—
Fair value of plan assets – end of year	35,036	—
Unfunded status of plan	$87,408	$37,078

Amounts recognized on the combined carve-out balance sheet consist of the following as of December 31, 2019 and 2018:

	2019	2018
Noncurrent liabilities	(87,408)	(37,078)

Information for accumulated benefit obligations in excess of plan assets:

	2019	2018
Projected benefit obligation	$122,444	$37,078
Fair value of plan assets	35,036	$—

Net periodic pension costs for the years ended December 31, 2019 and 2018, consist of the following:

	2019	2018
Service cost	$49,747	$31,154
Interest cost	1,573	—
Expected return on plan assets	(338)	—
Actuarial loss (gain)	34,348	5,924
Net periodic costs	$85,330	$37,078

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

10. EMPLOYEE BENEFIT PLANS (cont.)

The following assumptions were used in the accounting for the pension plan for the years ended December 31, 2019 and 2018:

	2019	2018
Assumptions used to determine benefit obligation:
Discount rate	3.4%	4.3%
Assumptions used to determine net periodic benefit cost:
Discount rate	4.3%	3.7%
Expected long-term return on plan assets	2.0%	2.0%

Estimated future benefit payments are as follows:

Pension Plan
2020	$1,918
2021	2,459
2022	3,357
2023	3,824
2024	4,236
2025 – 2029	49,923

SERES paid a cash contribution of $35,000 to the pension plan on September 29, 2020. Pension plan assets as of December 31, 2019 consisted of cash and cash equivalents, and there were no plan assets as of December 31, 2018.

11. RELATED PARTY TRANSACTIONS

EVAP Operations has not historically operated as a separate company and has various relationships with SERES whereby SERES provides services to EVAP Operations.

Corporate Overhead and Other Allocations — The financial information in these combined carve-out financial statements does not necessarily include all the expenses that would have been incurred had EVAP Operations been a separate, independent company. SERES provides EVAP Operations certain services, including, but not limited to, corporate executives, finance, human resources, information technology, legal affairs, office operations, project management office, and supply chain as well as other general overhead costs. The combined carve-out financial statements of EVAP Operations reflect an allocation of these costs reported in general and administrative expenses. When specific identification is not practicable, a proportional cost method is used, primarily based on headcount. Corporate allocations include Santa Clara support for all periods and Auburn Hills from September 16, 2019, the date SERES commenced an Auburn Hills office lease. Total Santa Clara and Auburn Hills corporate overhead and other allocations were $2,957,722 and $3,070,446 for the years ended December 31, 2019 and 2018, respectively. Total Sokon Group corporate support allocations were $44,000 for the years ended December 31, 2019 and 2018. The allocations include stock compensation expense for SERES Santa Clara and Auburn Hills corporate executives and support employees of $178,156 and $85,590 for the years ended December 31, 2019 and 2018, respectively. The allocations include $158,545 and $134,599 for the years ended December 31, 2019 and 2018, respectively, related to rent expense for the headquarters office in Santa Clara which SERES subleases from Sokon Investment, Inc.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

11. RELATED PARTY TRANSACTIONS (cont.)

Share based compensation — The employees of EVAP Operations participate in SERES’s share based compensation plans, the costs of which have been specifically identified for EVAP Operations’ dedicated employees and recorded in general and administrative expenses in the combined carve-out statements of operations and comprehensive loss. Share based compensation costs related to the employees of EVAP Operations were $175,655 and $112,234 for the years ended December 31, 2019 and 2018, respectively. These amounts do not include share-based compensation allocated as part of corporate overhead and other allocations.

Retirement Benefits — The employees of EVAP Operations participate in defined benefit and defined contribution plans sponsored by SERES. The costs of such plans related to employees of EVAP Operations were $343,779 and $205,641 for the years ended December 31, 2019 and 2018, respectively. These amounts do not include employee defined contribution benefit costs allocated as part of corporate overhead and other allocations.

Centralized Cash Management — As SERES uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by EVAP Operations to SERES in the year in which costs were incurred. This resulted in changes in SERES’s net investment of $5,898,901 and $13,219,164 for the years ended December 31, 2019 and 2018, respectively.

12. COMMITMENTS AND CONTINGENCIES

Sampling results received in 2020 related to a groundwater investigation at the Mishawaka, Indiana facility indicated chromium contamination is present in the groundwater. The source of the chromium contamination is unknown, and EVAP Operations has not used, stored or disposed of chromium during its period of ownership or operation. The Indiana Department of Environmental Management (“IDEM”) and the United States Environmental Protection Agency (“USEPA”) have received the sampling results. IDEM and USEPA have not made any specific requests or demands for additional investigation of the plant, but additional discussions with IDEM and USEPA are anticipated. In the pending investigation, IDEM and USEPA have threatened a potential enforcement action to compel further investigation or remediation. The likelihood of an unfavorable outcome and estimated loss is not determinable at the time of these financial statements.

13. SUBSEQUENT EVENTS

EVAP Operations evaluated all events or transactions that occurred after December 31, 2019 through January 27, 2021, the date the financial statements were available to be issued.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO declared the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. As such, it is uncertain as to the full magnitude that the pandemic will have on operations and financial condition, liquidity, and future results of EVAP Operations which further impacts the ability of EVAP Operations to continue as a going concern. The extent to which COVID-19 impacts EVAP Operations’ business, the ability to raise capital and valuation of non-financial assets including property, plant and equipment, has not been material to date but will depend on future developments, which are highly uncertain and cannot be predicted at this time. Management is actively monitoring the situation on its financial condition, liquidity, operations, equipment suppliers, and the workforce necessary to operationalize its facilities.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

13. SUBSEQUENT EVENTS (cont.)

In response to the COVID-19 pandemic, Congress passed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on March 27, 2020. The CARES Act provides numerous tax provisions and other stimulus measures, including refundable payroll tax credits, deferral of employer side social security payments, modifications to the net interest deduction limitations, expansions to the use and carryback of net operating losses, and a technical correction to the depreciation method applicable to qualified improvement property under the 2017 Tax Cuts and Jobs Act. EVAP Operations deferred employer social security payments in 2020 and will continue to evaluate whether any changes are required in future periods.

In September 2020, ELM has executed an Asset Purchase Agreement with SERES for the purchase of the primary assets of EVAP Operations.

On December 10, 2020, Forum, Merger Sub, ELM, and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into a Merger Agreement. Pursuant to the Merger Agreement and assuming a favorable vote of the Forum stockholders, Merger Sub, a newly formed subsidiary of Forum, will be merged with and into ELM.

ANNEX A

AGREEMENT AND PLAN OF MERGER

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
by and among
FORUM MERGER III CORPORATION,
ELMS MERGER CORP.,
ELECTRIC LAST MILE, INC.
and
JASON LUO, as the Stockholder Representative
Dated as of December 10, 2020

Annex A-i

Annex A-ii

Annex A-iii

EXHIBITS AND SCHEDULES

Exhibits
Exhibit A	Definitions
Exhibit B	Form of Sponsor Support Agreement
Exhibit C	Form of Support Agreement
Exhibit D	Form of Amended and Restated Registration Rights Agreement
Exhibit E	Form of Restrictive Covenant Agreement
Exhibit F	Form(s) of Employment Agreement
Exhibit G	Form of Certificate of Merger
Exhibit H	Form of Amended and Restated Parent Charter
Exhibit I	Form of Amended and Restated Parent Bylaws
Exhibit J	Company Letter of Transmittal
Exhibit K	Form of Director Nomination Agreement
Exhibit L	Form of FIRPTA Certificate
Exhibit M–1	Form of Forum III LTIP
Exhibit M–2	Form of RSU Agreement for Earnout Shares
Exhibit M–3	Form of RSU Agreement for Time-Vesting Shares
Exhibit M–4	Form of RSU Agreement for Performance-Vesting Shares
Exhibit M–5	Forum III LTIP Parties
Exhibit N	Form of Escrow Agreement

Schedules
Schedule A–1	Initial Stockholder Consent Parties
Schedule A–2	Parties to Certain Ancillary Agreements

Annex A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (including the exhibits and schedules hereto, each as amended or restated from time to time, this “Agreement”), dated as of December 10, 2020 (the “Execution Date”), is entered into by and among Forum Merger III Corporation, a Delaware corporation (“Parent”), ELMS Merger Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (the “Company”), and Jason Luo, in the capacity as the initial Stockholder Representative hereto. Each of the signatories to this Agreement referred to herein as a “Party” or, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously: (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, including the Merger (the “Transactions”), on the terms and subject to the conditions set forth in this Agreement; (b) determined that this Agreement and the Transactions, are fair to, and in the best interests of, the Company and the holders of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”); and (c) resolved to recommend that the holders of shares of Company Common Stock approve the Merger and adopt this Agreement;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously: (a) approved this Agreement and the Transactions on the terms and subject to the conditions set forth in this Agreement; and (b) resolved to recommend that the holders of shares of Parent’s Class A common stock, par value $0.0001 per share (the “Parent Class A Common Stock”), and Parent’s Class B common stock, par value of $0.0001 per share (the “Parent Class B Common Stock”), approve the Parent Stockholder Proposals;

WHEREAS, as a material inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Sponsor is entering into a Sponsor Support Agreement (the “Sponsor Support Agreement”), substantially in the form attached hereto as Exhibit B;

WHEREAS, as a material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement: (a) promptly after the execution and delivery of this Agreement and in any event within twenty-four (24) hours, those certain Stockholders set forth on Schedule A-1 hereto shall (“Initial Stockholder Consent”); and (b) prior to the Closing, Stockholders holding 100% of the issued and outstanding Company Common Stock will have, in each case, executed and delivered support agreements in the Agreed Form (collectively, the “Support Agreements”);

WHEREAS, the Support Agreements will constitute the applicable Stockholder’s agreement to consent to, and vote to approve and adopt, this Agreement and the Merger, and waive any dissenters’ or approval rights under applicable Law;

WHEREAS, as a material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, concurrently with the effectiveness of this Agreement, and each effective as of the Closing, those Persons set forth on Schedule A-2 shall enter into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), substantially in the form attached hereto as Exhibit D;

WHEREAS, concurrently with the effectiveness of this Agreement, and each effective as of the Closing, those Persons set forth on Schedule A-2 will have executed and delivered to Parent: (a) a Restrictive Covenant Agreement in the form of Exhibit E (together, the “Restrictive Covenant Agreements”); and (b) an Employment Agreement substantially in the form of Exhibit F (together, the “Employment Agreements”);

WHEREAS, in connection with the Transactions, Parent has entered into subscription agreements (collectively, the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make a private investment in public equity in the form of Parent Common Stock up to an aggregate amount of $130,000,000;

Annex A-1

WHEREAS, on the date hereof, the Company issued convertible promissory notes to certain third-party investors (the “Convertible Note Holders”) pursuant to which the Convertible Note Holders agreed to lend to the Company an aggregate principal amount of $25,000,000, which such principal amount and interest is convertible into Parent Common Stock upon the Closing of the Transactions (collectively, the “Convertible Notes”);

WHEREAS, pursuant to the Organizational Documents of Parent, shares of the Parent Class B Common Stock shall automatically convert into shares of Parent Common Stock in connection with the Transactions;

WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and set forth certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

Article I

THE MERGER; CLOSING

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement: (a) at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL and the separate corporate existence of Merger Sub shall thereupon cease; (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and from and after the Effective Time, shall be a wholly owned subsidiary of Parent and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except, in each case, as expressly set forth in Section 1.4 and Section 1.5 and as provided in the DGCL; and (c) the Merger shall have such other effects as provided in the DGCL.

Section 1.2 Time and Place of Closing. The closing of the Merger (the “Closing”) will take place at 9:00 a.m. (New York Time), by means of a virtual closing through electronic exchange of signatures, on the fifth (5th) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the last condition in Article VI to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by applicable Law, waiver of those conditions) or at such other time and place as Parent and the Company mutually agree (the “Closing Date”).

Section 1.3 Effective Time. As soon as practicable following, and on the date of, the Closing, the Company and Parent will cause a certificate of merger relating to the Merger in the form set forth on Exhibit G (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Merger (such date and time, the “Effective Time”).

Section 1.4 The Certificate of Incorporation and Bylaws of Parent. At the Effective Time, (a) the certificate of incorporation of Parent shall be amended and restated to be in the form of the certificate of incorporation set forth in Exhibit H (the “Amended and Restated Parent Charter”) and (b) the bylaws of Parent shall be amended and restated to be in the form of the bylaws set forth in Exhibit I, in each case, until thereafter amended as provided therein or by applicable Law. The Parties shall take all actions necessary to implement the intent of this Section 1.4.

Section 1.5 The Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation and bylaws of the Company in effect immediately prior to the Effective Time shall, at the Effective Time, be the certificate of incorporation and bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law. The Parties shall take all actions necessary to implement the intent of this Section 1.5.

Section 1.6 Directors and Officers. The Parties shall take all actions necessary to ensure that immediately following the Effective Time: (a) the directors of Parent and the Surviving Corporation shall be comprised of the Persons whose names are set forth in the Proxy Statement; and (b) the officers of the Company immediately prior to the Closing shall be the officers of each of Parent and the Surviving Corporation.

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Article II

MERGER CONSIDERATION; EFFECT OF THE MERGER on capital stock

Section 2.1 Conversion of Shares of Company Common Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, each share of Company Common Stock issued and outstanding at the Effective Time shall be converted into, and become exchangeable for (x) the number of shares of Parent Class A Common Stock equal to the quotient obtained by dividing (A) the Aggregate Consideration Value less the Earnout Share Value, less the Adjustment Escrow Amount, by (B) $10.00 (the “Reference Price”) by (C) the Fully Diluted Share Number (such number of shares of Parent Class A Common Stock, the “Stock Merger Consideration”), (y) the contingent right to receive its portion of the Earnout Shares (if any) after the Closing if payable subject to and in accordance with Section 2.10 (such rights, the “Earnout Share Rights”) and (z) the contingent right to receive its portion of the Adjustment Escrow Stock (if any) after the Closing if payable subject to and in accordance with Section 2.7 (such right, the “Adjustment Escrow Share Rights”, and together with the Earnout Share Rights and the Stock Merger Consideration, the “Merger Consideration”).

(b) By virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, all of the shares of Company Common Stock shall represent the right to receive the Merger Consideration pursuant to this Article II, shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the shares of Company Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration pursuant to Section 2.4.

Section 2.2 Merger Sub. At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and each certificate or book-entry account therefor shall continue to evidence an equivalent number of shares of common stock, par value $0.0001 per share, of the Surviving Corporation.

Section 2.3 PIPE Investment. At the Closing, the PIPE Investors and Parent shall consummate the PIPE Investment pursuant to and in accordance with the terms of the applicable Subscription Agreements.

Section 2.4 Closing Date Statement and Merger Consideration Schedule. Not less than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent:

(a) A statement (the “Closing Date Statement”), signed and certified by the Chief Financial Officer of the Company on its behalf, which sets forth a good faith estimate (with reasonable supporting detail) of (i) the Closing Date Cash (“Estimated Closing Date Cash”) and (ii) Closing Date Indebtedness (“Estimated Closing Date Indebtedness”). In addition, the Closing Date Statement shall also include (i) the Company’s calculation of the Stock Merger Consideration based on the foregoing estimates (and the other components contemplated by Section 2.1 in the calculation of the Stock Merger Consideration), (ii) a copy of the Company’s good faith estimated unaudited consolidated balance sheet of the Company as of immediately prior to the Closing upon which such calculations are based, and (iii) wire transfer or other applicable delivery instructions for payment of each item of Company Transaction Expenses to be paid at Closing. Each of the components required to be set forth on the Closing Date Statement shall be calculated in accordance with the definitions set forth in this Agreement.

(b) A statement (the “Merger Consideration Schedule”), signed and certified by the Chief Financial Officer of the Company in his or her capacity as such, which sets forth: (i) a detailed capitalization schedule of the Company, setting forth all Company Common Stock; (ii) a schedule of the Convertible Note Holders, setting forth for each Convertible Note Holder the amount of principal and interest outstanding pursuant to their respective Convertible Note(s) on the Closing Date; (iii) the portion of the Merger Consideration payable in respect of each share of Company Common Stock; (iv) a calculation of the Convertible Note Adjustment Amount; and (v) for each Stockholder: (A) the number of shares of Company Common Stock held by such Stockholder (including the respective Certificate number of any certificated Company Common Stock held by such Stockholder), (B) the portion of the Stock Merger Consideration required to be paid under the Company Certificate to each Stockholder in respect of such Stockholder’s Company Common Stock, and (C) such Stockholder’s aggregate Per Share Amount. The calculations set forth in the Merger Consideration Schedule shall be prepared in accordance with the Company Certificate, the Convertible Notes and the requirements of the DGCL. Parent shall be entitled to rely (without any duty of inquiry) upon the Merger

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Consideration Schedule, and a Company Letter of Transmittal shall be required to be delivered by each Stockholder as a condition to receipt of any Merger Consideration and shall include a waiver of, among other things, any and all claims (i) that the Merger Consideration Schedule did not accurately reflect the terms of the Company Certificate, and (ii) in connection with the issuance of any Company Common Stock (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such Stockholder in connection with such issuance).

(c) Parent shall be entitled to review and comment upon the Closing Date Statement and the Merger Consideration Schedule delivered by the Company pursuant to this Section 2.4, and the Company shall consider Parent’s comments thereto in good faith (and, in the event of any such adjustments based on the comment of Parent, all references in this Agreement to the Closing Date Statement or the Merger Consideration Schedule shall be deemed to be references to such documents after giving effect to such adjustments).

Section 2.5 Merger Consideration. The aggregate consideration to be paid to the Stockholders shall be the Aggregate Consideration Value (as defined below), as calculated below. The Aggregate Consideration Value will be paid to the Stockholders in the form of the Stock Merger Consideration, the Earnout Share Rights and the Adjustment Escrow Share Rights. The Merger Consideration shall be allocated among the Stockholders in accordance with the terms of the Company Certificate (as reflected in the Merger Consideration Schedule). Subject to the post-Closing adjustments contemplated by and set forth in Section 2.7, the “Aggregate Consideration Value” shall be calculated as follows:

(a) $1,300,000,000.00, plus

(b) the amount of Estimated Closing Date Cash, plus

(c) the Pre-Paid Company Transaction Expense Amount, minus

(d) the Estimated Closing Date Indebtedness, minus

(e) the Convertible Note Adjustment Amount, minus

(f) the LTIP Value.

Section 2.6 Exchange Procedures.

(a) At the Closing, Parent shall deliver to (i) the Stockholders, at the reasonable direction of Stockholder Representative, that number of shares of Parent Common Stock necessary to make payment of the Stock Merger Consideration to the Stockholders (without giving effect to the Merger Consideration Adjustment) and (ii) the Escrow Agent, that number of shares of Parent Common Stock necessary to fund the Adjustment Escrow Amount and the Earnout Release.

(b) As soon as reasonably practicable following the date hereof, the Company shall mail or otherwise deliver to each Stockholder (i) a letter of transmittal in the form attached hereto as Exhibit J (“Company Letter of Transmittal”), and (ii) instructions for use in receiving the applicable portion of the Merger Consideration in respect of the Company Common Stock held by such Stockholder. After the Effective Time, each Stockholder, upon surrender of a Company Letter of Transmittal, shall be entitled to receive in exchange therefor such portion of the Merger Consideration into which such holder’s Company Common Stock (as applicable) shall have been converted as a result of the Merger (and, for the avoidance of doubt, without giving effect to any Merger Consideration Adjustment). If any Stockholder’s shares of Company Common Stock are certificated, such Stockholder shall be required to surrender and deliver to Parent all Certificates for such Company Common Stock, or a duly completed affidavit of loss (in a customary form reasonably acceptable to Parent) with respect to any lost, stolen, or destroyed Certificate, together with such Stockholder’s Company Letter of Transmittal, before such Stockholder shall be entitled to receive the applicable portion of the Merger Consideration pursuant to this Section 2.6(b). Pending such surrender of a Stockholder’s Certificate(s), such Certificate(s) shall be deemed for all purposes to evidence such Stockholder’s right to receive the portion of the Merger Consideration into which such Company Common Stock shall have been converted as a result of the Transactions and pursuant to the terms of this Agreement.

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(c) Notwithstanding anything to the contrary contained herein, no fractional shares of Parent Common Stock shall be issued (whether in book-entry form or otherwise) in exchange for Parent Common Stock or Company Common Stock. In lieu of the issuance of any such fractional share, Parent shall pay to each former holder of Parent Common Stock or Stockholder who otherwise would be entitled to receive such fractional share an amount in cash (rounded up to the nearest whole cent) determined by multiplying (i) the Reference Price, by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to this Article II. For the avoidance of doubt, the calculation of any cash in lieu of fractional shares to be paid pursuant to this Section 2.6(c) shall be made with respect to the aggregate shares of Parent Common Stock, to which such former holder of Parent Common Stock or Stockholder would otherwise be entitled pursuant to this Agreement, and not with respect to the conversion of each share of Parent Common Stock or Company Common Stock, respectively. For illustrative purposes only, if, pursuant to this Agreement, a Stockholder would be entitled to 1.5 shares of Parent Common Stock in exchange for each share of Company Common Stock held by such Stockholder, and such Stockholder holds 11 shares of Company Common Stock, such Stockholder would be entitled to cash in lieu of .5 shares of Parent Common Stock (i.e., 16.5 minus 16).

(d) After the Effective Time, each remaining Stockholder and each record holder of outstanding shares of Parent Common Stock prior to the Effective Time shall be entitled to look only to Parent (subject to abandoned property, escheat, and other similar Laws) as a general creditor thereof with respect to such shares and warrants and dividends and distributions thereon to which he, she, or it is entitled upon surrender of his, her, or its Certificates.

Section 2.7 Merger Consideration Adjustment.

(a) The Merger Consideration may be increased or reduced as set forth in this Section 2.7. Any increase or decrease in the Merger Consideration pursuant to this Section 2.7 shall be referred to as a “Merger Consideration Adjustment”. Any payments made in respect of any Merger Consideration Adjustment pursuant to this Section 2.7 shall be treated as an adjustment to the Merger Consideration for all Tax purposes unless otherwise required by any applicable Law.

(b) As soon as reasonably practicable following the Closing Date, and in any event within ninety (90) days of the Closing Date, Parent shall prepare and deliver to the Stockholder Representative (A) an unaudited consolidated balance sheet of the Company and its Subsidiaries (the “Final Closing Balance Sheet”), and (B) a statement (the “Closing Statement”) setting forth Parent’s good faith calculations of (with reasonable supporting detail): (x) the aggregate amount of all Indebtedness of the Company as of immediately prior to the Closing on the Closing Date (“Closing Date Indebtedness”) and, (y) the aggregate Cash of the Company as of immediately prior to the Closing on the Closing Date (“Closing Date Cash”), in each case, calculated in accordance with the definitions set forth in this Agreement. The Final Closing Balance Sheet shall be prepared using the Accounting Principles. From the Closing Date through the final determination and delivery of the Merger Consideration pursuant to this Section 2.7, Parent shall provide the Stockholder Representative and its representatives reasonable access (during normal business hours and upon reasonable advance notice and at the sole cost and expense of the Stockholder Representative) to the records, properties, personnel and (subject to the execution of customary work paper access letters if requested) auditors of the Company and its Subsidiaries relating to the preparation of the Final Closing Balance Sheet and shall cause the personnel of the Company and its Subsidiaries to reasonably cooperate with the Stockholder Representative in connection with its review of the Final Closing Balance Sheet; provided, however, that Parent shall not be required to provide any information the disclosure of which would violate applicable Law (including competition or antitrust Law) or that would, based on the advice of counsel, result in the waiver of attorney client privilege. If Parent does not provide information pursuant to the proviso of the preceding sentence, Parent will provide notice to the Stockholder Representative that such information is being withheld and Parent will use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that will not violate the applicable privilege or applicable Law.

(c) If the Stockholder Representative disagrees with the calculations of Closing Date Indebtedness and/or Closing Date Cash set forth in the Closing Statement, it shall notify Parent of such disagreement in writing (a “Disagreement Notice”), setting forth in reasonable detail the particulars of such disagreement within thirty (30) days after its receipt of the Closing Balance Sheet and the Closing Statement. If the Stockholder Representative does not provide a notice of disagreement within such thirty (30)-day period, the Stockholder Representative and Parent shall be deemed to have agreed to the Closing Balance Sheet and the calculations of Closing Date Indebtedness and Closing Date Cash set forth in the Closing Statement, which shall be final, binding and conclusive for all purposes hereunder. If any

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Disagreement Notice is timely provided, Parent and the Stockholder Representative shall use commercially reasonable efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculations of Closing Date Indebtedness or Closing Date Cash. If, at the end of such period, they are unable to resolve such disagreements, then any such remaining disagreements shall be resolved by Grant Thornton LLP or such other independent accounting or financial consulting firm of recognized national standing as may be mutually selected by Parent and the Stockholder Representative (such firm, subject to the following proviso, the “Accounting Referee”). Each of Parent and the Stockholder Representative shall promptly provide their respective assertions regarding Closing Date Indebtedness and Closing Date Cash and, to the extent relevant thereto, the Final Closing Balance Sheet in writing to the Accounting Referee and to each other; provided, that no Party shall disclose to the Accounting Referee any settlement discussions (or the contents thereof) between the Parties without the prior consent of the other Party. The Accounting Referee shall be instructed to render its determination with respect to such disagreements as soon as reasonably possible (which the Parties agree should not be later than thirty (30) days following the day on which the disagreement is referred to the Accounting Referee). The Accounting Referee shall base its determination solely on (i) the written submissions of the Parties and shall not conduct an independent investigation and (ii) the extent (if any) to which Closing Date Indebtedness or Closing Date Cash require adjustment (only with respect to the remaining disagreements submitted to the Accounting Referee) in order to be determined in accordance with Section 2.7 (including the definitions of the defined terms used in Section 2.7), and the Parties shall instruct the Accounting Referee to make all determinations in accordance with the definitions set forth in this Agreement. The Accounting Referee may not assign a value greater than the greatest value for a disputed item claimed by either Party or smaller than the smallest value for such item claimed by either Party. The determination of the Accounting Referee shall be final, conclusive and binding on the Parties. The date on which Closing Date Indebtedness and Closing Date Cash are finally determined in accordance with this Section 2.7(c) is hereinafter referred to as the “Determination Date.” All fees and expenses of the Accounting Referee relating to the work, if any, to be performed by the Accounting Referee hereunder shall be borne pro rata as between Parent, on the one hand, and the Stockholder Representative, on the other hand, in proportion to the allocation of the dollar value of the amounts in dispute as between Parent and the Stockholder Representative (as set forth in the written submissions to the Accounting Referee) made by the Accounting Referee such that the Party prevailing on the greater dollar value of such disputes pays the lesser proportion of the fees and expenses. For example, if the Stockholder Representative challenges items underlying the calculations of Closing Date Indebtedness and Closing Date Cash in the net amount of $1,000,000, and the Accounting Referee determines that Parent has a valid claim for $400,000 of the $1,000,000, Parent shall bear sixty percent (60%) of the fees and expenses of the Accounting Referee and the Stockholder Representative shall bear the remaining forty percent (40%) of the fees and expenses of the Accounting Referee.

(d) The “Adjustment Amount,” which may be positive or negative, shall mean (i) Estimated Closing Date Indebtedness, minus Closing Date Indebtedness (as finally determined in accordance with Section 2.7(c)), plus (ii) Closing Date Cash (as finally determined in accordance with Section 2.7(c)), minus Estimated Closing Date Cash. If the Adjustment Amount is a positive number, then the Merger Consideration shall be increased by the Adjustment Amount, and if the Adjustment Amount is a negative number, then the Merger Consideration shall be decreased by the absolute value of the Adjustment Amount. The Adjustment Amount shall be paid in accordance with Section 2.7(e) or Section 2.7(f), as applicable.

(e) If the Adjustment Amount is a positive number, then, promptly following the Determination Date, and in any event within three (3) Business Days after the delivery by the Stockholder Representative of the updated Merger Consideration Schedule required to be delivered pursuant to Section 2.7(g), (i) Parent shall deliver to the Stockholder Representative for further delivery to each Stockholder a number of shares of Parent Common Stock equal to (A) the Adjustment Amount, divided by (B) the Reference Price, and (ii) the Parties shall jointly instruct the Escrow Agent in writing to release from the Escrow Account to the Stockholder Representative (for further delivery to each Stockholder) all of the shares of Adjustment Escrow Stock; provided, that, notwithstanding the foregoing, in no event shall Parent be required pursuant to subclause (i) to issue or deliver an amount of Parent Common Stock that exceeds the quotient of the Adjustment Escrow Amount divided by the Reference Price.

(f) If the Adjustment Amount is a negative number (the absolute value of such amount, the “Deficit Amount”), then, promptly following the Determination Date, and in any event within three (3) Business Days of the Determination Date, the Parties shall jointly instruct the Escrow Agent in writing to deliver, from the Escrow Account to Parent that number of shares of Adjustment Escrow Stock that is equal to (A) the Deficit Amount divided by (B) the Reference Price. If, after release of the Adjustment Escrow Stock to Parent in accordance with the preceding sentence, any

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Adjustment Escrow Stock remains in the Escrow Account, the Parties shall jointly instruct the Escrow Agent to release such balance to the Stockholder Representative (for further delivery to each Stockholder). The Adjustment Escrow Stock in the Escrow Account shall be Parent’s sole recourse for any Deficit Amount.

(g) If the Adjustment Amount is a positive number, then within three (3) Business Days after the Determination Date, the Stockholder Representative shall prepare and deliver to Parent a certified update to the Merger Consideration Schedule, prepared in accordance with the terms of the Company Certificate (the “Updated Merger Consideration Schedule”). The Updated Merger Consideration Schedule shall give effect to the Merger Consideration Adjustment, the Adjustment Amount and specify in detail the portion of any such additional Parent Common Stock or released Adjustment Escrow Stock that each Stockholder is entitled to receive as a result. The Stockholder Representative, Parent and each of their respective agents and Affiliates shall be entitled to rely (without any duty of inquiry) upon the Updated Merger Consideration Schedule.

Section 2.8 Section 16 Matters. Prior to the Closing, the Parent Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the issuance of shares of Parent Common Stock by the Parent pursuant to this Agreement or the Escrow Agreement to any officer, director or stockholder (by reason of “director by deputization”) of the Company or Parent who is expected to become a “covered person” of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be an exempt transaction for purposes of Section 16.

Section 2.9 Tax Consequences of the Merger. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Section 1.368-2(g) of the United States Treasury Regulations (the “Intended Tax Treatment”).

Section 2.10 Earnout.

(a) After the Closing, subject to the terms and conditions set forth herein, the Stockholders shall have the contingent right to receive additional consideration from Parent based on the performance of Parent and its Subsidiaries if the requirements as set forth in this Section 2.10 are achieved. If during the thirty-six (36) month period following the Closing Date (the “Earnout Period”), the closing price per share of Parent Common Stock on any twenty (20) trading days in any thirty (30) consecutive day trading period (i) equals or exceeds Fourteen Dollars ($14.00) (the “First Share Price Trigger”), or (ii) equals or exceeds Sixteen Dollars ($16.00) (the “Second Share Price Trigger” and, together with the First Share Price Trigger, each a “Share Price Trigger” and collectively, the “Share Price Triggers”) then, for each Share Price Trigger that is achieved, the holders of Company Common Stock as of immediately prior to the Effective Time shall receive additional consideration (in accordance with their Pro Rata Share) from Parent (each, an “Earnout Release”) of Two Million Five Hundred Thousand (2,500,000) shares of Parent Common Stock released from the Escrow Account (which shall be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like that occur after the Closing and prior to the relevant Earnout Release) (collectively, the “Earnout Shares”). For the avoidance of doubt and notwithstanding anything contained in this Agreement, the holders of Company Common Stock shall have the right to receive no more than two Earnout Releases, an Earnout Release may only be achieved once with respect to any Share Price Trigger and the aggregate sum of all Earnout Releases issuable hereunder (assuming both Share Price Triggers are achieved), shall be a maximum of Five Million (5,000,000) shares of Parent Common Stock in the aggregate (which shall be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like that occur after the Closing and prior to the relevant Earnout Release).

(b) If, during the Earnout Period, there is a Change of Control, then any Earnout Release that has not previously been released from escrow to the Stockholder Representative (whether or not previously earned) shall be deemed earned (and the applicable Share Price Trigger(s) achieved, as applicable); provided, however, that such Earnout Release shall be deemed earned (and the applicable Share Price Trigger(s) achieved, as applicable) only (i) if such Change of Control has been approved by a majority of the independent directors on the Parent Board; and (ii) to the extent the price per share of Parent Common Stock in the Change of Control exceeds the applicable Share Price Trigger. Upon such Change of Control if applicable, Parent and the Stockholder Representative shall jointly direct the Escrow Agent to release from the Escrow Account to Stockholder Representative a number of shares equal to such remaining Earnout Release(s) within ten (10) Business Days following the date of such Change of Control.

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(c) If, during the Earnout Period, there is a Final Determination in accordance with this Section 2.10 that the Stockholders are entitled to receive a Earnout Release, then Parent and the Stockholder Representative shall jointly direct the Escrow Agent to release from the Escrow Account to Stockholder Representative a number of shares equal to such Earnout Release within ten (10) Business Days following the date on which the applicable Share Price Trigger was met or exceeded.

(d) With respect to any Earnout Shares that have not been released during the Earnout Period pursuant to this Section 2.10 within five (5) Business Days following the date that it is finally determined that the Stockholders are not entitled to or eligible to receive any further Earnout Releases under this Agreement, Parent and the Stockholder Representative shall jointly direct the Escrow Agent to release from the Escrow Account to Parent for immediate cancellation all such Earnout Shares that have not been released.

Section 2.11 Closing Deliverables.

(a) Mutual Deliverables. At the Closing:

(i) Each of Parent and the Stockholder Representative shall deliver to each other and the Escrow Agent, an executed copy of the Escrow Agreement;

(ii) Each of the Company and Parent shall deliver the applicable Incumbency Certificates;

(iii) The Certificate of Merger shall be executed and delivered (x) to Parent by the Company, and (y) to the Company by Parent;

(iv) Each of Company and Parent shall deliver to each other, an executed copy of the director nomination agreement substantially in the form attached as Exhibit K (the “Director Nomination Agreement”).

(b) Company Deliverables. At or prior to the Closing, the Company shall deliver or cause to be delivered (unless delivered previously) to Parent the following:

(i) the Closing Date Statement and the Merger Consideration Schedule, each prepared and delivered in accordance with Article II;

(ii) a certificate of the Secretary of State of the State of Delaware dated as of a date not more than ten (10) Business Days prior to the Closing Date, certifying as to the good standing of the Company;

(iii) the Amended and Restated Registration Rights Agreement, duly executed by each Person set forth on Schedule A-2;

(iv) a duly executed certificate conforming to the requirements of Treasury Regulations Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i), and a notice to be delivered to the United States Internal Revenue Service as required under Treasury Regulations Section 1.897-2(h)(2), each dated no more than thirty (30) days prior to the Closing Date and in substantially the form attached hereto as Exhibit L;

(v) copies of customary payoff letters in connection with the repayment of Funded Indebtedness and copies of invoices marked final in connection with the repayment of Company Transaction Expenses, in each case in form reasonably satisfactory to Parent; and

(vi) any other document reasonably requested by Parent to be delivered by or on behalf of the Company at Closing.

(c) Parent Deliverables. At the Closing, Parent shall deliver or cause to be delivered (unless delivered previously) the following:

(i) the Certificate of Merger to the Company;

(ii) the Adjustment Escrow Stock (i.e., Two Hundred Fifty Thousand (250,000) shares of Parent Common Stock) to the Escrow Agent, to be held in the Escrow Account in accordance with the terms of the Escrow Agreement;

(iii) the Earnout Shares (i.e., Five Million (5,000,000) shares of Parent Common Stock) to the Escrow Agent, to be held in the Escrow Account in accordance with the terms of the Escrow Agreement;

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(iv) shares of Parent Common Stock to the holder(s) of each Convertible Note pursuant to the terms and conditions set forth in Section 5.28;

(v) the Amended and Restated Registration Rights Agreement, duly executed by Parent;

(vi) the shares of Parent Common Stock described in Section 2.6;

(vii) a certificate of the Secretary of State of the State of Delaware dated as of a date not more than ten (10) Business Days prior to the Closing Date, certifying as to the good standing of Parent; and

(viii) any other document reasonably requested by the Company to be delivered by or on behalf of Parent at Closing.

(d) Payment of Other Amounts at Closing. At the Closing, Parent:

(i) shall, on behalf of the Company, pay or cause to be paid to such account or accounts as the Company specifies to Parent pursuant to the Closing Date Statement, the Company Transaction Expenses for which invoices have been delivered pursuant to Section 2.11(b)(v) above which have not been paid prior to the Closing; provided, that any Company Transaction Expenses payable to any director, officer or employee of the Company (including any director, officer, or employee bonuses) shall instead be deposited with the Company and paid on the next regularly scheduled payroll date;

(ii) shall pay or cause to be paid the Parent Transaction Expenses by wire transfer of immediately available funds; and

(iii) may, in its sole discretion, elect to pay or cause to be paid to any holder of Funded Indebtedness (including any Stockholder who holds Funded Indebtedness) for which payoff letters have been delivered pursuant to Section 2.11(b)(v) above, an amount sufficient to repay such Funded Indebtedness, with the result that immediately following the Closing there will be no further monetary obligations of the Company or any of its Subsidiaries with respect to such Funded Indebtedness outstanding immediately prior to the Closing.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to the Execution Date (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent with respect to the Company as of the Execution Date and as of the Closing (or in the case of representations and warranties that speak of a specified date, as of such specified date) as follows:

Section 3.1 Organization, Good Standing and Qualification. The Company (a) is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization; (b) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted; and (c) is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except in the case of clause (b) and (c) where the failure to be so qualified or in good standing, or to have such power or authority, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent prior to the Execution Date complete and correct copies of the Company’s Organizational Documents and each as so delivered is in full force and effect.

Section 3.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 200,000 shares of Company Common Stock, of which 100,000 shares were issued and outstanding, and no shares of Company Common Stock were issued and held by the Company in its treasury.

(b) All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and not subject to any preemptive rights, anti-dilution, down-valuation or similar rights. The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which

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have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter. Except for this Agreement and the Company’s Organizational Documents, the Company Common Stock is not subject to any voting trust agreements, proxies, or other Contracts with respect to the voting, purchase, repurchase, dividend rights, disposition or transfer of the shares of Company Common Stock. The Company is not party to any Contract that provides for any preemption, anti-dilution, down-valuation or similar protections in respect of Company Common Stock or Parent Capital Stock.

(c) Section 3.2 of the Company Disclosure Letter contains a true and correct (i) description of the number of shares of Company Common Stock held by each Stockholder as of the Execution Date and that will be held by each Stockholder as of immediately prior to the Effective Time; and (ii) description of the principal amount of each Convertible Note held by each Convertible Note Holder as of the Execution Date.

(d) The Company has no Subsidiaries, and does not directly or indirectly own or hold any: (i) equity interests, including any partnership, limited liability company or joint venture interests, in any other Person; (ii) securities convertible into or exchangeable for equity interests of any other Person; or (iii) options or other rights to acquire equity interests of any other Person.

Section 3.3 Authority; Approval.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and, subject to receipt of the Initial Stockholder Consent, perform its obligations under this Agreement and each of the Transaction Documents to which it is a party. This Agreement has been, and each of the Transaction Documents to which the Company is a party will be at Closing, duly executed and delivered by the Company and, when executed and delivered by the Parent and the other parties hereto and thereto, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law) (the “Bankruptcy and Equity Exception”).

(b) The Company’s board of directors has, at a duly convened and held meeting, unanimously determined that the Merger is in the best interests of the Company and its stockholders, approved and declared advisable this Agreement, the Merger and the other Transactions. Other than the Initial Stockholder Consent, no other approvals are necessary to authorize this Agreement or to consummate the Transactions. The Company’s board of directors has taken all necessary action to ensure that Parent will not be an “interested stockholder” or prohibited from entering into or consummating a “business combination” with the Company (in each case, as such term is used in Section 203 of the DGCL), as a result of the execution of this Agreement or the consummation of the Transactions in the manner contemplated hereby. No Takeover Statute is applicable to the Company, the Company Common Stock or the Transactions.

(c) The Initial Stockholder Consent, upon delivery to the Company as provided in Section 228 of the DGCL and subject to the notice requirements thereof, shall be sufficient to adopt this Agreement and approve the Merger on behalf of the Company pursuant to Delaware Law.

Section 3.4 Governmental Filings; No Violation; Certain Contracts.

(a) Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations under the HSR Act, any applicable requirements under applicable securities Laws, and the DGCL, no expirations of waiting periods under applicable Antitrust Laws nor any notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by the Company or the consummation of the Transactions, or in connection with the continuing operation of the business of the Company immediately following the Execution Date, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party do not, and the consummation of the Transactions will not, conflict with, or result in any breach or violation of or default (with or without notice, lapse of time, or both) under, or give rise to any right of termination, loss of rights, adverse modification of provisions, cancellation or acceleration of any obligation under, or result in the

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creation of a Lien (except for any Permitted Lien) on any of the assets of the Company under any provision of (i) the Organizational Documents of the Company; (ii) any Contract; or (iii) assuming (solely with respect to performance of this Agreement and the Transaction Documents and consummation of the Transactions) compliance with the matters referred to in Section 3.4(a) any Laws to which the Company is subject, except, in the case of clauses (ii) and (iii) above, for any breach, violation, default, termination, loss, adverse modification, cancellation, acceleration or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.4(b) of the Company Disclosure Letter sets forth a correct and complete list of Material Contracts pursuant to which consents, notices or waivers are or may be required prior to consummation of the Transactions (whether or not subject to the exception set forth with respect to clauses (ii) and (iii) above).

Section 3.5 Financial Statements.

(a) Correct and complete copies of the following financial statements have been made available to Parent or its Representatives prior to the Execution Date: (i) the audited combined carve-out balance sheets of the ECV Operations as of December 31, 2019 and December 31, 2018 and the related audited combined carve-out statements of (A) operations and comprehensive loss, (B) parent’s net investment and (C) cash flows, in each case, for the periods ended December 31, 2019 and December 31, 2018; and (ii) the unaudited condensed combined carve-out balance sheets of the ECV Operations as of September 30, 2020 and December 31, 2019 and the related unaudited condensed combined carve-out statements of (A) operations and comprehensive loss, (B) parent’s net investment and (C) cash flows, in each case, for the nine months ended September 30, 2020 and 2019 (i) and (ii) (collectively, the “Financial Statements”).

(b) The Financial Statements (including the related notes and schedules thereto) (i) are materially true, complete and correct, (ii) were prepared from and are consistent with the books and records of SERES, and (iii) fairly present in all material respects the financial position of the ECV Operations as of the date or period set forth therein and the combined balance sheets, combined statements of operations and comprehensive loss, parent’s net investment and cash flows included in the Financial Statements (including any related notes and schedules thereto) fairly present in all material respects the financial condition, results of operations, changes in parent’s net investment and cash flows of ECV Operations for the periods set forth therein, in each case, in accordance with GAAP, consistently applied during the periods involved, except as may be noted therein.

(c) Prior to the Closing, the Company will use its reasonable best efforts to establish and, from the date of such establishment through the Closing Date, use its reasonable best efforts to maintain: (i) a system of internal accounting controls sufficient, in all material respects, to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP; (ii) a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company for external purposes in accordance with GAAP; and (iii) disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures will be designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and at Closing, such disclosure controls and procedures will be effective in all material respects to perform the functions for which they were established.

(d) The Company is not a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC or any “variable interest entities” (within the meaning Accounting Standards Codification 810). Since the date of the Company’s formation (the “Applicable Date”), to the Knowledge of the Company, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, including with respect to the Financial Statements, have been received by the Company. To the Company’s Knowledge, since the Applicable Date, the Company has not identified or been made aware of any fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries that have a significant role in the Company’s internal control over financial reporting and the preparation of the Financial Statements.

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Section 3.6 Absence of Certain Changes. Since the Applicable Date, except as set forth in Section 5.1(a) of the Company Disclosure Letter:

(a) the Company has conducted its business in the ordinary course of business, consistent with past practices in all material respects (except for the negotiation and execution of this Agreement);

(b) there has not been any Material Adverse Effect; and

(c) there has not been any action taken by the Company that, if taken during the period from the Execution Date through the Closing Date without Parent’s consent, would constitute a breach of Section 5.1(b).

Section 3.7 No Undisclosed Liabilities. The Company does not have any obligations or liabilities (whether accrued, absolute, contingent, unknown or otherwise) other than liabilities that (a) have been adequately reserved against or reflected in the Financial Statements; (b) were incurred since the Applicable Date in the ordinary course of business consistent with past practice and which are not material; (c) were incurred since the Applicable Date in accordance with Section 5.1(a) of the Company Disclosure Letter; (d) constitute obligations for future performance under any Contract to which the Company is a party; or (e) have been incurred as expressly required by this Agreement.

Section 3.8 Litigation.

(a) There are no Actions pending or threatened in writing against the Company (nor has any Governmental Entity notified the Company in writing of its intention to initiate an Action) that have had or would reasonably be expected to have a Material Adverse Effect.

(b) The Company is not a party to or subject to the provisions of any Order that restricts the manner in which the Company conducts its businesses which has had, or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

Section 3.9 Employee Benefits.

(a) Section 3.9(a) of the Company Disclosure Letter sets forth a correct and complete list of each Benefit Plan currently sponsored, maintained or required to be contributed to by the Company.

(b) With respect to each Benefit Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the Benefit Plan document, including any amendments thereto, and all related trust documents, insurance Contracts or other funding vehicle documents; (ii) a written description of such Benefit Plan if such plan is not set forth in a written document; (iii) the most recently prepared actuarial report and (iv) all material correspondence to or from any Governmental Entity received with respect to any Benefit Plan.

(c) (i) Each Benefit Plan (including any related trusts), other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”), has been established, operated and administered in compliance in all material respects with its terms and applicable Laws, including, without limitation, ERISA and the Code; (ii) all contributions or other amounts payable by the Company with respect to each Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all material respects; and (iii) there are no pending or, to the Knowledge of the Company, claims (other than routine claims for benefits) or proceedings threatened by a Governmental Entity by, on behalf of or against any Benefit Plan or any trust related thereto.

(d) With respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications thereto; (ii) the most recent IRS determination or opinion letter; and (iii) the most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto).

(e) Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been the subject of a favorable determination or opinion letter from the IRS to that effect and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Benefit Plan. With respect to any ERISA Plan, the Company has not engaged in a transaction in connection with which the Company reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

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(f) Except as set forth on Section 3.9(f) of the Company Disclosure Letter, neither the Company, nor any ERISA Affiliate, contributes, has contributed (or has or had any obligation or liability of any sort) to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

(g) Neither the Company nor any ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any material obligation or material liability (including any contingent liability) under, any Multiemployer Plan.

(h) No Benefit Plan is or has been a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(i) Except as required by applicable Law, no Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person.

(j) Each Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is in all material respects in documentary compliance with, and has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

(k) Except as set forth in Section 3.9(k) of the Company Disclosure Letter or pursuant to actions contemplated by this Agreement, neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event; (i) entitle any Employee to severance pay or any increase in severance pay; (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such Employee or any independent contractor; (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Benefit Plan; (iv) otherwise give rise to any material liability under any Benefit Plan; or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Benefit Plan on or following the Closing.

(l) Except as set forth in Section 3.9(l) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(m) The Company does not have any obligation to provide, and no Benefit Plan provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(n) No Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company who reside or work outside of the United States.

Section 3.10 Labor Matters.

(a) Except as set forth on Section 3.10(a) of the Company Disclosure Letter, the Company is not a party to, negotiating, required to negotiate, or bound by any collective bargaining agreement or other agreement with a labor union or like organization, and to the Knowledge of the Company, no labor organization or labor union is actively seeking signed authorization cards or other written expressions of support from the Company’s employees.

(b) There is no, and has not been since Applicable Date, any strike, lockout, slowdown, work stoppage, unfair labor practice or other material labor dispute, or material arbitration or grievance pending or, to the Knowledge of the Company, threatened, that may interfere in any material respect with the respective business activities of the Company. The Company is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours (including classification of employees and independent contractors, discrimination, harassment and equitable pay practices), and occupational safety and health. The Company has not incurred any liability or obligation under the Federal Worker Adjustment and Retraining Notification Act or any similar state or local Law that remains unsatisfied.

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(c) To the Knowledge of the Company, since the Applicable Date, no allegations of sexual harassment have been made to the Company or any Governmental Entity regarding any executive-level employee in his or her capacity as a director, owner, employee or other service provider of the Company.

Section 3.11 Compliance with Laws; Licenses. The business of the Company has been, and is being, conducted in compliance in all material respects of all applicable Laws. The Company has not received any written communication alleging any material noncompliance with any such Laws that has not been cured. The Company has obtained and is in compliance in all material respects with all material permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity necessary to conduct its business as presently conducted.

Section 3.12 Material Contracts.

(a) Section 3.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each of the following Contracts to which the Company is a party, or by which the Company or any of its tangible or intangible assets is bound, excluding for this purpose, any purchase orders submitted by customers to the Company or purchase orders submitted by the Company to any supplier, in each case, in the ordinary course of business (each, a “Material Contract” and collectively, the “Material Contracts”):

(i) each Contract pursuant to which the Company currently leases or subleases real property to or from any Person;

(ii) each Contract (or group of related Contracts with respect to a single transaction or series of related transactions) pursuant to which the Company currently leases personal property to or from any Person providing for lease payments in excess of $250,000 per annum;

(iii) each Contract (or group of related Contracts with respect to a single transaction or series of related transactions) with any Significant Supplier;

(iv) each Contract that involves a payment or receipt of amounts of more than $250,000 in the aggregate, calculated based on the revenues of the Company (i) that actually occurred in the twelve (12)-month period ended November 30, 2020; and (ii) that cannot be terminated by the Company on less than ninety (90) days’ prior notice (without a monetary penalty);

(v) each Contract pursuant to which (A) any license, covenant not to sue, release, waiver, option or other right is granted under any material Company IP, other than nonexclusive licenses or nonexclusive sublicenses of any Company IP granted by the Company to its customers in the ordinary course of business consistent with past practice on standard terms and conditions or (B) any Person has granted to the Company any license, covenant not to sue, release, waiver, option or other right under any Intellectual Property Rights to the Company that is material to the Company’s business, other than nonexclusive licenses for uncustomized, off-the-shelf Software for less than $75,000 annually or in the aggregate that have been granted on standardized, generally available terms;

(vi) all management contracts (excluding Contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or income or revenues related to any product of the Company;

(vii) each Contract concerning the establishment or operation of a partnership, strategic alliance, joint venture, limited liability company or similar agreement or arrangement;

(viii) each Contract entered into at any time prior to the Execution Date pursuant to which the Company acquired another operating business;

(ix) each Contract that contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company could be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business of any other Person;

(x) each Contract evidencing financial or commodity hedging or similar trading activities, including any interest rate swaps, financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements or similar Contract;

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(xi) each Contract containing any standstill or similar agreement pursuant to which a Person has agreed not to acquire assets or securities of another Person;

(xii) each Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company, the pledging of the capital stock or other equity interests of the Company or the incurrence of indebtedness by the Company;

(xiii) (A) each Contract that limits or purports to limit, directly or indirectly, the freedom of the Company (or, after the Closing, Parent or any of its Subsidiaries) to compete in any line of business or with any Person or engage in any line of business within any geographic area, or restricts, directly or indirectly, the Company’s (or, after the Closing, Parent or its Subsidiaries’) ability to solicit or hire any Person or solicit business from any Person; and (B) each Contract that, by its express terms, could require the disposition of any material assets or line of business of the Company (or, after the Closing, Parent or its Subsidiaries); provided, that customary confidentiality obligations, use restrictions, and non-solicitation and no-hire provisions contained in standard form confidentiality agreements and other Contracts will not alone require a Contract to be disclosed pursuant to clause (A) above;

(xiv) each Contract that relates to the direct or indirect acquisition or disposition of any securities, capital stock or other similar interests, assets or business (whether by merger, sale of stock, sale of assets or otherwise);

(xv) each Contract obligating the Company to purchase or otherwise obtain any product or service exclusively from a single third party or granting any third party the exclusive right to develop, market, sell or distribute any of the Company’s products or services;

(xvi) each Contract creating indebtedness for borrowed money or guaranteeing any such obligations;

(xvii) each Contract creating or granting a material Lien on any assets of the Company, other than purchase money security interests in connection with the acquisition of equipment in the ordinary course of business consistent with past practice;

(xviii) each Contract containing covenants requiring the Company to make material capital expenditures;

(xix) each Contract with current or former officers, directors or employees of the Company, in each case in respect of which the Company has any (A) ongoing base compensation obligations in excess of $150,000 on an annual basis; or (B) indemnification obligations;

(xx) each Contract between the Company, on the one hand, and any director or officer of the Company or any Person beneficially owning (5%) or more of the outstanding Company Common Stock of any of their respective Affiliates, on the other hand, in each case, excluding Contracts for employment;

(xxi) each Contract related to any settlement of any proceeding;

(xxii) each Contract providing for indemnification or any guarantee by the Company of any Person or pursuant to which any indemnification or guarantee obligations of the Company remain outstanding (excluding indemnification obligations in respect of representations and warranties and covenants that survive indefinitely or for periods equal to a statute of limitations and excluding obligations to indemnify directors and officers or other individuals performing similar functions pursuant to the Transaction Documents) or otherwise survive as of the Execution Date;

(xxiii) each collective bargaining agreement or Contract with any union, staff association, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively with respect to Employees of the Company;

(xxiv) each Contract under which the consequences of a default, non-renewal or termination would reasonably be expected to have a Material Adverse Effect; and

(xxv) each Contract between the Company or any of its Subsidiaries, on the one hand, and any member of the SERES Group and any of its Predecessors or their respective Affiliates, on the other hand.

(b) The Company has previously delivered to, or made available to, Parent current and complete copies of each written Material Contract and a written description of each oral Material Contract. Each Material Contract is valid, binding and enforceable against the Company, and, to the Knowledge of the Company, each other party thereto, and

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is in full force and effect. To the Knowledge of the Company, there is no breach or violation of, or default under, any such Material Contract by the Company and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no counterparty to any Material Contract is in breach or violation thereof.

(c) The Company has not altered or amended any Material Contract in response to COVID-19, and no counterparty to any Material Contract has sought to, or threatened in writing to, renegotiate any Material Contract or threatened non-performance under any Material Contract, in each case, as a result of COVID-19.

Section 3.13 Real Property.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth a correct and complete list of all written or oral agreements to acquire, or other Contracts or arrangement granting to the Company the right to acquire real property (“Owned Real Property”). Other than the right to acquire the Owned Real Property, the Company does not own any real property. Except in any such case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in Section 3.13(a) of the Company Disclosure Letter (i) the Company has the right to acquire the Owned Real Property, (ii) upon the acquisition of the Owned Real Property pursuant to the SERES Lease Agreement (or otherwise), the Company shall have good and marketable title to the Owned Real Property, free and clear of all Liens except for Permitted Liens, (iii) no Owned Real Property or any portion of any Owned Real Property or interest therein shall be subject to any outstanding options or rights of first refusal to purchase except in favor of the Company, (iv) no Owned Real Property shall be subject to any lease, sublease, concession, license, occupancy agreement, outstanding option or right of first refusal to lease, or other Contracts or arrangement granting to any Person other than the Company the right to use or occupy any Owned Real Property, or any portion of any Owned Real Property, and (v) there shall be no Persons other than the Company in possession thereof.

(b) Section 3.13(b) of the Company Disclosure Letter sets forth a correct and complete list of all real property that the Company intends to sublease at or prior to the Closing and a list of all leases (the “Leases”) to be entered into by or to be assigned in favor of the Company with respect to real property (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”). Except in any such case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) upon the closing pursuant to the SERES Lease Agreement (or otherwise), the Company shall have valid, legally binding and enforceable leasehold interests in all Leased Real Property, free and clear of all Liens except for Permitted Liens, and each Lease shall be in full force and effect, (ii) pursuant to the SERES Lease Agreement (or otherwise), the Company shall have the right to take assignment of the lease for the Leased Real Property or acquire the Leased Real Property, and the Company shall have valid, legally binding and enforceable leasehold interests in all Leased Real Property, free and clear of all Liens except for Permitted Liens, and each Lease shall be in full force and effect, (iii) there shall not be any default or event of default under any of the Leases or any circumstances or events, which with notice, lapse of time or both, would constitute a breach or default under any of the Leases or permit acceleration of rent payments or termination or modification of any of such Leases, and (iv) except for the Leases and Permitted Liens, there shall be no written or oral subleases, concessions, licenses, occupancy agreements, outstanding options or rights of first refusal to lease, or other Contracts or arrangement granting to any Person other than the Company the right to use or occupy the Leased Real Property.

(c) The Company, and to the Company’s Knowledge, SERES, is not in breach or default of any restrictive covenant affecting the Real Property, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default under any such restrictive covenant, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) (i) All improvements located on the Real Property (the “Improvements”) are in good condition and repair, except for ordinary wear and tear, in all material respects and are sufficient for the operation of the business of the Company as currently used; and (ii) there are no facts or conditions affecting any of the Improvements which would interfere in any material respect with the Company’s intended use, occupancy or operation thereof, in each case other

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than relating to ordinary course wear and tear. Except as set forth in Section 3.13(d) of the Company Disclosure Letter, there are no current construction or alteration projects with respect to any of the Improvements as of the Execution Date.

(e) No damage or destruction has occurred with respect to any of the Real Property that would have a Material Adverse Effect, whether or not covered by an enforceable insurance policy.

(f) There are no pending or, to the Company’s Knowledge, threatened condemnation, expropriation or eminent domain proceedings with respect to any Real Property.

(g) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (i) the use of the land, buildings, structures and improvements on the Real Property are in conformity with all applicable Laws, including, without limitation, all applicable zoning Laws, and with all registered deeds, restrictions of record or other agreements of record affecting such Real Property, and there are no proposed changes therein that would so affect any of the Real Property or its use; (ii) there exists no conflict or dispute with any Governmental Entity, regulatory authority or other Person relating to any Real Property or the activities thereon or the occupancy or use thereof of which the Company has received written notice; and (iii) all requisite certificates of occupancy and other permits or approvals required with respect to the land, buildings, structures and improvements on any of the Real Property and the occupancy and use thereof have been obtained and are currently in effect.

(h) Upon the Closing, there will be in effect such insurance policies for the Real Property as are customarily maintained with respect to similar properties utilized for comparable purposes. All premiums due on such insurance policies will be paid by the Company. The Company has not received any written notice or request from any insurance company (i) requesting the performance of any material work or alteration with respect to any Real Property or any portion thereof; or (ii) regarding the pending or threatened denial of insurance coverage for any Real Property or any portion thereof. The Company has not received written notice from any insurance company concerning any, and to the Company’s Knowledge there are no, defects or inadequacies in the Real Property which, if not corrected, would result in the denial of insurance coverage or increase its cost.

(i) To the Knowledge of the Company, each parcel of Real Property has direct access to a public street adjoining the Real Property, and such access is not dependent on any land or other real property interest which is not included in the Real Property.

(j) To the Knowledge of the Company, none of the Improvements or any portion thereof is dependent for its access, use, or operation on any land, building, improvement or other real property interest which is not included in the Real Property.

Section 3.14 Environmental Matters.

(a) The Company and all of its operations and property since the Applicable Date have been in material compliance with all applicable Environmental Laws and upon the closing of the acquisition of the Owned Real Property and the assignment of the Leased Real Property, such properties will be operated in material compliance with all applicable Environmental Laws.

(b) The Company will use, is using, and has used commercially reasonable efforts to take assignment of or otherwise obtain all permits, licenses, identification numbers, approvals, registrations or other authorizations required or issued under any Environmental Law necessary for the Company’s operations, including its use and occupancy of the Real Property.

(c) The Company is not (i) conducting or actually responsible for (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) actually responsible for any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Substance on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls. The Company has not received notice of any allegations that it is responsible for (i) conducting (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Substance on any Real Property or other property (including of any soil, groundwater,

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surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls.

(d) The Company is not subject to any liability for any actual exposure by any Person or damage to any property relating to the Release of any Hazardous Substance and has not received notice of any allegations of liability for such exposure.

(e) The Company has not received, nor, to the Knowledge of the Company, has any Predecessor received, any notice, demand, letter, claim or request for information indicating that the Company or any of its Predecessors may be in violation of or, directly or indirectly subject to liability relating to any Environmental Law or the Release of any Hazardous Substance.

(f) The Company is not subject to any Order, asset retirement obligation, financial assurance requirement, or indemnity or other agreement with any third party, relating to liability relating to any Environmental Law or the Release of any Hazardous Substance.

(g) There are no circumstances or conditions, including the presence of any aboveground or subsurface structures, involving or affecting the Company or, after acquisition of the Owned Real Property and assignment of leases of the Leased Real Property, any Real Property that could reasonably be expected to result in any claim, liability, investigation or cost of the Company relating to any Environmental Law, including any restriction on the ownership, use or transfer of or otherwise relating to the Real Property.

(h) The Company has made available to Parent correct and complete copies of all reports, studies, assessments, audits, records, sampling data, notices, correspondence, agreements and other information that it has in its care, custody or control relating both to (i) any Environmental Law or Hazardous Substance and (ii) the Company, any Company Predecessor, or any properties currently or formerly owned or operated by any of them.

Section 3.15 Taxes.

(a) The Company and each of its Subsidiaries have filed timely or caused to be filed timely with the appropriate taxing authorities all income and other material Tax Returns that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date (taking into account any applicable valid extension of time within which to file). Neither the Company nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. Such Tax Returns are true, correct and complete in all material respects, and accurately reflect all liability for Taxes of the Company and its Subsidiaries for the periods covered thereby.

(b) All income and other material Taxes and all income and other material Tax liabilities of the Company and its Subsidiaries that are due and payable on or prior to the Closing Date have been (or will be) timely paid in full to the appropriate taxing authorities on or prior to the Closing Date.

(c) Neither the Company nor any of its Subsidiaries (i) has entered into a written agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or such Subsidiary, as applicable, that has not expired or (ii) is presently contesting the Tax liability of the Company or such Subsidiary, as applicable, before any taxing authority or other Governmental Entity.

(d) All material Taxes that the Company or its Subsidiaries are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other Person have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. The Company and each of its Subsidiaries have collected all sales and use, value added, goods and services and other similar taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Entity, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in the manner required by all applicable Laws.

(e) No written claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction.

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(f) Neither the Company nor any of its Subsidiaries is currently or has been within the past five (5) years the subject of an audit or other examination relating to Taxes by the taxing authorities of any nation, state or locality (and no such audit is pending or, to the Knowledge of the Company, contemplated) nor has the Company or any of its Subsidiaries received any written notices within the past five (5) years from any taxing authority that such an audit or examination is pending or relating to any issue which might affect the Tax liability of the Company or any of its Subsidiaries.

(g) To the Knowledge of the Company, there are no unresolved questions or claims concerning the Company’s or any of its Subsidiaries’ Tax liability that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) The Company has made available to Parent correct and complete copies, including all amendments thereto, of each of the Tax Returns for income Taxes filed on behalf of the Company since the Applicable Date.

(i) There are no Tax Sharing Agreements in effect as between the Company or any Predecessor or Affiliate thereof and any other party (including Stockholders and any of their respective Predecessors or Affiliates) under which Parent, Merger Sub, the Company or any of its Subsidiaries could be liable for any Taxes or other claims of any Person (excluding, for this purpose, Contracts entered into in the ordinary course of business the primary purpose of which is not Tax).

(j) Neither the Company nor any of its Subsidiaries has been included in any “consolidated,” “unitary,” or “combined” Tax Return provided for under the Law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and its Subsidiaries are the only members).

(k) Neither the Company nor any of its Subsidiaries has any liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign Law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), or as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business, the primary purpose of which is not Tax) or otherwise.

(l) Neither the Company nor any of its Subsidiaries has been, within the last five (5) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.

(m) Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1).

(n) At no time during the past five (5) years has the Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(o) There are no Liens for Taxes on the Company or any of its Subsidiaries or any assets of the Company or any of its Subsidiaries other than Permitted Liens.

(p) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following that occurred or exists on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) an installment sale or open transaction; (iii) a prepaid amount; (iv) an intercompany item under Treasury Regulations Section 1.1502-13 or an excess loss account under Treasury Regulations Section 1.1502-19; (v) a change in the accounting method of the Company or any of its Subsidiaries, pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding Tax Laws of any nation, state or locality; (vi) an election pursuant to Section 108(i) of the Code; (vii) any inclusion under Section 951(a) or 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in the case of each of clauses (A), (B) and (C), with the amount

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existing on or prior to the Closing Date being determined as if the relevant taxable years ended on the Closing Date, or (D) any inclusion under Section 965 of the Code; or (viii) otherwise as a result of a transaction or an accounting method that accelerated an item of deduction that economically accrues after the Closing Date into periods ending on or before the Closing Date (excluding bonus or allowable accelerated methods of depreciation) or a transaction or an accounting method that deferred an item of income that economically accrues on or before the Closing Date into periods beginning after the Closing Date.

(q) All transactions entered into between or among the Company, its Subsidiaries and their respective Affiliates have been entered into on terms that would properly be considered arm’s length, consistent in all material respects with what would have been agreed to between unrelated third parties, and no adjustment is required with respect to any such transactions pursuant to Section 482 of the Code or any similar provision of any state, local or foreign Law. Neither the Company nor any of its Subsidiaries has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Merger from qualifying for the Intended Tax Treatment.

Section 3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a correct and complete list of all (i) Company IP that is Registered (the “Company Registered IP”), indicating for each item, the owner, the registration or application number, the registration or application date, and the applicable filing jurisdiction, and (ii) proprietary Software, in each case, that is included in the Company IP and material to the Company or the conduct of the Business

(b) The Company owns or has sufficient and valid rights to use all Business IP and all IT Assets used in or necessary for the conduct of the Business, all of which ownership and rights shall survive the execution, delivery, and performance of the Transaction Documents and the consummation of the Transactions, on identical terms and without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Business IP or IT Assets. The Company (i) exclusively owns all right, title, and interest in and to all Company IP owned or purported to be owned by the Company, and (ii) is the exclusive licensee of all other Company IP, in each case, free and clear of all Liens other than Permitted Liens. The Company has in its possession all know-how, information, and embodiments of all Company IP, in each case, necessary and sufficient to enable the Company to use, practice, and exploit the in-licensed Business IP as contemplated to be used, practiced, and exploited in the conduct of the Business.

(c) All Company Registered IP is subsisting, valid and enforceable. Neither the Company nor any of the Company IP is subject to any outstanding Order materially adversely affecting the validity or enforceability of, or the Company’s ownership or exclusive use of, or exclusive rights in or to, any such Company IP or otherwise restricting or materially adversely affecting the Company’s right to own, license or use any Business IP. All Company Registered IP has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any Company Registered IP is threatened, pending or reasonably foreseeable that would be materially adverse to the conduct of the Business.

(d) The Company has used commercially reasonable efforts and implemented sufficient measures to protect the confidentiality, integrity, and availability to the Company of all trade secrets or other confidential information material to the Company or the conduct of the Business. No such trade secret or confidential information has been disclosed by the Company to any Person (other than pursuant to a written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof). To the Knowledge of the Company, each Person who is or was an employee or independent contractor of the Company or SERES and (i) involved in the development or creation of any Intellectual Property Rights for or on behalf of the Company (including any Company IP) has signed a valid and enforceable agreement containing an irrevocable present assignment to Company, its Subsidiary, SERES or other member of the SERES Group, as appropriate, of all such Intellectual Property Rights; or (ii) privy to any trade secrets or other confidential information material to the Company or the conduct of the Business has signed a valid and enforceable written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof. No such Person retains any right, title or interest in or to any such Intellectual Property Rights or is in violation of any such assignment or confidentiality agreement.

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(e) Neither the Company nor, to the Knowledge of the Company, SERES has received any written claim, notice, invitation to license or similar communication (i) contesting or challenging the use, validity, enforceability or ownership by the Company or SERES of any Business IP, or (ii) alleging that the Company or its current or planned products or services or the conduct of the Business infringes, misappropriates or otherwise violates (or will infringe, misappropriate, or otherwise violate) the Intellectual Property Rights of any Person, whether directly or indirectly.

(f) The Company, the conduct of the Business, the currently contemplated conduct of the Business following the Closing, and the current or planned products or services of the Company (including the use, manufacture, marketing, sale, offering for sale, importation, or other commercialization thereof), in each case, (i) to the Knowledge of the Company, currently do not infringe, misappropriate or otherwise violate and have not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person; and (ii) do not constitute and have not constituted unfair competition or trade practices under the Laws of any relevant jurisdiction.

(g) In the past six (6) years, to the Company’s Knowledge, no Person has infringed, misappropriated or otherwise violated any Company IP, whether directly or indirectly.

(h) No funding, facility or personnel of any Governmental Entity, university, college, other educational institution or research center was used in the development of any Company IP.

(i) The IT Assets owned, leased, outsourced, or licensed by the Company (including through cloud-based or other third-party service providers) in the operation of its Business are sufficient in all material respects for the current conduct of the Business, and the IT Assets are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines designed to facilitate or cause unauthorized access to, or disruption, significant impairment, disablement, or destruction of, Software, data or other materials. Prior to the Execution Date, there has been no unauthorized access to or unauthorized use of (i) any such IT Assets, (ii) any information stored on or processed by such IT Assets, or (iii) any confidential or proprietary information that is in the Company’s possession, custody, or control.

(j) Prior to the Closing, the Company will use commercially reasonable efforts to implement and, from the date of such implementation through the Closing Date, use commercially reasonable efforts to maintain commercially reasonable security designed to safeguard the confidentiality, availability, security and integrity of the IT Assets and all data and information stored thereon.

(k) No source code of any material Software owned by, or purported to be owned by, the Company has been disclosed or delivered to any escrow agent or, except pursuant to a written confidentiality Contract, otherwise provided or disclosed to any third party. Neither this Agreement, nor the Transactions will, and to the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, result in the disclosure or release of such source code to any third-party. The Company has not used any material Software licensed in such a way that would subject any Company IP to Copyleft Terms.

(l) Prior to the Closing, the Company will use commercially reasonable efforts to establish and implement and, from the date of such establishment and implementation through the Closing Date, use commercially reasonable efforts to maintain written policies and organizational, physical, administrative and technical measures regarding, the integrity and availability of the systems, privacy, cyber security and data security that are commercially reasonable for an enterprise of the size and nature of the Company, taken as a whole, and at least consistent with applicable industry standards, and consistent in all material respects with (i) any contractual commitments of the Company relating to privacy, cyber security and data security, and (ii) any public facing statements or policies adopted by the Company relating to privacy, cyber security and data security (such policies and measures, collectively, the “Privacy and Security Policies”).

(m) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the (i) Applicable Date the Company has complied in all material respects with all applicable privacy, cyber security and data security Laws and Contracts, including with respect to the collection, use, storage, processing, transmission, transfer (including cross-border transfers), disclosure and protection of Personal Information its possession or control and (ii) since the establishment and implementation of the Privacy and Security Policies has complied in all material respects with its Privacy and Security Policies.

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(n) The Company will implement prior to Closing commercially reasonable measures consistent in all material respects with standard industry practices designed to ensure the confidentiality, privacy and security of Personal Information in its possession or control from authorized access by any Person.

Section 3.17 Insurance. The Company has made available to Parent true and correct copies of all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company (“Insurance Policies”). All Insurance Policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its properties and assets, except for any such failures to maintain insurance policies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for Insurance Policies that have expired under their terms in the ordinary course of business, each Insurance Policy is in full force and effect, subject to the Bankruptcy and Equity Exception, and all premiums due with respect to all Insurance Policies have been paid, and, to the extent applicable, the Company has not taken any action or failed to take any action that (including with respect to the Transactions), with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any of the Insurance Policies or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.18 Suppliers.

(a) Section 3.18(a) of the Company Disclosure Letter sets forth a complete and accurate list of the top five (5) suppliers of the Company for the twelve (12)-month period ended on the Execution Date based on the Dollar value purchased from each supplier during such period (each, a “Significant Supplier”).

(b) No Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor of the Company has cancelled or otherwise terminated its relationship with the Company or has materially altered, in a manner adverse to the Company, its relationship with the Company. To the Knowledge of the Company, no such Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor has any plan or intention, and has not threatened to terminate, cancel or otherwise materially modify in a manner adverse to the Company its relationship with the Company.

Section 3.19 Related Party Transactions. No stockholder, officer or director of the Company or to the Company’s Knowledge, any immediate family member thereof (a) is presently a party or has a direct or indirect interest in any Person (other than publicly traded securities) party to any Contract with the Company; (b) owns any direct or any indirect, interest in any material assets of the Company; or (c) has any cause of action or other claim against, or owes any amounts to, the Company except for claims of employees in the ordinary course of business, including for bona-fide employment-related compensation, expense reimbursements, or accrued vacation pay or for accrued benefits under a Benefit Plan maintained by the Company. Except as set forth on Section 3.19 of the Company Disclosure Letter, there are no outstanding notes payable to, accounts receivable from or advances by the Company, and the Company is not otherwise a creditor of, any option holder or Stockholder or any Affiliate of such Stockholder or option holder (or any director, officer, stockholder, member, manager or partner thereof).

Section 3.20 Brokers and Finders. The Company has not, nor has any of its directors or employees (including any officers), employed any investment banker, broker or finder or incurred or will incur any obligation or liability for any brokerage fees, commissions or finders’ fees or other similar payments in connection with the Transactions.

Section 3.21 Information Supplied; Proxy Statement. The information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Proxy Statement will not, (a) at the time the Proxy Statement is first mailed to the stockholders of Parent, (b) at the time of the Parent Special Meeting to be held in connection with the Transactions after giving effect to any supplements or updates to the Proxy Statement and (c) at the Effective Time after giving effect to any supplements or updates to the Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information that was supplied by Parent or its Representatives.

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Section 3.22 Anti-Corruption; Sanctions.

(a) Since the Applicable Date, the Company has complied with all applicable anti-bribery, anti-corruption and anti-money laundering Laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, (collectively, the “Anti-Corruption Laws”), except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company has, directly or indirectly, violated any, or been subject to actual or, to the Knowledge of the Company, pending or threatened Actions, demand letters, settlements or enforcement actions relating to any Anti-Corruption Law or any Law related to terrorism financing.

(c) Neither the Company nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (i) which would violate any applicable Anti-Corruption Law; or (ii) to or for a Public Official with the intention of (A) unlawfully influencing any official act or decision of such Public Official; (B) inducing such Public Official to do or omit to do any act in violation of their lawful duty; (C) securing any unlawful advantage; or (D) inducing such Public Official to influence or affect any act or decision of any Governmental Entity or commercial enterprise owned or controlled by any Governmental Entity, in each case, in order to assist the Company, or, to the Knowledge of the Company, any employee, agent or representative of the Company in obtaining or retaining business for or with, or in directing business to, the Company or any other Person.

(d) Neither the Company nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company, is a Person that is the subject of economic sanctions administered by OFAC (including the designation as a “Specially Designated National or Blocked Person” thereunder), Her Majesty’s Treasury, the European Union, the Bureau of Industry Security of the U.S. Department of Commerce, or any applicable sanctions measures under the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act, the U.S. Iran Sanctions Act, the U.S. Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the U.S. Iran Threat Reduction and Syria Human Rights Act of 2012, the U.S. National Defense Authorization Act of 2012 or the U.S. National Defense Authorization Act of 2013, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Department of the Treasury set forth under 31 CFR, Subtitle B, Chapter V, or any orders or licenses issued thereunder (collectively, “Sanctions”), nor, to the Knowledge of the Company, are any of the foregoing designated as a Specially Designated National or Blocked Person by OFAC. Since the Applicable Date, the Company has not been in material violation of applicable Sanctions.

Section 3.23 Accredited Investors. To the Knowledge of the Company, each Stockholder and Convertible Note Holder is an Accredited Investor.

Section 3.24 Sufficiency of the Assets.

(a) The Company has good and valid title or, in the case of leased or licensed assets, a valid leasehold interest in or valid license with respect to, free and clear of all Liens, except for Permitted Liens, to all of the Company’s material assets and all other material tangible personal property (including all plants, machinery, equipment, tools, supplies, furniture, furnishings, vehicles, IT Assets and other fixed assets) and real property, used (or held for use) in the conduct of the Business as of the Closing.

(b) Effective on the Closing Date (assuming that, upon Closing, Parent has unrestricted cash on hand equal to or in excess of $125,000,000): (i) the Company IP; and (ii) the material items of tangible and intangible personal property (including the IT Assets, intellectual property, buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles) and real property, in each case, currently owned, leased or licensed by the Company, together with the rights, licenses, and services to be provided to the Company under the Key Contracts, will be sufficient, in all material respects, for the conduct of the Business by the Company following the Closing in the manner presently contemplated to be conducted (as of the Execution Date).

(c) The buildings, plants, structures, fixtures, machinery, equipment, vehicles, tangible IT Assets, and other material items of tangible personal property of the Company used in the Business as presently conducted are structurally sound, in good operating condition and repair (normal wear and tear excepted), and, to the Knowledge of the Company, have been maintained in accordance with normal industry practice in all material respects.

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Section 3.25 No Other Representations or Warranties.

(a) Except for the representations and warranties expressly set forth in this Article III (as modified by the Company Disclosure Letter), neither the Company nor any other Person makes or has made (and the Company and its Affiliates hereby disclaim) any other express or implied representation or warranty with respect to the Company or any of its Affiliates (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose), or any of their respective businesses, operations, assets, liabilities or financial condition. Parent and its Affiliates have not relied on any representation or warranty other than those expressly set forth in Article III of this Agreement (as modified by the Company Disclosure Letter). Without limiting the generality of the foregoing, except as set forth in this Agreement, neither the Company nor any other Person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any financial projections, forecasts or estimates relating to the Company, any of its Affiliates or any of their respective businesses, operations, assets, liabilities or financial condition. Notwithstanding the foregoing, nothing in this Section 3.25(a) shall limit Parent’s remedies with respect to claims of fraud.

(b) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV of this Agreement, neither Parent nor any other Person has made any express or implied representation or warranty with respect to the Transaction or any other transaction contemplated by this Agreement (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to the Company or any of its Affiliates in connection with the Transactions and the Company has not relied on any representation or warranty other than those expressly set forth in Article IV of this Agreement; provided; however, that notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 3.25(b), nothing in this Section 3.25(b) shall limit the Company’s remedies with respect to claims of fraud in connection with, arising out of or otherwise related to the express written representations and warranties made by Parent in this Agreement and in any Transaction Document.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in (i) Parent Reports filed prior to the Execution Date, but excluding, in each case, any disclosures set forth or referenced in any risk factor or forward-looking statement (or similarly captioned section) and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements (it being acknowledged that nothing disclosed in the Parent Reports will be deemed to modify or qualify the representations and warranties set forth in Section 4.1 (Organization; Good Standing and Qualification), Section 4.2 (Capital Structure), and Section 4.3 (Authority; Approval)); or (ii) the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to the Execution Date (the “Parent Disclosure Letter”), Parent hereby represents and warrants to the Company as of the Execution Date and as of the Closing (or in the case of representations and warranties that speak of a specified date, as of such specified date) as follows:

Section 4.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub (a) is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization; (b) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted; and (c) is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except in the case of clauses (b) and (c) where the failure to be so qualified or in good standing or to have such power or authority, could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company prior to the Execution Date complete and correct copies of Parent’s and Merger Sub’s Organizational Documents, and each as so delivered is in full force and effect.

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Section 4.2 Capital Structure.

(a) Without taking into effect the PIPE Investment or the conversion of Convertible Notes, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Class A Common Stock, of which 25,741,250 shares were issued and outstanding as of the Execution Date, 10,000,000 shares of Parent Class B Common Stock, of which 6,250,000 shares were issued and outstanding as of the Execution Date, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which no shares were issued or outstanding as of the Execution Date, and there were 8,333,333 public warrants (the “Public Warrants”) and 247,083 private placement warrants (together with the Public Warrants, the “Warrants”) issued and outstanding as of the Execution Date, in each case, entitling the holder thereof to purchase one share of Parent Class A Common Stock at an exercise price of $11.50 per share of Parent Class A Common Stock pursuant to, and subject to adjustments as provided by, the terms of the Warrants. Other than (A) the Parent Class B Common Stock, (B) the Warrants set forth in Schedule 4.2(a), and (C) the PIPE Investment, there are (i) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent; and (ii) no options, warrants, or other rights to acquire from Parent, and no obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. At the Effective Time, each share of Parent Class B Common Stock will automatically convert into one share of Parent Class A Common Stock.

(b) All of the outstanding shares of Parent Capital Stock have been duly authorized, are validly issued, fully paid and nonassessable, and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Organizational Documents of Parent or any Contract to which Parent is a party or otherwise bound. All outstanding Warrants have been duly authorized and validly issued, are fully paid and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Organizational Documents of Parent or any Contract to which Parent is a party or otherwise bound. Other than the Warrants, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of Parent on any matter. Except for this Agreement, the Parent’s Organizational Documents and the documents listed on Schedule 4.2(b)(i), Parent is not party to, and the Parent Capital Stock is not subject to, any voting trust agreements, proxies, or other Contracts with respect to the voting, purchase, repurchase, redemption, dividend rights, disposition or transfer of the shares of Parent Capital Stock. Other than the Parent’s Organizational Documents and the documents listed on Schedule 4.2(b)(ii), Parent is not party to any Contract that provides for any preemptive, anti-dilution, down-valuation or similar protections in respect of Parent Capital Stock.

(c) Each holder of any of the shares of Parent Common Stock initially issued prior to Parent’s initial public offering (i) is obligated to vote all of such shares of Parent Common Stock in favor of adopting this Agreement and approving the Merger and (ii) is not entitled to elect to redeem any of such shares of Parent Common Stock pursuant to Parent’s certificate of incorporation, as amended.

(d) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, of which 100 shares are validly issued and outstanding, fully paid and nonassessable. All of the issued and outstanding capital stock of Merger Sub was duly authorized, was issued in compliance with all applicable Laws and is not subject to and was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Organizational Documents of Merger Sub or any Contract to which Merger Sub is a party or otherwise bound.

(e) Other than the equity interests set forth in Schedule 4.2(e), there are no equity interests of Merger Sub issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, free and clear of all Liens (other than such Liens as contemplated under this Agreement or created by Merger Sub’s Organizational Documents or applicable securities Laws), and there are (i) no other shares of capital stock or voting securities of Merger Sub; (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub; and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

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(f) Other than Merger Sub, Parent has no Subsidiaries and does not, directly or indirectly, own, hold or control or have the right to acquire any (i) equity interests, including any partnership, limited liability company or joint venture interests, in any other Person; (ii) securities convertible into or exchangeable for equity interests of any other Person; or (iii) options or other rights to acquire equity interests of any other Person.

Section 4.3 Authority; Approval.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party and to consummate the Transactions, subject only to adoption of this Agreement by Parent as the sole stockholder of Merger Sub, the consents, approvals, authorizations and other requirements described in Section 4.4 and the obtaining of approval of the Parent Stockholder Proposals by the holders of a majority of the outstanding shares of Parent Common Stock voting on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Parent Vote” and such meeting, the “Parent Special Meeting”). Other than the Requisite Parent Vote, there are no other votes of the holders of Parent Common Stock or of any other class or series of the capital stock of Parent necessary with respect to the Transactions or any related matters. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Transaction Documents to which Parent and/or Merger Sub is a party will be, at Closing, duly executed and delivered by Parent and/or Merger Sub, as applicable, and, when executed and delivered by the Company and the other parties thereto, will constitute a valid and binding agreement of Parent and/or Merger Sub, as applicable, enforceable against Parent and/or Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Parent Board has, at a duly convened and held meeting, (i) unanimously determined that the Merger is in the best interests of Parent and its stockholders, approved and declared advisable this Agreement, the Merger and the other Transactions and resolved to recommend that the holders of shares of Parent Common Stock vote in favor of the Parent Stockholder Proposals, subject to a Change in Recommendation as set forth in Section 5.6; and (ii) directed that this Agreement and the other Parent Stockholder Proposals be submitted to the holders of shares of Parent Common Stock for their approval (the “Parent Board Recommendation”). No Takeover Statute is applicable to Parent, the Parent Common Stock or the Transactions.

(c) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued by it pursuant to Article II of this Agreement. Such shares of Parent Common Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and will be issued free and clear of any Liens (other than such Liens as contemplated under this Agreement or created by Parent’s Organizational Documents or applicable securities Laws) and any preemptive rights, and no stockholder of Parent will have any preemptive right, repurchase right or subscription right in respect thereof. As of the Effective Time, the Parent Common Stock will be registered pursuant to Section 12(b) under the Exchange Act.

Section 4.4 Governmental Filings; No Violations; Certain Contracts.

(a) Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations under the HSR Act, any applicable requirements under applicable securities Laws, and the DGCL, no expirations of waiting periods are required under applicable Antitrust Laws, nor are any notices, reports or other filings required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by Parent or Merger Sub or the consummation of the Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to be material or to prevent, materially delay or materially impair the consummation of the Transactions.

(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents to which they are a party do not, and the consummation of the Transactions will not, conflict with, or result in any breach or violation of, or default (with or without notice, lapse of time or both) under, or give rise to any right of termination, loss of rights, adverse modification of provisions, cancellation or acceleration of any obligations under, or result in the creation of a Lien on any of the assets of Parent or Merger Sub under any provision of (i) their respective

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Organizational Documents; (ii) any Contract binding upon Parent or Merger Sub or any of their respective properties or assets; or (iii) assuming (solely with respect to performance of this Agreement and the Transaction Documents and consummation of the Transactions) compliance with the matters referred to in Section 4.4(a), any Law to which Parent or Merger Sub is subject, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, loss, adverse modification, cancellation, acceleration or creation that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5 Parent Reports; Financial Statements; Internal Controls.

(a) Parent has filed or furnished, as applicable, on a timely basis, all forms, schedules, statements, certifications, reports and other documents, including any exhibits thereto, required to be filed with the SEC, including pursuant to the Exchange Act or the Securities Act, since its incorporation and will file, on a timely basis, all such forms, schedules, statements, certifications, reports and other documents required to be filed with the SEC subsequent to the date of this Agreement (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and including any amendments, restatements or supplements thereto, the “Parent Reports”). Each of the Parent Reports, at the time of its filing and, if amended, as of the date of the most recent amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any rules and regulations promulgated thereunder applicable to the Parent Reports. Except to the extent available on the SEC’s web site through EDGAR, Parent has delivered to the Company copies, in the form filed with the SEC, of all Parent Reports. As of their respective dates of filing (and, if amended, as of the date of filing such amendment), no Parent Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent Reports. Each director and executive officer of Parent has filed with the SEC on a timely basis all documents required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(b) Parent has complied in all material respects with the applicable listing and corporate governance rules and regulations of The Nasdaq Stock Market LLC (“NASDAQ”). As of the date hereof, the issued and outstanding shares of Parent Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ. There is no legal proceeding pending or, to the Knowledge of Parent, threatened, in each case, by NASDAQ or the SEC with respect to any intention by such entity to deregister the Parent Class A Common Stock or prohibit or terminate the listing of the Parent Class A Common Stock on NASDAQ. Parent has not taken any action that is designed to terminate the registration of the Parent Class A Common Stock under the Exchange Act. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) thereunder, or the rules and regulations promulgated by the SEC, Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Except as not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, Parent has established and maintains disclosure controls and procedures (as such terms are defined in paragraph (e) of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Parent’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(d) Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, changes in stockholders’ equity and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents the results of operations, changes in stockholders’ equity, cash flows, retained earnings (loss) and changes in financial position, as applicable, of Parent and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited financial statements, to normal year-end audit adjustments that will not be material in amount or effect), in each case prepared in accordance with GAAP consistently applied during the periods

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involved, except as may be noted therein or in the notes thereto and comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof.

(e) Parent has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(f) (i) To the Knowledge of Parent, the Parent has not identified or been made aware of any significant deficiency or material weakness in the design or operation of internal controls that would reasonably be expected to adversely affect Parent’s ability to record, process, summarize and report financial information for inclusion in the applicable financial statements; and (ii) since the date of Parent’s formation, to the Knowledge of Parent, the Parent has not identified or been made aware of any fraud, whether or not material, that involves the management or other employees of Parent who have a significant role in Parent’s internal control over financial reporting. Since the date of Parent’s formation, to the Knowledge of Parent, no material complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by Parent.

Section 4.6 Absence of Certain Changes. Since Parent’s incorporation, (a) Parent has conducted its business in the ordinary course of business, consistent with past practices in all material respects (except for the negotiation and execution of this Agreement); and (b) there has not been any Parent Material Adverse Effect.

Section 4.7 Litigation and Liabilities.

(a) There are no Actions pending, threatened in writing, or, to the Knowledge of Parent, otherwise threatened, against Parent or any of its Subsidiaries (and no Governmental Entity has notified Parent of its intention to initiate an Action), except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

(b) Since its date of incorporation, neither Parent nor Merger Sub has carried on any business or conducted any operations other than: (i) directed towards the accomplishment of a business combination; and (ii) the execution of this Agreement and the other Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto. Neither Parent nor Merger Sub has any obligations or liabilities (whether accrued, absolute, contingent, unknown or otherwise), other than liabilities that (i) have been adequately reserved against or reflected in the financial statements included in or incorporated by reference into the Parent Reports (including the related notes and schedules); (ii) were incurred in the ordinary course of business consistent with past practice and which are not material; or (iii) have been incurred as expressly required by this Agreement. Parent is not a party to or subject to the provisions of any Order that restricts the manner in which Parent conducts its business except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

Section 4.8 Parent Trust Account. As of the Execution Date, Parent has no less than $250,000,000 in the account established by Parent for the benefit of its stockholders at Deutsche Bank Trust Company Americas (the “Parent Trust Account”), such monies being invested in U.S. Government treasury bills or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust pursuant to that certain Investment Management Trust Agreement, dated as of August 18, 2020, between Parent and Continental Stock Transfer & Trust Company, as trustee (the “Parent Trust Agreement”). The Parent Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and has not been amended or modified. Parent has complied in all material respects with the terms of the Parent Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Parent Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or the trustee under the Parent Trust Agreement (the “Trustee”). There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Parent Trust Agreement in the Parent Reports to be inaccurate in any material respect or that would entitle any Person (other than pursuant to a Parent Share Redemption or with respect to the Deferred Discount (as defined in the Parent Trust Agreement)) to any portion of the proceeds in the Parent Trust Account. There are no proceedings pending or, to the Knowledge of Parent, threatened with respect to the Parent Trust Account. Upon the consummation of the Merger and notice thereof to the Trustee pursuant to the Parent Trust Agreement, Parent shall

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cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Parent as promptly as practicable, the funds in the Parent Trust Account in accordance with the Parent Trust Agreement at which point the Parent Trust Account shall terminate; provided, however, that the liabilities and obligations of Parent due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable: (a) to stockholders of Parent who shall have exercised applicable redemption rights; (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law; and (c) to the Trustee for fees and costs incurred in accordance with the Parent Trust Agreement. Assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, the conditions to the use of funds in the Parent Trust Account will be satisfied and the funds available in the Parent Trust Account will be available to Parent at the Effective Time.

Section 4.9 PIPE Investments. Parent has made available to the Company prior to the Execution Date true, correct and complete copies of the Subscription Agreements. As of the Execution Date, each Subscription Agreement (a) is in full force and effect without amendment or modification; (b) is the valid, binding and enforceable obligation of Parent or its applicable Affiliate and, to the Knowledge of Parent, each other party thereto (except, in any case, as may be limited by Bankruptcy and Equity Exception); and (c) have not been withdrawn, terminated or rescinded in any respect. There are no other Contracts between Parent and any PIPE Investor relating to any Subscription Agreement, that would reasonably be expected to affect the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment set forth in the Subscription Agreements, and, to the Knowledge of Parent, no facts or circumstances exist that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment not being available to Parent, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent, or to the Knowledge of Parent, on the part of any PIPE Investor, under any material term or condition of any Subscription Agreement, and, as of the Execution Date, Parent has no reason to believe that it will be unable to satisfy in all material respects, on a timely basis, any term or condition of Closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement or the Transaction Documents) to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment set forth in the Subscription Agreements on the terms therein.

Section 4.10 [RESERVED].

Section 4.11 Investment Intent. Parent is acquiring the Company Common Stock solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Parent acknowledges that the Company Common Stock is not registered under the Securities Act, any state securities Laws or any other applicable securities Laws, and that the shares of Company Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws and regulations and any other applicable securities Laws, as applicable.

Section 4.12 Brokers and Finders. Neither Parent nor any of its Subsidiaries, nor any of their respective directors or employees (including any officers), as applicable, has employed any investment banker, broker or finder or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees or other similar payments in connection with the Transactions.

Section 4.13 Information Supplied; Proxy Statement. The information supplied or to be supplied by Parent expressly for inclusion or incorporation by reference in the Proxy Statement will not, (a) at the time the Proxy Statement is first mailed to the stockholders of Parent, (b) at the time of the Parent Special Meeting to be held in connection with the Transactions after giving effect to any supplements or updates to the Proxy Statement, and (c) at the Effective Time after giving effect to any supplements or updates to the Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Proxy Statement based on information that was supplied by the Company or its Representatives expressly for inclusion or incorporation by reference in the Proxy Statement.

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Section 4.14 Taxes. Parent and Merger Sub (a) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all income and all other material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects and accurately reflect all liability for Taxes of Parent and Merger Sub for the periods covered thereby; (b) have paid all income and all other material Taxes that are required to be paid, except with respect to current Taxes not yet due and payable or otherwise being contested in good faith; and (c) have not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. Any such Taxes or Tax liabilities of Parent and Merger Sub that relate to a Pre-Closing Tax Period that are not yet due and payable (i) for periods covered by the financial statements included in the Parent Report have been properly accrued and adequately disclosed on such financial statements in accordance with GAAP, and (ii) for periods not covered by such financial statements have been properly accrued on the books and records of Parent and Merger Sub in accordance with GAAP. All material Taxes that Parent and Merger Sub are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other Person have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. As of the Execution Date, there are no pending or, to the Knowledge of Parent or Merger Sub, threatened in writing, audits, examinations, investigations or other proceedings in respect of material Taxes or Tax matters of Parent or Merger Sub. To the Knowledge of Parent or Merger Sub, there are no unresolved questions or claims concerning the Parent’s or Merger Sub’s Tax liability that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is a party to or bound by any Tax Sharing Agreement. Parent and Merger Sub (A) have not been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Parent); and (B) do not have any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Parent and Merger Sub have not been, within the last two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Parent and Merger Sub have not participated in a “reportable transaction” within the meaning of Treasury Regulation Sections 1.6011-4(b)(1). At no time during the past five years has Parent or Merger Sub been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither Parent nor Merger Sub is aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.15 Material Contracts. Except for those Contracts filed (or incorporated by reference) as exhibits to the Parent Reports and except for the documents to be executed by Parent in connection with the PIPE Investment and the other Transactions, neither Parent nor any of its Subsidiaries is party to any Contract that would be required to be filed (or incorporated by reference) as an exhibit to Parent’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K.

Section 4.16 Benefit Plans. Neither Parent nor any of its Subsidiaries maintains, sponsors or contributes to, or has any actual or contingent obligation or liability under, any Plan (including, without limitation, any multiemployer plan (within the meaning of Section 3(37) of ERISA) or any pension plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code), nor does Parent or any of its Subsidiaries have any obligation or commitment to create or adopt any Plan, except as contemplated pursuant to Section 5.14 of this Agreement. For purposes of this section only, “Plan” shall have the same meaning as “Benefit Plan”, except that references to the “Company” shall be replaced with “Parent”.

Section 4.17 Compliance with Laws. Parent has, at all times since its incorporation, been and is in compliance in all material respects with all Laws and Orders applicable to it or to its businesses or operations. Parent has not received any written notice or, to the Knowledge of Parent, oral notice to the effect that a Governmental Entity has claimed or alleged that Parent was not in compliance in all material respects with all Laws and Orders applicable to it or to its business or properties.

Section 4.18 Investment Company Act. Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

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Section 4.19 Investigation and Reliance. Unless any such information is expressly and specifically included in a representation or warranty contained in Article III of this Agreement, neither the Company nor any of its stockholders, Affiliates or Representatives shall have any liability to Parent, Merger Sub or any of their respective stockholders, Affiliates or Representatives resulting from the use of any projections, forecasts or estimates made available to Parent or its Representatives, including projections, forecasts or estimates of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (the “Projections”), whether or not included in any management presentation, in any materials provided in connection with the PIPE Investment, or in any other information made available to Parent or its Representatives. Notwithstanding anything in this Section 4.19, nothing in this Agreement (including this Section 4.19) shall limit (i) the obligation of the Company to ensure the accuracy of all information that is not a Projection and which is provided by or on behalf of the Company for inclusion in the Proxy Statement, (ii) the liability of the Company and its Subsidiaries for the inaccuracy of any Projection provided by or on behalf of the Company for inclusion in the Proxy Statement if such Projection was made or approved by a Person with actual knowledge that the Projection was false or misleading, or (iii) the ability and right of the Parent to rely upon the express representations and warranties set forth in Article III.

Section 4.20 No Other Representations or Warranties.

(a) Except for the representations and warranties expressly set forth in this Article IV (as modified by the Parent Disclosure Letter), neither Parent nor any other Person makes or has made any other express or implied representation or warranty with respect to Parent (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose), or its businesses, operations, assets, liabilities or financial condition. The Company and its Affiliates have not relied on any representation or warranty other than those expressly set forth in Article IV of this Agreement (as modified by the Parent Disclosure Letter). Without limiting the generality of the foregoing, except as set forth in this Agreement, neither Parent nor any other Person on behalf of Parent has made or makes, any representation or warranty, whether express or implied, with respect to any financial projections, forecasts or estimates relating to Parent or any of its businesses, operations, assets, liabilities or financial condition. Notwithstanding the foregoing, nothing in this Section 4.20(a) shall limit the Company’s remedies with respect to claims of fraud.

(b) Parent acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III of this Agreement (as modified by the Company Disclosure Letter), neither the Company nor any other Person makes or has made any other express or implied representation or warranty with respect to the Company, its businesses, operations, assets, liabilities or financial condition, the Transaction or any other transaction contemplated by this Agreement (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to Parent in connection with the Transactions and Parent has not relied on any representation or warranty other than those expressly set forth in Article III of this Agreement (as modified by the Company Disclosure Letter); provided; however, that notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 4.20(b), nothing in this Section 4.20(b) shall limit Parent’s remedies with respect to claims of fraud in connection with, arising out of or otherwise related to the express written representations and warranties made by the Company in this Agreement and in any Transaction Document.

Article V

COVENANTS

Section 5.1 Interim Operations of the Company.

(a) Except as described in Section 5.1(a) of the Company Disclosure Letter, or as otherwise expressly required or permitted by this Agreement, Key Contract or any Transaction Document, the Company covenants and agrees that, during the period from the Execution Date until the Closing, unless Parent shall otherwise request in writing or approve in writing (such approval not to be unreasonably withheld, conditioned or delayed) and except as required by applicable Laws or required by any quarantine, “shelter-in-place”, “stay at home”, workforce reduction, social distancing, shutdown, closure, sequester or any other similar Law or Order, by any Governmental Entity in connection with or in response to COVID-19 (the “COVID-19 Measures”), the business of the Company shall be conducted in the ordinary course of business in all material respects consistent with past practice, including with respect to

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working capital practices and procedures, and the Company shall use its reasonable best efforts to preserve its business organization substantially intact and maintain existing relations with customers, suppliers, licensors, creditors, employees and Governmental Entities.

(b) Without limiting the generality of, and in furtherance of, the foregoing, from the Execution Date until the Closing, except (w) as otherwise expressly required or permitted by this Agreement or any Transaction Document; (x) as described in the corresponding subsection of Section 5.1(a) of the Company Disclosure Letter; (y) as required by applicable Law (including any action required to be taken prior to the Closing in order for Parent to be in compliance with the rules and regulations of the SEC and NASDAQ as of the Closing) or to comply with COVID-19 Measures; or (z) as Parent may request in writing or approve in writing (such approval not to be unreasonably withheld, conditioned or delayed), the Company will not:

(i) adopt any change in its or their Organizational Documents;

(ii) merge or consolidate with any other Person, except for any such transactions among wholly owned Subsidiaries of the Company, or restructure, reorganize, dissolve or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(iii) acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $250,000 or acquire any business or Person, by merger or consolidation, purchase of substantially all assets or equity interests or by any other manner, in each case, in any transaction or series of related transactions;

(iv) transfer, sell, lease, license, sublicense, covenant not to assert, mortgage, pledge, surrender, encumber, divest, cancel, abandon, allow to lapse or expire or otherwise dispose of any of its material tangible or intangible assets, properties, intellectual property, licenses, operations, rights, product lines, businesses or interests therein, except for (A) sales or other dispositions of tangible assets in the ordinary course of business consistent with past practice and (B) sales, leases, licenses or other dispositions of tangible assets with a fair market value not in excess of $250,000 in the aggregate; and (C) non-exclusive licenses of Company IP granted to customers in the ordinary course of business consistent with past practice;

(v) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock;

(vi) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(vii) declare, set aside, make or pay any non-cash dividend or other non-cash distribution with respect to any of its capital stock or enter into any agreement with respect to the voting of its capital stock;

(viii) create or incur any Lien material to the Company other than Permitted Liens incurred in the ordinary course of business consistent with past practice;

(ix) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company);

(x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice, not to exceed $250,000 in the aggregate;

(xi) fail to make or authorize any budgeted capital expenditures or make or authorize any unbudgeted capital expenditures in excess of $250,000 in the aggregate;

(xii) enter into any Contract that, if entered into prior to the Execution Date, would have constituted a Material Contract described in Section 3.12(a)(i), (v), (vii)-(xv), (xx), (xxiv) and (xxv) (the “Restricted Contracts”);

(xiii) materially amend or modify or terminate any Material Contract that is a Restricted Contract;

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(xiv) other than in the ordinary course of business consistent with past practice, amend, modify, cancel, or waive any debts or claims held by it or waive any rights;

(xv) make any changes with respect to its accounting policies or procedures, except as required by changes in Law or GAAP;

(xvi) settle any Action against the Company, except for settlements involving solely the payment of monetary damages of less than $125,000, individually, or $250,000, in the aggregate, in each case, in excess of the proceeds actually received from any insurance policies, subrogation or other third-party sources in connection with such payment;

(xvii) make, change or revoke any material Tax election, prepare any material Tax Return in a manner which is inconsistent with the past practices of the Company or any of its Subsidiaries with respect to the treatment of items on such Tax Returns, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, file any amended material Tax Return or a claim for refund of material Taxes with respect to the income, assets or operations of the Company or any of its Subsidiaries or settle or compromise any material income Tax liability;

(xviii) except as required pursuant to the terms of any Benefit Plan in effect as of the date of this Agreement or as required pursuant to any collective bargaining agreement that the Company is required to assume or to which the Company is required to become a party, in each case, in accordance with a Key Contract, (A) increase in any manner the compensation or consulting fees, bonus, material fringe benefits, severance or termination pay of any Employee except, with respect to Employees who are not officers, increases in annual salary or wage rate in the ordinary course of business that do not exceed 5% individually or 3% in the aggregate, (B) become a party to, establish, adopt, amend, commence participation in or terminate any Benefit Plan (or any arrangement that would have been a Benefit Plan had it been entered into prior to this Agreement) that provides cash incentive compensation, equity-based compensation, nonqualified deferred compensation, defined benefit pension plan benefits, retiree welfare benefits, severance pay, or material fringe benefits, (C) grant any new incentive-based awards, or amend or modify the terms of any outstanding incentive-based awards, under any Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, (E) hire any employee or engage any independent contractor (who is a natural person) if such individual would receive an annual salary or wage rate or consulting fees in excess of $150,000 per annum, or (F) terminate the employment or engagement, other than for cause, of any Employee with an annual salary or wage rate in excess of $150,000; provided, that with respect to any action set forth in this Section 5.1(b)(xviii) that is required pursuant to any collective bargaining agreement that the Company is required to assume or to which the Company is required to become a party, in each case, in accordance with a Key Contract, the Company shall (1) provide advance written notice of such requirement to Parent as soon as reasonably practicable, (2) use its reasonable best efforts to update Parent of the status of negotiations or other material discussions in connection with such requirement, and (3) consider Parent’s input and comments in good faith;

(xix) become a party to, establish, adopt, amend, commence participation in or enter into any collective bargaining agreement or other labor union Contract;

(xx) fail to pay or satisfy when due any material account payable or other material liability, other than in the ordinary course of business consistent with past practice or any such liability that is being contested in good faith by the Company;

(xxi) fail to keep current and in full force and effect, or to comply in all material respects with the requirements of, any material permit, approval, authorization, consent, license, registration or certificate issued to the Company by any Governmental Entity;

(xxii) take any steps for liquidation, winding-up, receivership, freeze of proceedings, arrangements with creditors (other than extensions of trade payables agreed to in the ordinary course of business) or any similar action or proceeding by or in respect of the Company;

(xxiii) file any prospectus supplement or registration statement or consummate any offering of securities that requires registration under the Securities Act or that includes any actual or contingent commitment to register such securities under the Securities Act in the future;

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(xxiv) take any actions or omit to take any actions that would, individually or in the aggregate, reasonably be expected to result in any of the conditions set forth in Article VI not being satisfied;

(xxv) form any Subsidiary;

(xxvi) except for those actions contemplated in, and permitted by, Section 5.29, materially amend or modify or terminate any Material Contract;

(xxvii) (A) subject any Company IP to Copyleft Terms; or (B) disclose any trade secrets and any other confidential information material to the Company or the conduct of the Business to any Person (other than pursuant to a written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof);

(xxviii) take any action which would reasonably be expected to cause any of the Transactions to be a “covered transaction” as defined at 31 C.F.R. § 800.213; or

(xxix) agree, authorize or commit to do any of the foregoing.

(c) Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct any of the Company’s operations prior to the Closing Date.

Section 5.2 Conduct of Parent.

(a) Except as described in Section 5.2(a) of the Parent Disclosure Letter, or as otherwise expressly required or permitted by this Agreement or any Transaction Document (including as contemplated by the PIPE Investment), Parent covenants and agrees as to itself and Merger Sub that, during the period from the Execution Date until the Closing, unless the Company shall otherwise approve in writing (such approval not to be unreasonably withheld or delayed) and except as required by applicable Laws or to comply with COVID-19 Measures: (i) the business of it and Merger Sub shall be conducted in the ordinary course in all material respects consistent with past practice; and (ii) Parent and Merger Sub shall have no other activity.

(b) Without limiting the generality of, and in furtherance of, the foregoing, from the Execution Date until the Closing: except (x) as otherwise expressly required by this Agreement or as described in Section 5.2(a) of the Parent Disclosure Letter, (y) as the Company may approve in writing (such approval not to be unreasonably withheld or delayed) or (z) as required by applicable Law, or to comply with COVID-19 Measures, Parent will not and will not permit Merger Sub to:

(i) adopt any change in their Organizational Documents, amend the Parent Trust Agreement, make any other agreement related to the Parent Trust Account, or make any distribution of amounts held in the Parent Trust Account, other than in connection with the Parent Stock Redemption;

(ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or repurchase or redeem any Parent Common Stock, other than in connection with the Parent Stock Redemption, the PIPE Investment or the conversion of Convertible Notes;

(iii) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of Parent or Merger Sub (other than the issuance of shares by a wholly owned Subsidiary of Parent to Parent or another wholly owned Subsidiary of Parent), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, other than in connection with the Parent Stock Redemption or the PIPE Investment or the conversion of Convertible Notes;

(iv) reclassify, recapitalize, exchange, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than in connection with the Parent Stock Redemption or the PIPE Investment or the conversion of Convertible Notes;

(v) enter into, or permit any of the assets owned or used by it to become bound by, any Contract, other than as expressly required in connection with the Transactions;

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(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company);

(vii) make any changes with respect to its accounting policies or procedures, except as required by changes in Law or GAAP;

(viii) make, change or revoke any material Tax election, prepare any material Tax Return in a manner which is inconsistent with the past practices of Parent or Merger Sub with respect to the treatment of items on such Tax Returns, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Parent or Merger Sub, file any amended material Tax Return or a claim for refund of material Taxes with respect to the income, assets or operations of Parent or Merger Sub or settle or compromise any material income Tax liability;

(ix) take any steps for liquidation, winding-up, receivership, freeze of proceedings, arrangements with creditors or any similar action or proceeding by or in respect of Parent of Merger Sub;

(x) take any actions or omit to take any actions that would, individually or in the aggregate, reasonably be expected to result in any of the conditions set forth in Article VI not being satisfied;

(xi) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, as applicable, enter into any “keep well” or other agreements to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice or except a loan from Sponsor or an affiliate thereof or certain of Parent’s officers and directors to finance Parent’s transaction costs in connection with the transactions contemplated hereby; or

(xii) agree, authorize or commit to do any of the foregoing.

Section 5.3 Parent Trust Account Matters.

(a) Trust Account. Prior to the Closing, none of the funds held in the Parent Trust Account may be used or released except (i) for the withdrawal of interest to pay any Tax obligation owed by Parent as a result of assets owned by Parent, including franchise Taxes prior to the Closing; and (ii) to effectuate the Parent Share Redemption. Following the Closing, and upon notice to the trustee of the Parent Trust Account (the “Parent Trustee”) and the satisfaction of the requirements for release set forth in the Parent Trust Agreement, the Parent Trustee shall be obligated to release as promptly as practicable any and all amounts still due to holders of shares of Parent Common Stock who have exercised their redemption rights with respect to shares of Parent Common Stock, and, thereafter, release the remaining funds in the Parent Trust Account to Parent to be reflected on Parent’s consolidated balance sheet and the Parent Trust Account shall thereafter be terminated.

(b) Trust Account Waiver. The Company acknowledges and agrees that (i) Parent is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets; and (ii) Parent’s sole assets consist of the cash proceeds of Parent’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Parent Trust Account for the benefit of Parent’s public stockholders until the Closing. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, Company on behalf of itself and any of its managers, directors, officers, affiliates, members, stockholders and trustees, hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Parent Trust Account, and agrees not to seek recourse against the Parent Trust Account or any funds distributed therefrom in accordance with the terms of this Agreement as a result of, or arising out of, any claims against Parent arising under this Agreement (it being agreed that such waiver shall automatically terminate without further action by any party hereto at the Closing and shall not apply following the Closing to the Parent Trust Account funds that are released from the Parent Trust Account to Parent pursuant to Section 5.3(a)).

(c) Parent Share Redemption. At the Closing, Parent shall use its reasonable best efforts to cause the Parent Trustee to pay as and when due all amounts payable to stockholders of Parent holding shares of the Parent Common Stock sold in Parent’s initial public offering who shall have validly elected to redeem their shares of Parent Common Stock (and who have not rescinded such election) pursuant to Parent’s Organizational Documents and shall use its reasonable best efforts to cause the Parent Trustee to pay, as and when due, the Deferred Discount (as defined in the Parent Trust Agreement) pursuant to the terms of the Parent Trust Agreement.

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Section 5.4 [RESERVED]

Section 5.5 Proxy Filing; Information Supplied.

(a) As promptly as reasonably practicable after the date of this Agreement, Parent shall prepare and file with the SEC the Proxy Statement. Each of Parent and the Company shall use its commercially reasonable efforts to (i) cause the Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC; and (ii) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff.

(b) After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement has been included therein by Parent and the Company, Parent shall file the Proxy Statement in definitive form with the SEC in accordance with the rules and regulations under the Exchange Act and mail the Proxy Statement to holders of record of Parent Common Stock, as of the record date to be established by the board of directors of Parent. Each of the Company and Parent shall furnish all information concerning such Party and its Affiliates to the other Party, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, and the Proxy Statement shall include all information reasonably requested by such other Party to be included therein. The Parent shall promptly notify the Company of the receipt of all comments (written or oral) from the SEC and of any request (written or oral) by the SEC for any amendment or supplement to the Proxy Statement or for additional information and shall promptly provide to the Company copies of all correspondence between it or any of its Representatives and the SEC with respect to the Proxy Statement. Prior to responding to any comments or requests from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts (including the proposed final version of such document or response); provided, that Company shall be required to provide any comments on such drafts reasonably promptly (but in no event later than the end of the fifth (5th) Business Day following the Company’s receipt thereof).

(c) Each of Parent and the Company will provide its respective legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents related to the Parent Special Meeting or the Parent Stockholder Proposals, prior to filing such documents with the applicable Governmental Entity and mailing such documents to the stockholders of Parent. Each Party will include in the Proxy Statement and such other documents related to Parent Special Meeting all comments reasonably and promptly proposed by the other Party or its legal counsel and each agrees that all information relating to Parent and Merger Sub included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably, and all information relating to the Company included in the Proxy Statement shall be in form and content satisfactory to the Company, acting reasonably.

(d) Each of Parent and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, as of the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Parent Stockholders, at the time of the Parent Special Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Parent Special Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly transmit to its stockholders an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Effective Time, the Company discovers any information, event or circumstance relating to the Company, its Subsidiaries or any of their respective Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform Parent of such information, event or circumstance and shall promptly provide all information required for Parent to transmit to the holders of its capital stock an amendment or supplement to the Proxy Statement containing such information.

(e) The Company shall provide Parent, as promptly as reasonably practicable, with all information (including applicable financial statements prepared in accordance with Regulation S-X of the SEC to the extent required by applicable SEC rules and regulations) concerning the Company, its Subsidiaries and the ECV Operations as required

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by the SEC or as reasonably requested by Parent for inclusion in the Proxy Statement and any amendment or supplement to the Proxy Statement (if any). The Company shall cause the officers and employees of the Company and its Subsidiaries to be reasonably available to Parent and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

Section 5.6 Parent Meeting. Parent will use its reasonable best efforts to take, in accordance with applicable Law, NASDAQ rules and its Organizational Documents, all action necessary to convene the Parent Special Meeting as promptly as reasonably practicable after the SEC advises it has no further comments on the Proxy Statement (the “SEC Clearance Date”) (and will commence the mailing of the Proxy Statement to the Parent Stockholders as promptly as practicable after the SEC Clearance Date and schedule such meeting for a date that is no more than thirty-five (35) days after the Proxy Statement is mailed), to (i) consider and vote upon the approval of the Parent Stockholder Proposals and to cause such vote to be taken; and (ii) provide Parent Stockholders with the opportunity to elect to effect a Parent Share Redemption. Parent may only elect to postpone or adjourn such meeting on one or more occasions if (x) a postponement or adjournment is required by Law, (y) as of the time for which the Parent Special Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) and voting to approve the Parent Stockholder Proposals or to constitute a quorum necessary to conduct the business of the Parent Special Meeting or (z) Parent determines the payments for the Parent Share Redemption could reasonably be expected to cause the conditions in Section 6.1(d) to not be satisfied at the Closing; provided, that in the event of a postponement or adjournment pursuant to clauses (x) or (y) above, the Parent Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in the applicable clause have been resolved. Parent shall use its reasonable best efforts to solicit from its stockholders proxies as promptly as possible in favor of the Parent Stockholder Proposals and shall include in the Proxy Statement the Parent Board Recommendation; provided, that, notwithstanding the foregoing, subject to compliance by Parent, its Affiliates and their Representatives with Section 5.15(b), at any time prior to obtaining approval of the Parent Stockholder Proposals, the Parent Board may fail to make, amend, change, withdraw, modify, withhold or qualify the Parent Board Recommendation (any such action, a “Change in Recommendation”) if the Parent Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, and without any violation by Parent, its Affiliates or any of their respective Representatives of Section 5.15(b), that a failure to make a Change in Recommendation would violate its fiduciary duties under applicable Law and following such Change in Recommendation the obligation to solicit proxies in favor of the Parent Stockholder Proposals shall terminate; provided, however, that the Parent Board may not make such Change in Recommendation unless (1) the Parent Board has provided prior written notice to the Company (a “Parent Recommendation Change Notice”) that it is prepared to effect a Change in Recommendation at least ten (10) Business Days prior to taking such action, which notice shall specify the basis for such Change in Recommendation, (2) during the five (5) Business Day period after delivery of the Parent Recommendation Change Notice, the Company may propose to Parent any revisions to this Agreement that the Company proposes to make and Parent will engage in good faith discussions with the Company regarding such proposal(s), (3) at the end of such five (5) Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by the Company, the Parent Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to make such a Change in Recommendation would constitute a breach of its fiduciary duties to Parent Stockholders under applicable Law. For the avoidance of doubt, a Change in Recommendation will not affect Parent’s obligations pursuant to this Section 5.6 (other than as set forth in the immediately preceding sentence) or elsewhere in this Agreement.

Section 5.7 Approval of Sole Stockholder of Merger Sub. Immediately following approval of the Parent Stockholder Proposals, Parent shall execute and deliver, in accordance with applicable Law and its Organizational Documents, in its capacity as sole stockholder of Merger Sub, a written consent adopting the plan of merger contained in this Agreement.

Section 5.8 Required Stockholder Approval. In accordance with applicable Laws, and the Company’s Organizational Documents, promptly following the execution of this Agreement, the Company shall seek and shall use its reasonable best efforts to obtain (a) as promptly as practicable, and in any event, within twenty-four (24) hours following the execution of this Agreement (the “Stockholder Support Delivery Period”), the Initial Stockholder Consent; and (b) as promptly as practicable, Support Agreements from Stockholders holding 100% of the Company Common Stock issued and outstanding as of the Execution Date, in each case, in lieu of a meeting pursuant to Section 228 of the DGCL for the purposes of (i) adopting this Agreement and approving the Merger; (ii) acknowledging that the adoption and approvals are irrevocable and result in the waiver of any right of such stockholders to demand appraisal in connection with the Merger pursuant to Delaware Law; and (iii) such other matters set forth therein. As

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promptly as practicable and, in any event, prior to the expiration of the Stockholder Support Delivery Period, if the Initial Stockholder Consent is obtained, the Company shall deliver to Parent a copy thereof (including by facsimile or other electronic image scan transmission), certified as correct and complete by an executive officer of the Company.

Section 5.9 Information Statement. If applicable, promptly, and in any case at the same time as any Support Agreement is solicited from any Stockholder (other than the Initial Stockholder Consents), the Company shall prepare (with the cooperation of Parent) and mail to each Stockholder an information statement regarding the transactions contemplated by this Agreement, which shall be in a form reasonably acceptable to Parent (as it may be amended or supplemented from time to time, the “Information Statement”). If applicable, the Information Statement shall constitute an information statement for the Company’s solicitation of consent of the Stockholders with respect to the adoption of this Agreement and the approval of the Merger and shall include (a) a statement to the effect that the Company’s board of directors had unanimously recommended that the Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger; and (b) such other information as Parent and the Company reasonably agree is required or advisable under applicable Law to be included therein. The Company shall, with the cooperation of Parent (to the extent reasonably required), prepare any other necessary documentation required or advisable to be provided to Stockholders pursuant to the DGCL. None of the information supplied or to be supplied by Parent or the Company for inclusion in the Information Statement or any amendment or supplement thereto will contain, as of the date of the delivery of such document, any untrue statement of a material fact, or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.10 Regulatory Filings/Approvals.

(a) Exchanging Information. The Company and Parent shall each, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Transactions.

(b) Initial Submissions. The Company and Parent shall prepare and file as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, clearances, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity in order to consummate the Transactions. Without limiting the foregoing, each of the Company and Parent shall make its respective filing pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable after the Execution Date. The Company and Parent shall submit a request to obtain early termination of the waiting period with respect to the Transactions under the HSR Act.

(c) Subsequent Submissions. The Company and Parent shall promptly provide all documents requested by any Governmental Entity to the extent reasonably necessary or advisable to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from such Governmental Entity in order to consummate the Transactions.

(d) Conduct of Interactions with Government Entities. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct all matters with any Governmental Entity consistent with its obligations under this Section 5.10; provided, that Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Transactions. In exercising the foregoing rights, the Company and Parent shall act reasonably and as promptly as practicable. With regard to any sharing of information contemplated under this Section 5.10(d), (i) any disclosure of information shall be been done in a manner consistent with applicable Law; (ii) information may be withheld as necessary to address reasonable attorney-client privilege concerns or comply with contractual obligations; (iii) any Party, as it deems advisable or necessary to address reasonable confidentiality concerns, may redact any confidential information or designate such information as for “outside counsel only” and (iv) materials provided to a Party or its counsel may be redacted to remove references concerning the valuation for the Transactions. Neither the Company nor Parent shall permit any of its officers or any other representatives or agents to participate in any pre-scheduled meeting with any Governmental Entity in respect of any filing, investigation or other inquiry relating to the Transactions unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat.

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(e) In furtherance and not in limitation of the other provisions contained in this Agreement, the Company and Parent shall use (and shall cause their responsive controlled Affiliates to use) their respective reasonable best efforts to take any and all steps and actions necessary or advisable to avoid or eliminate as promptly as possible each and every impediment under any Antitrust Laws that may exist, arise or be asserted by any antitrust or competition or any other Governmental Entity or any other Person so as to enable the Parties to close the Transactions as promptly as possible, and in any event prior to the Outside Date.

(f) Nothing in this Agreement, including Section 5.11(a), shall require Parent or any of its Affiliates to proffer to, agree to, or sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Closing, any assets of Parent, the Company or any of their respective Affiliates (or consent thereto), where such action or agreement would be reasonably likely to (i) give rise to a Parent Material Adverse Effect or (ii) have an adverse impact that is material to the business of Parent and the business of the Company, taken as a whole; provided that, any such action or agreement required of Parent or any of its Affiliates is conditioned on the consummation of the Merger.

(g) Parent shall pay fifty percent (50%), and the Company shall pay fifty percent (50%), of the filing fees in connection with the HSR Act (collectively, the “Merger Agreement HSR Fees”) required in connection with this Agreement, but not, for avoidance of doubt any regulatory filing fees payable under or in connection with any Key Contract which fees shall be borne solely by the Company; provided, that, at the Closing, Parent shall reimburse the Company for such fifty percent (50%) of the Merger Agreement HSR Fees paid by the Company.

Section 5.11 Cooperation and Efforts to Consummate Transactions; Status.

(a) Cooperation and Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their responsive controlled Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions reasonably necessary or advisable on their part under this Agreement to consummate the Transactions as promptly as reasonably practicable and not to take any action after the Execution Date that would reasonably be expected to prevent, materially delay, or materially impair the consummation of the Transactions.

(b) Status. Subject to applicable Law and as otherwise required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the consummation of the Transactions. The Company shall give prompt notice to Parent of any change, circumstance, condition, development, effect, event, occurrence or state of facts that has had or would reasonably be expected to have a Material Adverse Effect, and the Company and the Parent shall each give prompt notice to the other of any failure of any condition to the other Party’s obligation to consummate the Transactions; provided, that the delivery of any notice pursuant to this Section 5.11 shall not affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of any Party or update the Company Disclosure Letter or Parent Disclosure Letter, as applicable.

Section 5.12 Third-Party Consents.

(a) Upon the terms and subject to the conditions set forth in this Agreement, between the Execution Date and the Closing Date, the Company shall, upon the written request of Parent, use commercially reasonable efforts to obtain any consents that are listed on Section 3.4(b) of the Company Disclosure Letter. In connection therewith, neither the Company nor any of its Affiliates shall (i) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value; (ii) amend, supplement or otherwise modify any such Contract; or (iii) agree or commit to do any of the foregoing, in each case, for the purposes of giving, obtaining and/or effecting any third-party consents without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The Parties shall each, upon request, furnish the other Party with all information concerning itself and its Representatives and such other matters as may be reasonably necessary, proper or advisable in connection with any statement, filing, notice or application made by or on behalf of the Parties to any third party in connection with obtaining any third-party consents (including, in the case of Parent, such evidence as to financial capability, resources, and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder).

(b) Notwithstanding anything to the contrary contained herein, in no event shall Parent, the Company or any of their respective Affiliates be required to make any payments, incur any liability, commence any litigation, amend, supplement or otherwise modify any Contract, or make any concessions or agree or commit to do any of the foregoing to obtain any consents of third parties contemplated by this Section 5.12, and the failure to receive any such consents

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shall not be taken into account with respect to whether any conditions to the Closing set forth in Article VI shall have been satisfied (but the accuracy of this Section 5.12(b) will be so taken into account) and no representation, warranty, covenant or agreement of the Company set forth in this Agreement shall be breached or deemed breached.

Section 5.13 Access and Reports. Subject to applicable Law and except as required to comply with any COVID-19 Measures, upon reasonable advance notice, the Company shall afford Parent’s officers and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Closing, to its employees, properties, books, contracts and records and, during such period, the Company shall furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request; provided, that no investigation pursuant to this Section 5.13 shall affect or be deemed to modify any representation made by the Company in Article III; provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company; provided, further, that Parent and its Representatives shall conduct any such activities in such a manner as not to unreasonably interrupt or interfere with the business or operations of the Company; provided, further, that for so long as any applicable COVID-19 Measures are in effect, the Company shall use commercially reasonable efforts to provide access under this Section 5.13 through virtual or other remote means. All requests for information made pursuant to this Section 5.13 shall be directed to Persons designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.

Section 5.14 LTIP. Effective as of (and contingent on) the Closing, Parent shall adopt a long-term incentive plan, in substantially the form attached hereto as Exhibit M-1 (the “Forum III LTIP”), which shall initially reserve 29,200,000 shares of Parent Common Stock. Parent shall, (a) prior to the Closing, obtain the approval of the Forum III LTIP from the Parent Stockholders, and (b) immediately upon the effectiveness of a Form S-8 Registration Statement registering shares of Parent Common Stock under the Forum III LTIP, make grants to eligible individuals in the amounts determined by the Parent Board following the Closing and based upon the recommendations of Jason Luo. The grants made in accordance with this Section 5.14 shall be made pursuant to the terms set forth in the form of award agreements attached as Exhibit M-2, Exhibit M-3 and Exhibit M-4, as applicable. It is understood and agreed that at least 15,000,000 of the share reserve contemplated by this Section 5.14 shall be issued immediately upon the effectiveness of such Form S-8 Registration Statement and pursuant to the form of award agreement attached as Exhibit M-2, and such grants shall, subject to the approval of Parent Board, include awards to the individuals and in the amounts set forth on Exhibit M-5.

Section 5.15 Exclusivity. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement:

(a) The Company shall not take, and shall cause its Affiliates not to take, nor permit any of their Representatives to take, any action to solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to or enter into any agreement with any Person (other than the Parent) concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to, any issuance, sale, pledge, disposal of, grant, transfer or encumbrance of any of the Company’s equity securities or any merger, sale of substantial assets, liquidation, dissolution, reorganization, financing, refinancing, recapitalization, or similar transaction involving the Company, or any other transaction that would impede, delay, interfere with or prevent the consummation of the Transactions, other than issuances of equity securities not prohibited by Section 5.1 and assets sold in the ordinary course of business (each such transaction, an “Alternative Transaction”). The Company shall, and shall cause its Affiliates to, and shall cause any of their Representatives to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person (other than Parent and its Affiliates) and request the prompt return or destruction of all confidential information previously furnished, in each case with respect to any of the foregoing. Notwithstanding the foregoing, the Company and its Representatives may respond to any unsolicited proposal regarding an Alternative Transaction by indicating that the Company is subject to an exclusivity agreement and are unable to provide any information related to the Company or entertain any proposals or offers or engage in any negotiations or discussions concerning an Alternative Transaction so long as such exclusivity agreement remains in effect. The Company shall promptly (but in any event within forty-eight hours) notify Parent if the Company or any of its Representatives receive any offer for, or any solicitation to discuss or negotiate, an Alternative Transaction which notice shall include a written summary of the material terms and

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conditions of any such offer, whether conveyed verbally or in writing. The Company represents and warrants to Parent that this Section 5.15(a) does not and will not conflict with or violate any agreement, understanding or arrangement, whether written or oral, to which the Company or any of its Affiliates are currently bound.

(b) Parent shall not take, and shall cause its Affiliates and their respective Representatives not to take, any action to solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to or enter into any agreement with any Person (other than the Company and/or any of its Affiliates) concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to, any Business Combination (each such transaction, a “Business Combination Transaction”). Parent shall, and shall cause its Affiliates and their respective Representatives to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person (other than the Company and its Affiliates) and request the prompt return or destruction of all confidential information previously furnished, in each case with respect to any of the foregoing. Notwithstanding the foregoing, Parent, any of its Affiliates and any of its or their respective Representatives may respond to any unsolicited proposal regarding a Business Combination Transaction by indicating that Parent is subject to an exclusivity agreement and is unable to entertain any proposals or offers or engage in any negotiations or discussions concerning a Business Combination Transaction so long as such exclusivity agreement remains in effect. Parent shall promptly (but in any event within forty-eight hours) notify the Company if Parent or any of its Representatives receives any offer for, or any solicitation to discuss or negotiate, a Business Combination Transaction which notice shall include a written summary of the material terms and conditions of any such offer, whether conveyed verbally or in writing. Parent represents and warrants to the Company that this Section 5.15(b) does not and will not conflict with or violate any agreement, understanding or arrangement, whether written or oral, to which the Parent or any of its Affiliates are currently bound. Solely for purposes of this Section 5.15(b), the term “Affiliates” shall exclude any special purpose acquisition companies that are Affiliates of Parent.

Section 5.16 Publicity. Prior to the Closing, the initial press release regarding the Transactions shall be a joint press release and thereafter the Company and Parent each shall consult with each other, provide each other with a reasonable opportunity to review and give due consideration to reasonable comments made by each other prior to issuing any press releases or otherwise making public announcements with respect to the Transactions and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity.

Section 5.17 Confidentiality. The terms of the Mutual Non-Disclosure Agreement, dated as of August 24, 2020 (the “Confidentiality Agreement”), between the Company and Parent, are hereby incorporated by reference, mutatis mutandis, and, notwithstanding anything contained in the Confidentiality Agreement to the contrary, shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement shall terminate.

Section 5.18 Financing. Prior to the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company shall cause the appropriate officers and employees thereof, to use reasonable best efforts to cooperate in connection with the arrangement of the PIPE Investment as may be reasonably requested by Parent, including by (i) participating in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with investors at mutually agreeable times and locations and upon reasonable advance notice; (ii) reasonably assisting with the preparation of customary materials for actual and potential participants in the PIPE Investment, offering documents, private placement memoranda, prospectuses and similar documents required in connection with the PIPE Investment (which shall not include pro forma financial information); (iii) providing financial statements and such other financial information regarding the Company, that is readily available or within its possession and as is reasonably requested in connection with the PIPE Investment; (iv) taking or appointing a representative of the Company to take all corporate actions, subject to the occurrence of the Closing, reasonably requested by the Company to permit the consummation of the PIPE Investment and the issuance of shares of Parent Common Stock immediately following the Closing; (v) reasonably assisting Parent to satisfy the conditions set forth in any document executed in connection with the PIPE Investment; and (vi) otherwise reasonably cooperating in Parent’s efforts to consummate the PIPE Investment.

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Section 5.19 Subscription Agreements. Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner adverse to the Company. Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to (a) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Subscription Agreements and otherwise comply with its obligations thereunder; (b) in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate the transactions contemplated by the Subscription Agreements at or prior to Closing; and (c) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment set forth in the Subscription Agreements at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall give the Company, prompt (and, in any event within three Business Days) written notice: (i) of any amendment to any Subscription Agreement (together with a copy of such amendment); (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Parent; (iii) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (iv) if Parent does not expect to receive all or any portion of the PIPE Investment on the terms, in the manner or from the sources contemplated by the Subscription Agreements.

Section 5.20 Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions, each of Parent and the Company and the Parent Board and the Company Board, respectively, shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

Section 5.21 Further Assurances. The Parties shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the Transactions.

Section 5.22 Tax Matters.

(a) The Parties hereto intend that the transactions contemplated by this Agreement shall qualify for the Intended Tax Treatment. None of the Parties or their respective Affiliates shall knowingly take or knowingly cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action that would reasonably be expected to prevent qualification for such Intended Tax Treatment. The Parties hereto shall (i) file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations and (ii) file all Tax Returns consistently with the Intended Tax Treatment unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any similar U.S. state, local or non-U.S. Law) or a change in applicable Law. Each of the Parties agrees to use reasonable best efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any taxing authority.

(b) All Transfer Taxes shall be paid by Parent. The Company shall prepare and file, or shall cause to be prepared and filed, in a timely manner, all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Parties will, and will cause their respective Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax. Parent shall provide the Company with evidence reasonably satisfactory to the Company that such Transfer Taxes have been paid, or if the relevant transactions are exempt from Transfer Taxes, evidence of the filing of an appropriate certificate or other evidence of exemption.

(c) The Stockholders, the Company, and its Subsidiaries shall terminate or cause to be terminated any and all of the Tax Sharing Agreements in effect, written or unwritten, on the Closing Date as between the Stockholders or any Predecessor or Affiliate thereof, on the one hand, and the Company and any of its Subsidiaries, on the other hand,

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for all Taxes imposed by any taxing authority or other Governmental Entity, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such Tax Sharing Agreements.

Section 5.23 Financial Statements and Related Information. To the extent not provided prior to the Execution Date, the Company shall provide to Parent, as promptly as reasonably practicable following the Execution Date (but, in no event, fewer than five (5) days prior to Parent’s filing of the Proxy Statement with the SEC pursuant to Section 5.5(a), provided that, the signed report of the independent registered public accountant to be provided as part of the PCAOB Audited Financial Statements (as defined below) need not be provided until the date on which Parent actually files the Proxy Statement with the SEC pursuant to Section 5.5(a)): (a) the audited combined carve-out financial statements of the ECV Operations, including the audited combined carve-out balance sheets as of December 31, 2019 and December 31, 2018, and the related audited, combined carve-out statements of (i) operations and comprehensive loss, (ii) parent’s net investment and (iii) cash flows, in each case, for the years ended December 31, 2019 and December 31, 2018, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and Regulation S-X, accompanied by a signed report of the independent registered public accountant with respect thereto, which report shall refer to the standards of the PCAOB (the “PCAOB Audited Financial Statements”); and (b) the unaudited condensed combined carve-out financial statements of ECV Operations, including condensed combined carve-out balance sheets as of September 30, 2020 and December 31, 2019 and the related condensed combined carve-out statements of (i) operations and comprehensive loss, (ii) parent’s net investment and (iii) cash flows, in each case, for the nine months ended September 30, 2020 and September 30, 2019, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X, and reviewed by the independent auditor in accordance with PCAOB Auditing Standard 4105 (together with the PCAOB Audited Financial Statements, the “PCAOB Financial Statements”). Further, to the extent not provided prior to the Execution Date, the Company shall provide to Parent, as promptly as reasonably practicable after Parent’s written request: (y) all other audited and unaudited financial statements of the ECV Operations and the Company and its Subsidiaries required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy Statement and/or the Form 8-K to be filed with respect to the Closing of the Transactions; and (z) all financial data of the ECV Operations and the Company and its Subsidiaries required by Regulation S-K, in each case, to be included in the Proxy Statement and/or the Form 8-K to be filed with respect to the Closing of the Transactions. The Company shall provide to Parent: (i) the audited combined financial statements of the ECV Operations, including the audited combined balance sheets, combined statements of operations and comprehensive loss, combined statements of owner’s net investment and combined statements of cash flows as of and for the year ended December 31, 2020, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and Regulation S-X, accompanied by a signed report of the independent auditor with respect thereto, which report shall refer to the standards of the PCAOB, within ninety (90) days following the end of such fiscal year; (ii) unaudited combined financial statements of the ECV Operations, including the unaudited combined balance sheets, combined statements of operations and comprehensive loss, combined statements of owner’s net investment and combined statements of cash flows, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X and reviewed by the independent auditor in accordance with PCAOB Auditing Standard 4105, for each fiscal quarter of the ECV Operations after December 31, 2020 (and the comparable period in the prior year) and at least forty (40) days prior to the Closing Date, in each case within forty (40) days following the end of each such fiscal quarter; and (iii) all other audited and unaudited financial statements of ECV Operations and the Company and its Subsidiaries required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy Statement and/or the Form 8-K to be filed with respect to the Closing of the Transactions within the time periods prescribed, and with the same scope (to the extent applicable), as set forth in (i) above for audited financial statements and (ii) above for unaudited financial statements. The PCAOB Financial Statements shall not materially deviate, or be materially different, from the Financial Statements.

Section 5.24 Directors’ and Officers’ Insurance Policy.

(a) Parent shall cause the Company, as of the Closing, to obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case with a claims reporting or discovery period of at least six (6) years from and after the Closing from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the Closing with respect to

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directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Closing (including in connection with the Transactions). As of the Closing, the Company shall, and Parent shall cause the Company to, continue to maintain in effect for a period of at least six (6) years from and after the Closing the D&O Insurance in place as of the Closing with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the Closing, or if the Company obtains the “tail” insurance policies, the Company shall, and Parent shall cause the Company to purchase comparable D&O Insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the Closing. Notwithstanding the foregoing, in no event shall Parent be required to pay a premium in excess of three hundred percent (300%) of the current aggregate annual premium paid by the Company for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, Parent shall cause the Company to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(b) During the six (6)-year period from and after the Closing, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Closing and rights to advancement of expenses relating thereto now existing in favor of any indemnitee as provided in the Organizational Documents of the Company or any indemnification agreement between such indemnitee and the Company (each, an “Indemnitee”), in each case, as in effect on the Execution Date and made available to Parent prior to the date hereof, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnitee.

(c) If Parent or the Surviving Corporation or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.24. The provisions of this Section 5.24 are intended to be for the benefit of, and from and after the Closing shall be enforceable by, each Indemnitee, who is an intended third-party beneficiary of this Section 5.24. The rights of the Indemnitees under this Section 5.24 shall be in addition to any rights such Indemnitees may have under the Organizational Documents of the Company and the Surviving Corporation, as the case may be, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 5.24 is not prior to or in substitution of any such claims under such policies).

(d) At least fifteen (15) days prior to the Effective Time, the Company shall purchase, through a representative at Aon plc designated by Parent, a directors’ and officers’ insurance policy in form and substance reasonably acceptable to Parent.

Section 5.25 Supplement to Company Disclosure Letter.

(a) Not less than three (3) Business Days prior to the Closing Date, the Company shall have the right to update the following sections of the Company Disclosure Letter: (i) Section 1.2 (Funded Indebtedness); and (ii) Section 3.9(a) (Employee Benefits), Section 3.12(a) (Material Contracts), Section 3.13(a) and Section 3.13(b) (Real Property) and Section 3.16(a) (Intellectual Property); provided, however, that for purposes of subsection (ii), the ability to update those sections of the Company Disclosure Letter is limited only to actions underlying such disclosures taken by the Company to the extent occurring and arising after the date hereof that do not constitute a breach of the Company’s covenants contained in Section 5.1.

(b) From time to time prior to the Closing, the Company shall also have the right (but not the obligation) to supplement or amend the Company Disclosure Letter with respect to any matter hereafter arising and first existing or occurring after the Execution Date and not existing or arising prior to the Execution Date that would cause the failure of any closing condition set forth in Section 6.2(a) to be satisfied (each a “Schedule Supplement”) but only to the extent such matter has not arisen as a result of the Company’s breach of any of its covenants contained in this Agreement. Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of termination rights contained in

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this Agreement or of determining whether or not the conditions set forth in Section 6.2 have been satisfied; provided, however, that if Parent has the right to, but does not elect to, terminate this Agreement within fifteen (15) Business Days of its receipt of such Schedule Supplement, then Parent shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter.

Section 5.26 Mandatory Disclosure

(a) From the Execution Date through the Closing Date, the Company shall disclose to Parent any event, fact or circumstance that would cause the failure of any closing condition set forth in Section 6.2(a) to be satisfied.

(b) From the Execution Date through the Closing Date, Parent shall disclose to the Company any event, fact or circumstance that would cause the failure of any closing condition set forth in Section 6.3(a) to be satisfied.

Section 5.27 Code Section 280G. If necessary to render Section 280G or 4999 of the Code inapplicable to amounts payable in connection with the Transactions, prior to the Closing Date, the Company shall use its commercially reasonable efforts to seek approval by its stockholders, in accordance with Section 280G(b)(5)(B) of the Code, of the right of any “disqualified individual” to receive or retain any payments that would, in the absence of such stockholder approval, constitute “excess parachute payments” within the meaning of Section 280G of the Code. Prior to seeking such approvals, the Company shall seek, and use its commercially reasonable efforts to obtain, waivers from the intended recipients of such payments such that unless such payments are approved by the stockholders to the extent and in the manner prescribed under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code, the intended recipients shall have no right or entitlement with respect thereto. At least three (3) days prior to obtaining such waivers, the Company shall provide to Parent (a) drafts of any waivers, disclosure documents and other relevant documents relating to the waiver and vote prepared by or on behalf of the Company in connection with this Section 5.27 and (b) a schedule setting forth in reasonable detail the basis for its determination of the payments and benefits that it is proposing to have waived and disclosed to comply with this Section 5.27. The Company shall incorporate any reasonable comments made by Parent prior to obtaining the waivers and soliciting the stockholder vote. Prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the Company’s stockholders was solicited in accordance with the foregoing provisions of this Section 5.27 and that either (i) the requisite number of votes was obtained (the “280G Approval”), or (ii) that the 280G Approval was not obtained and, to the extent waived by the recipient thereof, no such excess parachute payment shall be made.

Section 5.28 Convertible Notes. Parent hereby agrees to execute and deliver a joinder to each Convertible Note, which joinder shall obligate Parent to issue Parent Common Stock to the holder(s) of each Convertible Note in accordance with the terms thereof as of immediately prior to the Closing, contingent upon the occurrence of the Closing. The Company shall be deemed to have satisfied the payment of all unpaid and outstanding interest (including any PIK interest) associated with such Convertible Notes upon the occurrence of the Closing.

Section 5.29 Key Contracts. Without limiting Section 6.2(f) or Section 6.2(i), the Company shall use its reasonable best efforts to as promptly as practicable following the Execution Date enter into the Key Contracts each in form and substance acceptable to Parent (in Parent’s sole discretion).

Article VI

CONDITIONS

Section 6.1 Conditions to Each Party’s Obligation to Consummate the Transactions. The obligation of each Party to consummate the Transactions is subject to the satisfaction or waiver in writing by Parent and the Company at or prior to the Closing of each of the following conditions:

(a) HSR Approval. The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated.

(b) Orders and Litigation. No court, arbitrator, mediator or other Governmental Entity of competent jurisdiction shall have enacted, enforced, entered, issued or promulgated any Order or Law (whether temporary, preliminary or permanent) that is in effect and has the effect of (i) making the Transactions illegal or otherwise prohibiting

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consummation of the Transactions; or (ii) causing the Transactions to be rescinded following their consummation, and no Action brought by any Governmental Entity challenging or seeking to prohibit the consummation of the Transactions shall be pending.

(c) Parent Stockholder Approval. The Parent Stockholder Proposals shall have been duly approved by the holders of shares of Parent Common Stock constituting the Requisite Parent Vote in accordance with applicable Law and the Organizational Documents of Parent.

(d) Minimum Cash. As of the Closing, after consummation of the PIPE Investment and after distribution of the Parent Trust Account pursuant to Section 5.3(a) deducting all amounts to be paid pursuant to the Parent Share Redemption, Parent shall have unrestricted cash on hand equal to or in excess of $125,000,000 (without, for the avoidance of doubt, taking into account any Company Transaction Expenses, Parent Transaction Expenses and any indebtedness assumed under the Key Contracts).

Section 6.2 Conditions to Obligation of Parent. The obligation of Parent to consummate the Transactions is also subject to the satisfaction or waiver in writing by Parent at or prior to the Closing of the following conditions:

(a) Representations and Warranties of the Company.

(i) The representations and warranties made by the Company in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Capital Structure), Section 3.3 (Authority; Approval), and Section 3.20 (Brokers and Finders) shall be true and correct in all but de minimis respects as of the Execution Date and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(ii) The other representations and warranties of the Company set forth in Article III and any certificates delivered pursuant to this Agreement shall be true and correct (without giving effect to any materiality qualifiers, including Material Adverse Effect, contained therein) as of the Execution Date and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representation and warranty to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c) Closing Certificate. Parent shall have received at the Closing a certificate signed on behalf of the Company by the President of the Company (solely in his capacity as such and not in their personal capacity, and without personal liability), certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(d) have been satisfied.

(d) No Material Adverse Effect. Since the Execution Date, there shall not have occurred any Material Adverse Effect.

(e) Employment Matters. The employment agreements entered into between the Company and each of Jason Luo and James Taylor on the Execution Date remain in full force and effect, and have not been terminated or rescinded in any respect. Each of Jason Luo and James Taylor shall be employed by the Company and shall not have served any resignations or be subject to pending termination agreements.

(f) Key Contracts. Each of the Key Contracts shall have been executed by each of the parties thereto, each in form and substance acceptable to Parent (in Parent’s sole discretion). All conditions precedent to the effectiveness of each Key Contract shall have been satisfied or waived, each of the Key Contracts shall be valid and binding and in full force and effect, no breach or violation of, or default under, any covenant, representation, warranty, or other provision of any Key Contract by the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any counterparty thereto, shall have occurred, no event shall have occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, and no counterparty thereto shall have delivered written notice of intent to terminate such Key Contract, and the transactions

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contemplated by each such Key Contract shall have been consummated (including the expiration or earlier termination of any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated thereby under the HSR Act).

(g) Real Property. The Company shall have (i) acquired a leasehold interest in, or fee simple title to, the Owned Real Property, and (ii) taken assignment of or subleased the Leased Real Property, with the consent of the prime landlord thereunder, or entered into a new lease agreement, on terms and conditions acceptable to the Parent, in Parent’s sole discretion, with respect to the Leased Real Property.

(h) Support Agreements. Support Agreements executed and delivered by Stockholders holding 100% of the Company Common Stock issued and outstanding as of the Execution Date shall have been obtained.

(i) Intellectual Property.

(i) The Company shall have delivered to Parent a fully-executed copy of a software license agreement, in a form reasonably acceptable to Parent, pursuant to which the Company is granted a license to use industry-standard software for the homologation of automobiles to the U.S. market sufficient for the operation of the Business as of the Closing.

(ii) The Company shall have delivered to Parent fully-executed copies of Confidential Information and Invention Assignment Agreements, in a form reasonably acceptable to Parent, for each employee of the Company as of the Closing Date.

(iii) The Company shall have delivered to Parent evidence, in a form reasonably acceptable to Parent, that the Company (a) has filed U.S. federal trademark applications for “Electric Last Mile Solutions” (in standard character form) and “ELMS” (in standard character form and in logo or design form), and (b) has transferred from SERES to the Company all domain name registrations (if any) that are held by SERES and that are used (or held for use) by or for the Company or that relate to the Business (including electriclastmile.com).

(iv) The Company shall have delivered to Parent, in a form reasonably acceptable to Parent, the results of a “patent freedom to operate” analysis evaluating the risks of infringement of third party Intellectual Property Rights by the Company and its planned product offerings as of the Execution Date.

(v) The Company shall have delivered to Parent evidence in a form reasonably acceptable to Parent that:

(A) (1) all Patents exclusively licensed to the Company pursuant to the SERES Exclusive Patent License Agreement (for clarity, in form and substance acceptable to Parent (in Parent’s sole discretion)) were, as of the earlier of (x) the date of first use or practice by the Company of any such Patents; and (y) the effective date of such SERES Exclusive Patent License Agreement, solely and exclusively owned by SERES and (2) no other Person owns or is licensed or authorized to use any of such licensed Patents in the field of vehicle design, vehicle manufacturing, vehicle marketing, vehicle sales, vehicle offers for sale, vehicle importation, vehicle distribution, or vehicle commercialization in the United States of America (including all territories and possessions), Canada, and Mexico (collectively, the “Territory”); and

(B) (1) the Intellectual Property Rights exclusively licensed to the Company pursuant to the SERES Exclusive IP License Agreement (for clarity, in form and substance acceptable to Parent (in Parent’s sole discretion)) includes all Intellectual Property Rights (other than Patents and Trademarks) that SERES or any of its Affiliates own or have rights under in the Territory as of the earlier of (x) the date of first use or practice by the Company of any such Intellectual Property Rights; and (y) the effective date of such SERES Exclusive IP License Agreement and used (or held for use) in or related to electric urban utility or commercial vehicles (including skateboards used for urban utility truck, cargo van, or open bed truck vehicles) (collectively, “Licensed Products”) or the design, manufacture, development, marketing, sale, offering for sell, or commercialization thereof and (2) no other Person owns or is licensed or is authorized to use any of such licensed Intellectual Property Rights in connection with the Licensed Products in the Territory.

(j) Closing Deliverables. The Company and the Stockholder Representative shall have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to Section 2.11.

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Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Transactions is also subject to the satisfaction or waiver in writing by the Company at or prior to the Closing of the following conditions:

(a) Representations and Warranties of the Parent:

(i) The representations and warranties of Parent set forth in Section 4.1 (Organization, Good Standing and Qualification), Section 4.2 (Capital Structure), Section 4.3 (Authority; Approval) and Section 4.12 (Brokers and Finders) shall be true and correct in all but de minimis respects as of the Execution Date and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(ii) The other representations and warranties of Parent contained in Article IV and any certificates delivered pursuant to this Agreement shall be true and correct (without giving effect to any materiality qualifiers, including Material Adverse Effect, contained therein) as of the Execution Date and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representation and warranty to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

(b) Performance of Obligations of Parent. Parent shall have performed and complied in all material respects with all covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c) Closing Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent by a duly authorized officer of Parent (solely in their capacity as such and not in their personal capacity, and without personal liability), certifying that the conditions set forth in Section 6.3(a), Section 6.3(b), Section 6.3(d) and Section 6.3(f) have been satisfied.

(d) Listing. The shares of Parent Common Stock described in Section 2.6 and to be issued pursuant to Section 2.6 shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(e) Closing Deliverables. The Parent shall have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to Section 2.11 other than any payments to be made pursuant thereto, which payments shall be made at the Closing.

(f) Sponsor Support Agreement. Since the Execution Date, there shall not have occurred any amendment or modification to the Sponsor Support Agreement, other than as consented to in writing by the Company.

(g) No Parent Material Adverse Effect. Since the Execution Date, there shall not have occurred any Parent Material Adverse Effect.

Section 6.4 Frustration of Closing Conditions. A Party may not rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was due to the failure of such Party to perform any of its obligations under this Agreement.

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Article VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by written agreement of Parent and the Company;

(b) by either Parent or the Company, by giving written notice of such termination to the other Party, if:

(i) the Closing shall not have occurred on or prior to the Outside Date; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to have occurred on or prior to the Outside Date; or

(ii) any Order permanently enjoining or otherwise prohibiting the consummation of the Transactions shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any Party that has breached in any material respect its obligations under this Agreement, including Section 5.10 (Regulatory Filings/Approvals), in any manner that proximately contributed to such Order becoming final and non-appealable; or

(iii) the Requisite Parent Vote shall not have been obtained at the Parent Special Meeting or at any adjournment or postponement thereof taken in accordance with this Agreement;

(c) by the Company if Parent shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of its representations and warranties shall have become untrue after the Execution Date, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.3; and (ii) is not curable or, if curable, is not cured by the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent; and (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if the Company is then in material breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 6.1 or Section 6.2;

(d) by Parent if the Initial Stockholder Consent has not been delivered to Parent prior to the end of the Stockholder Support Delivery Period (provided, that if the Initial Stockholder Consent is subsequently delivered to Parent at any time prior to termination of this Agreement, then Parent shall no longer have the right to terminate this Agreement pursuant to this Section 7.1(d));

(e) by Parent if the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of its representations and warranties shall have become untrue after the Execution Date, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.2, respectively; and (ii) is not curable or, if curable, is not cured by the earlier of (A) thirty (30) days after written notice thereof is given by Parent to the Company; and (B) the Outside Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if Parent is then in breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 6.1 or Section 6.3;

(f) by the Company if Parent has made a Change in Recommendation in accordance with the terms and conditions set forth in Section 5.6; or

(g) by Parent on or after January 31, 2021, if at such time any of the Key Contracts has not been executed by each of the parties thereto in form and substance acceptable to Parent (in Parent’s sole discretion).

Section 7.2 Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or of any of its representatives or Affiliates); provided, however, that (a) no such termination shall relieve any Party of any liability or damages to the other Party resulting from any willful and material breach of this Agreement; and (b) the provisions set forth in this Section 7.2, Article IX and the Confidentiality Agreement shall survive the termination of this Agreement; and provided, further, that in the event this Agreement is terminated by Parent pursuant to Sections 7.1(b), 7.1(d), 7.1(e), 7.1(f) or 7.1(g), for any reason and at the time of such termination any of the

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conditions set forth in Section 6.2(f) have not been satisfied, then the Company shall indemnify, defend and hold harmless Parent and its Representatives, Subsidiaries, direct and indirect parent companies, shareholders, partners, members, managers, officers, directors and Affiliates (collectively, the “Parent Indemnitees”), and save and hold each of them harmless against, any and all (i) Losses suffered, incurred or sustained by, or imposed upon, the Parent Indemnitees in connection with any third party claim as a result of, arising out of or related to, the failure of such conditions set forth in Section 6.2(f) and (ii) documented, reasonable out-of-pocket costs and expenses incurred by Parent Indemnitees in connection with the Transactions (including the reasonable and documented fees and expenses of Parent’s legal counsel, accountants and other third-party advisors and including the Merger Agreement HSR Fee, if paid) provided, in the case of this clause (ii), that at the time of such termination, all of the conditions set forth in Section 6.1 and Section 6.3 shall have been satisfied (other than those, that by their terms, are capable of being satisfied only at the Closing).

Article VIII

STOCKHOLDER REPRESENTATIVE

Section 8.1 Designation and Replacement of Stockholder Representative.

(a) The Parties have agreed that it is desirable to designate a representative to act on behalf of the Stockholders, as specified herein (the “Stockholder Representative”). The Stockholders have designated Jason Luo as the initial Stockholder Representative, and approval of this Agreement by the Stockholders shall constitute (i) the ratification and approval of such designation, and (ii) the irrevocable appointment of the Stockholder Representative as each Stockholder’s representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of each Stockholder in accordance with the terms and provisions of this Agreement and to act on behalf of each Stockholder in any amendment of or litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Stockholder Representative shall deem necessary or appropriate in conjunction with any of the Transactions, including the power: (A) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Company or each Stockholder to consummate the Transactions; (B) to negotiate, execute and deliver all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the Transactions; and (C) to give and receive all notices and communications to be given or received under this Agreement and to receive service of process in connection with any claims under this Agreement and the Transactions. As the representative of Stockholders under this Agreement, the Stockholder Representative shall act as the agent for all Stockholders, shall have authority to bind each Stockholder in accordance with this Agreement, and Parent may rely on such appointment and authority until the receipt of notice of the appointment of a successor (as further described in Section 8.1(b) below) upon two (2) Business Days’ prior written notice to Parent. Parent may conclusively rely upon, without independent verification or investigation, all decisions made by the Stockholder Representative in connection with this Agreement in writing and signed by the Stockholder Representative.

(b) The Stockholder Representative may resign at any time, and the Stockholder Representative may be removed by the vote of Persons that collectively constituted the requisite Stockholders as of immediately prior to the Effective Time (or, in the case of a termination of this Agreement, as of such termination). If a Stockholder Representative has resigned or been removed, a new Stockholder Representative shall be appointed by a vote of Stockholders constituting the Stockholders as of immediately prior to the Effective Time, such appointment to become effective upon the written acceptance thereof by the new Stockholder Representative. The designation of any Person as the Stockholder Representative is and shall be coupled with an interest, and, except as set forth in this Article VIII, such designation is irrevocable and shall not be affected by the death, incapacity, illness, bankruptcy, dissolution or other inability to act of any of the Stockholders.

(c) The Stockholder Representative will not be liable to the Stockholders for any act taken or omitted by it as permitted under this Agreement and the Transactions, except if such act is taken or omitted in bad faith or by willful misconduct. The Stockholder Representative will also be fully protected against the Stockholders in relying upon any written notice, demand, certificate or document that he in good faith believes to be genuine (including facsimiles thereof).

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(d) The Stockholder Representative is authorized to hold all or any portion of any distributions to the Stockholders pursuant to this Agreement for such period of time as the Stockholder Representative deems advisable in order to provide a source of funds for future expenses to be incurred by the Stockholder Representative. Any such amounts released by the Stockholder Representative shall be distributed to the Stockholders in accordance with the Company’s Organizational Documents.

Article IX

MISCELLANEOUS AND GENERAL

Section 9.1 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both Parent and the Company, or in the case of a waiver, by the Party granting the waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.2 Expenses.

(a) If the Closing does not occur, (i) the Company shall be responsible for the Company Transaction Expenses and any other fees and expenses of the Company and its Affiliates incurred in connection with this Agreement and the Transactions, and (ii) subject to Section 7.2, Parent shall be responsible for the Parent Transaction Expenses and any other fees and expenses of the Parent and its Affiliates incurred in connection with this Agreement and the Transactions.

(b) Upon and subject to the Closing, each of the Company Transaction Expenses and the Parent Transaction Expenses shall be paid by Parent at the Closing.

Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 9.4 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a) This Agreement, and all Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without giving effect to applicable principles of conflicts of law to the extent that the application of the Laws of another jurisdiction (whether of the State of Delaware or any other jurisdiction would be required thereby).

(b) Each Party agrees that it shall bring any Action in respect of any claim based upon, arising out of or relating to this Agreement or any Transaction Document or the transactions contemplated by this Agreement or any Transaction Document exclusively in the courts of the State of Delaware and the federal courts of the United States located in the State of Delaware; and solely in connection with claims arising under or relating to this Agreement or any of the Transaction Documents (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (ii) waives any objection to the laying of venue in any such Action in the Chosen Courts; (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto; and (iv) agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.5 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT

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UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 9.4(c).

(d) Irreparable damage would occur in the event that any covenant herein was not to be performed in accordance with its terms. Accordingly, each Party shall be entitled to seek one or more injunctions to prevent any breach of covenant and to enforce specifically this Agreement in the Chosen Courts, in addition to any other remedy to which such Party may be entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

Section 9.5 Notices. All notices and other communications to be given or made hereunder shall be in writing and shall be deemed to have been duly given or made on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by an internationally recognized overnight courier to the Person or entity for whom it is intended; (b) delivered by registered or certified mail, return receipt requested; or (c) sent by email, as provided in this Section 9.5; provided, that the email is confirmed orally or in writing by the recipient thereof (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after email by dispatch pursuant to one of the other methods described herein:

If to Parent or Merger Sub:

Forum Merger III Corporation 1615 South Congress Avenue Suite 103 Delray Beach, FL 33445
Attention:	Marshall Kiev
David Boris
Email:	mk@mkcapitalpartners.com
david@forummerger.com

With a copy, which shall not constitute notice, to:

White & Case LLP 1221 Avenue of the Americas New York, NY 10020
Attention:	Joel Rubinstein
Gary Silverman
Email:	Joel.Rubinstein@whitecase.com
Gary.Silverman@whitecase.com

To Company:

Electric Last Mile, Inc. 2541 High Meadow Circle Suite 170 Auburn Hills, MI 48362
Email:	jluo@electriclastmile.com
Attn:	Jason Luo, President

With a copy, which shall not constitute notice, to:

Foley & Lardner LLP 111 Huntington Avenue Suite 2500 Boston, MA 02199
Email:	pbroude@foley.com
Attn:	Paul D. Broude

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or to such other Person or addressees as may be designated in writing by the Party to receive such notice as provided above; provided; however, that copies shall be provided to outside counsel for convenience only, such copies shall not, in and of themselves, constitute notice and the failure to provide any such copy shall not alter the effectiveness of any notice or other communication otherwise duly made or given.

Section 9.6 Entire Agreement. This Agreement (including any exhibits or schedules hereto), the Transaction Documents and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof; provided; however, that each Party acknowledges and agrees that the Confidentiality Agreement shall automatically terminate and be of no further force or effect at and as of the Closing and this Agreement supersedes any provision to the contrary in the Confidentiality Agreement.

Section 9.7 No Third-Party Beneficiaries. Except as provided in Section 5.24, there shall be no third-party beneficiaries of this Agreement, any Transaction Document or any exhibit, annex or schedule hereto or thereto, and none of them shall confer on any Person other than the parties hereto and thereto any claim, cause of action, right or remedy.

Section 9.8 Obligations of Parent. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action.

Section 9.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority of competent jurisdiction to be invalid, void or unenforceable, or the application of such provision, covenant or restriction to any Person or any circumstance, is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable; (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision, covenant or restriction to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 9.10 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Annex, Exhibit, Section or Schedule, such reference shall be to an Annex, Exhibit, Section or Schedule to this Agreement unless otherwise indicated.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The terms defined in the singular have a comparable meaning when used in the plural and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing any gender shall include all other genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Currency amounts referenced herein are in Dollars. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning given to them as set forth in this Agreement. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. References to “written” or “in writing” include documents in electronic form or transmission by email. A reference to any Person includes such Person’s successors and permitted assigns.

(c) Except as otherwise specifically provided herein, all references in this Agreement to any Law include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision

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and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith; provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended as of such date. Any agreement or instrument referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and all attachments thereto and instruments incorporated therein.

(d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(e) No specific provision, representation or warranty in this Agreement shall limit the applicability of a more general provision, representation or warranty in this Agreement.

(f) The Parties drafted this Agreement jointly through the exchange of drafts hereof, so no presumption or burden of proof favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(g) Neither the specification of any Dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any specific item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement.

Section 9.11 Assignment. The obligations of the Parties under this Agreement are not assignable without the prior written consent of the other Parties, which such Parties may withhold in their discretion. Any purported assignment in violation of this Agreement is void.

Section 9.12 Fulfillment of Obligations. Any obligation of any Party under this Agreement or any of the Transaction Documents, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 9.13 Obligations of Merger Sub. Parent hereby guarantees the due and punctual performance and payment (not merely collection) in full of all obligations and liabilities of Merger Sub under this Agreement, as and when due and payable or required to be performed pursuant to any provision of this Agreement.

Section 9.14 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties or covenants in this Agreement shall survive the Effective Time; provided, however, that this Section 9.14 shall not limit any covenant or agreement herein that, by its terms, contemplates performance at or after the Closing (including any obligation to hold a party harmless or any covenant entitling a Person to rely upon any other Person) until such covenant or agreement has been performed or satisfied or any claim based on fraud.

Section 9.15 Release of Claims. In consideration of the receipt the Merger Consideration (which may be increased to decreased pursuant to Section 2.7), each Stockholder (in its capacity as a Stockholder of the Company), (collectively, “Releasors”) hereby releases and discharges the Company and its Affiliates and their respective past, present and future directors, officers, employees, agents, representatives and their respective successors and assigns (collectively, “Releasees”) fully, finally and forever, from all and any manner of claims, actions, rights, causes of actions, suits, obligations, liabilities, debts, due sums of money, agreements, promises, damages, judgments, executions, accounts, expenses, costs, attorneys’ fees and demands whatsoever, whether in law, contract or equity, whether known or unknown, matured or unmatured, foreseen or unforeseen, arising out of events existing or occurring contemporaneously with or prior to the Effective Time (including whether or not the Merger Consideration Schedule did not accurately reflect the terms of the Company Certificate) or otherwise relating to such Stockholder’s acquisition, ownership, control or sale of Company Common Stock (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such Stockholder in connection with such issuance);

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provided, that nothing contained herein shall operate to release any liabilities of a Releasee based upon, arising out of or relating to, without duplication, (i) the Merger Agreement or any of the Transaction Documents, (ii) the obligations of any insurer under any insurance policy (including any insurance policy obtained pursuant to Section 5.24), (iii) any rights to indemnification to the extent provided for (A) in the Organizational Documents of the Company or any of its Subsidiaries or (B) pursuant to Indemnification Agreement by and between any Stockholder and the Company entered into prior to the date hereof and made available to Parent prior to the date hereof, (iv) if applicable, any rights to compensation or other employment benefits earned or accrued by or for his benefit prior to the Closing in respect of services performed as an employee or consultant of the Company prior to the Closing, solely to the extent not paid by the Company prior to the Closing, (v) any employment agreement or consulting agreement, as applicable, entered into connection with the consummation of the Transactions, in each of clauses (iv) and (v) to the extent such agreements and the agreements underlying such services have been made available to Parent or (vi) any claims, actions, or causes of action that, as a matter of applicable Law, are not waivable.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

FORUM MERGER III CORPORATION
By	/s/ Marshall Kiev
Name:	Marshall Kiev
Title:	Co-CEO and President

ELMS MERGER CORP.
By	/s/ David Boris
Name:	David Boris
Title:	President and Treasurer

ELECTRIC LAST MILE, INC.
By	/s/ Benjamin Wu
Name:	Benjamin Wu
Title:	Secretary

JASON LUO, solely in his capacity as the initial Stockholder Representative hereunder.
By	/s/ Jason Luo
Name:	Jason Luo
Title:	Stockholder Representative

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EXHIBIT A

DEFINITIONS

As used in this Agreement, the following terms have the meanings specified in this Exhibit A:

“280G Approval” has the meaning set forth in Section 5.27.

“Accounting Principles” means (a) GAAP, and (b) calculations based exclusively on the facts and circumstances as they exist as of 12:01 a.m. (Eastern Time) on the Closing Date and excluding (i) the effects of any event, act, change in circumstances or similar development arising or occurring at or after Closing and (ii) any purchase accounting or other adjustment arising out of the consummation of the Transactions.

“Accounting Referee” has the meaning set forth in Section 2.7(c).

“Accredited Investor” means a Stockholder that (a) is an “accredited investor”, as such term is defined in Rule 501(a) under the Securities Act; and (b) certifies, to the reasonable satisfaction of Parent, that such Stockholder is an Accredited Investor.

“Action” means any civil, criminal or administrative action, suit, demand, claim, complaint, litigation, investigation, review, audit, formal proceeding, arbitration, hearing or other similar dispute.

“Adjustment Amount” has the meaning set forth in Section 2.7(d).

“Adjustment Escrow Amount” means Two Million Five Hundred Thousand Dollars ($2,500,000).

“Adjustment Escrow Share Rights” has the meaning set forth in the Recitals.

“Adjustment Escrow Stock” means those shares of Parent Common Stock deposited with the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement as collateral for the Merger Consideration Adjustment. The number of such shares of Parent Common Stock initially deposited with the Escrow Agent shall be Two Hundred Fifty Thousand (250,000) (to be the Adjustment Escrow Amount divided by the Reference Price).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt; (a) prior to the Closing, the Company shall not be an “Affiliate” of Parent; and (b) following the Closing, the Company shall not be an “Affiliate” of any Stockholder.

“Aggregate Consideration Value” has the meaning set forth in Section 2.5.

“Agreed Form” means the form attached hereto as Exhibit C, subject to de minimis changes agreed to by Parent; provided that, Parent will not unreasonably withhold, condition or delay its agreement to such de minimis changes.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” has the meaning set forth in Section 5.15(a).

“Amended and Restated Parent Charter” has the meaning set forth in Section 1.4.

“Amended and Restated Registration Rights Agreement” has the meaning set forth in the Recitals.

“Anti-Corruption Laws” has the meaning set forth in Section 3.22(a).

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other U.S. and non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Date” has the meaning set forth in Section 3.5(d).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3(a).

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“Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, for the benefit of any Employee (or such Employee’s eligible dependent or beneficiary) and that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company. Benefit Plans include, but are not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (“ERISA Plans”), employment, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Business” means the business of the Company as currently conducted or as currently contemplated to be conducted in the future as of the Execution Date directly related to the design, development, homologation, manufacture, importation, marketing, promotion, distribution, offering for sale, sale and other commercialization of the electric vehicles currently under development or as currently contemplated to be under development as of the Execution Date, including such electric vehicles known as the “Urban Delivery” (Light Duty Platform); “Urban Delivery Variant” (Light Duty Platform); “Urban Utility” (Medium Duty Platform); and “Urban Utility Variant” (Medium Duty Platform).

“Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

“Business Combination Transaction” has the meaning set forth in Section 5.15(b).

“Business Day” means any day other than (a) a Saturday or a Sunday; or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City, New York.

“Business IP” means, collectively, any and all (a) Company IP and (b) Intellectual Property Rights used (or held for use) in or necessary for the conduct of the Business.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Cash” of any Person as of any date means all cash and cash equivalents (including marketable securities and short term investments), and (i) includes checks, wire transfers and drafts deposited or available for deposit for such Person’s account, as well as petty cash (ii) excludes issued but uncleared checks, wire transfers in transit and drafts issued by such Person, and (iii) excludes Restricted Cash, in each case, calculated in accordance with the Accounting Principles.

“Certificate” has the meaning set forth in Section 2.1(b).

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Change of Control” means the occurrence, in a single transaction or as the result of a series of related transactions, of one or more of the following events: (i) a merger, consolidation, reorganization or similar business combination transaction involving Parent in which the holders of all of the outstanding Equity Interests in Parent immediately prior to the consummation of such transaction do not directly or indirectly (including through Affiliates) own beneficially or of record immediately upon the consummation of such transaction outstanding Equity Interests that represent a majority of the combined outstanding voting securities of the surviving entity in such transaction or of a parent of the surviving entity in such transaction; (ii) a transaction (or series of related transactions) in which a majority of Parent’s voting securities are transferred to any Person, or any two or more Persons acting as a group, and all Affiliates of such Person or Persons (each, a “Group”), that were not directly or indirectly (including through Affiliates), beneficially or of record, equityholders of Parent prior to the consummation of such transactions (other than as a result of Equity Interests transferred in a secondary transaction by any single Stockholder or together with its Affiliates that is not otherwise approved by the disinterested independent directors of the Parent Board) or (iii) the consummation of the sale of all or substantially all of the assets of Parent and its Subsidiaries (including the Company), taken as a whole, to any Group, other than such a sale to a Group in which the equityholders of Parent, directly or indirectly (including through Affiliates), beneficially or of record, own a majority of the combined voting securities.

“Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any federal court within the state of Delaware or, in the event each federal court within the state of Delaware declines to accept jurisdiction over a particular matter, any state court within the state of Delaware).

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“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Closing Date Cash” has the meaning set forth in Section 2.7(b).

“Closing Date Indebtedness” has the meaning set forth in Section 2.7(b).

“Closing Date Statement” has the meaning set forth in Section 2.4(a).

“Closing Statement” has the meaning set forth in Section 2.7(b).

“Code” has the meaning set forth in the Recitals.

“company” includes any company, corporation or body corporate (including a limited liability company), wherever incorporated.

“Company” has the meaning set forth in the Preamble.

“Company Board” has the meaning set forth in the Recitals.

“Company Certificate” means the Certificate of Incorporation of the Company, filed on November 12, 2020 with the Secretary of State of the State of Delaware.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company D&O Premium” means the premium payable in connection with obtaining the D&O Insurance pursuant to Section 5.24, inclusive of any underwriting fees, taxes, etc.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company IP” means any and all Intellectual Property Rights owned by or exclusively licensed to the Company, or purported to be owned by or exclusively licensed to the Company.

“Company Letter of Transmittal” has the meaning set forth in Section 2.6(b).

“Company Registered IP” has the meaning set forth in Section 3.16(a).

“Company Transaction Expenses” means the following fees, expenses and amounts payable solely to the extent such fees, expenses and amounts payable are incurred and unpaid as of the Closing: (a) the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses incurred and/or payable by the Company or its Subsidiaries in connection with the Transactions, the preparation, negotiation and execution of this Agreement and the consummation of the Transactions; (b) any severance, change of control, transaction, termination or similar amounts payable to any Employees of the Company or its Subsidiaries as a result of the consummation of the Transactions, together with the employer portion of all payroll Taxes payable thereon or deferred pursuant to Section 2302 of the CARES Act thereon; and (c) fifty percent (50%) of the Merger Agreement HSR Fee payable pursuant to Section 5.10(g).

“Confidentiality Agreement” has the meaning set forth in Section 5.17.

“Contract” means any contract, agreement, undertaking, note, mortgage, indenture, arrangement subcontract, lease, sublease, license, sublicense, purchase order, or other obligation, in each case, including any amendment, modification and supplement thereto.

“Convertible Note Adjustment Amount” means (a) the number of shares of Class A Parent Common Stock issuable to the Convertible Note Holders at Closing pursuant to the terms of the Convertible Notes and as set forth in the Merger Consideration Schedule; minus (b) the number of shares of Class A Parent Common Stock equal to (i) the aggregate amount of principal and interest of the Convertible Notes outstanding on the Closing Date divided by (ii) the price per share of Parent Class A Common Stock paid by the PIPE Investors pursuant to the Subscription Agreements; with the difference of (a) and (b) multiplied by $10.00. For illustrative purposes only, if 110,000 shares of Parent Class A Common Stock are issuable to the Convertible Note Holders at Closing, the aggregate amount of

Annex A Ex-A-3

principal and interest of the Convertible Notes outstanding on the Closing Date is $1,000,000, and the price per share of Parent Class A Common Stock paid by the PIPE Investors pursuant to the Subscription Agreements is $10 per share, the Convertible Note Adjustment Amount would be $100,000 (i.e., ((110,000 – ($1,000,000/$10))*$10)).

“Convertible Note Holders” has the meaning set forth in the Recitals.

“Convertible Notes” has the meaning set forth in the Recitals.

“Copyleft Terms” means any terms of a license commonly referred to as an open source, free Software, copyleft, or community source code license (including any Software licensed under the GNU General Public License, GNU Lesser General Public License, Affero General Public License, Apache Software License, or any other public source code license arrangement) or any similar license, in each case that require, as a condition of or in connection with any use, modification, reproduction, or distribution of any Software licensed thereunder (or any proprietary Software or other Company IP that is used by, incorporated into or includes, relies on, is linked to or with, is derived from, or is distributed with such Software), any of the following: (a) the disclosing, making available, distribution, offering or delivering of source code or any information regarding such Software or other Company IP for no or minimal charge; (b) the granting of permission for creating modifications to or derivative works of such Software or other Company IP; (c) the granting of a royalty-free license, whether express, implied, by virtue of estoppel or otherwise, to any Person under Intellectual Property Rights (including without limitation Patents) regarding such Software or other Company IP (whether alone or in combination with other hardware or Software); or (d) the imposition of restrictions on future Patent licensing terms, or other abridgement or restriction of the exercise or enforcement of any Intellectual Property Rights through any means.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property Rights”.

“COVID-19” means the outbreak of the novel coronavirus and the associated ongoing public health considerations.

“COVID-19 Measures” has the meaning set forth in Section 5.1(a).

“D&O Insurance” has the meaning set forth in Section 5.24(a).

“Deficit Amount” has the meaning set forth in Section 2.7(f).

“Derivative Rights” means, with respect to any Equity Interests of any Person, any and all options, warrants, rights, convertible or exchangeable securities, “phantom” equity rights, equity appreciation rights, profits interests, equity-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which such Person is a party or is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity (or phantom equity) interests in, or any security convertible or exercisable for or exchangeable into any capital stock or other equity interest in, such Person.

“Determination Date” has the meaning set forth in Section 2.7(c).

“DGCL” has the meaning set forth in the Recitals.

“Director Nomination Agreement” has the meaning set forth in Section 2.11(a)(iv).

“Disagreement Notice” has the meaning set forth in Section 2.7(c).

“Dollars” and “$” mean the lawful currency of the United States of America.

“Earnout Period” has the meaning specified in Section 2.10(a).

“Earnout Release” has the meaning specified in Section 2.10(a).

“Earnout Share Value” means Fifty Million Dollars ($50,000,000).

“Earnout Shares” has the meaning set forth in Section 2.10(a).

“ECV Operations” means the U.S. electric commercial vehicle operations component of SERES.

“Effective Time” has the meaning set forth in Section 1.3.

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“Employee” means any current or former employee (whether full-or part-time), director, officer or independent contractor (who is a natural person) of the Company.

“Environmental Law” means any Law, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial, administrative or other legally-binding order, consent decree or judgment, relating to: (a) the protection, investigation or restoration of the environment, human health and safety, or natural resources; (b) the handling, use, presence, disposal, Release or threatened Release of any Hazardous Substance; or (c) wetlands, pollution, contamination or any injury or threat of injury to Persons or property by any Hazardous Substance.

“Equity Interests” shall mean with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock or other equity interests (including partnership or limited liability company interests in a partnership or limited liability company or any other interest or participation right that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person), and all Derivative Rights with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“ERISA Plans” has the meaning set forth in the definition of “Benefit Plan”.

“Escrow Account” means, collectively, the escrow accounts in the name of the Escrow Agent to be opened in accordance with the Escrow Agreement.

“Escrow Agent” means Continental Stock Transfer & Trust Company or such other escrow agent designated by Parent and the Company.

“Escrow Agreement” means the escrow agreement, substantially in the form attached hereto as Exhibit N.

“Estimated Closing Date Cash” has the meaning set forth in Section 2.4(a).

“Estimated Closing Date Indebtedness” has the meaning set forth in Section 2.4(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Execution Date” has the meaning set forth in the Preamble.

“Final Closing Balance Sheet” has the meaning set forth in Section 2.7(b).

“Final Determination” means, with respect to a dispute, an occurrence where (a) the parties to the dispute have reached an agreement in writing; (b) a court of competent jurisdiction shall have entered a final and non-appealable Order or judgment with respect to a claim; or (c) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.

“Financial Statements” has the meaning set forth in Section 3.5(a).

“First Share Price Trigger” has the meaning set forth in Section 2.10(a).

“Forum III LTIP” has the meaning set forth in Section 5.14.

“Fully Diluted Share Number” means the sum of the number of shares of Company Common Stock issued and outstanding immediately before the Closing.

“Funded Indebtedness” shall mean all Indebtedness listed on Section 1.2 of the Company Disclosure Letter, which may be repaid at Closing pursuant to Section 2.11(d)(iii).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any domestic or non-U.S. legislative, administrative or regulatory authority, agency, commission, body, court or other governmental or quasi-governmental entity of competent jurisdiction, including any supranational body.

Annex A Ex-A-5

“Group” has the meaning set forth in the definition of “Change of Control”.

“Hazardous Substance” means (a) any chemical, material or substance, including any admixture or solution thereof, that is listed, defined, designated or classified as a “pollutant”, “contaminant” or “waste” or as “hazardous” or “toxic” or that is otherwise, regulated or which could result in liability under or pursuant to any Law, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq., or in regulations promulgated pursuant to such laws, or in applicable state laws and regulations addressing similar subject matter; and (b) without limiting the foregoing, any petroleum, petroleum product, breakdown product or by-product, hexavalent chromium and any other hexavalent chromium compound, tetrachloroethene, arsenic, lead, and any other asbestos, asbestos-containing material, polychlorinated biphenyl, per- and polyfluoroalkyl substance, mold, radioactive material or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Improvements” has the meaning set forth in Section 3.13(d).

“Incumbency Certificate” means a certificate delivered by or on behalf of the Company, on the one hand, and Parent, on the other hand, dated as of the Closing Date, signed by an executive officer of such Party on its behalf, certifying as to (i) the incumbency of its and, as applicable, its Subsidiaries’ officers executing this Agreement and the Transaction Documents, (ii) the Organizational Documents of such Person and each of its Subsidiaries and that such Organizational Documents have not been amended or rescinded since the date of such certification and remain in full force and effect immediately prior to the Effective Time, and (iii) the resolutions of the board of directors (or similar governing body) of such Person and, as applicable, authorizing the execution, delivery and performance by such Person of this Agreement and the Transaction Documents to which such Person is party.

“Indebtedness” means, without duplication, all (a) indebtedness of the Company and its consolidated Subsidiaries for borrowed money (including (x) letters of credit to the extent drawn, and (y) under the existing credit documents), (b) all Funded Indebtedness, (c) all obligations under leases that were, prior to the effectiveness of ASC 842, required to be capitalized under GAAP, (d) indebtedness evidenced by any note, bond, debenture, mortgage, or other debt instrument or debt security, (e) obligations under any interest rate, currency or other hedging agreement (including any swaps, forward contracts, caps, floors, collars and similar Contracts calculated in accordance with the Accounting Principles), (f) obligations under any performance bond, but only to the extent drawn or called prior to the Closing Date, (g) income Taxes accrued but unpaid as of the Closing Date, and the employer portion of any payroll Taxes accrued and otherwise payable on or prior to the Closing Date but deferred by the Company or any Subsidiary pursuant to Section 2302 of the CARES Act, (h) the amounts payable by the Company pursuant to the terms of the SERES Lease Agreement, (i) any governmental filing fees to the extent outstanding or payable in connection with the SERES Lease Agreement, (j) any outstanding obligations under or amounts to be paid by the Company or any Subsidiary pursuant to the Transition Services Agreement to the extent incurred or arising prior to the Closing, and (k) guarantees with respect to any indebtedness of any other Person of a type described in clauses “(a)” through “(j)” above, and (l) for clauses “(a)” through “(j)” above, all accrued and unpaid interest thereon, if any, and any premiums, make-whole amounts, penalties (including in respect of prepayment) and fees owing in respect thereof (but, only to the extent outstanding or payable in connection with the Transaction). For the avoidance of doubt, except as explicitly set forth in this definition, “Indebtedness” shall not include any other amounts pursuant to the Key Contracts.

“Industry” has the meaning set forth in the definition of “Material Adverse Effect”.

“Information Statement” has the meaning set forth in Section 5.9.

“Initial Stockholder Consent” has the meaning set forth in the Recitals.

“Insurance Policies” has the meaning set forth in Section 3.17.

“Intellectual Property Rights” means any and all intellectual property or industrial property rights existing, created, arising, or protected under applicable Law anywhere in the world, including all rights, title, and interest in and to any and all: (a) trademarks, service marks, certification marks, brand names, slogans, logos, symbols, trade dress, trade names, corporate and business names, social media identifiers and related accounts, and other indicia of source or origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same (collectively, “Trademarks”); (b) patents, patent applications,

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patentable inventions, invention disclosures and other patent rights, including provisionals, extensions, divisionals, continuations, continuations-in-part, re-issues, re-examinations, interferences, and counterparts thereof (collectively, “Patents”); (c) confidential information, trade secrets, inventions, know-how, processes, procedures, ideas, research and development, formulas, compositions, algorithms, source code, object code, technology, data and databases, manufacturing and production processes and techniques, specifications, prototypes, models, designs, drawings, customer lists and supplier lists, pricing and cost information, and business and marketing plans and proposals; (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, data, databases and other compilations of information), copyrights, design and database rights, and registrations and applications for any of the foregoing and all renewals, extensions, restorations and reversions thereof, and all moral rights associated with any of the foregoing (collectively, “Copyrights”); (e) mask works and all applications, registrations, and renewals in connection therewith; (f) Internet domain names and URLs; (g) rights recognized under applicable Law that are equivalent or similar to any of the foregoing, including: any and all rights of any kind whatsoever accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and any and all claims and causes of action with respect to any of the foregoing and all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, or other violation of the foregoing; and (h) copies and tangible embodiments thereof (in whatever form or medium).

“Intended Tax Treatment” has the meaning set forth in Section 2.9.

“IRS” means the Internal Revenue Service.

“IT Assets” means technology devices, computers, hardware, Software (including firmware and middleware), systems, sites, servers, networks, workstations, routers, hubs, circuits, switches, interfaces, websites, platforms, data communications lines, automated processes, and all other information or operational technology, telecommunications, facilities, systems services, or equipment, in each case, owned, leased, licensed or operated by the Company or used (or held for use) in the operation of the Business, and all associated documentation.

“Key Contracts” means collectively, the SERES Exclusive IP License Agreement, the SERES Exclusive Patent License Agreement, the SERES Lease Agreement, the Sokon Supply Agreement and the Transition Services Agreement.

“Knowledge” means (a) with respect to the Parent, the actual knowledge of Marshall Kiev or David Boris, after reasonable inquiry; and (b) with respect to the Company, the actual knowledge of Jason Luo, James Taylor or Benjamin Wu, after reasonable inquiry.

“Law” or “Laws” means any law, statute, ordinance, common law, rule, regulation, Order or other legal requirement enacted, issued, promulgated, enforced or entered by a Governmental Entity of competent jurisdiction.

“Lease” or “Leases” has the meaning set forth in Section 3.13(b).

“Leased Real Property” has the meaning set forth in Section 3.13(b).

“Lien” means any lien, charge, pledge, mortgage, easement, hypothecation, usufruct, deed of trust, security interest, claim or other encumbrance, other than, in each case, restrictions on transfer arising solely under applicable federal and state securities Laws.

“Loss” or “Losses” shall mean, without duplication, (a) actual out-of-pocket losses, damages, liabilities, obligations, or costs, including reasonable fees and expenses of attorneys, accountants and other professional advisors, whether involving a dispute solely between the parties hereto or otherwise, and (b) any actual out-of-pocket losses or costs incurred in investigating, defending or settling any of claim, action or cause of action described in clause (a), whether or not the underlying claim, action or cause of action is actually asserted or is merely alleged or threatened; provided that, “Loss” or “Losses” shall not include any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity, or diminution of value or any damages based on any type of multiple, except in the case of punitive damages to the extent awarded to a third party.

“LTIP Value” means an amount equal to the sum of $142,000,000 plus $150,000,000.

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“made available”, as it pertains to the Company, means documents delivered to Parent or its Representatives or posted to the electronic data room hosted by iDeals relating to the Company and titled “ELM Inc.” at least twenty-four (24) hours prior to the Execution Date except to the extent required as a result of actions taken by the Company in compliance with Section 5.1.

“Material Adverse Effect” means any change, circumstance, condition, development, effect, event, occurrence or state of facts that, individually or taken together with any other change, circumstance, condition, development, effect, event, occurrence or state of facts is, or would reasonably be expected to be, materially adverse to (x) the condition (financial or otherwise), assets, liabilities (contingent or otherwise), business operations or results of operations of the Company, whether known or unknown or (y) the ability of the Company to consummate the Transactions; provided; however, none of the following shall be deemed to constitute or be taken into account in determining whether a Material Adverse Effect is occurring, has occurred or would reasonably be expected to occur:

(a) changes, developments, circumstances or facts in or with respect to the economy, credit, capital, securities or financial markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets) or political, regulatory or business conditions in the geographic markets in which the Company has operations or its products or services are sold;

(b) changes, developments, circumstances, facts or effects that are the result of factors generally affecting the electric-powered automobile industry (the “Industry”);

(c) any loss of, or adverse change to the relationship of the Company with its customers or suppliers, if and to the extent the Company establishes with reasonable evidence that such loss or adverse change was directly and proximately caused by the entry into, announcement, pendency or performance of this Agreement and the Transactions;

(d) changes in applicable accounting standards, including GAAP or in any Law of general applicability, or in the authoritative interpretation by a Governmental Entity thereof, after the Execution Date;

(e) any failure by the Company to meet any internal or public projections, forecasts, estimates, milestones or financial or operating predictions of revenues, earnings, cash flow or cash position; provided, that any change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Material Adverse Effect is occurring, has occurred or would reasonably be expected to occur;

(f) any change, development or effect resulting from acts of war (whether or not declared), sabotage, civil unrest or terrorism, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (other than cyberattacks), any weather or natural disaster, or any outbreak of an epidemic or pandemic (including COVID-19);

(g) any actions taken or not taken by the Company pursuant to this Agreement or with Parent’s prior written consent (except for any obligation to operate in the ordinary course of business or similar obligation);

(h) any action not taken by the Company pursuant to this Agreement or with Parent’s prior written consent or at Parent’s written request;

provided, further, that, with respect to clauses (a), (b), (d) and (f) of this definition, such changes, circumstances, conditions, developments, effects, events, occurrences or states of facts shall be taken into account in determining whether a “Material Adverse Effect” is occurring, has occurred or would reasonably be expected to occur if it materially disproportionately and adversely affects the Company relative to other companies within the Industry (in which case, only the incremental material disproportionate and adverse impact may be taken into account in determining whether there is a Material Adverse Effect).

“Material Contract” has the meaning set forth in Section 3.12(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement HSR Fees” has the meaning set forth in Section 5.10(g).

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Merger Consideration Adjustment” has the meaning set forth in Section 2.7(a).

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“Merger Consideration Schedule” has the meaning set forth in Section 2.4(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plan” has the meaning set forth in Section 3.9(c).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any arbitrator, mediator or Governmental Entity.

“ordinary course of business” or any similar reference, means: (a) with respect to an action taken or to be taken by any Person, that such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person and, in any case, is not unreasonable or unusual in the circumstances when considered in the context of the provisions of this Agreement; and/or (b) any action taken by the Company in the ordinary course of the normal day-to-day operations of the Business during the period of the outbreak of the disease, COVID-19, caused by SARS-CoV-2 novel coronavirus, including but not limited to actions taken by the Company: (i) in order to comply with the requirements or guidance of any Governmental Entity or public health agency; (ii) in response to changes in customer demand for the services and products of the Business; and (iii) in response to changes in the Company’s financial condition during this period.

“Organizational Documents” means (a) the certificate or articles of incorporation, (b) bylaws, (c) any charter, certificate of formation or similar document adopted or filed in connection with the creation, formation or organization of a Person, (d) any limited liability company, partnership or stockholder agreement, and (e) any amendment to any of the foregoing.

“Outside Date” means June 30, 2021.

“Owned Real Property” has the meaning set forth in Section 3.13(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Board Recommendation” has the meaning set forth in Section 4.3(b).

“Parent Capital Stock” means the Parent Common Stock and Parent Preferred Stock, collectively.

“Parent Class A Common Stock” has the meaning set forth in the Recitals.

“Parent Class B Common Stock” has the meaning set forth in the Recitals.

“Parent Common Stock” means (i) prior to the Effective Time, the Parent Class A Common Stock and the Parent Class B Common Stock, and (ii) at and after the Effective Time, the common stock of Parent, par value $0.0001 per share.

“Parent Disclosure Letter” has the meaning set forth in Article IV.

“Parent Indemnitees” has the meaning set forth in Section 7.2.

“Parent Material Adverse Effect” means any event, change, development, effect or occurrence that has, or would reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to enter into, to perform their respective obligations under, or to consummate the Transactions; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Parent Material Adverse Effect”: (i) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or enforcement philosophy or interpretation thereof; (ii) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (iii) any change generally affecting any of the industries in which Parent, the Company or any of its Subsidiaries operate or the economy as a whole, including any change in commodity prices; (iv) any acts of terrorism, war or the outbreak or escalation of armed hostilities; or (v) any failure, in and of itself, of Parent, the Company or its Subsidiaries to meet any projections, forecasts or budgets; provided, that this clause (v) shall not prevent a

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determination that any event, change, development, effect or occurrence underlying such failure to meet projections or forecasts has resulted in a Parent Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Parent Material Adverse Effect); except, in the case of clauses (i), (ii) and (iii) above, to the extent that any such event, change, development, effect or occurrence has a materially disproportionate and adverse effect on the businesses of the Parent, the Company and its Subsidiaries, taken as a whole, relative to other businesses in the industries in which Parent, the Company and its Subsidiaries operate, taken as a whole (in which case, only the incremental material disproportionate and adverse impact may be taken into account in determining whether there is a Parent Material Adverse Effect).

“Parent Preferred Stock” has the meaning set forth in Section 4.2(a).

“Parent Reports” has the meaning set forth in Section 4.5(a).

“Parent Share Redemption” means the election of an eligible (as determined in accordance with Parent’s Organizational Documents) Parent Stockholder to redeem all or a portion of the shares of Parent Common Stock held by such stockholder at a per-share price, payable in cash, equal to such Parent Stockholder’s pro rata share of the funds held in the Parent Trust Account (as determined in accordance with Parent’s Organizational Documents) in connection with the Transactions.

“Parent Special Meeting” has the meaning set forth in Section 4.3(a).

“Parent Stockholder” means a holder of Parent Common Stock.

“Parent Stockholder Proposals” means, collectively, the following proposals to be voted upon at the Parent Special Meeting: (a) approval and adoption of this Agreement, the Transaction Documents and consummation of the Transactions; (b) the approval, for purposes of complying with applicable listing rules of NASDAQ, of the issuance of equity interests of the Parent in connection with the consummation of the Transactions; (c) the approval of the Amended and Restated Parent Charter; (d) the election of the members of the board of directors of Parent in accordance with Section 1.6; (e) the approval of the Forum III LTIP; and (f) the adjourning of the Parent Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt the foregoing proposals.

“Parent Transaction Expenses” means: (a) the legal, accounting, financial advisory (including Jefferies LLC), and other advisory, transaction or consulting fees and expenses incurred and/or payable by the Parent and its Affiliates in connection with the Transactions; (b) fifty percent (50%) of the Merger Agreement HSR Fees payable pursuant to Section 5.10(g); (c) the fees payable to the Escrow Agent in connection with the Escrow Agreement; (d) all Transfer Taxes to be paid pursuant to Section 5.22(b); and (e) the Company D&O Premium.

“Parent Trust Account” has the meaning set forth in Section 4.8.

“Parent Trust Agreement” has the meaning set forth in Section 4.8.

“Parent Trustee” has the meaning set forth in Section 5.3(a).

“Parties” or “Party” has the meaning set forth in the Preamble.

“Patents” has the meaning set forth in the definition of “Intellectual Property Rights”.

“PCAOB Audited Financial Statements” has the meaning set forth in Section 5.23.

“PCAOB Financial Statements” has the meaning set forth in Section 5.23.

“Per Share Amount” means, with respect to any class of Company Common Stock, the portion of the Stock Merger Consideration (without giving effect to the Merger Consideration Adjustment) that is payable with respect to any share of Company Common Stock, as determined in accordance with the Company Certificate and as such determination is certified in the Merger Consideration Schedule.

“Permitted Liens” means the following Liens: (a) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been made with respect thereto in accordance with GAAP; (b) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s or other like common law, statutory or consensual Liens arising or incurred in the ordinary course of business and which

Annex A Ex-A-10

do not materially impair the present use and operation of, or materially and adversely affect the value of, the assets to which they relate, or deposits to obtain the release of such Liens; (c) with respect to leasehold interests, mortgages and other Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the Leased Real Property; (d) zoning, building, subdivision, and entitlement restrictions, easements, covenants, rights of way or other similar requirements or restrictions, none of which (i) materially interfere with the present uses of the Real Property; or (ii) materially and adversely affect the value of the specific parcel of Real Property to which they relate; (e) zoning promulgated by Governmental Entities; (f) non-exclusive licenses or sublicenses under Company IP granted by the Company to its customers in the ordinary course of business consistent with past practice on standard terms and conditions; and (g) other Liens that do not, individually or in the aggregate, materially impair the present use and operation of, or materially and adversely affect the value of, the assets to which they relate.

“Person” means any natural person and any corporation, company, partnership (general or limited), unincorporated association (whether or not having separate legal personality), trust or other entity.

“Personal Information” means any information that relates, to, describes, identifies, could reasonably be used to identify, or could reasonably be linked directly or indirectly with an individual, browser household or device, including an individual’s combined first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser-or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing.

“PIPE Investment” means the private placement equity offering conducted by Parent prior to the Closing pursuant to the Subscription Agreements entered into on or prior to the Execution Date.

“PIPE Investors” has the meaning set forth in the Recitals.

“Pre-Closing Tax Period” means all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Pre-Paid Company Transaction Expense Amount” means an amount equal to the aggregate amount of all Company Transaction Expenses paid by the Company or its Subsidiaries after the Execution Date and prior to the Closing.

“Predecessor” means an entity whose ownership, title and interest, including all rights, benefits, duties and liabilities were acquired in an uninterrupted chain of succession by the Company.

“Privacy and Security Policies” has the meaning set forth in Section 3.16(l).

“Pro Rata Share” means with respect to each Stockholder, a fraction expressed as a percentage equal to (i) the portion of the Merger Consideration payable by the Parent to such Stockholder in accordance with the terms of this Agreement, divided by (ii) the total Merger Consideration payable by the Parent to all Stockholders in accordance with the terms of this Agreement.

“Proxy Statement” means a proxy statement of Parent relating to the Parent Special Meeting in connection with the Transactions, as the same may be amended or supplemented in accordance herewith.

“Public Official” means any Person employed by, representing or acting on behalf of a Governmental Entity or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office.

“Public Warrants” has the meaning set forth in Section 4.2(a).

“Real Property” has the meaning set forth in Section 3.13(b).

“Reference Price” has the meaning set forth in Section 2.1(a).

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name register.

Annex A Ex-A-11

“Release” means any releasing, spilling, emitting, leaking, pumping, pouring, injection, escaping, depositing, disposing, emptying, discharging, dispersing, dumping, leaching or migration of any Hazardous Substance into, onto, in, on or through the indoor or outdoor environment, including relating to any landfill, basin, subsurface or aboveground pipeline or other structure, wetland, quarry or natural resource (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Substance), including the movement of any Hazardous Substance through indoor or outdoor air, soil, subsurface strata, sediment, surface water or groundwater.

“Releasees” has the meaning set forth in Section 9.15.

“Releasors” has the meaning set forth in Section 9.15.

“Representative” of a Person means any officer, director or employee of such Person or any investment banker, attorney, accountant or other advisor, agent or representative of such Person.

“Requisite Parent Vote” has the meaning set forth in Section 4.3(a).

“Restricted Cash” means (i) any deposits related to security deposits for leased property or equipment and (ii) any Taxes that would be imposed on, or payable with respect to, a distribution of any such cash and cash equivalents held by any direct or indirect non-U.S. Subsidiary of the Company if such cash and cash equivalents were distributed to the Company at the end of the day on the Closing Date.

“Restricted Contracts” has the meaning set forth in Section 5.1(b)(xii).

“Sanctions” has the meaning set forth in Section 3.22(d).

“Schedule Supplement” has the meaning in Section 5.25(b).

“SEC” means the Securities and Exchange Commission.

“SEC Clearance Date” has the meaning set forth in Section 5.6.

“Second Share Price Trigger” has the meaning set forth in Section 2.10(a).

“Section 16” has the meaning set forth in Section 2.8.

“Securities Act” means the Securities Act of 1933.

“SERES” means SF Motors Inc. (d/b/a SERES), a Delaware corporation.

“SERES Exclusive IP License Agreement” means the exclusive Intellectual Property license agreement to be entered into following the date hereof and prior to Closing, by and between SERES and the Company, with Parent’s prior written consent.

“SERES Exclusive Patent License Agreement” means the exclusive patent license agreement to be entered into following the date hereof and prior to Closing, by and between SERES and the Company, with Parent’s prior written consent.

“SERES Group” means collectively, Chongqing Jinkang New Energy Automobile / Vehicle Co., Ltd., Chongqing Sokon Motor (Group) Imp. & Exp. Co., Ltd. (“Sokon”), Chongqing Sokon Industry Group Stock Co., LTY., SERES, and their Affiliates.

“SERES Lease Agreement” means the capital lease agreement to be entered into following the date hereof and prior to Closing, by and between SERES and the Company, with Parent’s prior written consent.

“Sokon Supply Agreement” means the supply agreement to be entered into following the date hereof and prior to Closing, by and between SERES and the Company, with Parent’s prior written consent.

“Share Price Trigger” has the meaning set forth in Section 2.10.

“Significant Supplier” has the meaning set forth in Section 3.18(a).

“Software” and all (a) computer programs, applications, middleware, firmware, microcode and other software (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates

Annex A Ex-A-12

thereto), including operating systems, algorithms, heuristics, models and methodologies, compilations, development tools, compilers, comments, user interfaces, menus, buttons and icons, application programming interfaces, files, data scripts, architecture, algorithms, and higher level or “proprietary” languages, in each case, whether in source code, object code or other form or format, including code, libraries, subroutines and other components thereof, all documentation relating thereto; (b) testing, validation, verification and quality assurance materials; (c) databases, conversions, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise; (d) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (e) all documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing; (f) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing; (g) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing; and (h) all media and other tangible property necessary for the delivery or transfer of any of the foregoing.

“Specially Designated National or Blocked Person” has the meaning set forth in Section 3.22(d).

“Sponsor” means Forum Investors III LLC, a Delaware limited liability company.

“Sponsor Support Agreement” has the meaning set forth in the Recitals.

“Stock Merger Consideration” has the meaning set forth in Section 2.1(a).

“Stockholder” means any holder of shares of Company Common Stock immediately prior to the Effective Time.

“Stockholder Representative” has the meaning set forth in Section 8.1(a).

“Stockholder Support Delivery Period” has the meaning set forth in Section 5.8.

“Straddle Period” shall mean the portion of any taxable year or period beginning on or before and ending after the Closing Date.

“Subscription Agreements” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Support Agreements” has the meaning set forth in the Recitals.

“Surviving Corporation” has the meaning set forth in Section 1.1(b).

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Tax” or “Taxes” means any and all taxes, including all U.S. federal, state, local, foreign and other income, profits, franchise, gross receipts, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value-added, occupancy, escheat and other taxes, and any charges, fees, levies, tariff, duties, assessments, or other governmental charges in the nature of taxes (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), together with all estimated taxes, deficiency assessments, interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions and shall include any liability for such amounts as a result of (a) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (b) a contractual obligation to indemnify any Person (other than any commercial agreement the principal purpose of which is not Taxes).

“Tax Return” means any and all U.S. federal, state, local and foreign returns, information statements, forms, reports (including elections, declarations, disclosures, schedules, estimates and information returns), claims for refund, or other documents and any amendments thereto, whether or not required to be filed with any taxing authority, relating to Taxes.

Annex A Ex-A-13

“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which the Company, any of its Subsidiaries, or Parent is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of, or imposed on, another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.

“Trademarks” has the meaning set forth in the definition of “Intellectual Property Rights”.

“Transaction Documents” means this Agreement, the Support Agreements, the Amended and Restated Registration Rights Agreement, the Escrow Agreement, the Subscription Agreements, and the Convertible Notes.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, notarial fees and other similar Taxes and fees incurred in connection with the Transactions.

“Transition Services Agreement” means the Transition Services Agreement, to be entered into following the date hereof and prior to Closing, by and between SERES and the Company, with Parent’s prior written consent.

“Trustee” has the meaning set forth in Section 4.8.

“Updated Merger Consideration Schedule” has the meaning set forth in Section 2.7(g).

“Warrants” has the meaning set forth in Section 4.2(a).

Annex A Ex-A-14

EXHIBIT G
FORM OF Certificate of Merger

[See attached.]

CERTIFICATE OF MERGER

OF

ELMS MERGER CORP.
(a Delaware corporation)

with and into

ELECTRIC LAST MILE, INC.
(a Delaware corporation)

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, Electric Last Mile, Inc., a Delaware corporation, executed the following Certificate of Merger:

FIRST: The name of the corporation surviving the merger is Electric Last Mile, Inc., a Delaware corporation (the “Surviving Corporation”), and the name of the corporation being merged into the Surviving Corporation is ELMS Merger Corp., a Delaware corporation.

SECOND: An Agreement and Plan of Merger, dated as of December 10, 2020, by and among Forum Merger III Corporation, a Delaware corporation, ELMS Merger Corp., a Delaware corporation, Jason Luo in the capacity as the initial Stockholder Representative thereto and the Surviving Corporation (the “Agreement and Plan of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the Delaware General Corporation Law.

THIRD: The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

FOURTH: This Certificate of Merger and the merger provided for herein shall be effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the office of the Surviving Corporation at 2851 High Meadow Circle, Suite 170, Auburn Hills, Michigan 48326. A copy will be provided by the Surviving Corporation, upon request and without cost, to any stockholder of the constituent corporations.

[Signature Page Follows]
Annex A Ex-G-1

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by an authorized officer this [•] day of [•], [•].

Electric Last Mile, Inc.
By:
Name:	[•]
Its:	[•]

Annex A Ex-G-2

EXHIBIT J
Company Letter of Transmittal

[See attached.]

INSTRUCTIONS FOR LETTER OF TRANSMITTAL
FOR STOCKHOLDERS
OF
ELECTRIC LAST MILE, INC.

1.      Delivery of Letter of Transmittal and Exhibits. The Letter of Transmittal, together with the exhibits attached thereto, properly completed and duly executed, should be delivered to Electric Last Mile, Inc., a Delaware corporation (the “Company”), at the address below in the envelope enclosed for your convenience. If the space provided on the Letter of Transmittal is inadequate, the applicable information should be listed on a separate schedule to be attached thereto.

THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE PRE-CLOSING HOLDER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE COMPANY AT THE ADDRESS BELOW.

2.     Signatures.

(a)     If the Letter of Transmittal is signed by the legal and beneficial owner(s) of the issued and outstanding Company Common Stock listed and to be surrendered thereby, no evidence of transfer is required. If Company Common Stock surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)     If the Letter of Transmittal is signed by a Person other than the legal and beneficial owner(s) of the Company Common Stock listed or its duly authorized representative (as confirmed by proper evidence satisfactory to the Company and to Forum Merger III Corporation, a Delaware corporation (the “Parent”)), the Letter of Transmittal must be accompanied by appropriate stock powers, in either case signed by the legal and beneficial owner(s) of the Company Common Stock.

(c)     If the Letter of Transmittal or any stock power, or other exhibit to the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other entities or others, acting in a fiduciary or representative capacity, such Persons should so indicate when signing and proper evidence, satisfactory to the Company and the Parent, of their authority to do so must be submitted.

3.      Special Payment and Delivery Instructions. Indicate on the Letter of Transmittal all names and addresses to which consideration for the securities is to be issued and the amounts thereto, if different from the name and address of the Person(s) signing the Letter of Transmittal.

4.      Form W-8/W-9. If you are a U.S. Person, please enter your social security or employer identification number, and complete, sign and date the attached Form W-9. If you are a non-U.S. Person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN or other Form W-8, which you can obtain from the Company by contacting the designated Person below.

5.     Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Company at the address listed below.

All questions as to the validity, form and eligibility of any surrender of Company Common Stock will be determined by the Company and the Parent, and such determination shall be final and binding on each holder of shares of the Company’s Common Stock immediately prior to the Effective Time (each, a “Pre-Closing Holder”). The Company and the Parent reserve the right to jointly waive any irregularities or defects in the surrender of any Company Common Stock. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

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Neither the Company nor the Parent is under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any Company Common Stock, nor shall the Company or the Parent be liable for any failure to give such notification.

All documentation and requests should be sent to the Company at the following address:
Electric Last Mile, Inc.
2541 High Meadow Circle, Suite 170
Auburn Hills, MI 48362
Attn: Benjamin Wu, Secretary
E-mail: bwu@electriclastmile.com

Method of delivery of the documentation is at the option and risk of the Pre-Closing Holder. See Instruction 1.

All Pre-Closing Holders, please mail or deliver each of the following:

☐      An original of this Letter of Transmittal, duly executed by such Pre-Closing Holder

☐      A completed and executed IRS Form W-9 or Form W-8BEN (or other Form W-8), as applicable, the form of which is attached as Exhibits A-1 and A-2, respectively

☐      An original of the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), duly executed by such Pre-Closing Holder, the form of which is attached as Exhibit B

☐      An original of the Stockholder Support Agreement (the “Stockholder Support Agreement”), duly executed by such Pre-Closing Holder, the form of which is attached as Exhibit C

☐      An original stock power, duly executed by such Pre-Closing Holder, the form of which is attached as Exhibit D

☐      A completed and executed Accredited Investor Questionnaire, which is attached as Exhibit E

☐      A completed and executed “Bad Actor” Certificate, which is attached as Exhibit F

Please return all documents to the Company using the address set forth in the instructions.

Annex A Ex-J-2

LETTER OF TRANSMITTAL

To Exchange Common Stock of Electric Last Mile, Inc.
Pursuant to the Merger of Electric Last Mile, Inc. and ELMS Merger Corp.

This Letter of Transmittal (this “Letter of Transmittal”) is being furnished in connection with the merger of ELMS Merger Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Forum Merger III Corporation, a Delaware corporation (the “Parent”), with and into Electric Last Mile, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of December 10, 2020 (the “Merger Agreement”), by and among the Parent, Merger Sub, the Company, and Jason Luo, in the capacity as the initial Stockholder Representative in accordance with the terms and conditions of the Merger Agreement. Any capitalized term used but not defined in this Letter of Transmittal will have the meaning ascribed to such term in the Merger Agreement.

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, among other matters, Merger Sub shall merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). At the effective time of the Merger (the “Effective Time”): each share of Company Common Stock issued and outstanding at the Effective Time shall be converted into, and become exchangeable for (x) the number of shares of Parent Class A Common Stock equal to the quotient obtained by dividing (A) the Aggregate Consideration Value less the Earnout Share Value, less the Adjustment Escrow Amount, by (B) $10.00 by (C) the Fully Diluted Share Number, (y) the contingent right to receive its portion of the Earnout Shares (if any) after the Closing if payable subject to and in accordance with Section 2.10 of the Merger Agreement and (z) the contingent right to receive its portion of the Adjustment Escrow Stock (if any) after the Closing if payable subject to and in accordance with Section 2.7 of the Merger Agreement.

The undersigned (“Pre-Closing Holder”) legal and beneficial owner of Company Common Stock understands that this Letter of Transmittal is being provided to both the Company and the Parent in connection with, and as a condition to the consummation to the transactions contemplated by the Merger Agreement, including the Merger, and that the Company and the Parent are consummating the Merger and the other transactions contemplated by the Merger Agreement in reliance upon the representations, warranties, covenants and agreements of Pre-Closing Holder set forth in this Letter of Transmittal.

IN ADDITION, PRE-CLOSING HOLDER HAS READ, UNDERSTANDS AND AGREES TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT, THE ANCILLARY DOCUMENTS TO WHICH THE PRE-CLOSING HOLDER IS BOUND, THE MATERIALS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS BEFORE COMPLETING ANY OF THE INFORMATION BELOW. THE PRE-CLOSING HOLDER UNDERSTANDS AND, BY VIRTUE OF THE PRE-CLOSING HOLDER’S EXECUTION AND DELIVERY OF THIS LETTER OF TRANSMITTAL, THE PRE-CLOSING HOLDER ACKNOWLEDGES AND AGREES AND WAIVES ANY AND ALL CLAIMS THAT THE MERGER CONSIDERATION SCHEDULE DOES NOT ACCURATELY REFLECT THE TERMS OF THE COMPANY CERTIFICATE.

Please read carefully this entire Letter of Transmittal and the accompanying instructions before completing any of the boxes below.

1. Representations and Warranties of Pre-Closing Holder. Pre-Closing Holder hereby represents, warrants and covenants to the Company and the Parent as follows as of the date of this Letter of Transmittal and as of the Effective Time:

(a) Ownership of Securities. All of the shares of Company Common Stock owned by Pre-Closing Holder are set forth and accurately described in Schedule 1 below. Pre-Closing Holder has beneficial ownership over, is the lawful owner of, and has good and valid title to, the Company Common Stock, free and clear of any and all Liens, proxies, voting agreements, adverse claims, and demands of any nature or kind whatsoever (other than those imposed by applicable securities laws and the Company’s Organizational Documents, each as in effect on the date hereof). There are no claims for finder’s fees or brokerage commission or other like payments in connection with the Merger Agreement or the transactions contemplated thereby payable by Pre-Closing Holder pursuant to arrangements made by such Pre-Closing Holder. Except for convertible promissory notes issued by the Company and held by the Pre-Closing Holder and the Company Common Stock in each case set forth on Schedule 1, Pre-Closing Holder is not a beneficial owner or record holder of any: (i) equity interests of the Company or (ii) securities of the Company having the right to vote on any matters on which the holders of equity interests of the Company may vote.

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(b) Binding Agreement. Pre-Closing Holder, (i) if a natural person, is of legal age to execute this Letter of Transmittal and each of the Exhibits hereto, including without limitation the Registration Rights Agreement and Stockholder Support Agreement and any other document required by this Letter of Transmittal (collectively, with the Letter of Transmittal, the “Transmittal Documents”), and is legally competent to do so, and (ii) if not a natural person, is (A) a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver the Transmittal Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If Pre-Closing Holder is not a natural person, the execution and delivery of the Transmittal Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Pre-Closing Holder has been duly authorized by all necessary corporate or similar action on the part of Pre-Closing Holder. This Letter of Transmittal and each other Transmittal Document, assuming due authorization, execution and delivery hereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of Pre-Closing Holder, enforceable against Pre-Closing Holder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) No Conflicts. No filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or other Permit of any other Person is necessary for the execution of this Letter of Transmittal or any other Transmittal Document by Pre-Closing Holder, the performance of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. None of the execution and delivery of this Letter of Transmittal or any other Transmittal Document by Pre-Closing Holder, the performance of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of the Organizational Documents of Pre-Closing Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Pre-Closing Holder is a party or by which Pre-Closing Holder or any of the Company Common Stock or its other assets may be bound, or (iii) to the actual knowledge of Pre-Closing Holder, violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair in any material respect Pre-Closing Holder’s ability to perform its obligations under this Letter of Transmittal or the other Transmittal Documents.

2. Disposition of Company Common Stock. Pursuant to the Merger Agreement, Pre-Closing Holder hereby surrenders, cancels and terminates Pre-Closing Holder’s Company Common Stock, if any, in exchange for Pre-Closing Holder’s applicable portion of the Merger Consideration, subject to the terms and conditions of the Merger Agreement. Pre-Closing Holder hereby authorizes and instructs Parent to make entries in its books and records to record and give effect to the issue and allotment of the portion of Merger Consideration due to Pre-Closing Holder as a result of the Merger, if any, in the name of and deliver to the address indicated below (unless otherwise instructed in Schedule 1 hereto).

3. Appointment of the Stockholder Representative to Act on Pre-Closing Holder’s Behalf. By the execution and delivery of this Letter of Transmittal, Pre-Closing Holder on behalf of itself and its successors and assigns, hereby agrees to the provisions of Article VIII of the Merger Agreement and irrevocably constitutes and appoints Jason Luo, in his capacity as the Stockholder Representative as set forth in the Merger Agreement, as the true and lawful agent and attorney-in-fact of Pre-Closing Holder with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of the Pre-Closing Holder to the extent set forth in Article VIII of the Merger Agreement.

4. Confidentiality. Pre-Closing Holder hereby agrees for a period of five (5) years from and after the date hereof to, and to cause its heirs, past, present or future directors, managers, employees, partners, equityholders, agents, attorneys, advisors, representatives, successors, assigns, including, without limitation, any receiver, any assignee for the benefit of creditors or any trustee under the United States Bankruptcy Code or similar Law, and Affiliates (collectively, “Representatives”) to: (i) treat and hold in strict confidence any Company Confidential Information, and not use for any purpose (except solely in connection with the consummation of the transactions contemplated by this Letter of Transmittal, the Merger Agreement or any other Transaction Document, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s and the Parent’s prior written consent (except for (A) for disclosures to Pre-Closing Holder’s Representatives, in each case with a bona fide need to know, provided, that such persons and entities have agreed to the confidentiality restrictions contained herein or (B) if such Company Confidential Information has otherwise been made public other than as a result of a breach by Pre-Closing Holder of its confidentiality obligations under

Annex A Ex-J-4

this Letter of Transmittal (including its obligations with respect to Pre-Closing Holder’s Representatives; provided, that Pre-Closing Holder shall be responsible for any disclosure by any such Representative not permitted by this Letter of Transmittal) or pursuant to a separate confidentiality obligation to the Company or Parent); and (ii) in the event that Pre-Closing Holder or any of Pre-Closing Holder’s Representatives becomes legally compelled to disclose (after Pre-Closing Holder or any of Pre-Closing Holder’s Representatives have used their commercially reasonable efforts to avoid such disclosure and after promptly advising and consulting with the Company and Parent about their intention to make, and the proposed contents of, such disclosure) any Company Confidential Information (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), (1) provide the Company and the Parent with prompt written notice of such requirement so that the Company and the Parent may seek a protective order or other remedy or waive compliance with this Section 4 and (2) in the event that such protective order or other remedy is not obtained, or the Company and the Parent waive compliance with this Section 4, furnish only that portion of such Company Confidential Information that is legally required to be provided or to avoid sanction for contempt or any similar sanction, in each case, as advised in writing by outside counsel, and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information so disclosed. Notwithstanding the foregoing, in the event that Pre-Closing Holder is already subject to confidentiality obligations to the Company which are in effect as of the Closing Date which provide that such confidentiality obligations are the sole confidentiality provisions with respect to the Company applicable to Pre-Closing Holder, then those confidentiality obligations will apply to Pre-Closing Holder in lieu of the provisions of this Section 4. “Company Confidential Information” means any and all confidential, proprietary documents, information or trade secret information of or pertaining to the Company and/or its Subsidiaries or any of their respective Representatives, their business, or affairs, as well as any and all information entrusted to the Company and/or its Subsidiaries or any of their respective Representatives in confidence by third parties, in each case, whether disclosed, directly or indirectly, verbally, in writing or by any other means in tangible or intangible form, including that which is made, created, authored, discovered, developed, invented, conceived, or reduced to practice (“Created”) by Company and/or its Subsidiaries, Pre-Closing Holder, or any of their respective Representatives. Company Confidential Information includes, without limitation, all Company Developments, technical data, trade secrets, know-how, improvements, research, product or service ideas or plans, software (whether in source code or object code), designs, developments, processes, formulas, techniques, materials, specifications, mask works, design, drawings, hardware configuration information, information relating to existing or potential employees, consultants, clients, suppliers, vendors, or other service providers of the Company, its Subsidiaries or any of its Representatives (including, but not limited to, their names, contact information, jobs, compensation and expertise), information relating to suppliers and customers, servicing methods, equipment, programs, or strategies, information relating to stockholders or lenders, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, financial statements, profit margins, sales information, historical financial data, budgets or other business information. Confidential Information also means all similar information disclosed to the Company by third parties, which is subject to confidentiality obligations. For purposes hereof, (a) “Development” means any invention, modification, idea, discovery, design, development, improvement, process, software, work of authorship, documentation, formula, data, technique, know-how, trade secret, trademark, technology, or other intellectual property whatsoever or any interest therein (whether or not patentable, copyrightable, or otherwise registrable under similar statutes or subject to analogous protection) (together with all intellectual property rights therein or arising therefrom); and (b) “Company Development” means any Development that Company, solely or jointly with others, Creates, including as such Development relates to or result from the actual or anticipated business, work, products, services, research, or strategies of the Company, its Subsidiaries or any of its Representatives or which are suggested by, relate to, or result from any task assigned to or performed for the benefit of the Company, its Subsidiaries or any of its Representatives. For the avoidance of doubt, this Section 4 shall not restrict any Pre-Closing Holder from performing his or her duties as an officer, director or employee of the Company.

5. Release of Claims. In consideration of the receipt of his, her or its applicable portion of the Merger Consideration (which may be increased to decreased pursuant to Section 2.7 of the Merger Agreement), Pre-Closing Holder, intending to be legally bound, effective as of the Effective Time, for himself, herself or itself and on behalf of all of his, her or its heirs, past, present or future directors, managers, employees, partners, equityholders, agents, attorneys, advisors, representatives, successors, assigns, including, without limitation, any receiver, any assignee for the benefit of creditors or any trustee under the United States Bankruptcy Code or similar Law, and Affiliates (collectively, “Releasors”) hereby releases and discharges the Company and its affiliates and their respective past, present and future directors, officers, employees, agents, representatives and their respective successors and assigns (collectively, “Releasees”) fully, finally and forever, from all and any manner of claims, actions, rights, causes of actions, suits, obligations, liabilities, debts,

Annex A Ex-J-5

due sums of money, agreements, promises, damages, judgments, executions, accounts, expenses, costs, attorneys’ fees and demands whatsoever, whether in law, contract or equity, whether known or unknown, matured or unmatured, foreseen or unforeseen, arising out of events existing or occurring contemporaneously with or prior to the Effective Time, in each case, in Pre-Closing Holder’s capacity as a stockholder of the Company (or its predecessors) (including whether or not the Merger Consideration Schedule did not accurately reflect the terms of the Company Certificate) or otherwise relating to Pre-Closing Holder’s acquisition, ownership, control or sale of Company Common Stock (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such Pre-Closing Holder in connection with such issuance); provided, that nothing contained herein shall operate to release any liabilities of a Releasee based upon, arising out of or relating to, without duplication, (i) this Letter of Transmittal and each of the Exhibits hereto, including the Registration Rights Agreement and Stockholder Support Agreement, and any other document required by this Letter of Transmittal, the Merger Agreement or any of the Transaction Agreements, (ii) the obligations of any insurer under any insurance policy (including any insurance policy obtained pursuant to Section 5.24 of the Merger Agreement), (iii) any rights to indemnification to the extent provided for (A) in the Organizational Documents of the Company or any of its Subsidiaries as of the date hereof or (B) pursuant to Indemnification Agreement by and between the Pre-Closing Holder and the Company entered into prior to the date hereof, or (iv) any claims, actions, or causes of action that, as a matter of applicable Law, are not waivable. This release may not be altered except in a writing signed by the person or entity against whose interest such change shall operate.

6. Severability. In the event that any provision of this Letter of Transmittal or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Letter of Transmittal shall continue in full force and effect and the application of such provision to the other Persons or circumstances shall be interpreted so as reasonably to effect the intent of Parent and the Pre-Closing Holder. The Pre-Closing Holder further agrees to replace such void or unenforceable provision of this Letter of Transmittal with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

7. Governing Law. This Letter of Transmittal shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without giving effect to applicable principles of conflicts of law to the extent that the application of the Laws of another jurisdiction (whether of the State of Delaware or any other jurisdiction would be required thereby).

8. Survival. No authority conferred herein or agreed to be conferred will be affected by, and all such authority will survive, the death or incapacity of the Pre-Closing Holder after the execution and delivery of this Letter of Transmittal. All obligations of the Pre-Closing Holder hereunder will be binding upon the heirs, personal representatives, successors, assigns, trustees and other legal representatives of the Pre-Closing Holder.

9. Miscellaneous. The Pre-Closing Holder has read and understands this Letter of Transmittal and its legal consequences and has had adequate opportunity to receive independent legal, tax and/or financial advice with respect to the advisability of executing this Letter of Transmittal. The Pre-Closing Holder voluntarily accepts the terms of this Letter of Transmittal.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

Annex A Ex-J-6

IMPORTANT— Pre-Closing Holders SIGN HERE

(Must be signed by the legal and beneficial owner(s) and/or registered Pre-Closing Holder(s) exactly as name(s) appear(s) on the on the records of the Company and/or on a security position listing or by Person(s) authorized to become registered holder(s) as evidenced by documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)

Method of delivery of documentation is at the option and risk of the Pre-Closing Holder. See Instruction 1.

Signature(s):
Print Name:
Title (if signing on behalf of an entity Holder):
Mailing Address:
Area Code and Telephone Number:
Email Address:
Dated: , 20__

Annex A Ex-J-7

Schedule 1
Company Common Stock

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on the records of the Company)	Company Common Stock (Attach additional list if necessary)
Number of Shares of Company Common Stock

Annex A Ex-J-8

Schedule 2
Special Issuance and Delivery Instructions

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 2 and 3)	(See Instructions 2 and 3)

To be completed ONLY if the applicable portion of Merger Consideration is to be issued in the name of someone other than the undersigned Pre-Closing Holder.

Company Common Stock to which the Special Issuance Instruction applies (must match at least one of the Company Common Stock listed on Schedule 1):

To be completed ONLY if the applicable portion of Merger Consideration is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above.

Company Common Stock to which the Special Delivery Instruction applies (must match at least one of the Company Common Stock listed on Schedule 1):

Issue to: Name:	Deliver to: Name:
(Please Print)	(Please Print)
Address:	Address:

(Include Zip Code)	(Include Zip Code)
If the above space is inadequate, please note that fact above and continue on a separate attachment
(Tax Identification or Social Security No.) If the above space is inadequate, please note that fact above and continue on a separate attachment

Annex A Ex-J-9

Exhibit A-1
IRS Form W-9
TO BE COMPLETED BY ALL U.S. Pre-Closing Holders

(See Instruction 4)
[Complete attached Form W-9]

Annex A Ex-J-10

Exhibit A-2
Form W-8BEN

TO BE COMPLETED BY ALL NON-U.S. PRE-CLOSING HOLDERS

(See Instruction 4)

[Complete attached Form W-8BEN]

Annex A Ex-J-11

Exhibit B

Form of Registration Rights Agreement

TO BE COMPLETED BY ALL PRE-CLOSING HOLDERS

[Complete attached Form Registration Rights Agreement]

Annex A Ex-J-12

Exhibit C

Form of Stockholder Support Agreement

TO BE COMPLETED BY ALL PRE-CLOSING HOLDERS

[Complete attached Form Stockholder Support Agreement]

Annex A Ex-J-13

Exhibit D

Form of Stock Power

TO BE COMPLETED BY ALL PRE-CLOSING HOLDERS OF COMPANY COMMON STOCK WHERE THE LETTER OF TRANSMITTAL IS NOT SIGNED BY THE REGISTERED OWNER OF THE COMPANY COMMON STOCK

(See Instruction 2)

[Complete attached Form Stock Power]

Annex A Ex-J-14

Exhibit E

Accredited Investor Questionnaire

TO BE COMPLETED BY ALL PRE-CLOSING HOLDERS

[Complete attached Accredited Investor Questionnaire]

Annex A Ex-J-15

ACCREDITED INVESTOR QUESTIONNAIRE

With respect to and in connection with that certain Agreement and Plan of Merger (the “Agreement”), dated as of December 10, 2020, by and among Forum Merger III Corporation, a Delaware corporation (“Parent”), ELMS Merger Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (the “Company”) and Jason Luo, in the capacity as the initial Stockholder Representative thereunder, the undersigned holder of equity interests of the Company (“Holder”) hereby represents and warrants to Parent, the Company and Merger Sub that Holder is:

(Please check one or more boxes as applicable)

☐ (1) An individual who had income in excess of $200,000 in 2018 and 2019 (or joint income with my spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in 2020;

☐ (2) An individual whose net worth (or joint net worth with my spouse), exclusive of the value of my primary residence,1 exceeds $1,000,000;

☐ (3) (A) A “bank” as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; (B) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; (C) an “insurance company” as defined in Section 2(a) (13) the Act; (D) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or as a “business development company” as defined in Section 2(a)(48) of the Investment Company Act; (E) a “Small Business Investment Company” licensed by the U.S. Small Business Administration under Section 301(c) or 301(d) of the Small Business Investment Act of 1958; (F) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or (G) an “employee benefit plan” within the meaning of Title I of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, the investment decisions are made solely by persons that are accredited investors;

☐ (4) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring securities offered, whose receipt is directed by a “sophisticated” person with such knowledge and experience in financial and business matters as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act so as to be capable of evaluating the merits and risks of an investment in the securities offered;

☐ (5) An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring securities offered, with total assets in excess of $5,000,000;

1 When determining net worth, the value of your primary residence must be excluded, and the related amount of indebtedness secured by your primary residence up to its fair market value shall also be excluded. However, indebtedness secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of receipt of the securities offered should be included as a liability in your net worth calculation. Further, any additional indebtedness secured by your primary residence that is obtained within sixty (60) days prior to the issuance of the securities offered will be treated as a liability, unless such indebtedness is the result of the acquisition of your primary residence.

☐ (6) A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐ (7) An entity in which all of the equity owners are accredited investors as determined under any of the items (1) through (6) above;2 or

☐ (8) None of the above apply (further information may be required to determine your accredited investor status).

Annex A Ex-J-16

Holder agrees and acknowledges that Parent, the Company, the Surviving Corporation and Merger Sub will be relying on the information contained in this questionnaire in connection with a determination of whether Holder is an Accredited Investor as defined under Regulation D under the Securities Act.

2 If box (7) is checked, each equity owner of the entity must individually complete and submit such equity owner’s own Accredited Investor Questionnaire.

[Signature Page Follows]

Annex A Ex-J-17

IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire this ________ day of ____________, _____.

The investor is (check one):

______ One or more individuals ____ An entity

Investor:

_______________________________________

Full Name (individual or entity - please print):

Signature

Name of Authorized Representative (if applicable)

Title of Authorized Representative (if applicable)

Capacity in which investment is made (individual, joint tenant, trustee etc.)

Spouse:[3]
Full Name
Signature
Date

3 The investor’s spouse need only sign this Accredited Investor Questionnaire if the investor is a natural person proving its accredited investor status based on joint income or joint net worth with the spouse under box (1) or (2). A spouse who signs this Accredited Investor Questionnaire makes all representations set out in this Accredited Investor Questionnaire, including those relating to joint income or joint net worth, as applicable.

Signature Page to Investor Questionnaire

Annex A Ex-J-18

Exhibit F

Bad Actor Certificate

TO BE COMPLETED BY ALL PRE-CLOSING HOLDERS

[Complete attached Bad Actor Certificate]

Annex A Ex-J-19

RULE 506 DISQUALIFICATION EVENT CERTIFICATE

This Certificate is being furnished to you to obtain information in connection with an issuance of the Parent Shares by Parent under Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”). As used in this Certificate, “you” also refers to any entity on whose behalf you are responding.

If you are unable to make any of the certifications set forth in this Certification, please provide details where indicated in the explanation section below (you can attach additional pages if necessary). Please note that certain of these certifications are necessarily broad in scope, so if you have doubts regarding whether you can make any such certification you should error on the side of providing explanatory details. Parent may have follow-up questions for you in connection with your response.

Once you have completed this Certification, please sign it to indicate: (i) your consent for Parent to rely upon the information provided in this Certification; (ii) your acknowledgement that the Securities and Exchange Commission (the “SEC”) may require Parent to publicly disclose the information provided in this Certification, and your consent to such public disclosure; (iii) your agreement to promptly notify Parent if, as of any date following the date you sign this Certificate, you would no longer be able to make any of the certifications set forth herein if they were to be made as of such date or there are any changes to the accuracy of this Certification or the explanations or information provided herein; and (iv) your confirmation that the information contained in this Certification is true and correct, to the best of your knowledge and belief after a reasonable investigation, as of the date you sign this Certification.

Please complete this Certification and return it to the Exchange Agent.

You hereby certify that you are authorized to execute this Certificate and hereby further certify that, as of the date set forth below:

(A)     You have not been convicted, within ten years before the date hereof, of any felony or misdemeanor:

•     in connection with the purchase or sale of any security;

•     involving the making of any false filing with the SEC; or

•      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

(B)     You are not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the date hereof, that, as of the date hereof, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•     in connection with the purchase or sale of any security;

•     involving the making of any false filing with the SEC; or

•      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(C)     You are not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•     as of the date hereof, bars you from:

•     association with an entity regulated by such commission, authority, agency or officer;

•     engaging in the business of securities, insurance or banking; or

•     engaging in savings association or credit union activities; or

•     constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the date hereof.

Annex A Ex-J-20

(D)     You are not subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), that as of date hereof:

•          suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•        places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or

•        bars you from being associated with any entity or from participating in the offering of any penny stock.

(E)     You are not subject to any order of the SEC, entered within five years before the date hereof, that, as of date hereof, orders you to cease and desist from committing or causing a future violation of:

•     any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or

•        Section 5 of the Securities Act.

(F)     You have not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

(G)     You have not filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within five years before the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

(H)     You are not subject to a United States Postal Service false representation order entered within five years before the date hereof, or, as of date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

(I)     You are not currently under investigation, and have no reason to believe you may be under investigation in the future, for any act alleged to have taken place prior to September 23, 2013, that, if convicted, would result in you not being able to make the certifications set forth in paragraphs A through H above.

If you are not able to make any of the certifications set forth herein, please explain in detail below the reason for such inability (attach additional pages if necessary):

If, as of any date following the date you sign this Certificate, you would no longer be able to make any of the certifications set forth herein if they were to be made as of such date or there are any changes to the accuracy of this Certification or the explanations or information provided herein, you agree to promptly advise Parent to that effect and to furnish any supplementary information that Parent deems appropriate.

The certifications set forth herein and any explanations and other information provided herein are correctly and fully stated as of the date hereof to the best of your knowledge, information and belief after a reasonable investigation.

Date: __________________

[•]
[Print Name]
Signature
[Name of Entity (if signing on behalf of an entity)]
[Title (if signing on behalf of an entity)]

Annex A Ex-J-21

EXHIBIT L
FORM OF FIRPTA Certificate

[See attached.]

NOTIFICATION TO INTERNAL REVENUE SERVICE

OF CERTIFICATION TO FORUM MERGER III CORPORATION UNDER

THE FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT

AND TREASURY REGULATION SECTION 1.897-2(h)(2)

Internal Revenue Service Center

P.O. Box 409101

FIRPTA Unit

Ogden, UT 84409

Ladies and Gentlemen:

In connection with that certain Agreement and Plan of Merger, dated as of December 10, 2020, by and among Forum Merger III Corporation, a Delaware corporation (“Parent”), Electric Last Mile, Inc., a Delaware corporation (the “Company”), ELMS Merger Corp., a Delaware corporation and Jason Luo, in the capacity as the initial Stockholder Representative thereto (as may be amended, the “Merger Agreement”), Parent requested a statement from the Company pursuant to Treasury Regulation §§ 1.1445-2(c) and 1.897-2(h). A copy of the statement furnished to Parent is attached hereto.

This notification is being given pursuant to the requirements of Treasury Regulation § 1.897-2(h)(2), and, in accordance therewith, the Company hereby provides the following information:

1.     The address of the Company is 2851 High Meadow Circle, Auburn Hills, Michigan 48326.

2.     The United States employer identification number of the Company is 85-2660357.

3.     The statement provided to Parent was not requested by any foreign interest holder; it was requested by Parent as contemplated in Treasury Regulation § 1.1445-2(c)(3)(i) (last sentence).

4.     Parent’s address is 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445, and its United States employer identification number is 84-2308711.

5.     The Company is not, nor has the Company been, a “United States real property holding corporation” (within the meaning of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder) at any time during the previous five (5) year period ending on the day of this letter, and shares of stock of the Company do not constitute “United States real property interests” as that term is defined in the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

6.     No supplemental statements pursuant to Treasury Regulations § 1.897-2(h)(5) are required to be filed herewith.

[Signature page follows]

Annex A Ex-L-1

Under penalties of perjury, I declare that I have examined this notice (and the statement attached hereto), and, to the best of my knowledge and belief, they are true, correct and complete, and I further declare that I am a responsible corporate officer of the Company and am authorized to execute this notification on behalf of the Company.

ELECTRIC LAST MILE, INC.
Date: [•], 2020	By:
	Name:	Benjamin Wu
	Title:	Secretary

Attachment (1): Statement to Parent

Annex A Ex-L-2

STATEMENT THAT A CORPORATION IS NOT A UNITED STATES REAL
PROPERTY HOLDING CORPORATION AND THAT STOCK IN THE
CORPORATION IS NOT A UNITED STATES REAL PROPERTY INTEREST

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of December 10, 2020, by and among Forum Merger III Corporation, a Delaware corporation (“Parent”), Electric Last Mile, Inc., a Delaware corporation (the “Company”), ELMS Merger Corp., a Delaware corporation and Jason Luo, in the capacity as the initial Stockholder Representative thereto (as may be amended, the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), no withholding is required upon the acquisition of an interest in a domestic corporation if the transferor provides the transferee with a copy of a statement issued by the corporation pursuant to Treasury Regulation § 1.897-2(h)(i) certifying that the interest is not a United States real property interest. In general, a corporation may issue such a statement only if the corporation was not a United States real property holding corporation at any time during the previous five (5) years (or the period in which the interest was held by its present holder, if shorter) or if interests in the corporation ceased to be United States real property interests under Section 897(c)(1) of the Code.

This Statement is provided to Parent pursuant to Section 2.11(b)(iv) of the Merger Agreement and Treasury Regulation § 1.897-2(h)(1). The undersigned, as an officer of the Company with full power and authority to execute this Statement, makes the following voluntary certification to Parent in order to confirm that no withholding is required by Parent in connection with the transactions contemplated by the Merger Agreement:

1.     The Company is not as of the date of this Statement, and was not at any time during the five (5) year period ending on the date of this Statement, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

2.     The stock of the Company does not constitute a “United States real property interest” within the meaning of Section 897(c)(1) of the Code;

3.     The Company is not a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii);

4.     The United States employer identification number for the Company is 85-2660357; and

5.     The office address for the Company is 2851 High Meadows Circle, Auburn Hills, Michigan 48326.

The Company understands that this Statement may be disclosed to the Internal Revenue Service by Parent and that any false statement contained herein could be punished by fine, imprisonment or both.

[Signature page follows]

Annex A Ex-L-3

Under penalties of perjury, the undersigned officer of the Company declares that such officer has examined this Statement, and, to the best of such officer’s knowledge and belief, this Statement is true, correct and complete. The undersigned responsible corporate officer of the Company is authorized to execute this Statement on behalf of the Company.

ELECTRIC LAST MILE, INC.
Date: [•], 2020	By:
	Name:	Benjamin Wu
	Title:	Secretary

Annex A Ex-L-4

EXHIBIT M-2
FORM OF RSU AGREEMENT FOR EARNOUT SHARES

FORUM MERGER III CORPORATION 2020 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Earnout Shares)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [•], 20[•], by and between Forum Merger III Corporation, a Delaware corporation (the “Company”), and the employee of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of December 10, 2020 (the “Merger Agreement”), with ELMS Merger Corp. (“Merger Sub”), Jason Luo in the capacity as the initial Stockholder Representative thereto and Electric Last Mile, Inc. (“ELMS”), pursuant to which the Merger Sub merged with and into ELMS as of [•];

WHEREAS, pursuant to the Merger Agreement, the Stockholders (as defined in the Merger Agreement) have the contingent right to receive up to 5,000,000 shares of the Company’s common stock if specified share price triggers are achieved as set forth in Section 2.10 of the Merger Agreement (the “Earnout Shares”);

WHEREAS, the Company has adopted the Forum Merger III Corporation 2020 Incentive Plan (the “Plan”), which permits the Company to issue incentive awards to certain of its or its affiliates’ key personnel;

WHEREAS, pursuant to the Merger Agreement and effective as of the Closing Date (as defined in the Merger Agreement), the Company agreed to make certain grants of Restricted Stock Units under the Plan to eligible individuals as specified in the Merger Agreement;

WHEREAS, the Participant is an employee of the Company or one of its affiliates who has been designated under the Merger Agreement to receive a grant of restricted stock units that will vest upon the achievement of the specified share price triggers applicable to the Earnout Shares; and

WHEREAS, the Company desires to grant the Participant restricted stock units under the Plan representing the Participant’s right to receive a specified number of shares of Common Stock if the Participant remains in employment until the applicable share price triggers are achieved.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Award of RSUs. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant restricted stock units (the “RSUs”) relating to ______ shares of Common Stock.

2. Earning and Vesting of RSUs. Subject to Section 4, the percentage of the RSUs indicated in the table below will be deemed earned and vested if the closing price per share of the Common Stock (the “Closing Price”) equals or exceeds the amount indicated in the table below for any twenty (20) trading days in any thirty (30) consecutive day trading period during the thirty-six (36) month period following the Closing Date:

Percentage of RSUs Earned	Closing Price Met or Exceeded
50%	$14
50%	$16

3. Settlement. As soon as reasonably practicable (but no more than two and one-half (2½) months) after the later of (a) the date on which the applicable Closing Price is met or exceeded, and (b) six (6) months after the Closing Date, the Company will issue to the Participant a number of shares of Common Stock equal to the number of RSUs that were deemed earned and vested as a result of the Closing Price being met or exceeded.

4. Termination of Employment. If the Participant’s employment with the Company and its affiliates is terminated for any reason, then all RSUs that have not become earned and vested as of the date of termination shall be forfeited as of the date on which such termination occurs.

Annex A Ex-M-1

5. Rights as a Stockholder; Dividend Equivalents. The Participant shall not have any rights of a stockholder of the Company with respect to the shares of Common Stock underlying the RSUs (including, without limitation, any voting rights or any right to dividends), until the shares have been issued hereunder.

6. Tax Withholding. The Company shall, to the extent it may do so without adverse accounting or legal consequences, satisfy its or its affiliates’ liability to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the RSUs, by withholding a number of shares of Common Stock otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment; and provided, further, that, in the event the Company cannot for any reason withhold shares to satisfy such withholding obligations, the Participant agrees to pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying such withholding obligations, and the Company may withhold any amounts necessary to satisfy its or its affiliates’ withholding obligations from other amounts owed to the Participant.

7. No Right to Employment or Service; Clawback/Forfeiture/Recoupment of Awards for Breach of Contract. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any affiliate, or interfere with or limit in any way the right of the Company or an affiliate to terminate the Participant’s employment or service at any time. Notwithstanding anything to the contrary in this Agreement, if, after the Participant’s employment or service is terminated for any reason, the Participant breaches any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue or other similar agreement with the Company or any affiliate, then the Participant will forfeit any compensation, gain or other value realized on the vesting or settlement of any award granted under this Agreement or the sale or other transfer of any award granted under this Agreement and must promptly repay such amounts to the Company.

8. Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded restricted stock units.

9. Transferability. The Participant may not transfer any interest in the RSUs other than under the Participant’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any shares of Common Stock issued hereunder that have not been registered under the Securities Act: (a) he or she will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the shares to such effect.

10. Miscellaneous.

(a) Capitalized terms used and not defined herein shall have the meanings provided in the Plan.

(b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(c) This Agreement may not be amended or modified except by the written consent of the parties hereto.

(d) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

Annex A Ex-M-2

(e) Any notice, filing or delivery hereunder or with respect to the RSUs shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at [•], [•], Attention: Corporate Secretary. All such notices shall be given by first class mail, postage prepaid or by personal delivery.

(f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs and legal representatives.

(g) This Agreement is subject in all respects to the terms and conditions of the Plan.

11. Change in Control. Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control following the Grant Date, any RSUs that have not yet become earned or vested, or for which the applicable Closing Price has been met or exceeded but for which shares have not yet been issued, shall be deemed earned and vested and settled by the issuance of one share per earned RSU immediately prior to the consummation of the Change in Control.

[Signature page follows]

Annex A Ex-M-3

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT
Forum Merger III Corporation
By:
No. of Restricted Stock Units:
Grant Date:

Annex A Ex-M-4

EXHIBIT M-3
FORM OF RSU AGREEMENT FOR TIME-VESTING SHARES

FORUM MERGER III CORPORATION 2020 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

(Time-Vesting)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [•], 20[•] (the “Grant Date”), by and between Forum Merger III Corporation, a Delaware corporation (the “Company”), and the employee of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Forum Merger III Corporation 2020 Incentive Plan (the “Plan”), which permits the Company to issue incentive awards to certain of its or its affiliates’ key personnel; and

WHEREAS, the Participant is an employee of the Company or one of its affiliates whom the Company wishes to provide with the opportunity to receive restricted stock units representing the right to receive a specified number of shares of Common Stock if the Participant remains in employment until the applicable vesting date.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Award of RSUs. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant restricted stock units (the “RSUs”) relating to ______ shares of Common Stock.

2. Vesting. Subject to Section 4, ____% of the total RSUs shall vest on each of the first ____ anniversaries of the Grant Date.

3. Settlement. As soon as reasonably practicable (but no more than two and one-half (2½) months) after each vesting date, the Company will issue to the Participant a number of shares of Common Stock equal to the number of RSUs that vested on such date.

4. Termination of Employment. If the Participant’s employment with the Company and its affiliates is terminated for any reason, then all RSUs that have not become vested as of the date of termination shall be forfeited as of the date on which such termination occurs.

5. No Rights as a Stockholder. The Participant shall not have any rights of a stockholder of the Company with respect to the shares of Common Stock underlying the RSUs (including, without limitation, any voting rights or any right to dividends), until the shares have been issued hereunder.

6. Tax Withholding. As a condition of receiving this award of RSUs, the Participant agrees to pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the RSUs. If the Participant does not make such payment, then the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy such withholding obligations by withholding a number of shares of Common Stock otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment. The Committee may, in its sole discretion, permit net settlement.

7. No Right to Employment or Service; Clawback/Forfeiture/Recoupment of Awards for Breach of Contract. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any affiliate, or interfere with or limit in any way the right of the Company or an affiliate to terminate the Participant’s employment or service at any time. Notwithstanding anything to the contrary in this Agreement, if, after the Participant’s employment or service is terminated for any reason, the Participant breaches any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue or other

Annex A Ex-M-5

similar agreement with the Company or any affiliate, then the Participant will forfeit any compensation, gain or other value realized on the vesting or settlement of any award granted under this Agreement or the sale or other transfer of any award granted under this Agreement and must promptly repay such amounts to the Company.

8. Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded restricted stock units.

9. Transferability. The Participant may not transfer any interest in the RSUs other than under the Participant’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any shares of Common Stock issued hereunder that have not been registered under the Securities Act: (a) he or she will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the shares to such effect.

10. Miscellaneous.

(a) Capitalized terms used and not defined herein shall have the meanings provided in the Plan.

(b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(c) This Agreement may not be amended or modified except by the written consent of the parties hereto.

(d) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(e) Any notice, filing or delivery hereunder or with respect to the RSUs shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at [•], [•], Attention: Corporate Secretary. All such notices shall be given by first class mail, postage prepaid or by personal delivery.

(f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs and legal representatives.

(g) This Agreement is subject in all respects to the terms and conditions of the Plan.

[Signature page follows]

Annex A Ex-M-6

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT
Forum Merger III Corporation
By:
No. of Restricted Stock Units:
Grant Date:

Annex A Ex-M-7

EXHIBIT M-4
FORM OF RSU AGREEMENT FOR PERFORMANCE-VESTING SHARES

FORUM MERGER III CORPORATION 2020 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Performance-Vesting)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [•], 20[•] (the “Grant Date”), by and between Forum Merger III Corporation, a Delaware corporation (the “Company”), and the employee of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Forum Merger III Corporation 2020 Incentive Plan (the “Plan”), which permits the Company to issue incentive awards to certain of its or its affiliates’ key personnel; and

WHEREAS, the Participant is an employee of the Company or one of its affiliates whom the Company wishes to provide with the opportunity to receive restricted stock units representing the right to receive a specified number of shares of Common Stock if the Participant remains in employment and certain performance goals are achieved.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Award of RSUs. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant restricted stock units (the “RSUs”) relating to ______ shares of Common Stock.

2. Earning and Vesting. Subject to Section 4, the percentage of the RSUs indicated in the table below will be deemed earned and vested if the performance goals indicated are achieved within the applicable performance period:

Percentage of RSUs Earned	Performance Goal	Performance Period

3. Settlement. As soon as reasonably practicable (but no more than two and one-half (2½) months) after the date on which the applicable performance goal is achieved, as determined by the Company in its sole and absolute discretion, the Company will issue to the Participant a number of shares of Common Stock equal to the number of RSUs that were deemed earned and vested as a result of such event.

4. Termination of Employment or Lapse of Performance Period. If the Participant’s employment with the Company and its affiliates is terminated for any reason, then all RSUs that have not become earned and vested as of the date of termination shall be forfeited as of the date on which such termination occurs. In addition, if the performance period applicable to RSUs ends without the applicable performance goals having been achieved, such RSUs will be forfeited as of the last day of such performance period.

5. No Rights as a Stockholder. The Participant shall not have any rights of a stockholder of the Company with respect to the shares of Common Stock underlying the RSUs (including, without limitation, any voting rights or any right to dividends), until the shares have been issued hereunder.

6. Tax Withholding. As a condition of receiving this award of RSUs, the Participant agrees to pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the RSUs. If the Participant does not make such payment, then the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy such withholding obligations by withholding a number of shares of Common Stock otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment. The Committee may, in its sole discretion, permit net settlement.

7. No Right to Employment or Service; Clawback/Forfeiture/Recoupment of Awards for Breach of Contract. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any affiliate, or interfere with or limit in any way the right of the Company or an affiliate to terminate the Participant’s employment or service at any time. Notwithstanding anything to the contrary in this Agreement,

Annex A Ex-M-8

if, after the Participant’s employment or service is terminated for any reason, the Participant breaches any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue or other similar agreement with the Company or any affiliate, then the Participant will forfeit any compensation, gain or other value realized on the vesting or settlement of any award granted under this Agreement or the sale or other transfer of any award granted under this Agreement and must promptly repay such amounts to the Company.

8. Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded restricted stock units.

9. Transferability. The Participant may not transfer any interest in the RSUs other than under the Participant’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any shares of Common Stock issued hereunder that have not been registered under the Securities Act: (a) he or she will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the shares to such effect.

10. Miscellaneous.

(a) Capitalized terms used and not defined herein shall have the meanings provided in the Plan.

(b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(c) This Agreement may not be amended or modified except by the written consent of the parties hereto.

(d) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(e) Any notice, filing or delivery hereunder or with respect to the RSUs shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at [•], [•], Attention: Corporate Secretary. All such notices shall be given by first class mail, postage prepaid or by personal delivery.

(f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs and legal representatives.

(g) This Agreement is subject in all respects to the terms and conditions of the Plan.

[Signature page follows]

Annex A Ex-M-9

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT
Forum Merger III Corporation
By:
No. of Restricted Stock Units:
Grant Date:

Annex A Ex-M-10

EXHIBIT M-5
FORUM III LTIP PARTIES

FORUM III LTIP PARTIES

Name	Total Number of Restricted Stock Units/Shares for Grant
Jason Luo	6,000,000
James Taylor	3,000,000
Benjamin Wu	1,500,000
Hailiang Hu	1,500,000

Annex A Ex-M-11

ANNEX B

CURRENT CHARTER OF THE COMPANY

FORM OF SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FORUM MERGER III CORPORATION

August 18, 2020

Forum Merger III Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Forum Merger III Corporation”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 25, 2019 (the “Original Certificate”).

2. The Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate”), which both restated and amended the provisions of the Original Certificate, was filed with the Secretary of State of the State of Delaware on July 1, 2020.

3. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

4. This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

5. The text of the Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Forum Merger III Corporation (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

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Section 4.2 Preferred Stock. Subject to Article IX of this Second Amended and Restated Certificate, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically concurrently with or immediately following the closing of the Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and in connection with the closing of the initial Business Combination (as defined below), all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the Corporation’s initial Business Combination, the ratio for which the shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, 25% of the sum of (a) the total number of all shares of Class A Common Stock issued in the Offering (including any shares of Class A Common Stock issued pursuant to the underwriters’ over-allotment option) plus (b) the sum of (i) all shares of Class A Common Stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued in connection with or in relation to the consummation of a Business Combination (including any shares of Class A Common Stock issued pursuant to a forward purchase agreement), excluding any shares of Class A Common Stock or equity-linked securities or rights exercisable for or convertible into shares of Class A Common Stock issued, or to be issued, to any seller in a Business Combination, any private placement units issued to Forum Investors III LLC (the “Sponsor”) pursuant to that certain unit purchase agreement, dated August 18, 2020, by and between the Corporation and the Sponsor, and any

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private placement units issued to the Sponsor, or an affiliate of the Sponsor or the Corporation’s officers and directors upon the conversion of working capital loans made to the Corporation, minus (ii) the number of shares of Class A Common Stock redeemed in connection with a Business Combination, provided that such conversion of shares of Class B Common Stock shall never be less than the Initial Conversion Ratio.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or equity-linked securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Second Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.3(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Second Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(c) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for

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payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into two classes, as nearly equal in number as possible and designated Class I and Class II. The Board is authorized to assign members of the Board already in office to Class I or Class II. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate and the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a two-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

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Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B Common Stock with respect to which action may be taken by written consent.

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ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

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ARTICLE IX
BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1 General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Second Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission on July 29, 2020, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 24 months from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of the Second Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

Section 9.2 Redemption Rights.

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares in an amount that would cause the Corporation to have net tangible assets to be less than $5,000,001 (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the Securities and Exchange Commission (the “SEC”), the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the

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Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its franchise and income taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the Business Combination) shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its franchise and income taxes, by (b) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the Offering Shares without the prior consent of the Corporation.

(d) In the event that the Corporation has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3 Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

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(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4 Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote as a class with the Common Stock on any initial Business Combination, on any pre-Business Combination activity or on any amendment to this Article IX.

Section 9.5 Transactions with Affiliates. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority or an independent valuation or appraisal firm that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6 No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to this Second Amended and Restated Certificate (a) to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 24 months from the date of the closing of the Offering or (b) with respect to any other material provisions of this Second Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.

Section 9.8 Minimum Value of Target. The Corporation’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount and taxes payable on the interest earned in the Trust Account) at the time of the Corporation signing a definitive agreement in connection with the initial Business Combination.

ARTICLE X
CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

Annex B-9

ARTICLE XI
AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that Article IX of this Second Amended and Restated Certificate may be amended only as provided therein.

ARTICLE XII
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 12.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1.

Section 12.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.3 Severability. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

[Remainder of page intentionally left blank]

Annex B-10

IN WITNESS WHEREOF, Forum Merger III Corporation has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

FORUM MERGER III CORPORATION
By:
Name: David Boris
Title: Co-Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]

Annex B-11

ANNEX C

proposed charter of the company

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FORUM MERGER III CORPORATION

[__________] hereby certifies that:

ONE: The name of this company is Forum Merger III Corporation and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of Delaware was June 25, 2019 and an Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on July 1, 2020 and a Second Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on August 18, 2020.

TWO: He is the duly elected and acting [Chief Executive Officer] of Forum Merger III Corporation, a Delaware corporation.

THREE: The Second Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I.

The name of this corporation is Electric Last Mile Solutions, Inc. (the “Corporation”).

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808, and the name of the registered agent at such address is Corporation Service Corporation.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized and incorporated under the Delaware General Corporation Law or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

ARTICLE IV.

A.     The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 1,100,000,000 shares. 1,000,000,000 shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001). 100,000,000 shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

B.     Effective immediately upon the filing and effectiveness of this Third Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), each share of the Corporation’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), that was issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of the Corporation’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”). Immediately following the conversion of such Class B Common Stock into shares of Class A Common Stock, each share of Class A Common Stock issued and outstanding shall, automatically and without further action by any stockholder, be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock.

C.     Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of

Annex C-1

the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following: (1) the designation of the series, which may be by distinguishing number, letter or title; (2) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); (3) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (4) the dates on which dividends, if any, shall be payable; (5) the redemption rights and price or prices, if any, for shares of the series; (6) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (7) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (8) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (9) restrictions on the issuance of shares of the same series or any other class or series; (10) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and (11) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

D.     The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

E.     Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Third Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

F.     Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

G.     Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Article IV shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

ARTICLE V.

A.

1.      DIRECTOR NOMINATIONS. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that the management of

Annex C-2

the business and the conduct of the affairs of the Corporation shall be vested in the Board. Subject to the applicable requirements of the Director Nomination Agreement, dated as of [___], [___] (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Nomination Agreement”), the number of directors constituting the Board shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board.

2.     BOARD OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.     REMOVAL OF DIRECTORS. Subject to any limitations imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

4.     VACANCIES. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock and the rights granted pursuant to the Nomination Agreement, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

1.     BYLAW AMENDMENTS. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation with, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Third Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

2.     BALLOTS. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

3.     ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action properly brought before the stockholders by or at the direction of the Board may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Annex C-3

4.     NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

5.     SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation may be called only by (i) the Chair of the Board or President and (ii) shall be called by the Chair of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be. The ability of the stockholders to call a special meeting is hereby specifically denied.

ARTICLE VI.

A.     To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

B.     The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

C.     No repeal or modification of this Article VI shall apply to or have any adverse effect on any right, indemnification or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII.

A.     Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case the Superior Court of the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising under any provision of the DGCL, this Third Amended and Restated Certificate of Incorporation or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding any of the foregoing to the contrary, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under federal securities laws, including the Securities Act of 1933, as amended. Notwithstanding any of the foregoing to the contrary, the provisions of this Section A of this Article VII will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, then such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Annex C-4

ARTICLE VIII.

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section 122(17) of the DGCL. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Stock or Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation, such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director is permitted to refer that opportunity to the Corporation without violating any legal or contractual obligation. Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE IX.

A.     If any provision or provisions of this Third Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Third Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

B.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph C. of this Article IX, and all rights conferred upon the stockholders herein are granted subject to this reservation.

C.     Notwithstanding any other provisions of this Third Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Third Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any time, shall be required to alter, amend or repeal Articles V, VI, VII and IX of this Third Amended and Restated Certificate of Incorporation.

* * * *

FOUR: This Third Amended and Restated Certificate of Incorporation has been duly approved by the Board of the Corporation.

FIVE: This Third Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL. This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Corporation.

[Signature Page Follows]

Annex C-5

IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Certificate of Incorporation to be signed on this [___] day of [__________], 2021.

FORUM MERGER III CORPORATION
By:
Name:
Title:

[Signature page to Third Amended and Restated Certificate of Incorporation]

Annex C-6

ANNEX D

proposed bylaws of the company

AMENDED AND RESTATED
BYLAWS
OF
ELECTRIC LAST MILE SOLUTIONS, INC.
(THE “CORPORATION”)

ARTICLE I
OFFICES

Section 1.1.     Registered Office.    The registered office of Electric Last Mile Solutions, Inc. (the “Corporation”) within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the Corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2.     Additional Offices.    The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II
STOCKHOLDERS MEETINGS

Section 2.1.     Annual Meetings.    The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting in accordance with these Bylaws.

Section 2.2.     Special Meetings.    Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chair of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3.     Notices.    Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholder meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the

Annex D-1

meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon Public Disclosure (as defined in Section 2.7(a)(ii)) given before the date previously scheduled for such meeting.

Section 2.4.     Quorum.    Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5.     Voting of Shares.

(a)     Voting Lists.  The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting, as provided by applicable law, on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)     Manner of Voting.  At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3(c)), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chair of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)     Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed

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with the Secretary before being voted or the delivery of a consent action in writing to the Corporation pursuant to Section 2.9. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i)     A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)     A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)     Required Vote.  Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e)     Inspectors of Election.  In advance of any meeting of the stockholders, the Board shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.6.     Adjournments.    Any meeting of stockholders, annual or special, may be adjourned by the chair of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place, if any. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed

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for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7.     Advance Notice of Stockholder Nominations and Proposals.

(a)     Annual Meetings of Stockholders.

(i)     At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (A) made pursuant to the Director Nomination Agreement, dated as of [___], [___] (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Nomination Agreement”); (B) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof; (C) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof; or (D) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.7.

(ii)     In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.7(a)(i)(D), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.7(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the 10th day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.7, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)     Stockholder Nominations.  For the nomination of any person or persons for election to the Board pursuant to Section 2.7(a)(i)(D) or Section 2.7(d), a Proposing Stockholder’s notice to the Secretary shall set forth or include: (i) the name, age, business address, and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any); (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act; (v) a written statement executed by each such nominee acknowledging that such person consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting, (C) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any

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of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting, (D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Any such update or supplement shall be delivered to the Secretary at the Corporation’s principal executive offices no later than five business days after the request by the Corporation for subsequent information has been delivered to the Proposing Stockholder.

(c)     Other Stockholder Proposals.  For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting; (ii) the reasons for conducting such business at the annual meeting; (iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed; (v) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (vi) a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and (vii) the information required by Section 2.7(b)(vi) above.

(d)     Special Meetings of Stockholders.

(i)     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders called by the Board at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) as provided in the Nomination Agreement, (ii) by or at the direction of the Board or any committee thereof, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.7(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.7.

(ii)     In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of

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meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.7(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the 10th day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)     Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.7. If any proposed nomination was not made or proposed in compliance with this Section 2.7, or other business was not made or proposed in compliance with this Section 2.7, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.7 does not provide the information required under this Section 2.7 to the Corporation, including the updated information required by Section 2.7(b)(vi)(B), Section 2.7(b)(vi)(C), and Section 2.7(b)(vi)(D) within five business days after the record date for such meeting or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(f)     Rule 14a-8. This Section 2.7 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(g)     In addition to the provisions of this Section 2.7, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

(h)     Notwithstanding anything in Section 2.7 to the contrary, in the event that the number of directors in an Expiring Class is increased and there is no Public Disclosure of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the Corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 2.7, a stockholder’s notice required by this Section 2.7 and which complies with the requirements in Section 2.7(b), other than the timing requirements in Section 2.7(a), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Disclosure is first made by the Corporation. For purposes of this section, an “Expiring Class” means a class of directors whose term shall expire at the next annual meeting of stockholders.

(i)     Notwithstanding anything to the contrary contained in this Section 2.7, for as long as the Nomination Agreement remains in effect, Forum Investors III LLC, a Delaware limited liability company shall not be subject to the notice procedures set forth in Section 2.7(a)(ii), Section 2.7(b)(ii) or Section 2.7(h) with respect to any annual or special meeting of stockholders.

Section 2.8.     Conduct of Meetings. The chair of each annual and special meeting of stockholders shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chair of any

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meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following:

(a)     the establishment of an agenda or order of business for the meeting;

(b)     the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c)     rules and procedures for maintaining order at the meeting and the safety of those present;

(d)     limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine;

(e)     restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f)     limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chair of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9.     Action by Stockholders Without a Meeting. Subject to the following paragraph, any action that is properly brought before the stockholders by or at the direction of the Board and that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with Section 9.4 hereof) and (b) be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Section 2.9, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section 2.9. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

ARTICLE III
DIRECTORS

Section 3.1.     Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things, including, without limitation, adopting rules and procedures as it may deem proper for the conduct of its meetings and the management of the Corporation, as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. The authorized number of directors of the Corporation shall be fixed in accordance with the Certificate of Incorporation.

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Section 3.2.     Classes of Directors.

(a)     Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the adoption of these Bylaws, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the adoption of these Bylaws, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption of these Bylaws, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption of these Bylaws, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

(b)     Notwithstanding the foregoing provisions of this Section 3.2, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 3.3.     Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock or as otherwise provided by applicable law or in the Nomination Agreement, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation or the Nomination Agreement, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 3.4.     Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 3.5.     Removal. Subject to any limitations imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors. Directors shall not be removed without cause pursuant to this Section 3.5.

Section 3.6.     Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

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ARTICLE IV
BOARD MEETINGS

Section 4.1.     Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places, within or without the State of Delaware, as shall from time to time be determined by the Board.

Section 4.2.     Special Meetings. Special meetings of the Board (a) may be called by the Chair of the Board or President and (b) shall be called by the Chair of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place, within or without the State of Delaware, as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least three days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.3.     Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.4.     Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.5.     Organization. The chair of each meeting of the Board shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chair elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1.     Establishment. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

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Section 5.2.     Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3.     Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4.     Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI
OFFICERS

Section 6.1.     Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chair of the Board, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a)     Chair of the Board. The Chair of the Board shall preside when present at all meetings of the stockholders and the Board. The Chair of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chair of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chair of the Board and Chief Executive Officer may be held by the same person.

(b)     Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chair of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

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(c)     President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chair of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d)     Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Each Vice President of the Corporation shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board, the Chief Executive Officer or the President, or that are incident to the office of Vice President.

(e)     Secretary.

(i)     The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chair of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)     The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f)     Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g)   Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h)    Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer, the President and the Chief Financial Officer (if not the Treasurer) shall designate from time to time.

Section 6.2.     Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 6.3.     Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the majority vote of the members of the Board then in office. Any officer appointed by

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the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.4.     Other Officers; Duties of Officers May Be Delegated. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. In case any officer is absent, or for any other reason that the Board may deem sufficient, the Chief Executive Officer or the President or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

Section 6.5.     Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII
SHARES

Section 7.1.     Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2.     Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3.     Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chair of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4.     Consideration and Payment for Shares.

(a)     Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b)     Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated

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shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5.     Lost, Stolen or Destroyed Certificates. The Board or the Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

Section 7.6.     Transfer of Stock.

(a)     If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i)     in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)     (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)     the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv)     the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v)     such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b)     Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7.     Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8.     Effect of the Corporation’s Restriction on Transfer.

(a)     A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

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(b)     A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9.     Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII
INDEMNIFICATION

Section 8.1.     Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2.     Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise. Payment of such expenses actually and reasonably incurred by such person, may be made by the Corporation, subject to such terms and conditions as the general counsel of the Corporation in his or her discretion deems appropriate.

Section 8.3.     Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

Section 8.4.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

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Section 8.5.     Indemnification of Other Persons; Other Indemnification. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 8.6.     Amendments. Any amendment, repeal, or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 8.7.     Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.8.     Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.9.     Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX
MISCELLANEOUS

Section 9.1.     Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2.     Fixing Record Dates.

(a)     In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of

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stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b)     For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3.     Means of Giving Notice.

(a)     Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)     Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder

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has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)     Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d)     Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e)     Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4.     Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books

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of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5.     Meeting Attendance via Remote Communication Equipment.

(a)     Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i)     participate in a meeting of stockholders; and

(ii)     be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)     Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Such participation in a meeting shall constitute presence in person at the meeting.

Section 9.6.     Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7.     Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 9.8.     Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation.

Section 9.9.     Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

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Section 9.10.     Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced, as may be prescribed by law or by the Board.

Section 9.11.     Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 9.12.     Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chair of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chair of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.13.     Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.14.     Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.6) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Section 9.15.     Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case the Superior Court of the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising under any provision of the DGCL, the Certificate of Incorporation or these Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding any of the foregoing to the contrary, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and

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exclusive forum for the resolution of any complaint asserting a cause of action arising under federal securities laws, including the Securities Act of 1933, as amended. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 9.15 will not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, then such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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ANNEX E

proposed incentive plan

Forum Merger III Corporation 2020 INCENTIVE PLAN

1.     Establishment of the Plan; Effective Date; Duration.

(a)     Establishment of the Plan; Effective Date. Forum Merger III Corporation, a Delaware corporation (the “Company”), hereby establishes this incentive compensation plan to be known as the “Forum Merger III Corporation 2020 Incentive Plan,” as amended from time to time (the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards and Dividend Equivalents. If the Plan is not approved by the stockholders of the Company on or prior to the Effective Date, then the Plan will be null and void in its entirety. The Plan shall remain in effect as provided in Section 1(b) of the Plan. Capitalized but undefined terms shall have the meaning set forth in Section 3 of the Plan.

(b)     Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 13. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

2.     Purpose. The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors (and certain prospective directors, officers, employees, consultants, and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

3.     Definitions. Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a)     “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)     “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted, as are in effect from time to time.

(c)     “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Awards, Other Cash-Based Awards, and/or Dividend Equivalents, granted under the Plan.

(d)     “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

(e)     “Board” means the Board of Directors of the Company.

(f)     “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment or consulting or similar agreement (or the absence of any definition of “Cause” contained therein), a Participant’s (A) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers; (B) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or other service to the Company or an Affiliate; (C) alcohol abuse or use of controlled substances other than in accordance with a physician’s prescription; (D) refusal to perform any lawful, material obligation or fulfill any

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duty (other than any duty or obligation of the type described in clause (F) below) to the Company or its Affiliates (other than due to a disability, as determined by the Committee), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (E) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (F) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation and/or proprietary rights.

(g)     “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon any of the following events:

(i)     any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the then outstanding voting securities of the Company;

(ii)     the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (x) were directors on the Effective Date or (y) become directors after Effective Date and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on the Effective Date or whose election or nomination for election was previously so approved;

(iii)     the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iv)     the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets; or

(v)     any other event specified as a “Change in Control” in an applicable Award Agreement.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv), or (v) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(h)     “Claim” means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan or an Award Agreement.

(i)     “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j)     “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(k)     “Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

(l)     “Closing Date” means the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 10, 2020, by and among the Company and the other parties thereto.

(m)     “Company” means Forum Merger III Corporation, a Delaware corporation.

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(n)     “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or applicable Award Agreement.

(o)     “Dividend Equivalent” means a right awarded under Section 11 to receive the equivalent value (in cash or Common Stock) of ordinary dividends that would otherwise be paid on the Common Stock subject to an Award that is a full-value award but that have not been issued or delivered.

(p)     “Effective Date” means the later of (i) the date that the Company’s stockholders approve the Plan and (ii) the Closing Date.

(q)     “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(r)     “Eligible Person” with respect to an Award denominated in Common Stock, means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; provided, that, if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates, provided, that, the Date of Grant of any Award to such individual shall not be prior to the date he begins employment with or begins providing services to the Company or its Affiliates).

(s)     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(t)     “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(u)     “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or a national market system, the per share closing sales price for shares of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked per share prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose).

(iv)     Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

(v)     “Immediate Family Members” shall have the meaning set forth in Section 14(b)(ii).

(w)     “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan for incentive stock options.

(x)     “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y)     “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

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(z)     “Mature Shares” means Common Stock owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

(aa)     “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(bb)     “Option” means an Award granted under Section 7 of the Plan.

(cc)     “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(dd)     “Other Cash-Based Award” means a cash Award granted to a Participant under Section 10 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(ee)     “Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit or Dividend Equivalent, granted in accordance with the terms and conditions set forth under Section 10 of the Plan (including upon the attainment of any Performance Goals or otherwise as permitted under the Plan).

(ff)     “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(gg)     “Performance Goals” means any objective or subjective goals the Committee establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or other business units with respect to the following measures: net sales; cost of sales; gross income; gross revenue; revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and exception items; income from continuing operations; net income; earnings per share; diluted earnings per share; total stockholder return; Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital; return on average total capital employed; return on net capital employed; return on assets; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; succession planning; manufacturing return on assets; manufacturing margin; and customer satisfaction. Performance Goals may also relate to a Participant’s individual performance and may, unless provided otherwise in the Award Agreement, be adjusted in the Committee’s discretion.

(hh)     “Permitted Transferee” shall have the meaning set forth in Section 14(b)(ii) of the Plan.

(ii)     “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(jj)     “Plan” means this Forum Merger III Corporation 2020 Incentive Plan, as amended from time to time.

(kk)     “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ll)     “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Stock, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed, provide continuous services for a specified period of time, or attain specified performance objectives), granted under Section 9 of the Plan.

(mm)     “Restricted Stock” means Common Stock, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed, provide continuous services for a specified period of time, or attain specified performance objectives), granted under Section 9 of the Plan.

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(nn)      “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(oo)     “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(pp)     “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(qq)     “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(rr)     “Subsidiary” means, with respect to any specified Person:

(i)     any corporation, association or other business entity of which more than 50% of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)     any partnership (or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ss)     “Substitute Award” has the meaning given such term in Section 5(e).

4.     Administration.

(a)     The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act or Applicable Law (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director, in the case of Rule 16b-3, or a member of the Board, in the case of Applicable Law. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)     Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award (including any Performance Goals, criteria, and/or periods applicable to Awards); (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan, including any changes required to comply with Applicable Laws; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) modify any Performance Goals, criteria and/or periods; and (y) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, in each case, to the extent consistent with the terms of the Plan.

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(c)     The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d)     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)     No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)     Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.     Grant of Awards; Shares Subject to the Plan; Limitations.

(a)     The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b)     Subject to Section 12 of the Plan, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of 29,200,000 shares of Common Stock; provided, that the total number of shares of Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares of Common Stock equal to one percent (1%) of the total outstanding shares of Common Stock on the last day of the prior calendar year, and (ii) the maximum number of shares of Common Stock that may be subject to an Award granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $500,000 in total value (calculating the value of any such Award based on the Fair Market Value on the Date of Grant of such Award for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of NASDAQ or other securities exchange on which the Common Stock is traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the stipulated percentage.

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(c)     In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Stock (either actually or by attestation) or by the withholding of Common Stock by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Stock (either actually or by attestation) or by the withholding of Common Stock by the Company, then in each such case the shares of Common Stock so tendered or withheld shall be added to the shares of Common Stock available for grant under the Plan on a one-for-one basis. Shares underlying Awards under this Plan that are forfeited, canceled, expire unexercised, or are settled in cash shall also be available again for issuance as Awards under the Plan.

(d)     Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)     Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

6.     Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.     Options.

(a)     Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Subject to Section 12, the maximum aggregate number of shares of Common Stock that may be issued through the exercise of Incentive Stock Options granted under the Plan is 29,200,000 shares of Common Stock, and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 5(b)(i). Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)     Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant (unless such Option is a Nonqualified Stock Option and complies with the requirements of Section 409A of the Code); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per share of Common Stock.

(c)     Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee (including, if applicable, the attainment of any Performance Goals, as determined by the Committee in the applicable Award Agreement) and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not

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exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. In the event of any termination of employment or service with the Company or its Affiliates thereof of a Participant who has been granted one or more Options, the Options shall be exercisable at the time or times and subject to the terms and conditions set forth in the Award Agreement. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.

(d)     Method of Exercise and Form of Payment. No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid upon exercise of such Option. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option, accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Stock in lieu of actual delivery of such shares to the Company); provided, that, such Common Stock are not subject to any pledge or other security interest and are Mature Shares; and (ii) by such other method as the Committee may permit in accordance with Applicable Law, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (C) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional share of Common Stock, or whether such fractional share of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)     Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)     Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable; any other Applicable Law; the applicable rules and regulations of the Securities and Exchange Commission; or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.     Stock Appreciation Rights.

(a)     Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8 and

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to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)     Strike Price. The Strike Price per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c)     Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee (including, if applicable, the attainment of any Performance Goals, as shall be determined by the Committee in the applicable Award Agreement) and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. In the event of any termination of employment or service with the Company and its Affiliates thereof of a Participant who has been granted one or more SARs, the SARs shall be exercisable at the time or times and subject to the terms and conditions as set forth in the Award Agreement (or in the underlying Option Award Agreement, as may be applicable). If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that, in no event shall such expiration date be extended beyond the expiration of the SAR Period.

(d)     Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)     Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised, multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Stock having a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional share of Common Stock, or whether such fractional share of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

9.     Restricted Stock and Restricted Stock Units.

(a)     Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement (including the Performance Goals, if any, upon whose attainment the Restricted Period shall lapse in part or full).

(b)     Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive dividends, if applicable, provided that such dividends may be made subject to vesting or other conditions or may be required to be reinvested into additional shares of Restricted Stock, as determined by the Committee in its discretion. To the extent shares of Restricted Stock are forfeited, any

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share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)     Vesting. Unless otherwise provided by the Committee in an Award Agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d)     Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)     Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share) or shall register such shares in the Participant’s name without any such restrictions. Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)     Unless otherwise provided by the Committee in an Award Agreement, and subject to any applicable deferral election authorized by the Committee, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of delivering only Common Stock in respect of such Restricted Stock Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of Applicable Law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.

10.     Other Stock-Based Awards and Other Cash-Based Awards.

(a)     Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Common Stock), in such amounts and subject to such terms and conditions, as the Committee shall determine (including, if applicable, the attainment of any Performance Goals, as set forth in the applicable Award Agreement). Such Other Stock-Based Awards may involve the transfer of actual Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of Common Stock. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

(b)     Other Cash-Based Awards. The Committee may grant a Participant a cash Award not otherwise described by the terms of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(c)     Value of Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on Common Stock, as determined by the Committee, and each Other Cash-Based Award shall be expressed in terms of cash. The Committee may establish Performance Goals in its discretion and any such Performance Goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards or Other Cash-Based Awards that will be paid out to the Participant will depend on the extent to which such Performance Goals are met.

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(d)     Payment of Awards. Payment, if any, with respect to an Other Stock-Based Award or Other Cash-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Common Stock or a combination of cash and Common Stock, as the Committee determines.

(e)     Vesting. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards or Other Cash-Based Awards following the Participant’s termination of employment or service (including by reason of such Participant’s death, disability (as determined by the Committee), or termination without Cause). Such provisions shall be determined in the sole discretion of the Committee and will be included in the applicable Award Agreement but need not be uniform among all Other Stock-Based Awards or Other Cash-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for the termination of employment or service.

11.     Dividend Equivalents. Subject to Section 12, no adjustment shall be made in the Common Stock issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to issuance of such Common Stock under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to any Award (other than an Option or Stock Appreciation Right). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Date of Grant of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee; however, unless otherwise determined by the Committee, Dividend Equivalents shall not be payable unless and until the Award becomes payable, and shall be subject to forfeiture to the same extent as the underlying Award. Dividend Equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be payable in cash or Common Stock or converted to full-value Awards, calculated based on such formula as may be determined by the Committee.

12.     Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Stock, or (b) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, subject to the requirements of Sections 409A, 421, and 422 of the Code, if applicable, including without limitation any or all of the following:

(a)     adjusting any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (ii) the terms of any outstanding Award, including, without limitation, (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Exercise Price or Strike Price with respect to any Award or (C) any applicable performance measures;

(b)     providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;

(c)     accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(d)     modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

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(e)     deeming any performance measures satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;

(f)     providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and

(g)     canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be final, conclusive and binding for all purposes.

13.     Amendments and Termination.

(a)     Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)     Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, unless the Committee determines, in its sole discretion, that the amendment is necessary for the Award to comply with Section 409A of the Code; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Stock underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

14.     General.

(a)     Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and

Annex E-12

conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Committee need not treat Participants or Awards (or portions thereof) uniformly.

(b)     Nontransferability.

(i)     Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)     Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as, a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)     The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)     Tax Withholding and Deductions.

(i)     A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required taxes (up to the maximum statutory rate under Applicable Law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii)     Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature

Annex E-13

Shares, except as otherwise determined by the Committee) owned by the Participant having a Fair Market Value equal to such liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such liability.

(d)     No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any Claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. A Participant’s sole remedy for any Claim related to the Plan or any Award shall be against the Company, and no Participant shall have any Claim or right of any nature against any Subsidiary or Affiliate of the Company or any stockholder or existing or former director, officer or employee of the Company or any Subsidiary of the Company. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any Claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any Claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)     International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)     Designation and Change of Beneficiary. To the extent permitted by the Committee, each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, or if the Committee does not permit beneficiary designations, then the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, his estate.

(g)     Termination of Employment/Service. Unless determined otherwise by the Committee at any time following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h)     No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Stock or other securities that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i)     Government and Other Regulations.

(i)     The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no

Annex E-14

obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Stock or other securities pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Stock or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)     The Committee may cancel an Award or any portion thereof if the Committee determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Stock from the public markets, the Company’s issuance of Common Stock or other securities to the Participant, the Participant’s acquisition of Common Stock or other securities from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Stock in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Stock subject to such Award or portion thereof that is canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j)     Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior Claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)     Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)     No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under general law.

Annex E-15

(m)     Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of or service provider to the Company or the Committee or the Board, other than himself.

(n)     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)     Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(p)     Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q)     Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)     Section 409A of the Code.

(i)     Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Section 409A of the Code and the authoritative guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Section 409A of the Code.

(ii)     If a Participant is a “specified employee” (as such term is defined for purposes of Section 409A of the Code) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Section 409A of the Code and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Section 409A of the Code, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A of the Code, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Section 409A of the Code, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Section 409A of the Code. If any Award is or becomes subject to Section 409A of the Code and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, to mean a “change in control event” as such term is defined for purposes of Section 409A of the Code.

(iii)     Any adjustments made pursuant to Section 12 to Awards that are subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, and any adjustments made pursuant to Section 12 to Awards that are not subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Section 409A of the Code or (y) comply with the requirements of Section 409A of the Code.

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(s)     Notification of Election Under Section 83(b) of the Code. If any Participant, in connection with the acquisition of Common Stock under an Award, makes the election permitted under Section 83(b) of the Code, if applicable, the Participant shall notify the Company of the election within ten days of filing notice of the election with the Internal Revenue Service.

(t)     Expenses; Gender; Titles and Headings; Interpretation. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control. Unless the context of the Plan otherwise requires, words using the singular or plural number also include the plural or singular number, respectively; derivative forms of defined terms will have correlative meanings; the terms “hereof,” “herein” and “hereunder” and derivative or similar words refer to this entire Plan; the term “Section” refers to the specified Section of this Plan and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and the word “or” shall be disjunctive but not exclusive

(u)     Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Stock or other securities under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(v)     Payments. Participants shall be required to pay, to the extent required by Applicable Law, any amounts required to receive Common Stock or other securities under any Award made under the Plan.

(w)     Clawback; Erroneously Awarded Compensation. All Awards (including on a retroactive basis) granted under the Plan are subject to the terms of any Company forfeiture, incentive compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of Applicable Laws, as well as any other policy of the Company that may apply to the Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time. In particular, these policies and/or provisions shall include, without limitation, (i) any Company policy established to comply with Applicable Laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (ii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the shares of Common Stock or other securities are listed or quoted, and these requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

(x)     No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether fractional shares or any rights thereto shall be forfeited, rounded, or otherwise eliminated.

(y)     Paperless Administration. If the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

(z)     Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 14(z) by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Common Stock held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any

Annex E-17

Common Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding the Participant, request additional information about the storage and processing of the Data regarding the Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 14(z) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 14(z).

(aa)     Broker-Assisted Sales. In the event of a broker-assisted sale of Common Stock in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (a) any Common Stock to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) the Common Stock may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of the sale that exceed the amount owed, the Company will pay the excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for the sale at any particular price; and (f) if the proceeds of the sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

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annex f

FORM OF Amended and Restated Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into on [•], 20[•], by and among Forum Merger III Corporation (the “Company”), and the undersigned parties listed on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”) and will be effective as of the Effective Time (as defined in the Merger Agreement (as defined below)).

RECITALS

WHEREAS, Forum Investors III LLC, a Delaware limited liability company (the “Sponsor”) is a party to a Registration Rights Agreement (the “Initial Agreement”), dated as of August 18, 2020, by and among the Sponsor, the Company, Jefferies LLC (“Jefferies”) and other signatories thereto, pursuant to which the Company provided the Sponsor and Jefferies with certain rights relating to the registration of certain securities of the Company, including the Founder Shares (as defined herein) and Private Placement Units (as defined herein);

WHEREAS, prior to the initial public offering (the “IPO”) of the Company, the Sponsor owned shares (the “Founder Shares”) of Class B common stock, par value $0.0001 per share, of the Company (the “Class B common stock”);

WHEREAS, the Founder Shares are convertible into shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) on the terms provided in the Company’s second amended and restated certificate of incorporation (the “Pre-Merger COI”);

WHEREAS, the Sponsor and Jefferies purchased an aggregate of 741,250 units (“Private Placement Units”) consisting of one share of Class A common stock and one-third of one warrant exercisable for one share of Class A common stock (the “Private Placement Warrants”) in a private placement that was completed simultaneously with the consummation of the IPO;

WHEREAS, in connection with the IPO, the Company entered into a warrant agreement, dated as of August 18, 2020, pursuant to which the Company agreed to use its commercially reasaonable efforts to file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement for the registration, under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time, the “Securities Act”), of the shares of Class A common stock issuable upon exercise of the warrants issued to the public investors in the IPO (the “Public Warrant”) and the 247,082 shares of Class A common stock issuable under the Private Placement Warrants;

WHEREAS, reference is made to that certain Agreement and Plan of Merger, by and among the Company, Electric Last Mile, Inc., a Delaware corporation (“ELMS”), ELMS Merger Corp., a Delaware corporation (“Merger Sub”), and a wholly-owned subsidiary of the Company, and Jason Luo, in the capacity as the initial Stockholder Representative thereto, dated December 10, 2020 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into ELMS, with ELMS continuing as the surviving corporation (the “Merger”);

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Merger Agreement;

WHEREAS, in connection with the Merger and pursuant to the Merger Agreement and the other Transaction Documents, the Company, ELMS, the Sponsor, Jefferies LLC and the other signatories to the Initial Agreement have agreed to amend and restate the Initial Agreement in order to provide rights relating to the registration of shares of Common Stock issued or issuable to the holders of equity interests of the Company or ELMS pursuant to the Merger Agreement, the other Transaction Documents and the transactions contemplated thereby;

WHEREAS, at the Effective Time, all shares of Class B common stock will automatically convert into shares of Class A common stock in accordance with the Pre-Merger COI and the Merger Agreement;

WHEREAS, immediately following the conversion of the Class B common stock into Class A common stock, all shares of Class A common stock will be reclassified as shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”);

Annex F-1

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, the Company will issue to the stockholders of ELMS (collectively, the “ELMS Holders”) shares of Common Stock as consideration in the Merger (together with any shares of Common Stock issued to the ELMS Holders after the Closing of the Merger pursuant to the Merger Agreement, including, for the avoidance of doubt, any shares of Adjustment Escrow Stock, the Earnout Shares and/or the 15 million shares reserved for issuance pursuant to Section 5.14 of the Merger Agreement, collectively, the “Merger Shares”);

WHEREAS, pursuant to Section 5.5 of the Initial Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of holders of at least a majority in interest of the Registrable Securities at the time in question (which majority interest must include Jefferies if such amendment or modification affects in any way the rights of Jefferies thereunder); and

WHEREAS, the parties hereto desire to amend and restate the Initial Agreement in order to provide the Investors with certain rights relating to the registration of the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.     The Initial Agreement is hereby amended in its entirety and restated herein. Upon the execution of this Agreement, all provisions of, rights granted and covenants made in the Initial Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Merger Agreement.

SECTION 1
DEFINITIONS

1.1     Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)     “Agreement” has the meaning set forth in the Preamble.

(b)     “Affiliate” of any person or entity means any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity. As used in this definition, the term “control,” including the correlative terms “controlled by” and “under common control with,” means (i) the direct or indirect ownership of more than 50% of the voting rights of a person or entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any equity or other ownership interest, by contract or otherwise).

(c)     “Class A common stock” has the meaning set forth in the Recitals.

(d)     “Class B common stock” has the meaning set forth in the Recitals.

(e)     “Closing” means the closing of the transactions contemplated under the Merger Agreement.

(f)     “Commission” has the meaning set forth in the Recitals.

(g)     “Common Stock” has the meaning set forth in the Recitals.

(h)     “Company” has the meaning set forth in the Preamble.

(i)     “DGCL” means the General Corporation Law of the State of Delaware, as amended.

(j)     “Dollars” or “$” means the currency of the United States of America.

(k)     “ELMS” has the meaning set forth in the Recitals.

(l)     “ELMS Founders” means Jason Luo and James Taylor.

(m)     “ELMS Holders” has the meaning set forth in the Recitals.

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(n)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(o)     “FINRA” has the meaning set forth in Section 2.4(q).

(p)     “Founder Shares” has the meaning set forth in the Recitals.

(q)     “Holder” means an Investor who holds Registrable Securities (including their donees, pledgees, assignees, transferees and other successors) and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.11 or Section 2.13 of this Agreement.

(r)     “Indemnified Party” has the meaning set forth in Section 2.7(c).

(s)     “Indemnifying Party” has the meaning set forth in Section 2.7(c).

(t)     “Initial Agreement” has the meaning set forth in the Recitals.

(u)      “Initiating Holders” means either (i) any Holder or Holders who, in the aggregate, hold not less than a majority of the Registrable Securities issued to the Sponsor or (ii) any Holder or Holders who, in the aggregate, hold not less than twenty percent (20%) of the Merger Shares that constitute Registrable Securities.

(v)     “Investors” has the meaning set forth in the Preamble.

(w)     “IPO” has the meaning set forth in the Recitals.

(x)     “Merger” has the meaning set forth in the Recitals.

(y)     “Merger Agreement” has the meaning set forth in the Recitals.

(z)     “Merger Shares” has the meaning set forth in the Recitals.

(aa)     “Merger Sub” has the meaning set forth in the Recitals.

(bb)     “Other Selling Stockholders” means persons or entities other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(cc)     “Other Shares” means securities of the Company, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(dd)     “Pre-Merger COI” has the meaning set forth in the Recitals.

(ee)     “Private Placement Units” has the meaning set forth in the Recitals.

(ff)     “Private Placement Warrants” has the meaning set forth in the Recitals.

(gg)     “Qualified Holder” means each Holder whose Registrable Securities have a market value of at least $5,000,000 based on the average closing price of the Common Stock for the ten (10) days ending on the trading day prior to the date on which notice is sent pursuant to Section 2.2(a)(i).

(hh)     “Public Warrants” has the meaning set forth in the Recitals.

(ii)     The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(jj)     “Registrable Securities” means shares of Common Stock issued or issuable to the Investors pursuant to the Merger Agreement, including without limitation any (i) Merger Shares and (ii) Private Placement Warrants and shares of Common Stock (including shares of Common Stock issuable upon exercise of Private Placement Warrants) held by the Sponsor or Jefferies immediately after the Closing of the Merger (including without limitation, giving effect to the conversion of shares of Class B common stock into Class A common stock and subsequent conversion into shares of Common Stock upon the closing of the Merger). Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in

Annex F-3

exchange for or in replacement of such shares of Common Stock (including shares of Common Stock issuable upon exercise of Private Placement Warrants). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer have been delivered by the Company and any subsequent sale, transfer or distribution of them does not require registration under the Securities Act; (c) such securities have ceased to be outstanding; or (d) such securities are freely saleable under Rule 144 without public information requirements or volume limitations.

(kk)     “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA, and any fees of the securities exchange or automated quotation system on which the Common Stock is then listed or quoted), printing expenses, escrow fees, fees and disbursements of counsel for the Company, two (2) counsels for the Holders, one selected by Holders holding a majority of the Registrable Securities initially issued to the Sponsor and one selected by Holders holding a majority of the Merger Shares that are Registrable Securities, up to a maximum of $50,000 total per counsel, blue sky fees and expenses (including reasonable fees and disbursements of counsels for the Holders in connection with blue sky compliance), and any fees and disbursements of accountants retained by the Company incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(ll)     “Representatives” means, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other person associated with, or acting on behalf of, such person.

(mm)     “Resale Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

(nn)     “Restricted Securities” means any Registrable Securities that are required to bear a legend restricting transfer or are otherwise prohibited from being sold, transferred or distributed without registration under the Securities Act.

(oo)     “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(pp)     “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(qq)     “SEC Guidance” means (i) any publicly-available written or oral guidance, or comments, requirements or requests of the Staff and (ii) the Securities Act and the rules and regulations thereunder.

(rr)     “Securities Act” has the meaning set forth in the Recitals.

(ss)     “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel to the Sponsor and to the Holders of Merger Shares included in Registration Expenses).

(tt)     “Staff” means the staff of the Division of Corporation Finance of the Commission.

(uu)     “Suspension Notice” has the meaning set forth in Section 2.1(f).

(vv)     “Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
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(ww)     “Underwritten Takedown” means an underwritten public offering of Registrable Securities pursuant to an effective registration statement.

SECTION 2
REGISTRATION RIGHTS

2.1     Registration

(a)     Registration Requirements. The Company shall, not later than thirty (30) days after the Closing, prepare and file with the Commission a registration statement on Form S-1, or Form S-3 if such registration statement form is available to the Company, and take all such other actions as are necessary to ensure that there is an effective “shelf” registration statement containing a prospectus that remains current covering (and to qualify under required U.S. state securities laws, if any) the offer and sale of all Registrable Securities by the Holders on a continuous or delayed basis pursuant to Rule 415 of the Securities Act (the registration statement, the “Resale Shelf Registration Statement”). The Company shall use reasonable best efforts to cause the Commission to declare the Resale Shelf Registration Statement effective as soon as possible thereafter, but in any event within three (3) days after the Commission advises the Company that it has completed its review of such registration statement, and to remain effective and the prospectus contained therein current until all Holders cease to hold Registrable Securities. The Resale Shelf Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Holders, and shall comply with the relevant provisions of the Securities Act and Exchange Act.

(b)     Request for Underwritten Takedowns. The Holders that qualify as Initiating Holders will be entitled to Underwritten Takedowns with respect to their Registrable Securities in accordance with this Section 2.1. If the Company shall receive from any Initiating Holder a written request signed by such Initiating Holder that the Company effect any Underwritten Takedown with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities proposed to be disposed of by such Initiating Holder), the Company will:

(i)     promptly, and in any event, within five (5) days after receiving such request, give written notice of the proposed Underwritten Takedown to all other Qualified Holders; and

(ii)     as soon as practicable, use its reasonable best efforts to cause the Commission to declare such Underwritten Takedown effective within ninety (90) days thereafter (including, without limitation, filing post-effective amendments, one or more prospectus supplements, appropriate qualifications under any applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit and facilitate the sale and distribution in an underwritten offering of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after such written notice from the Company is mailed or delivered.

(c)     Limitations on Underwritten Takedowns. The Company shall not be obligated to effect any Underwritten Takedown pursuant to this Section 2.1:

(i)     If the Initiating Holder, together with the holders of any other securities of the Company entitled to inclusion in such Underwritten Takedown, propose to sell Registrable Securities and such other securities (if any), the aggregate proceeds of which are anticipated to be less than $20,000,000;

(ii)     In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii)     If the Company has effected two (2) such Underwritten Takedowns in any given twelve (12) month period;

(iv)     If the Initiating Holder proposes to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to the request made pursuant to Section 2.2;

(v)     If the Initiating Holder does not request that such offering be firmly underwritten by underwriters selected by the Initiating Holder (subject to the consent of the Company); or

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(vi)     If the Company and the Initiating Holder are unable to obtain the commitment of the underwriter described in clause (v) above to firmly underwrite the offer.

(d)     Other Shares. Any Underwritten Takedown may, subject to the provisions of Section 2.1(f), include Other Shares, and may include securities of the Company being sold for the account of the Company, provided that, any Other Shares or securities of the Company to be included in an Underwritten Takedown must be the subject of an effective shelf registration statement at the time the Company receives the request for an Underwritten Takedown from the Initiating Holder.

(e)     Underwriting; Cutback. If the Company requests inclusion in any Underwritten Takedown of securities to be sold for its own account, or if other persons request inclusion of Other Shares in any Underwritten Takedown, the Initiating Holder shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such other person’s securities of the Company and their acceptance of the applicable provisions of this Section 2. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of Holders that qualify as Initiating Holders. No Holder (or its permitted transferee or assignee under Section 2.11 or Section 2.13) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

Notwithstanding any other provision of this Section 2.1, if the underwriters, in good faith, advise the Initiating Holder in writing that marketing factors require a limitation on the number of securities of the Company to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among Initiating Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities held by such Initiating Holders (determined based on the aggregate number of Registrable Securities held by each such Initiating Holder), provided that not less than 20% of the allocation in this clause (i) shall be for the Sponsor or its permitted transferees under Section 2.11 or Section 2.13; (ii) second, among all other Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities held by such Holders (determined based on the aggregate number of Registrable Securities held by each such Holder); (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other Holders or employees of the Company, and (iv) fourth, to any Other Selling Stockholders requesting to include Other Shares in such Underwritten Takedown.

If a person who has requested inclusion in such Underwritten Takedown as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company, the underwriter or the Initiating Holders, and the securities so excluded shall also be withdrawn from the Underwritten Takedown. If securities are so withdrawn from the Underwritten Takedown and if the number of shares to be included in such Underwritten Takedown was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall offer to all Holders who have retained rights to include securities in the Underwritten Takedown the right to include additional Registrable Securities in the offering in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(f)     Deferral; Suspension. Notwithstanding anything in this Agreement to the contrary, if the Company furnishes to the Holders a certificate (the “Suspension Notice”) signed by an executive officer of the Company stating that, in the good faith judgment of the Company’s Board of Directors, effecting a registration (whether by the filing of a registration statement or by taking any other action) or the offering or disposition of Registrable Securities thereunder (including, for the avoidance of doubt, through an Underwritten Takedown) should be postponed or suspended because such registration, offering or disposal would (1) materially impede, delay or interfere with a pending material acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material non-public information that the Company has a material bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act

Annex F-6

or Exchange Act, then by delivery of the Suspension Notice to the Holders, then (in addition to the limitations set forth in Section 2.1(c) of this Agreement) the Company may so postpone effecting a registration or require the Holders to refrain from offering or disposing of Registrable Securities for a period of not more than sixty (60) days, and, provided further, that the Company shall not suspend usage of a registration statement in this manner more than once in any twelve (12) month period.

2.2     Company Registration

(a)     Company Registration/Underwritten Offering. If the Company determines to (1) register any of its securities either for its own account or the account of Other Selling Stockholders (or a combination of the foregoing) during a period in which a Resale Shelf Registration Statement covering a Holder’s Registrable Securities is not then effective, other than: a registration pursuant to Section 2.1; a registration relating to the shares of Common Stock underlying the Public Warrants; a registration relating solely to employee benefit plans; a registration relating to the offer and sale of non-convertible debt securities; a registration relating to a corporate reorganization or other Rule 145 transaction; or a registration on any registration form that does not permit secondary sales, or (2) effect an underwritten public offering of securities, either for its own account or the account of Other Selling Stockholders (or a combination of the foregoing), the Company will:

(i)     promptly give written notice (in any event not later than ten (10) days prior to the filing of the registration statement or preliminary prospectus to which such offering relates) of the proposed registration or offering, as applicable, to all Holders; and

(ii)     use its reasonable best efforts to include in such registration or offering, as applicable, and any related qualification under blue sky laws or other compliance, except as set forth in Section 2.2(b), and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within five (5) days after receipt of such written notice from the Company. Such written request may specify all or a part of a Holder’s Registrable Securities; provided however, that notwithstanding anything to the contrary herein, only Qualified Holders shall be entitled to notice of and to participate in underwritten public offerings contemplated by clause (ii) of this Section 2.2(a).

(b)     Underwriting; Cutback. If the registration or offering of which the Company gives notice is for an underwritten public offering, the Company shall so advise the Qualified Holders who have elected to participate (and include the names of the proposed underwriters) as a part of the written notice given pursuant to Section 2.2(a)(2)(i). All Qualified Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders with registration rights to participate therein) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. No Qualified Holder (or its permitted transferee or assignee under Section 2.11 or Section 2.13) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Qualified Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

Notwithstanding any other provision of this Section 2.2, if the underwriters in good faith advise the Company and the Qualified Holders of Registrable Securities participating in the offering in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated (1) if the underwritten offering is for the Company’s account, (m) first, to the Company; (n) second, to the Qualified Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities held by such Qualified Holders (determined based on the aggregate number of Registrable Securities held by each such Qualified Holder); and (o) third, to the Other Selling Stockholders, if any, requesting to include Other Shares in such underwritten offering pursuant to piggyback rights and (2) if the underwritten offering is for the account of Other Selling Stockholders, then (x) first, to the Other Selling Stockholders, (y) second, to the Qualified Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities held by such Qualified Holders (determined based on the aggregate number of Registrable Securities held by each such Qualified Holder); and (z) third, to the Company.

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If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company and the underwriter. Any Registrable Securities or Other Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding anything to the contrary, the Company shall be responsible for the Registration Expenses prior to any such withdrawal.

(c)     Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(d)     Limitations. The Company shall not be obligated to effect any registrations pursuant to this Section 2.2:

(i)     After the Company has initiated five (5) such Underwritten Takedowns pursuant to this Section 2.2 (counting for these purposes only (x) registrations in which Registrable Securities are not excluded or reduced pursuant to Section 2.2(b) and which have been declared or ordered effective and pursuant to which securities have been sold, and (y) withdrawn registrations);

(ii)     If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to the request made pursuant to Section 2.1;

(iii)     If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by such Initiating Holders (subject to the consent of the Company); or

(iv)     If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (iii) above to firmly underwrite the offer.

2.3     Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Section 2 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.2 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, if a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders and the holders of any Other Shares shall be borne by the Holders and any holders of any Other Shares included in such registration pro rata among each other on the basis of the number of Registrable Securities and Other Shares, respectively, registered on their behalf.

2.4     Registration Procedures. In the case of each registration of Registrable Securities pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will:

(a)     Prepare each registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing such registration statement, any prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities copies of all documents prepared to be filed, which documents shall be subject to the review of such Holders and their respective counsel;

(b)     As soon as reasonably practicable, file with the Commission the registration statement relating to the Registrable Securities, including all exhibits and financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement(s) to become effective under the Securities Act as soon as practicable;

Annex F-8

(c)     Prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be requested by the Holders or any underwriter of Registrable Securities or as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d)     Notify the participating Holders of Registrable Securities, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (b) of any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement, prospectus or for additional information (whether before or after the effective date of the registration statement), (c) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (d) of the receipt by the Company of any notification with respect to the suspension of any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e)     Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder (or its counsel) from time to time may reasonably request;

(f)     Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify or when it is not then otherwise subject to service of process;

(g)     Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and following such notification promptly prepare and file a post-effective amendment to such registration statement or a supplement to the related prospectus or any document incorporated therein by reference, and file any other required document that would be incorporated by reference into such registration statement and prospectus, so that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a registration statement, use reasonable best efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Holders listed as selling security holders in such prospectus a written notice of such amendment or supplement, and, upon receipt of such notice, each such Holder agrees not to sell any Registrable Securities pursuant to such registration statement until such Holder’s receipt of copies of the supplemented or amended prospectus or until it receives further written notice from the Company that such sales may re-commence;

(h)     Use its reasonable best efforts to prevent, or obtain the withdrawal of, any order suspending the effectiveness of any registration statement (and promptly notify in writing each Holder covered by such registration statement of the withdrawal of any such order);

(i)     Provide a transfer agent or warrant agent, as applicable, and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

Annex F-9

(j)     if requested, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates or establishment of book entry notations representing Registrable Securities to be sold and not bearing any restrictive legends, including without limitation, procuring and delivering any opinions of counsel, certificates, or agreements as may be necessary to cause such Registrable Securities to be so delivered;

(k)     Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(l)     In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or 2.2, enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities subject to such underwriting, provided, that such underwriting agreement contains reasonable and customary provisions;

(m)     Furnish to each Holder of Registrable Securities included in such registration statement a signed counterpart, addressed to such Holder, of (1) any opinion of counsel to the Company delivered to any underwriter dated the effective date of the registration statement or, in the event of an underwritten offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the registration statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to the Holders and their respective counsel and (2) any comfort letter from the Company’s independent public accountants delivered to any underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request. If no legal opinion is delivered to any underwriter, the Company shall furnish to each Holder of Registrable Securities included in such registration statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect and any other matters as the Holders or underwriter may reasonably request and as are customarily included;

(n)     Promptly identify to the selling Holders any underwriter(s) participating in any disposition pursuant to such registration statement and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, make available for inspection by the selling Holders all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(o)     Reasonably cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, assisting with the preparation of any registration statement or amendment thereto with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential stockholders;

(p)     Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(q)     Reasonably cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and use its reasonable best efforts to make or cause to be made any filings required to be made by an issuer with FINRA in connection with the filing of any registration statement;

Annex F-10

(r)     In the event of any underwritten public offering of Registrable Securities, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(s)     Take all reasonable action to ensure that any “free writing prospectus” (as defined in the Securities Act) utilized in connection with any registration of Registrable Securities complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(t)     Take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

2.5     Price and Underwriting Discounts. In the case of an underwritten offering requested by Holders pursuant to Section 2.1, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the participating Holders holding a majority of the Registrable Securities. In the case of any underwritten offering pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company, subject to the right of the Holders to withdraw their request to participate in the registration pursuant to Section 2.2 after being advised of such price, discount and other terms.

2.6     “Market Stand-Off” Agreement. The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Holders (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed five (5) days prior and ninety (90) days following any Underwritten Takedown. Each of the Holders that is a director or officer of the Company or that owns more than five percent (5%) of the Company’s Common Stock also shall execute and deliver any “lock-up” agreement reasonably requested by the managing underwriter of such Underwritten Takedown, but only to the extent as is required generally of any executive officers, directors or five percent (5%) or greater stockholder by such managing underwriter.

2.7     Indemnification.

(a)     To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of Section 15 of the Securities Act) such Persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls within the meaning of Section 15 of the Securities Act any underwriter, against all reasonable out-of-pocket expenses, claims, judgments, suits, costs, penalties, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls such persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, judgment, suit, penalty, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, judgment, suit, penalty loss, damage, liability, or action arises out of or is based on

Annex F-11

any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s Representatives, any person or entity controlling such Holder, such underwriter or any person or entity who controls any such underwriter, and stated to be specifically for use therein; provided, further that, the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b)     To the extent permitted by law, each selling Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person or entity controlling each other such Holder, and each of their respective Representatives, against all claims, judgments, penalties losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Holder and relating to action or inaction required of the Holder in connection with any offering covered by such registration, qualification or compliance, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)     Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall (i) give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (provided, that any delay or failure to so notify the indemnifying party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure), and (ii) permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense unless (w) the Indemnifying Party has agreed in writing to pay such fees or expenses, (x) the Indemnifying Party has failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party hereunder and employ counsel reasonably satisfactory to the Indemnified Party, (y) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, or (z) in the reasonable judgment of any such person (based upon advice of its counsel) a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such Person elects

Annex F-12

to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)     If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder will be required under this Section 2.7(d) to contribute any amount in excess of the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.7 and otherwise shall survive the termination of this Agreement until the expiration of the applicable period of the statute of limitations.

2.8     Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.9     Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

(a)     Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act;

(b)     File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)     So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Company further covenants that it shall take such further action as any Holder may reasonably request to enable such Holder to sell from time to time shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing at the Company’s expense any legal opinions.

2.10     No Inconsistent Agreements. The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders of Registrable Securities or otherwise conflict with the provisions hereof. Unless the Company receives the consent of each of (i) the Holders holding a majority of the Registrable Securities

Annex F-13

issued to the Sponsor and (ii) the Holders holding a majority of the Merger Shares that are Registrable Securities, the Company shall not enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders of Registrable Securities or otherwise conflict with the provisions hereof.

2.11     Transfer or Assignment of Rights. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. The rights granted to a Holder by the Company under this Section 2 may be transferred or assigned (but only with all related obligations) by a Holder only to a transferee of Registrable Securities; provided, that (x) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

2.12     Lock-up Period.

(a)     The Sponsor agrees that it shall not Transfer Founder Shares (or shares of Common Stock issuable upon conversion thereof) held by the Sponsor until the date that is the earlier of (1) the twelve month anniversary of the Closing, (2) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger and (3) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Each of Sponsor and Jefferies agree that they shall not Transfer Private Placement Units (or any securities underlying the Private Placement Units, including the shares of Common Stock and Private Placement Warrants included in the Private Placement Units and the shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the Closing. This Section 2.12(a) shall supersede and replace the transfer restrictions in the Letter Agreement, dated August 18, 2020, among the Company, Forum Capital Management III LLC and certain directors and officers of the Company.

(b)     The Holders of Merger Shares agree that they shall not Transfer any of the Merger Shares held by the Holders until the date that is the six month anniversary of the Closing; provided, that, the ELMS Founders agree that they shall not Transfer (i) any of the Merger Shares held by them until the date that is the twelve month anniversary of the Closing and (ii) 50% of the Merger Shares held by them until the date that is the 24 month anniversary of the Closing.

(c)     Notwithstanding the provisions set forth in Section 2.12(a) and Section 2.12(b), Transfers of the Founder Shares, Merger Shares and shares of Common Stock issuable upon the conversion of the Founder Shares that are held by the Sponsor, any Holder of Merger Shares or any of their permitted transferees (that have complied with this Section 2.12(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members of the Sponsor, any affiliate of the Sponsor or any member of the managing member of the Sponsor; (b) in the case of a Holder that is an entity, to the equityholders of such Holder; (c) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) by private sales or transfers made in connection with the consummation of the Merger at prices no greater than the price at which the securities were originally purchased; (g) in the event of the Company’s liquidation prior to the completion of the Merger; (h) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (i) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of the Merger; provided, however, that in the case of clauses (a) through (f) or (h), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

Annex F-14

2.13     Distributions; Direct Ownership.

(a)     In the event that the Sponsor distributes all of its Registrable Securities to its members, including to the members of the managing member of the Sponsor, the members of the Sponsor or members of the managing member of the Sponsor, shall be treated as the Sponsor under this Agreement; provided that such members of the Sponsor or members of the managing member of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(b)     Notwithstanding anything to the contrary contained herein, in the event that the members of the Sponsor or members of the managing member of the Sponsor hold any Registrable Securities directly, the members of the Sponsor or members of the managing member of the Sponsor shall be treated as the Sponsor under this Agreement; provided that the members of the Sponsor or members of the managing member of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(c)     In the event that an Investor that holds Merger Shares distributes all of its Registrable Securities to its members, such distributees shall be treated as an Investor under this Agreement; provided that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred on an Investor, as if such Investor remained a single party to this Agreement.

(d)     To the extent that a distribution for purposes of this Section 2.13 occurs prior to the conclusion of any applicable lock-up period pursuant to Section 2.12 applicable to the Sponsor or an Investor, distributees shall be be treated as the Sponsor or Investor, as the case may be, and be subject to any remaining period of the lock-up period applicable to the Sponsor or Investor, as the case may be.

SECTION 3
MISCELLANEOUS

3.1     Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) the Holders holding a majority of the Registrable Securities issued to the Sponsor and (iii) the Holders holding a majority of the Merger Shares that are Registrable Securities; provided, however, that if any amendment, waiver, discharge, or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge, or termination. Persons who become assignees or other transferees of Registrable Securities in accordance with this Agreement after the date of this Agreement may become parties hereto, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any amendment, waiver, discharge, or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder.

3.2     Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service at the following addresses:

(a)     if to an Investor, to such Investor’s address or electronic mail address as shown on Exhibit A, as may be updated in accordance with the provisions hereof.

(b)     if to any Holder other than an Investor, to such address or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

Annex F-15

(c)     If to the Company:

Forum Merger III Corporation

1615 South Congress Avenue

Suite 103

Delray Beach, FL 33445

Attention: Marshall Kiev

David Boris

Email: mk@mkcapitalpartners.com

david@forummerger.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if via electronic mail (to a Holder only), on the date of transmission.

3.3     Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

3.4     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

3.5     Entire Agreement. This Agreement, the Merger Agreement, and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.6     Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.7     Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

3.8     Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

3.9     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

Annex F-16

3.10     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.11     Electronic Execution and Delivery. A facsimile, portable document format (“.PDF”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, .PDF, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, .PDF, or other reproduction hereof.

3.12     Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.13     Attorneys’ Fees. If any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.14     Aggregation of Stock. All securities held or acquired by affiliated entities of or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

3.15     Waiver of Jury Trial; Consent to Jurisdiction Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Agreement, each party (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement; and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

[Signature page follows.]

Annex F-17

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Registration Rights Agreement as of the date first above written.

COMPANY:
FORUM MERGER III CORPORATION
By:
Name:
Title:

[Company Signature Page to Registration Rights Agreement]

Annex F-18

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Registration Rights Agreement as of the date first above written.

INVESTORS:
FORUM INVESTORS III LLC
By:
Name:
Title:

David Boris

Neil Goldberg

Richard Katzman

Steven Berns

Jeffrey Nachbor
Jefferies LLC
By:
Name:
Title:
456 Investments, LLC
By:
Name:
Title:
Luo Pan Investment II, LLC
By:
Name:
Title:
The JET Group, LLC
By:
Name:
Title:
Barry S. Volpert Roth IRA
By:
Name:
Title:

[Investor Signature Page to Registration Rights Agreement]

Annex F-19

The CGV Bunny Trust
By:
Name:
Title:
New Era Capital EV, LLC
By:
Name:
Title:
AJ Capital Investment, LLC
By:
Name:
Title:
Partners Capital Kestrel Fund, LP – Series B
By:
Name:
Title:

[Investor Signature Page to Registration Rights Agreement]

Annex F-20

EXHIBIT A

INVESTORS

Name	Address or Email for Notices
Forum Investors III LLC	1615 South Congress Avenue, Suite 103 Delray Beach, FL 33445 Email:
Jefferies LLC	520 Madison Avenue New York, NY 10022 Attention: General Counsel Email:
456 Investments, LLC	17638 Briar Ridge Lane Northville, MI 48168 Attention: Benjamin Wu Email:
Luo Pan Investment II, LLC	5000 Charing Cross Rd. Bloomfield Hills, MI 48304 Attention: Jason Luo Email:
The JET Group, LLC	426 Oak Arbor Court Rochester, MI 48346 Attention: James Taylor Email:
Barry S. Volpert Roth IRA	The Northern Trust Company 165 Mason Street Greenwich, CT 06830 Attention: Barbara A. McCarthy Email:
The CGV Bunny Trust	311 Old Church Road Greenwich, CT 06830 Attention: Email:
New Era Capital EV, LLC	2558 Western Row Road Maineville, OH 45039 Attention: Joe Lukens Email:
AJ Capital Investment, LLC	5000 Charing Cross Rd. Bloomfield Hills, MI 48304 Attention: Jason Luo Email:
Partners Capital Kestrel Fund, LP – Series B	600 Atlantic Avenue, 30th Floor Boston, MA 02210 Attention: Email:
David Boris	Email: david@forummerger.com
Neil Goldberg	Email: NGoldberg@raymourflanigan.com
Richard Katzman	Email: rdkatzman@gmail.com
Steven Berns	Email: stevenberns@gmail.com
Jeffrey Nachbor	Email: JNachbor@convergeone.com

Annex F-21

annex g

FORM OF Employment Agreement

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is agreed upon and entered into this ____ day of December, 2020, by and between [______________] (the “Employee”) and Electric Last Mile, Inc., a Delaware corporation, together with its affiliates, successors and assigns (the “Company”) (each individually a “Party” and collectively the “Parties”).

RECITALS

A.     Pursuant to that Agreement and Plan of Merger by and among Forum Merger III Corporation, ELMS Merger Corp. (the “Merger Sub”), the Company, and Jason Luo, in the capacity as the initial Stockholder Representative thereto, dated on or about December 10, 2020 (the “Merger Agreement”), the Company intends to merge with and into the Merger Sub with the Company surviving the merger (the “Merger”) upon the Effective Time (as such term in defined the Merger Agreement); and

B.     The Company desires to employ the Employee, and the Employee desires to be employed by the Company and any publicly-traded parent entity of the Company, to the extent applicable (the “Parent”), to be effective as of the first business day immediately following the Effective Time.

AGREEMENTS

In consideration of the mutual covenants and agreements set forth in this Agreement and for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, each intending to be legally bound hereby, agree as follows:

1.     Employment

1.1.     Duties. The Employee shall serve as [________________]1 of the Company and any Parent, as applicable in its discretion, and will, under the direction of [the Board of Directors of the Company (the “Company Board”) and any Board of Directors of the Parent (the “Parent Board”)] [the Chief Executive Officer of the Company (the “CEO”)]2, faithfully and to the best of the Employee’s ability perform the duties assigned by [the CEO or][ the Company Board and any Parent Board]3 in [his/her or] its discretion from time to time. The Employee shall, if requested, also serve [as a member of the Company Board and Parent Board or]4 as a director or officer of any affiliate of the Company for no additional compensation.

1.2.     Best Efforts. The Employee agrees to devote [the Employee’s entire business time]5 [a substantial portion of the Employee’s business time]6, and best effort, skill and attention to the discharge of the Employee’s duties while employed by the Company.

1.3.     Duty to Act in the Best Interest of the Company. The Employee shall not, directly or indirectly, act in any manner which may damage the business of the Company or which would adversely affect the goodwill, reputation or business relations of the Company with its customers, the public generally, or with any of its other employees. The Employee shall act in the best interest of the Company at all times. The Employee will not engage in any other business, profession, or occupation for compensation or otherwise that would conflict or interfere with the performance of the Employee’s services under the Agreement either directly or indirectly without the prior written consent of the Company Board and any Parent Board[; provided that the Employee may serve on other boards of directors, subject to any limits or requirements of the Company’s or Parent’s corporate governance policies (as in effect from time to time) and to the extent such service does not conflict or interfere with the Employee’s duties to the Company. The Employee agrees that the Employee will disclose any such directorship to the Company Board and Parent Board prior to the Effective Time or prior to commencing such position, as applicable].7

____________

1        Note to Draft: Insert title/position.

2        Note to Draft: Identify who has authority to direct the employee based on position.

3        Note to Draft: Same as above.

4        Note to Draft: Insert, as applicable.

5        Note to Draft: To be inserted for J. Taylor, B. Wu and J.Hu.

6        Note to Draft: To be inserted for J. Luo only.

7        Note to Draft: Applicable to J. Luo agreement only.

Annex G-1

1.4.     Place of Performance; Required Travel. The Employee’s principal place of employment shall be the Company’s office as of the Effective Time that is located in Auburn Hills, MI or the metropolitan area of Detroit, MI, provided that the Employee will be required to travel as needed on Company business during the Term (as such term is defined in Section 2.1 below). Required travel is anticipated to occupy up to 40% of Employee’s working time on average but may occupy more or less time depending on business needs.

2.     Term of Employment

2.1.     Term. The Employee’s employment with the Company shall commence on the day that is the first business day immediately following the Effective Time of the Merger (the “Commencement Date”) and shall, subject to Section 2.2, continue until the Company or the Employee terminate the Agreement in accordance with the terms herein (the “Term”).

2.2.     “At Will” Employment Status. Notwithstanding any term or provision of this Agreement, at all times the Employee shall be employed by Company on an “at will” basis, subject to termination in accordance with Section 5.

3.     Base Compensation and Incentive Compensation.

3.1.     Base Compensation. During the Term, the Company shall pay to the Employee an annual base salary in the amount of $[_____________]8 (the “Base Compensation”). The Base Compensation shall be paid in periodic installments in accordance with the Company’s normal payroll procedures, subject to all applicable taxes and withholdings. The Base Compensation may be increased from time-to-time by the Company in accordance with the regular compensation review practices of the Company Board and any Parent Board or the Compensation Committee of the Company Board and any Parent Board (the “Compensation Committee”), as applicable, and may be decreased from time-to-time by the Company, but only to the extent such decrease is part of an across-the-board salary reduction that applies in a consistent manner to similarly-situated executives of the Company.

3.2.     Annual Bonus. The Employee shall be eligible to participate in a Company annual cash incentive plan, as established by the independent directors on the Company Board and Parent Board or the Compensation Committee from time to time for similarly-situated executives of the Company, and through which the Company awards performance-based cash bonuses on an annual basis, subject to the Company achieving performance targets as approved by the independent directors on the Company Board and Parent Board or by the Compensation Committee. The Employee shall be eligible to participate in any such plan at a target bonus level as determined by the Compensation Committee from time to time, but such target bonus level shall be no less than [___]%9 of the Employee’s Base Compensation (as then in effect from time to time). The Employee’s participation in any such plan shall be governed by the terms and conditions of such plan as then in effect and the decision to provide any bonus opportunity and the amount and terms of any annual bonus shall be in the sole and absolute discretion of the independent directors on the Company Board and Parent Board or the Compensation Committee. The Company’s payment of any such bonus pursuant to such plan to the Employee shall be subject to the Employee’s employment with the Company on the applicable bonus payment date.

3.3.     Long-Term Incentive Compensation/Equity Awards. The Employee shall be eligible to participate in a Company long-term incentive compensation plan, through which the Company grants equity awards to its key employees, pursuant to the separate terms and conditions of such plan. The Employee shall be eligible to participate in any such plan at a target award level as determined by the independent directors on the Company Board and Parent Board or the Compensation Committee from time to time. The Employee’s participation in any such plan shall be governed by the terms and conditions of such plan as then in effect and any applicable award agreements, and the decision to provide any award and the amount and terms of any award shall be in the sole and absolute discretion of the independent directors on the Company Board and Parent Board or the Compensation Committee.

____________

8        Note to Draft: Insert starting base salary.

9        Note to Draft: Insert target bonus percentage.

Annex G-2

4.     Benefits.

4.1.     Employee Benefits. During the Term, the Employee shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time to the extent consistent with applicable law and the terms of the applicable benefit plan, practice or program. Notwithstanding anything otherwise provided under this Agreement, nothing contained herein shall obligate the Company to continue or maintain any particular benefit plan or program on an ongoing basis and the Company reserves the right to amend, establish or terminate any benefit plan, practice or program at any time in its sole discretion.

4.2.     Paid Time Off. During the Term, the Employee will be entitled to paid time off on a substantially-similar basis as other similarly-situated executives of the Company in accordance with the Company’s policies as such policies may exist from time to time.

4.3.     Business Expenses. The Employee shall be entitled to reimbursement for reasonable and necessary out-of-pocket business expenses incurred by the Employee in connection with the performance of the Employee’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures (including the requirement to provide appropriate documentation of such expenses), as in effect from time to time.

5.     Termination of Employment

5.1.     Termination for Cause. The Company shall have the right to immediately terminate this Agreement and the Employee’s employment with the Company at any time for any of the following causes (each a “Cause”):

(a)     Any act of fraud, dishonesty, gross negligence, misrepresentation, or embezzlement, misappropriation, or conversion of assets of the Company or any of its affiliates (or attempt to do any of the foregoing);

(b)     Subject to any protections set forth under applicable laws, commission of, indictment for, conviction of, pleading guilty or nolo contendere to, or engaging in any crime that constitutes a felony or any crime or other act involving fraud, theft, embezzlement, or moral turpitude;

(c)     Subject to any protections set forth under applicable laws, commission of, conviction of, pleading guilty or nolo contendere to, or engaging in any crime or other act that violates any other law, rule, or regulation that the Company Board and Parent Board reasonably determines is job-related and/or is likely to have an adverse impact on the performance of the Employee’s duties under this Agreement;

(d)     Willful or material violation of any federal, state, or foreign securities laws;

(e)     Conduct or omission which the Company Board and Parent Board reasonably determines is or is reasonably likely to be detrimental to the reputation, goodwill, public image, or business operations of the Company;

(f)     Continued failure by the Employee to perform the Employee’s duties or responsibilities to the Company or its affiliates (other than absence due to bona fide illness or Disability as defined herein);

(g)     The Employee’s failure or refusal to comply with the lawful directions of [the CEO or]10 the Company Board and Parent Board;

(h)     Making of threats or engaging in acts of violence in the workplace;

(i)     Engaging in sexual, racial, or other forms of harassment or discrimination in violation of the law or Company policies;

(j)     Breach of the Employee’s fiduciary duties or confidentiality obligations or engaging in any other act of material dishonesty or disloyalty toward the Company;

____________

10              Delete for CEO.

Annex G-3

(k)     Violating any of the Company’s written policies or codes of conduct including, but not limited to, written policies related to equal employment opportunity, performance of illegal or unethical activities, and ethical misconduct;

(l)     Repeatedly reporting to work under the influence of alcohol or drugs in a manner that impacts the Employee’s ability to perform the duties of the Employee’s job or the obligations under this Agreement;

(m)     The Employee’s failure to obtain and/or maintain proper authorization to work in the United States commensurate with the needs of the Company;

(n)     The Employee’s voluntary resignation or other termination of employment effected by the Employee at any time when the Company could effect a termination for Cause pursuant to this Agreement; and/or

(o)     The Employee’s material breach of any term of this Agreement or any other agreement with the Company or any of its affiliates or failure to perform any of the Employee’s duties to the satisfaction of the Company Board and Parent Board.

The Company Board and Parent Board shall, in its sole discretion, have the authority to make the determination that the Employee has been terminated for Cause. Upon the effectiveness of any termination for Cause by the Company, the Company shall have no further obligation under this Agreement and payment of all compensation to the Employee under this Agreement shall cease immediately, except for (i) any payment of compensation accrued but unpaid through the date of such termination for Cause, (ii) any vested employee benefits covered by the Employee Retirement Income Security Act of 1974, as amended, to which the Employee is entitled upon termination of employment with the Company in accordance with the terms and conditions of the applicable plans of the Company, as applicable, and (iii) reimbursement for any unreimbursed business expenses incurred by the Employee on or prior to the Employee’s last date of employment with the Company pursuant to Section 4.3 (collectively, the “Accrued Amounts”). In the event that (1) the Employee’s employment with the Company terminates for any reason other than for Cause and (2) any of the facts and circumstances described in the definition of Cause existed as of the date of such termination (whether or not known by the Company Board and Parent Board or the Company or any of its affiliates as of the time of such termination or discovered after any such termination), then, the Company may deem such termination of employment to have been for Cause, and such termination shall be treated as a termination by the Company for Cause and the Employee acknowledges that the Employee’s compensation may also be subject to any clawback provisions required by law, rule, regulation or Company policy (as in effect upon the Commencement Date or any time thereafter), as well as any other agreement between the Company and the Employee that provides for clawback of any compensation or equity in the Company (including any equity related awards).

5.2.     Termination by the Company Without Cause. The Company shall have the right to immediately terminate this Agreement and the Employee’s employment without Cause, at any time, and for any reason or no reason at all, subject to the following:

(a)     If the Company terminates this Agreement and the Employee’s employment and such termination is not a termination for Cause under Section 5.1, then the Employee shall receive the Accrued Amounts and a cash payment from the Company as severance (the “Severance Payment”) equal to [_______]11 of Base Compensation as in effect at the time of the termination, subject to all applicable federal, state, local and other withholdings. The Severance Payment shall be paid in substantially equal installments with the Company’s regular payroll over the [______]12 period (the “Severance Pay Period”) following the effective date of termination of employment and commencing on the first administratively practicable payroll date on or next following the date the Release Agreement becomes effective and fully irrevocable in accordance with Section 5.2(c) (provided that the initial and final payments may be a greater or lesser amount so as to conform with the Company’s regular payroll period); provided that any amounts that would be payable prior to the effectiveness of the Release Agreement (as defined below) shall be delayed until the Release Agreement is effective and fully irrevocable.

____________

11              Note to Draft: Insert amount for severance payment.

12              Note to Draft: Insert period equal to amount of the severance payment.

Annex G-4

(b)     The Severance Payment will be subject to offset by the amount of any compensation earned by the Employee or to which the Employee is entitled during the Severance Pay Period (regardless of when any such amount is paid by a subsequent employer or by the Company): (i) from any subsequent employer following the termination of the Employee’s employment with the Company, or (ii) from the Company under any contingent employment agreement between the Company and the Employee. In the event the Employee obtains other employment before the end of the Severance Pay Period, the Employee shall immediately notify the Company of such employment in writing.  The Employee expressly agrees that failure to immediately advise Company of the Employee’s new employment shall constitute a material breach of this Agreement, and the Employee will forfeit all Severance Payment amounts paid or that otherwise would be paid by the Company under this Section 5 from the date of the Employee’s new employment until the end of the Severance Pay Period.  The Employee shall immediately repay to the Company all amounts paid by the Company as a Severance Payment applicable to the period commencing on the date of the Employee’s new employment through the end of the Severance Pay Period.  Notwithstanding such forfeiture, the remaining provisions of this Agreement shall remain in full force and effect. The Employee agrees to furnish promptly to the Company all documentation required and/or reasonably requested by the Company to substantiate the Employee’s new employment and all compensation and rights under the Employee’s new employment.

(c)     Before receiving the Severance Payment set forth in Section 5.2(a), and as a condition to receiving the same, the Employee shall sign, and not revoke, a release of any and all claims or potential claims against the Company which the Employee has or may have, whether known or unknown, as of the date of execution of the release by the Employee (the “Release Agreement”). The Company must provide the form of Release Agreement to the Employee within fifteen (15) days after the Employee’s separation from service and the Employee must sign the Release Agreement and provide it to the Company within twenty-one (21) days (or forty-five (45) days, if applicable under applicable law) after receiving it from the Company and not revoke such release during any applicable revocation period. The Release Agreement shall be in the form as determined by the Company, in its sole discretion. To the extent the Severance Payment is subject to Section 409A and the period for executing (and not revoking) the Release Agreement begins in one taxable year and ends in another taxable year, the Severance Payment shall not begin until the beginning of the second taxable year; provided that, the first installment payment shall include all amounts that would otherwise have been paid to the Employee during the period beginning on the date of the Employee’s termination and ending on the first payment date if no delay had been imposed.

5.3.     Termination by the Employee for Good Reason. The Employee may terminate this Agreement and/or the Employee’s employment with the Company for Good Reason, as defined below. If the Employee terminates this Agreement for Good Reason, then the Employee shall receive the Accrued Amounts and the Severance Payment as set forth in Section 5.2(a), subject to the requirements of Sections 5.2(b) and (c). For purposes of this Agreement, “Good Reason” shall mean:

(a)     a material diminution in the Employee’s authority, duties or responsibilities;

(b)     a material diminution in the Employee’s Base Compensation except for across-the-board salary reductions similarly affecting other similarly-situated executives of the Company or due to unforeseeable business circumstances, pandemics, natural disasters or similar circumstances;

(c)     a change that would require the Employee to relocate to a primary office that is more than fifty (50) miles from the location of the Company’s then principal offices unless such relocation is closer to the Employee’s personal residence; or

(d)     a material breach by the Company of any of its obligations under this Agreement.

Notwithstanding the foregoing, no such event described above shall constitute Good Reason unless: (1) the Employee gives written notice to the Company specifying the condition or event relied upon for such termination within thirty (30) days of the initial existence of such event; and (2) the Company fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of the Employee’s written notice. If the Employee does not terminate his or her employment for Good Reason within sixty (60) days after the end of such thirty (30)-day cure period, then the Employee will be deemed to have waived his or her right to terminate for Good Reason with respect to such grounds. If the Company cures the Good Reason condition during such cure period, Good Reason will be deemed not to have occurred.

Annex G-5

5.4.     Termination by Employee Without Good Reason. The Employee may resign from employment without Good Reason by providing sixty (60) days’ advance, written notice of the Employee’s intent to resign from employment. Upon the effectiveness of such resignation, the Company shall have no further obligation under this Agreement and payment of all compensation to the Employee under this Agreement shall cease immediately, except for the Accrued Amounts. With respect to any notice period pursuant to the immediately preceding sentence, the Company may in its sole discretion (a) place the Employee on a paid, non-working, garden leave during some or all of such notice period (and, for the avoidance of doubt, relieve the Employee of the Employee’s title and duties during such period), and/or (b) waive such notice, in whole or in part, by accelerating the Employee’s termination date and paying the Employee the Employee’s base salary in lieu of the portion of the notice period waived by the Company and without affecting the voluntary nature of the Employee’s termination.

5.5.     Termination Due to Disability or Death. The Company shall have the right to terminate this Agreement and the Employee’s employment, at any time, upon the occurrence of the Employee’s death or Disability. If the Employee’s employment is terminated during the Term on account of the Employee’s death or Disability, the Company shall have no further obligation under this Agreement and payment of all compensation to the Employee under this Agreement shall cease immediately, except for the Accrued Amounts through the date of such termination due to death or Disability. The term “Disability” as used in this Agreement shall mean that the Employee is entitled to receive long-term disability benefits under the Company’s long-term disability plan or, if there is no such plan, the Employee has incurred (1) a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code or any successor provision, or (2) a physical or mental disability that renders the Employee unable to perform the required functions of the Employee’s position, duties, and responsibilities under this Agreement, and which, in either case, has existed for at least ninety (90) consecutive days or one hundred and twenty (120) non-consecutive days during any three hundred sixty-five (365) day period as determined by the Company Board and Parent Board.

5.6.     COBRA Coverage. Solely in the event of a termination by the Company without Cause pursuant to Section 5.2 and subject to the execution of the Release Agreement by the Employee and the Release Agreement becoming effective and fully irrevocable pursuant to Section 5.2(c), if the Employee timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Employee for the difference between the monthly COBRA premium actually paid by the Employee for the Employee and the Employee’s dependents and the monthly premium amount paid by similarly-situated active executives of the Company during the same period. Such reimbursement shall be paid to the Employee in the month immediately following the month in which the Employee timely remits the premium payment and the Employee provides proof of payment of such premium. The Employee shall be eligible to receive such reimbursement until the earliest of: (i) the end of the Severance Period; (ii) the date the Employee is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which the Employee becomes eligible to receive substantially similar coverage from another employer or other source. Notwithstanding the foregoing, the Company may, in its sole discretion, elect to provide a cash payment to the Employee in lieu of providing reimbursement as described herein in an amount reasonably determined by the Company to be equivalent to the amount of COBRA premium reimbursements that would otherwise be due by the Company under this Section 5.6 for the Severance Period, without regard to any effect of taxation of such cash payment to the Employee. If the Employee obtains other employment prior to the end of the Severance Period which offers any of such insurance coverage, the Company’s obligation to reimburse the Employee for COBRA payments will be immediately terminated. The Employee agrees to furnish promptly to the Company all documentation required and/or reasonably requested by the Company regarding subsequent benefit eligibility.

5.7.     Incentive Compensation. In the event of any termination of employment, any equity-based or cash incentive awards shall be treated as provided in the applicable plan document.

6.     Confidentiality, Inventions, and Non-Solicitation Agreement.

Prior to the Effective Time, the Employee shall enter into with the Company a Confidentiality, Inventions, and Non-Solicitation Agreement in substantially the form set forth under Exhibit A hereto (the “CIIAA”). Notwithstanding anything to the contrary herein, this Agreement shall have no force or effect and be null and void ab initio if the Employee fails to execute the CIIAA prior to the Effective Time.

Annex G-6

7.      Non-Competition, Non-Solicitation, and Non-Disparagement.

7.1.     Definitions. As used in this Agreement, the following terms shall have the following specified meanings:

(a)     “Business” means any business engaged in the manufacture, import, distribution and/or sale or resale of electric commercial delivery vehicles. A Business includes any business pursuing research and development, products or services in competition with the products or services which are, during and at the end of the Term, either (a) produced, marketed, distributed, sourced or otherwise commercially exploited by the Company or (b) in actual or demonstrably anticipated research or development by the Company.

(b)     “Competing Business” means any Person, business, or subdivision of a business engaged in Business in competition with the Company or, to the Employee’s actual knowledge, any such Persons who are actively pursuing or otherwise affirmatively planning to engage in competition with the Company.

(c)     “Customer” means a Person to whom the Company provided products or services for compensation at any time during the Term and with whom the Employee had direct contact, or provided services to, on behalf of the Company (or, if following the Employee’s last day of employment with the Company (such day, the “Termination Date”), then as of such Termination Date or at any time during the twelve (12) month period immediately preceding the Termination Date).

(d)     “Person” shall be construed broadly to mean an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, an educational entity, a governmental entity or any department, agency, or political subdivision thereof, and any other entity.

(e)      “Prospective Customer” shall mean a Person with whom the Company has had any negotiations or material discussions regarding the possible supply of products or services for compensation and with whom the Employee had direct contact, or provided services to on behalf of the Company (or, if following the Termination Date, then as of such Termination Date or at any time during the 12-month period immediately preceding the Termination Date).

(f)     “Restricted Period” means the Term and for a period of [•]13 months after the Termination Date.

(g)     “Restricted Territory” means the United States.

7.2.     Non-Competition. During the Restricted Period, the Employee shall not (and shall cause the Employee’s controlled affiliates not to) directly or indirectly (including through the Employee’s respective controlled affiliates or otherwise, including as a director, officer, equityholder, partner, consultant, employer, employee, proprietor, principal, agent, manager, franchisee, franchisor, distributor, advisor, consultant, lender, representative or otherwise), either for the Employee or for any other Person in the Restricted Territory, (a) perform duties, carry out activities, provide services, or otherwise engage in, for the Employee’s own benefit or for the benefit of any third party, any Competing Business in the Restricted Territory (i) in a position or capacity that is the same or substantially similar to the position the Employee held at, or the capacity in which the Employee performed duties for, the Company, or (ii) in a position or capacity in which the Employee is likely to use or disclose the Company’s confidential information or trade secrets to or on behalf of such Competing Business, (b) otherwise own, manage, operate, control, advise, or participate in the ownership, management, operation or control of, or be connected in any manner with (where such connection is competitive with the business of the Company), any Competing Business, or (c) acquire (through merger, stock purchase or purchase of all or substantially all of the assets or otherwise) the ownership of, or any equity interest in, any Person if the annual revenues of such Person from a Competing Business (or Competing Businesses) are more than five percent (5%), individually or in the aggregate, of such Person’s or entity’s total consolidated annual sales (based on the most recent full fiscal year revenues of such person or entity). Notwithstanding the foregoing, if the Employee holds a passive investment representing no more than two percent (2%) of the issued and outstanding shares in a company listed on a recognized exchange that operates, in whole or in part, directly or indirectly as a Competing Business, this shall not constitute a breach of this Section 7.2.

____________

13               Note to Draft: To consist of same length as Severance Pay Period.

Annex G-7

7.3.     Non-Solicitation of Customers/Clients. The Employee shall not (and shall cause the Employee’s controlled affiliates not to), during the Restricted Period, directly or indirectly solicit, divert, or interfere with the Company’s relationship with, any of the Company’s Customers or Prospective Customers that the Employee had direct contact with, provided services to, or had confidential information about, in order to offer them goods and/or services competitive with those provided by the Company, or influence any Person to end or to curtail any business they are currently, or have been, transacting with the Company or otherwise negatively reduce his/her/its business relationship with the Company.

7.4.     Non-Solicitation of Company Employees. The Employee recognizes that the Employee possesses confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with Customers and Prospective Customers of the Company. The Employee recognizes that the information the Employee possesses about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining Customers, and will be acquired by the Employee because of the Employee’s business position with the Company. The Employee agrees that, during the Restricted Period, the Employee will not (and will cause the Employee’s controlled affiliates not to) (i) recruit or employ or otherwise solicit, entice, or induce any Person that is or has been an employee, officer or consultant of the Company in the twelve (12) months immediately prior to such action (or, if following the Termination Date, then as of such Termination Date and at any time during the twelve (12) months immediately preceding the Employee’s Termination Date) to become employed by, engaged by, or establish a business relationship with any Person other than the Company or its affiliated or related companies, or (ii) approach any such employee, consultant or officer for such purpose or authorize or participate in the taking of such actions by any other Person, or assist or participate with any such Person in taking such action. The restriction set forth in this paragraph does not apply to a general employment solicitation to the public that is not directed towards one of the Company’s employees or consultants.

7.5.     Non-Disparagement. The Employee shall not (and shall cause the Employee’s controlled affiliates not to) during the Term and at any time thereafter make, publish, encourage or support, any false, misleading or disparaging written, oral or electronic statements about the Company or any of its affiliates, including the Company’s or its applicable affiliate’s (i) predecessors, members, present or former directors, managers, employees, consultants, officers, partners, attorneys or other representatives, individually and in their official capacities, or (ii) products, services, practices or operations. However, nothing in this Agreement shall prevent the Employee from testifying truthfully under oath if compelled by law to do so in a deposition, lawsuit, or similar legal or dispute resolution proceeding; making or publishing any such statements the Employee or the Employee’s controlled affiliate, as applicable, reasonably believes in good faith to be necessary in responding to or initiating a bona fide legal claim involving the Employee’s or the Employee’s controlled affiliate, as applicable; filing a complaint, participating in an investigation, or otherwise cooperating with any federal, state, or local fair employment agency or other government or law enforcement agency.

7.6.     Performance of Duties [and Practice of Law]14 Not Affected. For the avoidance of doubt, this Agreement shall not restrict the Employee from performing his duties as an officer, director, or employee of the Company or any of its affiliates [nor shall anything in this Agreement prevent or otherwise restrict the Employee in any way from engaging in the practice of law or the providing of legal services to any person or business]15.

8.     Miscellaneous Provisions Governing Restrictive Covenants.

8.1.     Reasonableness of Restrictions and Covenants. The Employee hereby confirms that the Employee was informed of the time, territory, scope and other essential requirements of the restrictions set forth in Section 7 of this Agreement when the Employee agreed to become employed with the Company under the terms set forth in this Agreement and the Employee acknowledges that the Company would not have entered into this Agreement had the Employee not agreed to the restrictions set forth in Section 7 of the Agreement. The Employee further acknowledges that the Employee has received sufficient and valuable consideration for the Employee’s agreement to such restrictions. The Employee also agrees that the covenants and restrictions contained in this Agreement are reasonable and valid and hereby agrees that the Company would suffer irreparable injury in the event of any breach by the Employee of the

____________

14               Note to Draft: Applicable to Ben Wu’s employment agreement only.

15               Note to Draft: Applicable to Ben Wu’s employment agreement only.

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Employee’s obligations under any such covenant or restriction. Accordingly, the Employee hereby agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Company shall therefore be entitled, in addition to any other right or remedy which it may have at law, in equity or otherwise, to temporary and permanent injunctive relief enjoining and restraining the Employee from any such breach. The Employee further consents and stipulates to the entry of such injunctive relief without the need to post any bond or other security.

8.2.     Survival. The provisions of Sections 7, 8, 9, 10.2 and 11 of this Agreement shall remain in full force and effect notwithstanding the termination of the Employee’s employment and regardless of the circumstances that result in such termination. This provision shall not be construed to limit the survival of any other provisions that also survive the termination of this Agreement by the express or implied terms of such provisions.

8.3.     Enforcement, Severability, and Modification. If, at the time of enforcement of any provision of Section 7 of this Agreement, a court or arbitrator holds that the restrictions stated in Section 7 of this Agreement are unreasonable or unenforceable under the circumstances then existing, the Parties agree that (i) the court/arbitrator should first reform the provisions of Section 7 prior to severing any provisions, and if the court/arbitrator will not or cannot reform such provisions, then the court/arbitrator may sever provisions as described in this paragraph, (ii) the provisions of Section 7 of this Agreement shall be severable in the event that any of such provisions are, for any reason whatsoever, deemed invalid, void or otherwise unenforceable, (iii) such invalid, void or otherwise unenforceable provisions in Section 7 of this Agreement shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (iv) the remaining provisions in Section 7 of this Agreement shall remain enforceable to the fullest extent permitted by law.

9.     Post-Termination Cooperation

For a period of two (2) years following the Termination Date, the Employee agrees to be reasonably available to assist and cooperate with the Company in connection with any litigation, administrative proceedings, audits or other governmental or regulatory inquiries. Such assistance and cooperation will, when under the control of the Company, be at a mutually convenient time and location and may include, without limitation, appearing for meetings, consultations, depositions, hearings, or trials. The Company will reimburse the Employee for reasonable, pre-approved travel, lodging and meal expenses incurred in connection with providing such assistance and cooperation.

10.     Disclosures

10.1.     Upon Employment. In entering into this Agreement, the Employee represents and warrants that the Employee does not have any obligation, whether express or implied, to any third party that would interfere with, hamper, or limit the Employee’s ability to provide any employment services or to otherwise comply with the Employee’s obligations under this Agreement. The Employee explicitly represents and warrants to the Company that the Employee is not a party to any confidentiality, non-competition, non-solicitation or similar agreements with any third party, or to any agreement the terms of which could prohibit the Employee from performing the Employee’s employment duties for the Company, or to any agreement which could be breached by the Employee’s entry into this Agreement and/or performance of the Employee’s employment duties for the Company.

10.2.     Upon Termination of Employment. For any period of time when the restrictions referenced in Section 7 of this Agreement apply, the Employee shall promptly notify any subsequent employer of the terms of this Agreement to ensure that this Agreement is not breached by the Employee.

11.     [Indemnification

The Employee agrees that the Employee shall indemnify and hold the Company, its subsidiaries and any affiliates thereof (the “Indemnified Parties”) harmless from and against any Taxes (as defined herein) imposed upon or otherwise required to be paid by any Indemnified Party with respect to any payments, rights or other transfers provided to the Employee by or with respect to an Indemnified Party (including for the avoidance of doubt any person who was an Indemnified Party prior to the Effective Time) on or prior to the Effective Time.  For purposes of the precedent sentence, “Taxes” shall mean taxes or other governmental charges (including any withholding, employment,

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payroll, social security or other similar taxes) and any penalties, interest, surcharges, additional to tax and deficiency assessments with respect thereto. The Employee shall provide such security for the foregoing indemnity obligations as the Company may reasonably request from time to time.]16

12.     General Provisions

12.1.     Clawback Provisions. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Commencement Date or later adopted or modified) established by the Company providing for clawback or recovery of amounts that were paid to the Employee. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

12.2.     Resignation of All Other Positions. Upon termination of the Employee’s employment hereunder for any reason, the Employee agrees to resign and shall be deemed to have resigned from all positions that the Employee holds as an officer of the Company or any of its affiliates or as a member of the Company Board and Parent Board (or a committee thereof) of the Company or any of its affiliates.

12.3.     Assignment and Successors. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Employee, the Company, and their respective successors and assigns, except that the Employee may not assign any of the Employee’s duties hereunder and the Employee may not assign any of the Employee’s rights hereunder without the prior written consent of the Company. This Agreement is personal to the Employee and shall not be assigned by the Employee. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any entity which controls, is controlled by, or is under common control with the Company, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and the permitted successors and assigns.

12.4.     Notices. All notices, requests, demands, or other communications under this Agreement shall be in writing and shall be deemed to be duly given by the Employee to the Company only if provided to the Company, [Attention: General Counsel][Attention: Chief Executive Officer]17, and shall be deemed to be duly given by the Company to the Employee if provided by mail, email, mail, or nationally or internationally recognized carrier to the Employee at the Employee’s address as shown in the Company’s records.

12.5.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision or portion of this Agreement shall be or become illegal, invalid or unenforceable in whole or in part for any reason, such provision shall be ineffective only to the extent of such illegality, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any court of competent jurisdiction should deem any covenant herein to be invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

12.6.     Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”) or an exemption from Section 409A. The Company shall undertake to administer, interpret, and construe this Agreement in a manner that does not result in the imposition on the Employee of any additional tax, penalty, or interest under Section 409A, provided, however, that the Employee understands and agrees that the Company shall not be held liable or responsible for any taxes, penalties, interests or other expenses incurred by the Employee on account of non-compliance with Section 409A.

(a)     For purposes of Section 409A, each installment payment or payroll period amount provided under this Agreement shall be treated as a separate payment.

(b)     A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.

____________

16               Note to Draft: To be inserted, as applicable.

17               Note to Draft: Insert appropriate contact.

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(c)     If the Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A, then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A payable on account of a “separation from service,” and that is not exempt from Section 409A as involuntary separation pay or a short-term deferral (or otherwise), such payment or benefit shall not be made or provided until the date which is the earlier of (i) the first regular payroll date following the expiration of the six (6)-month period measured from the date of such “separation from service” of the Employee, or (ii) the date of the Employee’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(d)     With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, all such payments shall be made on or before the last day of calendar year following the calendar year in which the expense occurred.

12.7.     Governing Law. The Parties agree that this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Michigan without giving effect to any conflict of law provisions.

12.8.     Mandatory Arbitration; Subsequent Court Jurisdiction. The Parties agree that any dispute over this Agreement will be submitted to and settled exclusively by binding arbitration, in accordance with the provisions of this section, subject only to any applicable requirement of law that the Parties engage in a preliminary non-binding mediation or arbitration. Binding arbitration shall be conducted in accordance with the Judicial Arbitration and Mediation Service Streamlined Rules & Procedures (the “JAMS Rules”). Arbitration shall be held in Oakland County, Michigan, before an arbitrator selected pursuant to the JAMS Rules who will have no personal or pecuniary interest, either directly or indirectly, from any business or family relationship with either of the Parties. All decisions of the arbitrator will be final, binding, and conclusive on the Parties.

The Parties will equally share the costs of the arbitrator and the arbitration fee (if any). Each Party will bear that Party’s own attorneys’ fees and costs, and the prevailing Party will not be entitled to reimbursement by the other Party of any of its fees or costs incurred in connection with the arbitration hereunder, regardless of any rule to the contrary in the applicable arbitration rules. Either Party may seek confirmation of the arbitration award in the federal or state courts with jurisdiction over Auburn Hills, Michigan and such court shall be the sole, exclusive, and mandatory venue and jurisdiction for any disputes between the Parties arising from or relating to this Agreement. If any action is filed, by any party, relating to a breach of this Agreement and/or enforcement of this Agreement, each Party hereby consents to the exclusive jurisdiction and venue of the federal and state courts with jurisdiction over Auburn Hills, Michigan in any claim or action arising hereunder and waives any claim that such court is an inconvenient forum.

12.9.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY TO THIS AGREEMENT CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THIS AGREEMENT HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION; AND AGREES THAT IF SUCH PARTY SEEKS A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ANY OTHER PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.10.     Interpretation. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

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12.11.     Non-Waiver of Rights and Breaches. No failure or delay of any Party in the exercise of any right given to such Party under this Agreement shall constitute a waiver unless the time specified for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver by a Party of any default of any other Party shall not be deemed to be a waiver of any subsequent default or other default by such Party.

12.12.     Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

12.13.     Representation by Counsel; No Strict Construction. Each Party acknowledges that such Party has been represented by independent counsel of such Party’s choice with respect to this Agreement, including throughout all negotiations that have preceded the execution of this Agreement and that each Party has executed the same with consent and upon the advice of said independent counsel. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise, or rule of strict construction applied, favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted this Agreement is of no application and is hereby expressly waived by the Parties.

12.14.     Attorneys’ Fees. Each Party shall bear its own attorneys’ fees and other reasonably related costs and expenses (“Fees”) associated with any claim asserted under this Agreement; provided, however, that if either Party asserts a claim which is finally determined by a court of competent jurisdiction to have been asserted frivolously or in bad faith, the Party against whom such claim was brought shall be entitled to recovery of its Fees from the Party bringing such claim.

12.15.     Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

12.16.     Integration, Amendment and Waiver. This Agreement and the CIIAA constitute the entire understanding and agreement between the Company and the Employee, superseding all prior arrangements, understandings, and agreements, oral or otherwise, among the Parties with respect to the subject matter hereof. All negotiations by the Parties concerning the subject matter hereof are merged into this Agreement and the CIIAA, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, by the Parties in relation to this Agreement or the CIIAA other than those incorporated herein or in the CIIAA. No supplement, modification, waiver, or amendment of this Agreement or the CIIAA shall be binding unless executed in writing and signed by both Parties.

12.17.     Counterparts; Original. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Any facsimile, photocopy, pdf copy, or electronic copy of any Party’s executed counterpart of this Agreement will be deemed to be an executed original thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be duly executed as of the date first written above.

EMPLOYEE:	THE COMPANY:
ELECTRIC LAST MILE, INC.
By :

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Exhibit A to Employment Agreement
Confidentiality, Inventions, and Non-Solicitation Agreement

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CONFIDENTIALITY, INVENTIONS, AND
NON-SOLICITATION AGREEMENT

This Confidentiality, Inventions and Non-Solicitation Agreement (this “Agreement”) is entered into by and between Electric Last Mile, Inc. and its successors and assigns (the “Company”), a Delaware corporation and [•] (“Employee”).

RECITALS

WHEREAS, the Company has offered to employ or to continue to employ Employee in a position of trust, in which Employee acknowledges Employee will obtain new or updated Confidential Information (as defined below) about the business of the Company and the Company Affiliates (as defined below) to or for whom Employee provides services;

WHEREAS, in the course of Employee’s employment with the Company, Employee may Create Inventions (as such terms are defined below);

WHEREAS, the Company and the Company Affiliates collaborate in the course of business such that Employee has obtained, or will obtain, Confidential Information about both the Company and the Company Affiliates; and

WHEREAS, the Company and Employee agree that some of the purposes of this Agreement are to memorialize the parties’ respective ownership and rights to Inventions (as defined below) and to prevent irreparable harm to the Company and the Company Affiliates and that any restrictions set forth herein are reasonable and necessary to protect Confidential Information, goodwill, existing business relationships and other legitimate business interests.

NOW, THEREFORE, in consideration of Employee’s employment or continued employment and the Company’s entrusting to Employee confidential information relating to the Company Affiliates’ business, and for the mutual promises and covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually agree as follows:

1.     Definitions.

a.     “Company Affiliates” means (i) all Persons controlling, controlled by or under common control with, the Company (including, without limitation, its parent, brother-sister companies, other affiliates, subsidiaries, and joint ventures), (ii) all Persons in which the Company owns an equity interest and (iii) all predecessors, successors and assigns of those affiliates identified in (i) and (ii). As used in this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

b.     “Confidential Information” means any and all confidential, proprietary or trade secret information not generally known or available outside the Company and/or the Company Affiliates, and/or information entrusted to the Company and/or the Company Affiliates in confidence by third parties, in each case, whether disclosed, directly or indirectly, verbally, in writing or by any other means in tangible or intangible form, including that which is Created by Employee. Confidential Information includes, without limitation, all Work Products (as defined below), technical data, trade secrets, know-how, improvements, research, product or service ideas or plans, software (whether in source code or object code), designs, developments, processes, formulas, techniques, biological materials, mask works, designs and drawings, hardware configuration information, information relating to existing or potential employees, consultants, clients, suppliers, vendors, or other service providers of the Company and the Company Affiliates (including, but not limited to, their names, contact information, jobs, compensation and expertise), information relating to suppliers and customers, information relating to stockholders or lenders, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, financial statements, profit margins, sales information, historical financial data, budgets or other business information. Confidential Information also means all similar information

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disclosed to the Company by third parties, which is subject to confidentiality obligations. Confidential Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is through no direct or indirect fault of the Employee or Person(s) acting on the Employee’s behalf.

c.     “Create” means make, create, author, discover, develop, invent, conceive, or reduce to practice.

d.     “Inventions” means any and all inventions, discoveries, developments, concepts, designs, ideas, know how, improvements, trade secrets, code, algorithms, works of authorship, and/or expressions thereof and any technology relating thereto, in each case, whether or not patentable, copyrightable or otherwise legally protectable, as well as any and all rights in and to patents, copyright, trademark, trade secret or other intellectual property rights (in the United States or elsewhere), including all pending and future applications and registrations therefor. This includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon.

e.     “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, entity, association or other organization, whether or not a legal entity, or a governmental entity.

f.     “Tangible Embodiments” means any and all tangible documents, materials, records, notebooks, tapes, disks, drives, software (whether in source code, object code or machine- readable copies), work notes, flow-charts, diagrams, test data, reports, samples and other tangible evidence, results or other embodiments.

g.     “Work Product” means any and all Inventions that Employee, solely or jointly with others, Creates, in whole or in part, during the period of Employee’s employment or within one (1) year following termination of such employment, including those that relate to or result from the actual or anticipated business, work, research, or investigation of the Company or any of the Company Affiliates or which are suggested by, relate to, or result from any task assigned to or performed by Employee for the Company or any of the Company Affiliates.

2.     Confidential Information.

a.     Employee acknowledges that all Confidential Information constitutes a protectable business interest of the Company, and covenants and agrees that at all times during the period of Employee’s employment and thereafter, Employee agrees (i) to hold in strictest confidence the Confidential Information, (ii) not to, directly or indirectly, disclose, furnish, or make available to any Person any Confidential Information without prior written authorization from the Company, and (iii) not to use any Confidential Information except during the term of Employee’s employment in the course of performing Employee’s duties as an employee of the Company. Employee will abide by the Company’s policies and rules as may be established from time to time by it for the protection of its Confidential Information and will not make any copies of Confidential Information except as authorized by the Company. Employee agrees that in the course of employment with the Company, Employee will not bring to the Company’s offices nor use for the Company’s benefit, nor disclose, furnish or make available to the Company or any Company Affiliate, or induce the Company or any Company Affiliate to use, any confidential or proprietary information or Tangible Embodiments belonging to others. Employee’s obligations under this Section 2(a) with respect to particular Confidential Information will survive expiration or termination of this Agreement and Employee’s employment with the Company, and will terminate only at such time (if any) as the Confidential Information in question becomes publicly and widely known to the public other than as a result of any wrongful act of Employee or Employee’s breach of this Agreement (or a breach by those acting in concert with the Employee or on the Employee’s behalf) or wrongful act of any other Person who was under confidentiality obligations as to the item or items involved.

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b.     For clarity, Employee’s agreements in this Section 2 are intended to be for the benefit of the Company, the Company Affiliates, and any third party that has entrusted information or Tangible Embodiments to the Company or the Company Affiliates in confidence. This Agreement is intended to supplement, and not to supersede, any rights the Company or the Company Affiliates may have with respect to the protection of trade secrets or confidential or proprietary information.

c.     Notwithstanding any other provision of this Agreement, an individual (including Employee) shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual (including Employee) shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual (including Employee) who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b).

3.     Return of Materials. Upon termination of employment with the Company or otherwise upon the Company’s request, and regardless of the reason for such termination, Employee agrees to promptly return to the Company or destroy all Tangible Embodiments of the foregoing in Employee’s possession, custody, or control that contain, summarize, abstract, or in any way reflect, relate to, or embody any Confidential Information or any other information concerning the Company, any of the Company Affiliates or any of its or their products, services or clients, whether prepared by the Employee or others. At the time Employee returns or destroys these materials (or otherwise upon the Company’s request), Employee will acknowledge to the Company, in writing and under oath, in the form attached as Exhibit A, that Employee has complied with the terms of this Section 3.

4.     Work Product.

a.     Employee agrees to promptly and fully disclose in writing to the Company all Work Product (including all original works of authorship and all work product relating thereto). This disclosure will include complete and accurate copies of all Tangible Embodiments of such Work Product.

b.     Employee covenants and agrees that all Work Product and Tangible Embodiments are and shall be the sole and exclusive property of the Company. Employee acknowledges that all Work Product that are original works of authorship Created by Employee (solely or jointly) within the scope of Employee’s employment are “works made for hire” to the maximum extent permitted under applicable law and as that term is under the United States Copyright Act (17 U.S.C., et seq.). Without limiting the foregoing, Employee hereby agrees to hold in trust for the sole right and benefit of the Company and hereby assigns (and without limiting the foregoing, agrees in the future to assign) to the Company all of the entire worldwide right, title, and interest in and to all Work Product (and Tangible Embodiments thereof) throughout the world, without any requirement of further documentation or consideration, including, for clarity, any and all patent rights, copyrights, trademark rights, mask work rights, moral rights, sui generis database rights, and all other intellectual property rights therein or pertaining thereto and all rights to prosecute, enforce, and sue for past, present and future infringements, misappropriations or other violations thereof, throughout the universe in perpetuity or for the longest period permitted by law. Employee hereby waives and irrevocably quitclaims to the Company or its designee any and all claims, of any nature whatsoever, that Employee now has or may hereafter have for infringement of any and all Work Product and/or Tangible Embodiments and intellectual property rights related thereto.

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c.     At any time during or after Employee’s employment with the Company, at the request of the Company or any of the Company Affiliates, Employee agrees to perform, during and after employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in registering, recording, obtaining, maintaining, defending, perfecting, enforcing, and/or assigning any Work Product and Tangible Embodiments in any and all countries. In the event Employee refuses or fails to perform such acts, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agents and attorneys-in-fact to act for and in Employee’s behalf and instead of Employee, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Employee; this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.

d.     To the extent that such an assignment of any Work Product and/or Tangible Embodiment is not permitted under applicable law, Employee hereby grants to (and without limiting the foregoing, agrees in the future to grant to) the Company an exclusive (even as to Employee), royalty-free, fully paid up, irrevocable, perpetual, worldwide, sublicenseable and transferable license to make, have made, copy, modify, make derivative works of, use, publicly perform, display, sell, offer for sale, import, distribute, and/or otherwise exploit such Work Product or Tangible Embodiment for any commercial or internal business purposes and all other purposes. To the extent not assignable, Employee hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Employee may now or hereafter have in any jurisdiction to any so-called “moral rights” in connection with the Work Product and acknowledges and agrees that the Company may use, exploit, distribute, reproduce, advertise, promote, publicize, alter, modify or edit the Work Product or combine the Work Product with other works, in the Company’s sole discretion, in any format or medium hereafter devised.

e.     Without limiting the generality of any other provision of this Section 4, Employee hereby authorizes the Company and each of the Company Affiliates to make any desired changes to any part of any Work Product, to combine it with other materials in any manner desired, and to withhold Employee’s identity in connection with any distribution or use thereof alone or in combination with other materials.

f.     The obligations of Employee set forth in this Section 4 (including, but not limited to, the assignment obligations) will continue beyond the termination of Employee’s employment with respect to Work Product Created by Employee alone or jointly with others during Employee’s employment with the Company and for one (1) year thereafter, whether pursuant to this Agreement or otherwise. These obligations will be binding upon Employee and Employee’s executors, administrators and other representatives.

g.     Employee agrees that Employee will register all domains, usernames, handles, social media accounts and similar online accounts which Employee registers on behalf of the Company and which relate to the Company or its intellectual property rights (the “Online Accounts”) in the name of the Company, except to the extent that such requests by the Company are prohibited by law. If any Online Account that is not (or by the terms of such Online Account cannot be) registered in the name of the Company is registered in Employee’s name or under Employee’s control, Employee agrees to assign ownership and control of such Online Account to any Person designated by the Company upon the Company’s request. Employee agrees to use any Online Account, whether registered in Employee’s name or the name of the Company, in compliance with any applicable policies or guidelines of the Company.

h.     Notwithstanding anything to the contrary herein, this Agreement does not apply to any Invention which qualifies as a non-assignable Invention under the provisions of California Labor Code Section 2870 (“Section 2870”), a copy of which is attached as Exhibit B. Employee will advise the Company promptly in writing of any Inventions that Employee believes fully qualify for protection under Section 2870; and Employee will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without Employee’s consent any confidential information disclosed in writing to the Company pursuant to

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this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. Employee will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870. BY SIGNING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS RECEIVED EXHIBIT B, WHICH SHALL CONSTITUTE WRITTEN NOTICE OF THE PROVISIONS OF SECTION 2870.

5.     Excluded IP.

a.     As a matter of record, Employee has set forth on Exhibit C hereto a list with non-confidential descriptions of any and all proprietary information, works of authorship, ideas, reports, creative works, intellectual property or other Inventions which have been made by Employee prior to employment with the Company and which are excluded from the scope of this Agreement (collectively, the “Excluded IP”). Employee hereby represents and warrants that such list is accurate and complete. If no list is attached (or if the list is empty), then Employee hereby represents and warrants that there is no Excluded IP. Employee will not assert any right, title or interest in or to any Work Product nor claim that Employee Created any Work Product before Employee’s employment with the Company unless Employee has specifically identified that Invention as an Excluded IP on the attached Exhibit C prior to the execution of this Agreement.

b.     If in the course of Employee’s employment, Employee uses or incorporates into any Work Product or Tangible Embodiment any Inventions (including any Excluded IP) in which Employee or a third Person has any interest and which is not covered by Section 4(b) hereof, Employee will promptly so inform the Company. Whether or not Employee gives such notice, Employee hereby grants to (and without limiting the foregoing, agrees in the future to grant to) the Company an exclusive, royalty-free, fully paid up, irrevocable, perpetual, worldwide, sublicenseable and transferable license to make, have made, copy, modify, make derivative works of, use, publicly perform, display, sell, offer for sale, import, distribute, and/or otherwise exploit such Invention (including such Excluded IP) for any commercial or internal business purposes and all other purposes.

6.     Representations and Warranties.

a.     No Conflicts. Employee hereby represents and warrants that Employee is not subject to any obligation to any third Person, including any former employer, that would be inconsistent with any provision of this Agreement, including with respect to any Excluded IP, and that Employee has the right to grant the license and rights granted in Section 5(b).

b.     No Infringement. Employee hereby represents and warrants that all Excluded IP licensed to the Employer pursuant to Section 5(b) do not (and all Work Product will not) infringe, misappropriate, dilute, or otherwise violate any third Person’s patents, copyrights, trademarks, trade secrets, or other intellectual property rights or other rights.

7.     Equitable Remedies. Employee acknowledges and agrees that the agreements and covenants set forth in this Agreement are reasonable and necessary for the protection of the Company’s and the Company Affiliates’ business interests, that irreparable injury will result to the Company and the Company Affiliates if Employee breaches any of the terms of said covenants, and that in the event of Employee’s actual or threatened breach of any such covenants, the Company and the Company Affiliates will have no adequate remedy at law. Employee accordingly agrees that, in the event of any actual or threatened breach by Employee of any of said covenants, the Company or any of the Company Affiliates, as applicable, will be entitled to immediate injunctive and other equitable relief, without posting bond or other security and without the necessity of showing actual monetary damages. Nothing in this Section 7 will be construed as prohibiting the Company or any of the Company Affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

Annex G-19

8.     No Right to Employment. No provision of this Agreement shall give Employee any right to continue in the employ of the Company or any of the Company Affiliates, create any inference as to the length of employment of Employee, affect the right of the Company or the Company Affiliates to terminate the employment of Employee, with or without cause, or give Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of the Company Affiliates. Notwithstanding the foregoing, in the event Employee has executed a written employment agreement with the Company, in the event of any direct and irresolvable conflict between the terms of this Agreement and such employment agreement, the terms of this Agreement shall control with respect to all Inventions and Confidential Information, but otherwise the terms of the employment agreement shall control.

9.     Modification and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

10.     Severability. Employee acknowledges that the agreements and covenants contained in this Agreement are essential to protect the Company and the Company Affiliates and their goodwill. Each of the covenants in this Agreement will be construed as independent of any other covenants or other provisions of this Agreement. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy or any of the covenants set forth in this Agreement not fully enforceable, the other provisions of this Agreement will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent.

11.     Notices. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) five (5) days after sent by certified mail, return receipt requested; or (c) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses set forth below:

If to the Company: the address of the Company’s current headquarters, Attention: General Counsel.

If to Employee: to the last-known address of the Employee as shown in the Company’s records.

Each party will be entitled to provide a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 11.

12.     Headings. The headings and other captions in this Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Agreement.

13.     Governing Law. This Agreement has been executed in the State of Michigan, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles. The parties hereby consent to the exclusive jurisdiction of the federal or state courts with jurisdiction over Auburn Hills, Michigan in any action or claim arising out of, under or in connection with this Agreement, or the relationship between the parties hereto.

14.     Binding Effect. This Agreement will be binding upon and inure to the benefit of Employee, the Company, the Company Affiliates, and their respective successors and permitted assigns. The Company will be entitled to assign its rights and duties under this Agreement, without the Employee’s prior consent. Employee may not assign this Agreement or any part hereof. Any purported assignment by Employee shall be null and void ab initio.

Annex G-20

15.     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

16.     Waiver of Jury. THE COMPANY AND THE EMPLOYEE KNOWINGLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO.

17.     Voluntary Execution. Employee acknowledges and agrees that Employee has carefully read all of the provisions of this Agreement, that Employee understands and has voluntarily accepted such provisions, and that Employee will fully and faithfully comply with such provisions.

18.     Advice of Counsel. EMPLOYEE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, EMPLOYEE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND EMPLOYEE HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

19.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement

[Signature Page Follows]

Annex G-21

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has signed this Agreement, as of the date written below.

EMPLOYEE

Name:
Date:
State of Residence:
COMPANY

Electric Last Mile, Inc.
Name:
Date:

Annex G-22

EXHIBIT A

My engagement by Electric Last Mile, Inc., (the “Company”) is now terminated. I have reviewed my Confidentiality, Inventions and Non-Solicitation Agreement with the Company, dated ________________ ___, 20__ (the “Agreement”), and I hereby swear, under penalty of perjury, that:

•        I have complied and will continue to comply with all of the provisions of the Agreement.

•        I understand that all of the Company’s materials (including without limitation, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium), whether or not they contain Confidential Information (as that phrase is defined in the Agreement), are and remain the property of the Company. I have delivered to authorized Company personnel, or have destroyed, all of those documents and all other Company materials in my possession.

•        Any breach of my declarations hereunder would cause irreparable injury to the Company for which monetary damages would not be an adequate remedy and, therefore, will entitle the Company to injunctive relief (including specific performance). The rights and remedies provided to the Company hereunder are cumulative and in addition to any other rights and remedies available to the Company at law or in equity. I hereby acknowledge that the Company shall be entitled to recover its reasonable attorneys’ fees and litigation expenses incurred in any action to enforce its rights in the event of a breach of my declarations hereunder.

Employee:
Date:

Name:

Annex G-23

EXHIBIT B

California Labor Code Section 2870

Invention On Own Time — Exemption From Agreement

“(a)     Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)     Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)     Result from any work performed by the employee for the employer.

(b)     To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

Annex G-24

EXHIBIT C

I hereby represent and warrant that I have disclosed on this Exhibit all inventions, discoveries, developments, concepts, designs, ideas, know how, improvements, trade secrets, code, algorithms, works of authorship, and/or expressions thereof and any technology relating thereto and other intellectual property (including all Excluded IP) that I have made, created, authored, discovered, developed, invented, conceived, or reduced to practice, prior to employment with the Company. I agree that any present or future patent, idea, copyright, writing, computer program, or other Invention that is not listed on this Exhibit is a Work Product is subject to (and assigned by) the assignment under the attached Confidentiality, Inventions and Non-Solicitation Agreement to which this is an Exhibit. I further agree that under no circumstances will I incorporate in any work that I perform for the Company any of the Excluded IP that I have disclosed on this Exhibit without the prior written consent of the Company.

Brief Description of Excluded IP (e.g., inventions, discoveries, developments, concepts, designs, ideas, know how, improvements, trade secrets, code, algorithms, works of authorship, and/or expressions thereof and any technology relating thereto inventions, proprietary information, works of authorship, computer programs, know-how, trade secrets, ideas, reports, creative works, and other intellectual property)

Right, Title or Interest and Date Acquired

Employee:
Date:
Name:

Annex G-25

annex h

FORM OF Restrictive Covenant Agreement

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is entered into as of December [•], 2020 by and between Forum Merger III Corporation, a Delaware corporation (“Parent”), and [•] (the “Restricted Party”, and together with Parent, the “Parties”, and each a “Party”) and will be effective as of the Effective Time (as defined in the Merger Agreement (as defined below)). References to the “Company” in this Agreement shall refer to Parent after giving effect to the consummation of the Merger (as defined below) and each of Parent’s direct and indirect Subsidiaries (including ELM) and any of their respective successors-in-interest or joint ventures (if any).

RECITALS

WHEREAS, this Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of December 10, 2020 (the “Signing Date”) (as amended, restated or otherwise modified from time to time in accordance therewith, the “Merger Agreement”), by and among Parent, ELMS Merger Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELM”) and Jason Luo, in the capacity as the initial Stockholder Representative thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, Parent (i) is a publicly listed special purpose acquisition vehicle, which has been established for the purpose of effecting an initial business combination, and (ii) has no material operating assets (other than those of a kind customarily held by a special purpose acquisition vehicle).

WHEREAS, pursuant to, and subject to the terms and conditions contained in, the Merger Agreement, Parent, Merger Sub, and ELM will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with ELM continuing as the Surviving Corporation.

WHEREAS, as a result of the Merger, (i) the stockholders of ELM that existed a moment in time prior to the Merger, will have their equity interests in ELM cancelled and converted into the right to receive the consideration set forth in the Merger Agreement, and (ii) ELM (as the Surviving Corporation) will be a wholly-owned Subsidiary of Parent.

WHEREAS, the Restricted Party acknowledges and agrees that (i) this Agreement is being entered into as part of the Merger Agreement and the Merger, (ii) the covenants and agreements set forth in this Agreement are a material inducement to, and a condition precedent of, Parent’s willingness to enter into the Merger Agreement and consummate the Merger, (iii) the Restricted Party shall receive substantial direct and indirect benefits by the consummation of the Merger (including the Restricted Party’s portion of the consideration received by such Restricted Party in connection with the Merger), if any, and (iv) Parent and its Affiliates would not obtain the benefit of the bargain set forth in the Merger Agreement as specifically negotiated by the parties thereto if the Restricted Party breached the provisions of this Agreement.

WHEREAS, as a condition to the consummation of the Merger, the Restricted Party has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the premises, the mutual promises and covenants of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.     Covenants of the Restricted Party.

1.1.     Restrictive Covenants.

1.1.1.     Non-Competition. During the period beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, directly or indirectly, own any interest in, control, manage, operate, participate in, develop products for, advise or consult with or render services for (as a director, officer, employee, agent, broker, partner or contractor), or engage in activities or businesses, or establish any new businesses, within North America (including Mexico), China or Europe (the “Territory”) any business that is competitive with the business operated by the Company as of

Annex H-1

the Signing Date or as of immediately prior to the Closing, including any activities or business engaged in the design, development, homologation, manufacture, importation, marketing, promotion, distribution, offering for sale, sale, and other commercialization of any and all products and services currently under development or in production (including the vehicles known as the “Urban Delivery (Light Duty Platform)” and “Urban Utility (Medium Duty Platform)”) as of the Signing Date (collectively, the “Business”). Notwithstanding the foregoing, this Section 1.1.1 shall be deemed not breached solely as a result of the ownership by the Restricted Party or any of his, her or its Affiliates of less than an aggregate of 1% of any class of stock that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and is listed on a national securities exchange.

1.1.2.     Non-Solicitation of Business Relations. During the period beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, directly or indirectly, (i) adversely interfere with the relationship between the Company and any Material Business Relationship, (ii) solicit, induce or attempt to induce (or assist any other Person in soliciting, inducing or attempting to induce), any Material Business Relationship to terminate its relationship with the Company, cease doing business with the Company or terminate or otherwise adversely modify its relationship with the Company, or (iii) acquire or attempt to acquire an interest in any Person or business in which, prior to the Closing, ELM had either (a) requested or received information relating to the acquisition of such Person or business, (b) identified to Parent that such Person or business was a potential acquisition target of ELM, or (c) otherwise contemplated the acquisition of such Person or business. “Material Business Relationship” means any (x) material customer, supplier, licensee, licensor, franchisee of the Company as of the Closing or at any time in the six (6) month period prior to the Closing, or (y) any other Person with whom the Company, as of the Closing or at any time in the six (6) month period prior to the Closing, had a material business relationship.

1.1.3.     Non-Solicitation of Personnel; No Hire. During the period beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, and shall not assist any other Person to, directly or indirectly, (i) solicit, recruit or hire any employee, independent contractor or consultant of the Company (“Company Employee”), or any Person who was an employee, independent contractor or consultant of the Company at any time during the 12-month period before the Closing, and (ii) solicit or encourage any Company Employee to leave the employment of Parent; provided, however, that, without limiting the restrictions against hiring, the provisions of this Section 1.1.3 shall not prevent the Restricted Party or any of his, her or its Affiliates (not including the Company) from (a) making a general solicitation for employment that are not specifically targeted at the Company Employees or other employees of Parent or (b) soliciting, inducing or otherwise offering employment to any Company Employees or other employees of Parent who have not been employed with the Company and/or Parent during the previous six months prior to any contact with any such employees initiated by the Restricted Party or his, her or its Affiliates.

1.1.4.     Non-Disparagement. From and after the date hereof, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, make any intentionally negative, derogatory or disparaging statements or communications, either orally or in writing, regarding the Business, the Company and its Affiliates, or any director, manager, officer, agent, representative or direct or indirect equity holder of the Company or its Affiliates. Notwithstanding the foregoing, nothing in this Section 1.1.4 shall prevent the Restricted Party from (i) performing his or her duties as an officer, director or employee of Parent, its successors-in-interest or their respective Subsidiaries, or (ii) making any truthful statement (A) necessary with respect to any Action involving this Agreement, including, but not limited to, the enforcement of this Agreement, in the forum in which such Action properly takes place or (B) required by Law or any judicial or administrative process.

1.1.5.     For the avoidance of doubt, this Agreement shall not restrict the Restricted Party from performing his or her duties as an officer, director or employee of Parent, its successors-in-interest or their respective Subsidiaries nor shall anything in this Agreement prevent or otherwise restrict the Restricted Party in any way from engaging in the practice of law or the provision of legal services to any person or business.

1.2     Remedies.

1.2.1     The Restricted Party acknowledges and agrees that (i) the covenants and agreements contained in Section 1.1 (collectively the “Non-Competition and Related Covenants”) relate to matters that are of a special, unique and extraordinary value; (ii) the Company has one or more legitimate business interest justifying enforcement in full of the Non-Competition and Related Covenants, including for the protection of the goodwill of the business

Annex H-2

acquired by Parent pursuant to the Merger Agreement, and the Non-Competition and Related Covenants are reasonable and narrowly tailored to protect the compelling interests of Parent, the Company and the Business; (iii) a breach by the Restricted Party of any of the Non-Competition and Related Covenants will result in irreparable harm and damages that may not be adequately compensated by a monetary award and, accordingly, the Company will be entitled to seek injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) pursuant to the Merger Agreement, the Restricted Party will receive valuable consideration (including, as applicable, significant benefits, equity in Parent, and other valuable consideration), both directly or indirectly, from Parent in connection with the Merger; and (v) the Non-Competition and Related Covenants are intended to comply with the Laws of all jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a Contract that restrains a Person from engaging in a lawful profession, trade or business. Notwithstanding the foregoing, if the restrictions contained in Section 1.1 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area of by reason of their being too extensive in any other respect, Section 1.1 shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable. Parent and the Restricted Party hereby consent and agree to any such reformation of the restrictions to the maximum of enforceability as determined by any court of competent jurisdiction.

2.     Miscellaneous.

2.1.     Severability. Subject to and without limiting the application of Section 1.2, in the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Subject to and without limiting the application of Section 1.2, upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

2.2.     Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

2.3.     Jurisdiction; Waiver of Jury Trial.

2.3.1.     Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and, in each case, appellate courts therefrom, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.3.1.

2.3.2.     Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Action arising out of this Agreement or the transactions contemplated hereby. Each Party (i) certifies that no representative, agent or attorney of any Party has represented, expressly or otherwise, that such Party would not, in the event of any Action, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other Party hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 2.3.2.

Annex H-3

2.4.     Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each Party. No breach of any covenant or agreement shall be deemed waived unless expressly waived in writing by the Party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. For the avoidance of doubt, no notice, consent or waiver purported to be on behalf of the Parent or the Company shall be effective unless (i) provided by the Parent prior to the Closing, or (ii) provided by the Company at the direction or with the approval of a majority of the independent members of the board of directors of the Company.

2.5.     Counterparts and PDF or Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by electronic mail, and an electronic copy of this Agreement or of a signature of a party shall be effective as an original.

2.6.     Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

2.7.     Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any Party without the prior written consent of the other Party; provided, however, that Parent (or, after the Closing, the Company) may assign its rights hereunder, without the consent of the Restricted Party, to any Person in connection with a merger or consolidation involving the Company (including any of its Subsidiaries) or other disposition of all or substantially all of the assets of the Company.

2.8.     Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, in each case to the parties at the following addresses or to other such addresses as may be furnished by one party to the others in accordance with this Section 2.8:

if to Parent (prior to the Closing):

Forum Merger III Corporation

1615 South Congress Avenue

Suite 103

Delray Beach, FL 33445

Attention: Marshall Kiev

David Boris

Email: mk@mkcapitalpartners.com

david@forummerger.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Joel Rubinstein

Gary Silverman

Email: Joel.Rubinstein@whitecase.com

Gary.Silverman@whitecase.com

if to Parent (following the Closing):

Electric Last Mile Solutions, Inc.

2541 High Meadow Circle

Suite 170

Attention: Jason Luo

Email:     jluo@electriclastmile.com

Annex H-4

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Joel Rubinstein

Gary Silverman

Email: Joel.Rubinstein@whitecase.com

Gary.Silverman@whitecase.com

if to the Restricted Party:

[_____________]

[_____________]

[_____________]

[_____________]

2.9.     Effectiveness. This Agreement will become effective as of the Closing. If the Merger Agreement is terminated in accordance with its terms, this Agreement shall be null and void ab initio and the Parties shall have no rights, liabilities or obligations whatsoever hereunder.

[Signature page follows]

Annex H-5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARENT:
FORUM MERGER III CORPORATION
By:
Name: Marshall Kiev
Title: Co-CEO and President
RESTRICTED PARTY:

[________________]

[Signature Page to Restrictive Covenant Agreement]

Annex H-6

ANNEX I

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [•], 2021, by and among Forum Merger III Corporation, a Delaware corporation, (“Parent”), Jason Luo, in the capacity as the initial Stockholder Representative (acting on behalf of the Stockholders and not in his personal capacity) under the Merger Agreement (as defined below) (“Stockholder Representative” and, together with the “Parent”, sometimes referred to individually as a “Party” and collectively as the “Parties”), solely for Section 2(c) and Article XIII herein, Forum Investors III LLC, a Delaware limited liability company (“Sponsor”), and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined herein).

WHEREAS, Parent, ELMS Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent, Electric Last Mile, Inc., a Delaware corporation (the “Company”) and Stockholder Representative have entered into that certain Agreement and Plan of Merger, dated as of December 10, 2020 (together with all exhibits, schedules and annexes thereto, as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which the parties thereto have agreed to establish an escrow arrangement for the purposes set forth therein;

WHEREAS, in accordance with Section 2.11(c) of the Merger Agreement, Parent shall deposit Two Hundred Fifty Thousand (250,000) shares of Parent Common Stock (the “Adjustment Escrow Shares”) and Five Million (5,000,000) shares of Parent Common Stock (the “Earnout Shares”) into an escrow account (the “Escrow Account”) to be held in accordance with the terms of the Merger Agreement and this Agreement;

WHEREAS, the Adjustment Escrow Shares and the Earnout Shares shall be held in escrow by the Escrow Agent pursuant to the terms of this Agreement and the Merger Agreement;

WHEREAS, pursuant to Section 8.1 of the Merger Agreement, the Stockholder Representative is appointed as the representative, true and lawful attorney-in-fact and agent for all of the Stockholders for all purposes set forth therein; and

WHEREAS, the Parties desire to constitute and appoint the Escrow Agent as escrow agent hereunder, and the Escrow Agent is willing to assume and perform the duties and obligations of the escrow agent pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.     Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as Escrow Agent in accordance with the terms and conditions set forth herein.

2.     Deposit, Delivery and Receipt of Escrow Shares; Other Actions.

(a)     At the Closing, Parent shall deliver, or cause to be delivered (unless delivered previously) the Adjustment Escrow Shares and the Earnout Shares to the Escrow Agent, to be held in the Escrow Account. The Escrow Agent will hold the Adjustment Escrow Shares and the Earnout Shares, together with any dividend or other distribution paid on such Adjustment Escrow Shares or Earnout Shares, as applicable (the “Escrow Dividends”), in escrow for the Stockholder Representative, or the Parent, as applicable, and will administer and disburse the Adjustment Escrow Shares, the Earnout Shares and the Escrow Dividends, if any, in accordance with the terms of this Agreement and the Merger Agreement.

(b)     The Escrow Agent will hold the Adjustment Escrow Shares and the Earnout Shares as a book-entry position registered in the name of “Continental Stock Transfer & Trust Company, as Escrow Agent under the Escrow Agreement, dated [•], 2021” until (i) any +such Adjustment Escrow Shares are to be (x) released to the Stockholders Representative for further delivery to the Stockholders, or (y) otherwise released to Parent, in each case, in accordance with the terms of this Agreement and the Merger Agreement, or (ii) any such Earnout Shares are to be (x) released to the Stockholders Representative for further delivery to the Stockholders, or (y) otherwise released to Parent, in each case, in accordance with the terms of this Agreement and the Merger Agreement.

Annex I-1

(c)     When all or any portion of the Adjustment Escrow Shares or the Earnout Shares are required to be released under the Merger Agreement, the Parties and Sponsor shall deliver joint written instructions to the Escrow Agent in accordance with the security procedures set forth in Section 11 and executed by Parent, the Stockholder Representative and Sponsor (a “Release Notice”). The Parties agree that neither the Adjustment Escrow Shares nor the Earnout Shares shall be subject to attachment by any creditor (including any creditor of any party to the Merger Agreement).

(d)     The Escrow Agent does not own or have any interest in the Adjustment Escrow Shares or the Earnout Shares or any Escrow Dividends, but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Adjustment Escrow Shares or the Earnout Shares and any Escrow Dividends in accordance with the terms and conditions set forth herein.

(e)     With respect to the Adjustment Escrow Shares, Parent shall retain all voting and economic rights with respect to such Adjustment Escrow Shares while such Adjustment Escrow Shares remain deposited with the Escrow Agent for so long as such Adjustment Escrow Shares are held by the Escrow Agent, the Escrow Agent shall vote the Adjustment Escrow Shares solely as directed in writing by Parent.

(f)     Any Escrow Dividends shall be distributed to and held by the Escrow Agent, and shall be disbursed by the Escrow Agent together with and when the Adjustment Escrow Shares or the Earnout Shares, as applicable, on which such Escrow Dividend was distributed are released, to the same person or entity to whom such Adjustment Escrow Shares or Earnout Shares, as applicable, are released in accordance with the terms of this Agreement. For the avoidance of doubt, any release or distribution of the Adjustment Escrow Shares or the Earnout Shares in accordance with this Agreement shall also be understood to include a distribution of the Escrow Dividends, if any, with respect to such released Adjustment Escrow Shares or Earnout Shares.

(g)     Unless otherwise instructed in writing jointly by the Parties, the Escrow Agent shall hold the Escrow Dividends in a “noninterest-bearing deposit account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits.

(h)     The Escrow Agent shall have no duty, responsibility or obligation to invest any Escrow Dividends held by it hereunder other than in accordance with this Section 2.

3.     Release Notices.

(a)     The Escrow Agent shall disburse the Adjustment Escrow Shares and the Earnout Shares only in accordance with the Release Notice. Each such Release Notice shall set forth in reasonable detail the event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Adjustment Escrow Shares or Earnout Shares to be released and the identity of the person to whom they should be released).

(b)     If the Adjustment Escrow Shares or the Earnout Shares are to be released to the Stockholders (as opposed to a release to Parent), the specified number of Adjustment Escrow Shares or Earnout Shares, as applicable, (and the applicable portion of the Escrow Dividends) shall be released to the Stockholder Representative for further delivery to the applicable Stockholders as specified by the Stockholder Representative in the Release Notice (in which case, Parent shall have no liability for the accuracy of, or compliance with the terms of the Merger Agreement, or any other document, of such instructions).

(c)     If the Merger Agreement requires that all or any portion of the Adjustment Escrow Shares or the Earnout Shares are to be released to Parent, then the Release Notice shall specify the number of Adjustment Escrow Shares and the Earnout Shares, as applicable, to be released to Parent (and the applicable portion of the Escrow Dividends).

(d)     In the event an equitable adjustment is required under Section 4(c) below, any Release Notice shall also include reasonably detailed information with respect to such equitable adjustment.

(e)     During the period from the date of this Agreement until the date upon which all of the Adjustment Escrow Shares and the Earnout Shares have been released, Parent and the Stockholder Representative agree to promptly and jointly issue all applicable Release Notices upon the occurrence of each release event, as

Annex I-2

such events are described in the Merger Agreement (and in accordance with Section 4). For the avoidance of doubt, in the event of a conflict between the terms of this Agreement and the Merger Agreement, then, as between Parent and the Stockholder Representative, the terms of the Merger Agreement shall control and the aforementioned parties shall use reasonable best efforts to effect an amendment to this Agreement (including to Section 4 below).

(f)     Within five (5) Business Days following the receipt of any Release Notice and subject to the receipt of required documentation for compliance with applicable anti-money laundering requirements, the Escrow Agent shall release and deliver to the person or persons designated in the applicable Release Notice the number of Adjustment Escrow Shares or Earnout Shares set forth in such Release Notice by transfer of the relevant Adjustment Escrow Shares or Earnout Shares into the securities accounts designated in such Release Notice.

(g)     The Escrow Agent shall be entitled to rely upon, and be held harmless for such reliance, on any Release Notice for any action taken, suffered or omitted to be taken in good faith by it. The Escrow Agent shall have no obligation to determine whether a release event has occurred or is contemplated to occur under the Merger Agreement, this Agreement (including, without limitation, under Section 4), or any other document.

(h)     For purposes of this Agreement, “Business Day” shall mean any day other than (a) a Saturday or a Sunday; (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City, New York; or (c) the location of the Escrow Agent’s offices in Section 10 are authorized or required by law to close.

4.     Disbursement and Termination. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Adjustment Escrow Shares or the Earnout Shares as follows:

(a)     Earnout Release. If, during the thirty-six (36) month period following the Closing Date (the “Earnout Period”), the closing price per share of Parent Common Stock on any twenty (20) trading days in any thirty (30) consecutive day trading period (i) equals or exceeds Fourteen Dollars ($14.00) (the “First Share Price Trigger”), or (ii) equals or exceeds Sixteen Dollars ($16.00) (the “Second Share Price Trigger” and, together with the First Share Price Trigger, each a “Share Price Trigger” and collectively, the “Share Price Triggers”) then, for each Share Price Trigger that is achieved, Two Million Five Hundred Thousand (2,500,000) shares of Parent Common Stock will be released from the Escrow Account. Upon receipt of a Release Notice with respect to any Earnout Shares, the Escrow Agent shall, promptly after receipt of such Release Notice, disburse such Earnout Shares to the Stockholder Representative, as applicable, in accordance with such Release Notice.

(i)       If, during the Earnout Period, there is a qualifying Change of Control in accordance with Section 2.10 of the Merger Agreement, then any Earnout Release that has not previously been released from escrow to the Stockholder Representative (whether or not previously earned) shall be deemed earned (and the applicable Share Price Trigger(s) achieved, as applicable), and Parent and the Stockholder Representative shall jointly deliver a Release Notice directing the Escrow Agent to release from the Escrow Account to Stockholder Representative a number of shares equal to the remaining Earnout Release(s) within ten (10) Business Days following the date of such qualifying Change of Control.

(ii)      If, during the Earnout Period, there is a Final Determination in accordance with Section 2.10 of the Merger Agreement that the Stockholders are entitled to receive an Earnout Release, then Parent and the Stockholder Representative shall jointly deliver a Release Notice directing the Escrow Agent to release from the Escrow Account to Stockholder Representative a number of shares equal to such Earnout Release within ten (10) Business Days following the date on which the applicable Share Price Trigger was met or exceeded.

(iiii)     If, pursuant to Section 2.10 of the Merger Agreement, it is finally determined that the Stockholders are not entitled to or eligible to receive any further Earnout Releases, Parent and Stockholder Representative shall jointly direct the Escrow Agent to release from the Escrow Account to Parent for immediate cancellation of all such Earnout Shares that have not been released.

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(b)     Escrow Termination Date. Subject to the provisions of Section 8, this Agreement shall terminate after all of the Adjustment Escrow Shares and the Earnout Shares and Escrow Dividends have been released from the Escrow Account.

(c)     Records. The Escrow Agent shall keep proper books of record and account in which full and correct entries shall be made of all release activity in the Escrow Account.

5.     Escrow Agent.

(a)     The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall not have any fiduciary, partnership or joint venture relationship with any Party or any other person or entity arising out of or in connection with this Agreement.

(b)     The Escrow Agent shall not be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document among the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall govern and control in all respects relating to the Escrow Agent, but in every other respect involving the parties and beneficiaries of any such other agreement, the other agreement shall control.

(c)     The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any Release Notice or other written notice, document, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary, or other person or entity for refraining from acting upon any Release Notice or other written notice, document, instruction or request furnished to it hereunder setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Adjustment Escrow Shares or the Earnout Shares, or any portion thereof, unless such Release Notice or other written notice, document, instruction or notice shall have been delivered to the Escrow Agent in accordance with Section 11 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Escrow Agent shall not be under any duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any receipt of the Adjustment Escrow Shares or the Earnout Shares which may be due to it or the Escrow Account, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any number or class of Adjustment Escrow Shares or Earnout Shares deposited with it hereunder.

(d)     The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents, and the Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by any such attorney or agent in good faith, absent fraud, gross negligence, bad faith or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its opinion, conflict

Annex I-4

with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute arising under the Merger Agreement (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.     Succession.

(a)     The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice (pursuant to Section 10) in writing of such resignation to the Parties specifying a date when such resignation shall take effect. By delivery of joint written instructions by the Parties to the Escrow Agent, the Parties shall have the right to terminate their appointment of the Escrow Agent, or successor escrow agent, as Escrow Agent, upon thirty (30) days’ notice to the Escrow Agent. If the Escrow Agent shall resign, be removed or otherwise become incapable of acting, the Parties shall appoint a successor to be the Escrow Agent. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days after giving notice of such removal or following the receipt of the notice of resignation or incapacity, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within the relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Adjustment Escrow Shares and the Earnout Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent as jointly instructed in writing by the Parties, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8 hereunder. The Escrow Agent shall have the right to withhold monies or property in an amount equal to any amount due and then owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent that the Parties are obligated to indemnify or reimburse the Escrow Agent for pursuant to this Agreement in connection with the termination of this Agreement, so long as the Escrow Agent has previously submitted a written invoice in respect thereof to the Parties that the Parties have not paid within thirty (30) days of receipt of such invoice.

(b)     Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further action on the part of any party hereto. The Escrow Agent shall promptly notify the Parties in the event this occurs.

(c)     Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Parties, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further action, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to such successor escrow agent, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8.

7.      Compensation and Reimbursement. Parent agrees to (a) pay the Escrow Agent upon execution of this Agreement, and from time to time thereafter, all reasonable compensation for the services to be rendered hereunder by the Escrow Agent as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all reasonable, out-of-pocket and documented expenses, disbursements and advances, including, without limitation, reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement.

Annex I-5

8.     Indemnity.

(a)     Subject to Section 8(c) below, the Escrow Agent shall be liable for any and all losses, damages, claims, costs, charges, penalties and related interest, counsel fees and expenses, payments, expenses and liability (collectively, “Losses”), only to the extent such Losses are determined by a court of competent jurisdiction to be a result of its own fraud, gross negligence, bad faith or willful misconduct; provided, however, that any liability of the Escrow Agent will be limited in the aggregate to the aggregate value of the Adjustment Escrow Shares, the Earnout Shares and the Earnout Dividends deposited with the Escrow Agent.

(b)     The Parties shall jointly and severally indemnify and hold the Escrow Agent harmless from and against, and the Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to the Escrow Agent’s duties under this Agreement or this appointment, including the reasonable, out-of-pocket and documented costs and expenses of defending itself against any Losses or enforcing this Agreement (collectively, “Agent Claims”), except to the extent that such Losses are determined by a court of competent jurisdiction to be a result of the Escrow Agent’s own fraud, gross negligence, bad faith or willful misconduct. Notwithstanding the foregoing, and except as provided in Section 7, as between themselves, the Parties agree that any Agent Claims payable hereunder shall be paid (or reimbursed, as applicable): (a) in the case that the Agent Claim is not attributable to actions or inactions of any particular Party, by Parent; and (b) in the event that the Agent Claim is attributable to the actions or inactions of a certain Party, by such Party (and such Party shall reimburse the other Parties, in the event that such other Party(ies) has made indemnification payments under this Section 8(b) in respect of such Agent Claim).

(c)     Notwithstanding anything in this Agreement to the contrary, none of the Parties or the Escrow Agent shall be liable for any incidental, punitive, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

(d)     In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion in writing after it becomes aware, and shall keep the other party advised with respect to all developments concerning such claim; provided, that failure to give prompt notice shall not relieve the indemnifying party of any liability to the indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action has been materially prejudiced by the indemnified party’s failure to timely give such notice. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party unless such claim is (i) brought by the indemnified party or (ii) the indemnified party reasonably determines that there may be a conflict of interest between the indemnified party and the indemnifying party in the defense of such claim and the indemnified party does in fact assume the defense. The indemnified party shall in no case confess any claim, make any compromise or take any action adverse to the indemnifying party in any case in which the indemnifying party may be required to indemnify it, except with the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed.

(e)     For the avoidance of doubt, this Section 8 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

9.     Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)     Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain applicable information which

Annex I-6

is required to confirm the Parties’ identity including without limitation name, address and organizational documents (collectively, “Identifying Information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any Identifying Information required as a condition of opening an account with or using any service provided by the Escrow Agent for the purposes of this Agreement.

(b)     Certification and Tax Reporting. The Parties have provided, or promptly following the date hereof will provide, the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8 or Form W-9, as applicable. The Escrow Agent shall make such reports to the applicable tax authorities as directed by Parent and shall have no obligation under this Agreement to make any other reports with respect to taxes. If required by law, the Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.

10.     Notices. All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed effective on the date of receipt, and may be sent by:

(a)     by facsimile or other electronic submission (including e-mail);

(b)     by overnight courier or delivery service; or

(c)     by certified or registered mail, return receipt requested; to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties hereto in writing by registered mail, return receipt requested.

If to the Stockholder Representative:

Jason Luo

[Address]

E-mail: jluo@electriclastmile.com

With a copy (which shall not constitute notice) to:

Foley & Lardner LLP

111 Huntington Avenue

Suite 2500

Boston, MA 02199

Attention: Paul D. Broude

E-mail: pbroude@foley.com

If to Parent:

Forum Merger III Corporation

1615 South Congress Avenue,

Suite 103

Delray Beach, FL 33445

Attention: Marshall Kiev

David Boris

E-mail: mk@mkcapitalpartners.com

david@forummerger.com

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with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Joel Rubinstein

E-mail: joel.rubinstein@whitecase.com

and

White & Case LLP

111 South Wacker Drive, Suite 5100

Chicago, IL 60606

Attention: Gary Silverman

E-mail: gary.silverman@whitecase.com

If to the Escrow Agent:

Continental Stock Transfer & Trust Company

Attention: [•]

Telephone No.: [•]

Facsimile No.: [•]

E-mail: [•]

11.     Security Procedures.

(a)     Notwithstanding anything to the contrary as set forth in this Agreement, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Adjustment Escrow Shares or the Earnout Shares, including but not limited to any such instructions that may otherwise be set forth in a Release Notice or other written notice, document, instruction or request permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Adjustment Escrow Shares or the Earnout Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number or e-mail address.

(b)     In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic submission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to reach the Stockholder Representative after a reasonable amount of time, the Escrow Agent is hereby authorized both to receive written instructions from and seek written confirmation of such instructions by any one or more of Parent’s executive officers (“Executive Officers”), as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer as confirmation on behalf of the Stockholder Representative.

(c)     Notwithstanding anything to the contrary herein, the Escrow Agent shall only deliver or distribute the Adjustment Escrow Shares and the Earnout Shares upon receipt of and in accordance with the delivery instructions set forth in the applicable Release Notice.

(d)     The Parties acknowledge that the security procedures set forth in this Section 11 are commercially reasonable.

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12.     Compliance with Court Orders. In the event that any escrow or trust property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13.     Miscellaneous.

(a)     Amendment. Except for transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto, including Sponsor.

(b)     Assignment. Neither this Agreement nor any right, obligation or interest hereunder may be assigned in whole or in part by any party hereto, except as provided in Section 6, without the prior written consent of all of the other parties hereto; provided that Sponsor may transfer and assign this Agreement and its rights, obligations and interests hereunder to Marshall Kiev, David Boris or any of their respective Affiliates in connection with the dissolution or other winding up of Sponsor.

(c)     Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of law (including conflicts of law) that will require the application of the laws of any other jurisdiction. Each party to this Agreement irrevocably waives any objection on the grounds of venue, forum non-conveniens, lack of jurisdiction or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court located in the State of New York. The parties to this Agreement further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(d)     Force Majeure. No party to this Agreement is liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of acts reasonably beyond its control including, without limitation, acts of God, fire, terrorism, disease, pandemic, floods, strikes, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided, that the Escrow Agent shall use commercially reasonable efforts to resume performance as soon as practicable. If any such act occurs, then the Escrow Agent shall give, as promptly as practicable, written notice to the Parties, stating the nature of such act and any action being taken to avoid or minimize its effect.

(e)     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or pdf (including via e-mail). A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature, and will be binding and effective upon such party when a counterpart shall have been signed by each of the parties hereto and delivered to the other parties hereto.

(f)     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable by reason of any applicable law of a jurisdiction, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(g)     Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without

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limitation.” The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. All references to currency, monetary values and dollars set forth herein shall mean U.S. dollars. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(h)     Enforcement, Remedies and Compliance. A person or entity who is not a party to this Agreement shall have no right to enforce any term of this Agreement. Each Party represents, warrants and covenants that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder. Except as otherwise expressly provided herein or as between the applicable Parties in the Merger Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(i)     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(i).

(j)     Publicity. Except as may be required by applicable law (including securities laws), court order, regulatory authority (including a securities authority) or as shall be required or desirable to be presented by a party to any tax authority of such party, none of the parties hereto shall disclose, issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the services to be provided hereunder without obtaining the prior written approval of the other parties hereto, which may be withheld in the other parties’ sole discretion; provided that the Escrow Agent may use Parent’s name in its customer lists or otherwise as required by applicable law or regulation.

(k)     Successors. All the covenants and provisions of this Agreement by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

Annex I-10

(l)     Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns. No rights shall be granted to any other person or entity by virtue of this Agreement, and there are no third party beneficiaries hereof.

(m)     Survival. Notwithstanding anything to the contrary, all provisions regarding indemnification, liability and limits thereon, compensation and expenses (with respect to any fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and confidentiality shall survive the termination or expiration of this Agreement. For the avoidance of doubt, Section 8, Section 6, Section 7 (with respect to any outstanding fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and Section 13 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

(n)     Merger of Agreement. This Agreement together with the Merger Agreement constitutes the entire agreement between the parties hereto related to the Adjustment Escrow Shares and the Earnout Shares and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(o)     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

* * * * *

Annex I-11

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

FORUM MERGER III CORPORATION
By:
Name:
Title:
STOCKHOLDER REPRESENTATIVE:
By:
Name:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS ESCROW AGENT
By:
Name:
Title:
FORUM INVESTORS III LLC
By:
Name:
Title:

Signature page to Escrow Agreement

Annex I-12

Schedule 1

Security Procedures

To be attached.

Annex I-13

Schedule 2

Compensation and Reimbursement

To be attached.

Annex I-14

annex j

FORM OF Director Nomination Agreement

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of [•] (the “Effective Time”), by and among [Electric Last Mile Solutions, Inc.], a Delaware corporation (f/k/a Forum Merger III Corporation) (the “Company”), and Forum Investors III LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, the Company and certain of its affiliates have consummated the merger and other transactions (collectively, the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of December 10, 2020, by and among the Company, ELMS Merger Corp., a Delaware corporation, Electric Last Mile, Inc., a Delaware corporation and Jason Luo, in the capacity as the initial Stockholder Representative thereto;

WHEREAS, in its capacity as the sponsor of the special purpose acquisition company that was the predecessor to the Company, the Sponsor desires that, after giving effect to the Transactions, it will continue to have representation on the Board so as to continue to create value for its direct and indirect equityholders (collectively with the Sponsor, the “Forum Parties”) and for the other direct and indirect equityholders of the Company; and

WHEREAS, in furtherance of the foregoing, the Sponsor desires to have certain director nomination rights with respect to the Company, and the Company desires to provide the Sponsor, on behalf of the Forum Parties, with such rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

Article 1

NOMINATION RIGHT

Section 1.01.     Board Nomination Right.

(a)     From the Effective Time until the termination of this Agreement in accordance with Section 2.01, at every meeting of the board of directors of the Company (the “Board”), or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by the stockholders of the Company, the Sponsor shall have the right to appoint or nominate for election to the Board, as applicable, two (2) individuals, to serve as directors of the Company (any individual appointed or nominated by the Sponsor for election to the Board pursuant to this Section 1.01(a), a “Nominee” and, collectively, the “Nominees”). At the Effective Time, unless otherwise designated by the Sponsor, the Nominees shall be David Boris and such other Nominee as shall have been designated by the Sponsor in writing.

(b)     The Company shall take all necessary actions within its control, including, but not limited to, calling a meeting of the Board or executing an action by unanimous written consent of the Board, such that, as of the Effective Time, the Nominees shall either be elected by the Company’s stockholders at the meeting held to approve the Transactions or appointed to the Board as of the Effective Time, in each case, as Class I directors (as defined in the Company’s Organizational Documents, each a “Class I Director”) with terms ending at the Company’s 2022 annual meeting of stockholders.

(c)     From and after the Effective Time, the Company shall take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) (“Necessary Action”) to ensure that: (i) the applicable Nominees are included in the Board’s slate of nominees to the stockholders of the Company for each election of Class I Directors and recommended by the Board at any meeting of stockholders called for the purpose of electing Class I Directors; and (ii) each applicable Nominee up for election is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of Class I Directors, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of Class I Directors.

Annex J-1

(d)     If any Nominee ceases to serve for any reason, the Sponsor shall, subject to the Sponsor then being entitled to nominate an individual for election or appointment as a director pursuant to Section 1.01(a), be entitled to designate for election or appointment as a director such person’s successor in accordance with this Agreement and the Company shall take all Necessary Action to cause any such vacancy to be filled by such replacement director designated by the Sponsor as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board).

(e)     Notwithstanding any of this Section 1.01 to the contrary, the election or appointment of any Nominee to the Board shall be subject to the prior execution by such Nominee of an irrevocable resignation letter in the form attached hereto as Exhibit A.

(f)     The Company shall indemnify the Nominees who are appointed or elected as Class I Directors on the same basis as all other members of the Board and pursuant to indemnity agreements with terms that are no less favorable to such Nominees than the indemnity agreements entered into between the Company and its other non-employee directors.

(g)     Nominees who are appointed or elected as Class I Directors shall be entitled to compensation (including equity awards) that is consistent with the compensation received by other non-employee directors of the Company. In addition, the Company shall pay the reasonable, documented, out-of-pocket expenses incurred by each such Nominee in connection with his or her services provided to or on behalf of the Company and its Subsidiaries, including attending Board and committee meetings or events attended on behalf of the Company or at the Company’s request.

(h)     Notwithstanding the provisions of this Section 1.01, the Sponsor shall not be entitled to designate a Person as a nominee to the Board upon a written determination by the Nominating and Corporate Governance Committee of the Company (which determination shall set forth in writing reasonable grounds for the determination) that the Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, the Sponsor shall be entitled to select a Person as a replacement Nominee and the Company shall use its best efforts to cause that Person to be nominated as a Nominee at the same meeting (or, if permitted, pursuant to the same action by written consent of the stockholders) as the initial Person was to be nominated.

Article 2

MISCELLANEOUS

Section 2.01.     Termination.    This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, as of the fifteen (15)-month anniversary of the Effective Time.

Section 2.02.     Notices.    All notices, requests and other communications to either party hereunder shall be in writing (including electronic transmission) and shall be given in accordance with the provisions of the Merger Agreement.

Section 2.03.     Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 2.04.     Binding Effect; Assignment.    This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly (including by operation of law), by any party without the prior written consent of the other parties. Notwithstanding any of the foregoing, the Sponsor may assign its rights and obligations hereunder, without the prior consent of the other parties, to (i) an Affiliate transferee, in connection with a transfer by the Sponsor of shares of the Company’s common stock to one of the Sponsor’s Affiliates, (ii) any member of the Sponsor or (iii) David Boris, Marshall Kiev or any of their respective designees.

Annex J-2

Section 2.05.     No Third Party Beneficiaries.    This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms of this Agreement.

Section 2.06.     Entire Agreement.    This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

Section 2.07.     Governing Law.    This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 2.08.     Jurisdiction; WAIVER OF TRIAL BY JURY.    Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.08. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

Section 2.09.     Specific Performance.    The parties hereto acknowledge that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 2.10.     Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

Section 2.11.     Amendment.    This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the parties.

Section 2.12.     Rights Cumulative.    Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

Section 2.13.     Further Assurances.    Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Annex J-3

Section 2.14.     Enforcement.    Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 2.15.     Headings.    The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

Annex J-4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ELECTRIC LAST MILE SOLUTIONS, INC.

By:
Name:
Title:

FORUM INVESTORS III LLC

By:
Name:
Title:

Annex J-5

Exhibit A

FORM OF IRREVOCABLE RESIGNATION

[__], 2020

[Electric Last Mile Solutions, Inc.]
2541 High Meadow Circle, Suite 170
Auburn Hills, Michigan 48362
Attn: [Corporate Secretary]

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.01(e) of the Director Nomination Agreement, dated as of [•], 2020 (the “Agreement”), by and between [Electric Last Mile Solutions, Inc.] (the “Company”) and the Sponsor (as defined in the Agreement). If, following such time that the Agreement is terminated in accordance with its terms, the Board (as such term is defined in the Agreement) requests in writing that I resign as a director of the Company, I hereby tender the immediate resignation of my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time.

Sincerely,

[Applicable Nominee]

Annex J-6

annex k

FORM OF SPONSOR SUPPORT AGREEMENT

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2020, is entered into by and among Forum Investors III LLC, a Delaware limited liability company (the “Sponsor Holdco”, the Persons set forth on Schedule I hereto (together with the Sponsor Holdco, each a “Sponsor” and, together, the “Sponsors”), Forum Merger III Corporation, a Delaware corporation (“Parent”), and Electric Last Mile, Inc., a Delaware corporation (the “Company” and together with the Sponsors and Parent, each a “Party” and collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger, dated as of December 10, 2020 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Parent, ELMS Merger Corp., a Delaware corporation (“Merger Sub”), and Jason Luo, in the capacity as the initial Stockholder Representative thereto in accordance with the terms and conditions of the Merger Agreement.

RECITALS

WHEREAS, as of the date of this Agreement, the Sponsors are the record holders and the beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owners of 616,250 Parent Class A Common Stock, 6,250,000 Parent Class B Common Stock and 205,416 Warrants in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, the Company, Parent and Merger Sub have entered into the Merger Agreement, which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the provisions of the DGCL; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

Article 1

VOTING AND TRANSFER OF SHARES

Section 1.01.     Binding Effect of Merger Agreement.    Each Sponsor hereby acknowledges that he, she or it has read the Merger Agreement and this Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 5.15 (Exclusivity) and 5.16 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.02.     Voting.

(a)     Each Sponsor irrevocably and unconditionally agrees, during the period beginning on the date of this Agreement and ending on the Expiration Date (the “Applicable Period”), at each meeting of the stockholders of Parent (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the stockholders of Parent (a “Consent Solicitation”), to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable) all of his, her or its shares of Parent Common Stock that are entitled to vote (or express consent or dissent in writing, as applicable), in each case as follows:

(i)     in favor of any proposal for stockholders of Parent to adopt the Merger Agreement and approve any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger;

(ii)     in favor of any proposal to adjourn a Meeting at which there is a proposal for stockholders of Parent to adopt the Merger Agreement to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient shares of Parent Common Stock present in person or represented by proxy at such Meeting to constitute a quorum;

Annex K-1

(iii)     against any proposal providing for a Business Combination Transaction or the adoption of an agreement to enter into a Business Combination Transaction;

(iv)     against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent;

(v)     against any change in the business, management or Board of Directors of Parent; and

(vi)     against any action, transaction or agreement that (A) would result in a breach of any representation or warranty or covenant of Parent or the Merger Sub under the Merger Agreement; (B) would reasonably be expected to prevent, delay or impair consummation of the Transactions in any material respect; (C) result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent.

(b)     Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1.02 shall be cast or expressed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or Consent Solicitation. For the avoidance of doubt, nothing contained herein requires a Sponsor (or entitles any proxy of the Sponsor) to convert, exercise or exchange any options, warrants or convertible securities in order to obtain any underlying shares of Parent Common Stock.

(c)     Each Sponsor agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.02.

(d)     Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of August 18, 2020, by and among the Sponsors, Parent and other parties thereto (the “Letter Agreement”), including the obligations of the Sponsors pursuant to Section 1 therein to not redeem any shares of Parent Common Stock owned by such Sponsor in connection with the transactions contemplated by the Merger Agreement.

Section 1.03.     No Transfers.    During the Applicable Period, each Sponsor shall not, directly or indirectly: (a) sell, convey, assign, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecate or otherwise encumber or dispose of any shares of Parent Common Stock or Warrants (or any right, title or interest therein) or any rights to acquire any securities or equity interests of Parent; (b) deposit any shares of Parent Common Stock or Warrants or any rights to acquire any securities or equity interests of Parent into a voting trust or enter into a voting agreement or any other arrangement with respect to any shares of Parent Common Stock or Warrants or any rights to acquire any securities or equity interests of Parent or grant or purport to grant any proxy or power of attorney with respect thereto; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any shares of Parent Common Stock or Warrants (or any right, title or interest therein) or any rights to acquire any securities or equity interests of Parent; (d) otherwise grant, permit or suffer the creation of any Liens on any shares of Parent Common Stock or Warrants (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws) or (e) commit or agree to take any of the foregoing actions (any action described in clauses (a), (b), (c), (d) and (e), a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers between such Sponsor and any Affiliate of such Sponsor so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to Parent and the Company a joinder to this Agreement in the form attached hereto as Annex A. Any Transfer or action in violation of this Section 1.03 shall be void ab initio. If any involuntary Transfer of any shares of Parent Common Stock or Warrants occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such shares of Parent Common Stock or Warrants subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Applicable Period.

Section 1.04.     Stop Transfer.    No Sponsor shall request that Parent register any transfer of any Certificate or other uncertificated interest representing any shares of Parent Common Stock or Warrants made in violation of the restrictions set forth in Section 1.03 during the Applicable Period.

Annex K-2

Section 1.05.     Waiver of Appraisal Rights.    Each Sponsor hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and any rights to dissent with respect to the Merger (collectively, “Appraisal Rights”).

Section 1.06.     No Agreement as Director or Officer.    Each Sponsor is entering into this Agreement solely in such Sponsor’s capacity as record or beneficial owner of shares of Parent Common Stock or Warrants and nothing herein is intended to or shall limit or affect any actions taken by such Sponsor or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of such Sponsor to the board of directors of Parent) of such Sponsor, solely in his or her capacity as a director or officer of Parent (or a Subsidiary of Parent) or other fiduciary capacity for Parent’s stockholders.

Section 1.07.     New Shares.    In the event that (a) any shares of Parent Common Stock, Warrants or other equity securities of Parent are issued to a Sponsor after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Parent Common Stock or Warrants of, on or affecting the shares of Parent Common Stock or Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any shares of Parent Common Stock, Warrants or other equity securities of Parent after the date of this Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any shares of Parent Common Stock or other equity securities of Parent after the date of this Agreement (such shares of Parent Common Stock, Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the shares of Parent Common Stock or Warrants owned by such Sponsor as of the date hereof.

Section 1.08.     No Litigation.    Each Sponsor hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Entity (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger), (b) alleging a breach of any fiduciary duty of any Person in connection with the Merger Agreement or the Transactions or (c) seeking Appraisal Rights in connection with the Merger. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit a Sponsor from enforcing such Sponsor’s rights under this Agreement.

Section 1.09.     Further Assurances.    Each Sponsor shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and to take such further actions as Parent or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE SPONSORS

Each Sponsor hereby represents and warrants to Parent and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

Section 2.01.     Organization; Authorization.    In the event a Sponsor is an individual, such Sponsor has full power, right and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. In the event a Sponsor is a legal entity, (a) such Sponsor is a legal entity duly organized, validly existing and in good standing under the Laws of such Sponsor’s jurisdiction of organization, (b) such Sponsor has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform such Sponsor’s obligations under this Agreement and to consummate the transactions contemplated by this Agreement, and (c) no approval by any holder of such Sponsor’s equity interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by such Sponsor and, in the event such Sponsor is an individual and is married and any of such Sponsor’s shares of Parent Common Stock or Warrants constitute community property or spousal approval is otherwise required in order for this Agreement to be a valid

Annex K-3

and binding obligation of such Sponsor, this Agreement has been duly executed and delivered by or on behalf of such Sponsor’s spouse, and this Agreement constitutes a valid and binding agreement of such Sponsor enforceable against such Sponsor in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 2.02.     Governmental Filings; No Violations; Certain Contracts.

(a)     Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by such Sponsor with, nor are any required to be made or obtained by such Sponsor with or from any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by such Sponsor and the consummation of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Sponsor to perform such Sponsor’s obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(b)     The execution, delivery and performance of this Agreement by such Sponsor does not, and the consummation of the transactions contemplated by this Agreement by such Sponsor shall not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Sponsor, if applicable or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of such Sponsor pursuant to, any Contract binding upon such Sponsor or, assuming (solely with respect to performance of this Agreement and consummation of the transactions contemplated by this Agreement) compliance with the matters referred to in Section 2.02(a), under any Law to which such Sponsor is subject, except, in each case, as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Sponsor to perform his, her or its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

Section 2.03.     Litigation.    As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Sponsor to perform his, her or its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (a) there are no Actions pending or, to the knowledge of such Sponsor, threatened against such Sponsor or any of its Affiliates and (b) neither such Sponsor nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity.

Section 2.04.     Ownership of Parent Common Stock and Warrants; Voting Power.    Schedule I hereto correctly sets forth the number of shares such Sponsor’s shares of Parent Common Stock and Warrants as of the date of this Agreement and, other than such shares of Parent Common Stock and Warrants, as of the date of this Agreement, there are no Parent securities (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Parent securities) held of record or beneficially owned by such Sponsor or in respect of which such Sponsor has full voting power. Such Sponsor is the record holder and beneficial owner of all of his, her or its shares of Parent Common Stock and Warrants and has, and shall have throughout the Applicable Period, full voting power and power of disposition with respect to all such shares of Parent Common Stock and Warrants free and clear of any liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such shares of Parent Common Stock and Warrants (collectively, “Encumbrances”), except for any such Encumbrance that (a) may be imposed pursuant to (i) this Agreement, (ii) any applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws, or (iii) the Parent’s Organizational Documents or the terms of any customary custody or similar agreement applicable to shares of Parent Common Stock or Warrants held in brokerage accounts or (b) would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Sponsor to perform his, her or its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Sponsor’s shares of Parent Common Stock or Warrants other than pursuant to the Merger Agreement or as set forth in Parent’s Organizational Documents.

Section 2.05.     Reliance.    Each Sponsor understands and acknowledges that Parent and the Company are relying upon such Sponsor’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of such Sponsor contained in this Agreement.

Annex K-4

Section 2.06.     Finder’s Fees.    No agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Sponsor.

Section 2.07.     Affiliate Arrangements.    Except as set forth on Schedule II attached hereto, neither such Sponsor nor anyone related by blood, marriage or adoption to such Sponsor or, to the knowledge of such Sponsor, any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with Parent or its Subsidiaries.

Section 2.08.     No Other Representations or Warranties.    Except for the representations and warranties made by such Sponsor in this Article 2, neither such Sponsor nor any other Person makes any express or implied representation or warranty to Parent or the Company in connection with this Agreement or the transactions contemplated by this Agreement, and such Sponsor expressly disclaims any such other representations or warranties.

Article 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Sponsor as follows:

Section 3.01.     Organization.    Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

Section 3.02.     Corporate Authority.    Parent has all requisite corporate power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. No approval by any holder of Parent’s equity interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.03.     No Other Representations or Warranties.    Except for the representations and warranties made by Parent in this Article 3, neither Parent nor any other Person makes any express or implied representation or warranty to such Sponsor in connection with this Agreement or the transactions contemplated by this Agreement, and Parent expressly disclaims any such other representations or warranties.

Article 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Sponsor as follows:

Section 4.01.     Organization.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

Section 4.02.     Corporate Authority    The Company has all requisite corporate power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. No approval by any holder of the Company’s equity interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.03.     No Other Representations or Warranties.    Except for the representations and warranties made by the Company in this Article 4, neither the Company nor any other Person makes any express or implied representation or warranty to such Sponsor in connection with this Agreement or the transactions contemplated by this Agreement, and the Company expressly disclaims any such other representations or warranties.

Annex K-5

Article 5

GENERAL PROVISIONS

Section 5.01.     Termination.    This Agreement, including the voting agreements contemplated by this Agreement, shall automatically be terminated at the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to Article VII thereof; (c) the effective date of a written agreement duly executed and delivered by Parent, the Company and such Sponsor terminating this Agreement; (d) any amendment or modification of, or waiver under, the Merger Agreement, in each case without the prior written consent of such Sponsor, in a manner that extends the Outside Date (the date and time at which the earliest of clause (a), (b), (c), and (d) occurs being, the “Expiration Date”); provided, however, that in the case of any termination pursuant to clause (a) of this sentence, Section 1.05 Waiver of Appraisal Rights, Section 1.08 No Litigation and Section 1.09 Further Assurances and this Article 5 shall survive such termination. Nothing set forth in this Section 5.01 or elsewhere in this Agreement shall relieve any Party of any liability or damages to any other Party for any breach of this Agreement by such Party prior to such termination or fraud in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

Section 5.02.     Notices.    All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by a Party to the other Party shall be in writing and shall be deemed to have been duly given or made on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that email transmission is promptly confirmed by telephone or otherwise. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address, or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 5.02:

If to Parent:

Forum Merger III Corporation
1615 South Congress Avenue
Suite 103
Delray Beach, FL 33445

Attention: Marshall Kiev

David Boris

Email: mk@mkcapitalpartners.com

david@forummerger.com

with a copy to (which shall not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020

Attention: Joel Rubinstein

Gary Silverman

Email: Joel.Rubinstein@whitecase.com

Gary.Silverman@whitecase.com

If to the Company:

Electric Last Mile, Inc.
2541 High Meadow Circle
Suite 170
Auburn Hills, MI 48362
Attention: Jason Luo, Chairman
Email: jluo@electriclastmile.com

Annex K-6

with a copy to (which shall not constitute notice):

Foley & Lardner LLP
111 Huntington Avenue
Suite 2500
Boston, MA 02199
Attention: Paul D. Broude
Email: pbroude@foley.com

If to such Sponsor, to such Sponsor’s address set forth on a signature page hereto.

Section 5.03.     Miscellaneous.    Article IX, other than Sections 9.5, 9.8, 9.13 and 9.14, of the Merger Agreement shall apply to this Agreement mutatis mutandis.

[Signature Page Follows]

Annex K-7

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Forum Merger III Corporation

By:
Name:
Title:

Annex K-8

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Electric Last Mile, Inc.

By:
Name:
Title:

[Signature Page to Support Agreement]

Annex K-9

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

FORUM INVESTORS III LLC

By:	Forum Capital Management III LLC, as managing member

By:
Name: David Boris
Title: Managing Member
Address:	c/o Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103 Delray Beach, Florida 33445

[Signature Page to Support Agreement]

Annex K-10

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

FORUM CAPITAL MANAGEMENT III LLC

By:
Name: David Boris
Title: Managing Member
Address:	c/o Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103 Delray Beach, Florida 33445

[Signature Page to Support Agreement]

Annex K-11

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

By:
Name: Marshall Kiev
Address:	c/o Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103 Delray Beach, Florida 33445

[Signature Page to Support Agreement]

Annex K-12

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

By:
Name: David Boris
Address:	c/o Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103 Delray Beach, Florida 33445

[Signature Page to Support Agreement]

Annex K-13

Schedule I

Sponsor Parent Common Stock and Warrants

Sponsor	Parent Class A Common Stock	Parent Class B Common Stock	Warrants
Forum Investors III LLC	616,250	6,250,000	205,416
Forum Capital Management III LLC	*	*	*
Marshall Kiev	*	*	*
David Boris	*	*	*

____________

*        Forum Capital Management III LLC is the managing member of Forum Investors III LLC and has voting and investment discretion with respect to the common stock and warrants held by Forum Investors III LLC. Marshall Kiev and David Boris are the managing members of Forum Capital Management III LLC and may be deemed to have beneficial ownership of the common stock and warrants held directly by Forum Investors III LLC.

Annex K-14

Schedule II

Affiliate Agreements

Letter Agreement, dated August 18, 2020, by and among Forum Merger III Corporation, each of Forum Merger III Corporation’s officers and directors and Forum Investors III LLC

Amended and Restated Promissory Note, dated July 2, 2020, issued to Forum Investors III LLC

Investment Management Trust Agreement, dated August 18, 2020, between Continental Stock Transfer & Trust Company and Forum Merger III Corporation

Registration Rights Agreement, dated August 18, 2020, among Forum Merger III Corporation, Forum Investors III LLC and the Holders signatory thereto

Securities Subscription Agreement, dated June 26, 2019, between Forum Merger III Corporation and Forum Investors III LLC

Private Placement Units Purchase Agreement, dated August 18, 2020, between Forum Merger III Corporation and Forum Investors III LLC

Administrative Services Agreement, dated August 18, 2020, between Forum Merger III Corporation and Forum Capital Management III LLC

Indemnity Agreements, each dated August 18, 2020, between Forum Merger III Corporation and each of the officers and directors of Forum Merger III Corporation

Warrant Agreement, dated August 18, 2020, between Continental Stock Transfer & Trust Company and Forum Merger III Corporation

Annex K-15

Annex A

FORM OF JOINDER

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Sponsor Support Agreement dated as of [•] [•], 20[•] (the “Sponsor Support Agreement”) by and among Parent, the Company and the Sponsors that are party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Sponsor Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Sponsor” under, the Sponsor Support Agreement as of the date hereof and shall have all of the rights and obligations of a Sponsor as if he, she or it had executed the Sponsor Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Sponsor Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [•] [•], 20[•]

By:
Name:
Title:
Address for Notices:

With copies to:

Annex K-16

annex l

FORM OF SUPPORT AGREEMENT

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2020, is entered into by and between Forum Merger III Corporation, a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder” and, together with Parent, each a “Party” and collectively, the “Parties”) of Electric Last Mile, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger, dated as of December 10, 2020 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Parent, ELMS Merger Corp., a Delaware corporation (“Merger Sub”) and Jason Luo, in the capacity as the initial Stockholder Representative thereto in accordance with the terms and conditions of the Merger Agreement.

RECITALS

WHEREAS, as of the date of this Agreement, the Stockholder is the record holder and the beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner of, and has full voting power over, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of the Company set forth on the Stockholder’s signature page hereto;

WHEREAS, the Company, Parent and Merger Sub have entered into the Merger Agreement, which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the provisions of the DGCL;

WHEREAS, the Stockholder acknowledges that, as a condition and material inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement, Parent has required that (i) certain stockholders specified in the Merger Agreement, promptly after the execution and delivery of the Merger Agreement and in any event within twenty-four (24) hours and (ii) prior to the Closing, the holders of 100% of the issued and outstanding Shares enter into Support Agreements, including written consents in the form attached hereto as Annex A (each, a “Written Consent”), and, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement, the Stockholder is willing to enter into this Agreement;

WHEREAS, Parent desires that the Stockholder agree, and the Stockholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Shares, and to enter into the Written Consent and otherwise vote its Shares in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement, and to undertake certain additional obligations pursuant to this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholder is executing and delivering a Written Consent, constituting the Stockholder’s consent to, and vote to adopt, the Merger Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholder is executing and delivering the Amended and Restated Registration Rights Agreement in the form attached hereto as Annex B; and

WHEREAS, Parent and the Stockholder desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

Article 1

VOTING AND TRANSFER OF SHARES

Section 1.01.     Voting.

(a)     The Stockholder irrevocably and unconditionally agrees, during the period beginning on the date of this Agreement and ending on the Expiration Date (the “Applicable Period”), at each meeting of the stockholders of the Company (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the stockholders of the Company (a “Consent Solicitation”), to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing,

Annex L-1

as applicable) that number of Shares set forth on the Stockholder’s signature page hereto and any additional Shares that are hereafter held of record or beneficially owned by the Stockholder (collectively, the “Subject Shares”) that are entitled to vote (or express consent or dissent in writing, as applicable), in each case as follows:

(i)     in favor of any proposal for stockholders of the Company to adopt the Merger Agreement and approve any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger;

(ii)     in favor of any proposal to adjourn a Meeting at which there is a proposal for stockholders of the Company to adopt the Merger Agreement to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient Shares present in person or represented by proxy at such Meeting to constitute a quorum;

(iii)     against any proposal providing for an Alternative Transaction or the adoption of an agreement to enter into an Alternative Transaction;

(iv)     against any proposal for any amendment or modification of the Company’s Organizational Documents that would change the voting rights of any Shares or the number of votes required to approval any proposal, including the vote required to adopt the Merger Agreement; and

(v)     against any action, transaction or agreement that (A) would result in a breach of any representation or warranty or covenant of the Company under the Merger Agreement; (B) would reasonably be expected to prevent, delay or impair consummation of the Transactions in any material respect; or (C) result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled.

(b)     Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1.01 shall be cast or expressed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or Consent Solicitation. For the avoidance of doubt, nothing contained herein requires the Stockholder (or entitles any proxy of the Stockholder) to convert, exercise or exchange any options, warrants or convertible securities in order to obtain any underlying Shares.

(c)     The Stockholder agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.01.

Section 1.02.     No Transfers.    During the Applicable Period, the Stockholder shall not, directly or indirectly: (a) sell, convey, assign, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecate or otherwise encumber or dispose of any Subject Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (b) deposit any Subject Shares or any rights to acquire any securities or equity interests of the Company into a voting trust or enter into a voting agreement or any other arrangement with respect to any Subject Shares or any rights to acquire any securities or equity interests of the Company or grant or purport to grant any proxy or power of attorney with respect thereto; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Subject Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (d) otherwise grant, permit or suffer the creation of any Liens on any Subject Shares (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws) or (e) commit or agree to take any of the foregoing actions (any action described in clauses (a), (b), (c), (d) and (e), a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers (i) between the Stockholder and any Affiliate of the Stockholder, (ii) to a trust for the benefit of the Stockholder or to any member of a Stockholder’s immediate family or a trust for the benefit of such immediate family member or (iii) by will, other testamentary document or under the laws of intestacy upon the death of Stockholder, in each case, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Annex C. Any Transfer or action in violation of this Section 1.02 shall be void ab initio. If any involuntary Transfer of any of Subject Shares occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Subject Shares
Annex L-2

subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Applicable Period. For the avoidance of doubt, nothing in this Section 1.02 shall prevent entry into or performance of any obligations pursuant to the Amended and Restated Registration Rights Agreement.

Section 1.03.     Stop Transfer.    The Stockholder shall not request that the Company register any transfer of any Certificate or other uncertificated interest representing any Subject Shares made in violation of the restrictions set forth in Section 1.02 during the Applicable Period.

Section 1.04.     Waiver of Appraisal Rights.    The Stockholder hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and any rights to dissent with respect to the Merger (collectively, “Appraisal Rights”).

Section 1.05.     Public Announcements; Filings; Disclosures.

(a)     The Stockholder (and the Stockholder’s controlled Affiliates) shall not issue any press release or make any other public announcement or public statement (a “Public Communication”) with respect to this Agreement, the Merger Agreement, or the transactions contemplated by this Agreement or the Merger Agreement, without the prior written consent of Parent (which consent may be withheld in Parent’s sole discretion), except (i) as required by applicable Law or court process, in which case the Stockholder shall use its reasonable best efforts to provide Parent and Parent’s legal counsel with a reasonable opportunity to review and comment on such Public Communication in advance of its issuance and shall give reasonable and good faith consideration to any such comments or (ii) with respect to a Public Communication that is consistent with prior disclosures by Parent; provided, that the foregoing shall not apply to any disclosure required to be made by the Stockholder to a Governmental Entity so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the disclosures made by the Company and Parent pursuant to the terms of the Merger Agreement. Notwithstanding anything to the contrary in this Section 1.05(a), if the Stockholder is a director or officer of the Company, in his or her capacity as a director or officer of the Company, he or she may make public statements in such capacity to the extent permitted under the Merger Agreement.

(b)     The Stockholder hereby consents to and authorizes the Company and Parent to publish and disclose in any Public Communication or in any disclosure required by the SEC and in the proxy statement prepared by Parent and filed with the SEC relating to the Parent Special Meeting (the “Proxy Statement”) the Stockholder’s identity and ownership of Subject Shares and the Stockholder’s obligations under this Agreement (the “Stockholder Information”), consents to the filing of this Agreement to the extent required by applicable Law to be filed with the SEC or any regulatory authority relating to the Merger, and agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information reasonably requested by Parent. Parent shall use its reasonable best efforts to provide the Stockholder with a reasonable opportunity to review and comment on any Stockholder Information included in such disclosure in advance of its filing. As promptly as practicable, the Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by the Stockholder, if and to the extent the Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.

Section 1.06.     Non-Solicitation.

(a)     The Stockholder acknowledges that the Stockholder has read Section 5.15(a) (Exclusivity) of the Merger Agreement. In addition, the Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company, agrees not to, directly or indirectly, take any action that would violate Section 5.15(a) of the Merger Agreement if such Stockholder were deemed a “Representative” of the Company for purposes of Section 5.15(a) of the Merger Agreement; provided, that the foregoing shall not serve to limit or restrict any actions taken by such Stockholder in any capacity other than as a stockholder of the Company, to the extent such actions are in compliance with or required under Section 5.15(a) of the Merger Agreement.

(b)     Notwithstanding Section 1.06(a), the Stockholder may participate in discussions and negotiations with any Person making a proposal relating to an Alternative Transaction (or its Representatives) with respect to such proposal if (i) the Company is engaging in discussions or negotiations with such Person in compliance with Section 5.15(a) of the Merger Agreement and (ii) such Stockholder’s negotiations and discussions are in conjunction with and ancillary to the Company’s discussions and negotiations.

Annex L-3

Section 1.07.     No Agreement as Director or Officer.    The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as record or beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Stockholder to the board of directors of the Company) of the Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for the Company’s stockholders.

Section 1.08.     Acquisition of Additional Shares.    The Stockholder shall promptly (and in any event within two Business Days) notify Parent of the number of any additional Shares with respect to which the Stockholder becomes the holder of record or acquires beneficial ownership, if any, after the execution of this Agreement and before the Expiration Date, which Shares shall, for the avoidance of doubt, automatically become Subject Shares in accordance with Section 1.01.

Section 1.09.     No Litigation.    The Stockholder hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Entity (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger), (b) alleging a breach of any fiduciary duty of any Person in connection with the Merger Agreement or the Transactions, or (c) seeking Appraisal Rights in connection with the Merger. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Stockholder from enforcing the Stockholder’s rights under this Agreement or the Stockholder’s right to receive the Merger Consideration or any cash in lieu of fractional shares to which it may be entitled pursuant to the Merger Agreement in accordance with the terms thereof.

Section 1.10.     Further Assurances. The Stockholder shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and to take such further actions as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

Section 2.01.     Organization; Authorization.    In the event the Stockholder is an individual, the Stockholder has full power, right and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. In the event the Stockholder is a legal entity, (a) the Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of the Stockholder’s jurisdiction of organization, (b) the Stockholder has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform the Stockholder’s obligations under this Agreement and to consummate the transactions contemplated by this Agreement and (c) no approval by any holder of the Stockholder’s equity interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, in the event the Stockholder is an individual and is married and any of the Stockholder’s Subject Shares constitute community property or spousal approval is otherwise required in order for this Agreement to be a valid and binding obligation of the Stockholder, this Agreement has been duly executed and delivered by or on behalf of the Stockholder’s spouse, and this Agreement constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 2.02.     Governmental Filings; No Violations; Certain Contracts.

(a)     Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by the Stockholder with, nor are any required to be made or obtained by the Stockholder with or from any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

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(b)     The execution, delivery and performance of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated by this Agreement by the Stockholder shall not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Stockholder, if applicable, or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Stockholder pursuant to, any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and consummation of the transactions contemplated by this Agreement) compliance with the matters referred to in Section 2.02(a), under any Law to which the Stockholder is subject, except, in each case, as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

Section 2.03.     Litigation.     As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (a) there are no Actions pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its Affiliates and (b) neither the Stockholder nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity.

Section 2.04.     Ownership of Company Stock; Voting Power.    The Stockholder’s signature page hereto correctly sets forth the number of the Stockholder’s Subject Shares as of the date of this Agreement and, other than such Subject Shares, as of the date of this Agreement, there are no Company securities (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Company securities) held of record or beneficially owned by the Stockholder or in respect of which the Stockholder has full voting power. The Stockholder is the record holder and beneficial owner of all of its Subject Shares and has, and shall have throughout the Applicable Period, full voting power and power of disposition with respect to all such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that (a) may be imposed pursuant to (i) this Agreement, (ii) any applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws, or (iii) the Company’s Organizational Documents or the terms of any customary custody or similar agreement applicable to Subject Shares held in brokerage accounts or (b) would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares other than pursuant to the Merger Agreement or as set forth in the Company’s Organizational Documents.

Section 2.05.     Reliance.    The Stockholder understands and acknowledges that Parent and Merger Sub are relying upon the Stockholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Stockholder contained in this Agreement.

Section 2.06.     Finder’s Fees.    No agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 2.07.     Proxy Statement.    None of the information supplied or to be supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the stockholders of the Parent and at the time of the Parent Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.08.     Other Agreements.    The Stockholder has not taken or permitted any action that would or would reasonably be expected to (a) constitute or result in a breach hereof, (b) make any representation or warranty of the Stockholder set forth herein untrue or inaccurate or (c) otherwise restrict, limit or interfere with the performance of this Agreement, the Merger Agreement or the transactions contemplated by this Agreement or the Merger Agreement.

Section 2.09.     Stockholder Has Adequate Information.    The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Stockholder’s Subject Shares and has adequate information concerning the

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business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent, the Company or any Affiliate of Parent and the Company, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder acknowledges that the Stockholder has had the opportunity to seek independent legal advice prior to executing this Agreement.

Section 2.10.     No Other Representations or Warranties.    Except for the representations and warranties made by the Stockholder in this Article 2, neither the Stockholder nor any other Person makes any express or implied representation or warranty to Parent in connection with this Agreement or the transactions contemplated by this Agreement, and the Stockholder expressly disclaims any such other representations or warranties.

Article 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Stockholder as follows:

Section 3.01.     Organization.    Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

Section 3.02.     Corporate Authority.    Parent has all requisite corporate power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. No approval by any holder of Parent’s equity interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.03.     No Other Representations or Warranties.    Except for the representations and warranties made by Parent in this Article 3, neither Parent nor any other Person makes any express or implied representation or warranty to the Stockholder in connection with this Agreement or the transactions contemplated by this Agreement, and Parent expressly disclaims any such other representations or warranties.

Article 4

GENERAL PROVISIONS

Section 4.01.     Termination.    This Agreement, including the voting agreements contemplated by this Agreement, shall automatically be terminated at the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to Article VII thereof; (c) the effective date of a written agreement duly executed and delivered by Parent and the Stockholder terminating this Agreement; (d) any amendment or modification of, or waiver under, the Merger Agreement, in each case without the prior written consent of the Stockholder, in a manner that (1) reduces or imposes any restriction on the right of the Stockholder to receive the Merger Consideration, (2) reduces the amount or changes the form of the Merger Consideration, or (3) extends the Outside Date (the date and time at which the earliest of clause (a), (b), (c), and (d) occurs being, the “Expiration Date”); provided, however, that in the case of any termination pursuant to clause (a) of this sentence, Section 1.04 (Waiver of Appraisal Rights), Section 1.05 (Public Announcements; Filings; Disclosures), Section 1.09 (No Litigation) and Section 1.10 (Further Assurances) and this Article 4 shall survive such termination. Nothing set forth in this Section 4.01 or elsewhere in this Agreement shall relieve any Party of any liability or damages to any other Party for any breach of this Agreement by such Party prior to such termination or fraud in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

Section 4.02.     Notices.    All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by a Party to the other Party shall be in writing and shall be deemed to have been duly given or made on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that email

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transmission is promptly confirmed by telephone or otherwise. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address, or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 4.02:

If to Parent:

Forum Merger III Corporation
1615 South Congress Avenue
Suite 103
Delray Beach, FL 33445
Attention: Marshall Kiev

David Boris

Email: mk@mkcapitalpartners.com

david@forummerger.com

with a copy to (which shall not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Joel Rubinstein

Gary Silverman

Email: Joel.Rubinstein@whitecase.com

Gary.Silverman@whitecase.com

If to the Stockholder, to the Stockholder’s address set forth on a signature page hereto.

Section 4.03.     Miscellaneous.    Article IX, other than Sections 9.5, 9.8, 9.13 and 9.14 of the Merger Agreement, shall apply to this Agreement mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Forum Merger III Corporation

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

Signature of Stockholder	Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

Printed Name of Stockholder	Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

[Signature of Stockholder’s Spouse]	[Printed Name of Stockholder’s Spouse]
Address:

Shares Owned Beneficially	Shares Held of Record	Shares Over Which the Stockholder has Full Voting Power
[•]	[•]	[•]

[Signature Page to Stockholder Support Agreement]

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Annex A

ACTION
BY WRITTEN CONSENT
OF THE STOCKHOLDERS
OF
ELECTRIC LAST MILE, INC.

In accordance with Sections 228 and 251 of the Delaware General Corporation Law (“DGCL”) and the Amended and Restated Bylaws of Electric Last Mile, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company (the “Stockholders”), having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and representing all of the stockholders of the Company, hereby take the following actions and adopt the following resolutions:

APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY

WHEREAS, the Stockholders have considered the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 10, 2020, by and among the Company, Forum Merger III Corporation, a Delaware corporation (“Parent”), ELMS Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Jason Luo, in the capacity as the initial Stockholder Representative thereto, a copy of which has been presented to the Stockholders and is attached hereto as Annex A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement;

WHEREAS, the Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, pursuant to the Merger and subject to the terms and conditions of the Merger Agreement, Parent will deliver or cause to be delivered the aggregate Merger Consideration to be allocated among the Stockholders as provided in the Merger Agreement in exchange for all of the issued and outstanding shares of capital stock of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) has approved and declared advisable the Merger Agreement and entered into the Merger Agreement on the date thereof; and

WHEREAS, the Board has recommended that the Stockholders vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, together with all exhibits, annexes and schedules thereto, the transactions contemplated thereby, including the Merger, and any matter required to be approved by the Stockholders in order to facilitate the Merger and the approval of all other transactions contemplated by the Merger Agreement are hereby consented to, adopted, approved and ratified in accordance with the DGCL and the Company’s Amended and Restated Bylaws (the “Bylaws”); and that the Company be, and hereby is, authorized, directed and empowered to (i) perform its obligations under the Merger Agreement and (ii) enter into and/or perform its obligations under each other agreement, instrument, document or certificate required or permitted to be entered into by the Company under the terms of the Merger Agreement;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company, to do or cause to be done any and all such further acts and things and to execute and deliver any and all such additional agreements, certificates, documents and instruments as any such officer may deem necessary or appropriate in connection with the transactions contemplated by the Merger Agreement;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company, to cause to be prepared, executed and filed with the appropriate foreign, federal, state or local governmental authorities or instrumentalities, including the filing of the Certificate of

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Merger, such registrations, declarations or other filings as any such officer may deem necessary or desirable or as may be required by such governmental authorities or instrumentalities in connection with the transactions contemplated by the Merger Agreement;

RESOLVED FURTHER, that the Board be, and hereby is, authorized and empowered to amend the Merger Agreement and take any other action with respect to the Merger Agreement permitted under Section 251(d) of the DGCL, as the Board may, in the exercise of its discretion, deem advisable, appropriate and in the best interests of the Company and its Stockholders; and

RESOLVED FURTHER, that any rights to receive notice, or any other consent or waiver required in connection with the Merger or the Merger Agreement, under the DGCL, the Company’s Certificate of Incorporation, the Bylaws or any other agreement or provision is hereby waived or granted, as applicable, in all respects.

WAIVER OF DISSENTERS’ RIGHTS

WHEREAS, under the DGCL, the Stockholders may be entitled to appraisal rights in connection with the Merger.

NOW, THEREFORE, BE IT RESOLVED, that each undersigned Stockholder, with respect only to himself, herself or itself, hereby irrevocably waives any appraisal rights under the DGCL and any notice or disclosure requirements related thereto.

GENERAL AUTHORITY

RESOLVED FURTHER, that any of the officers of the Company be, and each hereby is, authorized, directed and empowered, acting on behalf of the Company, to execute and deliver any certificates, documents, agreements and instruments that any officer or officers executing such documents may, in the exercise of such officer’s or officers’ discretion, deem appropriate, advisable and in the best interests of the Company pursuant to the foregoing resolutions, together with such amendments and modifications thereof as shall be made therein with the approval of such officer or officers, the execution of which shall be conclusive evidence of such approval; and

RESOLVED FURTHER, that any and all acts heretofore done, and any and all documents, instruments and certificates heretofore executed and delivered, in the name and on behalf of the Company, in connection with the transactions contemplated by the Merger Agreement are hereby ratified and approved.

[The remainder of this page has been intentionally left blank.]

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The undersigned has executed this Action By Written Consent of the Stockholders as of the date set forth below.

STOCKHOLDER

Signature of Stockholder	Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

Printed Name of Stockholder	Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

Date:

[Signature Page to Action By Written Consent of the Stockholders]

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Annex B

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

See attached.

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Annex C

FORM OF JOINDER

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support Agreement dated as of [•] [•], 20[•] (the “Support Agreement”) by and between Parent and the stockholder of the Company that is party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [•] [•], 20[•]

By:
Name:
Title:
Address for Notices:

With copies to:

PROXY CARD PRELIMINARY COPY - SUBJECT TO COMPLETION FOR THE SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF FORUM MERGER III COPRORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David Boris and Marshall Kiev (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of Forum Merger III Corporation (the “Company”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2021 annual meeting of stockholders of the Company to be held at 9:00 a.m., Eastern time, on [•], [•], virtually at [•] (the “special meeting”), and at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting in lieu of the 2021 Annual Meeting of Stockholders to be Held on [•]. This notice of the special meeting and the accompanying proxy statement and Form 10-K are available at: [•]

FORUM MERGER III CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7. Please mark vote as indicated in this example Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 10, 2020 (the “Merger Agreement”), by and among the Company, ELMS Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELM”), and Jason Luo, in the capacity as the initial stockholder representative to ELM, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement including the completion of the Carveout Transaction (as defined in the accompanying proxy statement), Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company, and approve the other transactions contemplated thereby (the “business combination” and such proposal, the “Business Combination Proposal”); FOR AGAINST ABSTAIN Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (w) shares of common stock to the ELM securityholders (as defined in the accompanying proxy statement) (including any shares of common stock issued to SF Motors Inc. d/b/a SERES (“SERES”) as contemplated by the SERES Term Sheet (as defined in the accompanying proxy statement) and subject to the execution of definitive documentation by ELM and SERES) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the private placement, to close immediately prior to the closing of the business combination, of an aggregate of 13 million shares of common stock, at $10.00 per share, for an aggregate purchase price of $130,000,000, (y) shares of common stock to the holders of the convertible promissory notes, in an aggregate principal amount of $25 million, issued by ELM to certain investors (the “ELM Convertible Notes”) upon the conversion of the ELM Convertible Notes and (z) shares of common stock reserved for a new long-term equity incentive plan (the “Nasdaq Proposal”); Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve the Company’s proposed third amended and restated certificate of incorporation (the “proposed charter”), substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination (the “Charter Proposal”); FOR AGAINST ABSTAIN Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain differences between the Company’s second amended and restated certificate of incorporation (as amended through the date of the accompanying proxy statement, the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as eight separate sub-proposals (collectively, the “Advisory Charter Proposals”): FOR AGAINST ABSTAIN Advisory Charter Proposal A — to provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66 2/3% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors (“Advisory Charter Proposal A”); FOR AGAINST ABSTAIN Advisory Charter Proposal B — to provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act of 1933, as amended (“Advisory Charter Proposal B”); FOR AGAINST ABSTAIN Advisory Charter Proposal C — to provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (“Advisory Charter Proposal C”); FOR AGAINST ABSTAIN Advisory Charter Proposal D — to change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation” (“Advisory Charter Proposal D”); FOR AGAINST ABSTAIN Advisory Charter Proposal E — to, upon completion of the business combination and the conversion of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), into the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”), to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock (“Advisory Charter Proposal E”); FOR AGAINST ABSTAIN Advisory Charter Proposal F — to eliminate various provisions applicable only to blank check companies (“Advisory Charter Proposal F”); FOR AGAINST ABSTAIN Advisory Charter Proposal G — to change the classification of the Board from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the entire board of directors of the Company as nearly as possible (“Advisory Charter Proposal G”); and FOR AGAINST ABSTAIN Advisory Charter Proposal H — to provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the General Corporation Law of the State of Delaware (“Advisory Charter Proposal H”); FOR AGAINST ABSTAIN Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve a new long-term equity incentive plan (the “Incentive Plan”), substantially in the form attached to the accompanying proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”); Proposal No. 6 — Director Election Proposal — to consider and vote upon a proposal to elect seven directors as set forth below to serve staggered terms on the Board until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal (“Direction Election Proposal A”, and, collectively with the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal, the “condition precedent proposals”); alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board continues to have two classes of directors, to elect Neil Goldberg, Richard Katzman and Steve Berns to serve as Class I directors on the Board for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal (“Director Election Proposal B”, and, collectively, with Director Election Proposal A, the “Director Election Proposal”); the proposed directors under Director Election Proposal A are Class I Nominees: Class II Nominees: Class III Nominees: 01 David Boris 02 Neil Goldberg 03 Jason Luo 04 James Taylor 05 Neil Goldberg 06 Richard Katzman 07 Steven Berns To withhold authority to vote for any individual nominees(s), mark “For All Except” and write the number(s) of the nominees on the line below Proposal No. 7 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals (the “Adjournment Proposal”). The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals. Dated: ___________________________________, 2021 Signature (Signature if held Jointly) NOTE: Please sign as name appears hereon. Join owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each director nominee and proposal presented to stockholders. If any other matters properly come before the special meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.